PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 21, 2003)
                                                    Filed Pursuant to Rule 424B5
                                            Registration File No.: 333-102644-02


                          $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION

                                   DEPOSITOR
                     GENERAL ELECTRIC CAPITAL CORPORATION,
                            BANK OF AMERICA, N.A.,
                    AND GERMAN AMERICAN CAPITAL CORPORATION
                             MORTGAGE LOAN SELLERS


         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C2
                           ------------------------
     GE Commercial Mortgage Corporation is offering certain classes of the Series 2003-C2 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 138 mortgage loans secured by first liens on 175 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The Series 2003-C2 certificates are not obligations of GE Commercial Mortgage Corporation, the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.
                           ------------------------
   Certain characteristics of the offered certificates include:


                        INITIAL CLASS       INITIAL PASS-     PASS-THROUGH
                   CERTIFICATE BALANCE(1)    THROUGH RATE   RATE DESCRIPTION
                   ----------------------    ------------   ----------------
 Class A-1(4) ...       $ 66,719,000             2.782%           Fixed
 Class A-2(4) ...       $165,053,000             4.170%           Fixed
 Class A-3(4) ...       $ 54,285,000             4.950%           Fixed
 Class A-4(4) ...       $406,087,000             5.145%           Fixed
 Class B ........       $ 35,493,000             5.257%         Fixed(2)
 Class C ........       $ 14,788,000             5.296%         Fixed(2)


                                             EXPECTED
                       ASSUMED FINAL      RATINGS FITCH/       RATED FINAL
                   DISTRIBUTION DATE(3)       MOODY'S      DISTRIBUTION DATE(3)
                   --------------------       -------      --------------------
 Class A-1(4) ...     May 10, 2008            AAA/Aaa         July 10, 2037
 Class A-2(4) ...   December 10, 2010         AAA/Aaa         July 10, 2037
 Class A-3(4) ...    August 10, 2012          AAA/Aaa         July 10, 2037
 Class A-4(4) ...     July 10, 2013           AAA/Aaa         July 10, 2037
 Class B ........     July 10, 2013           AA/Aa2          July 10, 2037
 Class C ........     July 10, 2013           AA-/Aa3         July 10, 2037

----------
(Footnotes to table on page S-3)


     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                           ------------------------

     GE Commercial Mortgage Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as NASDAQ.

                           ------------------------

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-41 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 14 OF THE PROSPECTUS.

     The underwriters, Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will purchase the offered certificates from GE Commercial Mortgage Corporation and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. Banc of America Securities LLC and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunners for the offering. The underwriters also expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about August 12, 2003. We expect to receive from this offering approximately 100.48% of the initial principal amount of the offered certificates, plus accrued interest from August 1, 2003, before deducting expenses payable by us.


BANC OF AMERICA SECURITIES LLC                         DEUTSCHE BANK SECURITIES
Joint Book Running Manager                            Joint Book Running Manager


CITIGROUP                         JPMORGAN              MERRILL LYNCH & CO.

JULY 29, 2003

                       GE COMMERCIAL MORTGAGE CORPORATION
         Commercial Mortgage Pass-Through Certificates, Series 2003-C2
                      Geographic Overview of Mortgage Pool

[GRAPHIC OMITTED]


TEXAS                     27 properties     $176,724,870    14.94% of total
NEW YORK                  17 properties     $154,061,031    13.02% of total
CALIFORNIA                19 properties     $140,577,903    11.88% of total
SOUTH CALIFORNIA          11 properties      $89,207,948     7.54% of total
NORTH CALIFORNIA           8 properties      $51,369,954     4.34% of total
VIRGINIA                   7 properties      $98,883,259     8.36% of total
NEVADA                     3 properties      $85,318,021     7.21% of total
MARYLAND                   9 properties      $57,888,689     4.89% of total
FLORIDA                   14 properties      $55,733,588     4.71% of total
WASHINGTON                 9 properties      $48,539,356     4.10% of total
NEW JERSEY                 5 properties      $45,002,920     3.80% of total
INDIANA                    4 properties      $39,394,479     3.33% of total
COLORADO                   6 properties      $33,285,419     2.81% of total
TENNESSEE                  3 properties      $28,712,833     2.43% of total
OHIO                       3 properties      $23,567,093     1.99% of total
ILLINOIS                   1 property        $21,423,412     1.81% of total
ARIZONA                    7 properties      $19,919,530     1.68% of total
MISSOURI                   1 property        $18,550,000     1.57% of total
CONNECTICUT                1 property        $17,200,000     1.45% of total
IOWA                       3 properties      $16,534,012     1.40% of total
MINNESOTA                  9 properties      $16,283,109     1.38% of total
GEORGIA                    3 properties      $13,122,643     1.11% of total
KENTUCKY                   3 properties      $12,452,082     1.05% of total
SOUTH CAROLINA             2 properties       $8,949,588     0.76% of total
NEBRASKA                   1 property         $8,473,990     0.72% of total
NORTH CAROLINA             2 properties       $8,191,182     0.69% of total
KANSAS                     4 properties       $6,122,000     0.52% of total
ARKANSAS                   2 properties       $5,751,265     0.49% of total
LOUISIANA                  2 properties       $5,525,447     0.47% of total
WISCONSIN                  1 property         $4,189,019     0.35% of total
NEW MEXICO                 3 properties       $3,558,787     0.30% of total
MISSISSIPPI                1 property         $2,981,811     0.25% of total
NORTH DAKOTA               1 property         $2,619,724     0.22% of total
OREGON                     1 property         $2,343,283     0.20% of total
MASSACHUSETTS              1 property         $1,199,654     0.10% of total


[ ] < 1.0% of Cut-off Date Balance
[ ] 1.0%-5.0% of Cut-off Date Balance
[ ] 5.1%-10.0% of Cut-off Date Balance
[ ] > 10.0% of Cut-off Date Balance

                     MORTGAGED PROPERTIES BY PROPERTY TYPE
                               [GRAPHIC OMITTED]
                         Retail              40.15%
                         Multifamily         28.20%
                         Office              17.84%
                         Self Storage         7.08%
                         Industrial           4.29%
                         Hotel                0.52%
                         Other                1.93%

DDR Portfolio - Hilltop Plaza                Clinton Manor Apartments
[GRAPHIC OMITTED]                            [GRAPHIC OMITTED]


Prosperity Office Park -
Buildings B and C                            Boulevard Mall
[GRAPHIC OMITTED]                            [GRAPHIC OMITTED]



Woodbury Centre                              Gateway Center Marshalls
[GRAPHIC OMITTED]                            [GRAPHIC OMITTED]



Charleston Commons                           La Frontera Village - Marshalls
[GRAPHIC OMITTED]                            [GRAPHIC OMITTED]

Lowry Village Apartments                     Preston del Norte
[GRAPHIC OMITTED]                            [GRAPHIC OMITTED]



Fair Lakes II                                Park Center I
[GRAPHIC OMITTED]                            [GRAPHIC OMITTED]



Southcenter Place Office Building            83rd Avenue & Cactus Retail
[GRAPHIC OMITTED]                            [GRAPHIC OMITTED]



                                             Wellbridge Portfolio -
525 1st Avenue West                          Athletic Club Boca Raton
[GRAPHIC OMITTED]                            [GRAPHIC OMITTED]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                   PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                    PROSPECTUS AND THE REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2003-C2 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

     Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2003-C2 certificates and a description of the mortgage loans; and

     Risk Factors, commencing on page S-41 of this prospectus supplement, which describe risks that apply to the Series 2003-C2 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-211 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 112 in the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to GE Commercial Mortgage Corporation.
----------
(Footnotes to table on cover)

(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2) The Class B and Class C certificates will each accrue interest at a fixed rate subject to a cap at the weighted average net mortgage interest rate.

(3) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is the distribution date in July 2037, which is the first distribution date following the 36th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(4) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 100 mortgage loans, representing approximately 76.00% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will consist of 38 mortgage loans, representing approximately 24.00% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 96.26% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and approximately 43.01% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties.

   So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1 and Class X-2 certificates, interest distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-4 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata.

                               TABLE OF CONTENTS


SUMMARY OF CERTIFICATES ......................... S-7          Mortgage Loans Secured by Leasehold
SUMMARY OF TERMS ................................ S-9             Interests May Expose Investors to Greater
RISK FACTORS .................................... S-41            Risks of Default and Loss .................... S-60
   Geographic Concentration Entails                               Limitations of Appraisals .................... S-60
     Risks ...................................... S-41            Your Lack of Control Over the Trust Fund
   Risks Relating to Loan Concentrations ........ S-41              Can Create Risks ........................... S-60
   Mortgage Loans with Related Borrowers ........ S-43            Potential Conflicts of Interest .............. S-60
   Mortgage Loans Secured by Multiple                             Directing Certificateholder or Subordinate
     Mortgaged Properties ....................... S-43              Debt Holder May Direct Special Servicer
   Borrower Organization Consideration .......... S-43              Actions .................................... S-61
   Cross-Collateralized Mortgage Loans                            Bankruptcy Proceedings Entail Certain
     Entail Risks ............................... S-44              Risks ...................................... S-62
   Ability to Incur Other Borrowings Entails                      Risks Relating to Prepayments and
     Risk ....................................... S-44              Repurchases ................................ S-63
   Borrower May Be Unable to Repay                                Risks Relating to Enforceability of Yield
     Remaining Principal Balance on                                 Maintenance Charges or Defeasance
     Maturity Date or Anticipated                                   Provisions ................................. S-64
     Prepayment Date ............................ S-48            Risks Relating to Borrower Default ........... S-65
   Commercial, Multifamily and                                    Risks Relating to Certain Payments ........... S-65
     Manufactured Housing Community                               Risks of Limited Liquidity and Market
     Lending is Dependent Upon Net                                  Value ...................................... S-66
     Operating Income ........................... S-49            Different Timing of Mortgage Loan
   Tenant Concentration Entails Risk ............ S-50              Amortization Poses Certain Risks ........... S-66
   Certain Additional Risks Relating to                           Subordination of Subordinate Offered
     Tenants .................................... S-51              Certificates ............................... S-66
   Mortgaged Properties Leased to Multiple                        Environmental Risks Relating to the
     Tenants Also Have Risks .................... S-52              Mortgaged Properties ....................... S-66
   Tenant Bankruptcy Entails Risks .............. S-52            Tax Considerations Relating to
   Mortgage Loans Are Nonrecourse and Are                           Foreclosure ................................ S-68
     Not Insured or Guaranteed .................. S-52            Risks Associated with One Action Rules ....... S-68
   Risks to the Mortgaged Properties                              Property Insurance ........................... S-68
     Relating to Recent Terrorist Attacks ....... S-52            Zoning Compliance and Use Restrictions ....... S-70
   Retail Properties Have Special Risks ......... S-53            Risks Relating to Costs of Compliance
   Multifamily Properties Have Special                              with Applicable Laws and Regulations ....... S-70
     Risks ...................................... S-54            No Reunderwriting of the Mortgage
   Office Properties Have Special Risks ......... S-55              Loans ...................................... S-71
   Self Storage Properties Have Special                           Litigation ................................... S-71
     Risks ...................................... S-56            Book-Entry Registration ...................... S-71
   Manufactured Housing Community                                 Risks of Inspections Relating to
     Properties Have Special Risks .............. S-56              Properties ................................. S-71
   Industrial Properties Have Special Risks ..... S-57            Other Risks .................................. S-71
   Other Properties Have Special Risks .......... S-57         DESCRIPTION OF THE MORTGAGE
   Hotel Properties Have Special Risks .......... S-58            POOL ......................................... S-72
   Properties with Condominium Ownership                          General ...................................... S-72
     Have Special Risks ......................... S-59            Split Loan Structures ........................ S-76
   Lack of Skillful Property Management                           The DDR Portfolio Whole Loan ................. S-76
     Entails Risks .............................. S-59            The Boulevard Mall Whole Loan ................ S-78
   Some Mortgaged Properties May Not                              The Wellbridge Whole Loan .................... S-80
     Be Readily Convertible to Alternative                        Affiliated Borrower Concentrations ........... S-82
     Uses ....................................... S-59

   Significant Mortgage Loans .................. S-82               Replacement of the Special Servicer ......... S-170
   APD Loans ................................... S-82               Servicing and Other Compensation and
   Certain Terms and Conditions of the                                Payment of Expenses ....................... S-170
     Mortgage Loans ............................ S-82               Maintenance of Insurance .................... S-173
   Additional Mortgage Loan                                         Modifications, Waiver and Amendments ........ S-176
     Information ............................... S-87               Limitation on Liability of Directing
   Underwritten Net Cash Flow .................. S-111                Certificateholder and the
   Assessments of Property Condition ........... S-112                B Noteholders ............................. S-179
   The Mortgage Loan Sellers ................... S-113              Sale of Defaulted Mortgage Loans ............ S-180
   Underwriting Standards ...................... S-114              Realization upon Defaulted Mortgage
   GECC's Underwriting Standards ............... S-114                Loans ..................................... S-181
   Bank of America's Underwriting                                   Inspections; Collection of Operating
     Standards ................................. S-116                Information ............................... S-184
   GACC's Underwriting Standards ............... S-117              Certain Matters Regarding the Master
   Representations and Warranties;                                    Servicer, the Special Servicer and the
     Repurchases and Substitutions ............. S-118                Depositor ................................. S-185
   Lock Box Accounts ........................... S-130              Events of Default ........................... S-186
DESCRIPTION OF THE CERTIFICATES ................ S-132              Rights upon Event of Default ................ S-187
   General ..................................... S-132              Rights of the Other Noteholders and the
   Certificate Registrar and Authenticating                           Boulevard Mall B Noteholder ............... S-188
     Agent ..................................... S-135              Amendment ................................... S-196
   Book-Entry Registration and Definitive                        YIELD AND MATURITY
     Certificates .............................. S-135              CONSIDERATIONS .............................. S-198
   Distributions ............................... S-137              Yield Considerations ........................ S-198
   Allocation of Yield Maintenance Charges ..... S-149              Weighted Average Life ....................... S-200
   Assumed Final Distribution Date; Rated                        CERTAIN FEDERAL INCOME TAX
     Final Distribution Date ................... S-150              CONSEQUENCES ................................ S-204
   Subordination; Allocation of Collateral                       METHOD OF DISTRIBUTION ......................... S-206
     Support Deficit ........................... S-151           LEGAL MATTERS .................................. S-207
   Advances .................................... S-153           RATINGS ........................................ S-207
   Appraisal Reductions ........................ S-155           LEGAL INVESTMENT ............................... S-208
   Reports to Certificateholders; Certain                        ERISA CONSIDERATIONS ........................... S-208
     Available Information ..................... S-158           INDEX OF PRINCIPAL DEFINITIONS ................. S-211
   Voting Rights ............................... S-162           ANNEX A CERTAIN CHARACTERISTICS
   Termination; Retirement of                                       OF THE MORTGAGE LOANS AND
     Certificates .............................. S-162              MORTGAGED PROPERTIES
   The Trustee ................................. S-163           ANNEX A-2 CERTAIN CHARACTERISTICS
   The Fiscal Agent ............................ S-164              OF THE MULTIFAMILY MORTGAGE
SERVICING UNDER THE POOLING AND                                     LOANS AND MORTGAGED
   SERVICING AGREEMENT ......................... S-165              PROPERTIES
   General ..................................... S-165           ANNEX A-3 AMORTIZATION SCHEDULE
   The Master Servicer ......................... S-169              OF THE WELLBRIDGE MORTGAGE
   The Primary Servicer of Certain Mortgage                         LOAN
     Loans ..................................... S-169           ANNEX B COLLATERAL TERM SHEET
   The Special Servicer ........................ S-170

                            SUMMARY OF CERTIFICATES


                  INITIAL
                   CLASS
                CERTIFICATE
                 BALANCE OR                        PASS-THROUGH
                  NOTIONAL        APPROXIMATE          RATE
    CLASS        AMOUNT(1)      CREDIT SUPPORT      DESCRIPTION
    -----        ---------      --------------      -----------
 OFFERED CERTIFICATES

    A-1(7)    $   66,719,000        17.500%            Fixed
    A-2(7)    $  165,053,000        17.500%            Fixed
    A-3(7)    $   54,285,000        17.500%            Fixed
    A-4(7)    $  406,087,000        17.500%            Fixed
       B      $   35,493,000        14.500%          Fixed(2)
       C      $   14,788,000        13.250%          Fixed(2)


 NON-OFFERED CERTIFICATES
                                                     Variable
      X-1     $1,183,079,997        N/A          Interest-Only(3)
                                                     Variable
      X-2     $1,142,026,000        N/A          Interest-Only(3)
    A-1A(7)   $  283,896,000        17.500%          Fixed(2)
       D      $   26,620,000        11.000%          Fixed(2)
       E      $   14,788,000         9.750%          Fixed(2)
       F      $   14,789,000         8.500%          Fixed(4)
       G      $   14,788,000         7.250%          Fixed(4)
       H      $   14,789,000         6.000%          Fixed(4)
       J      $   19,225,000         4.375%          Fixed(2)
       K      $    7,394,000         3.750%          Fixed(2)
       L      $    8,873,000         3.000%          Fixed(2)
       M      $    4,437,000         2.625%          Fixed(2)
       N      $    7,394,000         2.000%          Fixed(2)
       O      $    2,958,000         1.750%          Fixed(2)
       P      $   20,703,997         0.000%          Fixed(2)
  BLVD-1(8)   $    4,002,000        82.225%(9)       Fixed(10)
  BLVD-2(8)   $    2,501,000        71.117%(9)       Fixed(10)
  BLVD-3(8)   $    4,502,000        51.121%(9)       Fixed(10)
  BLVD-4(8)   $    3,549,000        35.358%(9)       Fixed(10)
  BLVD-5(8)   $    7,960,750         0.000%(9)       Fixed(10)



                                   INITIAL
                   ASSUMED          PASS-      WEIGHTED                  EXPECTED
                    FINAL          THROUGH     AVERAGE                    RATINGS
                 DISTRIBUTION        RATE        LIFE                     (FITCH/    PRINCIPAL
    CLASS          DATE(5)        (APPROX.)   (YRS.)(6)    CUSIP NO.     MOODY'S)    WINDOW(6)
    -----          -------        ---------   ---------    ---------     --------    ---------
 OFFERED
CERTIFICATES
    A-1(7)      May 10, 2008     2.782%       2.79       36828Q BN 5      AAA/Aaa      1-57
    A-2(7)   December 10, 2010   4.170%       5.41       36828Q BP 0      AAA/Aaa     57-88
    A-3(7)    August 10, 2012    4.950%       8.34       36828Q BQ 8      AAA/Aaa     88-108
    A-4(7)     July 10, 2013     5.145%       9.61       36828Q BR 6      AAA/Aaa    108-119
       B       July 10, 2013     5.257%       9.91       36828Q BS 4      AA/Aa2     119-119
       C       July 10, 2013     5.296%       9.91       36828Q BT 2     AA-/Aa3    119-119

 NON-OFFERED
CERTIFICATES
      X-1      June 10, 2018     0.051%         N/A      36828Q BV 7      AAA/Aaa      N/A
      X-2     August 10, 2010    0.686%         N/A      36828Q BW 5      AAA/Aaa      N/A
    A-1A(7)    July 10, 2013     4.747%       7.58       36828Q BU 9      AAA/Aaa     1-119
       D       July 10, 2013     5.326%       9.91       36828Q BX 3       A/A2      119-119
       E      August 10, 2013    5.326%       9.92       36828Q BY 1      A-/A3     119-120
       F      August 10, 2013    5.507%       9.99       36828Q BZ 8     BBB+/Baa1   120-120
       G      August 10, 2013    5.507%       9.99       36828Q CA 2     BBB/Baa2    120-120
       H      August 10, 2013    5.507%       9.99       36828Q CB 0    BBB-/Baa3   120-120
       J      August 10, 2013    5.112%       9.99       36828Q CC 8      BB+/Ba1    120-120
       K      August 10, 2013    5.112%       9.99       36828Q CD 6      BB/Ba2     120-120
       L      August 10, 2013    5.112%       9.99       36828Q CE 4     BB-/Ba3    120-120
       M      August 10, 2013    5.112%       9.99       36828Q CF 1       B+/B1     120-120
       N      August 10, 2013    5.112%       9.99       36828Q CG 9       B/B2      120-120
       O      August 10, 2013    5.112%       9.99       36828Q CH 7      B-/B3     120-120
       P       June 10, 2018     5.112%      11.57       36828Q CJ 3       NR/NR     120-178
  BLVD-1(8)   October 10, 2012   4.364%       4.90       36828Q CK 0       A/A2       1-110
  BLVD-2(8)    July 10, 2013     4.364%       9.85       36828Q CL 8       A-/A3     110-119
  BLVD-3(8)    July 10, 2013     4.364%       9.91       36828Q CM 6     BBB+/Baa1   119-119
  BLVD-4(8)    July 10, 2013     4.364%       9.91       36828Q CN 4     BBB/Baa2    119-119
  BLVD-5(8)    July 10, 2013     4.364%       9.91       36828Q CP 9     BBB-/Baa3   119-119

(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2) The Class A-1A, Class B, Class C, Class D, Class E, and Class J through Class P certificates will each accrue interest at a fixed rate subject to a cap at the weighted average net mortgage interest rate.

(3) The aggregate of interest accrued on the Class X-1 and Class X-2 certificates will generally be equal to interest accrued on the stated principal balance of the mortgage loans at the excess, if any, of (1) the weighted average of the net interest rates on the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted, if necessary, to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the residual certificates and the Class S-1A, Class S-1B, Class S-2, Class BLVD-1, Class BLVD-2, Class BLVD-3, Class BLVD-4 and Class BLVD-5 certificates) as described in this prospectus supplement. With respect to three mortgage loans (identified as Loan Nos. 1, 2 and 10 on Annex A to this prospectus supplement), representing approximately 12.34% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 16.24% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgage property also secures a subordinate note. The Class X-1 and Class X-2 certificates were structured assuming that such subordinate notes absorb any loss prior to the related senior note. For more information regarding these loans (as well as information regarding other mortgage loans with respect to which the related mortgaged properties also secure subordinate notes), see "Description of the Mortgage Pool--Split Loan Structures" in this prospectus supplement.

(4) The Class F, Class G and Class H certificates on each distribution date will each accrue interest at a rate equal to the weighted average net mortgage interest rate.

(5) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is the distribution date in July 2037, which is the first distribution date following the

      36th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(6) The weighted average life and period during which distributions of principal would be received, as set forth in the foregoing table with respect to each class of certificates, is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The weighted average life has been rounded to the second decimal place.

(7) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 100 mortgage loans, representing approximately 76.00% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will consist of 38 mortgage loans, representing approximately 24.00% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 96.26% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and approximately 43.01% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties.

      So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1 and Class X-2 certificates, interest distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will be based upon amounts available relating to mortgage loans in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-4 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata.

(8) The Class BLVD-1, Class BLVD-2, Class BLVD-3, Class BLVD-4 and Class BLVD-5 Certificates will only receive distributions from and will only incur losses with respect to amounts received from or losses incurred with respect to the Boulevard Mall B Note.

(9) Approximate credit support on this table with respect to such classes only reflects credit support with respect to the Boulevard Mall B Note.

(10) The Class BLVD-1, Class BLVD-2, Class BLVD-3, Class BLVD-4 and Class BLVD-5 Certificates will each accrue interest at the net mortgage rate of the Boulevard Mall B Note, converted to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months.

     The Class X-1, Class X-2, Class A-1A, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class BLVD-1, Class BLVD-2, Class BLVD-3, Class BLVD-4 and Class BLVD-5 certificates are not offered by this prospectus supplement. The Class S-1A, Class S-1B, Class S-2, Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES

Depositor....................   GE Commercial Mortgage Corporation, a Delaware
                                corporation. The principal executive offices of the depositor are located at 292 Long Ridge
                                Road, Stamford, Connecticut 06927 and its telephone number is (203) 357-4000. The depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric
                                Capital Corporation is owned by General Electric
                                Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by The General Electric Company. See
                                "The Depositor" in the prospectus.

Master Servicer..............   GEMSA Loan Services, L.P., a Delaware limited
                                partnership, with respect to all of the mortgage loans other than the mortgage loan identified as Loan No. 10 on Annex A to this prospectus supplement. GEMSA Loan Services, L.P.'s principal address is 1500 City West Boulevard,
                                Suite 200, Houston, Texas 77042, and its telephone number is (713) 458-7200. GEMSA Loan
                                Services, L.P. is a joint venture owned by GECIA
                                Holdings, Inc., an affiliate of the depositor and of L.J. Melody & Company, and will be responsible for the servicing under the pooling and servicing agreement. Under the pooling and servicing agreement, GEMSA Loan Services, L.P.
                                is permitted to hire sub-servicers with respect to its primary servicing duties, and it has informed the depositor that it intends to use one or more sub-servicers on certain of the mortgage loans. It is anticipated that Bank of America, N.A. will be the primary servicer with respect to certain of the mortgage loans that it sells to the depositor as well as the mortgage loan identified as Loan No. 2 on Annex A to this prospectus supplement.

                                In addition, Bank of America, N.A. will act as master servicer with respect to the mortgage loan identified as Loan No. 10 on Annex A to this prospectus supplement pursuant to separate pooling and servicing agreement. Bank of America, N.A.'s principal servicing offices are located at 555 South Flower Street, 6th Floor, Los Angeles, California 90071. Bank of America, N.A. will act through its Capital Markets Servicing Group. Bank of America, N.A. is one of the mortgage loan sellers and is an affiliate of Banc of America Securities LLC, one of the underwriters. See "Servicing Under the Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement.

Special Servicer.............   Midland Loan Services, Inc., a Delaware
                                corporation. Midland Loan Services, Inc.'s principal address is 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas
                                66210, and its
                                telephone number is (913) 253-9000. Under the pooling and servicing agreement, the special servicer is permitted to hire sub-servicers with respect to its special servicing duties, subject to the consent of the directing certificateholder. See "Servicing Under the
                                Pooling and Servicing Agreement--The Special
                                Servicer" in this prospectus supplement.

Trustee......................   LaSalle Bank National Association, a national
                                banking association. The trustee's address is 135 South LaSalle Street, Suite 1625, Chicago,
                                Illinois 60603, ATTN: Asset-Backed Securities
                                Trust Services Group--GECMC 2003-C2 and its telephone number is (312) 904-1487.

Fiscal Agent.................   ABN AMRO Bank N.V., a Netherlands banking
                                corporation and indirect corporate parent of the trustee.

Mortgage Loan Sellers........   General Electric Capital Corporation, a
                                Delaware corporation, which is contributing approximately 42.79% of the mortgage loans by aggregate principal balance as of the cut-off date (which include 53 mortgage loans in loan group 1, or approximately 40.08% of the aggregate principal balance of such loan group as of the cut-off date, and 18 mortgage loans in loan group 2, or approximately 51.39% of the aggregate principal balance of such loan group as of the cut-off date), Bank of America, N.A., a national banking association, which is contributing approximately 32.86% of the mortgage loans by aggregate principal balance as of the cut-off date (which include 34 mortgage loans in loan group 1, or approximately 32.20% of the aggregate principal balance of such loan group as of the cut-off date, and 17 mortgage loans in loan group 2, or approximately 34.92% of the aggregate principal balance of such loan group as of the cut-off date), and German
                                American Capital Corporation, a Maryland corporation, which is contributing approximately
                                24.35% of the mortgage loans by aggregate principal balance as of the cut-off date (which include 13 mortgage loans in loan group 1, or approximately 27.72% of the aggregate principal balance of such loan group as of the cut-off date, and 3 mortgage loans in loan group 2, or approximately 13.68% of the aggregate principal balance of such loan group as of the cut-off date). General Electric Capital Corporation is an affiliate of GEMSA Loan Services, L.P., and the parent of the depositor. Bank of America, N.A. is an affiliate of Banc of America
                                Securities LLC, one of the underwriters. Bank of America, N.A., is the master servicer under a separate pooling and servicing agreement with respect to the mortgage loan identified as Loan
                                No. 10 on Annex A to this prospectus supplement and it is anticipated that Bank of America, N.A.
                                will be the primary servicer for certain of the mortgage loans that it sells to the depositor.
                                German American Capital Corporation is an affiliate of Deutsche Bank Securities Inc., one of the underwriters. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

Cut-off Date.................   August 1, 2003.

Closing Date.................   On or about August 12, 2003.

Distribution Date............   The 10th day of each month or, if such 10th
                                day is not a business day, the business day immediately following such 10th day, beginning in September 2003.

Interest Accrual Period......   Interest will accrue on the offered
                                certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period...................   The period commencing on the second day of the
                                month preceding the month in which the related distribution date occurs and ending on the first day of the month in which the related distribution date occurs.

Determination Date...........   The earlier of (i) the sixth day of the month
                                in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.


                              OFFERED SECURITIES

General......................   We are offering the following six classes of
                                commercial mortgage pass-through certificates as part of Series 2003-C2:

                                 o Class A-1

                                 o Class A-2

                                 o Class A-3

                                 o Class A-4

                                 o Class B

                                 o Class C

                                Series 2003-C2 will consist of a total of 31 classes, the following 25 of which are not being offered through this prospectus supplement and the accompanying prospectus:
                                Class X-1, Class X-2, Class A-1A, Class D,
                                Class E, Class F, Class G, Class H, Class J,
                                Class K, Class L, Class M, Class N, Class O,
                                Class P, Class BLVD-1, Class BLVD-2, Class
                                BLVD-3, Class BLVD-4, Class BLVD-5, Class S-1A, Class S-1B, Class S-2, Class R and Class LR.

                                The Series 2003-C2 certificates will
                                collectively represent beneficial ownership interests in a trust created by GE Commercial Mortgage Corporation. The trust's assets will primarily be 138 mortgage loans secured by first liens on 175 commercial, multifamily and manufactured housing community properties.

                                The trust's assets also include the subordinate mortgage loan identified herein as the Boulevard Mall B Note. Although such mortgage loan is an asset of the trust, for the purpose of the information contained in this prospectus supplement (including the annexes hereto and statistical information contained herein), the Boulevard Mall B Note is not reflected herein and the term "mortgage loan" does not include the Boulevard Mall B Note (unless otherwise expressly stated). The Boulevard Mall B Note supports only the Class BLVD-1, Class BLVD-2, Class BLVD-3, Class BLVD-4 and Class BLVD-5 certificates, which certificates are not being offered pursuant to this prospectus supplement.

Certificate Principal
 Amounts......................  Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 10%:

                                 Class A-1 .........   $ 66,719,000
                                 Class A-2 .........   $165,053,000
                                 Class A-3 .........   $ 54,285,000
                                 Class A-4 .........   $406,087,000
                                 Class B ...........   $ 35,493,000
                                 Class C ...........   $ 14,788,000


                                See "Description of the Certificates--General" in this prospectus supplement.

Pass-Through Rates

A. Offered Certificates......   Your certificates will accrue interest at an
                                annual rate called a pass-through rate which is set forth below for each class of certificates:

                                   Class A-1 ..........   2.782%
                                   Class A-2 ..........   4.170%
                                   Class A-3 ..........   4.950%
                                   Class A-4 ..........   5.145%
                                   Class B(1) .........   5.257%
                                   Class C(1) .........   5.296%

                                ----------
                                (1) The Class B and Class C certificates will each accrue interest at a fixed rate subject to a cap at the weighted average net mortgage interest rate.

B. Interest Rate Calculation
  Convention.................   Interest on your certificates will be
                                calculated based on a 360-day year consisting of twelve 30-day months (i.e., a 30/360 basis). For purposes of calculating the limit on the pass-through rates on any class of certificates subject to the weighted average net mortgage rate and certain non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated prepayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. In addition, 137 of the mortgage loans accrue interest based on a 360-day year and the actual number of days elapsed in each month (i.e., an actual/360 basis). One mortgage loan
                                (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 6.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.29% of the aggregate principal balance of loan group 1 as of the cut-off date), accrues interest on a 30/360 basis. The interest rate for each mortgage loan will be recalculated, if necessary, so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in
                                "Description of the
                                Certificates--Distributions--Pass-Through
                                Rates" in this prospectus supplement. See
                                "Description of the
                                Certificates--Distributions--Pass-Through
                                Rates" and "--Distributions--Interest
                                Distribution Amount" in this prospectus
                                supplement.

Distributions

A. Amount and Order of
  Distributions..............   For purposes of making distributions to the
                                Class A-1, Class A-2, Class A-3, Class A-4 and
                                Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 100 mortgage loans, representing approximately 76.00% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and loan group 2 will consist of 38 mortgage loans, representing approximately 24.00% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 96.26% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and approximately 43.01% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties. Annex A to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

                                On each distribution date, funds from the mortgage loans available for distribution to the certificates, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                First/Class A-1, Class A-2, Class A-3, Class
                                A-4, Class A-1A, Class X-1 and Class X-2: To pay interest, concurrently, (i) on Class A-1, Class A-2, Class A-3 and Class A-4, pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, (ii) on Class A-1A from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2 and (iii) on Class X-1 and Class X-2, pro rata, from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount will be allocated among all these classes pro rata in accordance with their interest entitlements.

                                Second/Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A: To the extent of amounts then required to be distributed as principal,
                                (A)(i) first, to the Class A-1 certificates, available principal received from loan group 1 and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A certificates have been made, until the principal balance of the Class A-1 certificates is reduced to zero. (ii) then, to the Class A-2 certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1 certificates and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A and Class A-1 certificates have been made, until the principal balance of the Class A-2 certificates is reduced to zero, (iii) then, to the Class A-3 certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1 and Class A-2 certificates and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-1 and Class A-2 certificates have been made, until the principal balance of the Class A-3 is reduced to zero and (iv) then, to the Class A-4 certificates, available principal received from loan group 1 remaining after distributions in respect of principal to the Class A-1, Class A-2 and Class A-3 certificates and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 certificates have been made, until the principal balance of the Class A-4 is reduced to zero and (B) to the Class A-1A certificates, available principal received from loan group 2 and, after the Class A-4 certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made, until the principal balance of the Class A-1A certificates is reduced to zero. If the principal amount of each class of principal balance certificates other than Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A has been reduced to zero as a result of losses on the mortgage loans or has been deemed reduced to zero as a result of an appraisal reduction, principal received from loan group 1 and loan group 2 will be distributed to Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A, pro rata.

                                Third/Class A-1, Class A-2, Class A-3, Class
                                A-4 and Class A-1A: To reimburse Class A-1,
                                Class A-2, Class A-3, Class A-4 and Class A-1A, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                                Fourth/Class B: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each Class with a higher priority (in this case, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A), to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                Fifth/Class C: To Class C in a manner analogous to the Class B allocations of priority Fourth above.

                                Sixth/Non-offered certificates (other than the Class X-1, Class X-2, Class A-1A, Class S-1A, Class S-1B, Class S-2 and Class BLVD certificates): In the amounts and order of priority described in "Description of the Certificates--Distributions--Priority" in this prospectus supplement.

B. Interest and Principal
  Entitlements...............   A description of each class's interest
                                entitlement can be found in "Description of the Certificates--Distributions--Interest
                                Distribution Amount" in this prospectus
                                supplement.

                                A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the
                                Certificates--Distributions--Principal
                                Distribution Amount" in this prospectus
                                supplement.

C. Yield Maintenance
 Charges......................  Yield maintenance charges with respect to the related mortgage loans included in loan group 1 will be allocated between the Class A-1 through Class H certificates (excluding the Class A-1A certificates) and the Class X-1 certificates by using the Base Interest Fraction, as defined herein.

                                For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

                                See "Description of the
                                Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement.

Subordination

A. General...................   The chart below describes the manner in which
                                the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class
                                A-4, Class A-1A, Class X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other Series 2003-C2 certificates that are not being offered by this prospectus supplement). However, no principal payments or loan losses allocable to principal will be allocated to the Class X-1 and Class X-2 certificates, although loan losses will reduce the notional amount of the Class X-1 and Class
                                X-2 certificates and, therefore, the amount of interest they accrue.

                                -----------------------------------------------
                                Class A-1, Class A-2, Class A-3, Class A-4,
                                  Class A-1A*, Class C-1** and Class X-2**
                                -----------------------------------------------
                                                       |
                                                       |
                                -----------------------------------------------
                                                   Class B
                                -----------------------------------------------
                                                       |
                                                       |
                                -----------------------------------------------
                                                   Class C
                                -----------------------------------------------
                                                       |
                                                       |
                                -----------------------------------------------
                                                  non-offered
                                                 certificates***
                                -----------------------------------------------

                                            [GRAPHIC OMITTED]

                                *     The Class A-1A certificates are not
                                      offered hereby. The Class A-1A
                                      certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group
                                      2. The Class A-1, Class A-2, Class A-3
                                      and Class A-4 certificates have a
                                      priority entitlement to principal
                                      payments received in respect of mortgage loans included in loan group 1. See "Description of the
                                      Certificates--Distributions--Priority" in
                                      this prospectus supplement.

                                ** The Class X-1 and Class X-2 certificates are interest-only certificates and are not offered hereby.

                                ***   Other than the Class A-1A, Class X-1,
                                      Class X-2, Class BLVD-1, Class BLVD-2,
                                      Class BLVD-3, Class BLVD-4, Class BLVD-5,
                                      Class S-1A, Class S-1B, Class S-2, Class
                                      R and Class LR certificates.

                                No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                Any allocation of a loss to a class of
                                principal balance certificates will reduce the principal amount of that class. See "Description of the Certificates" in this prospectus supplement.

B. Shortfalls in
 Available Funds..............  The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from additional compensation, other than the servicing fee, which the master servicer or the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the trustee or the fiscal agent (to the extent not covered by default interest and late charges paid by the borrower as described herein); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust.

                                See "Description of the
                                Certificates--Distributions--Priority" in this prospectus supplement.

                                Shortfalls in available funds resulting from shortfalls in the collection of up to an entire month of interest in respect of the mortgage loans backing the offered certificates due to unscheduled principal prepayments will generally be allocated to all classes of certificates (other than the Class X-1, Class X-2, Class BLVD-1, Class BLVD-2, Class BLVD-3, Class BLVD-4, Class BLVD-5, Class S-1A, Class S-1B, Class S-2, Class R and Class LR certificates). In each case, such allocations will be made pro rata to such classes on the basis of their accrued interest and will reduce such classes' respective interest entitlements. See "Description of the
                                Certificates--Distributions" in this prospectus supplement.


Advances

A. P&I Advances..............   Except with respect to the mortgage loan
                                identified as Loan No. 10 on Annex A to this prospectus supplement, the master servicer is required to advance delinquent periodic mortgage loan payments if it determines that the advance will be recoverable. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment (which would have been payable had the mortgage loan's balloon payment not been due and payable with respect to such distribution date), interest in excess of a mortgage loan's regular interest rate or yield maintenance charges.
                                There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. If the trustee fails to make a required advance, the fiscal agent will be required to make the advance. None of the master servicer, the trustee or the fiscal agent is required to advance amounts deemed non-recoverable, except as set forth herein. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee. In addition, none of the master servicer, the trustee or the fiscal agent will be required to make an advance of principal or interest with respect to a mortgage loan that is not included in the trust.

                                Advances on delinquent periodic mortgage loan payments with respect to the mortgage loan identified as Loan No. 10 on Annex A to this prospectus supplement will be made by Bank of America, N.A., as master servicer under a separate pooling and servicing agreement. In the event that Bank of America, N.A. fails to make such advance, LaSalle Bank National Association, as trustee for the Series 2003-C2 certificates will be required to make such advance, subject to recoverability determination described in the immediately preceding paragraph. In the event that the trustee fails to make such advance, the fiscal agent will be required to make such advance, subject to the same recoverability determination.

                                See "Description of the Certificates--Advances" in this prospectus supplement.

B. Servicing Advances........   Except with respect to one mortgage loan
                                (identified as Loan No. 10 on Annex A to this prospectus supplement), the master servicer may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property, to maintain insurance (including under the master servicer's force-placed insurance policy) with respect to the related mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. If the trustee fails to make a required advance of this type, the fiscal agent will be required to make this advance. In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis. None of the master servicer, the trustee, the fiscal agent or the special servicer is required to advance amounts deemed non-recoverable, except as set forth herein with respect to the master servicer. In addition, the master servicer will be permitted, at its option, to make certain non-recoverable servicing advances that it is not otherwise required to make.

                                Advances described in this paragraph with respect to the mortgage loan identified as Loan No. 10 on Annex A to this prospectus supplement will be made by the master servicer, the special servicer, the trustee or the fiscal agent, as the case may be, under the pooling and servicing agreement under which such mortgage loan is serviced.

                                See "Description of the Certificates--Advances" in this prospectus supplement.

C. Interest on Advances......   The master servicer, the special servicer, the
                                trustee and the fiscal agent, as applicable, will be entitled to interest on all advances at the "Prime Rate" as published in The Wall Street
                                Journal, as described in this prospectus supplement; provided, however, that with respect to advances for periodic mortgage loan payments made prior to the expiration of any grace period for such mortgage loan, interest on such advances will only accrue from and after the expiration of such grace period. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.

                                See "Description of the Certificates--Advances" and "--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement and "Description of the Certificates-- Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

Reports to
 Certificateholders...........  On each distribution date, the following reports, among others, will be available to certificateholders and will contain the information described under "Description of the Certificates--Reports to Certificateholders;
                                Certain Available Information" in this
                                prospectus supplement:

                                 o delinquent loan status report,

                                 o historical liquidation report,

                                 o historical loan modification and corrected
                                   mortgage loan report,

                                 o REO status report,

                                 o servicer watch list,

                                 o comparative financial status report,

                                 o loan level reserve/LOC report, and

                                 o reconciliation of funds report.

                                It is expected that each report will be in the final form promulgated as recommended by the Commercial Mortgage Securities Association (to the extent any changes thereto are reasonably acceptable to the master servicer or special servicer, as applicable). Upon reasonable prior notice, certificateholders may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged properties securing those loans. We expect that the available information and documents will include borrower operating statements, rent rolls and property inspection reports to the extent received by the trustee from the master servicer or special servicer.

                                See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

                              THE MORTGAGE LOANS

The Mortgage Pool............   The trust's primary assets will be 138 fixed
                                rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 175 commercial, multifamily and manufactured housing community properties.

                                The following tables set forth certain
                                anticipated characteristics of the mortgage loans as of the cut-off date. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the later of the cut-off date or the origination date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid in August 2003 on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

                                With respect to three mortgage loans
                                (identified as Loan Nos. 1, 2 and 10 on Annex A to this prospectus supplement), representing approximately 12.34% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 16.24% of the aggregate principal balance of loan group 1 as of the cut-off date), the principal balance of such mortgage loans, as of the cut-off date, as applicable, is calculated as set forth under "--Split Loan Structures" below.

                                The mortgage loans will have the following approximate characteristics as of the later of the origination date and the cut-off date:



                                                              ALL MORTGAGE LOANS
                                                         ----------------------------
Aggregate principal balance(1) ......................... $1,183,079,998
Number of mortgage loans ............................... 138
Number of mortgaged properties ......................... 175
Number of balloon mortgage loans ....................... 136
Number of hyper amortizing mortgage loans .............. 2
Range of mortgage loan principal balances .............. $933,856 to $74,500,000
Average mortgage loan principal balance ................ $8,573,043
Range of mortgage rates ................................ 4.1290% to 7.7300%
Weighted average mortgage rate ......................... 5.4032%
                                                         60 months to
Range of original terms to maturity(6) ................. 180 months
Weighted average original term to maturity(6) .......... 109 months
                                                         52 months to
Range of remaining terms to maturity(6) ................ 178 months
Weighted average remaining term
 to maturity(6) ........................................ 106 months



                                                                 LOAN GROUP 1                  LOAN GROUP 2
                                                         ---------------------------- ------------------------------
Aggregate principal balance(1) ......................... $899,183,229                 $283,896,769
Number of mortgage loans ............................... 100                          38
Number of mortgaged properties ......................... 130                          45
Number of balloon mortgage loans ....................... 98                           38
Number of hyper amortizing mortgage loans .............. 2                            0
Range of mortgage loan principal balances .............. $933,856 to $74,500,000      $1,811,318 to $41,955,473
Average mortgage loan principal balance ................ $8,991,832                   $7,470,968
Range of mortgage rates ................................ 4.1290% to 7.7300%           4.2900% to 6.1500%
Weighted average mortgage rate ......................... 5.4866%                      5.1391%
                                                         60 months to                 60 months to
Range of original terms to maturity(6) ................. 180 months                   144 months
Weighted average original term to maturity(6) .......... 111 months                   100 months
                                                         52 months to                 55 months to
Range of remaining terms to maturity(6) ................ 178 months                   135 months
Weighted average remaining term
 to maturity(6) ........................................ 108 months                   98 months

                                                                ALL MORTGAGE LOANS      LOAN GROUP 1         LOAN GROUP 2
                                                               -------------------- -------------------- --------------------
                                                               240 months to        300 months to        240 months to
Range of original amortization terms(2) ...................... 360 months           360 months           360 months
Weighted average original
 amortization term(2) ........................................ 352 months           353 months           349 months
                                                               238 months to        288 months to        238 months to
Range of remaining amortization terms(2) ..................... 360 months           360 months           360 months
Weighted average remaining amortization term(2) .............. 349 months           350 months           347 months
Range of loan-to-value ratios as of the cut-off date(3) ...... 32.93% to 82.29%     32.93% to 82.29%     57.58% to 80.00%
Weighted average loan-to-value ratio as of the cut-off
 date(3) ..................................................... 69.20%               68.10%               72.69%
Range of loan-to-value ratios as of the maturity date(3) ..... 28.53% to 79.96%     28.53% to 72.17%     44.50% to 79.96%
Weighted average loan-to-value ratio as of the maturity
 date(3) ..................................................... 59.13%               57.87%               63.15%
Range of occupancy rates(5) .................................. 63.00% to 100.00%    63.00% to 100.00%    83.98% to 100.00%
Weighted average occupancy rate(5) ........................... 95.02%               95.03%               95.00%
Range of debt service coverage ratios(3)(4) .................. 1.20x to 4.53x       1.22x to 4.53x       1.20x to 2.31x
Weighted average debt service coverage ratio(3)(4) ...........  1.79x                1.88x                1.51x

                                ----------
                                (1) Subject to a permitted variance of plus or minus 10%.

                                (2) Excludes eight mortgage loans (identified as Loan Nos. 1, 31, 34, 35, 36, 38, 44 and 52, representing approximately 10.01% of the aggregate principal balance of the pool of mortgage loans as of the cut off-date (which includes 4 mortgage loans in loan group 1, or approximately 9.34% of the aggregate principal balance of such loan group as of the cut-off date, and 4 mortgage loans in loan group 2, or approximately 12.13% of the aggregate principal balance of such loan group as of the cut-off date), that pay interest-only for the entirety of their respective loan/APD terms.

                                (3)   Calculated based on principal loan
                                      balance, as of the cut-off date or
                                      maturity date, as applicable, after
                                      netting out holdback and/or letter of
                                      credit amounts for 3 mortgage loans
                                      (identified as Loan Nos. 12, 15, and 30
                                      on Annex A to this prospectus
                                      supplement), representing approximately
                                      4.26% of the principal balance of the
                                      pool of mortgage loans as of the cut-off date (which includes 1 mortgage loan in loan group 1, or approximately 2.41% of the aggregate principal balance of such loan group as of the cut-off date, and 2 mortgage loans in loan group 2, or approximately 10.12% of the aggregate principal balance of such loan group as of the cut-off date).

                                (4) Calculated after the interest-only period for 11 mortgage loans (identified as Loan Nos. 8, 10, 15, 30, 45, 46, 47, 53, 61,
                                      86 and 96), representing approximately
                                      10.34% of the principal balance of the
                                      pool of mortgage loans as of the cut-off date (which include 5 mortgage loans in loan group 1, or approximately 7.52% of the aggregate principal balance of such loan group as of the cut-off date, and 6 mortgage loans in loan group 2, or approximately 19.28% of the aggregate principal balance of such loan group as of the cut-off date), which have an interest-only period for the first 1 to 24 scheduled payments of their term.

                                (5) Excludes one mortgage loan (identified as Loan No. 10 on Annex A to this prospectus supplement), representing approximately
                                      1.93% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.54% of the aggregate principal balance of loan group 1 as of the cut-off date), which is secured by health club properties.

                                (6)   Calculated based on the respective
                                      anticipated prepayment dates for two
                                      mortgage loans (identified as Loan Nos. 1 and 80 on Annex A to this prospectus supplement), representing approximately
                                      6.70% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.82% of the aggregate principal balance of loan group 1 as of the cut-off date).

                                The aggregate principal balance of the
                                Boulevard Mall B Note together with all of the other mortgage loans held by the trust is $1,205,594,748.

                             SPLIT LOAN STRUCTURES

The DDR Portfolio Whole Loan....One mortgage loan (identified as Loan No. 1 on
                                Annex A to this prospectus supplement),
                                representing approximately 6.30% of the
                                aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.29% of the aggregate principal balance of loan group 1 as of the cut-off date), is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in the split loan structure is not included in the trust. The other mortgage loan has an aggregate unpaid principal balance as of the cut-off date of $35,500,000 and is subordinate in right of payment to the mortgage loan that is included in the trust.

                                With respect to the mortgage loan referenced in the immediately preceding paragraph, the loan amount used in this prospectus supplement for purposes of calculating and weighting the individual loan-to-value ratios and debt service coverage ratio is the principal balance of the mortgage loan that is included in the trust. The principal balance of the other mortgage loan that is subordinate in right of payment to the mortgage loan that is included in the trust is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

                                See "Description of the Mortgage Pool--Split
                                Loan Structures--The DDR Portfolio Whole Loan" in this prospectus supplement.

                                The related intercreditor agreement generally provides that the mortgage loan that is not included in the trust will be serviced and administered pursuant to the pooling and servicing agreement by the same master servicer and special servicer as, and according to the same servicing standard applicable to, the mortgage loan that is included in the trust, except that the master servicer or special servicer will be required to attempt to maximize recovery on all of the portions of the split loan structure. In addition, the holder of the subordinate mortgage loan may have the right, subject to certain conditions set forth in the pooling and servicing agreement or in the related intercreditor agreement (such as the unpaid principal balance of the subordinate mortgage loan secured by the related mortgaged property being equal to or greater than a specified percentage of its original principal balance (net of any appraisal reductions)), to advise and direct the master servicer and/or the special servicer with respect to various servicing matters or loan modifications affecting each of the mortgage loans in the related split loan structure, including the corresponding mortgage loan that is included in the trust. See "Servicing Under the Pooling and Servicing Agreement--Rights of the Other Noteholders and the Boulevard Mall B Noteholder--Rights of the DDR Portfolio B Noteholder" in this prospectus supplement.

The Boulevard Mall
 Whole Loan...................  One mortgage loan (identified as Loan No. 2 on
                                Annex A to this prospectus supplement),
                                representing approximately 4.11% of the
                                aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 5.41% of the aggregate principal balance of loan group 1 as of the cut-off date), is one of three mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. One of the mortgage loans which is part of the split loan structure but which is not included in the trust is pari passu in right of payment with the mortgage loan included in the trust and has an outstanding principal balance as of the cut-off date of $48,667,436. The remaining mortgage loan has an aggregate unpaid principal balance as of the cut-off date of $22,514,750 and is subordinate in right of payment to the mortgage loan that is included in the trust. This loan, known as the Boulevard Mall B Note, is an asset of the trust. However, for purposes of the information contained in this prospectus supplement (including the appendices hereto), the Boulevard Mall B Note is not reflected herein and the term "mortgage loan" does not include the Boulevard Mall B Note. The Boulevard Mall B Note supports only the Class BLVD-1, Class BLVD-2, Class BLVD-3, Class BlVD-4 and Class BLVD-5 certificates, which certificates are not being offered pursuant to this prospectus supplement.

                                With respect to the mortgage loan (identified as Loan No. 2. on Annex A to this prospectus supplement) referenced in the immediately preceding paragraph, the loan amount used in this prospectus supplement for purposes of weighting the individual loan-to-value ratios and debt service coverage ratios is the aggregate principal balance of the senior mortgage loan that is included in the trust. The loan amount used in this prospectus supplement for purposes of calculating its loan-to-value ratios and debt service coverage ratio is the aggregate principal balance of the senior mortgage loan that is included in the trust and the mortgage loan that is pari passu in right of payment with it. The principal balance of the Boulevard Mall B Note is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

                                See "Description of the Mortgage Pool--Split
                                Loan Structures--The Boulevard Mall Whole Loan" in this prospectus supplement.

                                The related intercreditor agreement generally provides that the mortgage loan not included in the trust will be serviced and administered pursuant to the pooling and servicing agreement by the same master servicer and special servicer as, and according to the same servicing standard applicable to, the mortgage loan that is included in the trust, except that the master servicer or special servicer will be required to attempt to maximize recovery on all of the portions of the split loan structure. In addition, the holder of the Boulevard Mall B Note may have the right, subject to certain conditions set forth in the pooling and servicing agreement or in the related intercreditor agreement (such as the unpaid principal balance of the mortgage loan not included in the trust and secured by the related mortgaged property being equal to or greater than a specified percentage of its original principal balance (net of any appraisal reductions)), to advise and direct the master servicer and/or the special servicer with respect to various servicing matters or loan modifications affecting each of the mortgage loans in the related split loan structure, including the corresponding mortgage loan that is included in the trust. The holders of the Class BLVD Certificates will be entitled to exercise the rights and powers granted to the Boulevard Mall Note B holder under the pooling and servicing agreement and intercreditor agreement. In addition, under certain circumstances after the principal balance of the Boulevard Mall B Note has been reduced to less than a specified percentage, the holder of the pari passu loan not included in the trust may have certain rights as specified in the related intercreditor agreement. See "Servicing Under the Pooling and Servicing Agreement--Rights of the Other Noteholders and the Boulevard Mall B Noteholder--Rights of the Holders of the Boulevard Mall Companion Note and the Boulevard Mall B Note" in this prospectus supplement.

The Wellbridge Whole Loan....   One mortgage loan (identified as Loan No. 10
                                on Annex A to this prospectus supplement), representing approximately 1.93% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.54% of the aggregate principal balance of loan group 1 as of the cut-off date), is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loans in the split loan structure are not included in the trust. Two of the mortgage loans which are part of the split loan structure but which are not included in the trust are pari passu in right of payment with the mortgage loan included in the trust and have outstanding principal balances as of the cut-off date of $25,417,743 and $9,967,742, respectively. The remaining mortgage loan which is part of the split loan structure but which is not included in the trust has an aggregate unpaid principal balance as of the cut-off date of $29,741,652 and is subordinate in right of payment to the mortgage loan included in the trust and the other two pari passu notes in the split loan structure.

                                With respect to the mortgage loan referenced in the immediately preceding paragraph, the loan amount used in this prospectus supplement for purpose of weighting the individual loan-to-value ratios and debt service coverage ratios is the aggregate principal balance of the mortgage loan that is included in the trust. The loan amount used in this prospectus supplement for purposes of calculating its loan-to-value ratios and debt service coverage ratio is the aggregate principal balance of the mortgage loan that is included in the trust and the two mortgage loans that are pari passu in right of payment with it. The principal balance of the other mortgage loan that is subordinate in right of payment to the three pari passu mortgage loans is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

                                See "Description of the Mortgage Pool--Split
                                Loan Structures--The Wellbridge Whole Loan" in this prospectus supplement.

                                In addition, the related intercreditor
                                agreement provides that both the mortgage loan included in the trust and the related mortgage loans excluded from the trust will be serviced in accordance with a pooling and servicing agreement separate from the pooling and servicing agreement under which the series 2003-C2 certificates are issued, by the master servicer and special servicer that are parties to such separate pooling and servicing agreement, and according to the same servicing standard set forth in such separate pooling and servicing agreement, except that the related master servicer or special servicer will be required to attempt to maximize recovery on all of the portions of the related split loan structure. In addition, the holders of the mortgage loans not included in the trust may have the right, subject to certain conditions set forth in the pooling and servicing agreement separate from the pooling and servicing agreement under which the series 2003-C2 certificates are issued or in the related intercreditor agreement (such as the unpaid principal balance of one of the mortgage loans not included in the trust and secured by the related mortgaged property being equal to or greater than a specified percentage of its original principal balance (net of any appraisal reductions)), to advise and direct the master servicer and/or special servicer under such separate pooling and servicing agreement with respect to various servicing matters or loan modifications affecting each of the mortgage loans in the related split loan structure, including the corresponding mortgage loan that is included in the trust. See "Servicing Under the Pooling and Servicing Agreement--Rights of the Other Noteholders and the Boulevard Mall B Noteholder--Rights of the Holders of the Wellbridge Whole Loan" in this prospectus supplement.

                         SELLERS OF THE MORTGAGE LOANS


                                                               AGGREGATE                        % OF INITIAL     % OF INITIAL
                                              NUMBER OF        PRINCIPAL       % OF INITIAL         LOAN             LOAN
                                               MORTGAGE     BALANCE OF THE         POOL            GROUP 1         GROUP 2
SELLER                                          LOANS       MORTGAGE LOANS        BALANCE          BALANCE         BALANCE
------------------------------------------   -----------   ----------------   --------------   --------------   -------------
General Electric Capital Corporation .....        71       $  506,278,330          42.79%           40.08%           51.39%
Bank of America, N.A. ....................        51          388,705,810          32.86            32.20            34.92
German American Capital Corporation ......        16          288,095,858          24.35            27.72            13.68
                                                  --       --------------         ------           ------           ------
Total ....................................       138       $1,183,079,998         100.00%          100.00%          100.00%
                                                 ===       ==============         ======           ======           ======

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)


                                NUMBER OF     AGGREGATE PRINCIPAL                  % OF INITIAL   % OF INITIAL
                                MORTGAGED        BALANCE OF THE     % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
CURRENT USE                   PROPERTIES(2)      MORTGAGE LOANS     POOL BALANCE      BALANCE       BALANCE
---------------------------- --------------- --------------------- -------------- -------------- -------------
Retail(3) ..................        44           $  475,008,405         40.15%         52.83%          0.00%
Total Multifamily ..........        54              333,674,886         28.20           5.54         100.00
 Multifamily ...............        38              263,622,862         22.28           1.10          89.39
 Manufactured Housing ......        16               70,052,024          5.92           4.44          10.61
Office .....................        27              211,049,496         17.84          23.47           0.00
Self Storage ...............        28               83,705,495          7.08           9.31           0.00
Industrial .................         6               50,715,587          4.29           5.64           0.00
Other(4) ...................        15               22,826,130          1.93           2.54           0.00
Hotel ......................         1                6,100,000          0.52           0.68           0.00
                                    --           --------------        ------         ------         ------
Total ......................       175           $1,183,079,998        100.00%        100.00%        100.00%
                                   ===           ==============        ======         ======         ======

----------
(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those properties by the appraised values or square footage of the mortgaged properties and/or each mortgaged property's underwritten net cash flow if not otherwise specified in the related loan agreement).

(2) The pool of mortgage loans includes 11 multi-property mortgage loans (identified as Loan Nos. 1, 9, 10, 17, 27, 36, 41, 77, 78, 94 and 100 on
      Annex A to this prospectus supplement), representing approximately 15.17% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 9 mortgage loans in loan group 1, or approximately 16.07% of the aggregate principal balance of such loan group as of the cut-off date, and 2 mortgage loans in loan group 2, or approximately 12.34% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Thirty-three of such mortgage loans, representing approximately 37.52% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored" (or approximately 49.37% of the aggregate principal balance of loan group 1 as of the cut-off date).

(4) The mortgaged properties referenced in this category are health club properties and secure one mortgage loan (identified as Loan No. 10 on Annex A to this prospectus supplement).

                                 PROPERTY TYPE

                                [GRAPHIC OMITTED]

                                Retail                      40.15%
                                Multifamily                 22.28%
                                Office                      17.84%
                                Self Storage                 7.08%
                                Manufactured Housing         5.92%
                                Industrial                   4.29%
                                Other                        1.93%
                                Hotel                        0.52%

                                The mortgaged properties are located in 33 states. The following table lists the states which have concentrations of mortgaged properties greater than or equal to 7.21% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:


                GEOGRAPHIC DISTRIBUTION--ALL MORTGAGE LOANS(1)


                                                       AGGREGATE
                                                       PRINCIPAL
                                      NUMBER OF        BALANCE OF     % OF INITIAL
                                      MORTGAGED       THE MORTGAGE        POOL
               STATE                PROPERTIES(2)        LOANS          BALANCE
---------------------------------- --------------- ----------------- -------------
  Texas ..........................        27        $  176,724,870        14.94%
  New York .......................        17           154,061,031        13.02
  California .....................        19           140,577,903        11.88
  Southern California(3) .........        11            89,207,948         7.54
  Northern California(3) .........         8            51,369,954         4.34
  Virginia .......................         7            98,883,259         8.36
  Nevada .........................         3            85,318,021         7.21
  Other(4) .......................       102           527,514,915        44.59
                                         ---        --------------       ------
  Total ..........................       175        $1,183,079,998       100.00%
                                         ===        ==============       ======

                                ----------
                                (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those properties by the appraised values or square footage of the mortgaged properties and/or each mortgaged property's underwritten net cash flow if not otherwise specified in the related loan agreement).

                                (2)   The pool of mortgage loans includes 11
                                      multi-property mortgage loans (identified as Loan Nos. 1, 9, 10, 17, 27, 36, 41,
                                      77, 78, 94 and 100 on Annex A to this
                                      prospectus supplement), representing
                                      approximately 15.17% of the aggregate
                                      principal balance of the pool of mortgage loans as of the cut-off date (which include 9 mortgage loans in loan group 1, or approximately 16.07% of the aggregate principal balance of such loan group as of the cut-off date, and 2 mortgage loans in loan group 2, or approximately 12.34% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

                                (3) Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than 93600.

                                (4)   This reference consists of 28 states.



                   GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)


                                                                           % OF
                                                        AGGREGATE        INITIAL
                                      NUMBER OF     PRINCIPAL BALANCE      LOAN
                                      MORTGAGED      OF THE MORTGAGE     GROUP 1
               STATE                PROPERTIES(2)         LOANS          BALANCE
---------------------------------- --------------- ------------------- -----------
  California .....................        14           $116,813,861        12.99%
    Southern California(3) .......         8             72,428,387         8.05
    Northern California(3) .......         6             44,385,475         4.94
  Texas ..........................        19            110,163,851        12.25
  Virginia .......................         6             95,483,259        10.62
  Nevada .........................         3             85,318,021         9.49
  New York .......................         7             77,064,941         8.57
  Other(4) .......................        81            414,339,297        46.08
                                          --           ------------       ------
  Total ..........................       130           $899,183,229       100.00%
                                         ===           ============       ======

                              ----------
                                (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those properties by the appraised values or square footage of the mortgaged properties and/or each mortgaged property's underwritten net cash flow if not otherwise specified in the related loan agreement).

                                (2)   Loan group 1 includes 9 multi-property
                                      mortgage loans (identified as Loan Nos.
                                      1, 10, 17, 36, 41, 77, 78, 94 and 100 on
                                      Annex A to this prospectus supplement),
                                      representing approximately 12.21% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 16.07% of the aggregate principal balance of loan group 1 as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

                                (3) Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than 93600.

                                (4)   This reference consists of 24 states.

                   GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                                                           % OF
                                                        AGGREGATE        INITIAL
                                      NUMBER OF     PRINCIPAL BALANCE      LOAN
                                      MORTGAGED      OF THE MORTGAGE     GROUP 2
               STATE                PROPERTIES(2)         LOANS          BALANCE
---------------------------------- --------------- ------------------- -----------
  New York .......................        10           $ 76,996,090        27.12%
  Texas ..........................         8             66,561,019        23.45
  California .....................         5             23,764,041         8.37
    Southern California(3) .......         3             16,779,562         5.91
    Northern California(3) .......         2              6,984,480         2.46
  Missouri .......................         1             18,550,000         6.53
  Florida ........................         3             16,977,840         5.98
  Other(4) .......................        18             81,047,778        28.55
                                          --           ------------       ------
  Total ..........................        45           $283,896,769       100.00%
                                          ==           ============       ======

                              ----------
                                (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those properties by the appraised values or square footage of the mortgaged properties and/or each mortgaged property's underwritten net cash flow if not otherwise specified in the related loan agreement).

                                (2)   Loan group 2 includes 2 multi-property
                                      mortgage loans (identified as Loan Nos. 9 and 27 on Annex A to this prospectus supplement), representing approximately
                                      2.96% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 12.34% of the aggregate principal balance of loan group 2 as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

                                (3) Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than 93600.

                                (4)   This reference consists of 11 states.

                            RANGE OF MORTGAGE RATES

                                              AGGREGATE
                              NUMBER OF   PRINCIPAL BALANCE                  % OF INITIAL   % OF INITIAL
                               MORTGAGE    OF THE MORTGAGE    % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
   RANGE OF MORTGAGE RATES      LOANS           LOANS         POOL BALANCE      BALANCE       BALANCE
---------------------------- ----------- ------------------- -------------- -------------- -------------
4.1290% to 4.9999% .........      17        $  273,072,463        23.08%         18.38%         37.98%
5.0000% to 5.3999% .........      26           276,106,385        23.34          21.18          30.19
5.4000% to 5.5999% .........      26           175,875,671        14.87          15.57          12.62
5.6000% to 5.7999% .........      25           198,376,696        16.77          19.77           7.26
5.8000% to 5.9999% .........      21            96,968,866         8.20           9.81           3.08
6.0000% to 6.1999% .........      11            72,719,203         6.15           5.29           8.87
6.2000% to 7.7300% .........      12            89,960,714         7.60          10.00           0.00
                                  --        --------------       ------         ------         ------
Total ......................     138        $1,183,079,998       100.00%        100.00%        100.00%
                                 ===        ==============       ======         ======         ======


                   RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                               AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE                  % OF INITIAL   % OF INITIAL
                                                MORTGAGE    OF THE MORTGAGE    % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
   RANGE OF CUT-OFF DATE PRINCIPAL BALANCES      LOANS           LOANS         POOL BALANCE      BALANCE       BALANCE
--------------------------------------------- ----------- ------------------- -------------- -------------- -------------
$933,856 to $999,999 ........................       1        $      933,856         0.08%          0.10%          0.00%
$1,000,000 to $1,999,999 ....................       9            14,128,089         1.19           1.37           0.64
$2,000,000 to $3,999,999 ....................      40           123,095,244        10.40           8.62          16.07
$4,000,000 to $5,999,999 ....................      27           133,536,190        11.29          12.93           6.10
$6,000,000 to $7,999,999 ....................      18           122,366,169        10.34           9.80          12.05
$8,000,000 to $9,999,999 ....................      11            96,090,892         8.12           6.99          11.71
$10,000,000 to $11,999,999 ..................       5            51,723,151         4.37           2.29          10.98
$12,000,000 to $13,999,999 ..................       6            76,842,699         6.50           4.42          13.05
$14,000,000 to $15,999,999 ..................       3            45,207,655         3.82           5.03           0.00
$16,000,000 to $19,999,999 ..................       5            87,630,595         7.41           7.68           6.53
$20,000,000 to $29,999,999 ..................       7           165,281,121        13.97          15.83           8.08
$30,000,000 to $49,999,999 ..................       5           191,744,338        16.21          16.66          14.78
$50,000,000 to $74,500,000 ..................       1            74,500,000         6.30           8.29           0.00
                                                   --        --------------       ------         ------         ------
Total .......................................     138        $1,183,079,998       100.00%        100.00%        100.00%
                                                  ===        ==============       ======         ======         ======

                               RANGE OF DSCRS(1)


                                            AGGREGATE
                            NUMBER OF   PRINCIPAL BALANCE                  % OF INITIAL   % OF INITIAL
                             MORTGAGE    OF THE MORTGAGE    % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
      RANGE OF DSCRS          LOANS           LOANS         POOL BALANCE      BALANCE       BALANCE
-------------------------- ----------- ------------------- -------------- -------------- -------------
1.200x to 1.249x .........       5        $   43,429,876         3.67%          1.24%         11.37%
1.250x to 1.299x .........       7            40,018,904         3.38           3.27           3.74
1.300x to 1.349x .........      11            71,746,374         6.06           7.02           3.04
1.350x to 1.399x .........      13           151,068,040        12.77          15.18           5.14
1.400x to 1.449x .........      17           150,838,270        12.75          11.48          16.76
1.450x to 1.499x .........      20           208,609,521        17.63          18.02          16.40
1.500x to 1.549x .........      15           136,969,762        11.58           7.40          24.82
1.550x to 1.599x .........      12            66,714,453         5.64           5.41           6.38
1.600x to 1.749x .........      17            79,673,013         6.73           8.09           2.46
1.750x to 1.999x .........       8            33,406,295         2.82           3.30           1.30
2.000x to 4.532x .........      13           200,605,489        16.96          19.59           8.61
                                --        --------------       ------         ------         ------
Total ....................     138        $1,183,079,998       100.00%        100.00%        100.00%
                               ===        ==============       ======         ======         ======

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 12, 15 and 30 on Annex A to this prospectus supplement), representing approximately 4.26% of the principal balance of the pool of mortgage loans as of the cut-off date (which includes 1 mortgage loan in loan group 1, or approximately 2.41% of the aggregate principal balance of such loan group as of the cut-off date, and 2 mortgage loans in loan group 2, or approximately 10.12% of the aggregate principal balance of such loan group as of the cut-off date).



                 RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE(1)


                                            AGGREGATE
                            NUMBER OF   PRINCIPAL BALANCE                  % OF INITIAL   % OF INITIAL
                             MORTGAGE    OF THE MORTGAGE    % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
    RANGE OF LTV RATIOS       LOANS           LOANS         POOL BALANCE      BALANCE       BALANCE
-------------------------- ----------- ------------------- -------------- -------------- -------------
32.93% to 50.00% .........       3        $   98,765,186         8.35%         10.98%          0.00%
50.01% to 60.00% .........      12           103,324,532         8.73           9.96           4.86
60.01% to 65.00% .........       9            31,752,127         2.68           2.76           2.46
65.01% to 70.00% .........      26           223,449,263        18.89          14.06          34.18
70.01% to 75.00% .........      47           326,243,796        27.58          29.75          20.69
75.01% to 80.00% .........      40           396,870,679        33.55          32.20          37.82
80.01% to 82.29% .........       1             2,674,415         0.23           0.30           0.00
                                --        --------------       ------         ------         ------
Total ....................     138        $1,183,079,998       100.00%        100.00%        100.00%
                               ===        ==============       ======         ======         ======

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 12, 15 and 30 on Annex A to this prospectus supplement), representing approximately 4.26% of the principal balance of the pool of mortgage loans as of the cut-off date (which includes 1 mortgage loan in loan group 1, or approximately 2.41% of the aggregate principal balance of such loan group as of the cut-off date, and 2 mortgage loans in loan group 2, or approximately 10.12% of the aggregate principal balance of such loan group as of the cut-off date).

    RANGE OF REMAINING TERM TO MATURITY DATE OR ANTICIPATED PREPAYMENT DATE


                                                  AGGREGATE
                                  NUMBER OF   PRINCIPAL BALANCE                  % OF INITIAL   % OF INITIAL
                                   MORTGAGE    OF THE MORTGAGE    % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
 RANGE OF REMAINING TERM (MOS.)     LOANS           LOANS         POOL BALANCE      BALANCE       BALANCE
-------------------------------- ----------- ------------------- -------------- -------------- -------------
52 to 60 .......................      14        $  206,663,365        17.47%         12.96%         31.75%
61 to 84 .......................       7            37,850,839         3.20           3.08           3.58
85 to 120 ......................     113           920,519,336        77.81          82.60          62.64
121 to 178 .....................       4            18,046,457         1.53           1.37           2.03
                                     ---        --------------       ------         ------         ------
Total ..........................     138        $1,183,079,998       100.00%        100.00%        100.00%
                                     ===        ==============       ======         ======         ======

                                All of the mortgage loans bear interest at fixed rates.

                                All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month. Two mortgage loans (identified as Loan Nos. 1 and 10 on Annex A to this prospectus supplement), representing approximately 8.23% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 2 mortgage loans in loan group 1, or approximately 10.82% of the aggregate principal balance of such loan group as of the cut-off date), do not permit a grace period. One mortgage loan (identified as Loan No. 4 on Annex A to this prospectus supplement), representing approximately 3.05% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.02% of the aggregate principal balance of such loan group as of the cut-off date), provides for a grace period of three days. One hundred-four mortgage loans, representing approximately 64.41% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 75 mortgage loans in loan group 1, or approximately 61.64% of the aggregate principal balance of such loan group as of the cut-off date, and 29 mortgage loans in loan group 2, or approximately 73.21% of the aggregate principal balance of such loan group as of the cut-off date), provide for a grace period of five days. One mortgage loan (identified as Loan No. 56 on Annex A to this prospectus supplement), representing approximately 0.57% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.76% of the aggregate principal balance of such loan group as of the cut-off date), provides for a grace period of seven days. Thirty mortgage loans, representing approximately 23.73% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 21 mortgage loans in loan group 1, or approximately 22.77% of the aggregate principal balance of such loan group as of the cut-off date, and 9 mortgage loans in loan group 2, or approximately 26.79% of the aggregate principal balance of such loan group as of the cut-off date), provide for a grace period of ten days. Certain states require a minimum of seven to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                                Except with respect to one mortgage loan, all of the mortgage loans accrue interest on an actual/360 basis. One mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 6.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.29% of the aggregate principal balance of loan group 1 as of the cut-off date), accrues interest on a 30/360 basis.

                                See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


                              AMORTIZATION TYPES


                                               AGGREGATE
                               NUMBER OF   PRINCIPAL BALANCE                  % OF INITIAL   % OF INITIAL
                                MORTGAGE    OF THE MORTGAGE    % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
     TYPE OF AMORTIZATION        LOANS           LOANS         POOL BALANCE      BALANCE       BALANCE
----------------------------- ----------- ------------------- -------------- -------------- -------------
Balloon Loans(1) ............     136        $1,103,788,565        93.30%         91.18%        100.00%
Hyper Amortizing Loans (2) ..       2            79,291,433         6.70           8.82           0.00
                                  ---        --------------       ------         ------         ------
Total .......................     138        $1,183,079,998       100.00%        100.00%        100.00%
                                  ===        ==============       ======         ======         ======

----------
(1) Includes 11 mortgage loans (identified as Loan Nos. 8, 10, 15, 30, 45, 46, 47, 53, 61, 86 and 96 on Annex A to this prospectus supplement), representing approximately 10.34% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 5 mortgage loans in loan group 1, or approximately 7.52% of the aggregate principal balance of such loan group as of the cut-off date, and 6 mortgage loans in loan group 2, or approximately 19.28% of the aggregate principal balance of such loan group as of the cut-off date), that pay interest-only for the first 1 to 24 scheduled payments of their respective loan terms, and 7 mortgage loans (identified as Loan Nos. 31, 34, 35, 36, 38, 44 and 52 on Annex A to this prospectus supplement), representing approximately 3.71% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 3 mortgage loans in loan group 1, or approximately 1.06% of the aggregate principal balance of such loan group as of the cut-off date, and 4 mortgage loans in loan group 2, or approximately 12.13% of the aggregate principal balance of such loan group as of the cut-off date), that pay interest-only for the entirety of their respective loan terms.

(2) Includes 1 mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing 6.30% of the aggregate principal balance of the pool of mortgage loans, (or approximately 8.29% of the aggregate principal balance of loan group 1 as of the cut-off date) that pays interest only prior to the anticipated prepayment date.

                                Two mortgage loans (identified as Loan No. 1 and 80 on Annex A to this prospectus supplement), representing approximately 6.70% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 8.82% of the aggregate principal balance of loan group 1 as of the cut-off date), provide for an increase in the related interest rate after a certain date, the anticipated prepayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class S-1A, Class S-1B and Class S-2 certificates.

                                In addition, after the anticipated prepayment date, cash flow in excess of that required for debt service reserves and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan. A substantial principal payment would be required to pay off these mortgage loans on their anticipated prepayment dates. With respect to one of these mortgage loans (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 6.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.29% of the aggregate principal balance of loan group 1 as of the cut-off date), the remaining amortization term is the same as the remaining term to maturity if such mortgage loan is not prepaid on its anticipated prepayment date. With respect to the other such mortgage loan, a substantial principal payment will be required on the maturity date.

                                One mortgage loan (identified as Loan No. 10 on Annex A to this prospectus supplement), representing approximately 1.93% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.54% of the aggregate principal balance of loan group 1 as of the cut-off date), pays interest-only for the first
                                scheduled payment of its term.

                                One mortgage loan (identified as Loan No. 8 on Annex A to this prospectus supplement), representing approximately 2.20% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.89% of the aggregate principal balance of loan group 1 as of the cut-off date), pays interest-only for the first three scheduled payments of its term.

                                One mortgage loan (identified as Loan No. 30 on Annex A to this prospectus supplement), representing approximately 0.86% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.58% of the aggregate principal balance of loan group 2 as of the cut-off date), pays interest-only for the first six scheduled payments of its term.

                                Two mortgage loans (identified as Loan Nos. 15 and 96 on Annex A for this prospectus supplement), representing approximately 1.89% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.87% of the aggregate principal balance of loan group 2 as of the cut-off date), pay interest-only for the first 12 scheduled payments of their respective loan terms.

                                Six mortgage loans (identified as Loan Nos. 45, 46, 47, 53, 61 and 86 on Annex A to this prospectus supplement), representing approximately 3.46% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date

                                (which include 3 mortgage loans in loan group 1, or approximately 2.09% of the aggregate principal balance of such loan group as of the cut-off date, and 3 mortgage loans in loan group 2, or approximately 7.82% of the aggregate principal balance of such loan group as of the cut-off date), pay interest-only for the first 24 scheduled payments of their respective loan terms.

                                Seven mortgage loans (identified as Loan Nos. 31, 34, 35, 36, 38, 44 and 52 on Annex A to
                                this prospectus supplement), representing approximately 3.71% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 3 mortgage loans in loan group 1, or approximately 1.06% of the aggregate principal balance of such loan group as of the cut-off date, and 4 mortgage loans in loan group 2, or approximately 12.13% of the aggregate principal balance of such loan group as of the cut-off date), pay interest-only for the entirety of their respective loan terms.

                                One mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing 6.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.29% of the aggregate principal balance of loan group 1 as of the cut-off date), pays interest only prior to the related anticipated prepayment date.

                                See "Description of the Mortgage
                                Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                                The following table contains general
                                information regarding the prepayment provisions of the mortgage loans.


                       OVERVIEW OF PREPAYMENT PROTECTION


                                                  AGGREGATE
                                  NUMBER OF   PRINCIPAL BALANCE                  % OF INITIAL   % OF INITIAL
                                   MORTGAGE    OF THE MORTGAGE    % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
      PREPAYMENT PROTECTION         LOANS           LOANS         POOL BALANCE      BALANCE       BALANCE
-------------------------------- ----------- ------------------- -------------- -------------- -------------
Lockout period followed by
 Defeasance ....................     133        $1,085,777,709        91.78%         89.18%        100.00%
Lockout period followed by
 Defeasance then Yield
 Maintenance ...................       1            74,500,000         6.30           8.29           0.00
Lockout Period followed by Yield
 Maintenance ...................       4            22,802,289         1.93           2.54           0.00
                                     ---        --------------       ------         ------         ------
Total ..........................     138        $1,183,079,998       100.00%        100.00%        100.00%
                                     ===        ==============       ======         ======         ======

                                Defeasance generally permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other non-callable government securities for the related mortgaged property as collateral for the mortgage loan.

                                Defeasance may not occur prior to the second anniversary of the date of initial issuance of the certificates.

                                Five mortgage loans (identified as Loan Nos. 1, 40, 43, 87 and 137 on Annex A to this prospectus supplement), representing approximately 8.22% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 10.82% of the aggregate principal balance of loan group 1 as of the cut-off date), permit voluntary prepayment (subject in certain circumstances to payment of a yield maintenance charge) following a lockout period (or, with respect to the mortgage loan identified as Loan No. 1 on Annex A to this prospectus supplement, following a lockout period and a defeasance period) ranging from 35 to 81 due dates.

                                The mortgage loans specify a period of time immediately prior to the anticipated prepayment date or stated maturity date during which there are no restrictions on voluntary prepayment. Generally, all of the mortgage loans permit voluntary prepayment without the payment of any penalty for the final one to seven scheduled payments (including the scheduled payment on the stated maturity date of the anticipated prepayment date, as applicable) except for the mortgage loan identified as Loan No. 76 on Annex A to this prospectus supplement, representing approximately 0.42% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.55% of the aggregate principal balance of loan group 1 as of the cut-off date), which permits voluntary prepayment without the payment of any penalty for its final 24 scheduled payments.

                                All of the mortgage loans that permit
                                prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

                                See "Description of the Mortgage
                                Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral Substitution" in this prospectus supplement.

                                With respect to the three mortgage loans referred to above under "--Split Loan Structures", the holders of the portions of the related split loan structures not included in the trust will each have the right, subject to the satisfaction of certain conditions described in "Servicing Under the Pooling and Servicing Agreement--Rights of the Other Noteholders and the Boulevard Mall B Noteholder" in this prospectus supplement, to purchase the related mortgage loan from the trust. This would have the same effect on the offered certificates as a prepayment in full of such mortgage loan.

                                In addition, with respect to the mortgage loan identified as Loan No. 10 on Annex A to this prospectus supplement, the related mezzanine lender will have the right to purchase such mortgage loan upon the occurrence and continuation of an event of default under such mortgage loan, as set forth under the related mezzanine intercreditor agreement. This would have the same effect on the offered certificates as a prepayment in full of such mortgage loan.

                               SIGNIFICANT LOANS


                          TEN LARGEST MORTGAGE LOANS


                                                        AGGREGATE       % OF
                            NUMBER OF    NUMBER OF      PRINCIPAL     INITIAL
                             MORTGAGE    MORTGAGED   BALANCE OF THE     POOL
LOAN NAME                     LOANS     PROPERTIES   MORTGAGE LOANS   BALANCE
-------------------------- ----------- ------------ ---------------- ---------
DDR Portfolio ............       1           7        $ 74,500,000      6.30%
Boulevard Mall ...........       1           1        $ 48,667,436      4.11
Clinton Manor
 Apartments ..............       1           1        $ 41,955,473      3.55
Prosperity Office Park--
 Buildings B and C .......       1           1        $ 36,128,113      3.05
Charleston Commons(3) ....       1           1        $ 34,556,525      2.92
Gateway Center
 Marshalls ...............       1           1        $ 30,436,790      2.57
La Frontera Village-II ...       1           1        $ 28,100,000      2.38
Woodbury Centre ..........       1           1        $ 25,977,007      2.20
Wiener Portfolio II ......       1           5        $ 22,934,965      1.94
Wellbridge Portfolio .....       1          15        $ 22,826,130      1.93
                                 -          --        ------------     -----
Total/Weighted Average ...      10          34        $366,082,440     30.94%
                                ==          ==        ============     =====


                                                                  WEIGHTED AVERAGES
                                          -----------------------------------------------------------------
                                % OF
                             APPLICABLE
                            INITIAL LOAN                  STATED                                    LTV
                                GROUP      MORTGAGE      REMAINING               CUT-OFF DATE    RATIO AT
LOAN NAME                    BALANCE(2)      RATE     TERM (MOS.)(4)   DSCR(1)   LTV RATIO(1)   MATURITY(1)
-------------------------- -------------- ---------- ---------------- --------- -------------- ------------
DDR Portfolio ............       8.29%       4.129%          58          4.53x       43.68%        43.68%
Boulevard Mall ...........       5.41%       4.274%         119          2.78x       52.61%        42.26%
Clinton Manor
 Apartments ..............      14.78%       5.010%         119          1.52x       68.78%        56.64%
Prosperity Office Park--
 Buildings B and C .......       4.02%       5.360%         117          1.53x       72.11%        60.18%
Charleston Commons(3) ....       3.84%       5.150%         119          1.38x       77.90%        64.44%
Gateway Center
 Marshalls ...............       3.38%       5.430%         118          1.38x       79.83%        66.70%
La Frontera Village-II ...       3.13%       5.200%         120          1.48x       76.99%        63.72%
Woodbury Centre ..........       2.89%       5.750%         116          1.43x       79.93%        67.78%
Wiener Portfolio II ......       8.08%       4.890%          59          1.24x       79.09%        72.91%
Wellbridge Portfolio .....       2.54%       7.476%         115          4.13x       32.93%        28.53%
Total/Weighted Average ...                   5.029%         102          2.41x       63.46%        54.61%

----------
(1) With respect to the mortgage loans identified as Loan Nos. 2 and 10 on Annex A to this prospectus supplement, the principal balance of the mortgage loan or mortgage loans that are pari passu with such mortgage loan are included in the calculation of the DSCR and LTV Ratios.

(2) Except for the mortgage loans identified as Loan Nos. 3 and 9 on Annex A to this prospectus supplement, all of the mortgage loans represented in this table are part of loan group 1.

(3) The DSCR and Cut-off Date LTV Ratio would be 1.47x and 72.99%, respectively, if calculated after netting out a cash holdback reserve of $2,180,000.

(4) Calculated based on the respective anticipated prepayment date for the anticipated prepayment date loans.

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations................   The offered certificates will be offered in
                                minimum denominations of $10,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance
 and Settlement................  Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC. You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or the Euroclear System will be made in accordance with the usual rules and operating procedures of those systems.

                                We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                                See "Description of the
                                Certificates--Book-Entry Registration and
                                Definitive Certificates" in this prospectus supplement and in the prospectus.

Information Available to
 Certificateholders..........   On each distribution date, the trustee will
                                make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.

                                Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.

                                See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

Deal Information/Analytics...   Certain information concerning the mortgage
                                loans and the offered certificates will be available to you through the following services:

                                o Bloomberg, L.P.

                                o the trustee's website at www.etrustee.net.

Optional Termination.........   On any distribution date on which the
                                aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class
                                S-1A, Class S-1B, Class S-2, Class R and Class
                                LR certificates), including the Class X-1, Class X-2, Class BLVD-1, Class BLVD-2, Class
                                BLVD-3, Class BLVD-4 and Class BLVD-5
                                certificates (provided, however, that the Class
                                A-1 through Class H certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange.

                                See "Description of the
                                Certificates--Termination; Retirement of
                                Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status...................   Elections will be made to treat designated
                                portions of the trust (exclusive of interest that is deferred after the anticipated prepayment date on the mortgage loans that have anticipated prepayment dates and the related distribution account for this deferred interest) as two separate REMICs--a Lower-Tier REMIC and an Upper-Tier REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                                Pertinent federal income tax consequences of an investment in the offered certificates include:


                                o Each class of offered certificates (and the Class X-1, Class X-2, Class A-1A, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class BLVD-1, Class BLVD-2, Class BLVD-3, Class BLVD-4 and Class BLVD-5 certificates) will represent "regular interests" in the Upper-Tier REMIC.

                                o The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

                                o You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                                o   It is anticipated that the offered
                                    certificates will be issued at a premium.

                                See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations.........   Subject to important considerations described
                                under "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the accompanying prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment.............   The offered certificates will not constitute
                                "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

                                See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

Ratings......................   The offered certificates will not be issued
                                unless each of the offered classes receives the following ratings from Fitch Ratings and Moody's
                                Investors Service, Inc.:

                                                          FITCH     MOODY'S
                                                         -------   --------
                                  Class A-1 ..........     AAA        Aaa
                                  Class A-2 ..........     AAA        Aaa
                                  Class A-3 ..........     AAA        Aaa
                                  Class A-4 ..........     AAA        Aaa
                                  Class B ............      AA        Aa2
                                  Class C ............     AA-        Aa3

                                A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See "Yield and Maturity Considerations," "Risk Factors" and "Ratings" in this prospectus supplement and "Rating" and "Yield and Maturity Considerations" in the prospectus.

                                See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below (in addition to those risks described in the prospectus under "Risk Factors") are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in Texas, New York, California, Virginia, Nevada, Maryland and Florida represent approximately 14.94%, 13.02%, 11.88%, 8.36%, 7.21%, 4.89% and 4.71%, respectively, by allocated loan amounts, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.


RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses or losses relating to a particular loan group will be more severe if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o The largest mortgage loan represents approximately 6.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 8.29% of the aggregate principal balance of loan group 1 as of the cut-off date.

     o The five largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 19.93% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, approximately 21.56% of the aggregate principal balance of loan group 1 as of the cut-off date and approximately 14.78% of the aggregate principal balance of loan group 2 as of the cut-off date.

     o The ten largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 30.94% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, approximately 33.50% of the aggregate principal balance of loan group 1 as of the cut-off date and approximately 22.86% of the aggregate principal balance of loan group 2 as of the cut-off date.

     The other mortgage loans or group of cross-collateralized mortgage loans not described above represent, in the aggregate, less than approximately 69.06% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types also can pose increased risks. In that regard, the following table lists the property type concentrations of the pool of mortgage loans as of the cut-off date:


                         PROPERTY TYPE CONCENTRATIONS

                                            AGGREGATE
                                            PRINCIPAL                     % OF        % OF
                                             BALANCE          % OF      INITIAL     INITIAL
                           NUMBER OF          OF THE        INITIAL       LOAN        LOAN        # OF
                           MORTGAGED         MORTGAGE         POOL      GROUP 1     GROUP 2     UNITS OR
PROPERTY TYPE            PROPERTIES(1)       LOANS(2)       BALANCE     BALANCE     BALANCE      NRA(4)
----------------------- --------------- ----------------- ----------- ----------- ----------- -----------
Retail(3) .............        44        $  475,008,405       40.15%      52.83%       0.00%   5,509,206
Total Multifamily .....        54           333,674,886       28.20        5.54      100.00        8,700
 Multifamily ..........        38           263,622,862       22.28        1.10       89.39        6,097
 Manufactured
 Housing ..............        16            70,052,024        5.92        4.44       10.61        2,603
Office ................        27           211,049,496       17.84       23.47        0.00    2,023,112
Self Storage ..........        28            83,705,495        7.08        9.31        0.00    1,647,032
Industrial ............         6            50,715,587        4.29        5.64        0.00    1,646,150
Other(7) ..............        15            22,826,130        1.93        2.54        0.00    1,649,751
Hotel .................         1             6,100,000        0.52        0.68        0.00          198
                               --        --------------      ------      ------      ------
Totals ................       175        $1,183,079,998      100.00%     100.00%     100.00%
                              ===        ==============      ======      ======      ======


                                                                WEIGHTED AVERAGES
                                       -------------------------------------------------------------------
                            CUT-OFF
                             DATE
                            BALANCE                  STATED                           CUT-OFF      LTV
                           PER # OF                REMAINING                           DATE      RATIO AT
                           UNITS OR     MORTGAGE      TERM                              LTV      MATURITY
PROPERTY TYPE               NRA(4)        RATE     (MOS.)(5)   OCCUPANCY   DSCR(6)   RATIO(6)     (5)(6)
----------------------- -------------- ---------- ----------- ----------- --------- ---------- -----------
Retail(3) .............  $    118.47      5.240%      108         96.35%     2.09x     67.69%      57.60%
Total Multifamily .....  $ 61,650.12      5.103%       94         95.26%     1.51x     72.43%      63.25%
 Multifamily ..........  $ 69,254.46      5.135%       97         94.96%     1.50x     72.27%      62.89%
 Manufactured
 Housing ..............  $ 33,033.12      4.980%       84         96.36%     1.54x     73.07%      64.57%
Office ................  $    123.27      5.848%      111         94.18%     1.44x     71.17%      60.42%
Self Storage ..........  $    963.21      5.614%      112         89.08%     1.73x     66.78%      54.81%
Industrial ............  $     46.88      5.654%      117         97.79%     1.45x     74.40%      62.78%
Other(7) ..............  $     35.29      7.476%      115                    4.13x     32.93%      28.53%
Hotel .................  $ 30,808.08      6.450%      120         66.96%     1.51x     67.03%      52.70%
Totals ................                   5.403%      106                    1.79x     69.20%      59.13%

----------
(1) The pool of mortgage loans includes 11 multi-property mortgage loans (identified as Loan Nos. 1, 9, 10, 17, 27, 36, 41, 77, 78, 94 and 100 on
      Annex A to this prospectus supplement), representing approximately 15.17% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 9 mortgage loans in loan group 1, or approximately 16.07% of the aggregate principal balance of such loan group as of the cut-off date, and 2 mortgage loans in loan group 2, or approximately 12.34% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(2) Based on the allocated loan amount for mortgage loans secured by more than one mortgaged property.

(3) Thirty-three of such mortgage loans, representing approximately 37.52% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored," (or approximately 49.37% of the aggregate principal balance of loan group 1 as of the cut-off date).

(4) "NRA" means net rentable area and is applicable to retail, office, industrial, self storage and other properties.

(5) Calculated based on the respective anticipated prepayment date for the anticipated prepayment date loans.

(6) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback and/or letter of credit amounts for 3 mortgage loans (identified as Loan Nos. 12, 15 and 30 on Annex A to this prospectus supplement), representing approximately 4.26% of the principal balance of the pool of mortgage loans as of the cut-off date (which includes 1 mortgage loan in loan group 1, or approximately 2.41% of the aggregate principal balance of such loan group as of the cut-off date, and 2 mortgage loans in loan group 2, or approximately 10.12% of the aggregate principal balance of such loan group as of the cut-off date). In addition, with respect to the mortgage loans identified as Loan Nos. 2 and 10 on Annex A of this prospectus supplement, the principal balance of the mortgage loans that are pari passu to such mortgage loan and not included in the trust is used for purposes of calculating the DSCR and LTV Ratios.

(7) The mortgaged properties referenced in this category are health club properties and secure one mortgage loan (identified as Loan No. 10 on Annex A to this prospectus supplement).

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

     In particular, the mortgage loans in loan group 1 are secured primarily by properties other than multifamily and the mortgage loans in loan group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A certificates are generally received from collections on the mortgage loans in loan group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class A-1A certificates than if such class received principal distributions from other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class B through P certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-2, Class A-3 and Class A-4 certificates.


MORTGAGE LOANS WITH RELATED BORROWERS

     Certain groups of non-cross collateralized mortgage loans have borrowers related to each other. The largest of these groups (identified as Loan Nos. 14, 45, 46 and 61 on Annex A to this prospectus supplement) represents approximately 3.48% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes 1 mortgage loan in loan group 1, or approximately 2.11% of the aggregate principal balance of such loan group as of the cut-off date, and 3 mortgage loans in loan group 2, or approximately 7.82% of the aggregate principal balance of such loan group as of the cut-off date).

     Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.


MORTGAGE LOANS SECURED BY MULTIPLE MORTGAGED PROPERTIES

     Eleven mortgage loans, representing approximately 15.17% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 9 mortgage loans in loan group 1, or approximately 16.07% of the aggregate principal balance of such loan group as of the cut-off date, and 2 mortgage loans in loan group 2, or approximately 12.34% of the aggregate principal balance of such loan group as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Mortgage loans secured by more than one mortgaged property in a state with "one action" or similar rules may have security arrangements that are difficult to enforce (as a practical matter). In addition, with respect to any mortgage loan secured by multiple mortgaged properties in more than one state, it may be necessary upon a default thereof to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of each mortgaged property is not impaired or released.


BORROWER ORGANIZATION CONSIDERATIONS

     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers have previously owned property other than the related mortgaged property or may not otherwise be required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loan documents limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     In exchange for tax benefits from New York City, the sole member of the borrower on the mortgage loan (identified as Loan No. 6 on Annex A to this prospectus supplement), representing approximately 2.57% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.38% of the aggregate principal balance of loan group 1 as of the cut-off date) is required to employ, or cause to be employed, at least 1,275 people at Gateway Center (the complex in which the related mortgaged property is included) during the years from 2006 through 2010. In the event the borrower's sole member fails to meet this condition, the borrower's sole member may be assessed a penalty in an amount up to $2,090,320. A sponsor of the mortgage loan has guaranteed any losses the lender may suffer as a result of such obligation. There can be no assurance that if losses are incurred by the lender, the guarantor will satisfy its obligations.


CROSS-COLLATERALIZED MORTGAGE LOANS ENTAIL RISKS

     One group of mortgage loans, consisting of 3 mortgage loans in the aggregate (identified as Loan Nos. 34, 35 and 36 on Annex A to this prospectus supplement), representing approximately 0.80% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.06% of the aggregate principal balance of loan group 1 as of the cut-off date), are cross-collateralized or cross-defaulted. These arrangements seek to reduce the risk that the inability of a mortgaged property securing each such mortgage loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower. If the lien is avoided, the lender would lose the benefits afforded by such lien. In addition, the lender could experience delay in exercising remedies with respect to cross-collateralized loan groups involving properties located in more than one state.


ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or the fiscal agent have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, as of the date hereof, the mortgage loan sellers have informed us of the following actual or potential additional indebtedness secured by a mortgaged property with respect to the mortgage loans:

     o One mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing 6.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.29% of the aggregate principal balance of loan group 1 as of the cut-off date), is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in the split loan structure is not included in the trust.

          The other mortgage loan has an aggregate unpaid principal balance as of the cut-off date of $35,500,000 and is subordinate in right of payment to the mortgage loan that is included in the trust. See "Description of the Mortgage Pool--Split Loan Structures--The DDR Portfolio Whole Loan" in this prospectus supplement.

     o One mortgage loan (identified as Loan No. 2 on Annex A to this prospectus supplement), representing approximately 4.11% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 5.41% of the aggregate principal balance of loan group 1 as of the cut-off date), is one of three mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. One of the mortgage loans which is part of the split loan structure but which is not included in the trust is pari passu in right of payment with the mortgage loan included in the trust and has an outstanding principal balance as of the cut-off date of $48,667,436. The remaining mortgage loan which is part of the split loan structure is included in the trust, but is subordinate in right of payment to the two pari passu mortgage loans in the split loan structure. Such subordinate mortgage loan has an outstanding principal balance as of the cut-off date of $22,514,750 and supports only the Class BLVD Certificates. See "Description of the Mortgage Pool--Split Loan Structures--The Boulevard Mall Whole Loan" in this prospectus supplement.

     o One mortgage loan (identified as Loan No. 10 on Annex A to this prospectus supplement), representing approximately 1.93% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.54% of the aggregate principal balance of loan group 1 as of the cut-off date), is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loans in the split loan structure are not included in the trust. Two of the mortgage loans which are part of the split loan structure but which are not included in the trust are pari passu in right of payment with the mortgage loan included in the trust and have outstanding principal balances as of the cut-off date of $25,417,743 and $9,967,742, respectively. The remaining mortgage loan which is part of the split loan structure but which is not included in the trust has an outstanding principal balance as of the cut-off date of $29,741,652, and is subordinate in right of payment to the mortgage loan included in the trust and the two other pari passu notes that are part of the split loan structure. See "Description of the Mortgage Pool--Split Loan Structures--The Wellbridge Whole Loan" in this prospectus supplement.

     All of the mortgage loans either prohibit future unsecured subordinated debt, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. As of the date hereof, the applicable mortgage loan sellers have informed us that they are aware of the following actual or potential unsecured indebtedness with respect to the mortgage loans:

     o With respect to one mortgage loan (identified as Loan No. 41 on Annex A to this prospectus supplement), representing approximately 0.76% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.00% of the aggregate principal balance of loan group 1 as of the cut-off date), the related borrower has incurred unsecured subordinate debt in the original amount of $250,000 payable to an affiliate of the borrower. The debt has been subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

     o The terms of certain loans permit or require the borrowers to post letters of credit and/or surety bonds for the mortgage loan or for project-related improvements, which may constitute a contingent reimbursement obligation of the related borrower or affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Additionally, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related mortgaged property. As of the date hereof, the applicable mortgage loan sellers have informed us of the following actual or potential mezzanine debt:

     o With respect to one mortgage loan (identified as Loan No. 10 on Annex A to this prospectus supplement), representing approximately 1.93% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.54% of the aggregate principal balance of loan group 1 as of the cut-off date), the parent of the related borrower has a current principal balance as of the cut-off date of $19,553,359 in mezzanine debt. The related mezzanine lender has entered into an intercreditor agreement pursuant to which, among other things, the related mezzanine lender has subordinated the mezzanine loan documents to the mortgage loan documents of the mortgage loan included in the trust and has the option to cure and/or purchase the related mezzanine loan upon the occurrence and continuance of an event of default as set forth in such intercreditor agreement.

     o With respect to one mortgage loan (identified as Loan No. 30 on Annex A to this prospectus supplement), representing approximately 0.86% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.58% of the aggregate principal balance of loan group 2 as of the cut-off date), the parent of the related borrower has incurred mezzanine debt having an outstanding principal balance attributable to the mortgage loan as of the cut-off date of $573,281. The related mezzanine lender has entered into an intercreditor agreement pursuant to which, among other things, the related mezzanine lender has subordinated the mezzanine loan documents to the mortgage loan documents of the mortgage loan included in the trust. The loan documents permit the owners of the borrower to incur additional mezzanine debt by pledging its interests in the borrower and the managing member of the borrower subject to the satisfaction of certain criteria including, amongst other things, an aggregate loan-to-value ratio of not more than 80% and an aggregate debt service coverage ratio constant of 1.20x or greater.

     o With respect to one mortgage loan (identified as Loan No. 5 on Annex A to this prospectus supplement), representing approximately 2.92% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.84% of the aggregate principal balance of loan group 1 as of the cut-off date), the loan documents permit the partners of the borrower to incur mezzanine debt in an amount up to $3,000,000 by pledging their partnership interests in the borrower, subject to the satisfaction of certain criteria set forth in the loan documents (including lender and rating agency approval of the proposed mezzanine lender).

     o With respect to one mortgage loan (identified as Loan No. 6 on Annex A to this prospectus supplement), representing approximately 2.57% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.38% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgage loan documents permit each of the sponsors (The Related Companies, L.P. ("TRCLP") and Blackacre Capital Partners, L.P.) to pledge its interest in Related Retail, LP (the managing member of the managing member of the owner of the related borrower) and Blackacre RBV Gateway, LLC ("Blackacre Gateway") (the managing member of a member of the owner of the related borrower), respectively, as collateral in traditional corporate financings with institutional lenders without the consent of the lender. Such mortgage loan also permits the direct and indirect owners of Blackacre Gateway or LR Gateway LLC (a member of a member of the owner of the related borrower) to pledge all or any portion of their membership interest in Blackacre Gateway or LR Gateway LLC, as applicable, as collateral for a mezzanine loan, subject to the satisfaction of conditions, including an aggregate debt service coverage ratio of not less than 1.15x, an aggregate loan-to-value ratio of not more than 85% and the delivery of a satisfactory intercreditor and subordination agreement.

     o With respect to one mortgage loan (identified as Loan No. 13 on Annex A to this prospectus supplement), representing approximately 1.81% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.38% of the aggregate principal balance of loan group 1 as of the cut-off date), the loan documents permit the borrower to pledge equity ownership interests in the borrower (other than direct interests in borrower held by a managing member or general partner of borrower) subject to the satisfaction of certain criteria including, among other things, a loan-to-value ratio of not more than 80%, a debt service coverage ratio constant of at least 1.00x for the immediately trailing three month period annualized, a debt service coverage ratio actual of not less than 1.25x for the immediately trailing twelve month period and execution of a intercreditor and subordination agreement.

     o With respect to one mortgage loan (identified as Loan No. 14 on Annex A to this prospectus supplement), representing approximately 1.60% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.11% of the aggregate principal balance of loan group 1 as of the cut-off date), the loan documents permit the assumption of the loan by a certain transferee under limited circumstances and upon approval by the lender. Upon the transfer of the property to the transferee, the loan documents permit a one-time mezzanine financing subject to the satisfaction of certain criteria including, amongst other things, a loan-to-value ratio of not more than 80%, a debt service coverage ratio constant greater than or equal to 1.30x to 1.00x (each calculated taking into account the mezzanine financing) and execution of a mezzanine intercreditor agreement.

     o With respect to one mortgage loan (identified as Loan No. 15 on Annex A to this prospectus supplement), representing approximately 1.57% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 6.53% of the aggregate principal balance of loan group 2 as of the cut-off date), the loan documents permit the borrower to pledge equity ownership interests in the borrower (other than direct interests in borrower held by a managing member or general partner of borrower) subject to the satisfaction of certain criteria including, among other things, a loan-to-value ratio of not more than 80%, a debt service coverage ratio of not less than 1.00x based on a 9.25% loan constant payment rate and net operating income as underwritten and execution of a intercreditor and subordination agreement.

     o With respect to one mortgage loan (identified as Loan No. 45 on Annex A to this prospectus supplement), representing approximately 0.68% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.82% of the aggregate principal balance of loan group 2 as of the cut-off date), the loan documents permit the borrower to pledge equity ownership interests in the borrower (other than direct interests in borrower held by a managing member or general partner of borrower) subject to the satisfaction of certain criteria including, among other things, an aggregate loan-to-value ratio that will not exceed 85%, an aggregate debt service coverage ratio equal to or greater than 1.10x (each calculated taking into account any existing or proposed mezzanine financing) and execution of a intercreditor and subordination agreement.

     o With respect to one mortgage loan (identified as Loan No. 46 on Annex A to this prospectus supplement), representing approximately 0.68% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.82% of the aggregate principal balance of loan group 2 as of the cut-off date), the loan documents permit the borrower to pledge equity ownership interests in the borrower (other than direct interests in borrower held by a managing member or general partner of borrower) subject to the satisfaction of certain criteria including, among other things, an aggregate loan-to-value ratio that will not exceed 85%, an aggregate debt service coverage ratio equal to or greater than 1.10x (each calculated taking into account any existing or proposed mezzanine financing) and execution of a intercreditor and subordination agreement.

     o With respect to one mortgage loan (identified as Loan No. 61 on Annex A to this prospectus supplement), representing approximately 0.52% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.18% of the aggregate principal balance of loan group 2 as of the cut-off date), the loan documents permit the borrower to pledge equity ownership interests in the borrower (other than direct interests in borrower held by a managing member or general partner of borrower) subject to the satisfaction of certain criteria including, among other things, an aggregate loan-to-value ratio that will not exceed 85%, an aggregate debt service coverage ratio equal to or greater than 1.10x (each calculated taking into account any existing or proposed mezzanine financing) and execution of a intercreditor and subordination agreement.

     o With respect to one mortgage loan (identified as Loan No. 83 on Annex A to this prospectus supplement), representing approximately 0.38% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.50% of the aggregate principal balance of loan group 1 as of the cut-off date), from April 17, 2004, a member (but not a managing member) of the borrower is permitted to pledge its interest in the borrower as collateral for a mezzanine loan, subject to the satisfaction of certain criteria, including, among other things, approval by the lender of the mezzanine documents and evidence that the combined potential mezzanine loan and the mortgage loan will have an aggregate loan-to-value ratio of not more than 80% and debt service coverage ratio of not less than 1.25x.

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     See "Description of the Mortgage Pool--General" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED PREPAYMENT DATE

     One hundred thirty-six of the mortgage loans, representing approximately 93.30% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 98 mortgage loans in loan group 1, or approximately 91.18% of the aggregate principal balance of such loan group as of the cut-off date, and 38 mortgage loans in loan group 2, or approximately 100.00% of the aggregate principal balance of such loan group as of the cut-off date), require balloon payments at their stated maturity, and 2 of the mortgage loans, representing approximately 6.70% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include two mortgage loans in loan group 1, or approximately 8.82% of the aggregate principal balance of such loan group as of the cut-off date), will have a substantial balance outstanding at their anticipated prepayment dates. Ninety-six of the mortgage loans, representing approximately 67.36% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 72 mortgage loans in loan group 1, or approximately 71.32% of the aggregate principal balance of such loan group as of the cut-off date, and 24 mortgage loans in loan group 2, or approximately 54.82% of the aggregate principal balance of such loan group as of the cut-off date), have either a maturity date or an anticipated prepayment date in the year 2013. Mortgage loans with substantial remaining principal balances at their stated maturity (i.e., "APD Loans" or "Balloon Loans") involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated prepayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related properties;

     o    the borrower's equity in the related properties;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the property;

     o    reductions in government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL, MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial, multifamily and/or manufactured housing community properties. Commercial, multifamily and manufactured housing community lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the adequacy of the property's management and maintenance;

     o    the age, design and construction quality of the properties;

     o management's ability to convert an unsuccessful property to an alternate use;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    new construction of competing properties in the same market;

     o    the adequacy of the property's management and maintenance;

     o increases in operating expenses, including, but not limited to, insurance premium increases;

     o    dependence on tenant(s) in a particular business or industry;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    rent control or rent stabilization laws;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant represents a significant portion of the rental income. Mortgaged properties leased to a single tenant or a tenant that represents a significant portion of the rental income also are more susceptible to interruptions of cash flow if such tenant fails to renew its lease. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Three mortgage loans, representing approximately 1.23% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.62% of the aggregate principal balance of loan group 1 as of the cut-off date), are secured by mortgaged properties leased to a single tenant. Except with respect to one mortgage loan, (identified as Loan No. 114 on Annex A to this prospectus supplement), representing approximately 0.25% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.33% of the aggregate principal balance of loan group 1 as of the cut-off date), all of the leases for each of these single tenants extend beyond the stated maturity date of the mortgage loans. Additionally, the underwriting of certain of these mortgage loans secured by mortgaged properties leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property, and where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the underwriters considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the single-tenant mortgage loans took into account the creditworthiness of the tenants under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt-service-coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" and "--Office Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    tenants were unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or re-let the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office, and industrial properties are set forth on Annex A to this prospectus supplement. Certain of the significant tenants have lease expiration dates that occur prior to the loan maturity date. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Certain of the mortgaged properties may have tenants affiliated with the related borrower. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

     Even if vacated space is successfully re-let, the costs associated with re-letting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and re-letting the property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     Additionally, with respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

     Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes REO, it is possible that an affiliate of the borrower may remain as a tenant.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


TENANT BANKRUPTCY ENTAILS RISKS

     Certain of the tenants at some of the mortgaged properties may have been, may currently be or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).


MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are generally not insured or guaranteed by any person or entity, governmental or otherwise.

     Generally, each mortgage loan is a nonrecourse loan, except with respect to liabilities resulting from certain matters such as fraud or misappropriation of funds. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Even if a mortgage loan becomes recourse to the borrower, in most cases, the borrower's assets are limited to primarily its interest in the related mortgaged property. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property.


RISKS TO THE MORTGAGED PROPERTIES RELATING TO RECENT TERRORIST ATTACKS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the

Washington, D.C. area and Pennsylvania. The terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--Property Insurance" below.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     There are 44 retail properties, securing approximately 40.15% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 52.83% of the aggregate principal balance of loan group 1 as of the cut-off date).

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An anchor tenant is usually proportionately larger in size and is important in attracting customers to a retail property, whether or not it is part of the related mortgaged property. Thirty-nine of the mortgaged properties, securing approximately 37.52% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 49.37% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored." Five of the mortgaged properties, securing approximately 2.63% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.46% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close or, in certain circumstances, fail to open, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain tenants or anchor stores may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including, without limitation, other stores not being open for business at the mortgaged property or the subject store not meeting the minimum sales requirement under its lease. The leases for certain anchor stores may lack operating covenants requiring them to remain open. Further, economic conditions affecting the business of the anchor tenant at other locations may have an adverse impact on the anchor tenant's business at the related mortgaged property. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and price/shopping clubs; catalogue retailers; home shopping networks; internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

   In addition, various factors may affect the economic performance of retail properties, including:

     o    local competitive conditions;

     o    adverse changes in consumer spending;

     o    quality of management;

     o    need to make major improvements to satisfy tenants; and

     o a decline in the business of tenants, resulting in tenants ceasing operations, not renewing their leases, going dark or filing for bankruptcy.


MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     There are 38 multifamily properties, securing approximately 22.28% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes 2 mortgaged properties securing approximately 1.10% of the aggregate principal balance of loan group 1 as of the cut-off date, and 36 mortgaged properties securing approximately 89.39% of the aggregate principal balance of loan group 2 as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building, such as its age, appearance and construction quality;

     o local employers, including military bases and colleges, relocating, closing or going out of business;

     o the location of the property, which may become less desirable over time;

     o the ability of management to rent units and provide adequate maintenance and insurance;

     o    the services and amenities at the property;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, as well as physical layout of the housing, which may not be readily convertible to traditional multifamily use;

     o    the presence of competing properties;

     o the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to or being heavily a local military base or workers from a particular business or industry;

     o    local competitive conditions;

     o    quality of management;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o state and local regulations that may affect the building owner's ability to increase rent to market rent for an equivalent apartment; and

     o    the length of the term of the lease.

     Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within such mortgaged properties or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to three mortgage loans (identified as Loan Nos. 3, 50 and 111 on Annex A to this prospectus supplement), representing approximately 4.43% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 18.45% of the aggregate principal balance of loan group 2 as of the cut-off date), some or, in certain instances, substantially all of the current tenants receive assistance under the Section 8 Tenant-Based Assistance Rental Certificate Program. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.


OFFICE PROPERTIES HAVE SPECIAL RISKS

     There are 27 office properties, securing approximately 17.84% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 23.47% of the aggregate principal balance of loan group 1 as of the cut-off date).

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o the failure of federal, state and local government-sponsored tenants to sustain relevant appropriations, resulting in such tenants terminating their leases;

     o a decline in the business of tenants, resulting in tenants ceasing operations, not renewing their leases or filing for bankruptcy;

     o    the desirability of the area as a business location; and

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property for new tenants. See "--Risks Relating to Loan Concentrations" above.

     Technology, communications and internet start-up companies have experienced over the past several years a variety of factors that tend to make their businesses relatively volatile. Many of those companies have little or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology, communications and internet start-up companies often require significant build-out related to special technology which may adversely affect the ability of the landlord to re-let the properties. The relative instability or failure of these tenants may have an adverse impact on certain of the properties.

     Included in the office properties referenced above are 3 medical office properties, which secure approximately 4.19% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 5.52% of the aggregate principal balance of loan group 1 as of the cut-off date). The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.


SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

     There are 28 self storage properties, securing approximately 7.08% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 9.31% of the aggregate principal balance of loan group 1 as of the cut-off date). Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

     o    decreased demand;

     o    competition;

     o    lack of proximity to apartment complexes or commercial users;

     o    apartment tenants moving to single-family homes;

     o    decline in services rendered, including security;

     o    dependence on business activity ancillary to renting units;

     o    age of improvements; or

     o other factors so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

     Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.


MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

     There are 16 manufactured housing community properties, securing approximately 5.92% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes 7 mortgaged properties securing approximately 4.44% of the aggregate principal balance of loan group 1 as of the cut-off date, and 9 mortgaged properties securing approximately 10.61% of the aggregate principal balance of loan group 2 as of the cut-off date). Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income producing real estate.

     The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing communities;

     o    apartment buildings; and

     o    site built single family homes.

   Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o    location of the manufactured housing community;

     o the ability of management to provide adequate maintenance and insurance;

     o    the type of services or amenities it provides;

     o    the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.


INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     There are 6 industrial properties, securing approximately 4.29% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 5.64% of the aggregate principal balance of loan group 1 as of the cut-off date). Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.


OTHER PROPERTIES HAVE SPECIAL RISKS

     Health Club Properties. There are 15 health club properties securing approximately 1.93% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.54% of the aggregate principal balance of loan group 1 as of the cut-off date).

     Several factors may adversely affect the value and successful operation of a health club property, including:

     o the physical attributes of the health club property (e.g., its age, appearance and layout);

     o the reputation, safety, convenience and attractiveness of the property to users;

     o    the quality and philosophy of management;

     o    management's ability to control membership growth and attrition;

     o competition in the tenant's marketplace from other health clubs and alternatives to health clubs; or

     o adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income) which may result in decreased demand.

     In addition, there may be significant costs associated with changing consumer preferences (e.g., multi purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). Furthermore, health club properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club property consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences or for other uses.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     There is 1 hotel property, securing approximately 0.52% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.68% of the aggregate principal balance of loan group 1 as of the cut-off date), that are considered full-service or limited-service.

     Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     When applicable, the liquor licenses for most of the mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

PROPERTIES WITH CONDOMINIUM OWNERSHIP HAVE SPECIAL RISKS

     One mortgage loan (identified as Loan No. 24 on Annex A to this prospectus supplement), representing approximately 1.06% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.40% of the aggregate principal balance of loan group 2 as of the cut-off date), is secured by the related borrower's ownership interest in a condominium project and the related voting rights in the owners' association for the project. The related borrower has a controlling vote in the owners' association.

     One mortgage loan (identified as Loan No. 10 on Annex A to this prospectus supplement), representing approximately 1.93% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.54% of the aggregate principal balance of loan group 1 as of the cut-off date), is secured by 15 properties, of which one property is the related borrower's fee simple interest in an entire condominium unit and the related voting rights and the related borrower's leasehold ownership interest in a separate condominium unit which does not contain any portion of the building. The remaining condominium units in the building are not part of the collateral for this loan. The related borrower has at least 50% of the voting rights of the condominium board, which board determines the common charges related to the repair, maintenance, replacement, restoration and operation of the condominium units in the property. A unanimous vote of each condominium owner present at a meeting of the condominium board is required. In the event of a dispute between the condominium owners arising from the operation of the condominium, such parties are required to resolve such dispute through voluntary binding arbitration.

     Due to the nature of condominiums and a borrower's ownership interest therein, a default will not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties such as hotels and self storage facilities, or other properties (including, in some cases, multifamily properties) deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions" below.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     Four of the mortgage loans (identified as Loan Nos. 10, 43, 64, and 133 on Annex A to this prospectus supplement), representing approximately 3.31% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.35% of the aggregate principal balance of loan group 1 as of the cut-off date), are secured in part by a lien on a fee simple estate in a portion of the related real property, and in part by a lien on a leasehold estate in the remaining portion of the related real property. In addition, four of the mortgage loans (identified as Loan Nos. 7, 11, 18 and 106 on Annex A to this prospectus supplement), representing approximately 5.93% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 7.80% of the aggregate principal balance of loan group 1 as of the cut-off date), are secured by a fee simple estate and a leasehold estate in the entire commercial property, and one of the mortgage loans (identified as Loan No. 71 on Annex A to this prospectus supplement), representing approximately 0.46% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.61% of the aggregate principal balance of loan group 1 as of the cut-off date) is secured by a lien on the fee simple estate, the leasehold improvements, and the base economic rentals (but not common area maintenance or payment-in-lieu-of-taxes amounts) due under the related sub-ground lease. Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property may be riskier than lending on a fee ownership interest in that property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--
Leasehold Risks" in the prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing Under the Pooling and Servicing Agreement--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     Affiliates of the depositor, the mortgage loan sellers, the master servicer, the primary servicer or the special servicer may purchase a portion of the Series 2003-C2 certificates. This could cause a conflict between the master servicer's or the special servicer's respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate. In addition, the holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is possible that the special servicer or an affiliate thereof may be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See "Servicing Under the Pooling and Servicing Agreement--General" in this prospectus supplement.

     Additionally, any of those parties may, especially if it or an affiliate holds Series 2003-C2 non-offered certificates, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. For instance, if a special servicer or an affiliate holds Series 2003-C2 non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2003-C2 non-offered certificates.

     Additionally, the master servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

DIRECTING CERTIFICATEHOLDER OR SUBORDINATE DEBT HOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     In connection with the servicing under the pooling and servicing agreement, the directing certificateholder may withhold its consent to certain actions proposed by the master servicer or the special servicer or direct the master servicer or the special servicer to take or refrain from taking certain actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates.

     In addition, three mortgage loans (identified as Loan Nos. 1, 2 and 10 on Annex A to this prospectus supplement), representing approximately 12.34% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 16.24% of the aggregate principal balance of loan group 1 as of the cut-off date), are each one of two or more mortgage loans that are part of a split loan structure, each of which is secured by a single mortgage instrument on the related mortgaged property. In each case, at least one of such other mortgage loans is subordinate in right of payment to the mortgage loan that is included in the trust. The subordinate debt holders will have the right, subject to the satisfaction of certain conditions set forth in the pooling and servicing agreement (or, in the case of the loan identified as Loan No. 10, the separate pooling and servicing agreement under which it is serviced) and the related intercreditor agreement, to advise and direct the related master servicer and/or special servicer with respect to various servicing matters affecting the mortgage loan. The subordinate debt holders may have interests in conflict with those of the certificateholders of the classes of offered certificates.

     It is possible that the directing certificateholder may withhold its consent to actions proposed by the master servicer or the special servicer or direct the master servicer or special servicer to take or refrain from taking actions which conflict with the interests of certain classes of the offered certificates and the directing certificateholder will have no liability to any certificateholder outside the controlling class for any action it takes or fails to take. It is also possible that a subordinate debt holder may withhold its consent to actions proposed by the master servicer or the special servicer or direct the master servicer or special servicer to take or refrain from taking actions which conflict with the interests of certain classes of the offered certificates and the subordinate debt holder will have no liability to any certificateholder for any action it takes or fails to take. However, neither the master servicer nor the special servicer is permitted to take actions which are prohibited by law or violate the terms of the pooling and servicing agreement (including the servicing standards) or the mortgage loan documents. See "Servicing Under the Pooling and Servicing Agreement--General" and "--Rights of the Other Noteholders and the Boulevard Mall B Noteholder" in this prospectus supplement.


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its recent decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage interest rate of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although the mortgage loans generally have prepayment protection in the form of lockout periods followed by defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment provisions or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lock-out period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     The mortgage loans do not require a yield maintenance charge for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. A repurchase may adversely affect the yield to maturity on your certificates.

     In addition, three mortgage loans (identified as Loan Nos. 1, 2 and 10 on Annex A to this prospectus supplement), representing approximately 12.34% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 16.24% of the aggregate principal balance of loan group 1 as of the cut-off date), are each one of two or more mortgage loans that are part of a split loan structure, each of which is secured by a single mortgage instrument on the related mortgaged property or properties. With respect to all of such mortgage loans, the holders of the related debt not included in the trust will have the right, subject to the satisfaction of certain conditions, described under "Servicing Under the Pooling and Servicing Agreement--Rights of the Other Noteholders and the Boulevard Mall B Noteholder" in this prospectus supplement, to purchase the related mortgage loan from the trust without payment of yield maintenance. In addition, with respect to two mortgage loans (identified as Loan Nos. 10 and 30 on Annex A to this prospectus supplement), representing approximately 2.79% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes 1 mortgage loan in loan group 1, or approximately 2.54% of the aggregate principal balance of such loan group as of the cut-off date, and 1 mortgage loan in loan group 2, or approximately 3.58% of the aggregate principal balance of such loan group as of the cut-off date), the holder of the related mezzanine debt has the right to purchase the related mortgage loan from the trust upon the occurrence and continuance of an event of default as set forth in the related intercreditor agreement. Either of these circumstances would have the same effect on the offered certificates as a prepayment in full of such mortgage loan. See "Description of the Mortgage Pool--General" in this prospectus supplement.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, penalty charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    the rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal as described in this prospectus supplement. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the

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rights of certificateholders to receive distributions on the offered certifi-
cates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3 or Class A-4 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class A-1A, Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were subject to environmental site assessments at or about the time of origination of the mortgage loans, including Phase I site assessments or updates of previously performed Phase I site assessments. In some cases, Phase II site assessments have also been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o which will be remediated or abated in all material respects by the closing date;

     o    for which an escrow for the remediation was established;

     o for which an environmental insurance policy was obtained from a third party insurer;

     o for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o for which the principal of the borrower or another financially responsible party is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, silver and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions, for example, include leaks from storage tanks, on-site spills and soil and groundwater contamination from dry cleaning operations. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and/or the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

     With respect to one mortgage loan (identified as Loan No. 2 on Annex A to this prospectus supplement), representing approximately 4.11% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 5.41% of the aggregate principal balance of loan group 1 as of the cut-off date), in connection with an investigation of a release of drycleaning compounds from a drycleaner operating at a property adjacent to the mortgaged property, some groundwater contamination including volatile organic compounds was identified at the mortgaged property. The responsible party submitted (and is in the process of implementing) a corrective action plan, which plan was submitted to and approved by appropriate regulatory agency.

     With respect to one mortgage loan (identified as Loan No. 6 on Annex A to this prospectus supplement), representing approximately 2.57% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.38% of the aggregate principal balance of loan group 1 as of the cut-off date), the underlying land, purchased by the developer (an affiliate of the borrower) from the State of New York and The City of New York, was formerly used as a municipal landfill. In connection with rezoning the property for the development of a shopping center, an environmental impact statement of the site was completed, reviewed and approved by the applicable environmental agencies, which revealed residual contamination which was mitigated during construction of the shopping center in accordance with the approved environmental impact statement. In addition, a satisfactory Phase I environmental site assessment was received in connection with such mortgage loan, which recommended no further action. One of the loan sponsors has provided standard environmental indemnities under such mortgage loan.

     See "Servicing Under the Pooling and Servicing Agreement--Realization upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk
Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must (in all circumstances required by the Internal Revenue Code) retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), any rental income based on the net profits of a tenant or sub-tenant or any income from a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in the State of New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

PROPERTY INSURANCE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 14.94%, 11.88% and 4.71% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include approximately 12.25%, 12.99% and 4.31%, respectively, of the mortgaged properties by aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and approximately 23.45%, 8.37% and 5.98%, respectively, of the mortgaged properties by aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in Texas, California and Florida, respectively, areas that have historically been at greater risk regarding acts of nature (such as earthquakes, hurricanes and floods) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     With respect to certain of the mortgage loans, the "all risk" property insurance coverage, terrorism insurance coverage and/or earthquake insurance coverage for the related mortgaged properties are provided under blanket policies that also cover other properties (that do not secure assets of the trust) owned by the related borrowers' affiliates, and accordingly the amount of coverage available for a mortgaged property would be reduced if insured events occur at such other properties. Should an uninsured loss or a loss in excess of insured limits occur at the related mortgaged property, the borrowers could suffer disruption of income from such other mortgaged properties, potentially for an extended period of time, while remaining responsible for any financial obligations relating to such mortgaged properties.

     Certain mortgage loans are secured by improvements which are insured by policies that specifically exclude coverage for acts of terrorism.

     The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to indicate that they intend to eliminate coverage for acts of terrorism from their reinsurance. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Risk Insurance Program.

     The Terrorism Risk Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim. As of July 7, 2003, the Treasury Department has established procedures for the Terrorism Risk Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured loss that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury will determine whether mandatory participation should be extended through December 2005.

     However, the Terrorism Risk Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest in an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Risk Insurance Program.

     Furthermore, because the Terrorism Risk Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Risk Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

     With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In certain instances, the insurance policies specifically exclude coverage for acts of terrorism. Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance (whether or not the mortgage loan documents specify that such insurance must be maintained), the master servicer, or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards (and subject to the consent of the directing certificateholder), that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See "Servicing Under the Pooling and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement.

     In addition, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current or future zoning laws, including use, density, parking and setback requirements, due to changes in zoning requirements that have occurred after the use was established or the improvements constructed on such properties or may occur in the future due to legislative or judicial action. The existing or future use of such properties or the improvements thereon may be deemed "legally non-conforming" under such circumstances. This means that while the borrower would not be required to cease the existing use or alter the existing improvements to comply with the existing or new law, applicable zoning could require full compliance upon the occurrence of a significant casualty or otherwise limit the continuance of legally non-conforming uses or structures. Thus, we cannot assure you that the borrower would be able to continue its current use or rebuild the existing structures "as is" in the event of a substantial casualty loss, or otherwise have the same rights as for conforming properties.

     The legally non-conforming status of a mortgaged property could thus result in an adverse impact on its cash flow following casualty. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which are non-conforming may be in violation of applicable zoning laws, although the mortgage loan sellers are not aware of any such violations that are material. The failure of a mortgaged property to comply with zoning laws or to otherwise be deemed legally non-conforming may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used, or subject the borrower to other penalties prescribed by applicable zoning laws.

     Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, and limitations on the borrower's right to operate certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged properties, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.


OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans (including, unless otherwise specified, any Other Notes) and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by anticipated aggregate principal balance of the pool of mortgage loans as of August 1, 2003 (the "Cut-off Date"), assuming that the mortgage loans make their scheduled monthly payments in August 2003. The trust will consist primarily of 138 mortgage loans secured by 175 commercial, multifamily and manufactured housing community mortgaged properties with an aggregate principal balance of approximately $1,183,079,998 (the "Initial Pool Balance") as of the Cut-off Date, subject to a permitted variance of plus or minus 10%. The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date or after application of all payments due on or before that date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date.

     The trust's assets will also include the Boulevard Mall B Note. The Boulevard Mall B Note supports only the Class BLVD Certificates. Although such mortgage loan is an asset of the trust, for the purpose of information contained in this prospectus supplement (including the annexes hereto and statistical information contained herein), the Boulevard Mall B Note is not reflected herein and the term "mortgage loan" does not include the Boulevard Mall B Note (unless otherwise expressly stated). The aggregate principal balance of the Boulevard Mall B Note together with all of the other mortgage loans held by the trust is $1,205,594,748.

     The pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of 100 mortgage loans with an aggregate principal balance of $899,183,229, representing approximately 76.00% of the Initial Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 38 mortgage loans with an aggregate principal balance of $283,896,769 (or approximately 96.26% of the aggregate principal balance of the mortgage loans secured by multifamily properties and approximately 43.01% of the aggregate principal balance of the mortgage loans secured by manufactured housing properties), representing approximately 24.00% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Annex A to this prospectus supplement sets forth the Loan Group designation with respect to each mortgage loan.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

           (1) on a fee simple estate in one or more commercial, multifamily or manufactured housing community properties;

           (2) with respect to four mortgage loans (identified as Loan Nos. 10, 43, 64 and 133 on Annex A to this prospectus supplement), representing approximately 3.31% of the Initial Pool Balance (or approximately 4.35% of the Initial Loan Group 1 Balance), on both the partial fee simple estate and the partial leasehold estate in the commercial property;

           (3) with respect to four mortgage loans (identified as Loan Nos. 7, 11, 18 and 106 on Annex A to this prospectus supplement), representing approximately 5.93% of the Initial Pool Balance (or approximately 7.80% of the Initial Loan Group 1 Balance), on both the fee simple estate and the leasehold estate in the entire commercial property; or

           (4) with respect to one mortgage loan (identified as Loan No. 71 on Annex A to this prospectus supplement), representing approximately 0.46% of the Initial Pool Balance (or approximately 0.61% of the Initial Loan Group 1 Balance), on the fee estate, the leasehold improvements, and the base economic rentals (but not common area maintainance or payment-in-lieu-of-taxes amounts) due under the related sub-ground lease (each of clauses (1), (2), (3) and (4) a "Mortgaged Property").

     The term of any ground lease securing any mortgage loan that is not also secured by the related fee interest extends at least twenty years beyond the stated maturity of that mortgage loan (including extensions at the borrower's option). Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about August 12, 2003 (the "Closing Date"), GE Commercial Mortgage Corporation (the "Depositor") will acquire the mortgage loans from General Electric Capital Corporation ("GECC"), Bank of America, N.A. ("Bank of America") and German American Capital Corporation ("GACC" and, collectively with GECC and Bank of America, the "Mortgage Loan Sellers"), pursuant to three mortgage loan purchase agreements, each dated on or about the Cut-off Date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to LaSalle Bank National Association, as trustee (the "Trustee"), for the benefit of the holders of the certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a Mortgage Asset Seller.

     The mortgage loans were originated in the period between May 2001 and July 2003.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential additional indebtedness secured by a mortgaged property with respect to a mortgage loan.

     o Three mortgage loans (identified as Loan Nos. 1, 2 and 10 on Annex A to this prospectus supplement), representing approximately 12.34% of the Initial Pool Balance (which include 3 mortgage loans in Loan Group 1, or approximately 16.24% of the Initial Loan Group 1 Balance), are each one of two or more mortgage loans that are part of a split loan structure, each of which is secured by a single mortgage instrument on the related Mortgaged Property. See "--Split Loan Structures" below.

     All of the mortgage loans either prohibit future unsecured subordinated debt, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential unsecured indebtedness with respect to the mortgage loans:

     o With respect to one mortgage loan (identified as Loan No. 41 on Annex A to this prospectus supplement), representing approximately 0.76% of the Initial Pool Balance (or approximately 1.00% of the Initial Loan Group 1 Balance), the related borrower has incurred unsecured subordinate debt in the amount of $250,000 payable to an affiliate of the borrower. The debt has been subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

     o The terms of certain loans permit or require the borrowers to post letters of credit and/or surety bonds for the mortgage loan or for project-related improvements, which may constitute a contingent reimbursement obligation of the related borrower or affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     In addition, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property. As of the date hereof, the applicable Mortgage Loan Sellers have informed us of the following actual or potential mezzanine debt:

     o With respect to one mortgage loan (identified as Loan No. 10 on Annex A to this prospectus supplement), representing approximately 1.93% of the Initial Pool Balance (or approximately 2.54% of the Initial Loan Group 1 Balance), the parent of the related borrower has mezzanine debt with a current principal balance as of the cut-off date of $19,553,359. The related mezzanine lender has entered into an intercreditor agreement pursuant to which, among other things, the related mezzanine lender has subordinated the mezzanine loan documents to the mortgage loan documents of the mortgage loan included in the trust and has the option to cure and/or purchase the related mezzanine loan upon the occurrence and continuance of an event of default as set forth in such intercreditor agreement.

     o With respect to one mortgage loan (identified as Loan No. 30 on Annex A to this prospectus supplement), representing approximately 0.86% of the Initial Pool Balance (or approximately 3.58% of the Initial Loan Group 2 Balance), the parent of the related borrower has incurred mezzanine debt having an outstanding principal balance attributable to the mortgage loan as of the cut-off date of $573,281. The related mezzanine lender has entered into an intercreditor agreement pursuant to which, among other things, the related mezzanine lender has subordinated the mezzanine loan documents to the mortgage loan documents of the mortgage loan included in the trust. The loan documents permit the owners of the borrower to incur additional mezzanine debt by pledging its interests in the borrower and the managing member of the borrower subject to the satisfaction of certain criteria including, amongst other things, an aggregate loan-to-value ratio of not more than 80% and an aggregate debt service coverage ratio constant of 1.20x or greater.

     o With respect to one mortgage loan (identified as Loan No. 5 on Annex A to this prospectus supplement), representing approximately 2.92% of the Initial Pool Balance (or approximately 3.84% of the Initial Loan Group 1 Balance), the loan documents permit the partners of the borrower to incur mezzanine debt in an amount up to $3,000,000 by pledging their partnership interests in the borrower, subject to the satisfaction of certain criteria set forth in the loan documents (including lender and rating agency approval of the proposed mezzanine lender).

     o With respect to one Mortgage Loan (identified as Loan No. 6 on Annex A to this prospectus supplement), representing approximately 2.57% of the Initial Pool Balance (or approximately 3.38% of the Initial Loan Group 1 Balance), the related Mortgage Loan documents permit each of the sponsors (The Related Companies, L.P. ("TRCLP") and Blackacre Capital Partners, L.P.) to pledge its interest in Related Retail, LP (the managing member of the managing member of the owner of the related borrower) and Blackacre RBV Gateway, LLC ("Blackacre Gateway") (the managing member of a member of the owner of the related borrower), respectively, as collateral in traditional corporate financings with institutional lenders without the consent of the lender. Such Mortgage Loan also permits the direct and indirect owners of Blackacre Gateway or LR Gateway LLC (a member of a member of the owner of the related borrower) to pledge all or any portion of their membership interest in Blackacre Gateway or LR Gateway LLC, as applicable, as collateral for a mezzanine loan, subject to the satisfaction of conditions, including an aggregate debt service coverage ratio of not less than 1.15x, an aggregate loan-to-value ratio of not more than 85% and the delivery of a satisfactory intercreditor and subordination agreement.

     o With respect to one mortgage loan (identified as Loan No. 13 on Annex A to this prospectus supplement), representing approximately 1.81% of the Initial Pool Balance (or approximately

          2.38% of the Initial Loan Group 1 Balance), the loan documents permit the borrower to pledge equity ownership interests in the borrower (other than direct interests in borrower held by a managing member or general partner of borrower) subject to the satisfaction of certain criteria including, among other things, a loan-to-value ratio of not more than 80%, a debt service coverage ratio constant of at least 1.00x for the immediately trailing three month period annualized, a debt service coverage ratio actual of not less than 1.25x for the immediately trailing twelve month period and execution of a intercreditor and subordination agreement.

     o With respect to one mortgage loan (identified as Loan No. 14 on Annex A to this prospectus supplement), representing approximately 1.60% of the Initial Pool Balance (or approximately 2.11% of the Initial Loan Group 1 Balance), the loan documents permit the assumption of the loan by a certain transferee under limited circumstances and upon approval by the lender. Upon the transfer of the property to the transferee, the loan documents permit a one-time mezzanine financing subject to the satisfaction of certain criteria including, amongst other things, a loan-to-value ratio of not more than 80%, a debt service coverage ratio constant greater than or equal to 1.30x to 1.00x (each calculated taking into account the mezzanine financing) and execution of a mezzanine intercreditor agreement.

     o With respect to one mortgage loan (identified as Loan No. 15 on Annex A to this prospectus supplement), representing approximately 1.57% of the Initial Pool Balance (or approximately 6.53% of the Initial Loan Group 2 Balance), the loan documents permit the borrower to pledge equity ownership interests in the borrower (other than direct interests in borrower held by a managing member or general partner of borrower) subject to the satisfaction of certain criteria including, among other things, a loan-to-value ratio of not more than 80%, a debt service coverage ratio of not less than 1.00x based on a 9.25% loan constant payment rate and net operating income as underwritten and execution of a intercreditor and subordination agreement.

     o With respect to one mortgage loan (identified as Loan No. 45 on Annex A to this prospectus supplement), representing approximately 0.68% of the Initial Pool Balance (or approximately 2.82% of the Initial Loan Group 2 Balance), the loan documents permit the borrower to pledge equity ownership interests in the borrower (other than direct interests in borrower held by a managing member or general partner of borrower) subject to the satisfaction of certain criteria including, among other things, an aggregate loan-to-value ratio that will not exceed 85%, an aggregate debt service coverage ratio equal to or greater than 1.10x (each calculated taking into account any existing or proposed mezzanine financing) and execution of a intercreditor and subordination agreement.

     o With respect to one mortgage loan (identified as Loan No. 46 on Annex A to this prospectus supplement), representing approximately 0.68% of the Initial Pool Balance (or approximately 2.82% of the Initial Loan Group 2 Balance), the loan documents permit the borrower to pledge equity ownership interests in the borrower (other than direct interests in borrower held by a managing member or general partner of borrower) subject to the satisfaction of certain criteria including, among other things, an aggregate loan-to-value ratio that will not exceed 85%, an aggregate debt service coverage ratio equal to or greater than 1.10x (each calculated taking into account any existing or proposed mezzanine financing) and execution of a intercreditor and subordination agreement.

     o With respect to one mortgage loan (identified as Loan No. 61 on Annex A to this prospectus supplement), representing approximately 0.52% of the Initial Pool Balance (or approximately 2.18% of the Initial Loan Group 2 Balance), the loan documents permit the borrower to pledge equity ownership interests in the borrower (other than direct interests in borrower held by a managing member or general partner of borrower) subject to the satisfaction of certain criteria including, among other things, an aggregate loan-to-value ratio that will not exceed 85%, an aggregate debt service coverage ratio equal to or greater than 1.10x (each calculated taking into account any existing or proposed mezzanine financing) and execution of a intercreditor and subordination agreement.

     o With respect to one mortgage loan (identified as Loan No. 83 on Annex A to this prospectus supplement), representing approximately 0.38% of the Initial Pool Balance (or approximately 0.50% of the Initial Loan Group 1 Balance), from April 17, 2004, a member (but not a managing member) of the borrower is permitted to pledge its interest in the borrower as collateral for a mezzanine loan, subject to the satisfaction of certain criteria, including, among other things, approval by the lender of the mezzanine documents and evidence that the combined potential mezzanine loan and the mortgage loan will have an aggregate loan-to-value ratio of not more than 80% and debt service coverage ratio of not less than 1.25x.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


SPLIT LOAN STRUCTURES

     Three mortgage loans (identified as Loan Nos. 1, 2 and 10 on Annex A to this prospectus supplement), representing 12.34% of the Initial Pool Balance (or approximately 16.24% of the Initial Loan Group 1 Balance), are each part of a separate split loan structure. A split loan structure generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are secured by the same mortgage instrument or instruments encumbering the related Mortgaged Property. The mortgage loans constituting a split loan structure are generally cross-defaulted. The allocation of payments to the respective notes in a split loan structure, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either reflected in the subject promissory notes and/or a common loan agreement or effected through an "Intercreditor Agreement" to which the respective holders of the subject promissory notes are parties. Such Intercreditor Agreement, in general, governs the respective rights of the noteholders in the split loan structure, including with respect to the servicing of the mortgage loans in such split loan structure.

     The Intercreditor Agreements related to the DDR Portfolio Mortgage Loan (as defined herein) and the Boulevard Mall Mortgage Loan (as defined herein), as applicable, will generally provide that the related Whole Loan will be serviced by the Master Servicer and the Special Servicer according to the Servicing Standard (as defined herein) under the Pooling and Servicing Agreement (as defined herein).

     The Intercreditor Agreement related to the Wellbridge Mortgage Loan (as defined herein) will generally provide that the related Whole Loan (as defined herein) will be serviced in accordance with the Wellbridge Pooling Agreement (as defined herein) by the Wellbridge Servicer (as defined herein) and the Wellbridge Special Servicer (as defined herein). Such Intercreditor Agreement will generally provide that under the Wellbridge Pooling Agreement, the Wellbridge Trustee (as defined herein), or its designee, has the exclusive right to exercise remedies with respect to the Wellbridge Whole Loan, including, without limitation, seeking foreclosure.

     For discussion of these mortgage loans, we refer you to the sections entitled "--The DDR Portfolio Whole Loan" "--The Boulevard Mall Whole Loan" and "--The Wellbridge Whole Loan" below.


 The DDR Portfolio Whole Loan

     The Loan. One mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement) (the "DDR Portfolio Mortgage Loan"), representing approximately 6.30% of the Initial Pool Balance (or approximately 8.29% of the Initial Loan Group 1 Balance), is one of two mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related Mortgaged Property (the "DDR Portfolio Mortgaged Property"). The DDR Portfolio Mortgage Loan has a Cut-off Balance of $74,500,000 and an interest rate of 4.129% per annum. Only the DDR Portfolio Mortgage Loan is included in the trust. The other mortgage loan has a Cut-off Date Balance of $35,500,000, an interest rate of 4.129% per annum and is subordinate in right of payment to the DDR Portfolio Mortgage Loan (the "DDR Portfolio B Note"). As used in this prospectus supplement, the term "DDR Portfolio Whole Loan" shall refer collectively to the DDR Portfolio Mortgage Loan and the DDR Portfolio B Note and the term "DDR Portfolio Note" shall mean any of the notes evidencing the DDR Portfolio Mortgage Loan or the DDR Portfolio B Note. A Co-Lender Agreement (the "DDR Portfolio Co-Lender Agreement") between the holder of the DDR Portfolio Mortgage Loan and the holder of the DDR Portfolio B Note (the "DDR Portfolio B Noteholder") sets forth the rights of each noteholder. The DDR Portfolio Co-Lender Agreement provides that each of the mortgage loans that comprise the DDR Portfolio Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The DDR Portfolio Co-Lender Agreement provides that losses relating to the DDR Portfolio Whole Loan, including without limitation losses of principal or interest, non-recoverable Advances, interest on Advances, Special Servicing Fees, Liquidation Fees and Workout fees will be allocated first, to the holder of the DDR Portfolio B Note (up to the amount of any payments otherwise payable to the DDR Portfolio B Noteholder) and thereafter, to the holder of DDR Portfolio Mortgage Loan.

     As used in this prospectus supplement, the term "DDR Portfolio Controlling Holder" will refer to (a) the DDR Portfolio B Noteholder if a DDR Portfolio Control Appraisal Event has not occurred and is continuing and (b) the Directing Certificateholder, if a DDR Portfolio Control Appraisal Event has occurred and is continuing.

     A "DDR Portfolio Control Appraisal Event" shall mean any time the outstanding principal balance of the DDR Portfolio B Note (net of any Appraisal Reductions, principal payments and realized losses) is less than 25% of its original principal balance, less principal payments thereon.

     Distributions. Pursuant to the terms of the DDR Portfolio Whole Loan, prior to the occurrence and continuance of an event of default with respect to the DDR Portfolio Whole Loan, all payments received with respect to the DDR Portfolio Whole Loan will generally be paid in the following manner: Each of the holder of the DDR Portfolio Mortgage Loan and the DDR Portfolio B Noteholder will receive accrued and unpaid interest on its outstanding principal at its interest rate, pari passu, in accordance with the aggregate amount payable to each of the holder of the DDR Portfolio Mortgage Loan and the DDR Portfolio B Noteholder; any scheduled principal payments will then be paid to each of the holder of the DDR Portfolio Mortgage Loan and the DDR Portfolio B Noteholder, pro rata, in accordance with their respective DDR Portfolio Percentage Interests; any unscheduled principal payments will then be paid to each of the holder of the DDR Portfolio Mortgage Loan and the DDR Portfolio B Noteholder, pro rata, in accordance with their respective DDR Portfolio Percentage Interests; any yield maintenance premium or liquidated damages amount, to the extent actually paid by the DDR Portfolio Borrower, will then be paid to each of the holder of the DDR Portfolio Mortgage Loan and the DDR Portfolio B Noteholder, pro rata, in accordance with their respective entitlement thereto under the DDR Portfolio Mortgage Loan and the DDR Portfolio B Note, respectively; and if any excess amount is paid by the DDR Portfolio Borrower, and not otherwise applied in accordance with the foregoing clauses, any such amount will then be paid to each of the holder of the DDR Portfolio Mortgage Loan and the DDR Portfolio B Noteholder, pro rata, in accordance with their respective DDR Portfolio Percentage Interests.

     The "DDR Portfolio Percentage Interest" means, with respect to any date of determination, (a) with respect to the holder of the DDR Portfolio Mortgage Loan, the product of (i) 100% and (ii) a fraction, the numerator of which is the principal balance of the DDR Portfolio Mortgage Loan and the denominator of which is the principal balance of the DDR Portfolio Whole Loan, and (b) with respect to the DDR Portfolio B Noteholder, the product of (i) 100% and (ii) a fraction, the numerator of which is the principal balance of the DDR Portfolio B Note and the denominator of which is the principal balance DDR Portfolio Whole Loan.

     Following the occurrence and during the continuance of an event of default with respect to the DDR Portfolio Whole Loan, after payment of any costs and expenses incurred by the mortgagee in connection with such event of default or reasonably expended by the mortgagee to protect the DDR Portfolio Mortgaged Property (in each case to the extent permitted to be charged to the Borrower pursuant to the loan documents), liquidation proceeds and other collections with respect to the DDR Portfolio Whole Loan will be applied in the following manner: First to the payment of accrued and unpaid interest (other than default interest) on the DDR Portfolio Mortgage Loan, second to the payment of principal on the DDR Portfolio Mortgage Loan, until principal thereof is paid in full, third to the payment of accrued and unpaid interest (other than default interest) on the DDR Portfolio B Note, fourth to the payment of principal on the DDR Portfolio B Note, until principal thereof is paid in full, fifth to the payment of the yield maintenance premium on the DDR Portfolio Mortgage Loan, until such amount has been paid in full, sixth to the payment of the yield maintenance premium on the DDR Portfolio B Note, until such amount has been paid in full, seventh to the payment of default interest on the DDR Portfolio Mortgage Loan, until such amount has been paid in full, eighth to the payment of default interest on the DDR Portfolio B Note, until such amount has been paid in full, ninth to the payment of any additional amounts due on the DDR Portfolio Mortgage Loan, until such amounts have been paid in full, and, tenth to the payment of any additional amounts due on the DDR Portfolio B Note, until such amounts have been paid in full.

     Excess Interest collected with respect to the DDR Portfolio Mortgage Loan will not be payable to the holders of any class of Offered Certificates.

     For information regarding the servicing of the DDR Portfolio Whole Loan, see "Servicing Under the Pooling and Servicing Agreement--Rights of the Other Noteholders and the Boulevard Mall B Noteholder--Rights of the DDR Portfolio B Noteholder" in this prospectus supplement.

     The Boulevard Mall Whole Loan

     The Loans. One mortgage loan (identified as Loan No. 2 on Annex A to this prospectus supplement) (the "Boulevard Mall Mortgage Loan"), representing approximately 4.11% of the Initial Pool Balance (or approximately 5.41% of the Initial Loan Group 1 Balance), is one of three mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related Mortgaged Property (the "Boulevard Mall Mortgaged Property"). Only the Boulevard Mall Mortgage Loan and the Boulevard Mall B Note are included in the trust. The remaining mortgage loan, which is referred to in this prospectus supplement as the "Boulevard Mall Companion Note" is not included in the trust and has a Cut-off Date Balance of $48,667,436. The Boulevard Mall Mortgage Loan and the Boulevard Mall Companion Note are pari passu with each other and are referred to in this prospectus supplement as the "Boulevard Mall Senior Notes." The Boulevard Mall B Note is subordinate to the Boulevard Mall Senior Notes. The holders of the Boulevard Mall Senior Notes (the "Boulevard Mall Senior Noteholders") have entered into an intercreditor agreement with the holder of the Boulevard Mall B Note (the "Boulevard Mall B Noteholder"), which sets forth the respective rights of the Boulevard Mall Senior Noteholders and the Boulevard Mall B Noteholder and the Boulevard Mall Senior Noteholders have entered into an intercreditor agreement which sets forth the respective rights of the Boulevard Mall Senior Noteholders (both intercreditor agreements together, the "Boulevard Mall Intercreditor Agreement"). Pursuant to the terms of the Boulevard Mall Intercreditor Agreement, the Boulevard Mall Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The Boulevard Mall Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Boulevard Mall Whole Loan will be allocated first, to the holder of the Boulevard Mall B Note and thereafter, to the Boulevard Mall Senior Noteholders, pro rata.

     As used in this prospectus supplement, the term "Boulevard Mall Controlling Holder" will refer to (a) prior to a Boulevard Mall Control Appraisal Event the holder of the Boulevard Mall B Note and (b) following the occurrence and during the continuance of a Boulevard Mall Control Appraisal Event, the Boulevard Mall Senior Noteholder. The holders of the Class BLVD Certificates will be entitled to exercise the rights and powers granted to the Boulevard Mall B Noteholder.

     A "Boulevard Mall Control Appraisal Event" will exist if and for so long as the initial principal balance of the Boulevard Mall B Note (minus the sum of any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Boulevard Mall B Note after the Cut-off Date, any Appraisal Reduction Amount for the Boulevard Mall B Note and realized losses with respect to the Boulevard Mall Mortgaged Property) is less than 25% of its initial principal balance (minus the sum of any principal payments whether as scheduled amortization, principal prepayments or otherwise received on, the Boulevard Mall B Note after the Cut-off Date).

     Distributions. Under the terms of the Boulevard Mall Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material event of default with respect to the Boulevard Mall Whole Loan after payment of amounts payable or reimbursable under the pooling and servicing agreement, payments and proceeds received with respect to the Boulevard Mall Whole Loan will generally be paid in the following manner: first, each of the trust, the holder of the Boulevard Mall Companion Note and the holder of the Boulevard Mall B Note will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata; second, any scheduled principal payments will be paid to each of the holders of the Boulevard Mall Mortgage Loan, the Boulevard Mall Companion Note and the Boulevard Mall B Note, pro rata, based on its respective amortization schedule; third, any unscheduled principal payments on or allocated to the Boulevard Mall Mortgage Loan and Boulevard Mall Companion Note will be paid to the trust and the holder of the Boulevard Mall Companion Note, pro rata, and any unscheduled principal payments on or allocated to the Boulevard Mall B Note will be paid to the holder of the Boulevard Mall B Note; fourth, any yield maintenance premium that is allocable to the Boulevard Mall Mortgage Loan and the Boulevard Mall Companion Note on the one hand, and the Boulevard Mall B Note on the other hand, respectively, to the extent actually paid by the borrower, will be paid to the trust and the holder of the Boulevard Mall Companion Note, pro rata, and the holder of the Boulevard Mall B Note, respectively; fifth, any default interest (after application as provided in the Pooling and Servicing Agreement) will be paid to each of the holders of the Boulevard Mall Mortgage Loan, the Boulevard Mall Companion Note and the Boulevard Mall B Note, on a pro rata basis in accordance with its respective principal balance; and sixth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through fifth above, such amount will be paid to each of the holders of the Boulevard Mall Mortgage Loan, the Boulevard Mall Companion Note and the Boulevard Mall B Note on a pro rata basis in accordance with its respective principal balance.

     Following the occurrence and during the continuance of a monetary event of default or other material event of default with respect to the Boulevard Mall Whole Loan, after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, liquidation proceeds and other collections with respect to the Boulevard Mall Whole Loan will generally be applied in the following manner: first, each of the trust and the holder of the Boulevard Mall Companion Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata; second, each of the trust and the holder of the Boulevard Mall Companion Note will receive its principal balance, pro rata, until such principal has been paid in full; third, the holder of the Boulevard Mall B Note will receive all accrued and unpaid interest on its outstanding principal balance at its interest rate; fourth, the holder of the Boulevard Mall B Note will receive its principal balance, until such principal has been paid in full; fifth, if the proceeds of any foreclosure sale or any liquidation of the Boulevard Mall Whole Loan or the Boulevard Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout, the principal balance of either the Boulevard Mall Mortgage Loan and the Boulevard Mall Companion Note on the one hand, and the Boulevard Mall B Note on the other hand have been reduced, such excess amount will first be paid to the trust and the holder of the Boulevard Mall Companion Note, pro rata, in an amount up to the reduction, if any, of the respective principal balance as a result of such workout, and then to the holder of the Boulevard Mall B Note in an amount up to the reduction, if any, of its principal balance as a result of such workout; sixth, any yield maintenance premium that is allocable to the Boulevard Mall Mortgage Loan and the Boulevard Mall Companion Note on the one hand, and the Boulevard Mall B Note on the other hand, respectively, to the extent actually paid by the borrower, will be paid to the trust and the holder of the Boulevard Mall Companion Note, pro rata, and the holder of the Boulevard Mall B Note, respectively; seventh, any default interest in excess of the interest paid in accordance with clauses first and third above, will be paid to the trust and the holder of the Boulevard Mall Companion Note, pro rata, or the holder of the Boulevard Mall B Note based on the total amount of default interest then owing to each such party; and eighth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through seventh or the proceeds of any foreclosure sale or any liquidation of the Boulevard Mall Whole Loan or the Boulevard Mall Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through seventh, such amount will generally be paid, pro rata, to the holders of the Boulevard Mall Mortgage Loan and Boulevard Mall Companion Note (on a pro rata basis) on the one hand, and the holder of the Boulevard Mall B Note on the other hand, in accordance with their respective initial principal balances.

     For information regarding the servicing of the Boulevard Mall Whole Loan, see "Servicing Under the Pooling and Servicing Agreement--Rights of the Other Noteholders and the Boulevard Mall B Noteholder--Rights of the Holders of the Boulevard Mall Companion Note and the Boulevard Mall B Note" in this prospectus supplement.

     The Wellbridge Whole Loan

     The Loans. One mortgage loan (identified as Loan No. 10 on Annex A to this prospectus supplement) (the "Wellbridge Mortgage Loan"), representing approximately 1.93% of the Initial Pool Balance (or approximately 2.54% of the Initial Loan Group 1 Balance), is one of four mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the related Mortgaged Property (the "Wellbridge Mortgaged Property"). Only the Wellbridge Mortgage Loan is included in the trust. The three remaining mortgage loans, which are referred to in this prospectus supplement respectively as the "Wellbridge Senior Companion Note A-1," the "Wellbridge Senior Companion Note A-2" and the "Wellbridge Companion Note B," are not included in the trust and have Cut-off Date Balances of $25,417,743, $9,967,742 and $29,741,652, respectively. As of the Cut-off Date, the Wellbridge Senior Companion Note A-1 and the Wellbridge Companion Note B are owned by a trust (the "Wellbridge Trust") created pursuant to a pooling and servicing agreement, dated as of April 1, 2003 (the "Wellbridge Pooling Agreement") among Banc of America Commercial Mortgage Inc., as depositor, Bank of America, N.A., as master servicer (the "Wellbridge Servicer"), Midland Loan Services, Inc., as special servicer (the "Wellbridge Special Servicer"), LaSalle Bank National Association, as trustee (the "Wellbridge Trustee") and REMIC administrator, and ABN AMRO Bank, N.V., as fiscal agent. As of the Cut-off Date, the Wellbridge Senior Companion Note A-2 is owned by a trust created pursuant to a pooling and servicing agreement, dated as of April 1, 2003 among GE Commercial Mortgage Corporation, as depositor, Bank of America, N.A., as master servicer, Lennar Partners, Inc. and GMAC Commercial Mortgage Corporation, as special servicers, and Wells Fargo Bank Minnesota, N.A., as trustee. The Wellbridge Mortgage Loan, the Wellbridge Senior Companion Note A-1 and the Wellbridge Senior Companion Note A-2 are pari passu with each other and are referred to in this prospectus supplement as the "Wellbridge Senior Notes." The Wellbridge Companion Note B is subordinate to the Wellbridge Senior Notes. The holders of the Wellbridge Senior Notes (the "Wellbridge Senior Noteholders") have entered into an intercreditor agreement with the holder of the Wellbridge Companion Note B (the "Wellbridge B Noteholder" and, collectively with the holders of the Wellbridge Senior Companion Note A-1 and the Wellbridge Senior Companion Note A-2, the "Wellbridge Other Noteholders"), which sets forth the rights of such holders (the "Wellbridge Intercreditor Agreement"). Pursuant to the terms of the Wellbridge Intercreditor Agreement, the Wellbridge Whole Loan is to be serviced by the Wellbridge Servicer and the Wellbridge Special Servicer under the provisions of the Wellbridge Pooling Agreement. The Wellbridge Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Wellbridge Whole Loan will be allocated first to the Wellbridge B Noteholder and thereafter to the Wellbridge Senior Noteholders, pro rata.

     As used in this prospectus supplement, the term "Wellbridge Controlling Holder" refers to (a) prior to a Wellbridge Control Appraisal Period (as defined below), the Wellbridge B Noteholder and (b) following the occurrence and during the continuance of a Wellbridge Control Appraisal Period, the Wellbridge Senior Noteholders.

     A "Wellbridge Control Appraisal Period" will exist if the outstanding principal balance of the Wellbridge Companion Note B (net of any appraisal reductions, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     Distributions. Pursuant to the terms of the Wellbridge Intercreditor Agreement, prior to the occurrence of a monetary or a material event of default with respect to the Wellbridge Whole Loan after payment, reimbursement of certain servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Wellbridge Intercreditor Agreement, all payments and proceeds received with respect to the Wellbridge Whole Loan will be generally paid in the following manner: Each Wellbridge Senior Note will receive accrued and unpaid interest, pro rata, on the outstanding principal balance of each such note; then each Wellbridge Senior Note and the Wellbridge Companion Note B will receive payments of principal, pro rata, based on each such note's outstanding respective principal balance; then to the Wellbridge B Noteholder accrued and unpaid interest on the outstanding principal balance of such note's respective portion of the Wellbridge Whole Loan; then yield maintenance charges to the extent actually received in respect of each Wellbridge Senior Note and the Wellbridge Companion Note B will be distributed to the Wellbridge Senior Noteholders and the Wellbridge B Noteholder, pro rata, based upon each such note's outstanding principal balance; then default interest (in excess of interest accrued at the regular rate) will be paid to the Wellbridge Senior Noteholders and the Wellbridge B Noteholder, pro rata, to the extent not required to offset interest on advances or otherwise payable to the Wellbridge Servicer, Wellbridge Special Servicer or Wellbridge Trustee pursuant to the Wellbridge Pooling Agreement; then penalty charges to the extent actually paid will be distributed to the Wellbridge Senior Noteholders and the Wellbridge B Noteholder, pro rata, to the extent not required to offset interest on advances or otherwise payable to the Wellbridge Servicer, Wellbridge Special Servicer or Wellbridge Trustee pursuant to the Wellbridge Pooling Agreement; and finally any excess will be paid to the Wellbridge Senior Noteholders and the Wellbridge B Noteholder, pro rata, based on the original principal balances of their respective portions of the Wellbridge Whole Loan.

     Following the occurrence and during the continuance of a monetary or material event of default with respect to the Wellbridge Whole Loan, after payment or reimbursement of certain servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Wellbridge Intercreditor Agreement all payments and proceeds received with respect to the Wellbridge Companion Note B will be subordinated to all payments under the Wellbridge Senior Notes and the amounts received with respect to the Wellbridge Whole Loan will generally be paid in the following manner: Each Wellbridge Senior Note will receive accrued and unpaid interest, pro rata, on the outstanding principal balance of each such note; then amounts will be distributed to the Wellbridge Senior Noteholders until the outstanding principal balance of each such note is reduced to zero; then to the Wellbridge B Noteholder accrued and unpaid interest on the outstanding principal balance of such note; then amounts will be distributed to the Wellbridge B Noteholder until the outstanding principal balance of the Wellbridge Companion Note B is reduced to zero; then prepayment premiums to the extent actually received in respect of each Wellbridge Senior Note will be distributed to the Wellbridge Senior Noteholders, pro rata, based upon each such note's outstanding principal balance; then yield maintenance charges to the extent actually received with respect to the Wellbridge Companion Note B will be distributed to the Wellbridge B Noteholder; then default interest (in excess of interest accrued at the regular rate) will be paid to the Wellbridge Senior Noteholders and the Wellbridge B Noteholder, pro rata, to the extent not required to offset interest on advances or otherwise payable to the Wellbridge Servicer, Wellbridge Special Servicer or Wellbridge Trustee pursuant to the Wellbridge Pooling Agreement; and finally any excess will be paid to the Wellbridge Senior Noteholders and the Wellbridge B Noteholder, pro rata, based on the original principal balance of their respective portions of the Wellbridge Whole Loan.

     For information regarding the servicing of the Wellbridge Whole Loan, see "Servicing Under the Pooling and Servicing Agreement--Rights of the Other Noteholders and the Boulevard Mall B Noteholder--Rights of the Holders of the Wellbridge Whole Loan" in this prospectus supplement.

     As used in this prospectus supplement, the term "Whole Loan" refers to the DDR Portfolio Whole Loan, Boulevard Mall Whole Loan or Wellbridge Whole Loan, as applicable; the term "Other Notes" refers to the DDR Portfolio B Note, the Boulevard Mall Companion Note, the Wellbridge Senior Companion Note A-1, the Wellbridge Senior Companion Note A-2 and the Wellbridge Companion B Note, as applicable; the term "Other Noteholders" refers to the holders of the Other Notes; and the term "Controlling Holder" refers to the DDR Portfolio Controlling Holder, the Boulevard Mall Controlling Holder or the Wellbridge Controlling Holder, as applicable.


AFFILIATED BORROWER CONCENTRATIONS

     The largest concentration of non-cross-collateralized mortgage loans with affiliated borrowers consists of 4 mortgage loans (identified as Loan Nos. 14, 45, 46 and 61 on Annex A to this prospectus supplement), representing approximately 3.48% of the Initial Pool Balance (which includes one mortgage loan in Loan Group 1, or approximately 2.11% of the Initial Loan Group 1 Balance and 3 mortgage loans in Loan Group 2, or approximately 7.82% of the Initial Loan Group 2 Balance). The primary sponsors under such mortgage loans are Miriam Moussaieff and Eyal Ben-Yosef.


SIGNIFICANT MORTGAGE LOANS

     No mortgage loan has an outstanding principal balance as of the Cut-off Date which exceeds 6.30% of the Initial Pool Balance. Such mortgage loan also represents approximately 8.29% of the Initial Loan Group 1 Balance. In addition, no mortgage loan in Loan Group 2 exceeds 14.78% of the Initial Loan Group 2 Balance.


APD LOANS

     Two mortgage loans (identified as Loan Nos. 1 and 80 on Annex A to this prospectus supplement) (the "APD Loans"), representing approximately 6.70% of the Initial Pool Balance (or approximately 8.82% of the Initial Loan Group 1 Balance), provide that if, after a certain date (each, an "Anticipated Prepayment Date"), the borrower has not prepaid the respective APD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Prepayment Date for each APD Loan is approximately 60 months and 180 months, respectively, after the origination date for the related APD Loan. The Revised Rate for the APD Loans is equal to the Initial Rate plus 2.0%. After the Anticipated Prepayment Date, the APD Loans further require that all cash flow available from the related Mortgaged Property, after payment of the constant periodic payment required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents, be used to accelerate amortization of principal on the respective APD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the APD Loans after their respective Anticipated Prepayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the APD Loans will be deferred and will be required to be paid, with interest, upon payment of the outstanding principal balance of the respective APD Loan in full. One APD Loan (identified as Loan No. 1 in Annex A to this prospectus supplement), representing approximately 6.30% of the Initial Pool Balance (or approximately 8.29% of the Initial Loan Group 1 Balance) requires a hard lockbox and the related tenants are required to directly deposit rents or other revenues from the related Mortgaged Property into such hard lockbox. See "--Lock Box Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the APD Loans will be prepaid by their respective borrowers on or about their Anticipated Prepayment Dates.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month. Two mortgage loans (identified as Loan Nos. 1 and 10 on Annex A to this prospectus supplement), representing approximately 8.23% of the Initial Pool Balance (or approximately 10.82% of the Initial Loan Group 1 Balance), do not permit a grace period. One mortgage loan (identified as Loan No. 4 on Annex A to this prospectus supplement), representing approximately 3.05% of the Initial Pool Balance (or approximately 4.02% of the Initial Loan Group 1 Balance), provides for a grace period of three days. One hundred-four mortgage loans, representing approximately 64.41% of the Initial Pool Balance (which include 75 mortgage loans in Loan Group 1, or approximately 61.64% of the, and 29 mortgage loans in Loan Group 2, or approximately 73.20% of the Initial Loan Group 2 Balance), provide for a grace period of five days. One mortgage loan (identified as Loan No. 56 on Annex A to this prospectus supplement), representing approximately 0.57% of the Initial Pool Balance (or approximately 0.76% of the Initial Loan Group 1 Balance), provides for a grace period of seven days. Thirty mortgage loans, representing approximately 23.73% of the Initial Pool Balance (which include 21 mortgage loans in Loan Group 1, or approximately 22.77% of Initial Loan Group 1 Balance, and 9 mortgage loans in Loan Group 2, or approximately 26.79% of the Initial Loan Group 2 Balance), provide for a grace period of ten days. Certain states require a minimum of seven to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued.

     All of the mortgage loans bear interest at fixed rates. All but one of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"). One mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 6.30% of the Initial Pool Balance (or approximately 8.29% of the Initial Loan Group 1 Balance), accrues interest on the basis of 30 days in a month, assuming a 360-day year ("30/360 Basis"). Except as set forth in this paragraph, all of the mortgage loans provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of the related mortgage loans. Eleven mortgage loans (identified as Loan Nos. 8, 10, 15, 30, 45, 46, 47, 53, 61, 86 and 96 on Annex
A to this prospectus supplement), representing approximately 10.34% of the Initial Pool Balance (which include five mortgage loans in Loan Group 1, or approximately 7.52% of the Initial Loan Group 1 Balance, and six mortgage loans in Loan Group 2, or approximately 19.28% of the Initial Loan Group 2 Balance), initially provide for monthly payments of interest-only for 1 to 24 scheduled payments at the beginning of the respective loan term of the mortgage loans and payments which would amortize a portion of the principal balance of the mortgage loan during the remaining term of the mortgage loan. Seven mortgage loans (identified as Loan Nos. 31, 34, 35, 36, 38, 44 and 52 on Annex A to this prospectus supplement), representing approximately 3.71% of the Initial Pool Balance (which include three mortgage loans in Loan Group 1, or approximately 1.06% of the aggregate principal balance of such loan group as of the cut-off date and four mortgage loans in Loan Group 2, or approximately 12.13% of the aggregate principal balance of such loan group as of the cut-off date), provide for monthly payments of interest-only for the entirety of the respective terms of such mortgage loans. One mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 6.30% of the Initial Pool Balance (or approximately 8.29% of the Initial Loan Group 1 Balance), provides for monthly payments of interest-only through its related anticipated prepayment date.

     Prepayment Provisions. Each of the mortgage loans prohibits any prepayments for a specified period of time after its date of origination (a "Lock-out Period"). Following the expiration of the Lock-out Period, each mortgage loan restricts voluntary prepayments in one of the following ways:

           (1) One hundred thrity-three of the mortgage loans, representing approximately 91.78% of the Initial Pool Balance (which include 95 mortgage loans in Loan Group 1, or approximately 89.18% of the Initial Loan Group 1 Balance, and 38 mortgage loans in Loan Group 2, or approximately 100.00% of the Initial Loan Group 2 Balance), permit only defeasance after the expiration of the Lock-out Period. In the case of certain loans that are secured by multiple properties or separate parcels on the same Mortgaged Property, partial defeasance is permitted, subject to certain conditions in the loan documents.

           (2) One of the mortgage loans (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 6.30% of the Initial Pool Balance (or approximately

     8.29% of the Initial Loan Group 1 Balance), permits defeasance for a specified period of time after the expiration of the Lock-out Period and permits voluntary prepayment of the mortgage loan after the expiration of the Lockout Period subject to a Yield Maintenance Charge for a related Yield Maintenance Period of three monthly payment dates.


           (3) Four of the mortgage loans (identified as Loan Nos. 40, 43, 87 and 137 on Annex A to this prospectus supplement), representing approximately 1.93% of the Initial Pool Balance (or approximately 2.54% of the Initial Loan Group 1 Balance), require that any principal prepayment made during a specified period of time after the Lockout Period (a "Yield Maintenance Period"), be accompanied by a Yield Maintenance Charge.


     "Yield Maintenance Charge", with respect to one mortgage loan (identified as Loan No. 137 on Annex A to this prospectus supplement), representing approximately 0.10% of the Initial Pool Balance (or approximately 0.13% of the Initial Loan Group 1 Balance), is the greater of (a) 1% of the principal amount being prepaid or (b) the excess, if any, of (i) the sum of the present values of all remaining scheduled payments of principal and interest, including the payment of principal and interest scheduled to be outstanding on the maturity date, discounted at a rate that equals the Periodic Treasury Rate over (ii) the principal amount being prepaid; with respect to one mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 6.30% of the Initial Pool Balance and 8.29% of the Initial Loan Group 1 Balance, is the excess, if any, of (i) the sum of the present values of all remaining scheduled payments of principal and interest, including the payment of principal and interest scheduled to be outstanding on the aniticipated prepayment date, discounted at a rate that equals the Treasury Rate over (ii) the principal amount being prepaid; and, with respect to three mortgage loans (identified as Loan Nos. 40, 43 and 87 on Annex A to this prospectus supplement), representing approximately 1.83% of the Initial Pool Balance (or approximately 2.41% of the Initial Loan Group 1 Balance), is the greater of (a) 1.0% of the amount prepaid or (b) the sum of the present values on the date of prepayment, discounted using the Replacement Treasury Rate (as defined below), converted to a monthly equivalent yield, of the Monthly Interest Shortfalls (as defined below) for the remaining term of the mortgage loan to its stated maturity date. "Periodic Treasury Rate" means (a) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security that has a maturity closest to the maturity date of the subject mortgage loan, as reported by the Wall Street Journal or other authoritative publication on the fifth Business Day preceding the prepayment date, divided by (b) 12. "Treasury Rate" means, as of any payment date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent) of the yields of non-callable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such payment date to the anticipated repayment date (and converted to a monthly equivalent yield), as determined on the basis of Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities (or if such release is unavailable, another recognized source). "Replacement Treasury Rate" means the yield calculated by linear interpolation (rounded to one-thousandth of one percent (i.e., 0.001%)) of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life (as defined below) of the mortgage loan as of the prepayment date. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Replacement Treasury Rate. "Weighted Average Life" of the mortgage loan is determined as of the prepayment date by
(i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results and (iii) dividing the sum by the balance remaining on the mortgage loan on the prepayment date multiplied by 12. "Monthly Interest Shortfall" will be calculated for each applicable due date following the date of prepayment and will equal 1/12 of the product of (i) the remaining principal balance of the mortgage loan at each month, had the prepayment not occurred, multiplied by (ii) the excess, if any, of (a) the yield derived from compounding semi-annually the mortgage interest rate of the prepaid mortgage loan, over (b) the Replacement Treasury Rate.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     Generally, all of the mortgage loans permit voluntary prepayment without the payment of any penalty for the final one to seven scheduled payments (including the scheduled payment on the stated maturity date or Anticipated Prepayment Date, as applicable). All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan as a result of a total casualty or condemnation. Certain of the mortgage loans may require the payment of Yield Maintenance Charges in connection with an acceleration of the related mortgage loan. There can be no assurances that the related borrowers will pay the Yield Maintenance Charges. See "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. Except with respect to four mortgage loans (identified as Loan Nos. 40, 43, 87 and 137 on Annex A to this prospectus supplement), representing approximately 1.93% of the Initial Pool Balance (or approximately 2.54% of the Initial Loan Group 1 Balance), the terms of all of the mortgage loans permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

           (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) direct non-callable obligations of the United States of America or other government securities permitted under the related loan documents providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment date (or the Anticipated Prepayment Date), assuming, in the case of each APD Loan, that the loan prepays on the related Anticipated Prepayment Date and (y) in amounts at least equal to the scheduled payments due on each payment date under the mortgage loan or the related defeased portion of the mortgage loan in the case of a partial defeasance, including any balloon payment or other final payment on the related balloon date or Anticipated Prepayment Date, respectively, and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations or government securities; and

           (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations or government securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     In general, the related borrower will be responsible for purchasing the U.S. government obligations or government securities at its expense. Upon the borrower's pledge of the U.S. government obligations or government securities, the related Mortgaged Property (or portion thereof, in the case of partial defeasance) will be released from the lien of the mortgage loan and the pledged U.S. government obligations or government securities will be substituted as the collateral securing the mortgage loan (or portion thereof, in the case of partial defeasance).

     In general, a successor borrower established or designated by the related borrower will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Performance Escrows. In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels or realizing lease execution, occupancy or rent payment milestones. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. Additionally, certain of such mortgage loans allow, at the lender's option, for such funds to be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. To the extent that the related mortgage loan documents provide that the lender will be entitled to consent to such action, the Master Servicer will be permitted to consent to such action, subject to the satisfaction of the conditions described under "Servicing Under the Pooling and Servicing Agreement--Modifications, Waivers and Amendments" in this prospectus supplement. Certain mortgage loans have performance escrows or letters of credit, however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above.

     The Master Servicer, with respect to mortgage loans that are not Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan (other than the Wellbridge Mortgage Loan) containing a "due-on-sale" clause to either (a) accelerate the payments on those mortgage loans or (b) withhold its consent to any sale or transfer of an interest in the related Mortgaged Property, in a manner that is consistent with the Servicing Standard; provided, that neither the Master Servicer nor the Special Servicer will be permitted to waive its right to exercise any such right with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance unless it first obtains a confirmation from each of Fitch and Moody's that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

     Notwithstanding the foregoing, the Master Servicer will not be permitted to waive its right to exercise such right with respect to any mortgage loan, unless (a) the Master Servicer has notified the Special Servicer of such waiver, (b) the Master Servicer has submitted its written recommendation and analysis to the Special Servicer, (c) the Master Servicer has submitted to the Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by the Special Servicer, (d) the Special Servicer has approved such waiver and notified the Directing Certificateholder of the request for the waiver and of the Master Servicer's and its own approval and
(e) the Directing Certificateholder has informed the Special Servicer that it has approved such waiver; provided, however, that if the Directing Certificateholder fails to respond within five days following receipt of the Special Servicer's recommendation, then the waiver will be deemed approved.

     The Master Servicer, with respect to mortgage loans that are not Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan (other than the Wellbridge Mortgage Loan) containing a "due-on-encumbrance" clause to either
(a) accelerate the payments thereon, or (b) withhold its consent to the creation of any additional lien or other encumbrance on the related Mortgaged Property or in the equity of the related borrower, in a manner that is consistent with the Servicing Standard; provided, that neither the Master Servicer nor the Special Servicer will be permitted to waive its right to exercise any such right with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance unless it first obtains a confirmation from each of Fitch and Moody's that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

     Notwithstanding the foregoing, the Master Servicer will not be permitted to waive its right to exercise such right with respect to any mortgage loan, unless (a) the Master Servicer has notified the Special Servicer of such waiver, (b) the Master Servicer has submitted its written recommendation and analysis to the Special Servicer, (c) the Master Servicer has submitted to the Special Servicer the documents within the possession of the Master Servicer that are reasonably requested by the Special Servicer, (d) the Special Servicer has approved such waiver and notified the Directing Certificateholder of the request for the waiver and of the Master Servicer's and its own approval and
(e) the Directing Certificateholder has informed the Special Servicer that it has approved such waiver; provided, however, that if the Directing Certificateholder has failed to respond within five days following receipt of the Special Servicer's recommendation, then the waiver will be deemed approved.


     Notwithstanding the foregoing, with respect to the Boulevard Mall Whole Loan, prior to the occurrence and continuance of a Boulevard Mall Control Appraisal Event, the rights set forth above will be exercised by the Boulevard Mall Operating Advisor on behalf of the Boulevard Mall B Noteholder and, with respect to the DDR Portfolio Whole Loan, prior to the occurrence and continuance of a DDR Portfolio Control Appraisal Event, the rights sets forth will be exercised by DDR Portfolio B Noteholder. See "Servicing Under the Pooling and Servicing Agreement--Rights of the Other Noteholders and the Boulevard Mall B Noteholder--Rights of the Holders of the Boulevard Mall Companion Note and the Boulevard Mall B Note--Consultation and Consent" and "--Rights of the DDR Portfolio B Noteholder--Consultation and Consent" in this prospectus supplement.

     In addition, the ability of the Master Servicer to exercise a "due-on-sale" clause or "due-on-encumbrance" clause may also be subject to the approval of the holder of any related mezzanine debt.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Prepayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables in this prospectus supplement set forth certain anticipated characteristics of the mortgage loans as of the Cut-off Date. Such amounts have been calculated assuming the scheduled payment in August 2003 for each mortgage loan has been made. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, breaches of representations and warranties, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     With respect to the DDR Portfolio Mortgage Loan, the loan amount used in this prospectus supplement for purposes of calculating and weighting the LTV Ratios and DSCR is the principal balance of the DDR Portfolio Mortgage Loan. With respect to the Boulevard Mall Mortgage Loan, the loan amount used in this prospectus supplement for purposes of calculating the LTV Ratios and DSCR is the aggregate principal balance of the Boulevard Mall Senior Notes. For purposes of weighting the LTV Ratios and DSCR with respect to the Boulevard Mall Mortgage Loan, the loan amount used in this prospectus supplement is the principal balance of the Boulevard Mall Mortgage Loan. With respect to the Wellbridge Mortgage Loan, the loan amount used in this prospectus supplement for purposes of calculating the LTV Ratios and DSCR is the aggregate principal balance of the Wellbridge Senior Notes. For purposes of weighting the LTV Ratios and DSCR with respect to the Wellbridge Mortgage Loan, the loan amount used in this prospectus supplement is the principal balance of the Wellbridge Mortgage Loan. The DDR Portfolio B Note and the Wellbridge Companion Note B are included in calculation of LTV Ratios and DSCRs only where specifically indicated.

     For purposes of calculating DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity in the following tables, Cut-off Date Balance and Maturity/APD Balance is calculated after netting out letters of credit and/or holdback amounts for three mortgage loans (identified as Loan Nos. 12, 15 and 30 on Annex A to this prospectus supplement), representing approximately 4.26% of the Initial Pool Balance (which includes one mortgage loan in Loan Group 1, or approximately 2.41% of the Initial Loan Group 1 Balance, and two mortgage loans in Loan Group 2, or approximately 10.12% of the Initial Loan Group 2 Balance). With respect to seven mortgage loans (identified as Loan Nos. 1, 34, 35, 36, 38, 44 and 52 on Annex A to this prospectus supplement), representing approximately 9.17% of the Initial Pool Balance (which include four mortgage loans in Loan Group 1, or approximately 9.34% of the Initial Loan Group 1 Balance, and three mortgage loans in Loan Group 2, or approximately 8.61% of the Initial Loan Group 2 Balance), which pay interest only for the entirety of their respective loan terms, DSCR is calculated based on annualizing the average of the interest payments for the first 12 interest payment periods on such mortgage loans. With respect to one of the mortgage loans (identified as Loan No. 31 on Annex A to this prospectus supplement), representing approximately 0.85% of the Initial Pool Balance (or approximately 3.52% of the Initial Loan Group 2 Balance), which pays interest-only for the entirety of its respective loan term, DSCR is calculated based on annualizing a constant rate of 5.35%. With respect to each mortgage loan that pays interest-only for a portion of its term, DSCR is calculated using the principal and interest payment which commences upon the expiration of such interest-only period.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus supplement.

     Although the Boulevard Mall B Note is an asset of the trust, for purposes of the information contained in this prospectus supplement (including the annexes thereto), the Boulevard Mall B Note is not reflected herein and the term "mortgage loan" does not include the Boulevard Mall B Note (except as otherwise specified herein).

              TYPE OF MORTGAGED PROPERTIES--ALL MORTGAGE LOANS(1)


                                                                                               CUT-OFF DATE
                               NUMBER OF        AGGREGATE                         NUMBER OF     BALANCE PER
                               MORTGAGED       CUT-OFF DATE      % OF INITIAL      UNITS OR      # OF UNITS
PROPERTY TYPE                PROPERTIES(2)       BALANCE         POOL BALANCE       NRA(4)       OR NRA(4)
--------------------------- --------------- -----------------   --------------   -----------   -------------
Retail(3) .................        44        $  475,008,405          40.15%       5,509,206    $    118.47
Total Multifamily .........        54           333,674,886          28.20            8,700    $ 61,650.12
 Multifamily ..............        38           263,622,862          22.28            6,097    $ 69,254.46
 Manufactured Housing .....        16            70,052,024           5.92            2,603    $ 33,033.12
Office ....................        27           211,049,496          17.84        2,023,112    $    123.27
Self Storage ..............        28            83,705,495           7.08        1,647,032    $    963.21
Industrial ................         6            50,715,587           4.29        1,646,150    $     46.88
Other(6) ..................        15            22,826,130           1.93        1,649,751    $     35.29
Hotel .....................         1             6,100,000           0.52              198    $ 30,808.08
                                   --        --------------         ------
TOTAL/WEIGHTED
 AVERAGE ..................       175        $1,183,079,998         100.00%
                                  ===        ==============         ======



                                                         WEIGHTED AVERAGES
                            ---------------------------------------------------------------------------
                                            STATED                               CUT-OFF
                             MORTGAGE      REMAINING                            DATE LTV   LTV RATIO AT
PROPERTY TYPE                  RATE     TERM (MOS.)(5)   OCCUPANCY     DSCR       RATIO    MATURITY(5)
--------------------------- ---------- ---------------- ----------- ---------- ---------- -------------
Retail(3) .................    5.240%         108       96.35%          2.09x     67.69%       57.60%
Total Multifamily .........    5.103%          94       95.26%          1.51x     72.43%       63.25%
 Multifamily ..............    5.135%          97       94.96%          1.50x     72.27%       62.89%
 Manufactured Housing .....    4.980%          84       96.36%          1.54x     73.07%       64.57%
Office ....................    5.848%         111       94.18%          1.44x     71.17%       60.42%
Self Storage ..............    5.614%         112       89.08%          1.73x     66.78%       54.81%
Industrial ................    5.654%         117       97.79%          1.45x     74.40%       62.78%
Other(6) ..................    7.476%         115                       4.13x     32.93%       28.53%
Hotel .....................    6.450%         120       66.96%          1.51x     67.03%       52.70%
TOTAL/WEIGHTED
 AVERAGE ..................    5.403%         106                       1.79x     69.20%       59.13%

-------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value, square footage and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) The pool of mortgage loans includes 11 multi-property loans (identified as Loan Nos. 1, 9, 10, 17, 27, 36, 41, 77, 78, 94 and 100 on Annex A to
      this prospectus supplement), representing approximately 15.17% of the Initial Pool Balance (which include 9 mortgage loans in Loan Group 1, or approximately 16.07% of the Initial Loan Group 1 Balance, and 2 mortgage loans in Loan Group 2, or approximately 12.34% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Thirty-three of such mortgage loans, representing approximately 37.52% of the Initial Pool Balance (or approximately 49.37% of the Initial Loan Group 1 Balance), are secured by retail properties that are considered by the applicable Mortgage Loan Seller to be "anchored" or "shadow anchored."

(4) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, self storage and other properties.

(5) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

(6) The Mortgaged Properties referenced in this category are health club properties and secure the Wellbridge Mortgage Loan.

                 TYPE OF MORTGAGED PROPERTIES--LOAN GROUP 1(1)



                                                                                            CUT-OFF DATE
                               NUMBER OF       AGGREGATE    % OF INITIAL     NUMBER OF      BALANCE PER
                               MORTGAGED     CUT-OFF DATE   LOAN GROUP 1      UNITS OR       # OF UNITS
PROPERTY TYPE                PROPERTIES(2)      BALANCE        BALANCE         NRA(4)        OR NRA(4)
--------------------------- --------------- -------------- --------------   -----------   ---------------
Retail(3) .................        44       $475,008,405        52.83%       5,509,206     $     118.47
Office ....................        27        211,049,496        23.47        2,023,112     $     123.27
Self Storage ..............        28         83,705,495         9.31        1,647,032     $     963.21
Industrial ................         6         50,715,587         5.64        1,646,150     $      46.88
Total Multifamily .........         9         49,778,117         5.54            1,339     $  52,255.74
 Multifamily ..............         2          9,853,946         1.10               95     $ 106,065.65
 Manufactured Housing .....         7         39,924,171         4.44            1,244     $  38,974.57
Other(6) ..................        15         22,826,130         2.54        1,649,751     $      35.29
Hotel .....................         1          6,100,000         0.68              198     $  30,808.08
                                   --       ------------       ------
TOTAL/WEIGHTED
 AVERAGE ..................       130       $899,183,229       100.00%
                                  ===       ============       ======



                                                         WEIGHTED AVERAGES
                            ---------------------------------------------------------------------------
                                            STATED                               CUT-OFF
                             MORTGAGE      REMAINING                            DATE LTV   LTV RATIO AT
PROPERTY TYPE                  RATE     TERM (MOS.)(5)   OCCUPANCY     DSCR       RATIO    MATURITY(5)
--------------------------- ---------- ---------------- ----------- ---------- ---------- -------------
Retail(3) .................    5.240%         108           96.35%      2.09x     67.69%       57.60%
Office ....................    5.848%         111           94.18%      1.44x     71.17%       60.42%
Self Storage ..............    5.614%         112           89.08%      1.73x     66.78%       54.81%
Industrial ................    5.654%         117           97.79%      1.45x     74.40%       62.78%
Total Multifamily .........    4.896%          75           96.69%      1.48x     70.97%       63.81%
 Multifamily ..............    5.399%         116          100.00%      1.40x     58.73%       49.21%
 Manufactured Housing .....    4.771%          65           95.87%      1.50x     73.99%       67.42%
Other(6) ..................    7.476%         115                       4.13x     32.93%       28.53%
Hotel .....................    6.450%         120           66.96%      1.51x     67.03%       52.70%
TOTAL/WEIGHTED
 AVERAGE ..................    5.487%         108                       1.88x     68.10%       57.87%

-------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value, square footage and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Loan Group 1 includes 9 multi-property loans (identified as 1, 10, 17, 36, 41, 77, 78, 94 and 100 on Annex A to this prospectus supplement), representing approximately 12.21% of the Initial Pool Balance (or approximately 16.07% of the Initial Loan Group 1 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Thirty-three of such mortgage loans, representing approximately 49.37% of the Initial Loan Group 1 Balance, are secured by retail properties that are considered by the applicable Mortgage Loan Seller to be "anchored" or "shadow anchored," representing approximately 37.52% of the Initial Pool Balance.

(4) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, self storage and other properties.

(5) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

(6) The Mortgaged Properties referenced in this category are health club properties and secure the Wellbridge Mortgage Loan.

                 TYPE OF MORTGAGED PROPERTIES--LOAN GROUP 2(1)



                               NUMBER OF         AGGREGATE      % OF INITIAL     NUMBER OF
                               MORTGAGED       CUT-OFF DATE     LOAN GROUP 2      UNITS OR
PROPERTY TYPE                PROPERTIES(2)        BALANCE          BALANCE         NRA(3)
--------------------------- ---------------   --------------   --------------   -----------
Total Multifamily .........        45          $283,896,769         100.00%     7,361
 Multifamily ..............        36           253,768,916          89.39      6,002
 Manufactured Housing .....         9            30,127,853          10.61      1,359
                                   --          ------------         ------
TOTAL/WEIGHTED
 AVERAGE ..................        45          $283,896,769         100.00%
                                   ==          ============         ======



                                                                       WEIGHTED AVERAGES
                                            --------------------------------------------------------------------------
                              CUT-OFF DATE
                              BALANCE PER                  STATED                             CUT-OFF
                               # OF UNITS    MORTGAGE    REMAINING                           DATE LTV     LTV RATIO AT
PROPERTY TYPE                  OR NRA(3)       RATE     TERM (MOS.)   OCCUPANCY     DSCR       RATIO        MATURITY
--------------------------- --------------- ---------- ------------- ----------- ---------- ----------   -------------
Total Multifamily ......... $ 63,297.32        5.139%        98      95.00%          1.51x     72.69%         63.15%
 Multifamily .............. $ 67,825.07        5.125%        96      94.77%          1.50x     72.79%         63.43%
 Manufactured Housing ..... $ 25,159.76        5.257%       109      97.00%          1.60x     71.85%         60.79%
TOTAL/WEIGHTED
 AVERAGE ..................                    5.139%        98                      1.51x     72.69%         63.15%

-------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value, square footage and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Loan Group 2 includes 2 multi-property loans (identified as Loan Nos. 9 and 27 on Annex A to this prospectus supplement), representing approximately 2.96% of the Initial Pool Balance (or approximately 12.34% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, self storage and other properties.

      RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                              % OF
                                            AGGREGATE       INITIAL
                               NUMBER      CUT-OFF DATE       POOL
RANGE OF MORTGAGE RATES       OF LOANS       BALANCE        BALANCE
---------------------------- ---------- ----------------- -----------
4.1290% to 4.9999% .........      17     $  273,072,463       23.08%
5.0000% to 5.3999% .........      26        276,106,385       23.34
5.4000% to 5.5999% .........      26        175,875,671       14.87
5.6000% to 5.7999% .........      25        198,376,696       16.77
5.8000% to 5.9999% .........      21         96,968,866        8.20
6.0000% to 6.1999% .........      11         72,719,203        6.15
6.2000% to 7.7300% .........      12         89,960,714        7.60
                                  --     --------------      ------
TOTAL/WEIGHTED AVERAGE .....     138     $1,183,079,998      100.00%
                                 ===     ==============      ======


                                                   WEIGHTED AVERAGES
                             --------------------------------------------------------------
                                           STATED
                                         REMAINING
                              MORTGAGE      TERM                CUT-OFF DATE   LTV RATIO AT
RANGE OF MORTGAGE RATES         RATE     (MOS.)(1)     DSCR       LTV RATIO    MATURITY(1)
---------------------------- ---------- ----------- ---------- -------------- -------------
4.1290% to 4.9999% .........    4.462%       75         2.60x       62.11%         56.91%
5.0000% to 5.3999% .........    5.195%      117         1.53x       71.02%         58.87%
5.4000% to 5.5999% .........    5.466%      117         1.51x       73.15%         60.83%
5.6000% to 5.7999% .........    5.720%      115         1.48x       72.75%         61.00%
5.8000% to 5.9999% .........    5.881%      109         1.49x       71.98%         61.78%
6.0000% to 6.1999% .........    6.115%      119         1.39x       75.58%         63.12%
6.2000% to 7.7300% .........    6.990%      106         2.05x       61.42%         53.21%
TOTAL/WEIGHTED AVERAGE .....    5.403%      106         1.79x       69.20%         59.13%

----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.


         RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 1


                                                                                         WEIGHTED AVERAGES
                                                                   --------------------------------------------------------------
                                                           % OF
                                                         INITIAL                 STATED
                                           AGGREGATE       LOAN                REMAINING
                               NUMBER    CUT-OFF DATE    GROUP 1    MORTGAGE      TERM                CUT-OFF DATE   LTV RATIO AT
RANGE OF MORTGAGE RATES       OF LOANS      BALANCE      BALANCE      RATE     (MOS.)(1)     DSCR       LTV RATIO    MATURITY(1)
---------------------------- ---------- -------------- ----------- ---------- ----------- ---------- -------------- -------------
4.1290% to 4.9999% .........       7     $165,239,932      18.38%     4.333%       78         3.26x       53.72%         48.95%
5.0000% to 5.3999% .........      17      190,408,616      21.18      5.246%      118         1.54x       71.52%         59.04%
5.4000% to 5.5999% .........      18      140,039,877      15.57      5.463%      117         1.52x       73.64%         61.21%
5.6000% to 5.7999% .........      21      177,770,594      19.77      5.716%      115         1.48x       73.02%         61.36%
5.8000% to 5.9999% .........      18       88,235,791       9.81      5.877%      107         1.50x       72.14%         62.17%
6.0000% to 6.1999% .........       7       47,527,705       5.29      6.103%      123         1.45x       74.81%         62.09%
6.2000% to 7.7300% .........      12       89,960,714      10.00      6.990%      106         2.05x       61.42%         53.21%
                                  --     ------------     ------
TOTAL/WEIGHTED AVERAGE .....     100     $899,183,229     100.00%     5.487%      108         1.88x       68.10%         57.87%
                                 ===     ============     ======

----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

         RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 2


                                                                                         WEIGHTED AVERAGES
                                                                   -------------------------------------------------------------
                                                           % OF
                                                         INITIAL                STATED
                                           AGGREGATE       LOAN                REMAINING
                               NUMBER    CUT-OFF DATE    GROUP 2    MORTGAGE     TERM                CUT-OFF DATE   LTV RATIO AT
RANGE OF MORTGAGE RATES       OF LOANS      BALANCE      BALANCE      RATE      (MOS.)      DSCR       LTV RATIO      MATURITY
---------------------------- ---------- -------------- ----------- ---------- ---------- ---------- -------------- -------------
4.2900% to 4.9999% .........     10      $107,832,531      37.98%     4.659%       69        1.60x       74.96%         69.10%
5.0000% to 5.3999% .........      9        85,697,768      30.19      5.081%      114        1.51x       69.93%         58.48%
5.4000% to 5.5999% .........      8        35,835,794      12.62      5.478%      118        1.48x       71.26%         59.33%
5.6000% to 5.7999% .........      4        20,606,102       7.26      5.754%      118        1.41x       70.43%         57.92%
5.8000% to 5.9999% .........      3         8,733,075       3.08      5.922%      129        1.41x       70.38%         57.85%
6.0000% to 6.1500% .........      4        25,191,498       8.87      6.137%      111        1.30x       77.03%         65.07%
                                 --      ------------     ------
TOTAL/WEIGHTED AVERAGE .....     38      $283,896,769     100.00%     5.139%       98        1.51x       72.69%         63.15%
                                 ==      ============     ======

             MORTGAGED PROPERTIES BY STATE--ALL MORTGAGE LOANS(1)


                                                                   % OF
                                NUMBER OF        AGGREGATE       INITIAL
                                MORTGAGED       CUT-OFF DATE       POOL
STATE                         PROPERTIES(2)       BALANCE        BALANCE
---------------------------- --------------- ----------------- -----------
Texas ......................        27        $  176,724,870       14.94%
New York ...................        17           154,061,031       13.02
California .................        19           140,577,903       11.88
 S. California (4) .........        11            89,207,948        7.54
 N. California(4) ..........         8            51,369,954        4.34
Virginia ...................         7            98,883,259        8.36
Nevada .....................         3            85,318,021        7.21
Maryland ...................         9            57,888,689        4.89
Florida ....................        14            55,733,588        4.71
Washington .................         9            48,539,356        4.10
New Jersey .................         5            45,002,920        3.80
Indiana ....................         4            39,394,479        3.33
Colorado ...................         6            33,285,419        2.81
Tennessee ..................         3            28,712,833        2.43
Ohio .......................         3            23,567,093        1.99
Illinois ...................         1            21,423,412        1.81
Arizona ....................         7            19,919,530        1.68
Missouri ...................         1            18,550,000        1.57
Connecticut ................         1            17,200,000        1.45
Iowa .......................         3            16,534,012        1.40
Minnesota ..................         9            16,283,109        1.38
Georgia ....................         3            13,122,643        1.11
Kentucky ...................         3            12,452,082        1.05
South Carolina .............         2             8,949,588        0.76
Nebraska ...................         1             8,473,990        0.72
North Carolina .............         2             8,191,182        0.69
Kansas .....................         4             6,122,000        0.52
Arkansas ...................         2             5,751,265        0.49
Louisiana ..................         2             5,525,447        0.47
Wisconsin ..................         1             4,189,019        0.35
New Mexico .................         3             3,558,787        0.30
Mississippi ................         1             2,981,811        0.25
North Dakota ...............         1             2,619,724        0.22
Oregon .....................         1             2,343,283        0.20
Massachusetts ..............         1             1,199,654        0.10
                                    --        --------------      ------
TOTAL/WEIGHTED AVERAGE .....       175        $1,183,079,998      100.00%
                                   ===        ==============      ======



                                                   WEIGHTED AVERAGES
                             --------------------------------------------------------------
                                           STATED
                                         REMAINING
                              MORTGAGE      TERM                CUT-OFF DATE   LTV RATIO AT
STATE                           RATE     (MOS.)(3)     DSCR       LTV RATIO    MATURITY(3)
---------------------------- ---------- ----------- ---------- -------------- -------------
Texas ......................    5.533%      100         1.58x       74.16%         64.73%
New York ...................    5.195%      103         1.43x       74.66%         64.01%
California .................    5.395%      101         1.94x       65.20%         57.09%
 S. California (4) .........    5.574%      103         1.48x       70.00%         61.51%
 N. California(4) ..........    5.084%       96         2.75x       56.86%         49.41%
Virginia ...................    5.421%      109         1.79x       67.09%         56.62%
Nevada .....................    4.665%      119         2.18x       63.12%         51.52%
Maryland ...................    5.912%      118         1.54x       72.68%         60.88%
Florida ....................    5.149%      103         2.40x       62.30%         53.31%
Washington .................    5.672%      109         1.44x       71.28%         60.80%
New Jersey .................    5.259%      119         1.44x       69.35%         55.68%
Indiana ....................    4.972%       86         2.62x       64.29%         57.67%
Colorado ...................    5.597%      118         1.50x       71.04%         59.63%
Tennessee ..................    5.720%      117         1.35x       78.99%         66.64%
Ohio .......................    4.471%       63         3.84x       51.24%         49.46%
Illinois ...................    4.700%       57         1.48x       75.17%         69.26%
Arizona ....................    5.493%      117         1.53x       72.73%         60.37%
Missouri ...................    4.670%       59         1.42x       74.17%         69.20%
Connecticut ................    5.410%      120         1.58x       74.78%         62.31%
Iowa .......................    6.800%      109         1.30x       71.42%         62.51%
Minnesota ..................    7.476%      115         4.13x       32.93%         28.53%
Georgia ....................    5.864%      139         1.68x       70.22%         54.73%
Kentucky ...................    5.675%      117         1.53x       75.20%         62.03%
South Carolina .............    5.903%      116         1.33x       79.59%         63.50%
Nebraska ...................    5.400%      117         1.79x       66.72%         55.75%
North Carolina .............    6.271%      119         1.51x       67.42%         52.75%
Kansas .....................    5.140%      120         1.64x       74.66%         56.12%
Arkansas ...................    5.940%      135         1.25x       73.26%         59.36%
Louisiana ..................    5.498%      118         1.53x       70.60%         53.77%
Wisconsin ..................    6.980%      108         1.28x       73.49%         59.62%
New Mexico .................    7.476%      115         4.13x       32.93%         28.53%
Mississippi ................    5.886%      117         1.72x       64.82%         54.96%
North Dakota ...............    5.950%      112         1.36x       78.20%         66.74%
Oregon .....................    5.726%      118         1.32x       78.11%         60.11%
Massachusetts ..............    7.476%      115         4.13x       32.93%         28.53%
TOTAL/WEIGHTED AVERAGE .....    5.403%      106         1.79x       69.20%         59.13%

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) The pool of mortgage loans includes 11 multi-property loans (identified as Loan Nos. 1, 9, 10, 17, 27, 36, 41, 77, 78, 94 and 100 on Annex A to
      this prospectus supplement), representing approximately 15.17% of the Initial Pool Balance (which include 9 mortgage loans in Loan Group 1, or approximately 16.07% of the Initial Loan Group 1 Balance, and 2 mortgage loans in Loan Group 2, or approximately 12.34% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

(4) Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than 93600.

                MORTGAGED PROPERTIES BY STATE--LOAN GROUP 1(1)


                                                                % OF
                                                              INITIAL
                                NUMBER OF       AGGREGATE       LOAN
                                MORTGAGED     CUT-OFF DATE    GROUP 1
STATE                         PROPERTIES(2)      BALANCE      BALANCE
---------------------------- --------------- -------------- -----------
California .................        14        $116,813,861      12.99%
 S. California (4) .........         8          72,428,387       8.05
 N. California (4) .........         6          44,385,475       4.94
Texas ......................        19         110,163,851      12.25
Virginia ...................         6          95,483,259      10.62
Nevada .....................         3          85,318,021       9.49
New York ...................         7          77,064,941       8.57
Maryland ...................         9          57,888,689       6.44
Florida ....................        11          38,755,748       4.31
New Jersey .................         4          38,284,502       4.26
Washington .................         6          35,657,279       3.97
Indiana ....................         3          29,221,198       3.25
Tennessee ..................         2          24,442,050       2.72
Ohio .......................         3          23,567,093       2.62
Illinois ...................         1          21,423,412       2.38
Colorado ...................         4          17,320,426       1.93
Connecticut ................         1          17,200,000       1.91
Iowa .......................         3          16,534,012       1.84
Minnesota ..................         9          16,283,109       1.81
Georgia ....................         3          13,122,643       1.46
Arizona ....................         4          10,540,983       1.17
South Carolina .............         2           8,949,588       1.00
Nebraska ...................         1           8,473,990       0.94
North Carolina .............         2           8,191,182       0.91
Kansas .....................         4           6,122,000       0.68
Louisiana ..................         2           5,525,447       0.61
Kentucky ...................         1           5,268,762       0.59
Wisconsin ..................         1           4,189,019       0.47
New Mexico .................         3           3,558,787       0.40
North Dakota ...............         1           2,619,724       0.29
Massachusetts ..............         1           1,199,654       0.13
                                    --        ------------     ------
TOTAL/WEIGHTED AVERAGE .....       130        $899,183,229     100.00%
                                   ===        ============     ======


                                                   WEIGHTED AVERAGES
                             --------------------------------------------------------------
                                           STATED
                                         REMAINING
                              MORTGAGE      TERM                CUT-OFF DATE   LTV RATIO AT
STATE                           RATE     (MOS.)(3)     DSCR       LTV RATIO    MATURITY(3)
---------------------------- ---------- ----------- ---------- -------------- -------------
California ................. 5.446%         100     2.02x          65.33 %        56.68%
 S. California (4) ......... 5.670%         104     1.47x          71.28%         61.53%
 N. California (4) ......... 5.080%          92     2.92x          55.63 %        48.77%
Texas ...................... 5.742%         109     1.50x          74.57%         63.55%
Virginia ................... 5.411%         109     1.80x          66.98 %        56.72%
Nevada ..................... 4.665 %        119     2.18x          63.12%         51.52%
New York ................... 5.490%         115     1.43x          75.77%         63.95%
Maryland ................... 5.912%         118     1.54x          72.68%         60.88%
Florida .................... 5.209%          95     2.78x          55.67%         48.74%
New Jersey ................. 5.287%         119     1.43x          69.23%         57.64%
Washington ................. 5.850%         106     1.45x          73.44%         63.11%
Indiana .................... 4.928%          88     3.04x          58.82%         52.95%
Tennessee .................. 5.802%         117     1.33x          78.85%         66.70%
Ohio ....................... 4.471%          63     3.84x          51.24%         49.46%
Illinois ................... 4.700%          57     1.48x          75.17%         69.26%
Colorado ................... 5.570%         118     1.54x          70.44%         59.07%
Connecticut ................ 5.410%         120     1.58x          74.78%         62.31%
Iowa ....................... 6.800%         109     1.30x          71.42%         62.51%
Minnesota .................. 7.476%         115     4.13x          32.93%         28.53%
Georgia .................... 5.864%         139     1.68x          70.22%         54.73%
Arizona .................... 5.474%         115     1.49x          74.14%         62.39%
South Carolina ............. 5.903%         116     1.33x          79.59%         63.50%
Nebraska ................... 5.400%         117     1.79x          66.72%         55.75%
North Carolina ............. 6.271%         119     1.51x          67.42%         52.75%
Kansas ..................... 5.140%         120     1.64x          74.66%         56.12%
Louisiana .................. 5.498%         118     1.53x          70.60%         53.77%
Kentucky ................... 5.600%         116     1.71x          74.63%         62.80%
Wisconsin .................. 6.980%         108     1.28x          73.49%         59.62%
New Mexico ................. 7.476%         115     4.13x          32.93%         28.53%
North Dakota ............... 5.950%         112     1.36x          78.20%         66.74%
Massachusetts .............. 7.476%         115     4.13x          32.93%         28.53%
TOTAL/WEIGHTED AVERAGE ..... 5.487%         108     1.88x          68.10%         57.87%

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value, square footage and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) The pool of mortgage loans includes 9 multi-property loans (identified as Loan Nos. 1, 10, 17, 36, 41, 77, 78, 94 and 100 on Annex A to this prospectus supplement), representing approximately 12.21% of the Initial Pool Balance (or approximately 16.07% of the Initial Loan Group 1 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

(4) Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than 93600.

                MORTGAGED PROPERTIES BY STATE--LOAN GROUP 2(1)


                                                                % OF
                                                              INITIAL
                                NUMBER OF       AGGREGATE       LOAN
                                MORTGAGED     CUT-OFF DATE    GROUP 2
STATE                         PROPERTIES(2)      BALANCE      BALANCE
---------------------------- --------------- -------------- -----------
New York ...................        10        $ 76,996,090      27.12%
Texas ......................         8          66,561,019      23.45
California .................         5          23,764,041       8.37
 S. California (3) .........         3          16,779,562       5.91
 N. California (3) .........         2           6,984,480       2.46
Missouri ...................         1          18,550,000       6.53
Florida ....................         3          16,977,840       5.98
Colorado ...................         2          15,964,993       5.62
Washington .................         3          12,882,077       4.54
Indiana ....................         1          10,173,281       3.58
Arizona ....................         3           9,378,547       3.30
Kentucky ...................         2           7,183,320       2.53
New Jersey .................         1           6,718,418       2.37
Arkansas ...................         2           5,751,265       2.03
Tennessee ..................         1           4,270,783       1.50
Virginia ...................         1           3,400,000       1.20
Mississippi ................         1           2,981,811       1.05
Oregon .....................         1           2,343,283       0.83
                                    --        ------------     ------
TOTAL/WEIGHTED AVERAGE .....        45        $283,896,769     100.00%
                                    ==        ============     ======


                                                   WEIGHTED AVERAGES
                             -------------------------------------------------------------
                                          STATED
                                         REMAINING
                              MORTGAGE     TERM                CUT-OFF DATE   LTV RATIO AT
STATE                           RATE      (MOS.)      DSCR       LTV RATIO      MATURITY
---------------------------- ---------- ---------- ---------- -------------- -------------
New York ...................    4.899%       92        1.43x       73.56%         64.06%
Texas ......................    5.186%       87        1.70x       73.49%         66.70%
California .................    5.147%      106        1.57x       64.54%         59.09%
 S. California (3) .........    5.162%      100        1.53x       64.47%         61.41%
 N. California (3) .........    5.111%      118        1.66x       64.70%         53.52%
Missouri ...................    4.670%       59        1.42x       74.17%         69.20%
Florida ....................    5.010%      119        1.51x       77.45%         63.76%
Colorado ...................    5.626%      118        1.45x       71.69%         60.23%
Washington .................    5.181%      118        1.41x       65.31%         54.41%
Indiana ....................    5.100%       80        1.40x       80.00%         71.24%
Arizona ....................    5.514%      118        1.57x       71.14%         58.11%
Kentucky ...................    5.731%      118        1.39x       75.62%         61.47%
New Jersey .................    5.100%      118        1.50x       69.98%         44.50%
Arkansas ...................    5.940%      135        1.25x       73.26%         59.36%
Tennessee ..................    5.250%      118        1.47x       79.83%         66.32%
Virginia ...................    5.710%      120        1.43x       70.10%         53.76%
Mississippi ................    5.886%      117        1.72x       64.82%         54.96%
Oregon .....................    5.726%      118        1.32x       78.11%         60.11%
TOTAL/WEIGHTED AVERAGE .....    5.139%       98        1.51x       72.69%         63.15%

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value, square footage and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) The pool of mortgage loans includes 2 multi-property loans (identified as Loan Nos. 9 and 27 on Annex A to this prospectus supplement), representing approximately 2.96% of the Initial Pool Balance (or approximately 12.34% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than 93600.

   RANGE OF REMAINING TERMS TO MATURITY DATE OR ANTICIPATED PREPAYMENT DATE--
                              ALL MORTGAGE LOANS


                                                                                    WEIGHTED AVERAGES
                                                      % OF    --------------------------------------------------------------
                                    AGGREGATE       INITIAL                   STATED                   CUT-OFF       LTV
RANGE OF REMAINING     NUMBER      CUT-OFF DATE       POOL     MORTGAGE      REMAINING                DATE LTV    RATIO AT
TERMS (MOS.)          OF LOANS       BALANCE        BALANCE      RATE     TERM (MOS.)(1)     DSCR       RATIO    MATURITY(1)
-------------------- ---------- ----------------- ----------- ---------- ---------------- ---------- ---------- ------------
52 to 60 ...........      14     $  206,663,365       17.47%     4.553%          58           2.64x     63.50%      60.46%
61 to 84 ...........       7         37,850,839        3.20      5.335%          81           1.59x     73.63%      66.98%
85 to 120 ..........     113        920,519,336       77.81      5.584%         116           1.62x     70.21%      58.53%
121 to 178 .........       4         18,046,457        1.53      6.052%         147           1.41x     73.71%      58.24%
                         ---     --------------      ------
TOTAL/WEIGHTED
 AVERAGE ...........     138     $1,183,079,998      100.00%     5.403%         106           1.79x     69.20%      59.13%
                         ===     ==============      ======

----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.



RANGE OF REMAINING TERMS TO MATURITY DATE OR ANTICIPATED PREPAYMENT DATE--LOAN
                                    GROUP 1


                                                   % OF                          WEIGHTED AVERAGES
                                                 INITIAL   --------------------------------------------------------------
                                   AGGREGATE       LOAN                    STATED                   CUT-OFF       LTV
RANGE OF REMAINING     NUMBER    CUT-OFF DATE    GROUP 1    MORTGAGE      REMAINING                DATE LTV    RATIO AT
TERMS (MOS.)          OF LOANS      BALANCE      BALANCE      RATE     TERM (MOS.)(1)     DSCR       RATIO    MATURITY(1)
-------------------- ---------- -------------- ----------- ---------- ---------------- ---------- ---------- ------------
52 to 60 ...........       6     $116,515,086      12.96%  4.487%             57           3.43x     54.43%      52.40%
61 to 84 ...........       6       27,677,558       3.08   5.421%             82           1.66x     71.28%      65.41%
85 to 120 ..........      86      742,695,393      82.60   5.636 %           116           1.66x     70.03%      58.45%
121 to 178 .........       2       12,295,192       1.37   6.104%            152           1.49x     73.92%      57.72%
                          --     ------------     ------
TOTAL/WEIGHTED
 AVERAGE ...........     100     $899,183,229     100.00%  5.487%            108           1.88x     68.10%      57.87%
                         ===     ============     ======

----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.



            RANGE OF REMAINING TERMS TO MATURITY DATE--LOAN GROUP 2


                                                      % OF                        WEIGHTED AVERAGES
                                                    INITIAL   ----------------------------------------------------------
                                      AGGREGATE       LOAN                   STATED                 CUT-OFF      LTV
RANGE OF REMAINING        NUMBER    CUT-OFF DATE    GROUP 2    MORTGAGE    REMAINING               DATE LTV    RATIO AT
TERMS (MOS.)             OF LOANS      BALANCE      BALANCE      RATE     TERM (MOS.)     DSCR       RATIO     MATURITY
----------------------- ---------- -------------- ----------- ---------- ------------- ---------- ---------- -----------
55 to 60 ..............      8      $ 90,148,280      31.75%     4.638%        59          1.62x     75.24%      70.87%
61 to 84 ..............      1        10,173,281       3.58      5.100%        80          1.40x     80.00%      71.24%
85 to 120 .............     27       177,823,943      62.64      5.370%       117          1.47x     70.96%      58.89%
121 to 135 ............      2         5,751,265       2.03      5.940%       135          1.25x     73.26%      59.36%
                            --      ------------     ------
TOTAL/WEIGHTED
 AVERAGE ..............     38      $283,896,769     100.00%     5.139%        98          1.51x     72.69%      63.15%
                            ==      ============     ======

                     YEARS OF MATURITY--ALL MORTGAGE LOANS


                                                                                  WEIGHTED AVERAGES
                                                    % OF    --------------------------------------------------------------
                                   AGGREGATE       INITIAL                  STATED                   CUT-OFF       LTV
                      NUMBER      CUT-OFF DATE      POOL     MORTGAGE      REMAINING                DATE LTV    RATIO AT
YEARS OF MATURITY    OF LOANS       BALANCE        BALANCE     RATE     TERM (MOS.)(1)     DSCR       RATIO    MATURITY(1)
------------------- ---------- ----------------- ---------- ---------- ---------------- ---------- ---------- ------------
2007 ..............       1     $    6,136,432       0.52%     6.550%          52           1.30x     65.28%      60.13%
2008 ..............      13        200,526,933      16.95      4.491%          58           2.68x     63.45%      60.47%
2010 ..............       7         37,850,839       3.20      5.335%          81           1.59x     73.63%      66.98%
2011 ..............       1          4,298,708       0.36      7.730%          94           1.25x     67.70%      61.21%
2012 ..............      16        119,337,869      10.09      6.289%         108           1.41x     73.59%      63.36%
2013 ..............      96        796,882,759      67.36      5.467%         118           1.65x     69.71%      57.79%
2014 ..............       3         13,255,024       1.12      6.031%         136           1.42x     71.49%      58.07%
2018 ..............       1          4,791,433       0.40      6.110%         178           1.40x     79.86%      58.71%
                         --     --------------     ------
TOTAL/WEIGHTED
 AVERAGE ..........     138     $1,183,079,998     100.00%     5.403%         106           1.79x     69.20%      59.13%
                        ===     ==============     ======

----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.



                        YEARS OF MATURITY--LOAN GROUP 1


                                                 % OF                          WEIGHTED AVERAGES
                                                INITIAL  --------------------------------------------------------------
                                  AGGREGATE      LOAN                    STATED                   CUT-OFF       LTV
                      NUMBER    CUT-OFF DATE    GROUP 1   MORTGAGE      REMAINING                DATE LTV    RATIO AT
YEARS OF MATURITY    OF LOANS      BALANCE      BALANCE     RATE     TERM (MOS.)(1)     DSCR       RATIO    MATURITY(1)
------------------- ---------- -------------- ---------- ---------- ---------------- ---------- ---------- ------------
2007 ..............       1     $  6,136,432      0.68%     6.550%          52           1.30x     65.28%      60.13%
2008 ..............       5      110,378,654     12.28      4.372%          58           3.55x     53.82%      51.97%
2010 ..............       6       27,677,558      3.08      5.421%          82           1.66x     71.28%      65.41%
2011 ..............       1        4,298,708      0.48      7.730%          94           1.25x     67.70%      61.21%
2012 ..............      13       97,138,247     10.80      6.321%         108           1.44x     72.73%      62.76%
2013 ..............      72      641,258,438     71.32      5.518%         118           1.69x     69.63%      57.77%
2014 ..............       1        7,503,760      0.83      6.100%         136           1.55x     70.13%      57.08%
2018 ..............       1        4,791,433      0.53      6.110%         178           1.40x     79.86%      58.71%
                         --     ------------    ------
TOTAL/WEIGHTED
 AVERAGE ..........     100     $899,183,229    100.00%     5.487%         108           1.88x     68.10%      57.87%
                        ===     ============    ======

----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.



                        YEARS OF MATURITY--LOAN GROUP 2


                                                    % OF                        WEIGHTED AVERAGES
                                                  INITIAL   ----------------------------------------------------------
                                    AGGREGATE       LOAN                   STATED                 CUT-OFF      LTV
                        NUMBER    CUT-OFF DATE    GROUP 2    MORTGAGE    REMAINING               DATE LTV    RATIO AT
YEARS OF MATURITY      OF LOANS      BALANCE      BALANCE      RATE     TERM (MOS.)     DSCR       RATIO     MATURITY
--------------------- ---------- -------------- ----------- ---------- ------------- ---------- ---------- -----------
2008 ................      8      $ 90,148,280      31.75%     4.638%        59          1.62x     75.24%      70.87%
2010 ................      1        10,173,281       3.58      5.100%        80          1.40x     80.00%      71.24%
2012 ................      3        22,199,622       7.82      6.150%       110          1.28x     77.33%      66.00%
2013 ................     24       155,624,321      54.82      5.258%       118          1.50x     70.05%      57.88%
2014 ................      2         5,751,265       2.03      5.940%       135          1.25x     73.26%      59.36%
                          --      ------------     ------
TOTAL/WEIGHTED
 AVERAGE ............     38      $283,896,769     100.00%     5.139%        98          1.51x     72.69%      63.15%
                          ==      ============     ======

                          TEN LARGEST MORTGAGE LOANS


                                                        AGGREGATE      % OF
                                          NUMBER OF      CUT-OFF     INITIAL
                               NUMBER     MORTGAGED       DATE         POOL
LOAN NAME                     OF LOANS   PROPERTIES      BALANCE     BALANCE
---------------------------- ---------- ------------ -------------- ---------
DDR Portfolio ..............      1           7       $ 74,500,000   6.30%
Boulevard Mall (1) .........      1           1         48,667,436   4.11%
Clinton Manor
 Apartments ................      1           1         41,955,473  3.55 %
Prosperity Office
 Park - Buildings B
 and C .....................      1           1         36,128,113  3.05 %
Charleston
 Commons ...................      1           1         34,556,525  2.92 %
Gateway Center
 Marshalls .................      1           1         30,436,790  2.57 %
La Frontera Village -
 II ........................      1           1         28,100,000  2.38 %
Woodbury Centre ............      1           1         25,977,007  2.20 %
Wiener Portfolio II ........      1           5         22,934,965  1.94 %
Wellbridge
 Portfolio (1) .............      1          15         22,826,130  1.93 %
                                  -          --       ------------  -------
TOTAL/WEIGHTED
 AVERAGE ...................     10          34       $366,082,440  30.94%
                                 ==          ==       ============  =====



                                 % OF                        WEIGHTED AVERAGES
                              APPLICABLE ---------------------------------------------------------
                               INITIAL                 STATED                CUT-OFF       LTV
                                 LOAN                REMAINING                 DATE      RATIO AT
                                GROUP     MORTGAGE      TERM                   LTV       MATURITY
LOAN NAME                     BALANCE(2)    RATE     (MOS.)(3)     DSCR       RATIO        (3)
---------------------------- ----------- ---------- ----------- ---------- ----------- -----------
DDR Portfolio .............. 8.29%          4.129%       58         4.53x      43.68%      43.68%
Boulevard Mall (1) ......... 5.41%          4.274%      119         2.78x      52.61%      42.26%
Clinton Manor
 Apartments ................ 14.78 %        5.010%      119         1.52x      68.78%      56.64%
Prosperity Office
 Park - Buildings B
 and C ..................... 4.02 %         5.360%      117         1.53x      72.11%      60.18%
Charleston
 Commons ................... 3.84 %         5.150%      119         1.38x      77.90%      64.44%
Gateway Center
 Marshalls ................. 3.38 %         5.430%      118         1.38x      79.83%      66.70%
La Frontera Village -
 II ........................ 3.13 %         5.200%      120         1.48x      76.99%      63.72%
Woodbury Centre ............ 2.89 %         5.750%      116         1.43x      79.93%      67.78%
Wiener Portfolio II ........ 8.08 %         4.890%       59         1.24x      79.09%      72.91%
Wellbridge
 Portfolio (1) ............. 2.54%          7.476%      115         4.13x      32.93%      28.53%
TOTAL/WEIGHTED
 AVERAGE ...................                5.029%      102         2.41x      63.46%      54.61%

----------
(1) With respect to the Boulevard Mall Mortgage Loan and the Wellbridge Mortgage Loan, the principal balance of the Boulevard Mall Companion Note or the Wellbridge Senior Companion Note A-1 and the Wellbridge Senior Companion Note A-2, as the case may be, is included in the calculation of the DSCR and LTV Ratios.

(2) Except with respect to Clinton Manor Apartments and Wiener Portfolio II, all of the mortgage loans represented in this table are part of Loan Group 1.

(3) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

     The following three tables sets forth a range of Debt Service Coverage Ratios for the mortgage loans as of the Cut-off Date. The "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is the ratio of (1) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (2) the aggregate amount of the scheduled payments of principal and/or interest (the "Periodic Payments") due for the 12-month period immediately following the Cut-off Date, except with respect to: (a) one mortgage loan (identified as Loan No. 10 on Annex A to this prospectus supplement), representing approximately 1.93% of the Initial Pool Balance (or 2.54% of the Initial Loan Group 1 Balance), where Periodic Payments are interest-only for the first scheduled payment, after which date the mortgage loan amortizes based upon a 360-month amortization schedule, (b) one mortgage loan (identified as Loan No. 8 on Annex A to this prospectus supplement), representing approximately 2.20% of the Initial Pool Balance (or approximately 2.89% of the Initial Loan Group 1 Balance), where Periodic Payments are interest-only for the first three scheduled payments, after which date the mortgage loan amortizes based upon a 360-month amortization schedule, (c) one mortgage loan (identified as Loan No. 47 on Annex A to this prospectus supplement), representing approximately 0.64% of the Initial Pool Balance (or approximately 0.85% of the Initial Loan Group 1 Balance), where Periodic Payments are interest-only for the first 24 scheduled payments, after which date the mortgage loan amortizes based upon a 330-month amortization schedule,
(d) one mortgage loan (identified as Loan No. 53 on Annex A to this prospectus supplement), representing approximately 0.59% of the Initial Pool Balance (or approximately 0.77% of the Initial Loan Group 1 Balance), where Periodic Payments are interest-only for the first 24 scheduled payments, after which date the mortgage loan amortizes based upon a 312-month amortization schedule,
(e) one mortgage loan (identified as Loan No. 86 on Annex A to this prospectus supplement), representing approximately 0.36% of the Initial Pool Balance (or approximately 0.47% of the Initial Loan Group 1 Balance), where Periodic Payments are interest-only for the first 24 scheduled payments, after which date the mortgage loan amortizes based upon a 300-month amortization schedule,
(f) one mortgage loan (identified as Loan No. 30 on Annex A to this prospectus supplement), representing approximately 0.86% of the Initial Pool Balance (or approximately 3.58% of the Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the first 6 scheduled payments, after which date the mortgage loan amortizes based upon a 360-month amortization schedule, (g) two mortgage loans (identified as Loan Nos. 15 and 96 on Annex A to this prospectus supplement), representing approximately 1.89% of the Initial Pool Balance (or approximately 7.87% of the Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the first 12 scheduled payments, after which date the mortgage loan amortizes based upon a 360-month amortization schedule, and (h) three mortgage loans (identified as Loan Nos. 45, 46, and 61 on Annex A to this prospectus supplement), representing approximately 1.88% of the Initial Pool Balance (or approximately 7.82% of the Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the first 24 scheduled payments, after which date the mortgage loans amortize based upon a 318-month amortization schedule. For the mortgage loans identified in (c), (d), (e), (f),
(g) and (h) above, DSCR is based on the principal and interest payment due for the 12-month period immediately following the end of the applicable interest-only period.

     For purpose of calculating DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity in the following tables, Cut-off Date Balance and Maturity/APD Balance is calculated after netting out letters of credit and holdback amounts for 3 mortgage loans (identified as Loan Nos. 12, 15 and 30 on Annex A to this prospectus supplement), representing approximately 4.26% of the Initial Pool Balance (which includes 1 mortgage loan in Loan Group 1, or approximately 2.41% of the Initial Loan Group 1 Balance, and 2 mortgage loans in Loan Group 2, or approximately 10.12% of the Initial Loan Group 2 Balance). Also, with respect to 1 mortgage loan (identified as Loan No. 10 on Annex A to this prospectus supplement), representing approximately 1.93% of the Initial Pool Balance (or approximately 2.54% of the Initial Loan Group 1 Balance) had the Underwritten DSCR been calculated based only on the loan payments due under the master lease for the Wellbridge Mortgage Loan, the Underwritten DSCR would be 3.74x.

     See "--Certain Terms and Conditions of the Mortgage Loans" above.

RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE
                                     LOANS


                                                                                          WEIGHTED AVERAGES
                                                            % OF    --------------------------------------------------------------
                                           AGGREGATE       INITIAL                  STATED                   CUT-OFF       LTV
RANGE OF DEBT SERVICE       NUMBER OF     CUT-OFF DATE      POOL     MORTGAGE      REMAINING                DATE LTV    RATIO AT
COVERAGE RATIOS               LOANS         BALANCE        BALANCE     RATE     TERM (MOS.)(1)     DSCR       RATIO    MATURITY(1)
-------------------------- ----------- ----------------- ---------- ---------- ---------------- ---------- ---------- ------------
1.200x to 1.249x .........       5      $   43,429,876       3.67%     5.385%          86           1.22x     76.79%      67.80%
1.250x to 1.299x .........       7          40,018,904       3.38      6.262%         113           1.27x     74.33%      63.10%
1.300x to 1.349x .........      11          71,746,374       6.06      6.162%         109           1.32x     73.66%      62.26%
1.350x to 1.399x .........      13         151,068,040      12.77      5.546%         119           1.37x     74.63%      62.01%
1.400x to 1.449x .........      17         150,838,270      12.75      5.658%         104           1.42x     73.59%      63.24%
1.450x to 1.499x .........      20         208,609,521      17.63      5.327%         106           1.47x     74.67%      63.67%
1.500x to 1.549x .........      15         136,969,762      11.58      5.357%         119           1.52x     69.98%      57.83%
1.550x to 1.599x .........      12          66,714,453       5.64      5.295%         100           1.57x     73.65%      62.62%
1.600x to 1.749x .........      17          79,673,013       6.73      5.444%         111           1.65x     70.48%      58.99%
1.750x to 1.999x .........       8          33,406,295       2.82      5.617%         107           1.80x     64.72%      56.74%
2.000x to 4.532x .........      13         200,605,489      16.96      4.760%          88           3.43x     50.08%      45.56%
                                --      --------------     ------
TOTAL/WEIGHTED
 AVERAGE .................     138      $1,183,079,998     100.00%     5.403%         106           1.79x     69.20%      59.13%
                               ===      ==============     ======

----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.


  RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1


                                                         % OF                          WEIGHTED AVERAGES
                                                        INITIAL  --------------------------------------------------------------
                                          AGGREGATE      LOAN                    STATED                   CUT-OFF       LTV
RANGE OF DEBT SERVICE       NUMBER OF   CUT-OFF DATE    GROUP 1   MORTGAGE      REMAINING                DATE LTV    RATIO AT
COVERAGE RATIOS               LOANS        BALANCE      BALANCE     RATE     TERM (MOS.)(1)     DSCR       RATIO    MATURITY(1)
-------------------------- ----------- -------------- ---------- ---------- ---------------- ---------- ---------- ------------
1.220x to 1.249x .........       2      $ 11,154,000      1.24%     5.820%         115           1.22x     75.11%      62.75%
1.250x to 1.299x .........       5        29,408,928      3.27      6.322%         111           1.27x     73.45%      62.48%
1.300x to 1.349x .........       8        63,110,515      7.02      6.244%         108           1.32x     74.39%      63.31%
1.350x to 1.399x .........      10       136,478,770     15.18      5.510%         119           1.38x     74.40%      61.68%
1.400x to 1.449x .........      12       103,258,121     11.48      5.862%         112           1.43x     73.42%      62.37%
1.450x to 1.499x .........      15       162,060,871     18.02      5.444%         107           1.47x     74.65%      63.70%
1.500x to 1.549x .........       8        66,513,681      7.40      5.645%         119           1.53x     71.46%      58.94%
1.550x to 1.599x .........       8        48,613,950      5.41      5.361%         109           1.57x     73.72%      61.81%
1.600x to 1.749x .........      15        72,700,055      8.09      5.443%         110           1.64x     71.25%      59.64%
1.750x to 1.999x .........       7        29,713,849      3.30      5.631%         106           1.81x     64.56%      56.92%
2.000x to 4.532x .........      10       176,170,489     19.59      4.825%          92           3.60x     46.95%      41.81%
                                --      ------------    ------
TOTAL/WEIGHTED
 AVERAGE .................     100      $899,183,229    100.00%     5.487%         108           1.88x     68.10%      57.87%
                               ===      ============    ======

----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

  RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2


                                                        % OF                        WEIGHTED AVERAGES
                                                      INITIAL   ----------------------------------------------------------
                                        AGGREGATE       LOAN                   STATED                 CUT-OFF      LTV
RANGE OF DEBT SERVICE     NUMBER OF   CUT-OFF DATE    GROUP 2    MORTGAGE    REMAINING               DATE LTV    RATIO AT
COVERAGE RATIOS             LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)     DSCR       RATIO     MATURITY
------------------------ ----------- -------------- ----------- ---------- ------------- ---------- ---------- -----------
1.200x to 1.249x .......       3      $ 32,275,876      11.37%     5.234%        76          1.23x     77.37%      69.55%
1.250x to 1.299x .......       2        10,609,976       3.74      6.098%       116          1.27x     76.78%      64.82%
1.300x to 1.349x .......       3         8,635,859       3.04      5.561%       118          1.31x     68.33%      54.65%
1.350x to 1.399x .......       3        14,589,270       5.14      5.885%       114          1.37x     76.86%      65.10%
1.400x to 1.449x .......       5        47,580,150      16.76      5.216%        87          1.42x     73.98%      65.13%
1.450x to 1.499x .......       5        46,548,649      16.40      4.922%       103          1.48x     74.75%      63.55%
1.500x to 1.549x .......       7        70,456,081      24.82      5.086%       119          1.52x     68.57%      56.78%
1.550x to 1.599x .......       4        18,100,503       6.38      5.119%        76          1.56x     73.45%      64.80%
1.600x to 1.749x .......       2         6,972,958       2.46      5.448%       118          1.74x     62.44%      52.22%
1.750x to 1.999x .......       1         3,692,446       1.30      5.500%       118          1.78x     66.00%      55.25%
2.000x to 2.313x .......       3        24,435,000       8.61      4.290%        59          2.23x     72.60%      72.60%
                               -      ------------     ------
TOTAL/WEIGHTED
 AVERAGE ...............      38      $283,896,769     100.00%     5.139%        98          1.51x     72.69%      63.15%
                              ==      ============     ======

     The following six tables set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates (or Anticipated Prepayment Date) of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained in connection with the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date or Anticipated Prepayment Date, as the case may be, described below was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Prepayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Prepayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual loan-to-value ratios of a mortgage loan may be higher than its LTV Ratios at origination even after taking into account amortization since origination. In addition, with respect to 3 mortgage loans (identified as Loan Nos. 12, 15 and 30 on Annex A to this prospectus supplement), representing approximately 4.26% of the Initial Pool Balance (which includes, 1 mortgage loan in Loan Group 1, or approximately 2.41% of the Initial Loan Group 1 Balance, and 2 mortgage loans in Loan Group 2, or approximately 10.12% of the Initial Loan Group 2 Balance), the LTV Ratios as of the Cut-off Date and as of the stated maturity date were calculated after reducing the Cut-off Date Balance and Maturity/APD Balance of these mortgage loans by holdback amounts and amounts payable under certain letters of credit pledged as additional collateral.

        RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS


                                                                                        WEIGHTED AVERAGES
                                                          % OF    --------------------------------------------------------------
                                         AGGREGATE       INITIAL                  STATED                   CUT-OFF       LTV
RANGE OF LTV RATIOS AS    NUMBER OF     CUT-OFF DATE      POOL     MORTGAGE      REMAINING                DATE LTV    RATIO AT
OF THE CUT-OFF DATE         LOANS         BALANCE        BALANCE     RATE     TERM (MOS.)(1)     DSCR       RATIO    MATURITY(1)
------------------------ ----------- ----------------- ---------- ---------- ---------------- ---------- ---------- ------------
32.93 to 50.00 .........       3      $   98,765,186       8.35%     4.923%          72           4.42x     41.12%      40.01%
50.01 to 60.00 .........      12         103,324,532       8.73      4.856%         118           2.29x     54.84%      45.79%
60.01 to 65.00 .........       9          31,752,127       2.68      5.560%         118           1.67x     63.13%      52.11%
65.01 to 70.00 .........      26         223,449,263      18.89      5.517%         111           1.51x     67.97%      57.34%
70.01 to 75.00 .........      47         326,243,796      27.58      5.639%         105           1.50x     72.64%      61.74%
75.01 to 80.00 .........      40         396,870,679      33.55      5.385%         107           1.43x     78.19%      66.70%
80.01 to 82.29 .........       1           2,674,415       0.23      6.850%         108           1.36x     82.29%      72.17%
                              --      --------------     ------
TOTAL/WEIGHTED
 AVERAGE ...............     138      $1,183,079,998     100.00%     5.403%         106           1.79x     69.20%      59.13%
                             ===      ==============     ======

----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.



           RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1


                                                         % OF                          WEIGHTED AVERAGES
                                                       INITIAL   --------------------------------------------------------------
                                         AGGREGATE       LOAN                    STATED                   CUT-OFF       LTV
RANGE OF LTV RATIOS AS     NUMBER OF   CUT-OFF DATE    GROUP 1    MORTGAGE      REMAINING                DATE LTV    RATIO AT
OF THE CUT-OFF DATE          LOANS        BALANCE      BALANCE      RATE     TERM (MOS.)(1)     DSCR       RATIO    MATURITY(1)
------------------------- ----------- -------------- ----------- ---------- ---------------- ---------- ---------- ------------
32.93 to 50.00 ..........       3      $ 98,765,186      10.98%     4.923%          72           4.42x     41.12%      40.01%
50.01 to 60.00 ..........      10        89,524,532       9.96      4.784%         118           2.42x     54.15%      44.07%
60.01 to 65.00 ..........       7        24,779,169       2.76      5.592%         119           1.65x     63.33%      52.08%
65.01 to 70.00 ..........      17       126,417,916      14.06      5.794%         109           1.47x     67.44%      57.68%
70.01 to 75.00 ..........      37       267,517,445      29.75      5.769%         111           1.49x     72.73%      61.10%
75.01 to 80.00 ..........      25       289,504,565      32.20      5.479%         113           1.42x     77.89%      65.68%
80.01 to 82.29 ..........       1         2,674,415       0.30      6.850%         108           1.36x     82.29%      72.17%
                               --      ------------     ------
TOTAL/WEIGHTED
 AVERAGE ................     100      $899,183,229     100.00%     5.487%         108           1.88x     68.10%      57.87%
                              ===      ============     ======

----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.



           RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2


                                                          % OF                        WEIGHTED AVERAGES
                                                         INITIAL  ----------------------------------------------------------
                                           AGGREGATE      LOAN                   STATED                 CUT-OFF      LTV
RANGE OF LTV RATIOS AS       NUMBER OF   CUT-OFF DATE    GROUP 2   MORTGAGE    REMAINING               DATE LTV    RATIO AT
OF THE CUT-OFF DATE            LOANS        BALANCE      BALANCE     RATE     TERM (MOS.)     DSCR       RATIO     MATURITY
--------------------------- ----------- -------------- ---------- ---------- ------------- ---------- ---------- -----------
57.58 to 60.00 ............       2      $ 13,800,000      4.86%     5.326%       118          1.46x     59.27%      56.99%
60.01 to 65.00 ............       2         6,972,958      2.46      5.448%       118          1.74x     62.44%      52.22%
65.01 to 70.00 ............       9        97,031,347     34.18      5.156%       114          1.56x     68.66%      56.90%
70.01 to 75.00 ............      10        58,726,351     20.69      5.046%        79          1.54x     72.22%      64.68%
75.01 to 80.00 ............      15       107,366,113     37.82      5.131%        90          1.44x     78.98%      69.45%
                                 --      ------------    ------
TOTAL/WEIGHTED
 AVERAGE ..................      38      $283,896,769    100.00%     5.139%        98          1.51x     72.69%      63.15%
                                 ==      ============    ======

     RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES OR ANTICIPATED
                      PREPAYMENT DATES--ALL MORTGAGE LOANS


                                                                                          WEIGHTED AVERAGES
                                                            % OF    --------------------------------------------------------------
RANGE OF LTV RATIOS                        AGGREGATE       INITIAL                  STATED                   CUT-OFF       LTV
AS OF MORTGAGE LOAN         NUMBER OF     CUT-OFF DATE      POOL     MORTGAGE      REMAINING                DATE LTV    RATIO AT
MATURITY DATES                LOANS         BALANCE        BALANCE     RATE     TERM (MOS.)(1)     DSCR       RATIO    MATURITY(1)
-------------------------- ----------- ----------------- ---------- ---------- ---------------- ---------- ---------- ------------
28.53% to 40.00% .........       2      $   24,265,186       2.05%     7.359%         115           4.07x     33.26%      28.75%
40.01% to 50.00% .........      16         181,851,059      15.37      4.587%          93           3.19x     50.87%      44.22%
50.01% to 55.00% .........      11          43,538,573       3.68      5.691%         120           1.59x     65.60%      53.30%
55.01% to 60.00% .........      36         271,718,411      22.97      5.543%         118           1.47x     69.45%      57.41%
60.01% to 65.00% .........      38         343,073,076      29.00      5.607%         111           1.45x     74.04%      62.61%
65.01% to 70.00% .........      27         244,799,222      20.69      5.489%         102           1.47x     77.18%      67.07%
70.01% to 79.96% .........       8          73,834,471       6.24      4.859%          63           1.55x     78.41%      73.14%
                                --      --------------     ------
TOTAL/WEIGHTED
 AVERAGE .................     138      $1,183,079,998     100.00%     5.403%         106           1.79x     69.20%      59.13%
                               ===      ==============     ======

----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.



     RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES OR ANTICIPATED
                         PREPAYMENT DATES--LOAN GROUP 1


                                                     % OF                          WEIGHTED AVERAGES
                                                    INITIAL  --------------------------------------------------------------
RANGE OF LTV RATIOS                   AGGREGATE      LOAN                    STATED                   CUT-OFF       LTV
AS OF MORTGAGE LOAN     NUMBER OF   CUT-OFF DATE    GROUP 1   MORTGAGE      REMAINING                DATE LTV    RATIO AT
MATURITY DATES            LOANS        BALANCE      BALANCE     RATE     TERM (MOS.)(1)     DSCR       RATIO    MATURITY(1)
---------------------- ----------- -------------- ---------- ---------- ---------------- ---------- ---------- ------------
28.53% to 40.00% .....       2      $ 24,265,186      2.70%     7.359%         115           4.07x     33.26%      28.75%
40.01% to 50.00% .....      14       171,332,641     19.05      4.546%          92           3.30x     49.97%      44.09%
50.01% to 55.00% .....       7        30,555,640      3.40      5.723%         119           1.60x     65.70%      53.42%
55.01% to 60.00% .....      26       173,557,674     19.30      5.706%         119           1.45x     70.04%      57.34%
60.01% to 65.00% .....      29       298,785,918     33.23      5.657%         112           1.46x     74.07%      62.64%
65.01% to 70.00% .....      19       188,480,598     20.96      5.577%         106           1.45x     77.58%      66.91%
70.01% to 72.17% .....       3        12,205,573      1.36      5.690%          67           1.48x     77.61%      71.25%
                            --      ------------    ------
TOTAL/WEIGHTED
 AVERAGE .............     100      $899,183,229    100.00%     5.487%         108           1.88x     68.10%      57.87%
                           ===      ============    ======

----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.



     RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES--LOAN GROUP 2


                                                     % OF                        WEIGHTED AVERAGES
                                                    INITIAL  ----------------------------------------------------------
RANGE OF LTV RATIOS                   AGGREGATE      LOAN                   STATED                 CUT-OFF      LTV
AS OF MORTGAGE LOAN     NUMBER OF   CUT-OFF DATE    GROUP 2   MORTGAGE    REMAINING               DATE LTV    RATIO AT
MATURITY DATES            LOANS        BALANCE      BALANCE     RATE     TERM (MOS.)     DSCR       RATIO     MATURITY
---------------------- ----------- -------------- ---------- ---------- ------------- ---------- ---------- -----------
44.50% to 50.00% .....       2      $ 10,518,418      3.71%     5.245%       118          1.43x     65.50%      46.23%
50.01% to 55.00% .....       4        12,982,934      4.57      5.615%       122          1.57x     65.35%      53.03%
55.01% to 60.00% .....      10        98,160,737     34.58      5.254%       118          1.50x     68.40%      57.53%
60.01% to 65.00% .....       9        44,287,158     15.60      5.269%       102          1.43x     73.86%      62.46%
65.01% to 70.00% .....       8        56,318,624     19.84      5.194%        88          1.54x     75.85%      67.62%
70.01% to 79.96% .....       5        61,628,898     21.71      4.694%        62          1.56x     78.57%      73.52%
                            --      ------------    ------
TOTAL/WEIGHTED
 AVERAGE .............      38      $283,896,769    100.00%     5.139%        98          1.51x     72.69%      63.15%
                            ==      ============    ======

              RANGE OF CUT-OFF DATE BALANCES--ALL MORTGAGE LOANS


                                                                 % OF
                                                AGGREGATE       INITIAL
RANGE OF CUT-OFF DATE            NUMBER OF     CUT-OFF DATE      POOL
BALANCES                           LOANS         BALANCE        BALANCE
------------------------------- ----------- ----------------- ----------
$933,856 - $999,999 ...........       1     $      933,856        0.08%
$1,000,000 - $1,999,999 .......       9         14,128,089        1.19
$2,000,000 - $3,999,999 .......      40        123,095,244       10.40
$4,000,000 - $5,999,999 .......      27        133,536,190       11.29
$6,000,000 - $7,999,999 .......      18        122,366,169       10.34
$8,000,000 - $9,999,999 .......      11         96,090,892        8.12
$10,000,000 - $11,999,999 .....       5         51,723,151        4.37
$12,000,000 - $13,999,999 .....       6         76,842,699        6.50
$14,000,000 - $15,999,999 .....       3         45,207,655        3.82
$16,000,000 - $19,999,999 .....       5         87,630,595        7.41
$20,000,000 - $29,999,999 .....       7        165,281,121       13.97
$30,000,000 - $49,999,999 .....       5        191,744,338       16.21
$50,000,000 - $74,500,000 .....       1         74,500,000        6.30
                                     --     --------------      ------
TOTAL/WEIGHTED AVERAGE ........     138     $1,183,079,998      100.00%
                                    ===     ==============      ======



                                                      WEIGHTED AVERAGES
                                --------------------------------------------------------------
                                                STATED                   CUT-OFF       LTV
RANGE OF CUT-OFF DATE            MORTGAGE      REMAINING                DATE LTV    RATIO AT
BALANCES                           RATE     TERM (MOS.)(1)     DSCR       RATIO    MATURITY(1)
------------------------------- ---------- ---------------- ---------- ---------- ------------
$933,856 - $999,999 ...........    6.181%         117           1.37x     74.71%      58.45%
$1,000,000 - $1,999,999 .......    5.790%         113           1.81x     63.50%      52.56%
$2,000,000 - $3,999,999 .......    5.616%         115           1.57x     69.39%      57.15%
$4,000,000 - $5,999,999 .......    5.669%         108           1.53x     73.12%      61.98%
$6,000,000 - $7,999,999 .......    5.605%         107           1.47x     70.46%      58.81%
$8,000,000 - $9,999,999 .......    5.476%         102           1.61x     75.08%      65.80%
$10,000,000 - $11,999,999 .....    5.551%         108           1.43x     73.16%      64.35%
$12,000,000 - $13,999,999 .....    5.459%         107           1.58x     69.56%      59.52%
$14,000,000 - $15,999,999 .....    5.712%         111           1.52x     75.04%      63.99%
$16,000,000 - $19,999,999 .....    5.650%         103           1.41x     73.71%      63.91%
$20,000,000 - $29,999,999 .....    5.578%         101           1.77x     68.68%      59.40%
$30,000,000 - $49,999,999 .....    4.981%         118           1.79x     68.70%      56.66%
$50,000,000 - $74,500,000 .....    4.129%          58           4.53x     43.68%      43.68%
TOTAL/WEIGHTED AVERAGE ........    5.403%         106           1.79x     69.20%      59.13%

----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.



                 RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 1

                                                              % OF
                                                             INITIAL
                                               AGGREGATE      LOAN
RANGE OF CUT-OFF DATE            NUMBER OF   CUT-OFF DATE    GROUP 1
BALANCES                           LOANS        BALANCE      BALANCE
------------------------------- ----------- -------------- ----------
$933,856 - $999,999 ...........       1     $    933,856       0.10%
$1,000,000 - $1,999,999 .......       8       12,316,772       1.37
$2,000,000 - $3,999,999 .......      25       77,470,824       8.62
$4,000,000 - $5,999,999 .......      23      116,223,211      12.93
$6,000,000 - $7,999,999 .......      13       88,145,444       9.80
$8,000,000 - $9,999,999 .......       7       62,835,892       6.99
$10,000,000 - $11,999,999 .....       2       20,549,870       2.29
$12,000,000 - $13,999,999 .....       3       39,784,092       4.42
$14,000,000 - $15,999,999 .....       3       45,207,655       5.03
$16,000,000 - $19,999,999 .....       4       69,080,595       7.68
$20,000,000 - $29,999,999 .....       6      142,346,155      15.83
$30,000,000 - $49,999,999 .....       4      149,788,865      16.66
$50,000,000 - $74,500,000 .....       1       74,500,000       8.29
                                     --     ------------     ------
TOTAL/WEIGHTED AVERAGE ........     100     $899,183,229     100.00%
                                    ===     ============     ======



                                                      WEIGHTED AVERAGES
                                --------------------------------------------------------------
                                                STATED                   CUT-OFF       LTV
RANGE OF CUT-OFF DATE            MORTGAGE      REMAINING                DATE LTV    RATIO AT
BALANCES                           RATE     TERM (MOS.)(1)     DSCR       RATIO    MATURITY(1)
------------------------------- ---------- ---------------- ---------- ---------- ------------
$933,856 - $999,999 ...........    6.181%         117           1.37x     74.71%      58.45%
$1,000,000 - $1,999,999 .......    5.828%         113           1.84x     61.26%      50.58%
$2,000,000 - $3,999,999 .......    5.659%         112           1.63x     69.06%      57.24%
$4,000,000 - $5,999,999 .......    5.723%         109           1.54x     72.65%      61.47%
$6,000,000 - $7,999,999 .......    5.832%         114           1.42x     70.51%      58.59%
$8,000,000 - $9,999,999 .......    5.631%         112           1.51x     74.36%      63.15%
$10,000,000 - $11,999,999 .....    6.355%         111           1.37x     74.50%      64.22%
$12,000,000 - $13,999,999 .....    5.653%         115           1.69x     66.34%      55.98%
$14,000,000 - $15,999,999 .....    5.712%         111           1.52x     75.04%      63.99%
$16,000,000 - $19,999,999 .....    5.913%         115           1.40x     73.59%      62.49%
$20,000,000 - $29,999,999 .....    5.689%         108           1.86x     67.00%      57.22%
$30,000,000 - $49,999,999 .....    4.973%         118           1.87x     68.68%      56.67%
$50,000,000 - $74,500,000 .....    4.129%          58           4.53x     43.68%      43.68%
TOTAL/WEIGHTED AVERAGE ........    5.487%         108           1.88x     68.10%      57.87%

----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

                 RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 2


                                                            % OF                        WEIGHTED AVERAGES
                                                           INITIAL  ----------------------------------------------------------
                                             AGGREGATE      LOAN                   STATED                 CUT-OFF      LTV
RANGE OF CUT-OFF DATE          NUMBER OF   CUT-OFF DATE    GROUP 2   MORTGAGE    REMAINING               DATE LTV    RATIO AT
BALANCES                         LOANS        BALANCE      BALANCE     RATE     TERM (MOS.)     DSCR       RATIO     MATURITY
----------------------------- ----------- -------------- ---------- ---------- ------------- ---------- ---------- -----------
$1,811,318 - $1,999,999 .....       1      $  1,811,318      0.64%     5.529%       118          1.58x     78.75%      65.99%
$2,000,000 - $3,999,999 .....      15        45,624,420     16.07      5.541%       121          1.48x     69.94%      57.00%
$4,000,000 - $5,999,999 .....       4        17,312,979      6.10      5.306%       101          1.49x     76.26%      65.40%
$6,000,000 - $7,999,999 .....       5        34,220,725     12.05      5.020%        90          1.61x     70.31%      59.40%
$8,000,000 - $9,999,999 .....       4        33,255,000     11.71      5.185%        84          1.79x     76.45%      70.81%
$10,000,000 - $11,999,999 ...       3        31,173,281     10.98      5.021%       106          1.47x     72.28%      64.44%
$12,000,000 - $15,999,999 ...       3        37,058,607     13.05      5.250%        99          1.46x     73.01%      63.32%
$16,000,000 - $19,999,999 ...       1        18,550,000      6.53      4.670%        59          1.42x     74.17%      69.20%
$20,000,000 - $29,999,999 ...       1        22,934,965      8.08      4.890%        59          1.24x     79.09%      72.91%
$30,000,000 - $41,955,473 ...       1        41,955,473     14.78      5.010%       119          1.52x     68.78%      56.64%
                                   --      ------------    ------
Total/Weighted Average ......      38      $283,896,769    100.00%     5.139%        98          1.51x     72.69%      63.15%
                                   ==      ============    ======

         RANGE OF CURRENT OCCUPANCY RATES--ALL MORTGAGE LOANS(1)(2)(4)


                                                                                         WEIGHTED AVERAGES
                                                                    -----------------------------------------------------------
                                                            % OF                  STATED                CUT-OFF
                            NUMBER OF      AGGREGATE       INITIAL              REMAINING                 DATE
RANGE OF CURRENT            MORTGAGED     CUT-OFF DATE      POOL     MORTGAGE      TERM                   LTV      LTV RATIO AT
OCCUPANCY RATES            PROPERTIES       BALANCE        BALANCE     RATE     (MOS.)(3)     DSCR       RATIO     MATURITY(3)
------------------------- ------------ ----------------- ---------- ---------- ----------- ---------- ----------- -------------
63.00% to 80.00% ........        7      $   31,624,080       2.67%  5.992%         106         1.44x      68.77%       55.27%
80.01% to 85.00% ........        8          44,497,602       3.76   5.227 %        100         1.53x      73.21%       62.50%
85.01% to 90.00% ........       14          91,880,054       7.77   5.440 %        115         1.56x      69.11%       58.17%
90.01% to 95.00% ........       39         260,000,855      21.98   5.322 %        106         1.77x      68.50%       58.71%
95.01% to 100.00% .......       92         732,251,277      61.89   5.348 %        104         1.79x      70.36%       60.32%
                                --      --------------      -----
TOTAL/WEIGHTED
 AVERAGE ................      160      $1,160,253,868      98.07%  5.362%         105         1.75x      69.91%       59.74%
                               ===      ==============      =====

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value, square footage and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

(4) Excludes one mortgage loan (identified as Loan No. 10 on Annex A to this prospectus supplement), representing approximately 1.93% of the Initial Pool Balance (or approximately 2.54% of the Initial Loan Group 1 Balance), which is secured by Health Clubs and does not have an occupancy rate.


            RANGE OF CURRENT OCCUPANCY RATES--LOAN GROUP 1(1)(2)(4)


                                                                                    WEIGHTED AVERAGES
                                                       % OF    -----------------------------------------------------------
                                                      INITIAL                STATED                CUT-OFF
                          NUMBER OF     AGGREGATE      LOAN                REMAINING                 DATE
RANGE OF CURRENT          MORTGAGED   CUT-OFF DATE    GROUP 1   MORTGAGE      TERM                   LTV      LTV RATIO AT
OCCUPANCY RATES          PROPERTIES      BALANCE      BALANCE     RATE     (MOS.)(3)     DSCR       RATIO     MATURITY(3)
----------------------- ------------ -------------- ---------- ---------- ----------- ---------- ----------- -------------
63.00% to 80.00% ......        7      $ 31,624,080      3.52%  5.992%         106         1.44x      68.77%       55.27%
80.01% to 85.00% ......        7        25,947,602      2.89   5.625 %        129         1.61x      72.52%       57.71%
85.01% to 90.00% ......       13        79,392,091      8.83   5.444 %        114         1.57x      68.98%       58.14%
90.01% to 95.00% ......       24       174,460,185     19.40   5.353 %        112         1.83x      66.44%       55.60%
95.01% to 100.00% .....       64       564,933,141     62.83   5.419 %        105         1.89x      69.67%       59.87%
                              --      ------------     -----
TOTAL/WEIGHTED
 AVERAGE ..............      115      $876,357,100     97.46%  5.435%         108         1.82x      69.01%       58.63%
                             ===      ============     =====

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value, square footage and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

(4) Excludes one mortgage loan (identified as Loan No. 10 on Annex A to this prospectus supplement), representing approximately 2.54% of the Initial Loan Group 1 Balance, which is secured by Health Clubs and does not have an occupancy rate.

             RANGE OF CURRENT OCCUPANCY RATES--LOAN GROUP 2(1)(2)


                                                                                     WEIGHTED AVERAGES
                                                                -----------------------------------------------------------
                                                        % OF                  STATED                CUT-OFF
                          NUMBER OF     AGGREGATE     INITIAL               REMAINING                 DATE
RANGE OF CURRENT          MORTGAGED   CUT-OFF DATE    GROUP 2    MORTGAGE      TERM                   LTV      LTV RATIO AT
OCCUPANCY RATES          PROPERTIES      BALANCE      BALANCE      RATE       (MOS.)      DSCR       RATIO       MATURITY
----------------------- ------------ -------------- ----------- ---------- ----------- ---------- ----------- -------------
83.98% to 85.00% ......       1       $ 18,550,000       6.53%     4.670%       59         1.42x      74.17%       69.20%
85.01% to 90.00% ......       1         12,487,963       4.40      5.410%      119         1.47x      69.96%       58.35%
90.01% to 95.00% ......      15         85,540,670      30.13      5.260%       93         1.65x      72.72%       65.07%
95.01% to 100.00% .....      28        167,318,136      58.94      5.109%      103         1.45x      72.72%       61.85%
                             --       ------------     ------
TOTAL/WEIGHTED
 AVERAGE ..............      45       $283,896,769     100.00%     5.139%       98         1.51x      72.69%       63.15%
                             ==       ============     ======

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value, square footage and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.



           RANGE OF YEARS BUILT/RENOVATED--ALL MORTGAGE LOANS(1)(2)


                                                                                      WEIGHTED AVERAGES
                                                                 -----------------------------------------------------------
                                                         % OF                  STATED                CUT-OFF
                         NUMBER OF      AGGREGATE       INITIAL              REMAINING                 DATE
RANGE OF YEARS           MORTGAGED     CUT-OFF DATE      POOL     MORTGAGE      TERM                   LTV      LTV RATIO AT
BUILT/RENOVATED         PROPERTIES       BALANCE        BALANCE     RATE     (MOS.)(3)     DSCR       RATIO     MATURITY(3)
---------------------- ------------ ----------------- ---------- ---------- ----------- ---------- ----------- -------------
1968 to 1969 .........        3      $   21,516,138       1.82%     4.825%       67         1.54x      72.46%       66.75%
1970 to 1979 .........       13          60,816,221       5.14      5.323%       90         1.78x      70.24%       61.78%
1980 to 1989 .........       38         216,482,025      18.30      5.812%      110         1.57x      69.21%       59.20%
1990 to 1994 .........       22         153,605,453      12.98      5.012%      106         2.18x      65.24%       55.20%
1995 to 1999 .........       29         170,113,156      14.38      5.090%       94         2.17x      65.73%       57.77%
2000 to 2003 .........       70         560,547,004      47.38      5.478%      110         1.67x      71.09%       60.02%
                             --      --------------     ------
TOTAL/WEIGHTED
 AVERAGE .............      175      $1,183,079,998     100.00%     5.403%      106         1.79x      69.20%       59.13%
                            ===      ==============     ======

----------
(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value, square footage and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

              RANGE OF YEARS BUILT/RENOVATED--LOAN GROUP 1(1)(2)


                                                                                   WEIGHTED AVERAGES
                                                      % OF    -----------------------------------------------------------
                                                     INITIAL                STATED                CUT-OFF
                         NUMBER OF     AGGREGATE      LOAN                REMAINING                 DATE
RANGE OF YEARS           MORTGAGED   CUT-OFF DATE    GROUP 1   MORTGAGE      TERM                   LTV      LTV RATIO AT
BUILT/RENOVATED         PROPERTIES      BALANCE      BALANCE     RATE     (MOS.)(3)     DSCR       RATIO     MATURITY(3)
---------------------- ------------ -------------- ---------- ---------- ----------- ---------- ----------- -------------
1968 to 1969 .........        1      $    870,806      0.10%     7.476%      115         4.13x      32.93%       28.53%
1970 to 1979 .........        7        32,239,344      3.59      5.371%       77         2.01x      66.38%       59.98%
1980 to 1989 .........       29       158,982,665     17.68      5.989%      114         1.63x      67.84%       57.47%
1990 to 1994 .........       19       143,754,415     15.99      5.017%      108         2.23x      64.48%       54.44%
1995 to 1999 .........       19       105,851,630     11.77      5.158%       97         2.45x      60.97%       53.15%
2000 to 2003 .........       55       457,484,369     50.88      5.540%      111         1.72x      71.16%       60.08%
                             --      ------------    ------
TOTAL/WEIGHTED
 AVERAGE .............      130      $899,183,229    100.00%     5.487%      108         1.88x      68.10%       57.87%
                            ===      ============    ======

----------
(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value, square footage and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.



              RANGE OF YEARS BUILT/RENOVATED--LOAN GROUP 2(1)(2)


                                                                                   WEIGHTED AVERAGES
                                                      % OF    -----------------------------------------------------------
                                                     INITIAL                STATED                CUT-OFF
                         NUMBER OF     AGGREGATE      LOAN                REMAINING                 DATE
RANGE OF YEARS           MORTGAGED   CUT-OFF DATE    GROUP 2   MORTGAGE      TERM                   LTV      LTV RATIO AT
BUILT/RENOVATED         PROPERTIES      BALANCE      BALANCE     RATE       (MOS.)      DSCR       RATIO       MATURITY
---------------------- ------------ -------------- ---------- ---------- ----------- ---------- ----------- -------------
1969 .................       2       $ 20,645,333      7.27%     4.714%       65         1.43x      74.13%       68.36%
1970 to 1979 .........       6         28,576,877     10.07      5.269%      104         1.53x      74.60%       63.82%
1980 to 1989 .........       9         57,499,360     20.25      5.324%      100         1.42x      73.01%       64.00%
1990 to 1994 .........       3          9,851,038      3.47      4.937%       80         1.46x      76.35%       66.37%
1995 to 1999 .........      10         64,261,525     22.64      4.978%       89         1.71x      73.58%       65.39%
2000 to 2002 .........      15        103,062,636     36.30      5.204%      108         1.45x      70.79%       59.73%
                            --       ------------    ------
TOTAL/WEIGHTED
 AVERAGE .............      45       $283,896,769    100.00%     5.139%       98         1.51x      72.69%       63.15%
                            ==       ============    ======

----------
(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value, square footage and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

       PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS


                                                                                         WEIGHTED AVERAGES
                                                                    -----------------------------------------------------------
                                                            % OF                  STATED                CUT-OFF
                                          AGGREGATE       INITIAL               REMAINING                 DATE
                           NUMBER OF     CUT-OFF DATE       POOL     MORTGAGE      TERM                   LTV      LTV RATIO AT
PREPAYMENT PROVISION         LOANS         BALANCE        BALANCE      RATE     (MOS.)(1)     DSCR       RATIO     MATURITY(1)
------------------------- ----------- ----------------- ----------- ---------- ----------- ---------- ----------- -------------
Lockout Period
 followed by
 Defeasance .............     133      $1,085,777,709       91.78%     5.488%      109         1.61x      70.93%       60.19%
Lockout Period
 followed by
 Defeasance then
 Yield Maintenance ......       1          74,500,000        6.30      4.129%       58         4.53x      43.68%       43.68%
Lockout Period
 followed by Yield
 Maintenance ............       4          22,802,289        1.93      5.536%      111         1.69x      70.28%       59.11%
                              ---      --------------      ------
TOTAL/WEIGHTED
 AVERAGE ................     138      $1,183,079,998      100.00%     5.403%      106         1.79x      69.20%       59.13%
                              ===      ==============      ======

----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.



          PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--LOAN GROUP 1


                                                                                     WEIGHTED AVERAGES
                                                        % OF    -----------------------------------------------------------
                                                      INITIAL                 STATED                CUT-OFF
                                        AGGREGATE       LOAN                REMAINING                 DATE
                          NUMBER OF   CUT-OFF DATE    GROUP 1    MORTGAGE      TERM                   LTV      LTV RATIO AT
PREPAYMENT PROVISION        LOANS        BALANCE      BALANCE      RATE     (MOS.)(1)     DSCR       RATIO     MATURITY(1)
------------------------ ----------- -------------- ----------- ---------- ----------- ---------- ----------- -------------
Lockout Period
 followed by
 Defeasance ............      95      $801,880,940      89.18%     5.611%      113         1.64x      70.30%       59.15%
Lockout Period
 followed by
 Defeasance then
 Yield Maintenance .....       1        74,500,000       8.29      4.129%       58         4.53x      43.68%       43.68%
Lockout Period
 followed by Yield
 Maintenance ...........       4        22,802,289       2.54      5.536%      111         1.69x      70.28%       59.11%
                              --      ------------     ------
TOTAL/WEIGHTED
 AVERAGE ...............     100      $899,183,229     100.00%     5.487%      108         1.88x      68.10%       57.87%
                             ===      ============     ======

----------
(1) Calculated based on the respective Anticipated Prepayment Date for the APD Loans.

          PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--LOAN GROUP 2


                                                                                     WEIGHTED AVERAGES
                                                       % OF     -----------------------------------------------------------
                                                      INITIAL                 STATED                CUT-OFF
                                       AGGREGATE       LOAN                 REMAINING                 DATE
                         NUMBER OF   CUT-OFF DATE     GROUP 2    MORTGAGE      TERM                   LTV      LTV RATIO AT
PREPAYMENT PROVISION       LOANS        BALANCE       BALANCE      RATE       (MOS.)      DSCR       RATIO       MATURITY
----------------------- ----------- -------------- ------------ ---------- ----------- ---------- ----------- -------------
Lockout Period
 followed by
 Defeasance ........... 38           $283,896,769      100.00%     5.139%  98              1.51x      72.69%       63.15%
                        --           ------------      ------
TOTAL/WEIGHTED
 AVERAGE .............. 38           $283,896,769      100.00%     5.139%  98              1.51x      72.69%       63.15%
                        ==           ============      ======

     The foregoing characteristics, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth on Annex A to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Standards" and "--Representations and Warranties; Repurchases and Substitutions" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."


UNDERWRITTEN NET CASH FLOW

     The "Underwritten Net Cash Flow" for a Mortgaged Property is generally the estimated stabilized annual revenue derived from the use and operation of the Mortgaged Property (consisting primarily of rental income and reimbursement of expenses where applicable) after an allowance for vacancies, concessions and credit losses, less estimated stabilized annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and reserves for capital expenditures, including tenant improvement costs, leasing commissions and replacement reserves. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, interest expense, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

     Underwritten Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Sellers for their underwriting process and any updates thereof and may or may not reflect the amounts calculated and adjusted by Fitch and Moody's for their own analysis. In addition, Underwritten Net Cash Flow and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operation or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

     Revenue. In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied by the borrower as of the date of such determination and, where the actual vacancy shown on the rent roll and other unaudited financial information and the market vacancy was less than 5.0%, assumed at least 5.0% vacancy in determining revenue from rents, except that in the case of certain Mortgaged Properties which are not secured by multifamily properties, space occupied by the anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of the tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied by the borrower as of the date of such determination and the greater of (a) actual vacancy at the related Mortgaged Property, (b) vacancy at comparable properties in the same market as the related Mortgaged Property, and
(c) 5.0%. In determining rental revenue for multifamily, manufactured housing community and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other rental properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent rent roll (as applicable), after applying the vacancy factor. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80.0% and daily rates achieved during the prior two to three year annual reporting period. In general, any non-recurring items and non-property related revenue were eliminated from the calculation. Rents under some leases were adjusted downward to reflect market rent for similar properties if actual rent was significantly higher than market rent. For newly constructed properties with little or no historical operating information, revenue was based on information in appraisals, rent rolls, contractual leases and other borrower supplied information.

     Expenses. In determining expenses for each Mortgaged Property, the related Mortgage Loan Seller generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the borrower. Notwithstanding the foregoing, (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 5.0% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In some cases historical expenses were increased for underwriting purposes.

     Replacement Reserves. Replacement reserves, if any, are reserves escrowed or underwritten for ongoing items such as repairs and replacements, including, in the case of hotel properties, reserves for furniture, fixtures and equipment. In certain cases, however, a letter of credit was provided in lieu thereof or the subject reserve was waived or will be subject to a maximum amount, and once that maximum amount is reached the subject reserve will not be funded except, in some cases, to the extent it is drawn upon.

     No assurances are given with respect to the accuracy of information provided by borrowers or the adequacy of procedures used by the related Mortgage Loan Seller in determining the operating information presented. Loans originated by the Mortgage Loan Sellers generally conform to the above-described underwriting guidelines. However, there can be no assurance that each mortgage loan conforms in its entirety to the guidelines described above.


ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. All of the Mortgaged Properties were inspected at or about the time of the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves or letters of credit have not been established.

     Appraisals. All of the Mortgaged Properties were appraised at or about the time of the origination of the related mortgage loans. All of these appraisals stated that they were performed in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA").

     The purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would have arrived at the same opinion of market value. Appraised value is the appraiser's estimated amount a typically motivated buyer would pay a typically motivated seller and may be significantly higher than the amount obtained from the sale of a Mortgaged Property in a distressed or liquidation sale.

     Environmental Reports. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property and, in some cases, a "Phase II" environmental site assessment or other additional testing was performed. See "--Representations and Warranties; Repurchases and Substitutions" below.

     Building Condition Reports. At or about the time of the origination of all mortgage loans, a licensed engineer or consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure, mechanical and electrical systems and site improvements. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination and the reports were used in determining underwritten net cash flow and capital reserves, if any. Generally, with respect to the majority of the Mortgaged Properties, the related borrowers were required to deposit with the lender (or provide a letter of credit in lieu thereof) an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loans.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on 25 Mortgaged Properties, securing mortgage loans representing approximately 18.31% of the Initial Pool Balance and located primarily in the State of California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss for the property in an earthquake scenario. Two of the 25 Mortgaged Properties described above securing mortgage loans (identified as Loan Nos. 19 and 23 on Annex A to this prospectus supplement), representing approximately 2.42% of the Initial Pool Balance (which include 2 mortgage loans in Loan Group 1, or approximately 3.19% of the Initial Loan Group 1 Balance, are covered by earthquake insurance in an amount at least equal to the lesser of the replacement cost of the improvements on such Mortgaged Property and the outstanding principal balance of the related mortgage loan. The remaining 23 Mortgaged Properties have a probable maximum loss percentage at or below 20%. Seismic reports were generally not done for manufactured housing community properties.

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are GECC, Bank of America and GACC. GECC is an affiliate of GEMSA Loan Services, L.P., the Master Servicer, and the parent corporation of the Depositor. See "The Depositor" in the prospectus. GECC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GECC. Bank of America is an affiliate of Banc of America Securities LLC, one of the Underwriters. Bank of America, N.A., is the master servicer under the Wellbridge Pooling Agreement and it is anticipated that Bank of America will be the primary servicer for certain of the mortgage loans that it sells to the Depositor. Bank of America or its conduit participants directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from Bank of America, except for 20 mortgage loans (identified as Loan Nos. 60, 74, 90, 99, 100, 108, 113, 114, 120, 121, 122, 123, 124, 128, 130, 131, 134, 135, 137, 138 on Annex A to
this prospectus supplement), representing approximately 4.66% of the Initial Pool Balance (which include 12 mortgage loans in Loan Group 1, or approximately 3.57% of the Initial Loan Group 1 Balance, and 8 mortgage loans in Loan Group 2, or approximately 8.13% of the Initial Loan Group 2 Balance), that Bank of America acquired from Bridger Commercial Funding LLC ("Bridger") (the "Bridger Loans"). Bridger is a real estate financial services company organized under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans. Bridger's principal offices are located at 100 Shoreline Highway, Suite 100, Mill Valley, California 94941. The Bridger Loans were also originated generally in accordance with Bank of America's underwriting criteria described below. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters. GACC or an affiliate of GACC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GACC.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


UNDERWRITING STANDARDS


GECC'S UNDERWRITING STANDARDS

     General. Through its GE Real Estate business, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $27.5 billion of assets. GE Real Estate originates commercial mortgage loans through approximately 12 offices located throughout the United States. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

     Loan Analysis. All GECC credit underwriting is performed by GECC risk-management employees. GECC performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in most cases by staff of a "big four" accounting firm and reviewed by GECC underwriting staff. All anchor leases are reviewed by legal counsel and by GECC underwriting staff. GECC also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GECC requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GECC staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by GE Capital Real Estate's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratios. GECC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:


     PROPERTY TYPE                      DSCR GUIDELINE     LTV RATIO GUIDELINE
     -------------------------------   ----------------   --------------------
     Anchored Retail ...............          1.20x               80.00%
     Unanchored Retail .............          1.25x               80.00%
     Multifamily ...................          1.20x               80.00%
     Office ........................          1.25x               80.00%
     Self storage ..................          1.25x               75.00%
     Industrial/Warehouse ..........          1.20x               80.00%
     Manufactured Housing ..........          1.20x               80.00%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A to this prospectus supplement may differ from the amount calculated at the time of origination. In addition, GECC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated by GECC may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A to this prospectus supplement.

     Escrow Requirements. Except with respect to certain low leverage loans or where tenants are required in their leases to pay for the covered expenses, GECC generally requires most borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GECC are as follows:

     o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GECC with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

     o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GECC with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GECC generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

     o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GECC in determining Underwritten Net Cash Flow:


          Multifamily ..........................   $250 per unit
          Office ...............................   $0.20 per square foot
          Retail ...............................   $0.15 per square foot
          Self storage .........................   $0.15 per square foot
          Industrial/Warehouse .................   $0.15 per square foot
          Manufactured Housing .................   $50-$100 per pad

     o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required if so indicated by the building condition report. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is generally required.

     o Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

     Loans originated by GECC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GECC conforms in its entirety to the guidelines described above.

BANK OF AMERICA'S UNDERWRITING STANDARDS

     General. Bank of America's commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Bank of America's commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America's loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, Bank of America's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities, although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards, and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

     Escrow Requirements. Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

     o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

     o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

     o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

     o Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

     Loans originated by Bank of America generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by Bank of America conforms in its entirety to the guidelines described above.

GACC'S UNDERWRITING STANDARDS

     General. All of the mortgage loans sold to the Depositor by GACC were originated by GACC, or an affiliate of GACC, in each case, generally in accordance with the underwriting criteria described herein. GACC originates loans secured by retail, office, industrial, multifamily, self storage, hotel and warehouse properties as well as manufactured housing communities located in the United States.

     Loan Analysis. In connection with the origination or acquisition of the mortgage loans, GACC conducted extensive review of the related Mortgaged Property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by office and retail properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market. Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by GACC's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. GACC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:


     PROPERTY TYPE                      DSCR GUIDELINE     LTV RATIO GUIDELINE
     -------------------------------   ----------------   --------------------
     Anchored Retail ...............          1.25x       75%
     Unanchored Retail .............          1.30x       70%
     Multifamily ...................          1.20x       80%
     Office ........................          1.25x       75%
     Self storage ..................          1.30x       70%
     Industrial/Warehouse ..........          1.25x       75%
     Manufactured Housing ..........          1.20x       80%
     Hotel .........................          1.60x       70%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A to this prospectus supplement may differ from the amount calculated at the time of origination.

     In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated by GACC may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A to this prospectus supplement.

     Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, TI/LC and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

     o Taxes and Insurance--Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premium are required to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

     o Replacement Reserves--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:


          Multifamily ..........................   $250 per unit
          Office ...............................   $0.20 per square foot
          Retail ...............................   $0.20 per square foot
          Self storage .........................   $0.15 per square foot
          Hotel ................................   5.0% of gross revenue
          Industrial/Warehouse .................   $0.20 per square foot
          Manufactured Housing .................   $50-$100 per pad

     o Deferred Maintenance/Environmental Remediation--Generally, an initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies in lieu of reserves.

     o Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     Loans originated by GACC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GACC conforms in its entirety to the guidelines described above.


REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller, as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

       (1) the information pertaining to each mortgage loan set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

       (2) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each mortgage loan, and the Mortgage Loan Seller is transferring such mortgage loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or of any other interests or encumbrances of any nature whatsoever (other than the rights to servicing and related compensation as reflected in the related master servicing rights purchase and sale agreement) and the Mortgage Loan Seller has full right, power and authority to sell, transfer and assign each mortgage loan free and clear of all such liens, pledges, charges and interests or encumbrances. The Mortgage Loan Seller has validly and effectively conveyed to the Depositor all legal and beneficial interest in and to such mortgage loan. The sale of the mortgage loans to the Depositor does not require the Mortgage Loan Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Trustee and each such endorsement is genuine;

       (3) the proceeds of each mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. Any and all requirements under each mortgage loan as to completion of any on site or off site improvement and as to disbursements of any funds escrowed for such purpose, have been complied with in all material aspects or any such funds so escrowed have not been released, provided, partial releases of such funds in accordance with the applicable mortgage loan documents may have occurred;

       (4) each related Mortgage Note, Mortgage, assignment of leases (if it is a document separate from the Mortgage) and other agreement executed in connection with such mortgage loan are legal, valid and binding obligations of the related borrower or guarantor (subject to any non recourse provisions therein and any state anti deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, late fees, additional interest or yield maintenance charges and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

       (5) there exists as part of the related mortgage file an assignment of leases either as a separate document or as part of the Mortgage. Each related assignment of leases creates a valid, collateral or first priority assignment of, or a valid perfected first priority security interest in, certain rights under the related leases, subject to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, and subject to limits on enforceability described in paragraph (4) above. No person other than the related borrower owns any interest in any payments due under the related leases except with respect to one mortgage loan (identified as Loan No. 71 on Annex A to this prospectus supplement), representing approximately 0.46% of the Initial Pool Balance (or approximately 0.61% of the Initial Loan Group 1 Balance, which permits a portion of the rental income stream equal to the applicable payment-in-lieu-of-taxes amount assigned to the New York Industrial Development Authority. Each related assignment of leases provides for the appointment of a receiver for rent and allows the holder to enter into possession to collect rents or provides for rents to be paid directly to the holder of the Mortgage upon an event of default under the mortgage loan documents;

       (6) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest or yield maintenance charges and, as of the Closing Date, to the Mortgage Loan Seller's actual knowledge, no such rights have been asserted;

       (7) each related assignment of mortgage and assignment of assignment of leases from the Mortgage Loan Seller to the Trustee has been duly authorized, executed and delivered in recordable form by the Mortgage Loan Seller and constitutes the legal, valid, binding and enforceable assignment from the Mortgage Loan Seller, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage and assignment of leases is freely assignable upon notice to but without the consent of the related borrower;

       (8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property subject only to the following title exceptions (each such exception, a "Title Exception", and collectively, the "Title Exceptions") (and except with respect to two mortgage loans (identified as Loan Nos. 39 and 59 on Annex A to this prospectus supplement), representing approximately 1.29% of the Initial Pool Balance (or approximately 1.70% of the Initial Loan Group 1 Balance), which have rights of first refusal in favor of third parties that are not extinguished upon foreclosure): (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable,
    (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property, (c) any other exceptions and exclusions (general and specific) set forth in the mortgagee policy of title insurance issued with respect to the mortgage loan, none of which, individually or in the aggregate, materially and adversely affects the value of the Mortgaged Property, and (d) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided, that such tenants are performing under such leases); and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy as described above and to the Mortgage Loan Seller's actual knowledge no rights are outstanding that under applicable law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and is not bonded over, escrowed for or covered by insurance;

       (9) all taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became due and owing in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established. Such taxes and assessments shall not be considered delinquent or due and owing until the date on which interest or penalties may first be payable thereon;

       (10) in the case of each mortgage loan, one or more engineering assessments which included a physical visit and inspection of the Mortgaged Property were performed by an independent engineering consultant firm and except as set forth in an engineering report prepared in connection with such assessment, a copy of which has been delivered to the Master Servicer, the related Mortgaged Property is, to the Mortgage Loan Seller's knowledge as of the Closing Date, free and clear of any damage that would materially and adversely affect its value as security for such mortgage loan. If an engineering report revealed any material damage or deficiencies, material deferred maintenance or other similar conditions, either (1) an escrow of funds was required or a letter of credit was obtained in an amount equal to at least 125% of the amount estimated to effect the necessary repairs, or such other amount as a prudent commercial lender would deem appropriate under the circumstances sufficient to effect the necessary repairs or maintenance, or (2) such repairs and maintenance have been completed. As of origination of such mortgage loan there was no proceeding pending, and subsequent to such date, the Mortgage Loan Seller has no actual knowledge of, any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any mortgage loan. As of the date of the origination of each mortgage loan and to the Mortgage Loan Seller's knowledge as of the Cut-off Date: (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance referred to in paragraph (11) below or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and (b) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the use or the value of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance referred to in paragraph (11) below;


       (11) the related Mortgage Loan Seller has received an ALTA lender's title insurance policy or an equivalent form of lender's title insurance policy (or if such policy is not yet issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment, in either case marked as binding and countersigned by the title insurer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) as adopted in the applicable jurisdiction (the "Title Insurance Policy"), which was issued by a title insurance company qualified to do business in the jurisdiction where the applicable Mortgaged Property is located to the extent required, insuring the portion of each Mortgaged Property comprised of real estate and insuring the originator of such mortgage loan and its successors and assigns (as sole insureds) that the related Mortgage is a valid first lien in the original principal amount of the related mortgage loan on the related borrower's fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Title Exceptions. Such Title Insurance Policy was issued in connection with the origination of the related mortgage loan. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the insured includes the owner of the mortgage loan and all premiums thereon have been paid. Immediately following the transfer and assignment of the related mortgage loan, such Title Insurance Policy will inure to the benefit of the Depositor and its successors and assigns without consent or notice to the title insurer. The Mortgage Loan Seller has not done, by act or omission, anything that would impair the coverage under such Title Insurance Policy. Such policy contains no exclusions for, or affirmatively insures, (other than in jurisdictions in which affirmative insurance is unavailable) (a) access to public roads,
     (b) that there are no encroachments of any part of the building thereon over easements and (c) that the area shown on the survey is the same as the property described in the Mortgage;


       (12) as of the date of the origination of each mortgage loan, the related Mortgaged Property was insured by all insurance coverage required under the related loan documents, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located; (A) each Mortgaged Property was covered by a fire and extended perils included under the classification "All Risk of Physical Loss" insurance (or its equivalent) policy in an amount (subject to a customary deductible) at least equal to the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or an amount at least equal to the initial principal balance of the mortgage loan and in any event, the amount necessary to avoid the operation of any co insurance provisions, (B) each Mortgaged Property was covered by business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property (except with respect to one mortgage loan (identified as Loan No. 6 on Annex A to this prospectus supplement), representing approximately 2.57% of the Initial Pool Balance (or approximately 3.38% of the Initial Loan Group 1 Balance), which requires business interruption insurance covering actual losses up to a maximum aggregate amount of $5,500,000 (for the combined Mortgaged Property and the adjacent Gateway Center properties), provided, however, such business interruption insurance is only recoverable to the extent the related tenant has an abatement right in connection with such casualty pursuant to the terms of its respective lease) and (C) each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders for similar properties (except with respect to one mortgage loan (identified as Loan No. 16 on Annex A to this prospectus supplement), representing approximately 1.45% of the Initial Pool Balance (or approximately 1.91% of the Initial Loan Group 1 Balance), which permits the related borrower to maintain such coverage with a deductible in excess of $25,000 so long as the key principal executes a note on terms acceptable to lender for the difference between the deductible actually carried and $25,000 in the event of casualty); if any material portion of the improvements on a Mortgaged Property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area") and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis of the improvements in the SFH Area, (2) the outstanding principal balance of such mortgage loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program; if any Mortgaged Property is located in the state of California or in a "seismic zone" 3 or 4, a seismic assessment was conducted (except in the case of mobile home parks) at the time of originations and seismic insurance was obtained to the extent such Mortgaged Property has a probable of greater than twenty percent (20%) calculated using at least a 450 year look back with a 10% probability of exceedance in a 50 year period; all properties in Florida and within 25 miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina and South Carolina have windstorm insurance; any nonconformity with applicable zoning laws and ordinances (1) is not a material nonconformity and does not materially and adversely affect the use, operation or value of the Mortgaged Property, (2) constitutes a legal non conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to materially the same extent of the use or structure at the time of such casualty, (3) is covered by law and ordinance insurance in an amount customarily required by reasonably prudent commercial or multifamily, as applicable, mortgage lenders, (4) is covered by a zoning endorsement covering any loss to the mortgagee resulting from such non conformity or (5) is covered by insurance that will provide proceeds that, together with the value of the related land, will be sufficient to repay the mortgage loan (except with respect to one mortgage loan (identified as Loan No. 27 on Annex A to this prospectus supplement), representing approximately 1.02% of the Initial Pool Balance (or approximately 4.26% of the Initial Loan Group 2 Balance), for which each of the Mortgaged Properties is legal non-conforming and law and ordinance insurance is not in place; and additionally, for any mortgage loan having a Cut-off Date Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability rating from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's or Fitch of not less than "A minus" (or the equivalent), or from A.M. Best of not less than "A:V" (or the equivalent) (except with respect to one mortgage loan (identified as Loan No. 6 on Annex A to this prospectus supplement), representing approximately 2.57% of the Initial Pool Balance (or approximately 3.38% of the Initial Loan Group 1 Balance), which permits the Mortgaged Property to be insured by insurance companies not rated by the Rating Agencies that are rated "A-:VIII" or better by AM Best). At origination, and to the Mortgage Loan Seller's knowledge as of the Closing Date, such insurance was, or is, as applicable, in full force and effect with respect to each related Mortgaged Property and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related loan documents, any insurance proceeds in respect of a casualty loss will be applied either to (1) the repair or restoration of the related Mortgaged Property with the holder of the Mortgage Note or a third party custodian acceptable to the holder of the Mortgage Note having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or (2) the reduction of the outstanding principal balance of the mortgage loan. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced below replacement cost without 30 days prior written notice to the mortgagee (or, with respect to non payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. The loan documents for each mortgage loan require that the related borrower maintain insurance as described above. Based on the due diligence performed by the applicable Mortgage Loan Seller, which in all events was at least such due diligence as a prudent commercial mortgage lender would undertake with respect to such issue after September 11, 2001, for each mortgage loan, the related all risk property casualty insurance policy and business interruption policy do not exclude acts of terrorism, or any related damage claims, from coverage as of the later of (i) the date of origination of the mortgage loan and (ii) the date as of which the policy was renewed or amended
   (except with respect to seven mortgage loans (identified as Loan Nos. 25, 33, 47, 50, 62, 106 and 111 on Annex A to this prospectus supplement, representing approximately 4.19% of the Initial Pool Balance (which includes four loans in loan group 1, representing approximately 2.97% of the Initial Loan Group 1 Balance, and three loans in loan group 2, representing approximately 8.06% of the Initial Loan Group 2 Balance), for which the insurance certificate for the current policy period does not expressly include terrorism coverage), and the related mortgage loan documents do not expressly prohibit or waive such coverage, except to the extent that any right to require such coverage may be limited by commercially reasonable availability.

       (13) other than payments due but not yet 30 days or more delinquent (A) there exists no material default, breach, violation or event of acceleration under the related Mortgage Note or each related Mortgage and
     (B) since the date of origination of such mortgage loan, there has been no declaration by the Mortgage Loan Seller or prior holder of such mortgage loan of an event of acceleration under the related Mortgage or Mortgage Note, and (C) to Mortgage Loan Seller's actual knowledge no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents has occurred and is continuing; the Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration under any of such documents; and under the terms of each mortgage loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related mortgage file, no person or party other than the holder of the Mortgage Note may declare an event of default or accelerate the related indebtedness under such mortgage loan, Mortgage Note or Mortgage; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation or warranty made by the mortgage loan seller in any of paragraphs (9), (14), (16),
     (17) or (23) or disclosed in the schedule of exceptions attached to the related Purchase Agreement;

       (14) each mortgage loan is not, and in the prior 12 months (or since the date of origination if such mortgage loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any Periodic Payment without giving effect to any applicable grace or cure period;

       (15) the related loan documents do not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, other than another mortgage loan;

       (16) one or more environmental site assessments meeting the requirements of the American Society for Testing and Materials in effect at the time the related report was or the related reports were prepared covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property ("Environmental Report"), or an update of such an assessment, was performed by an experienced licensed (to the extent required by applicable state law) environmental consulting firm with respect to each Mortgaged Property securing a mortgage loan in connection with the origination of such mortgage loan and thereafter updated such that (a) such Environmental Report is dated no earlier than twelve months prior to the Closing Date (except with respect to one mortgage loan (identified as Loan No. 26 on Annex A to this prospectus supplement), representing approximately 1.05% of the Initial Pool Balance (or approximately 1.38% of the Initial Loan Group 1 Balance), for which the applicable Environmental Report is dated earlier than 12 months prior to the Closing Date), (b) a copy of each such Environmental Report has been delivered to the Master Servicer, and (c) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged Property; or
     (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true -- (A) a party not related to the related borrower with financial resources reasonably adequate to cure the subject violation in all material respects was identified as the responsible party for such condition or circumstance, (B) the related borrower was required to provide additional security adequate to cure the subject violation in all material respects and to obtain an operations and maintenance plan, (C) such conditions or circumstances were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (D) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (E) the related Mortgaged Property is insured under a policy of insurance against losses arising from such circumstances and conditions, or (F) the circumstance or condition has been fully remediated. To the Mortgage Loan Seller's actual knowledge and without inquiry beyond the related Environmental Report, there are no significant or material circumstances or conditions with respect to any Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any borrower questionnaire delivered to the Mortgage Loan Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage, or other loan document in the mortgage file, for each mortgage loan encumbering the Mortgaged Property requires the related borrower to comply and cause the Mortgaged Property to comply with all applicable federal, state and local environmental laws and regulations. The Mortgage Loan Seller has not taken any action which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards or which could subject the Mortgage Loan Seller or its successors and assigns to liability under such laws. Each borrower represents and warrants in the related mortgage loan documents generally to the effect that except as set forth in certain specified environmental reports and to the best of its knowledge that as of the date of origination of such mortgage loan, there were no hazardous materials on the related Mortgaged Property, and that the borrower will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials, in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The related borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Mortgage Loan Seller and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the borrower in connection with such mortgage loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever (including without limitation, attorneys' fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach;

       (17) no Mortgaged Property, nor any material portion thereof, is the subject of and no borrower is a debtor in any state or federal bankruptcy or insolvency or similar proceeding;


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       (18) the mortgage loan does not permit the related Mortgaged Property or any interest therein, including any ownership interest in the Mortgagor, to be encumbered by any mortgage lien or other encumbrance except the related Mortgage or the Mortgage of another mortgage loan without the prior written consent of the holder thereof (except with respect to certain mortgage loans, as described under "Description of the Mortgage Pool--General"). To the Mortgage Loan Seller's knowledge, as of origination, and, to the Mortgage Loan Seller's actual knowledge as of the Closing Date and except for cases involving other mortgage loans, none of the Mortgaged Properties securing the mortgage loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. The loan documents require the related borrower to pay all reasonable costs and expenses related to any required consent to any transfer or encumbrance, including reasonable legal fees and expenses and any applicable rating agency fees. The loan documents contain a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without the prior written consent of the holder of the Mortgage, either the related
     Mortgaged Property, or any direct equity interest in the related borrower, is directly or indirectly pledged, transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the related borrower, issuance of non controlling new equity interests, transfers that are subject to the holder's approval of transferee and satisfaction of certain conditions specified in the mortgage loan documents, transfers to an affiliate meeting the requirements of the mortgage loan, transfers among existing members, partners or shareholders in the related borrower, transfers among affiliated borrowers with respect to cross-collateralized mortgaged loans or multi property mortgage loans or transfers of a similar nature to the foregoing meeting the requirements of the mortgage loan;

       (19) the terms of the related loan documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any material respect, except pursuant to a written instrument duly submitted for recordation, to the extent required, and specifically included in the related mortgage file. No alterations, waivers, modifications or assumptions of any kind have been given, made or consented to by or on behalf of the related Mortgage Loan Seller since May 29, 2003 (except with respect to one mortgage loan (identified as Loan No. 37 on Annex A to this prospectus supplement), representing approximately 0.78% of the Initial Pool Balance (or approximately 1.03% of the Initial Loan Group 1 Balance), for which an escrow modification and assumption were being processed following loan origination); except with respect to one mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 6.30% of the Initial Pool Balance (or approximately 8.29% of the Initial Loan Group 1 Balance), for which the loan documents have been modified to provide for a senior A note and a subordinate B note; and except with respect to one mortgage loan (identified as Loan No. 2 on Annex A to this prospectus supplement), representing approximately 4.11% of the Initial Pool Balance (or approximately 5.41% of the Initial Loan Group 1 Balance), for which the Loan Documents have been modified to provide for two pari passu A notes and the subordinate Boulevard Mall B Note). The Mortgage Loan Seller has not taken any affirmative action that would cause the representations and warranties of the related borrower under the mortgage loan not to be true and correct in any material respect;

       (20) since origination, no portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value, use or operation of the mortgage loan or materially interferes with the security intended to be provided by such Mortgage. The terms of the related loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except: (a) in consideration of payment therefore equal to not less than 125% of the related allocated loan amount of such Mortgaged Property specifically set forth in the related mortgage loan documents (except with respect to one mortgage loan (identified as Loan No. 1 on Annex A to this prospectus supplement), representing approximately 6.30% of the Initial Pool Balance (or approximately 8.29% of the Initial Loan Group 1 Balance), for which one or more of the


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     Mortgaged Properties may be released from the lien of the Mortgage upon payment or defeasance (as applicable during such applicable periods specified in the loan agreement) in an amount equal to 115% of the related allocated loan amount of such Mortgaged Property), (b) upon payment in full of such mortgage loan, (c) mortgage loans which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a mortgage loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) and "government securities" within the meaning of the REMIC Provisions sufficient to pay the mortgage loans in accordance with their terms, (d) mortgage loans which permit the related borrower to substitute a replacement property subject to the satisfaction of enumerated conditions or (e) a portion of the Mortgaged Property that was not given any value in connection with either the initial underwriting or appraisal of the mortgage loan;

       (21) with respect to any mortgage loan that contains a provision for any defeasance of mortgage collateral (a "Defeasance Loan"), the related Mortgage Note, Mortgage or other related loan document contained in the mortgage file, provides that the defeasance option is not exercisable prior to a date that is at least two (2) years following the Closing Date and is otherwise in compliance with the REMIC Provisions; requires prior written notice to the holder of the mortgage loan of the exercise of the defeasance option and payment by the related borrower of all related fees, costs and expenses as set forth below; requires, or permits the lender to require, the mortgage loan (or the portion thereof being defeased) to be assumed by a single purpose entity; and requires delivery of a legal opinion that the Trustee has a perfected security interest in such collateral prior to any other claim or interest. In addition, each mortgage loan that is a Defeasance Loan permits defeasance only with substitute collateral constituting "government securities" within the meaning of the REMIC Provisions in an amount sufficient to make all scheduled payments under the Mortgage Note (or the portion thereof being defeased) when due, and in the case of APD Loans, assuming the Anticipated Prepayment Date is the maturity date. Further, the Mortgage or other related loan document contained in the mortgage file requires that an independent certified public accountant certify that such government securities are sufficient to make all such scheduled payments when due. To the Mortgage Loan Seller's actual knowledge, defeasance under the mortgage loan is only for the purpose of facilitating the release of the Mortgaged Property and not as a part of an arrangement to collateralize a REMIC with obligations that are not real estate mortgages. With respect to each Defeasance Loan, the related Mortgage or other related loan document provides that the related borrower shall (a) pay all rating agency fees associated with defeasance (if rating agency approval is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions reasonably required by the mortgagee under the related loan documents, including, if applicable, a REMIC opinion and a perfection opinion and any applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction. Additionally, for any mortgage loan having a Cut-off Date Balance equal to or greater than $20,000,000, the mortgage loan or the related documents require confirmation from the rating agency that exercise of the defeasance option will not cause a downgrade or withdrawal of the rating assigned to any securities backed by the mortgage loan and require the related borrower to pay any rating agency fees and expenses;

       (22) to the Mortgage Loan Seller's knowledge as of the date of origination of such mortgage loan, and, to the Mortgage Loan Seller's actual knowledge as of the Cut-off Date, the Mortgaged Property and the improvements located on or forming part of, and the existing use of, each Mortgaged Property securing a mortgage loan were or are, as applicable, in material compliance with all applicable zoning laws including parking and ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof or constitute a legal non conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non conforming use or structure, either law and ordinance insurance coverage has been obtained in amounts adequate to avoid loss to the mortgagee or such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property (except with respect to one mortgage loan (identified as Loan No. 27 on Annex A to this prospectus supplement), representing approximately 1.02% of the Initial Pool Balance (or approximately 4.26% of the Initial Loan Group 2 Balance), each of the Mortgaged Properties is legal non-conforming with respect to zoning laws and law and ordinance insurance is not in place); and

       (23) each mortgage loan is secured by the fee interest in the related Mortgaged Property, except that with respect to certain mortgage loans identified on Annex A to this prospectus supplement which mortgage loans are secured by the interest of the related borrower as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease") (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the Mortgagor's interest is a ground subleasehold, shall also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such Mortgaged Property (the "Fee Interest") and:

          (A) such Ground Lease or a memorandum thereof has been duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns, in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related mortgage file;

          (B) such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions, and provides that it shall remain prior to any mortgage or other lien upon the related Fee Interest;

          (C) the borrower's interest in such Ground Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the mortgagee and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor (except with respect to one mortgage loan (identified as Loan No. 133 on Annex A to this prospectus supplement), representing approximately 0.15% of the Initial Pool Balance (or approximately 0.19% of the Initial Loan Group 1 Balance), for which the ground lessor's consent, not to be unreasonably withheld, is required in connection with assignments of the ground lessee's interest (other than the mortgagee's succession to the ground lessee's interest)).

          (D) such Ground Lease is in full force and effect, and the Mortgage Loan Seller has not received as of the Closing Date notice (nor is the Mortgage Loan Seller otherwise aware) that any default has occurred under such Ground Lease;

          (E) the Mortgage Loan Seller or its agent has provided the lessor under the Ground Lease with notice of its lien, and such Ground Lease requires the lessor to give notice of any default by the lessee to the mortgagee, and such Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

          (F) the mortgagee under such mortgage loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease, and all of the rights of the borrower under such Ground Lease and the related Mortgage (insofar as it relates to the Ground Lease) may be exercised by or on behalf of the mortgagee;

          (G) such Ground Lease has a current term (including one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the Mortgage Loan Seller and its successors and assigns) which extends not less than the greater of 10 years beyond the amortization term or 20 years beyond the stated maturity date for the related mortgage loan (or, with respect to any mortgage loan with an Anticipated Prepayment Date, 10 years beyond the amortization term);

          (H) such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such mortgage loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

          (I) under the terms of such Ground Lease and the related loan documents, taken together, any related insurance proceeds or condemnation award that is awarded with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such mortgage loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of such mortgage loan together with any accrued interest thereon (except with respect to one mortgage loan (identified as Loan No. 43 on Annex A to this prospectus supplement), representing approximately 0.72% of the Initial Pool Balance (or approximately 0.94% of the Initial Loan Group 1 Balance), for which the ground lessor (approximately 25% of the mortgaged property is subject to a ground lease) gets a pro rata portion of the proceeds based on the unexpired portion of the lease term);

          (J) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender (except with respect to one mortgage loan (identified as Loan No. 133 on Annex A to this prospectus supplement), representing approximately 0.15% of the Initial Pool Balance (or approximately 0.19% of the Initial Loan Group 1 Balance), for which the ground lessor's consent, not to be unreasonably withheld, is required regarding subletting); and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage except with respect to three mortgage loans (identified as Loan Nos. 43, 64, and 133, representing approximately 1.38% of the Initial Pool Balance (or approximately 1.81% of the Initial Loan Group 1 Balance), for which the related ground lease contains no express covenant of quiet enjoyment);

          (K) such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such mortgage loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns; and

          (L) the terms of such Ground Lease have not been waived, modified, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by the related Mortgage.

     If a Mortgage Loan Seller has been notified of either a material defect with respect to the documentation of any mortgage loan (as set forth in the Pooling and Servicing Agreement) or a material breach of any of the foregoing representations and warranties and if the respective Mortgage Loan Seller cannot cure the defect or breach within a period of 90 days following the earlier of its receipt of that notice or its discovery of the defect or breach, then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee) to
(a) repurchase the affected mortgage loan within the 90-day period at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan as of the date

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of purchase, (2) all accrued and unpaid interest on the mortgage loan at the related mortgage rate in effect from time to time, to but not including the due date in the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees and Workout Fees allocable to the mortgage loan, (4) any payable Liquidation Fee and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation or (b) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the excess of the Purchase Price of the mortgage loan calculated as of the date of substitution over the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional period (as set forth in the Pooling and Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the mortgage loan not being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. Notwithstanding the foregoing, if the related Mortgage Loan Seller repurchases the mortgage loan following the expiration of the 90-day cure period discussed in the preceding sentence, then the Special Servicer will be entitled to receive a Liquidation Fee with respect to such mortgage loan. See "Servicing Under the Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     If one or more (but not all) of the mortgage loans cross-collateralized with the affected mortgage loan are to be repurchased by the applicable Mortgage Loan Seller as contemplated above, then, prior to such repurchase, the applicable Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between the mortgage loans in such cross-collateralized group that are to be repurchased, on the one hand, and the remaining mortgage loans therein, on the other hand, such that those two groups of mortgage loans are each secured only by their respective Mortgaged Properties directly corresponding thereto; provided, that the applicable Mortgage Loan Seller cannot effect such termination unless the Directing Certificateholder has consented in its sole discretion and the Trustee has received from the applicable Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC nor result in the imposition of any tax on the Lower-Tier REMIC or the Upper-Tier REMIC or the trust fund and (ii) written confirmation from Fitch and Moody's that such termination would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded; provided, further, that such Mortgage Loan Seller may, at its option and within 30 days, purchase the entire subject cross-collateralized group of mortgage loans related to such affected mortgage loan in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Purchase Price for the mortgage loans to be repurchased. If the cross-collateralization of any cross-collateralized group of mortgage loans cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, such cross-collateralized group is required to be treated as a single mortgage loan.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution, among other things: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of Fitch and Moody's that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by either of Fitch or Moody's to any class of Certificates then rated by Fitch or Moody's, respectively (the cost, if any, of obtaining any such confirmation to be paid by the applicable Mortgage Loan Seller); (m) has been approved by the Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the Closing Date; and
(o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided, that no individual Mortgage Rate for any Qualified Substitute Mortgage Loan will be permitted to be lower than the highest Pass-Through Rate that is a fixed rate not subject to a cap equal to the WAC Rate of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any document defect with respect to the documentation of any mortgage loan. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriters or any of their affiliates (other than the respective Mortgage Loan Seller) will be obligated to repurchase any affected mortgage loan in connection with a defect or breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

LOCK BOX ACCOUNTS

     With respect to 24 mortgage loans (the "Lock Box Loans"), representing approximately 40.65% of the Initial Pool Balance (which include 20 mortgage loans in Loan Group 1, or approximately

46.35% of the Initial Loan Group 1 Balance, and 4 mortgage loans in Loan Group 2, or approximately 22.60% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the "Lock Box Accounts") have been or may be established into which the related property manager and/or tenants directly deposits rents or other revenues from the Mortgaged Property. Pursuant to the terms of the Lock Box Loans, upon the occurrence of certain trigger events, the borrower will not have access to the funds on deposit therein (except with respect to 11 mortgage loans, representing approximately 25.85% of the Initial Pool Balance (or approximately 34.02% of the Initial Loan Group 1 Balance, with respect to which a hard lockbox is currently in place and the borrower does not currently have access to the funds on deposit therein)). The Lock Box Accounts will not be assets of any REMIC.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; (5) the Excess Liquidation Proceeds Reserve Account; and (6) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

     The trust's assets also include the subordinate mortgage loan identified herein as the Boulevard Mall B Note. Although the Boulevard Mall B Note is an asset of the trust fund, for purposes of the information contained in this prospectus supplement (including the appendices hereto and statistical information therein), the Boulevard Mall B Note is not reflected herein and the term "mortgage loan" does not include the Boulevard Mall B Note (except as otherwise specified herein). The Boulevard Mall B Note supports only the Class BLVD Certificates, which are not being offered pursuant to this prospectus supplement.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2003-C2 (the "Certificates") will consist of the following 31 classes: the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 Certificates (the "Class X Certificates"), the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, the Class BLVD-1, Class BLVD-2, Class BLVD-3, Class BLVD-4 and Class BLVD-5 Certificates (the "Class BLVD Certificates"), the Class S-1A, Class S-1B and Class S-2 Certificates (the "Class S Certificates"), and the Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively as the "Senior Certificates" in this prospectus supplement. The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are referred to collectively as the "Subordinate Certificates" in this prospectus supplement. The Class B and Class C Certificates are referred to collectively as the "Subordinate Offered Certificates" in this prospectus supplement. The Class R and Class LR Certificates are referred to collectively as the "Residual Certificates" in this prospectus supplement.

     Only the Class A (other than the Class A-1A Certificates), Class B and Class C Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X, Class A-1A, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class BLVD, Class S, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any class of Certificates (other than the Class X, Class S and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each distribution date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that distribution date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X, Class S and Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount (the "Notional Amount").

The Notional Amount of the Class X-1 Certificates will be based on the aggregate of the Certificate Balances of all of the Certificates (other than the Class BLVD, Class X, Class S, Class R and Class LR Certificates). The Notional Amount of the Class X-2 Certificates will equal:

       (1) until the Distribution Date in February 2004, the sum of (a) the lesser of $62,352,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $282,702,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F,
   Class G, Class H, Class J, Class K and Class L Certificates;

       (2) after the Distribution Date in February 2004 and through and including the Distribution Date in August 2004, the sum of (a) the lesser of $56,772,000 and the Certificate Balance of the Class A-1 Certificates,
   (b) the lesser of $281,161,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

       (3) after the Distribution Date in August 2004 and through and including the Distribution Date in February 2005, the sum of (a) the lesser of $35,823,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $274,819,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

       (4) after the Distribution Date in February 2005 and through and including the Distribution Date in August 2005, the sum of (a) the lesser of $11,988,000 and the Certificate Balance of the Class A-1 Certificates,
   (b) the lesser of $267,576,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

       (5) after the Distribution Date in August 2005 and through and including the Distribution Date in February 2006, the sum of (a) the lesser of $154,159,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $260,644,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

       (6) after the Distribution Date in February 2006 and through and including the Distribution Date in August 2006, the sum of (a) the lesser of $131,595,000 and the Certificate Balance of the Class A-2 Certificates,
   (b) the lesser of $253,819,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and (d) the lesser of $4,219,000 and the Certificate Balance of the Class L Certificates;

       (7) after the Distribution Date in August 2006 and through and including the Distribution Date in February 2007, the sum of (a) the lesser of $110,005,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $247,283,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and (d) the lesser of $2,060,000 and the Certificate Balance of the Class K Certificates;

       (8) after the Distribution Date in February 2007 and through and including the Distribution Date in August 2007, the sum of (a) the lesser of $88,717,000 and the Certificate Balance of the Class A-2 Certificates,
   (b) the lesser of $240,849,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and (d) the lesser of $12,092,000 and the Certificate Balance of the
   Class J Certificates;

       (9) after the Distribution Date in August 2007 and through and including the Distribution Date in February 2008, the sum of (a) the lesser of $59,497,000 and the Certificate Balance of the Class A-2 Certificates, (b) the lesser of $229,322,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and (d) the lesser of $3,256,000 and the Certificate Balance of the Class J Certificates;

       (10) after the Distribution Date in February 2008 and through and including the Distribution Date in August 2008, the sum of (a) the lesser of $13,072,000 and the Certificate Balance of the Class A-3 Certificates,
   (b) the lesser of $161,924,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (d) the lesser of $9,749,000 and the Certificate Balance of the Class H Certificates;

       (11) after the Distribution Date in August 2008 and through and including the Distribution Date in February 2009, the sum of (a) the lesser of $402,514,000 and the Certificate Balance of the Class A-4 Certificates,
   (b) the lesser of $157,891,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E, Class F and Class G Certificates and
   (d) the lesser of $2,612,000 and the Certificate Balance of the Class H Certificates;

       (12) after the Distribution Date in February 2009 and through and including the Distribution Date in August 2009, the sum of (a) the lesser of $386,091,000 and the Certificate Balance of the Class A-4 Certificates,
   (b) the lesser of $153,916,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E and Class F Certificates and (d) the lesser of $10,545,000 and the Certificate Balance of the Class G Certificates;

       (13) after the Distribution Date in August 2009 and through and including the Distribution Date in February 2010, the sum of (a) the lesser of $370,377,000 and the Certificate Balance of the Class A-4 Certificates,
   (b) the lesser of $150,108,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class B, Class C, Class D, Class E and Class F Certificates and (d) the lesser of $3,958,000 and the Certificate Balance of the Class G Certificates;

       (14) after the Distribution Date in February 2010 and through and including the Distribution Date in August 2010, the sum of (a) the lesser of $337,181,000 and the Certificate Balance of the Class A-4 Certificates,
   (b) the lesser of $140,029,000 and the Certificate Balance of the Class A-1A Certificates, (c) the aggregate of the Certificate Balances of the Class B, Class C, Class D and Class E Certificates and (d) the lesser of $12,504,000 and the Certificate Balance of the Class F Certificates;

       (15) after the Distribution Date in August 2010, $0

       The Initial Notional Amount of the Class X-2 Certificates will be approximately $1,142,026,000. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

       The Class A-1A, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will have an aggregate initial Certificate Balance of approximately
   $440,654,997.

       The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Class S and Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

       The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The

   Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and the Euroclear System ("Euroclear") participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

       Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.


CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

       LaSalle Bank National Association will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent").


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

       General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

       Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

       Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

       Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during those processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

       Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Certificate Registrar, the Trustee, the Fiscal Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

       Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

       Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

       DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

       Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

       Although DTC, Euroclear and Clearstream, Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

       None of the Depositor, the Master Servicer, the Certificate Registrar, the Underwriters, the Special Servicer, the Trustee or the Fiscal Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream, Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

       Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

       Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

       For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

       Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if the 10th day is not a business day, then on the next succeeding business day, commencing in September 2003 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Amount, as the case may be, of at least $5,000,000, or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

       The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement and, with respect to the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, a separate custodial account. The Master Servicer is required to deposit in the Certificate Account (or, with respect to the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, the separate custodial account) on a daily basis (and in no event later than the business day following receipt of available funds) (a) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received from the purchase of the DDR Portfolio Mortgage Loan or the Boulevard Mall Mortgage Loan, by the DDR Portfolio B Noteholder or the Boulevard Mall B Noteholder, as applicable), (b) to the extent allowable to the holder of the Wellbridge Mortgage Loan pursuant to the Wellbridge Pooling Agreement and the Wellbridge Intercreditor Agreement, all proceeds received from the purchase of the Wellbridge Mortgage Loan by a Wellbridge Other Noteholder pursuant to the Wellbridge Pooling Agreement and the Wellbridge Intercreditor Agreement, (c) all proceeds received from the purchase of a mortgage loan by the related mezzanine lender pursuant to the related mezzanine intercreditor agreement and (d) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan (the "Insurance Proceeds") or in connection with the full or partial condemnation of a Mortgaged Property (the "Condemnation Proceeds") or other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

       Notwithstanding the foregoing, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds will be limited, in the case of the Wellbridge Mortgage Loan, to the portion of such amounts that are payable to the Wellbridge Senior Noteholders (which include the trust as holder of the Wellbridge Mortgage Loan) under the Wellbridge Intercreditor Agreement and will generally be shared by them, pro rata, based on their respective outstanding principal balances.

       The Trustee is required to establish and maintain an account (the "Lower-Tier Distribution Account") and subaccount thereof (the "Upper-Tier Distribution Account" and, together with the Lower-Tier Distribution Account, the "Distribution Account") in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will be required to conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

       Payments and collections received in respect of the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, as applicable, will not be deposited in the Certificate Account, but will be deposited into separate custodial accounts. Such custodial accounts will be required to conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement. Payments and collections on the DDR Portfolio Mortgage Loan and the Boulevard Mall Mortgage Loan will be transferred from the custodial account maintained with respect to the related Whole Loan to the Certificate Account no later than the Business Day preceding the related Distribution Date.

       The Trustee is required to establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to remit to the Trustee for deposit into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Mortgage Rate (without giving effect to the proviso in the definition thereof) minus the Administrative Cost Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of such mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Distribution Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

       The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account (and in the custodial accounts maintained with respect to the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan) in U.S. government securities and other obligations that are acceptable to each of Fitch and Moody's ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on the funds. The Master Servicer will be required to bear any losses resulting from the investment of the funds, other than losses which result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made.

       The Trustee is required to establish and maintain an "Excess Interest Distribution Account" in the name of the Trustee for the benefit of the Class S Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period. The Excess Interest Distribution Account may be a subaccount of the Distribution Account.

       The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

       (w) the total amount of all cash received on the mortgage loans and any REO Properties (other than payments and other collections on or with respect to REO Properties that relate to an Other Note, and in the case of the Wellbridge Mortgage Loan, only to the extent received by the Trustee pursuant to the Wellbridge Intercreditor Agreement and/or the Wellbridge Pooling Agreement) that is on deposit in the Lower-Tier Distribution Account as of the close of business on the related Servicer Remittance Date, exclusive of (without duplication):

          (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period;

          (2) all principal prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Due Period;

          (3) all amounts in the Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are collected or advanced and are required to be deposited in the Interest Reserve Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges; and

          (7) all amounts deposited in the Lower-Tier Distribution Account in error;

       (x) all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders) and any advances of monthly payments of principal and interest made by the Wellbridge Servicer in respect of the Wellbridge Mortgage Loan or, if the Wellbridge Servicer fails to make such advance, the Trustee or, if the Trustee fails to make such advance, the Fiscal Agent. See "Description of the Pooling Agreements--Certificate Account" in the prospectus;

       (y) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement; and

       (z) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date.

       The "Due Period" for each Distribution Date will be the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period is not a business day, any payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

       All amounts received by the trust with respect to the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan will be applied to amounts due and owing under such Whole Loans (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will prohibit the application of amounts received on the DDR Portfolio B Note, the Boulevard Mall Companion Note and the Boulevard Mall B Note to cover certain REMIC-related expenses payable with respect to the mortgage loans and REO Properties in the trust.

       Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

       First, to pay interest, concurrently, (i) on the Class A-1, Class A-2, Class A-3, Class A-4 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such class; and (iii) on the Class X-1 and Class X-2 Certificates, pro rata, from the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those classes, in each case based upon their respective entitlements to interest for that Distribution Date. However, if on any Distribution Date, the Available Distribution Amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the Available Distribution Amount for such Distribution Date will be allocated among all those classes, pro rata, in accordance with their interest entitlements;

       Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, in reduction of the Certificate Balances thereof: (i)(A) first, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero, (B) then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class
   A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, (C) then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero and (D) then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class
   A-1, Class A-2 and Class A-3 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on the Distribution Date, until the Class A-4 Certificates are reduced to zero ; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

       Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

       Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

       Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

       Sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

       Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

       Eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class B Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

       Ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

       Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

       Eleventh, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

       Twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

       Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

       Fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

       Fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

       Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

       Seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

       Eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

       Nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

       Twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

       Twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G
   Certificates, but not previously reimbursed, have been reimbursed in full;

       Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

       Twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

       Twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H
   Certificates, but not previously reimbursed, have been reimbursed in full;

       Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

       Twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

       Twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J
   Certificates, but not previously reimbursed, have been reimbursed in full;

       Twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

       Twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

       Thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

       Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

       Thirty-second, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

       Thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L
   Certificates, but not previously reimbursed, have been reimbursed in full;

       Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

       Thirty-fifth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

       Thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M
   Certificates, but not previously reimbursed, have been reimbursed in full;

       Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

       Thirty-eighth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

       Thirty-ninth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N
   Certificates, but not previously reimbursed, have been reimbursed in full;

       Fortieth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class:

       Forty-first, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class O Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

       Forty-second, to the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O
   Certificates, but not previously reimbursed, have been reimbursed in full;

       Forty-third, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

       Forty-fourth, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates to zero, to the Class P Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

       Forty-fifth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P
   Certificates, but not previously reimbursed, have been reimbursed in full;
   and

       Forty-sixth, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account, respectively, with respect to that Distribution Date.

       Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

       Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been (i) reduced to zero as a result of losses on the mortgage loans or (ii) deemed reduced to zero as a result of Appraisal Reductions, without regard to any Collateral Support Deficit remaining unreimbursed (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A Certificates without regard to the priorities in the distribution priority second set forth above. Any amounts remaining after the Certificate Balances of the Class A Certificates have been reduced to zero will be distributed to the Subordinate Certificates in accordance with the distribution priority set forth above.

       Pass-Through Rates. The interest rate (the "Pass-Through Rate" applicable to each class of Certificates (other than the Class BLVD, Class S and Residual Certificates) for any Distribution Date will equal the rates set forth below.

       The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 2.782%.

       The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 4.170%.

       The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 4.950%.

       The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 5.145%.

       The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 4.747%.(1)

       The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 5.257%.(1)

       The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 5.296%.(1)

       The Pass-Through Rate on the Class D Certificates is a per annum rate equal to 5.326%.(1)

       The Pass-Through Rate on the Class E Certificates is a per annum rate equal to 5.326%.(1)

       The Pass-Through Rate on the Class F Certificates is a per annum rate equal to 5.507%.(2)

       The Pass-Through Rate on the Class G Certificates is a per annum rate equal to 5.507%.(2)

       The Pass-Through Rate on the Class H Certificates is a per annum rate equal to 5.507%.(2)

       The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.112%.(1)

       The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 5.112%.(1)

       The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.112%.(1)

       The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.112%.(1)

       The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.112%.(1)

       The Pass-Through Rate on the Class O Certificates is a per annum rate equal to 5.112%.(1)

       The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.112%.(1)

     ----------
   (1) The Class A-1A, B, C, D, E, J, K, L, M, N, O and P Certificates will each accrue interest at a fixed rate subject to a cap at the weighted average net mortgage interest rate.


   (2) The Class F, G and H Certificates will each accrue interest at a rate equal to the weighted average net mortgage interest rate.

       Interest accrues on the Class X Certificates in aggregate for any Distribution Date in an amount generally equal to interest accrued on the Stated Principal Balance of the mortgage loans at the excess, if any, of
   (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Class S and Residual Certificates) weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

       The Class S Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest.

       The Pass-Through Rate on each class of Offered Certificates for the first Distribution Date is set forth on page S-7 of this prospectus supplement.

       The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on the related Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date.

       The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

       "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate (or with respect to the Wellbridge Mortgage Loan, the sum of the Wellbridge
   Servicing Fee Rate and the Trustee Fee Rate).

       The "Mortgage Rate" with respect to any mortgage loan (or successor REO
   Loan) is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate. For purposes of calculating the Pass-Through Rate on the Certificates, the Mortgage Rate of each mortgage loan which accrues interest on an Actual/360 Basis for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year that is not a leap year or in February in any year which is a leap year will be determined exclusive of the amounts withheld from that month, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

       "Excess Interest" with respect to the APD Loans is the interest accrued at an increased interest rate in respect of each APD Loan in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

       Interest Distribution Amount. Interest will accrue for each class of Certificates (other than the Class S and Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

       The "Distributable Certificate Interest" in respect of each class of Certificates (other than the Class S and Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date reduced by such class's share of the Uncovered Prepayment Interest Shortfall amounts and by allocation to such class (other than in the case of the Class X Certificates) of any shortfalls in interest that result from a reduction in the interest rate on any mortgage loan.

       A "Prepayment Interest Shortfall" with respect to any Distribution Date for any mortgage loan that was subject to a principal prepayment in full or in part and which did not include a full month's interest, or as to which Insurance Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or the Special Servicer, in each case after the due date in the calendar month preceding such Distribution Date but prior to the due date in the related Due Period, is the amount of interest that would have accrued at the Net Mortgage Rate for such mortgage loan on the amount of such principal prepayment, Insurance Proceeds or Condemnation Proceeds, as applicable, during the period commencing on the date as of which such amounts were applied to the unpaid balance of such mortgage loan and ending on (and including) the day preceding such due date.

       Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls will generally be allocated to all classes of Certificates (other than the Class BLVD, Class X, Class S and Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of the interest accrued thereon and will reduce such classes' respective interest entitlements.

       An "Uncovered Prepayment Interest Shortfall" is any Prepayment Interest Shortfall in excess of the Servicing Fee attributable to such mortgage loan (other than any prepayment in respect of a Specially Serviced Mortgage Loan or the Wellbridge Mortgage Loan, a prepayment due to Insurance Proceeds or Condemnation Proceeds, a prepayment subsequent to a default, a prepayment the acceptance of which is required by applicable law or a court order, a prepayment in respect of a mortgage loan that has not paid on or before its maturity date, a prepayment accepted with the consent of the Directing Certificateholder or a payment in respect of a mortgage loan that has not paid prior to its maturity date) due to the Master Servicer for the Due Period in which a prepayment was accepted by the Master Servicer which contravenes the terms of such mortgage loan to the following Determination Date.

       Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date.

       So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-4 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Group 1 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date. The "Group 2 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date.

       The "Scheduled Principal Distribution Amount" for each Distribution Date will equal either (a) with respect to any mortgage loan other than the Wellbridge Mortgage Loan, the aggregate of the principal portions of (i) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to, the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date or advanced by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, and (ii) all balloon payments in respect of the mortgage loans to the extent received during the related Due Period or any applicable grace period, and to the extent not included in clause (i) above and (b) with respect to the Wellbridge Mortgage Loan, the "scheduled principal distribution amount" (as determined under the Wellbridge Pooling Agreement) to the extent such amount is distributed on the Wellbridge Mortgage Loan pursuant to the Wellbridge Intercreditor Agreement. The Scheduled Principal Distribution Amount with respect to any mortgage loan other than the Wellbridge Mortgage Loan, from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, for prior Advances.

       The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of (a) all voluntary prepayments of principal received on the mortgage loans during the related Due Period (which will include, in the case of the Wellbridge Mortgage Loan, only the portion of such amounts payable to the Wellbridge Senior Noteholders (which include the trust as holder of the Wellbridge Mortgage Loan) which amounts will be generally shared, pro rata, by the Wellbridge Senior Noteholders based on their respective outstanding principal balances pursuant to the Wellbridge Intercreditor Agreement); and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties during the related Due Period, whether in the form of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise (which will include, in the case of the Wellbridge Mortgage Loan, only the portion of such amounts that is payable to the Wellbridge Senior Noteholders (which include the trust as holder of the Wellbridge Mortgage Loan) which amounts will be generally shared, pro rata, by the Wellbridge Senior Noteholders based on their respective outstanding principal balances pursuant to the Wellbridge Intercreditor Agreement), that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

       The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the due date occurring in the related Due Period based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan or an amortization schedule that has been recast in accordance with the terms of the related loan documents (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

       For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

       For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

       For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

       Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan (other than the Wellbridge Mortgage Loan) ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount (other than any Principal Shortfall) for that date that is attributable to that mortgage loan (or, (a) in the case of the DDR Portfolio Whole Loan, the Principal Distribution Amount in respect of the DDR Portfolio Mortgage Loan and any distributions of principal actually made with respect to the DDR Portfolio Mortgage Loan and (b) in the case of the Boulevard Mall Whole Loan, the Principal Distribution Amount in respect of the Boulevard Mall Mortgage Loan and any distributions of principal actually made with respect to the Boulevard Mall Mortgage Loan), including the principal portion of any P&I

   Advances. The Stated Principal Balance of the Wellbridge Mortgage Loan will be calculated in accordance with the Wellbridge Pooling Agreement. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor or by modification of the mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

       For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, Special Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan or, in the case of a Whole Loan, any of the loans comprising such Whole Loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property (net of payments to be made, or reimbursement to the Master Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of that property) generally will be applied by the Master Servicer as if received on the predecessor mortgage loan; provided, however, that the treatment of amounts received with respect to a Whole Loan will be subject to the terms of the related Intercreditor Agreement.

       Excess Interest. On each Distribution Date, the Trustee is required to distribute from the Excess Interest Distribution Account any Excess Interest received with respect to mortgage loans during the related Due Period to the Class S Certificates.

       Excess Liquidation Proceeds. Except to the extent Collateral Support Deficit has been allocated to any class of Certificates, Excess Liquidation Proceeds will not be available for distribution from the Excess Liquidation Proceeds Reserve Account to the Holders of the Certificates. "Excess Liquidation Proceeds" are the excess of (i) proceeds from the sale or liquidation of a mortgage loan or REO Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over
   (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

ALLOCATION OF YIELD MAINTENANCE CHARGES

       On any Distribution Date, Yield Maintenance Charges collected in respect of mortgage loans included in Loan Group 1 during the related Due Period will be required to be distributed by the Trustee to the holders of the Class A-1 through Class H Certificates (other than the Class A-1A Certificates) in the following manner: the holders of each class of the Class A-1 through Class H Certificates (other than the Class A-1A Certificates) will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to all of the Certificates (other than the Class A-1A Certificates and the Class BLVD Certificates) on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period.

   Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions shall be distributed to the holders of the Class X-1 Certificates. No Yield Maintenance Charges in respect of mortgage loans included in Loan Group 1 will be distributed to holders of any other class of Certificates.

       The "Base Interest Fraction" for any principal prepayment on any mortgage loan and for any of the Class A-1 through Class H Certificates, will be a fraction (not greater than 1) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of Certificates exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such mortgage loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such mortgage loan and (y) the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be zero.

       For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

       The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:



CLASS DESIGNATIONS      ASSUMED FINAL DISTRIBUTION DATE
--------------------   --------------------------------
Class A-1 ..........             May 10, 2008
Class A-2 ..........          December 10, 2010
Class A-3 ..........           August 10, 2012
Class A-4 ..........            July 10, 2013
Class B ............            July 10, 2013
Class C ............            July 10, 2013

       THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

       In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the APD Loans are prepaid in full on their respective Anticipated Prepayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

       The "Rated Final Distribution Date" for each class of Offered Certificates will be the Distribution Date in July 2037, the first Distribution Date following the 36th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.


SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

       The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class P Certificates will be subordinated to the rights of the holders of the Class O Certificates,

     o the rights of the holders of the Class O and Class P Certificates will be subordinated to the rights of the holders of the Class N Certificates,

     o the rights of the holders of the Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class M Certificates,

     o the rights of the holders of the Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o the rights of the holders of the Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o the rights of the holders of the Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class E Certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Senior Certificates.

       This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates and the holders of the Class C Certificates of the full amount of interest payable in respect of those classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates and the holders of the Class C Certificates of principal equal to, in each case, the entire Certificate Balance of each of those classes of Certificates.

       The protection afforded to the holders of the Class C Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class B Certificates, by means of the subordination of the Class C Certificates and Class C Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

       Allocation to the Class A Certificates (unless the Cross-Over Date has occurred, first to the Class A-1 Certificates, until the Class A-1 Certificates are reduced to zero, then, to the Class A-2 Certificates until the Class A-2 Certificates are reduced to zero, then, to the Class A-3 Certificates until the Class A-3 Certificates are reduced to zero and, then, to the Class A-4 Certificates until the Class A-4 Certificates are reduced to zero) and to the Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

       Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates and the Class C Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those classes of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class BLVD, Class X, Class S and the Residual Certificates) with later alphabetical Class designations.

       On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class BLVD, Class
   S, Class X and the Residual Certificates) after giving effect to distributions of principal on that Distribution Date and the allocation of Certificate Deferred Interest (any deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit between the classes of Class A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

       In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing
   Under the Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the
   Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income
   Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

       A class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in "--Distributions--Priority" above.


ADVANCES

       On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account (or, with respect to the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, as applicable, the separate custodial account created with respect to the related Whole Loan) that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans (other than the Wellbridge Mortgage Loan) during the related Due Period and delinquent as of the business day preceding the related Servicer Remittance Date; and (2) in the case of each mortgage loan (other than the Wellbridge Mortgage Loan) included in the trust delinquent in respect of its balloon payment as of the end of the related Due Period (including any applicable grace period and including any REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement with respect to a mortgage loan included in the trust, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

       The amount required to be advanced in respect of delinquent Periodic Payments or Assumed Scheduled Payments on a mortgage loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to the mortgage loan for that Distribution Date.

       None of the Master Servicer, the Trustee or the Fiscal Agent will be required to make a P&I Advance with respect to an Other Note. The Master Servicer will not be required to make a P&I Advance with respect to the Boulevard Mall B Note. In addition, none of the Master Servicer, the Trustee or the Fiscal Agent will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

       The Master Servicer will not be required to make a P&I Advance with respect to the Wellbridge Mortgage Loan. The Wellbridge Servicer is obligated to make advances with respect to the Wellbridge Mortgage Loan to the extent set forth in the Wellbridge Pooling Agreement. In the event that the Wellbridge Servicer fails to make such advance, the Trustee will be required to make such advance, subject to a determination of recoverability. In the event that the Trustee fails to make such advance, the Fiscal Agent will be required to make such advance, subject to a determination of recoverability. The Trustee and the Fiscal Agent will be allowed to conclusively rely upon any determination of non-recoverability made by the Wellbridge Servicer with respect to the Wellbridge Mortgage Loan.

       In addition to P&I Advances, the Master Servicer will be obligated (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan (other than the Wellbridge Mortgage Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents, maintain insurance (including under the Master Servicer's force-placed insurance policy) with respect to the related Mortgaged Property or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. In addition, the Special Servicer may, but will not be required to, make Servicing Advances on an emergency basis.

       The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to recover (after payment of any outstanding Special Servicing Fees due) any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the

   Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

       With respect to the payment of insurance premiums and delinquent tax assessments, none of the Master Servicer, the Trustee or the Fiscal Agent, as applicable, will be required to make an Advance for such amounts if such Advance would be a Nonrecoverable Advance. In such case, the Master Servicer will be required to notify the Special Servicer of its determination that such Advance would be a Nonrecoverable Advance. Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (a) is necessary to preserve the related Mortgaged Property and (b) would nonetheless be in the best interests of the Certificateholders (and, in the case of the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, the related Other Noteholder). If the Special Servicer determines that such payment (a) is necessary to preserve the related Mortgaged Property and (b) would be in the best interests of the Certificateholders (and, in the case of the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, the related Other Noteholder), the Special Servicer will be required to direct the Master Servicer to make such payment, and the Master Servicer will then be required to make such payment from funds in the Certificate Account or, if a Whole Loan is involved, from the custodial account created with respect to such Whole Loan.

       In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest will accrue only from and after the expiration of such grace period. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

       Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

       After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated by the Special Servicer. An "Appraisal Reduction Event" will occur on the earliest of:

       (1) the third anniversary of the date on which an extension of the maturity date of a mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan becomes effective as a result of a modification of such mortgage loan, the DDR Portfolio Whole Loan, or the Boulevard Mall Whole Loan, as applicable, by the Master Servicer or the Special Servicer, which extension does not decrease the amount of Periodic Payments on the mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan;

       (2) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan;

       (3) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan, or a change in any other material economic term of such mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan (other than an extension of its maturity date), becomes effective as a result of a modification of such mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan by the Special Servicer;

       (4) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property;

       (5) immediately after the Master Servicer or the Special Servicer receives notice that the related borrower has declared bankruptcy (but no later than 60 days after such declaration of bankruptcy);

       (6) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the related borrower;

       (7) 30 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan if the related borrower has not delivered to the Master Servicer prior to such date a written refinancing commitment reasonably satisfactory in form and substance to the Special Servicer which provides that such refinancing will occur within 90 days (or 150 days, with the consent of the Directing Certificateholder (or, in the case of the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan, as applicable, the related Controlling Holder)); and

       (8) immediately after a mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan becomes an REO Loan.

       No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

       Promptly after the Appraisal Reduction Event, the Special Servicer will be required to order an MAI appraisal or valuation; provided, however, that with respect to an Appraisal Reduction Event described in clause (2) above, the Special Servicer will be required to order an MAI appraisal or valuation within the 120-day period set forth in such clause (2). By the first Determination Date occurring on or after the delivery of the MAI appraisal, the Special Servicer will be required to calculate and report to the Master Servicer and the Master Servicer will be required to report to the Trustee, the Appraisal Reduction to take into account the appraisal. In the event that the Special Servicer has not received the MAI appraisal or conducted the valuation within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (2), within the 120-day period set forth in clause
   (2)), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan, until the MAI appraisal or internal valuation is received and the Appraisal Reduction is calculated.

       The "Determination Date" for each Distribution Date is the earlier of
   (i) sixth day of the month in which the Distribution Date occurs or, if such sixth day is not a business day, the immediately preceding business day and (ii) the fourth business day prior to the related Distribution Date.

       The "Appraisal Reduction" for any Distribution Date and for any mortgage loan (other than the Wellbridge Mortgage Loan), the DDR Portfolio Whole
   Loan or the Boulevard Mall Whole Loan, as to which any Appraisal Reduction Event has occurred, will be an amount calculated by the Special Servicer by the first Determination Date following the date the Special Servicer receives or performs such MAI appraisal, equal to the excess of (a) the outstanding Stated Principal Balance of that mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan, as applicable, as of the date of such determination over (b) the excess of (i) the sum of (A)
   90% of the appraised value of the related Mortgaged Property as determined
   (1) by one or more independent Appraisal Institute ("MAI") appraisals with respect to any such mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan, as applicable, with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as a Servicing Advance) or (2) by an internal valuation performed by the Special Servicer (however, if the Directing Certificateholder approves, an MAI appraisal may be obtained) with respect to any such mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan, as applicable, with an outstanding principal balance less than $2,000,000 and (B) all escrows, letters of credit and reserves in respect of such mortgage loan over (ii) the sum as of the due date occurring in the month of that Distribution Date of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal
   Agent, all unpaid interest on that mortgage loan (together with any mortgage loan cross-collateralized with such mortgage loan), the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan, as applicable, at a per annum rate equal to the Mortgage Rate (or, in the case of the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan, the weighted average of its mortgage rates), (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan, (C) all unpaid Servicing Fees (to the extent not duplicative of clause (A)) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Trustee or the Fiscal Agent, as applicable).

       As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance on the related mortgage loan will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class P Certificates, then to the Class O Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates) or, in the case of any Appraisal Reduction in respect of the Boulevard Mall Whole Loan, first, the amount of interest available to the Class BLVD Certificates and then, the amount of interest available to the most subordinate class of Certificates outstanding. See "--Advances" above. The "Appraisal Reduction Amount" for any Distribution Date will equal the product of (1) the applicable per annum Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) on the class of Certificates to which the Appraisal Reduction is allocated, and (2) the sum of all Appraisal Reductions with respect to the related Distribution Date. See "Servicing Under the Pooling and Servicing Agreement--General" in this prospectus supplement.

       With respect to each mortgage loan (other than the Wellbridge Mortgage
   Loan), the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan as to which an Appraisal Reduction has occurred (unless the mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan has become a Corrected Mortgage Loan), the Special Servicer is required, (1) within 30 days of each anniversary of the related Appraisal Reduction Event, (2) at such time as the Special Servicer has notice of a material adverse change in the condition of the related Mortgaged Property that materially effects the value of such Mortgaged Property or (3) in the event the Special Servicer has notice of a material defect in the MAI appraisal or internal valuation, to order an MAI appraisal or conduct an internal valuation (which may be an update of a prior MAI appraisal or internal valuation), the cost of which will be required to be paid by the Master Servicer as a Servicing Advance (or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense). Based upon the MAI appraisal or internal valuation, the Special Servicer is required to redetermine and report to the Trustee and the Master Servicer the amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an MAI appraisal or internal valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an MAI appraisal or internal valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior MAI appraisal or internal valuation in calculating any Appraisal Reduction with respect to the mortgage loan; provided, that the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of the MAI appraisal or internal valuation.

       Each of the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Whole Loan. Any Appraisal Reduction calculated with respect to such Whole Loan will be applied first to the related B Note. Any Appraisal Reduction Amount in respect of the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan, as applicable, that exceeds the aggregate balance of the related B Note will be allocated to, in the case of the DDR Portfolio Whole Loan, the DDR Portfolio Mortgage Loan, and, in the case of the Boulevard Mall Whole Loan, the Boulevard Mall Mortgage Loan and the Boulevard Mall Companion Note, pro rata.

       Any mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan previously subject to an Appraisal Reduction which becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

       The Wellbridge Mortgage Loan is subject to provisions in the Wellbridge Pooling Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the Wellbridge Pooling Agreement in respect of the Wellbridge Mortgage Loan will proportionately reduce the Wellbridge Servicer's or the Trustee's, as the case may be, obligation to make principal and interest advances on the Wellbridge Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to such holders, with any such reduction being generally allocated first to the Wellbridge B Noteholder and then to the Wellbridge Senior Noteholders (which include the trust as the holder of the Wellbridge Mortgage Loan), pro rata, based on each Wellbridge Senior Note's outstanding principal balance.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

       On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

       (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate Balance of the Certificates;

       (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate Interest;

       (3) the aggregate amount of Advances (with respect to the mortgage pool and with respect to each Loan Group) made in respect of the Distribution Date;

       (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the Due Period for the Distribution Date;

       (5) the aggregate Stated Principal Balance (with respect to the mortgage pool and with respect to each Loan Group) of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

       (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans (with respect to the mortgage pool and with respect to each Loan Group) as of the end of the related Due Period for the Distribution Date;

       (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

       (8) the value of any REO Property included in the trust fund as of the end of the related Due Period for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

       (9) the Available Distribution Amount for the Distribution Date;

       (10) the amount of the distribution on the Distribution Date to the holders of any class of Certificates allocable to Yield Maintenance Charges;

       (11) the accrued Distributable Certificate Interest in respect of the class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such class of Certificates;

       (12) the Pass-Through Rate for the class of Certificates for the Distribution Date and the next succeeding Distribution Date;

       (13) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount (with respect to the mortgage pool and with respect to each Loan Group) for the Distribution Date;

       (14) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

       (15) the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Class S and Residual Certificates) immediately following the Distribution Date;

       (16) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with the Distribution Date and the total Appraisal Reduction Amounts as of that Distribution Date;

       (17) the number and related principal balances of any mortgage loans extended or modified during the related Due Period on a loan-by-loan basis;

       (18) the amount of any remaining unpaid interest shortfalls for the class as of the Distribution Date;

       (19) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related Due Period and the amount and the type of principal prepayment occurring;

       (20) a loan-by-loan listing of any mortgage loan which was defeased during the related Due Period;

       (21) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Servicer Remittance Dates;

       (22) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

       (23) the aggregate unpaid principal balance of the mortgage loans (with respect to the mortgage pool and with respect to each Loan Group) outstanding as of the close of business on the related Determination Date;


       (24) with respect to any mortgage loan as to which a liquidation occurred during the related Due Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the available distribution amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in connection with the liquidation;

       (25) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related Due Period, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

       (26) the aggregate amount of interest on P&I Advances (with respect to the mortgage pool and with respect to each Loan Group) paid to the Master Servicer, the Trustee and the Fiscal Agent since the prior Distribution Date;

       (27) the aggregate amount of interest on Servicing Advances (with respect to the mortgage pool and with respect to each Loan Group) paid to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent since the prior Distribution Date;

       (28) the original and then current credit support levels for each class of Certificates;

       (29) the original and then current ratings for each class of Certificates;

       (30) the amounts held in the Excess Liquidation Proceeds Reserve Account; and

       (31) the amount of the distribution on the Distribution Date to the holders of the Class S and Residual Certificates.

       The Trustee will make available each month, to any interested person via its internet website initially located at "www.etrustee.net," (i) the related Statement to Certificateholders, (ii) the CMSA loan periodic update file, loan setup file, bond level file, and collateral summary file, and
   (iii) as a convenience to interested persons (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus, and the Pooling and Servicing Agreement and any other information requested in writing by the Depositor.

       In addition, the Trustee will make available each month, to any Privileged Person via its internet website, the Servicer Reports, the CMSA property file and the financial file. "Privileged Person" shall mean any of the following: a party to the Pooling and Servicing Agreement, a rating agency, a designee of the Depositor (including any financial market publisher), any other person who delivers to the Trustee in the form attached to the Pooling and Servicing Agreement (which form is also located on, and may be submitted electronically via, the Trustee's internet website), a certification that such person is a Certificateholder, a Beneficial Owner of a Certificate, or a prospective purchaser of a Certificate and Trepp LLC.

       "Servicer Reports" means the CMSA delinquent loan status report, the CMSA historical loan modification and corrected mortgage loan report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report, the CMSA operating statement analysis report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

       The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

       In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's customer service desk at 714-238-6701.

       Each report referred to above is expected to be in the form recommended by the Commercial Mortgage Securities Association.

       In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

       The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the trust fund, during normal business hours upon prior written request, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, Fitch, Moody's, the Directing Certificateholder or any other person to whom the Trustee believes the disclosure is appropriate, originals or copies of, among other things, the following items to the extent the Trustee has received such items:

       (1) the Pooling and Servicing Agreement and any amendments to that agreement;

       (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

       (3) all officer's certificates delivered to the Trustee since the Closing Date as described under "Description of the Pooling
    Agreements--Evidence as to Compliance" in the prospectus;

       (4) all accountants' reports delivered to the Trustee since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (5) any property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

       (6) the mortgage loan files;

       (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee;

       (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Trustee;

       (9) trustee exception reports;

       (10) any and all notices, reports and environmental assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted mortgage loan as to which the environmental testing contemplated by the Pooling and Servicing Agreement revealed that either of the conditions set forth therein was not satisfied (but only for so long as such Mortgaged Property or the related mortgage loan are part of the trust fund); and

       (11) an explanation of the calculation of any Prepayment Interest Shortfall.

       Copies of any and all of the foregoing items will be available to Certificateholders from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use efforts consistent with the Servicing Standard to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

       The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions set forth in the Pooling and Servicing Agreement, to provide

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   certain of the reports or, in the case of the Master Servicer, access to the reports available to Certificateholders set forth above, as well as certain other information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; provided, that the Trustee and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.


VOTING RIGHTS

       At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata among the Class
   X-1 and Class X-2 Certificates, based on their respective Notional Amounts at the time of determination), and (2) in the case of any other class of Certificates (other than the Class S and Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates, each determined as of the prior Distribution Date. None of the Class S, the Class R or the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the Master Servicer, the Special Servicer or the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling
   Class. Appraisal Reductions will not be applied to reduce Voting Rights.


TERMINATION; RETIREMENT OF CERTIFICATES

       The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto or (2) the purchase of all of the assets of the trust fund by the Special Servicer or the Master Servicer or (3) the exchange of all then outstanding Certificates (other than the Class S or Residual Certificates), including the Class BLVD and Class X Certificates, for the mortgage loans remaining in the trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

       The Special Servicer and the Master Servicer (subject to certain constraints described in the Pooling and Servicing Agreement) (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the Master Servicer, and approved by more than 50% of the Voting Rights of the classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only class of Certificates outstanding, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the Special Servicer or the Master Servicer to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The exchange of certificates for the remaining mortgage loans is not subject to the 1% limit but is limited to certain Classes of the Certificates and all certificateholders must voluntarily participate.

       On the final Distribution Date, the aggregate amount paid by the Special Servicer or the Master Servicer, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" above.

       Any optional termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-1 Certificates and under certain extremely limited conditions, the Class X-2 Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans without the receipt of any Yield Maintenance Charges and, as a result, investors in the Class X Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

       LaSalle Bank National Association will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (in such capacity, the "Trustee"). The asset-backed securities trust office of the Trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
   Attn: Asset-Backed Securities Trust Services Group-GECMC 2003-C2. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Trustee Fee Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months equal to 0.0020% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding Distribution Date. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. As required by the Pooling and Servicing

   Agreement, the Trustee will be required to enforce the rights of the trust fund under the terms of the Intercreditor Agreements with respect to the Whole Loans. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.


THE FISCAL AGENT

       ABN AMRO Bank N.V., a Netherlands banking corporation and an affiliate of the Trustee, will act as Fiscal Agent under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (the "Fiscal Agent") and will be obligated to make any Advance required to be made, and not made, by the Master Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled, but not obligated, to rely conclusively on any determination by the Master Servicer, the Special Servicer, solely in the case of Servicing Advances, or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of March 31, 2003, the Fiscal Agent had consolidated assets of approximately $650 billion. The long-term debt obligations of ABN AMRO Bank N.V. are rated "AA-" by Fitch and "Aa3" by Moody's.

              SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

GENERAL

     The servicing of the mortgage loans, any REO Properties, the DDR Portfolio B Note, the Boulevard Mall Companion Note and the Boulevard Mall B Note (but excluding the Wellbridge Whole Loan, which will be serviced in accordance with the Wellbridge Pooling Agreement) will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans, any REO Properties, the DDR Portfolio B Note, the Boulevard Mall Companion Note and the Boulevard Mall B Note (but excluding the Wellbridge Whole Loan); provided, that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     In general, each of the DDR Portfolio B Note, the Boulevard Mall Companion Note and the Boulevard Mall B Note will be serviced and administered under the Pooling and Servicing Agreement as though it were a mortgage loan. If any of the DDR Portfolio B Note, the Boulevard Mall Companion Note and the Boulevard Mall B Note becomes specially serviced, then the related Whole Loan will become a Specially Serviced Mortgage Loan. In general, the Wellbridge Mortgage Loan, the Wellbridge Senior Notes and the Wellbridge Companion Note B will be serviced and administered in accordance with the Wellbridge Intercreditor Agreement and the Wellbridge Pooling Agreement.

     Each of the Master Servicer and the Special Servicer (each, directly or through one or more sub-servicers) will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more affiliates. The Master Servicer and the Special Servicer, as applicable, will be permitted to appoint sub-servicers with respect to their respective servicing obligations and duties. It is anticipated that the Master Servicer will appoint Bank of America as primary servicer with respect to certain of the mortgage loans that Bank of America sells to the Depositor, as well as the Boulevard Mall Whole Loan.

     The Master Servicer and the Special Servicer will be required to diligently service and administer the mortgage loans for which each is responsible in the best interests of and for the benefit of the Certificateholders (and, in the case of the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, as applicable, the related Other Noteholder (as a collective whole)) (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loans (and, in the case of (a) the DDR Portfolio Whole Loan, the DDR Portfolio B Note and the DDR Portfolio Intercreditor Agreement and (b) the Boulevard Mall Whole Loan, the Boulevard Mall Companion Note and Boulevard Mall B Note and the Boulevard Mall Intercreditor Agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and, in the case of the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, the related Other

Noteholders (as a collective whole)), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing; (B) the ownership of any Certificate (or any security backed by the Boulevard Mall Companion
Note) by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either; (C) the Master Servicer's obligation to make Advances;
(D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable; (F) any obligation of the Master Servicer or any of its Affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the mortgage loan; and (G) any debt that the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable has extended to any borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the "Servicing Standard").

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer initially will be responsible for the servicing and administration of the entire pool of mortgage loans (other than the Wellbridge Mortgage Loan). With respect to any mortgage loan (other than the Wellbridge Mortgage Loan) (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended in accordance with the provisions of the Pooling and Servicing Agreement, at its extended maturity date or, in the case of a balloon loan, a payment default has occurred on the related balloon payment, (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent, (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding, or the related borrower has admitted in writing its inability to pay its debts generally as they become due, (4) as to which the Master Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (5) as to which, in the judgment of the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder), a payment default is imminent and is not likely to be cured by the borrower within 60 days or (6) as to which a default of which the Master Servicer has notice or actual knowledge (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders (or, with respect to the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, the related Other Noteholder) has occurred and remains unremedied for the applicable grace period specified in the mortgage loan (or if no grace period is specified, 60 days), the Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on the mortgage loan (including amounts collected by the Special Servicer), to make certain calculations with respect to the mortgage loan and to make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and to maintain all accounts but the REO Account; provided, however, that with respect to any balloon loan as to which a payment default has occurred with respect to the related balloon payment, if the related borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, the Master Servicer will not be required to transfer its servicing responsibilities with respect to such balloon loan until 90 days (or, if the borrower has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Directing Certificateholder (or, in the case of the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, as applicable, the related Controlling Holder) has given its consent, 150 days) following such payment default; provided, further, that with respect to a mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan as to which the related borrower has become subject to a decree or order for a bankruptcy or similar proceeding, the mortgage loan (or such Whole Loan) will be returned to the Master Servicer for servicing if such decree or order has been dismissed, discharged or stayed within 60 days thereafter. The Master Servicer will also transfer its servicing responsibilities with respect to any Other Note if any of the aforementioned events has occurred with respect to the related mortgage loan that is included in the trust. In addition, at the sole option of the Directing Certificateholder, the Master Servicer will also transfer its servicing responsibilities with respect to any mortgage loan that is cross-collateralized with another mortgage loan as to which any of the aforementioned events has occurred. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management.

     The mortgage loans, the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan serviced by the Special Servicer and any mortgage loans and loans in the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loans secured by Mortgaged Properties that have become REO Properties (excluding the Wellbridge Whole Loan and any successor REO Loan) are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. The Special Servicer will have no responsibility for the performance of the Master Servicer of its duties under the Pooling and Servicing Agreement.

     Notwithstanding the foregoing, the commencement of a Servicing Transfer Event for the Boulevard Mall Whole Loan will be delayed if (i) at the time of the occurrence of an event described in clause (2) or (6) of the second preceding paragraph (unless an event described in clause (1), (3) or (4) of the second preceding paragraph is also occurring), the holder of the Boulevard Mall B Note is making all cure payments required by the Pooling and Servicing Agreement and the Boulevard Mall Co-Lender Agreement (each a "Boulevard Mall Cure Event"); or (ii) the occurrence of an event described in clause (5) of the second preceding paragraph (unless an event described in clause (2) or (6) of the second preceding paragraph has occurred that has not been or is not being cured by the related borrower or unless an event described in clause (1), (3) or (4) of the second preceding paragraph is also occurring) (each a "Boulevard Mall Special Servicing Delay"), within the time frame specified in the Pooling and Servicing Agreement, the holder of the Boulevard Mall B Note has deposited with the Master Servicer an amount equal to the monthly debt service payment for the Boulevard Mall Mortgage Loan due on the first due date following such deposit, which deposit will be irrevocable at any time on or prior to such first due date. Such deposit will be applied by the Master Servicer to debt service in the event that the related borrower fails to make the monthly debt service payment on such due date; however, (A) if the related borrower makes the monthly debt service payment on the first due date but the event described in clause (5) above is continuing, such deposit will either be retained by the Master Servicer or upon request, will be returned to the holder of the Boulevard Mall B Note (in which event there will no longer exist a Boulevard Mall Special Servicing Delay) and (B) if the related borrower makes the monthly debt service payment on the first due date and the event described in clause
(5) above is not continuing, such deposit will be returned to the holder of the Boulevard Mall B Note. The right of the holder of the Boulevard Mall B Note to effect a Boulevard Mall Cure Event or cause a Boulevard Mall Special Servicing Delay is subject to the limitation that there be no more than an aggregate of two Boulevard Mall Cure Events or Boulevard Mall Special Servicing Delays, in any combination, with respect to the Boulevard Mall Whole Loan in any twelve calendar month period (provided that no single Boulevard Mall Cure Event or Boulevard Mall Special Servicing Delay, or such two Boulevard Mall Cure Events and Boulevard Mall Special Servicing Delays, relating to the Boulevard Mall Whole Loan may occur consecutively for a total of more than four consecutive months). In addition, so long as the Boulevard Mall B Noteholder is exercising its right to cure a monetary event of default under the Boulevard Mall Whole Loan pursuant to the Boulevard Mall Intercreditor Agreement, neither the Master Servicer nor the Special Servicer may treat such event of default as such for purposes of accelerating the Boulevard Mall Whole Loan or commencing foreclosure proceedings. See also "--Rights of the Other Noteholders and the Boulevard Mall B Noteholder--Rights of the Holders of the Boulevard Mall Companion Note and the Boulevard Mall B Note" below.

     Notwithstanding the foregoing, so long as the DDR Portfolio B Noteholder is exercising its right to cure a monetary event of default under the DDR Portfolio Whole Loan pursuant to the DDR Portfolio Co-Lender Agreement (as described under "--Rights of the Other Noteholders and the Boulevard Mall B Noteholder--Rights of the DDR Portfolio B Noteholder--Cure Rights" below), the Special Servicer may not treat such event of default as such for purposes of transferring the DDR Portfolio Whole Loan to special servicing, accelerating the DDR Portfolio Whole Loan or commencing foreclosure proceedings.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least three Periodic Payments (provided, no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan (other than the Wellbridge Mortgage
Loan) which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Master Servicer, the Trustee, the Directing Certificateholder (as defined below), Fitch and Moody's. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interests of all the Certificateholders and, if the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan is involved, the related Other Noteholder, as a collective whole. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of all the Certificateholders and, if a Whole Loan is involved, the related Other Noteholder, as a collective whole; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 60 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer subject to the Directing Certificateholder's right to consent to certain specific actions.

     Notwithstanding the foregoing, with respect to the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, the Directing Certificateholder will not initially be entitled to exercise the rights set forth in the previous paragraph. Rather, the related B Noteholder will initially be entitled to exercise the rights and powers of the Directing Certificateholder under this section, in addition to the rights and powers described under "--Rights of the Other Noteholders and the Boulevard Mall B Noteholder--Rights of the DDR Portfolio B Noteholder" and "--Rights of the Holders of the Boulevard Mall Companion Note and the Boulevard Mall B Note" below. Likewise, with respect to the Wellbridge Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights set forth in the previous paragraph. Rather, the Wellbridge B Noteholder will initially be entitled to exercise the rights and powers described under "--Rights of the Other Noteholders and the Boulevard Mall B Noteholder--Rights of the Holders of the Wellbridge Whole Loan" below.

     No direction of the Directing Certificateholder will, and the Special Servicer will not be required to take or refrain from taking any such direction from the Directing Certificateholder that would, (a) require, permit or cause the Special Servicer to violate the terms of any mortgage loan, applicable law or any provision of the Pooling and Servicing Agreement, including, but not limited to, the

Special Servicer's obligation to act in accordance with the Servicing Standard, or the REMIC Provisions, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, (c) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the trust fund, the Trustee, the Fiscal Agent, the Underwriters or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's, Fiscal Agent's or the Master Servicer's responsibilities under the Pooling and Servicing Agreement.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder or its designee selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates (other than the Class R, Class LR and Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class P Certificates.

THE MASTER SERVICER

     GEMSA Loan Services, L.P. will act as servicer (in that capacity, the "Master Servicer") and in that capacity will be responsible for servicing the mortgage loans. The principal offices of the Master Servicer are located at 1500 City West Boulevard, Suite 200, Houston, Texas 77042. As of September 30, 2002, the Master Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately $58 billion.

     The Master Servicer is the successor by merger to GE Capital Loan Services, Inc. ("GECLS"). GECLS was a wholly-owned subsidiary of GECIA Holdings, Inc., an affiliate of the Depositor. The Master Servicer is owned by GECIA Holdings, Inc. and affiliates of L.J. Melody Company. The merger of GECLS into the Master Servicer was completed on August 1, 2001.

     Except with respect to certain mortgage loans sold to the Depositor by Bank of America, the Master Servicer will be responsible for the primary servicing under the Pooling and Servicing Agreement. The Master Servicer may elect to subservice some or all of its primary servicing duties with respect to each of the mortgage loans and it has informed the Depositor that it intends to use one or more sub-servicers on certain of the mortgage loans. The Master Servicer, and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

     The information set forth herein concerning the Master Servicer has been provided by the Master Servicer and neither the Depositor nor any underwriter makes any representation or warranty as to the accuracy or completeness of such information.

THE PRIMARY SERVICER OF CERTAIN MORTGAGE LOANS

     It is anticipated that Bank of America will act as the primary servicer with respect to certain of the mortgage loans that it sells to the Depositor and the Boulevard Mall Whole Loan. Bank of America will act through its Capital Markets Servicing Group ("BOA-CMSG"), a division of Bank of America, N.A. BOA-CMSG's principal offices are located at 555 South Flower Street, 6th Floor, Los Angeles, California 90071.

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     As of June 30, 2002, BOA-CMSG was responsible for master or primary servicing approximately 3,035 commercial and multifamily loans, totaling approximately $8.7 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Bank of America, N.A. has been approved as a master servicer by S&P, Fitch and Moody's.


     The information set forth in this prospectus supplement concerning Bank of America has been provided by it. Neither the Depositor nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     Bank of America, and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.


THE SPECIAL SERVICER

     Midland Loan Services, Inc. ("Midland") will be the Special Servicer under the Pooling and Servicing Agreement, Midland, a wholly-owned subsidiary of PNC Bank, National Association was incorporated under the laws of the State of Delaware in 1998. Its principal servicing offices are located at 10851 Mastin Street Building 82, Suite 700, Overland Park, Kansas 66210.

     As of June 30, 2003, Midland was servicing approximately 13,267 commercial and multifamily loans with an aggregate principal balance of approximately $78.8 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. With respect to those loans, approximately 8,705 of the loans, with an aggregate principal balance of approximately $55.0 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of June 30, 2003, Midland was the named special servicer in approximately 72 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $33.0 billion. With respect to such transactions as of such date, Midland was administering approximately 144 assets with an outstanding principal balance of approximately $946 million.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer and neither the Depositor nor any underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     The Special Servicer may elect to subservice some or all of its special servicing duties with respect to each of the mortgage loans subject to the consent of the Directing Certificateholder.


REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time with or without cause by the Directing Certificateholder or by Holders of more than 50% of the Certificate Balance of the Controlling Class. In addition, with respect to the Boulevard Mall Whole Loan and the DDR Portfolio Whole Loan, prior to the occurrence and continuance of a Boulevard Mall Control Appraisal Event or DDR Portfolio Control Appraisal Event, as applicable, the related B Noteholder will have the right, at its own cost and expense, to remove the Special Servicer at any time with or without cause, solely with respect to the related Whole Loan. In each of the foregoing cases, any appointment of a successor Special Servicer will be subject to written confirmation from each of Fitch and Moody's that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates or any class of securities backed by the Boulevard Mall Companion Note.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans (other than the Wellbridge Mortgage Loan) and the

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Boulevard Mall B Note, and will accrue at a rate (the "Servicing Fee Rate"), calculated on a basis of a 360-day year consisting of twelve 30-day months equal to a per annum rate ranging from 0.03% to 0.14%. With respect to the Wellbridge Mortgage Loan, a separate servicing fee calculated at a rate set forth in the Wellbridge Pooling Agreement (the "Wellbridge Servicing Fee Rate") will be charged under the Wellbridge Pooling Agreement. As of the Cut-off Date, the weighted average Servicing Fee Rate will be 0.06% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (other than with respect to the Wellbridge Mortgage Loan and any successor REO Loan), (1) 50% of certain assumption, extension, modification, consent, waiver, earnout, defeasance and similar fees, and 100% of all charges for beneficiary statements or demand fee and application and processing fees with respect to mortgage loans which are not Specially Serviced Mortgage Loans as set forth in the Pooling and Servicing Agreement, (2) 100% of all NSF check charges on the mortgage loans which are not Specially Serviced Mortgage Loans and (3) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay additional expenses of the trust fund with respect to the related mortgage loan that have been incurred and interest on Advances that has been incurred during the period set forth in the Pooling and Servicing Agreement with respect to the related mortgage loan to the extent provided in the Pooling and Servicing Agreement. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities in respect of the mortgage pool, the DDR Portfolio B Note, the Boulevard Mall Companion Note and the Boulevard Mall B Note will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The Wellbridge Mortgage Loan will be serviced under the Wellbridge Pooling Agreement (including those occasions under the Wellbridge Pooling Agreement when the servicing of the Wellbridge Mortgage Loan has been transferred from the Wellbridge Servicer to the Wellbridge Special Servicer). Accordingly, the Special Servicer will not be entitled to receive any servicing compensation for the Wellbridge Mortgage Loan.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan (including, if applicable, the DDR Portfolio B Note, the Boulevard Mall Companion Note and the Boulevard Mall B Note) at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the actual principal balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the trust fund (and, in the case of DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, from amounts received in respect of the related Other Note).

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan (including, if applicable, the DDR Portfolio B Note, the Boulevard Mall Companion Note and the Boulevard Mall B Note) and will be calculated by application of a "Workout Fee Rate" of 1.0% to each collection (other than Excess Interest and default interest) of interest and principal (other than any amount for which a Liquidation Fee will be paid) including, but not limited to, scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Mortgage Loan for so long as such remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable in respect to mortgage loans that became Corrected Mortgage Loans prior to the time of the termination or resignation. The successor special servicer will not be entitled to any portion of those Workout Fees. In the event that the Special Servicer has been terminated or has resigned and, as of the time of such termination or resignation, a Specially Serviced Mortgage Loan would be a Corrected Mortgage Loan but for the failure of the borrower to have paid three consecutive payments, then the Special Servicer will be paid the related Workout Fee in the event such Specially Serviced Mortgage Loan does in fact become a Corrected Mortgage Loan upon payment by the borrower of three consecutive payments.

     A "Liquidation Fee" will be payable (a) with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Condemnation Proceeds attributable to principal (provided, however, that a Liquidation Fee will not be payable to the Special Servicer with respect to Condemnation Proceeds unless the Special Servicer, prior to the related condemnation, has spent significant efforts preparing the sale, transfer or liquidation of the related Mortgaged Property) and (b) in connection with the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation after the expiration of a certain cure period set forth in the Pooling and Servicing Agreement. The Liquidation Fee for each Specially Serviced Mortgage Loan or REO Property will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to the amount of the related payment or proceeds; provided, however, that with respect to the Liquidation Fee payable in connection with the repurchase of a mortgage loan by the Mortgage Loan Seller as described in the preceding sentence, such Liquidation Fee Rate will be 0.25%. The Liquidation Fee will be limited in amount and scope as set forth in the Pooling and Servicing Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (a) generally, the purchase of any Specially Serviced Mortgage Loan by the Directing Certificateholder, the Special Servicer or the Master Servicer, (b) the purchase of the DDR Portfolio Mortgage Loan, the Boulevard Mall Mortgage Loan or the Wellbridge Mortgage Loan by the applicable Other Noteholder or the Boulevard Mall B Noteholder, as applicable, pursuant to the related Intercreditor Agreement and/or the Wellbridge Pooling Agreement (subject to certain exceptions set forth in the Pooling and Servicing Agreement), (c) the purchase or exchange of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund or (d) generally, the purchase of a mortgage loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, the Workout Fee will be payable based on and out of the portion of the Liquidation Proceeds that constitutes principal and/or interest. No Liquidation Fee will be payable if the mortgage loan becomes a Corrected Mortgage Loan. Liquidation Proceeds do not include Condemnation Proceeds or Insurance Proceeds.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all assumption, application and processing, extension, modification, consent, waiver and earnout fees, NSF check charges, and charges for beneficiary statements or demands fees with respect to Specially Serviced Mortgage Loans and 50% of such fees (other than application and processing fees, charges for beneficiary statements, NSF check charges or demand fees) for loans which are not Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent those amounts are not needed to pay additional expenses of the trust fund and interest on Advances that has accrued from the Closing Date to the date preceding the end of the related Due Period with respect to the related mortgage loan to the extent provided in the Pooling and Servicing Agreement. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the APD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standard above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     Some or all of the items referred to in the prior paragraphs that are collected in respect of the DDR Portfolio B Note, the Boulevard Mall Companion Note or the Boulevard Mall B Note may also be paid to, and allocated between, the Master Servicer and the Special Servicer, as additional compensation, as provided in the Pooling and Servicing Agreement.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer and the Special Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for any expense of this type except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer, as applicable, will be responsible for all fees of any related sub-servicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

MAINTENANCE OF INSURANCE

     In the case of each mortgage loan (but excluding each Specially Serviced Mortgage Loan and any mortgage loan as to which the related Mortgaged Property has become an REO Property), the Master Servicer will be required to use reasonable efforts (other than with respect to the Wellbridge Mortgage Loan) consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property:

       (i) a fire and casualty extended coverage insurance policy which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

       (ii) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related mortgage loan documents,

provided, however, that:

       (i) the Master Servicer will not be required to maintain or cause the related borrower to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of the related mortgage loan and is available at commercially reasonable rates (and if the Master Servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard and with the consent of the Directing Certificateholder), at the trust's expense (and, in the case of the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, at the expense of the related Other Noteholder), earthquake or environmental insurance on any Mortgaged Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at commercially reasonable rates);

       (ii) if and to the extent that any mortgage loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage;

       (iii) the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Master Servicer's obligation to obtain and maintain a forced-placed insurance policy as set forth in the Pooling and Servicing Agreement);

       (iv) except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Master Servicer in accordance with the Servicing Standard, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the Master Servicer will be required to be made not less frequently than annually);

       (v) the reasonable efforts of the Master Servicer to cause a borrower to maintain insurance must be conducted in a manner that takes into account the insurance that would then be available to the Master Servicer on a force-placed basis;

       (vi) to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis (and this limitation is not to be construed to modify the other limits set forth in clause (iv) above);

       (vii) any explicit terrorism insurance requirements contained in the related mortgage loan documents is required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Certificateholder have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the mortgage loan documents) in writing of that provision in accordance with the Servicing Standard);

provided, however, that any determination by the Master Servicer that a particular type of insurance is not available at commercially reasonable rates shall be subject to the approval of the Directing Certificateholder; provided, further, that the Master Servicer will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Directing Certificateholder.

     Notwithstanding the provision described in clause (iv) above, the Master Servicer must, prior to availing itself of any limitation described in that clause with respect to any mortgage loan that has an unpaid principal balance in excess of $2,500,000, obtain the approval or disapproval of the Special Servicer and the Directing Certificateholder (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of the Pooling and Servicing Agreement described herein under "--General," "--Modifications, Waiver and Amendments" and (with respect to the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan) "--Rights of the Other Noteholders and the Boulevard Mall B Noteholder"). The Master Servicer will be entitled to conclusively rely on the determination of the Special Servicer.

     In addition, you should assume that the Pooling and Servicing Agreement will prohibit the Master Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under "--General," "--Modifications, Waiver and Amendments" and (with respect to the DDR Portfolio Whole Loan and the Boulevard Whole Loan) "--Rights of the Other Noteholders and the Boulevard Mall B Noteholder"). The Pooling and Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Master Servicer as described above with respect to a particular mortgage loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determinations by the Master Servicer, with respect to that mortgage loan.

     With respect to each Specially Serviced Mortgage Loan and REO Property, the Special Servicer will generally be required to use reasonable efforts (other than with respect to the Wellbridge Mortgage Loan), consistent with the Servicing Standard, to maintain (and, in the case of Specially Serviced Mortgage Loans, the Special Servicer will be required to itself maintain, subject to the right of the Special Servicer to (i) direct the Master Servicer to make a Servicing Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Servicing Advance (subject to the recoverability determination and Servicing Advance procedures described in this prospectus supplement) or (ii) direct the Master Servicer to cause that coverage to be maintained under the Master Servicer's force-placed insurance policy, in which case that Master Servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the Master Servicer's existing force-placed policy (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the mortgage loan (or such greater amount of coverage required by the mortgage loan documents (unless such amount is not available or the Directing Certificateholder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the Special Servicer will not be required in any event to maintain or obtain (or direct the Master Servicer to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard.

     If the Master Servicer or Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained, and (ii) (x) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than "A" by Fitch and "A2" by Moody's and the Master Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Certificate Account (or, in the case of the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, the separate custodial account maintained with respect to such Whole Loan), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

     The costs of the insurance may be recovered by the Master Servicer or Special Servicer, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance (to the extent that such Servicing Advances are not

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Nonrecoverable Advances) as set forth in the Pooling and Servicing Agreement.
However, even if such Servicing Advance would be a Nonrecoverable Advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Certificate Account or may be permitted to make such Servicing Advance, subject to certain conditions set forth under "Description of the Offered Certificates--Advances" in this prospectus supplement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.


MODIFICATIONS, WAIVER AND AMENDMENTS

     The Master Servicer (except as provided in the Pooling and Servicing Agreement) may agree to extend the maturity date of a mortgage loan (other than the Wellbridge Mortgage Loan) that is neither (a) a Specially Serviced Mortgage Loan nor (b) a Defaulted Mortgage Loan or a mortgage loan as to which default is reasonably foreseeable and the Special Servicer (except as provided in the Pooling and Servicing Agreement) may agree to extend the maturity date of any such mortgage loan; except that any extension entered into by the Master Servicer or the Special Servicer will not be permitted to extend the maturity date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a mortgage loan secured by a leasehold estate and not the related fee interest, the date twenty years (or ten years, provided that the Directing Certificateholder (or, in the case of the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, the related Controlling Holder) has consented to such extension) prior to the expiration of the leasehold estate. Subject to the preceding sentence, (a) the Master Servicer will not be permitted to extend a mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan more than twelve months from the original maturity date, unless the Master Servicer provides a recommendation and analysis to the Special Servicer and the Special Servicer determines (with the consent of the Directing Certificateholder) that such longer extension will result in a greater recovery on a net present value basis to the trust fund and if the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan is involved, the related Other Noteholder (as a collective whole) and (b) the Special Servicer will not be permitted to extend a mortgage loan, the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan more than twelve months from the original maturity date, unless the Special Servicer determines (with the consent of the Directing Certificateholder) that such longer extension will result in a greater recovery on a net present value basis to the trust fund and if the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan is involved, the related Other Noteholder (as a collective whole); provided, however, that the aggregate of such longer extensions will not be permitted to exceed five years from the original maturity date. If any such extension would extend the maturity date of a mortgage loan for more than twelve months from and after the original maturity date of the mortgage loan, the Master Servicer or the Special Servicer, as applicable, must obtain an opinion of counsel (at the expense of the related borrower) that such extension will not constitute a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b).

     In addition, none of the Master Servicer, the Special Servicer or the Trustee will be permitted to agree to any modification, waiver or amendment of any term of a mortgage loan which would have the effect of reducing, delaying or eliminating the right of any party to receive reimbursement of any related Advance (with interest thereon) without the prior written consent of the affected party.

     Notwithstanding the foregoing, the Master Servicer will not be permitted to extend any mortgage loan unless (a) it has sent notice of such proposed extension, together with its written recommendation, analysis, the details of such proposed extension and any other information reasonably requested by the Directing Certificateholder to the Directing Certificateholder, and (b) the Directing Certificateholder has also approved such extension; provided, however, that if the Directing Certificateholder does not object to such recommendation within ten Business Days of its receipt of the Master Servicer's recommendation, then the extension will be deemed approved. If the Directing

Certificateholder objects to such extension, the Master Servicer, subject to the Servicing Standard, will not be permitted to extend such maturity date and will not be liable for any loss caused by the failure to extend such maturity.

     Notwithstanding the foregoing, to the extent that the related mortgage loan documents provide that the lender has the right to approve any material modification (other than an extension), the Master Servicer will not be permitted to agree to any material modification unless (a) the Master Servicer has notified the Special Servicer of its approval of such material modification, and provided its written recommendation, analysis and any other information reasonably requested by the Special Servicer to the Special Servicer, (b) the Special Servicer has approved such material modification and advised the Directing Certificateholder of the request for such approval and of the Master Servicer's and its own approval of such material modification and
(c) the Directing Certificateholder has also approved such material modification; provided, however, that the Special Servicer will be required to advise the Directing Certificateholder of its approval (if any) of such material modification within 10 Business Days of its receipt of all of the notice, its recommendation, analysis and any reasonably requested documents from the Master Servicer; provided, further, that if the Directing Certificateholder does not respond to or approve such recommendation within 5 Business Days of its receipt of the Special Servicer's recommendation, then the material modification will be deemed approved. Unless required by the related mortgage loan documents or the Servicing Standard, neither the Master Servicer nor the Special Servicer will be permitted to approve such material modification unless the related borrower has agreed to pay all fees and costs associated with such material modification (unless such condition has been waived by the Directing Certificateholder).

     Except as otherwise described in this section (other than with respect to the Wellbridge Mortgage Loan), neither the Master Servicer nor the Special Servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification."

     If the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is estimated to produce a greater recovery to Certificateholders, and if the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan is involved, the related Other Noteholder, on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate or weighted average mortgage rates, if applicable) than liquidation of the Specially Serviced Mortgage Loan pursuant to the terms described under "--Realization upon Defaulted Mortgage Loans" below, then the Special Servicer will agree to such modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below. The Special Servicer will be required to use reasonable efforts to the extent possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date.

     The Special Servicer will not be permitted to agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

      (i) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years (or ten years, provided that the Directing Certificateholder (or, in the case of the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, the related Controlling Holder) has consented to such extension) prior to the expiration of the leasehold estate;

       (ii) reduce the related Net Mortgage Rate to less than the lesser of (A) the original Net Mortgage Rate and (B) the highest Pass-Through Rate on any class of Certificates (other than the Class X Certificates), unless such Specially Serviced Mortgage Loan is subject to a bankruptcy proceeding and the Special Servicer deems such reduction to be in the best interest of the trust fund (and, in the case of the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, the related Other Noteholder (as a collective whole)); or

       (iii) provide for the deferral of interest unless (A)(x) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and
   (y) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan, or (B) such Specially Serviced Mortgage Loan is subject to a bankruptcy proceeding and the Special Servicer deems such deferral to be in the best interest of the trust fund (and, in the case of the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan, the related Other Noteholder (as a collective whole)).

   With respect to the following actions,

       (i) the termination or replacement of any property manager with respect to any Mortgaged Property;

       (ii) the termination or change of the franchise for any Mortgaged Property operated as a hospitality property;

       (iii) the release of any reserve or holdback or letter of credit in lieu thereof which could be used to prepay the related mortgage loan, or which can be released at the option of the Lender upon the satisfaction of certain operating performance or debt service ratio triggers at the related Mortgaged Property; and

       (iv) the incurrence by a borrower of any debt other than the mortgage loan and trade debt incurred in the normal operation of the related Mortgaged Property,

to the extent that the related mortgage loan documents provide that the lender has the right to consent to such action, the Master Servicer will not be permitted to consent to such action unless (a) the Master Servicer has notified the Special Servicer of such action and provided a written recommendation, its analysis and any related documents within the possession of the Master Servicer reasonably requested by the Special Servicer, (b) the Special Servicer has approved such action and notified the Directing Certificateholder of the request for such consent and of the Master Servicer's and its own approval and
(c) the Directing Certificateholder has also informed the Special Servicer that it has approved such action; provided, however, that the Special Servicer will be required to advise the Directing Certificateholder of its approval (if any) of such action promptly upon (but in no case to exceed 10 Business Days following) its receipt of all of the notice, recommendation, analysis and reasonably requested documents from the Master Servicer; provided, further, that if the Directing Certificateholder does not respond to or approve such recommendation within 5 Business Days of its receipt of the Special Servicer's recommendation, then such action will be deemed approved. Unless required by the related loan documents or the Servicing Standard, the Special Servicer will not be permitted to approve such action unless the borrower agrees to pay all fees and costs associated with such action (unless such condition shall have been waived by the Directing Certificateholder).

     In the event the Master Servicer or Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would cause the Special Servicer or Master Servicer, as applicable, to violate applicable law, the terms of the mortgage loan documents or the terms of the Pooling and Servicing Agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans and modifications or the Servicing Standard), the Special Servicer or Master Servicer, as applicable, will be required to disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee, Moody's and Fitch.

     Any modification, extension, waiver or amendment of the payment terms of the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the trust as holder of the related Mortgage Loan nor the related Other Noteholder gains a priority over the other such holder that is not reflected in the related loan documents and the Intercreditor Agreement.

     Further, to the extent consistent with the Servicing Standard, taking into account the subordinate positions of the DDR Portfolio B Note or the Boulevard Mall B Note--

     o no waiver, reduction or deferral of any amounts due on the DDR Portfolio Mortgage Loan or the Boulevard Mall Mortgage Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the DDR Portfolio B Note or the Boulevard Mall B Note, as applicable, and

     o no reduction of the mortgage interest rate of the DDR Portfolio Mortgage Loan or the Boulevard Mall Mortgage Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the DDR Portfolio B Note or the Boulevard Mall B Note, as applicable, to the maximum extent possible.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, Fitch, Moody's, any related B Noteholder and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution thereof. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

     Notwithstanding the foregoing, with respect to the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, as applicable, the Directing Certificateholder will not initially be entitled to exercise the rights set forth in this section. Rather, the holder of the DDR Portfolio B Note or the Boulevard Mall B Note, as applicable, will initially be entitled to exercise the rights and powers described under "--Rights of the Other Noteholders and the Boulevard Mall B Noteholder--Rights of the DDR Portfolio B Noteholder" and "--Rights of the Holders of the Boulevard Mall Companion Note and the Boulevard Mall B Note" below.

     See also "--General" above for a description of the Directing Certificateholder's rights with respect to reviewing and approving the Asset Status Report.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER AND THE B NOTEHOLDERS

     The Directing Certificateholder will have no liability whatsoever to the trust fund or any Certificateholders other than the Controlling Class Certificateholders and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of Certificates, that the Directing Certificateholder may act solely in the interests of the holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the holders of any class of Certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of Certificates, that the Directing Certificateholder will have no liability whatsoever by reason of its having acted solely in the interests of the Controlling Class, and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

     The holder of the DDR Portfolio B Note or the Boulevard Mall B Note, as applicable, or their related designees, in connection with exercising the rights and powers set forth herein with respect to the Whole Loans, will be entitled to substantially the same limitations on liability to which the Directing Certificateholder is entitled.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a mortgage loan becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the mortgage loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a mortgage loan which is delinquent at least 60 days in respect of its Periodic Payments or more than 30 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage loan documents and without regard to any acceleration of payments under the mortgage loan. The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard.

     In the event a mortgage loan becomes a Defaulted Mortgage Loan, the Directing Certificateholder, the Special Servicer and the Master Servicer (only if the Directing Certificateholder, Special Servicer or Master Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller) (subject, in the case of the DDR Portfolio Mortgage Loan or the Wellbridge Mortgage Loan, to any rights of related Other Noteholders or, with respect to the Boulevard Mall Mortgage Loan, the rights of the holder of the Boulevard Mall B Note, to purchase such Defaulted Mortgage Loan and, in the case of a Mortgage Loan subject to mezzanine debt, to any rights of the related mezzanine lender to purchase the Defaulted Mortgage Loan pursuant to the related mezzanine intercreditor agreement) will each have an assignable option to purchase (a "Purchase Option") the Defaulted Mortgage Loan from the trust fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Special Servicer will be permitted to retain, at the expense of the trust fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination. Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or the Defaulted Mortgage Loan is purchased by a mezzanine lender or a B Noteholder, if any), the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the trust fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout or (iv) upon a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage

Loan. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Directing Certificateholder is affiliated with the Special Servicer, the Directing Certificateholder, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Master Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Master Servicer will be required to retain, at the expense of the trust fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of defaulted mortgage loans in accordance with the Pooling and Servicing Agreement, to assist the Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Master Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Special Servicer will exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of property securing such mortgage loans (other than the Wellbridge Mortgage Loan), as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Pooling and Servicing Agreement, and which are not released from the trust pursuant to any provision of the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer is permitted, however, to initiate foreclosure proceedings or acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders (and in the case of any DDR Portfolio Mortgaged Property or the Boulevard Mall Mortgaged Property, on behalf of the related Other Noteholder), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of the Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid for by the Master Servicer as a Servicing Advance) and either:

       (1) the Special Servicer determines in accordance with the Servicing Standard, based on the information set forth in the report, that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

       (2) the Special Servicer determines in accordance with the Servicing Standard, based on the information set forth in the report, that taking those actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery to the certificateholders and, if the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan is involved, the related Other Noteholder (as a collective whole), taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

     In addition, subject to certain exceptions set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, unless (a) the Special Servicer shall have notified the Directing Certificateholder of the proposed foreclosure and provided its written recommendation, analysis and any other related documents in the possession or control of the Special Servicer reasonably requested by the Directing Certificateholder to the Directing Certificateholder, and (b) the Directing Certificateholder shall have approved such proposed foreclosure; provided, however, that if the Directing Certificateholder does not reject such recommendation within 10 Business Days of its receipt of the Special Servicer's recommendation and any additional documents or information that the Directing Certificateholder may reasonably request, then the proposed foreclosure will be deemed approved. With respect to the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, the Special Servicer will be initially required to obtain the consent of the related B Noteholder, and not the Directing Certificateholder, pursuant to the respective procedures and subject to the respective limitations set forth below under "--Rights of the Other Noteholders and the Boulevard Mall B Noteholder--Rights of the DDR Portfolio B Noteholder" and "--Rights of the Holders of the Boulevard Portfolio Companion Note and the Boulevard Portfolio B Note."

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund (and in the case of any Whole Loan, on behalf of the related Other Noteholder), will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding.

     Subject to certain exceptions set forth in the Pooling and Servicing Agreement, the Special Servicer will not, however, be permitted to sell any REO Property, unless (a) the Special Servicer shall have notified the Directing Certificateholder of the proposed sale and provided its written recommendation, analysis and any other related documents in the possession or control of the Special Servicer reasonably requested by the Directing Certificateholder to the Directing Certificateholder, and (b) the Directing Certificateholder shall have approved such proposed sale; provided, however , that if the Directing Certificateholder does not reject such recommendation within 10 Business Days of its receipt of the Special Servicer's recommendation and any additional documents or information that the Directing Certificateholder may reasonably request, then the proposed sale will be deemed approved. With respect to the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, the Special Servicer will be initially required to obtain the consent of the related B Noteholder, and not the Directing Certificateholder, pursuant to the respective procedures and subject to the respective limitations set forth below under "--Rights of the Other Noteholders and the Boulevard Mall B Noteholder--Rights of the DDR Portfolio B Noteholder" and "--Rights of the Holders of the Boulevard Portfolio Companion Note and the Boulevard Portfolio B Note."

     If the Special Servicer has not received an extension of time to sell the property or an opinion of independent counsel, as described above, and the Special Servicer is unable to sell such REO Property within the period specified above, or if an extension of time to sell the property has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer will be required, after consultation with the Directing Certificateholder (or, in the case of the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan, the related Controlling Holder), before the end of such period or extended period, as the case may be, to auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard. The Special Servicer will be required to give the Directing Certificateholder, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any REO Property, and in respect of such sale, the Special Servicer will be required to offer such REO Property in a commercially reasonable manner. Where any of the Depositor, Master Servicer, Special Servicer, Certificateholders, independent contractors retained by the Special Servicer or affiliates of any such parties is among those bidding with respect to an REO Property, the Special Servicer will require that all bids be submitted in writing and accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. If the Special Servicer intends to bid on any REO Property, (i) the Special Servicer will be required to notify the Trustee of such intent, (ii) the Trustee will promptly obtain, at the expense of the trust fund (and, in the case of the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, the related Other Noteholder) an appraisal of such REO Property and (iii) the Special Servicer will not be permitted to bid less than the greater of (a) the fair market value set forth in such appraisal or (b) the Purchase Price.

     The Special Servicer will be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property in all circumstances required by the Code. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a Mortgaged Property owned by the trust fund attributable to any non-qualifying services, would not constitute rents from real property, or that all income would not qualify if no separate charge was stated for the non-customary services or they were not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--
Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on those Servicing

Advances) incurred with respect to the mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Fiscal Agent, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances and interest on Advances made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders (and, if the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan is involved, the related Other Noteholder) on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (2) the Master Servicer determines that such advance will not be a Nonrecoverable Advance.

     In addition, with respect to each of the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan, certain of the related Other Noteholder have the right, subject to the satisfaction of certain conditions, to purchase the related mortgage loan from the trust. See "--Rights of the Other Noteholders and the Boulevard Mall B Noteholder" below.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note (other than with respect to the Wellbridge Mortgage Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in calendar year 2004; provided, however, that if any mortgage loan becomes a Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Servicing Advance or if such Servicing Advance would be a Nonrecoverable Advance, as a trust fund expense (and, if the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan is involved, as an expense of the related Other Noteholder). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, of any material adverse change in the condition of the Mortgaged Property, or of any visible material waste committed on the Mortgaged Property.

     The Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and, upon collection, to review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of Fitch and Moody's that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or, if a Whole Loan is involved, the related Other Noteholder, or any director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and any general partner of the foregoing and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with the performance of its duties and the exercise of rights under, or any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of the obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     The Pooling and Servicing Agreement will also provide that the Wellbridge Servicer, the Wellbridge Special Servicer and the Wellbridge Trustee, and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the Wellbridge Mortgage Loan under the Wellbridge Pooling Agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Wellbridge Servicer, the Wellbridge Special Servicer or the Wellbridge Trustee in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the Wellbridge Pooling Agreement.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust fund. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (or if the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan is affected, the rights of the Certificateholders and the related Other Noteholder (as a collective whole)), under the Pooling and Servicing Agreement; provided, however, that if the DDR Portfolio Whole Loan or the Boulevard Mall Whole Loan and/or related Other Noteholder are involved, such expenses, costs and liabilities will be payable out of the related separate custodial account maintained with respect to such Whole

Loan and will also be payable out of the Certificate Account if amounts on deposit in the separate custodial account maintained with respect to such Whole Loan are insufficient therefor so long as such expenses, costs and liabilities do not relate solely to an Other Note. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses (or, if and to the extent the matter relates solely to the DDR Portfolio B Note, the Boulevard Mall Companion Note or the Boulevard Mall B Note, out of the separate custodial account maintained with respect to the related Whole Loan).

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

       (a) (A) any failure by the Master Servicer to make a required deposit (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance is a Nonrecoverable Advance) to the Certificate Account (or the separate custodial accounts maintained with respect to the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan) on the day such deposit was first required to be made, which failure is not remedied within one business day, or (B) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance is a Nonrecoverable Advance), which failure is not remedied (with interest) by 10:00 a.m. (New York City time) on the relevant Distribution Date;

       (b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account (or the separate custodial accounts maintained with respect to the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan) any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Master Servicer for any loss of income on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Master Servicer;

       (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (45 days in the case of a failure to pay the premium for any insurance policy required to be force-placed by Master Servicer pursuant to the Pooling and Servicing Agreement, 15 days for any other insurance premium, or 15 days in the case of a failure to pay any real estate taxes, assessments or similar items required to be paid under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by any affected Other Noteholder or the Certificateholders of any class, evidencing, as to that class, percentage interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period will be extended an additional 30 days;

       (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders or any affected Other Noteholder and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by any affected Other Noteholder or the holders of Certificates of any class evidencing, as to that class, percentage interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

       (f) the Trustee has received written notice from Fitch that the continuation of the Master Servicer or the Special Servicer in that capacity would result, or has resulted, in a downgrade or withdrawal of any rating then assigned by Fitch to any class of Certificates;

       (g) Moody's provides notice to the Master Servicer or Special Servicer that the rating of any class of Certificates will be the subject of a ratings downgrade or withdrawal, citing servicing concerns with respect to the Master Servicer or Special Servicer, as the case may be, as the sole cause or a material factor in such rating action, which is not resolved to the satisfaction of Moody's within 60 days; and

       (h) the Master Servicer is no longer rated CMS3 or higher by Fitch or the equivalent or the Special Servicer is no longer rated CSS3 or higher by Fitch or its equivalent.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights (or, to the extent that it is affected by such Event of Default, a B Noteholder), the Trustee will be required, to terminate all of the rights (other than rights to indemnification under the Pooling and Servicing Agreement, and further subject to the provisions of the Pooling and Servicing Agreement) and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement. If the initial Master Servicer is terminated due to an Event of Default, the Trustee will solicit bids for such servicing rights and deliver the proceeds net of expenses incurred by the Trustee of any resulting sale to the initial Master Servicer. If the initial Master Servicer is terminated, and no successor has accepted that appointment, then subject to the bid process described above, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer as described below. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Fitch or Moody's or any other applicable rating agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     Notwithstanding anything to the contrary contained in this section, if an event of default on the part of the Master Servicer affects only the DDR Portfolio B Note, the Boulevard Mall Companion Note or the Boulevard Mall B Note, the Master Servicer may not be terminated but, at the direction of the Trustee (acting at the direction of certain holders of the DDR Portfolio B Note, the Boulevard Mall Companion Note or the Boulevard Mall B Note, as applicable), must appoint a sub-servicer that will responsible for servicing the related Whole Loan.

     No Certificateholder or Other Noteholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

RIGHTS OF THE OTHER NOTEHOLDERS AND THE BOULEVARD MALL B NOTEHOLDER

     Each of the Other Noteholders will have certain rights and powers with respect to the related Whole Loan, pursuant to the related Intercreditor Agreement and the Pooling and Servicing Agreement. Certain rights of each Other Noteholder are set forth below.

     Rights of the DDR Portfolio B Noteholder

     Consultation and Consent. As long as a DDR Portfolio Control Appraisal Event has not occurred and is continuing, neither the Master Servicer nor the Special Servicer will, in general, be permitted to take any of the following actions with respect to the DDR Portfolio Whole Loan without the written consent of the DDR Portfolio B Noteholder:

     o any foreclosure upon or comparable conversion, which may include acquisition of the DDR Portfolio Mortgaged Property if the DDR Portfolio Whole Loan comes into and continues in default;

     o any modification, extension, amendment, deferral or waiver of a monetary term, including the amount of timing of payments, or any material non-monetary term (including any material term relating to insurance) of the DDR Portfolio Mortgage Loan;

     o any proposed sale of an REO Property, other than in connection with the termination of the trust as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement;

     o any acceptance of a discounted payoff with respect to the DDR Portfolio Mortgage Loan;

     o any determination to bring the DDR Portfolio Mortgaged Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o any release of collateral for DDR Portfolio Mortgage Loan, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan, other than releases in the nature of a curb cut, a non-material easement, right-of-way or other non-material portion of the collateral securing the DDR Portfolio Whole Loan;

     o any release of the related borrower, any guarantor or any obligor from liability;

     o any acceptance of substitute or additional collateral for the DDR Portfolio Mortgage Loan, other than in accordance with the terms of that mortgage loan;

     o any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the DDR Portfolio Mortgage Loan;

     o any acceptance of an assumption agreement releasing a borrower from liability under the DDR Portfolio Mortgage Loan;

     o any renewal or replacement of the then-existing insurance policies (to the extent such renewal or replacement policy does not comply with the terms of the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the mortgage loan documents;

     o consenting to the execution, termination, material modification (including any arrangements with any anchor tenant) or renewal of any major lease at the DDR Portfolio Mortgaged Property (to the extent the extent lender has a right to consent to same);

     o any replacement of the then existing property manager or leasing agent, as the case may be (to the extent the lender has the right to consent to same); and

     o consenting to major renovations of the DDR Portfolio Mortgaged Property (to the extent the lender has the right to consent to same).

     In addition, as long as a DDR Portfolio Control Appraisal Event has not occurred and is continuing, the DDR Portfolio B Noteholder may direct the Master Servicer or the Special Servicer, as applicable, to take, or to refrain from taking, any action with respect to the servicing and/or administration of the DDR Portfolio Mortgage Loan that the DDR Portfolio B Noteholder may consider advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the DDR Portfolio B Noteholder, as contemplated by either of the two proceeding paragraphs, shall require or cause the Master Servicer or the Special Servicer to violate any other provision of the Pooling and Servicing Agreement described in this prospectus supplement or the accompanying prospectus (including the Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard) the related mortgage loan documents or the REMIC Provisions.

     Each Certificateholder agrees and acknowledges that the DDR Portfolio B Noteholder may take or refrain from taking actions that favor the interests of the DDR Portfolio B Noteholder over the Certificateholders and that the DDR Portfolio B Noteholder may have interests that conflict with the interests of the Certificateholders and, absent willful misfeasance, bad faith or gross negligence on the part of the DDR Portfolio B Noteholder, each Certificateholder hereby agrees to take no action against the DDR Portfolio B Noteholder as a result of such a special relationship or conflict, and that the DDR Portfolio B Noteholder will not be deemed to have been grossly negligent, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting solely in the interests of itself.

     If a DDR Portfolio Control Appraisal Event has occurred and is continuing, then the DDR Portfolio B Noteholder will not be entitled to exercise any of the rights and powers described in this section with respect to the DDR Portfolio Whole Loan and, instead, the Directing Certificateholder or its designee will be entitled to exercise those rights and powers with respect to the DDR Portfolio Whole Loan.

     Cure Rights. The DDR Portfolio B Noteholder will have the right to cure a monetary event of default following notice thereof by: (i) making all principal and interest advances required to keep the DDR Portfolio Mortgage Loan current,
(ii) reimbursing the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent for all unreimbursed advances and advance interest and (iii) make any other advances or monetary payments necessary to cure any other existing events of default under the DDR Portfolio Whole Loan.

     Purchase Option. If either (i) the DDR Portfolio Mortgage Loan has become a Specially Serviced Mortgage Loan and, any scheduled payment of principal and/or interest on the DDR Portfolio Mortgage Loan is at least 60 days delinquent or (ii) the DDR Portfolio Controlling Holder is not the DDR Portfolio B Noteholder, the DDR Portfolio B Noteholder or its designee will be entitled to purchase the DDR Portfolio Mortgage Loan from the trust at a price generally equal to the outstanding principal balance thereof, together with interest accrued and unpaid thereon (but excluding default interest, prepayment premiums and late payment charges and/or fees), accrued and unpaid servicing compensation, unreimbursed advances (with interest thereon) made with respect thereto (if the purchase occurs 90 or more days following the DDR Portfolio Mortgage Loan becoming a Specially Serviced Mortgage Loan the price will be increased by the amount of the Liquidation Fee). This purchase option will terminate upon the completion of the foreclosure of the DDR Portfolio Mortgaged Property or the acceptance of a deed in lieu of foreclosure with respect to the DDR Portfolio Mortgaged Property.

     Rights of the Holders of the Boulevard Mall Companion Note and the Boulevard Mall B Note

     Class BLVD Certificates. For as long as (a) the Boulevard Mall Whole Loan is serviced under the Pooling and Servicing Agreement and (b) a Boulevard Mall Control Appraisal Event has not occurred, certain holders of the Class BLVD Certificates will be entitled to exercise the rights and powers granted to the Boulevard Mall B Noteholder under the Pooling and Servicing Agreement and the Boulevard Mall Intercreditor Agreement, as described below. At any time that a Boulevard Mall Control Appraisal Event has occurred and is continuing, the Directing Certificateholder and the holder of the Boulevard Mall Companion Note (or, if such loan has been securitized, a representative of the controlling class of the related securitization) will be entitled to exercise substantially similar rights and powers, as set forth below.

     Consultation and Consent. Unless a Boulevard Mall Control Appraisal Event has occurred and is continuing, then (i) the Special Servicer will be required to consult with the Boulevard Mall B Noteholder upon the occurrence of any event of default for such mortgage loan under the related mortgage loan documents, to consider alternative actions recommended by the Boulevard Mall B Noteholder and to consult with the Boulevard Mall B Noteholder with respect to certain determinations made by the Special Servicer pursuant to the Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for such mortgage loan under the related mortgage loan documents has occurred) the Master Servicer and the Special Servicer will be required to consult with the Boulevard Mall B Noteholder (1) with respect to proposals to take any significant action with respect to the Boulevard Mall Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the Boulevard Mall B Noteholder and (2) to the extent that the related Boulevard Mall Whole Loan documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the Boulevard Mall Whole Loan, the Master Servicer and the Special Servicer will notify in writing the Boulevard Mall B Noteholder of any proposal to take any of such actions (and to provide such Boulevard Mall B Noteholder with such information reasonably requested as may be necessary in the reasonable judgment of such Boulevard Mall B Noteholder in order to make a judgment, the expense of providing such information not to be an expense of the trust fund) and to receive the written approval of the Boulevard Mall B Noteholder (which approval may be withheld in its sole discretion) with respect to:

     o any modification or waiver of any term of the related loan documents of the mortgage loan that would result in the extension of the maturity date, a reduction of the mortgage rate or monthly payment, that relates to an exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the Mortgage Loan, a modification or waiver of any other monetary term of the mortgage loan relating to the timing or amount of any payment of principal and interest (other than Default Interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring the related Mortgaged Property;

     o any modification or amendment of, or waiver that would result in a discounted pay-off;

     o any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the property securing such specially serviced mortgage loan or any acquisition of the related mortgage loan by deed in lieu of foreclosure;

     o any proposed or actual sale of the related REO property or mortgage loan (other than in connection with the termination of the trust fund as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement or pursuant to a purchase option as described above under "--Sale of Defaulted Mortgage Loans");

     o any release of the related borrower, any guarantor or other obligor from liability;

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o any action to bring the related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO property;

     o any substitution or release of collateral or acceptance of additional collateral for such mortgage loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the underlying loan documents;

     o    adoption or approval of a plan in a bankruptcy of the borrower;

     o consenting to the execution, termination or renewal of any major lease at the mortgaged property;

     o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents; or

     o any change in the property manager at the Boulevard Mall Mortgaged Property.

provided that, in the event that the Boulevard Mall B Noteholder fails to notify the Special Servicer or the Master Servicer, as applicable, of its approval or disapproval of any such proposed action within 10 business days of delivery to the Boulevard Mall B Noteholder by the Special Servicer or Master Servicer, as applicable, of written notice of such a proposed action, together with the information reasonably requested by the Boulevard Mall B Noteholder, such action shall be deemed to have been approved by the Boulevard Mall B Noteholder.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the Special Servicer or the Master Servicer by the Boulevard Mall B Noteholder, in no event shall the Special Servicer or the Master Servicer take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

     The liability of the holder of the Boulevard Mall B Note or its designee, in connection with exercising the rights and powers set forth herein with respect to the Boulevard Mall Whole Loan, will be limited in the Pooling and Servicing Agreement to the same extent as the liability of the Directing Certificateholder.

     Notwithstanding anything herein to the contrary, the Directing Certificateholder will always retain the right to consult with the Special Servicer regarding the Boulevard Mall Whole Loan.


     Upon the occurrence and continuance of a Boulevard Mall Control Appraisal Event, the Directing Certificateholder and the holder of the Boulevard Mall Companion Note (or if such loan has been securitized, a representative appointed by the controlling class of that securitization) will instead concurrently be entitled to exercise rights and powers substantially similar to those of the Boulevard Mall B Noteholder, but in the event that the Directing Certificatholder and the holder of the Boulevard Mall Companion Note (or if such loan has been securitized, a representative appointed by the controlling class of that securitization) give conflicting consents or directions to the Master Servicer or the Special Servicer, as applicable, and both such directions satisfy the Servicing Standard (as determined by an operating advisor jointly appointed by the Directing Certificateholder and the holder of the Boulevard Mall Companion Note (or if such loan has been securitized, a representative appointed by the controlling class of that securitization), the Master Servicer or the Special Servicer, as applicable, will be required to follow the directions of such jointly appointed operating advisor.

     By its acceptance of a Certificate, each Certificateholder will be deemed to have confirmed its understanding that the Boulevard Mall B Noteholder may take or refrain from taking actions that favor the interests of the Boulevard Mall B Noteholder over the Certificateholders, and that the Boulevard Mall B Noteholder may have special relationships and interests that conflict with the interests of the Certificateholders and will be deemed to have agreed to take no action against the Boulevard Mall B Noteholder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict, and that the Boulevard Mall B Noteholder shall not be liable by reason of its having acted or refrained from acting solely in the interests of the Boulevard Mall B Noteholder or its affiliates.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Boulevard Mall Whole Loan, resulting in a monetary event of default, the holder of the Boulevard Mall B Note, provided that it is not an affiliate of the related borrower, will have the right to cure such monetary event of default subject to certain limitations set forth in the Boulevard Mall Intercreditor Agreement.

     Purchase Option. The holder of the Boulevard Mall B Note has the option of purchasing the Boulevard Mall Mortgage Loan from the trust, together with the Boulevard Mall Companion Note, at any time after a Servicing Transfer Event, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property has occurred.

     The purchase price required to be paid by the holder of the Boulevard Mall B Note will generally equal the aggregate outstanding principal balance of the Boulevard Mall Mortgage Loan and the Boulevard Mall Companion Note, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the Boulevard Mall Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the holder of the Boulevard Mall B Note's purchase, a 1% liquidation fee.

     Termination of Special Servicer. So long as no Boulevard Mall Control Appraisal Period has occurred and is continuing, the holder of the Boulevard Mall B Note is permitted to terminate, at its expense, the Special Servicer for the Boulevard Mall Whole Loan at any time with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement.

     Rights of the Holders of the Wellbridge Whole Loan

     Wellbridge Senior Notes. Pursuant to the Wellbridge Intercreditor Agreement, the Wellbridge Senior Noteholders (which include the trust as the holder of the Wellbridge Mortgage Loan) prior to the occurrence of a Wellbridge Control Appraisal Period will generally have no right either to consult with or to direct the Wellbridge Servicer and/or the Wellbridge Special Servicer in their respective servicing of the Wellbridge Whole Loan. The Wellbridge Senior Noteholders (which include the trust as the holder of the Wellbridge Mortgage
Loan) will generally be entitled to receive certain reports, notices and other information from the Wellbridge Servicer or Wellbridge Special Servicer, as applicable. Following the occurrence and during the continuance of a Wellbridge Control Appraisal Period, the Wellbridge Senior Noteholders (which include the trust as holder of the Wellbridge Mortgage Loan), as Wellbridge Controlling Holder, will have the rights which are given to the Wellbridge B Noteholder as Wellbridge Controlling Holder prior to a Wellbridge Control Appraisal Period as discussed below. Pursuant to the Wellbridge Intercreditor Agreement, following the occurrence and during the continuance of a Wellbridge Control Appraisal Period, the Wellbridge Senior Noteholders (which includes the trust as a holder of the Wellbridge Mortgage Loan) will be required to vote on any decision which requires the consent of the Wellbridge Controlling Holder. The voting rights given to an individual Wellbridge Senior Noteholder will be weighted based on the related Wellbridge Senior Note's portion of the outstanding principal balance of the Wellbridge Whole Loan. As set forth in the Wellbridge Intercreditor Agreement, any decision requiring the vote of the holders of the Wellbridge Senior Notes as Wellbridge Controlling Holder will generally require the holders of 50% or more of such voting rights to approve any such decision. In the event that holders of 50% or more of the voting rights do not so consent, the Wellbridge Senior Noteholders with the largest outstanding principal balance will make any such decision. During such periods as the Trustee as holder of the Wellbridge Mortgage Loan is required to vote on any matter requiring the direction and/or consent of the Wellbridge Controlling Holder, the Directing Certificateholder will direct the Trustee's vote as set forth in the Pooling and Servicing Agreement.

     Wellbridge Companion Note B. Prior to the occurrence of a Wellbridge Control Appraisal Period, the Wellbridge B Noteholder will have the rights discussed below as the Wellbridge Controlling Holder with respect to the Wellbridge Asset Status Report (as defined below) and any Wellbridge Special Actions (as defined below).

     Pursuant to the Wellbridge Pooling Agreement and the Wellbridge Intercreditor Agreement, within 45 days from the time that the Wellbridge Whole Loan has become a specially serviced mortgage loan under the Wellbridge Pooling Agreement, the Wellbridge Special Servicer will be required to prepare a report (a "Wellbridge Asset Status Report") with respect to the Wellbridge Whole Loan. Pursuant to the Wellbridge Pooling Agreement and the Wellbridge Intercreditor Agreement, the Wellbridge Asset Status Report is required to be delivered to certain parties, including the Wellbridge Senior Noteholders (which include the trust as holder of the Wellbridge Mortgage Loan) and the Wellbridge B Noteholder. The Wellbridge Asset Status Report will set forth (i) the summary of the status of the Wellbridge Whole Loan and any negotiations with the related mortgagor under the Wellbridge Whole Loan; (ii) a discussion of the legal and environmental considerations that are reasonably known to the Wellbridge Special Servicer and applicable to the exercise of remedies or to the enforcement of any related guaranties or other collateral and whether outside legal counsel has been retained; (iii) the most current rent roll and income or operating statement available for the related Wellbridge Mortgaged Property; (iv) the Wellbridge Special Servicer's recommendations on how the Wellbridge Whole Loan might be returned to performing status; (v) the appraised value of the Wellbridge Mortgaged Property (determined pursuant to the Wellbridge Pooling Agreement) together with the assumptions used in the calculation of such appraised value; and (vi) such other information as the Wellbridge Special Servicer deems relevant in light of the servicing standard under the Wellbridge Pooling Agreement.

     The Wellbridge Controlling Holder may object in writing via facsimile or e-mail to the Wellbridge Asset Status Report within 10 business days of receipt; provided, however, the Wellbridge Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the Wellbridge Mortgaged Property, take any action set forth in the Wellbridge Asset Status Report before the expiration of a 10 business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the certificateholders under the Wellbridge Pooling Agreement or the Wellbridge Other Noteholders not included in the Wellbridge Trust (as a collective whole) and it has made a reasonable effort to contact the Wellbridge Controlling Holder and (ii) in any case, will determine whether such disapproval is not in the best interest of all the certificateholders under the Wellbridge Pooling Agreement or the Wellbridge Other Noteholders not included in the Wellbridge Trust (as a collective whole) pursuant to the servicing standard under the Wellbridge Pooling Agreement. If the Wellbridge Controlling Holder does not disapprove the Wellbridge Asset Status Report within 10 business days, the Wellbridge Special Servicer will implement the recommended action as outlined in the Wellbridge Asset Status Report. However, the Wellbridge Special Servicer will not be permitted to take any action that is contrary to applicable law or the terms of the loan documents for the Wellbridge Whole Loan.

     If the Wellbridge Controlling Holder disapproves the Wellbridge Asset Status Report and the Wellbridge Special Servicer has not made the affirmative determination described above, the Wellbridge Special Servicer will revise the Wellbridge Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Wellbridge Special Servicer will revise such Wellbridge Asset Status Report until the earliest to occur of (i) the Wellbridge Controlling Holder fails to disapprove such revised Wellbridge Asset Status Report as described above or until the Wellbridge Special Servicer, in accordance with the servicing standard under the Wellbridge Pooling Agreement, or the Wellbridge Other Noteholders not included in the Wellbridge Trust (as a collective whole) makes a determination that such objection is not in the best interests of the certificateholders under the Wellbridge Pooling Agreement or the Wellbridge Other Noteholders not included in the Wellbridge Trust (as a collective whole); (ii) following the occurrence of an extraordinary event with respect to the Wellbridge Mortgaged Property, the failure to take any action set forth in such Wellbridge Asset Status Report before the expiration of a 10 business day period would materially and adversely affect the interests of the certificateholders under the Wellbridge Pooling Agreement, and it has made a reasonable effort to contact the Wellbridge Controlling Holder and (iii) the passage of 90 days from the date of preparation of the initial version of the Wellbridge Asset Status Report. Following the earliest of such events, the Wellbridge Special Servicer will implement the recommended action as outlined in the most recent version of such Wellbridge Asset Status Report. In addition, as more fully set forth in the Wellbridge Pooling Agreement, any action which is required to be taken (or not to be taken) by the Wellbridge Special Servicer in connection with a Wellbridge Asset Status Report will be in each and every case in accordance with the servicing standard under the Wellbridge Pooling Agreement and applicable law, and the Wellbridge Special Servicer will be required to disregard the direction of any party that would cause the Wellbridge Special Servicer to violate the servicing standard under the Wellbridge Pooling Agreement and/or applicable law. In the event that a Wellbridge Control Appraisal Period exists, the Wellbridge Senior Noteholders will have the rights of the Wellbridge Controlling Holder and will be required to exercise them in the manner described above.

     The Wellbridge Servicer and/or the Wellbridge Special Servicer, as the case may be, will be required, pursuant to the terms of the Wellbridge Pooling Agreement and/or the Wellbridge Intercreditor Agreement, to seek the consent of the Wellbridge Controlling Holder with respect to certain actions taken by the Wellbridge Servicer and/or the Wellbridge Special Servicer, as the case may be, with respect to the Wellbridge Whole Loan, such actions to include:

       (1) the waiver of any "due-on-sale" clause and/or "due-on-encumbrance" clause;

       (2) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the Wellbridge Mortgaged Property if the Wellbridge Whole Loan should become a specially serviced loan and continue in default;

       (3) any modification or waiver of any term of the Wellbridge Whole Loan other than a modification consisting of the extension of the maturity date for one year or less;

       (4) any determination to bring the Wellbridge Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

       (5) any acceptance, approval of acceptance or consent to acceptance of an assumption agreement releasing the borrower from its liability under the Wellbridge Whole Loan;

       (6) any acceptance of any discounted payoff with respect to the Wellbridge Whole Loan;

       (7) consent to the termination or modification of all applicable franchise agreements related to the Wellbridge Whole Loan; and

       (8) certain releases of earnout reserve funds or letters of credit or termination or consent to termination of the related property manager of the Wellbridge Whole Loan or a change in any franchise arrangement related to the Wellbridge Whole Loan.

     Each of the actions described above in clauses (1) through (8) are referred to as a "Wellbridge Special Action" and are referred to collectively as the "Wellbridge Special Actions." During such time as the Wellbridge Whole Loan is not specially serviced under the Wellbridge Pooling Agreement, the Wellbridge Servicer will be required to seek the consent of the Wellbridge Special Servicer with respect to any Wellbridge Special Action. The Wellbridge Special Servicer will then be required to seek the consent of the Wellbridge Controlling Holder prior to granting its consent to the Wellbridge Servicer. The Wellbridge Special Servicer will have ten business days to respond to the Wellbridge Servicer's request, and, if the Wellbridge Special Servicer fails to respond to such request, the Wellbridge Special Servicer's consent will be deemed granted. Additionally, the Wellbridge Controlling Holder will have ten business days to respond to the Wellbridge Special Servicer's request, and if the Wellbridge Controlling Holder fails to respond to such request, the Wellbridge Special Servicer's consent will be deemed granted.

     Notwithstanding the foregoing, no consent or objection to any Wellbridge Special Action may require or cause the Wellbridge Special Servicer or the Wellbridge Servicer, as applicable, to (a) violate any REMIC provisions, any provision of the Wellbridge Pooling Agreement, the Wellbridge Intercreditor Agreement or applicable law (including the Wellbridge Special Servicer's or the Wellbridge Servicer's, as applicable, obligation to act in accordance with the servicing standard under the Wellbridge Pooling Agreement), (b) expose the Wellbridge Servicer, the Wellbridge Special Servicer, the Wellbridge Trust or the Wellbridge Trustee to liability, (c) materially expand the scope of the Wellbridge Special Servicer's or Wellbridge Servicer's responsibilities under the Wellbridge Pooling Agreement or (d) cause the Wellbridge Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Wellbridge Special Servicer, is not in the best interests of the certificateholders under the Wellbridge Pooling Agreement and the holders the Wellbridge Senior Notes (which include the trust as the holder of the Wellbridge Mortgage Loan) (as a collective whole). In the event any consent or objection to a Wellbridge Special Action requires or causes the Wellbridge Special Servicer or Wellbridge Servicer, as applicable, to effect any of the above actions, the Wellbridge Special Servicer or the Wellbridge Servicer, as applicable, will be required to disregard any such consent or objection.

     Purchase Option. Subject to the purchase rights of the related lender set forth in the related intercreditor agreement, upon (i) the Wellbridge Whole Loan becoming delinquent 60 days or more in respect to a monthly payment (not including the balloon payment), (ii) the Wellbridge Whole Loan being delinquent in respect of its balloon payment unless the Wellbridge Servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the Wellbridge Whole Loan within 60 days after the due date of such balloon payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the mortgage loan documents and without regard to any acceleration of payments under the mortgage loan documents or (iii) the Wellbridge Servicer or Wellbridge Special Servicer, by written notice to the related mortgagor, accelerating the maturity of the Wellbridge Whole Loan, the Wellbridge B Noteholder will have the right (but not the obligation) to purchase the Wellbridge Senior Notes at the Wellbridge Repurchase Price (as defined below) and, upon written notice, the Wellbridge Special Servicer will be required to sell the Wellbridge Senior Notes to the Wellbridge B Noteholder at the Wellbridge Repurchase Price, on a mutually designated date. The Wellbridge B Noteholder's purchase rights will terminate upon the earlier of
(1) a foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the related Mortgaged Property or (2) the cure of the subject event of default.

     "Wellbridge Repurchase Price" means, with respect to the Wellbridge Whole Loan, a cash price equal to the sum of, without duplication, (a) the principal balances of the Wellbridge Mortgage Loan, the Wellbridge Senior Companion Note A-1 and the Wellbridge Senior Companion Note A-3 Note, (b) accrued and unpaid interest thereon from the payment date under the Wellbridge Whole Loan as to which interest was last paid in full by the borrower up to and including the end of the interest accrual period relating to the payment date next following the date the purchase occurred, (c) all unreimbursed advances with respect to the Wellbridge Senior Notes, together with interest thereon at the reimbursement rate under the Wellbridge Pooling Agreement (including any master servicing compensation and special servicing compensation), (d) certain unreimbursed costs and expenses with respect to the Wellbridge Whole Loan and
(e) any other additional trust fund expenses; provided, however, that Wellbridge Repurchase Price will not be reduced by any outstanding principal and/or interest advance.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates (or any Other Noteholder):

       (a) to cure any ambiguity;

       (b) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein made with respect to the Certificates, the trust or the Pooling and Servicing Agreement (provided, however, that the Trustee has received an opinion of counsel to the effect that such action will not adversely affect any Other Noteholder (the cost of which will not be an expense of the Master Servicer) or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

       (c) to change the timing and/or nature of deposits in the Certificate Account, the separate custodial accounts maintained with respect to the DDR Portfolio Whole Loan and the Boulevard Mall Whole Loan, the Distribution Account or the REO Account, provided that (A) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or any Other Noteholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned to any class of Certificates by either of Fitch or Moody's, as evidenced by a letter from each of Fitch and Moody's;

       (d) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund; provided, that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or any Other Noteholder or (B) to restrict the transfer of the Residual Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates," "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus;

       (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the Pooling and

   Servicing Agreement or any other change; provided, that the required action will not adversely affect in any material respect the interests of any Certificateholder or any Other Noteholder (unless the affected Certificateholder or Other Noteholder consents in writing to such amendment), as evidenced by either an opinion of counsel to such effect or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by Fitch and Moody's; or


       (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each of Fitch and Moody's, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned to any class of Certificates by either of Fitch or Moody's.


     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any class without the consent of the holder of that Certificate or which are required to be distributed to any Other Noteholder, without the consent of such Other Noteholder, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates or voting rights of any Other Noteholder or (4) amend the Servicing Standard without the consent of the holders of all Certificates of the classes then outstanding and the consent of each Other Noteholder.


     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and, fourth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B and the Class C Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 Certificates), in that order, in each case until Certificates Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group
2. In addition, although the borrowers under the APD Loans may have certain incentives to prepay the APD Loans on their Anticipated Prepayment Dates, we cannot assure you that the borrowers will be able to prepay the APD Loans on their Anticipated Prepayment Dates. The failure of a borrower to prepay an APD Loan on its Anticipated Prepayment Date will not be an event of default under the terms of the APD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective APD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the APD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Prepayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing Under the Pooling and Servicing Agreement--Modifications, Waiver and Amendments" and "--Realization upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, which Loan Group such mortgaged loan is deemed to be in) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment Lock-out Periods or otherwise) on the mortgage loans will affect the Pass-Through Rate of those classes of Certificates whose Pass-Through Rate is affected by the WAC Rate, to the extent the weighted average Net Mortgage Rate would be reduced below the fixed Pass-Through Rate on those classes, for one or more future periods and therefore will also affect the yield on those classes.

     The yield on such Classes could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average Net Mortgage Rate of the mortgage loans. The Pass-Through Rate on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (and Class X Certificates with respect to shortfalls of interest).

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses or Lock-out Periods and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing under the Pooling and Servicing Agreement, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lock-out Periods and Yield Maintenance Periods. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. The shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and, fourth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B and the Class C Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 Certificates), in that order, in each case until Certificates Balance of such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before maturity or the Anticipated Prepayment Date, as the case may be. The columns headed "25% CPR," "50% CPR," "75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lock-out Period, Defeasance and Yield Maintenance Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

     (a) scheduled periodic payments of principal and/or interest on the mortgage loans (and assuming any step-ups in debt service as provided in the Mortgage Notes occur) will be received on a timely basis and will be distributed on the tenth day of each month, beginning in September 2003;

     (b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to maturity or the Anticipated Prepayment Date, as the case may be, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;

     (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the Cut-off Date will continue to be due on each due date until maturity or the Anticipated Prepayment Date, as the case may be, except in the case of mortgage loans that change from being interest-only to amortizing and except in the case of mortgage loans that amortize according to a defined schedule;

     (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lock-out Period, defeasance period and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables;

     (e) No Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the Master Servicer or the Special Servicer will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

     (f) the Closing Date is August 12, 2003;

     (g) the APD Loans prepay on their Anticipated Prepayment Dates; and

     (h) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:


DATE                                               0% CPR           25% CPR          50% CPR          75% CPR         100% CPR
--------------------------------------------- ---------------- ---------------- ---------------- ---------------- ---------------
Initial Percent .............................      100              100              100              100              100
August 10, 2004 .............................       84               84               84               84               84
August 10, 2005 .............................       67               67               67               67               67
August 10, 2006 .............................       49               49               49               49               49
August 10, 2007 .............................       30               30               30               30               30
August 10, 2008 .............................        0                0                0                0                0
Weighted Average Life Years (1) .............     2.79             2.79             2.79             2.79             2.78
Estimated Month of First Principal .......... September 2003   September 2003   September 2003   September 2003   September 2003
Estimated Month of Maturity .................    May 2008        March 2008       March 2008       March 2008       March 2008

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:


DATE                                               0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
--------------------------------------------- --------------- --------------- --------------- --------------- --------------
Initial Percent .............................     100             100             100             100             100
August 10, 2004 .............................     100             100             100             100             100
August 10, 2005 .............................     100             100             100             100             100
August 10, 2006 .............................     100             100             100             100             100
August 10, 2007 .............................     100             100             100             100             100
August 10, 2008 .............................      35              35              35              35              35
August 10, 2009 .............................      27              27              27              27              27
August 10, 2010 .............................       3               3               3               3               3
August 10, 2011 .............................       0               0               0               0               0
Weighted Average Life Years (1) .............    5.41            5.40            5.39            5.38            5.25
Estimated Month of First Principal ..........    May 2008       March 2008      March 2008      March 2008      March 2008
Estimated Month of Maturity ................. December 2010   December 2010   December 2010   December 2010   December 2010

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                               0% CPR         25% CPR         50% CPR         75% CPR        100% CPR
--------------------------------------------- --------------- --------------- --------------- --------------- --------------
Initial Percent .............................       100             100             100             100             100
August 10, 2004 .............................       100             100             100             100             100
August 10, 2005 .............................       100             100             100             100             100
August 10, 2006 .............................       100             100             100             100             100
August 10, 2007 .............................       100             100             100             100             100
August 10, 2008 .............................       100             100             100             100             100
August 10, 2009 .............................       100             100             100             100             100
August 10, 2010 .............................       100             100             100             100             100
August 10, 2011 .............................        74              74              73              71              66
August 10, 2012 .............................         0               0               0               0               0
Weighted Average Life Years (1) .............      8.34            8.32            8.30            8.28            8.20
Estimated Month of First Principal .......... December 2010   December 2010   December 2010   December 2010   December 2010
Estimated Month of Maturity .................  August 2012      July 2012       July 2012       June 2012        May 2012

----------
(1)   The weighted average life of the Class A-3 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                                0% CPR        25% CPR       50% CPR       75% CPR       100% CPR
---------------------------------------------   -------------   -----------   -----------   -----------   -----------
Initial Percent .............................         100             100           100           100           100
August 10, 2004 .............................         100             100           100           100           100
August 10, 2005 .............................         100             100           100           100           100
August 10, 2006 .............................         100             100           100           100           100
August 10, 2007 .............................         100             100           100           100           100
August 10, 2008 .............................         100             100           100           100           100
August 10, 2009 .............................         100             100           100           100           100
August 10, 2010 .............................         100             100           100           100           100
August 10, 2011 .............................         100             100           100           100           100
August 10, 2012 .............................          97              97            96            95            92
August 10, 2013 .............................           0               0             0             0             0
Weighted Average Life Years (1) .............        9.61            9.60          9.58          9.56          9.41
Estimated Month of First Principal ..........   August 2012     July 2012     July 2012     June 2012      May 2012
Estimated Month of Maturity .................    July 2013      July 2013     June 2013     June 2013     April 2013

----------
(1)   The weighted average life of the Class A-4 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                               0% CPR       25% CPR       50% CPR       75% CPR      100% CPR
---------------------------------------------   -----------   -----------   -----------   -----------   ---------
Initial Percent .............................         100           100           100           100           100
August 10, 2004 .............................         100           100           100           100           100
August 10, 2005 .............................         100           100           100           100           100
August 10, 2006 .............................         100           100           100           100           100
August 10, 2007 .............................         100           100           100           100           100
August 10, 2008 .............................         100           100           100           100           100
August 10, 2009 .............................         100           100           100           100           100
August 10, 2010 .............................         100           100           100           100           100
August 10, 2011 .............................         100           100           100           100           100
August 10, 2012 .............................         100           100           100           100           100
August 10, 2013 .............................           0             0             0             0             0
Weighted Average Life Years (1) .............        9.91          9.91          9.91          9.91          9.74
Estimated Month of First Principal ..........   July 2013     July 2013     July 2013     July 2013     May 2013
Estimated Month of Maturity .................   July 2013     July 2013     July 2013     July 2013     May 2013

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:




DATE                                               0% CPR       25% CPR       50% CPR       75% CPR      100% CPR
---------------------------------------------   -----------   -----------   -----------   -----------   ---------
Initial Percent .............................         100           100           100           100           100
August 10, 2004 .............................         100           100           100           100           100
August 10, 2005 .............................         100           100           100           100           100
August 10, 2006 .............................         100           100           100           100           100
August 10, 2007 .............................         100           100           100           100           100
August 10, 2008 .............................         100           100           100           100           100
August 10, 2009 .............................         100           100           100           100           100
August 10, 2010 .............................         100           100           100           100           100
August 10, 2011 .............................         100           100           100           100           100
August 10, 2012 .............................         100           100           100           100           100
August 10, 2013 .............................           0             0             0             0             0
Weighted Average Life Years (1) .............        9.91          9.91          9.91          9.91          9.74
Estimated Month of First Principal ..........   July 2013     July 2013     July 2013     July 2013     May 2013
Estimated Month of Maturity .................   July 2013     July 2013     July 2013     July 2013     May 2013

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections,

(2) compliance with the provisions of the Pooling and Servicing Agreement, (3) the Wellbridge Pooling Agreement is administered in accordance with its terms and the REMICs formed thereunder continue to be treated as REMICs and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, exclusive of the Excess Interest and the Excess Interest Distribution Account, the trust fund will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC" respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class BLVD-1, Class BLVD-2, Class BLVD-3, Class BLVD-4 and Class BLVD-5 Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R and Class LR Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement. The Offered Certificates are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S-1A, Class S-1B and Class S-2 Certificates will represent undivided beneficial interests therein.

     Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of any original issue discount ("OID") or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the APD Loans prepay on their Anticipated Prepayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed to the Offered Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent of the percentage of the trust fund assets meeting such requirements. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. The Offered Certificates will be treated as "loans secured by an interest in real property which is residential real property" for a domestic building and loan association under Section 7701(a)(19)(C) of the Code, to the extent the loans are secured by multifamily properties and manufactured housing community properties. As of the Cut-off Date, 31 and 14 mortgage loans representing approximately 22.28% and 5.92% of the Initial Pool Balance, respectively, are secured by multifamily properties and manufactured housing community properties, respectively. The Offered Certificates will qualify for treatment under Sections 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) in their entirety if at least 95% of the assets or income of the trust fund meet such requirements. A mortgage loan that has been defeased with U.S. government securities does not qualify under the foregoing sections. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "Certain Federal Income Tax Consequences--Taxation of Regular Certificates" in the prospectus.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters") and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances, or Notional Amounts, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 10%.


                                                                                                MERRILL LYNCH
                     BANC OF AMERICA    DEUTSCHE BANK    CITIGROUP GLOBAL     J.P. MORGAN      PIERCE, FENNER &
CLASS                 SECURITIES LLC   SECURITIES INC.     MARKETS INC.     SECURITIES INC.   SMITH INCORPORATED
------------------- ----------------- ----------------- ------------------ ----------------- -------------------
Class A-1 .........    $ 44,479,333      $ 22,239,667       $        --       $        --        $        --
Class A-2 .........    $110,035,333      $ 55,017,667       $        --       $        --        $        --
Class A-3 .........    $ 36,190,000      $ 18,095,000       $        --       $        --        $        --
Class A-4 .........    $210,724,667      $105,362,333       $30,000,000       $30,000,000        $30,000,000
Class B ...........    $ 23,662,000      $ 11,831,000       $        --       $        --        $        --
Class C ...........    $  9,858,667      $  4,929,333       $        --       $        --        $        --

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates before deducting expenses payable by the Depositor estimated to be approximately $2,500,000, will be 100.48% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2003. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Banc of America Securities LLC is an affiliate of Bank of America, one of the Mortgage Loan Sellers. Deutsche Bank Securities Inc., is an affiliate of GACC, one of the Mortgage Loan Sellers.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.


                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and for the Underwriters by Thacher Proffitt and Wood, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.


                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Fitch Ratings ("Fitch") and Moody's Investors Service, Inc. ("Moody's"):


   CLASS             FITCH     MOODY'S
   --------------   -------   --------
   A-1 ..........     AAA        Aaa
   A-2 ..........     AAA        Aaa
   A-3 ..........     AAA        Aaa
   A-4 ..........     AAA        Aaa
   B ............      AA        Aa2
   C ............     AA-        Aa3

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, Yield Maintenance Charges or net default interest.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Fitch or Moody's.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Certificates, is subject to significant interpretive uncertainties.

                             ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued substantially identical individual prohibited transaction exemptions to each of Banc of America Securities LLC, Prohibited Transaction Exemption ("PTE") 93-31, 58 Fed. Reg. 28,620 (May 14,
1993), Deutsche Bank Securities Inc., Final Authorization Number 97-03E (December 9, 1996), Citigroup Global Markets Inc., PTE 89-89, 54 Fed. Reg. 42,589 (October 17, 1989), J.P. Morgan Securities Inc., PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, PTE 90-29, 55 Fed. Reg. 21,459 (May 24, 1990), each (except for PTE 2002-19, which was amended separately) as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13,
2000) and PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002) (collectively, the
"Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of the pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage Pass-Through certificates, such as the Offered Certificates, underwritten by the respective Underwriter, provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch. Third, the Trustee cannot be an affiliate of any other member of the "Restricted Group" other than an Underwriter; the "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the Offered Certificates that they be rated not lower than the ratings set forth on the cover page hereof. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, that the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) securities in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     The Exemption will apply to the defeasance of a mortgage loan on the terms described in this prospectus supplement if the terms and conditions have been approved by Fitch and Moody's and if the defeasance does not result in a reduction of the rating assigned to any of the Offered Certificates immediately prior to the defeasance.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                         INDEX OF PRINCIPAL DEFINITIONS


                                              PAGE                                                           PAGE
                                             ------                                                         ------
Administrative Cost Rate .................    S-146            Cut-off Date .............................     S-72
Advances .................................    S-154            Cut-off Date Balance .....................     S-72
Anticipated Prepayment Date ..............     S-82            Debt Service Coverage Ratio ..............    S-100
APD Loans ................................     S-82            Defaulted Mortgage Loan ..................    S-180
Appraisal Reduction ......................    S-156            Defeasance Lockout Period ................     S-85
Appraisal Reduction Amount ...............    S-157            Defeasance Option ........................     S-85
Appraisal Reduction Event ................    S-155            Depositor ................................     S-73
Asset Status Report ......................    S-168            Depositories .............................    S-135
Assumed Final Distribution Date ..........    S-150            Determination Date .......................    S-156
Assumed Scheduled Payment ................    S-148            Direct Participants ......................    S-135
Authenticating Agent .....................    S-135            Directing Certificateholder ..............    S-169
Available Distribution Amount ............    S-139            Distributable Certificate Interest .......    S-146
Bank of America ..........................     S-73            Distribution Account .....................    S-138
Base Interest Fraction ...................    S-150            Distribution Date ........................    S-137
                                              S-46,            DSCR .....................................    S-100
Blackacre Gateway ........................     S-74            DTC ......................................    S-134
BOA-CMSG .................................    S-169            Due Period ...............................    S-140
Boulevard Mall B Noteholder ..............     S-78            ERISA ....................................    S-208
Boulevard Mall Companion Note ............     S-78            ERISA Plan ...............................    S-208
Boulevard Mall Control Appraisal                               Euroclear ................................    S-135
   Event .................................     S-78            Events of Default ........................    S-186
Boulevard Mall Controlling Holder ........     S-78            Excess Interest ..........................    S-146
Boulevard Mall Intercreditor                                   Excess Interest Distribution Account .....    S-139
   Agreement .............................     S-78            Excess Liquidation Proceeds ..............    S-149
Boulevard Mall Mortgage Loan .............     S-78            Exemption ................................    S-208
Boulevard Mall Mortgaged Property ........     S-78            FIRREA ...................................    S-112
Boulevard Mall Senior Noteholders ........     S-78            Fiscal Agent .............................    S-164
Bridger ..................................    S-113            Fitch ....................................    S-207
Bridger Loans ............................    S-113            Form 8-K .................................     S-88
Certificate Account ......................    S-138            GACC .....................................     S-73
Certificate Balance ......................    S-132            GECC .....................................     S-73
Certificate Owner ........................    S-135            GECLS ....................................    S-169
Certificate Registrar ....................    S-135            Group 1 Principal Distribution
Certificateholders .......................     S-73               Amount ................................    S-147
Certificates .............................    S-132            Group 1 Principal Shortfall ..............    S-148
Class A Certificates .....................    S-132            Group 2 Principal Distribution
Class X Certificates .....................    S-132               Amount ................................    S-147
Clearstream, Luxembourg ..................    S-135            Group 2 Principal Shortfall ..............    S-148
Closing Date .............................     S-73            Indirect Participants ....................    S-135
Code .....................................    S-205            Initial Loan Group 1 Balance .............     S-72
Collateral Support Deficit ...............    S-152            Initial Loan Group 2 Balance .............     S-72
Condemnation Proceeds ....................    S-138            Initial Pool Balance .....................     S-72
Constant Prepayment Rate .................    S-201            Initial Rate .............................     S-82
Controlling Class ........................    S-169            Insurance Proceeds .......................    S-138
Controlling Class Certificateholder ......    S-169            Interest Distribution Amount .............    S-146
Controlling Holder .......................     S-82            Interest Reserve Account .................    S-139
Corrected Mortgage Loan ..................    S-168            IRS ......................................    S-182
CPR ......................................    S-201            Liquidation Fee ..........................    S-172
Cross-Over Date ..........................    S-144

                                              PAGE                                                           PAGE
                                             ------                                                         ------
Liquidation Fee Rate .....................    S-172            Purchase Price ...........................    S-128
Liquidation Proceeds .....................    S-138            Qualified Substitute Mortgage Loan .......    S-129
Loan Group 1 .............................     S-72            Rated Final Distribution Date ............    S-151
Loan Group 2 .............................     S-72            Record Date ..............................    S-137
Loan Groups ..............................     S-72            Reimbursement Rate .......................    S-155
Lock Box Accounts ........................    S-131            Related Proceeds .........................    S-154
Lock Box Loans ...........................    S-130            Release Date .............................     S-85
Lock-out Period ..........................     S-83            REMIC ....................................    S-205
Lower-Tier Distribution Account ..........    S-138            REMIC Provisions .........................    S-205
Lower-Tier REMIC .........................    S-205            REO Loan .................................    S-149
MAI ......................................    S-156            REO Property .............................    S-167
Master Servicer ..........................    S-169            Replacement Treasury Rate ................     S-84
Midland ..................................    S-170            Residual Certificates ....................    S-132
Monthly Interest Shortfall ...............     S-84            Revised Rate .............................     S-82
Moody's ..................................    S-207            Rules ....................................    S-136
Mortgage .................................     S-72            Scheduled Principal Distribution
Mortgage Loan Sellers ....................     S-73               Amount ................................    S-147
Mortgage Note ............................     S-72            Senior Certificates ......................    S-132
Mortgage Rate ............................    S-146            Servicer Remittance Date .................    S-153
Net Mortgage Rate ........................    S-145            Servicer Reports .........................    S-160
Non-Offered Certificates .................    S-132            Servicing Advances .......................    S-154
Non-Offered Subordinate Certificates .....    S-152            Servicing Standard .......................    S-166
Nonrecoverable Advance ...................    S-154            Similar Law ..............................    S-208
Notional Amount ..........................    S-132            S&P ......................................    S-122
                                              S-89,            Special Servicing Fee Rate ...............    S-171
                                              S-90,            Stated Principal Balance .................    S-148
NRA ......................................     S-91            Statement to Certificateholders ..........    S-158
Offered Certificates .....................    S-132            Subordinate Certificates .................    S-132
OID ......................................    S-205            Subordinate Offered Certificates .........    S-132
Option Price .............................    S-180            Terms and Conditions .....................    S-136
Other Noteholders ........................     S-82                                                          S-46,
Other Notes ..............................     S-82            TRCLP ....................................     S-74
Participants .............................    S-135                                                          S-73,
Pass-Through Rate ........................    S-144            Trustee ..................................    S-163
Percentage Interest ......................    S-134            Trustee Fee ..............................    S-163
Periodic Payments ........................    S-100            Trustee Fee Rate .........................    S-163
Periodic Treasury Rate ...................     S-84            Uncovered Prepayment Interest
Permitted Investments ....................    S-139               Shortfall .............................    S-147
P&I Advance ..............................    S-153            Underwriters .............................    S-206
Plan .....................................    S-208            Underwriting Agreement ...................    S-206
Pooling and Servicing Agreement ..........    S-132            Underwritten Net Cash Flow ...............    S-111
Prepayment Assumption ....................    S-205            Unscheduled Principal Distribution
Prepayment Interest Shortfall ............    S-146               Amount ................................    S-147
Prime Rate ...............................    S-155            Upper-Tier Distribution Account ..........    S-138
Principal Distribution Amount ............    S-147            Upper-Tier REMIC .........................    S-205
Principal Shortfall ......................    S-148            Voting Rights ............................    S-162
Privileged Person ........................    S-160            WAC Rate .................................    S-145
PTE ......................................    S-208            Weighted Average Life ....................     S-84
Purchase Agreements ......................     S-73            Wellbridge Asset Status Report ...........    S-193
Purchase Option ..........................    S-180            Wellbridge B Noteholder ..................     S-80

                                             PAGE                                                         PAGE
                                            ------                                                       ------
Wellbridge Control Appraisal Period .....     S-81           Wellbridge Special Action ...............    S-195
Wellbridge Controlling Holder ...........     S-80           Wellbridge Special Servicer .............     S-80
Wellbridge Intercreditor Agreement ......     S-80           Wellbridge Trust ........................     S-80
Wellbridge Mortgage Loan ................     S-80           Wellbridge Trustee ......................     S-80
Wellbridge Mortgaged Property ...........     S-80           Whole Loan ..............................     S-82
Wellbridge Other Noteholders ............     S-80           Withheld Amounts ........................    S-139
Wellbridge Pooling Agreement ............     S-80           Withheld Loans ..........................    S-139
Wellbridge Repurchase Price .............    S-196           Workout Fee .............................    S-171
Wellbridge Senior Companion Note                             Workout Fee Rate ........................    S-171
   A-2 ..................................     S-80           Yield Maintenance Charge ................     S-84
Wellbridge Senior Noteholders ...........     S-80           Yield Maintenance Period ................     S-84
Wellbridge Servicer .....................     S-80

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2003-C2

ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                                                                      % OF                           % OF APPLICABLE
                                                                                  INITIAL POOL       LOAN GROUP        LOAN GROUP
   ID                                 PROPERTY NAME                                  BALANCE         ONE OR TWO          BALANCE
------------------------------------------------------------------------------------------------------------------------------------
    1     DDR Portfolio (10)                                                          6.30%               1               8.29%
   1a     DDR Portfolio - Hilltop Plaza                                               1.47%               1               1.93%
   1b     DDR Portfolio - Highland Grove Shopping Center                              1.23%               1               1.61%
   1c     DDR Portfolio - Springfield Commons                                         1.06%               1               1.39%
   1d     DDR Portfolio - Apple Blossom Corners                                       0.90%               1               1.18%
------------------------------------------------------------------------------------------------------------------------------------
   1e     DDR Portfolio - Oviedo Park Crossing                                        0.74%               1               0.98%
   1f     DDR Portfolio - Derby Square                                                0.47%               1               0.62%
   1g     DDR Portfolio - North Pointe Plaza                                          0.44%               1               0.57%
    2     Boulevard Mall                                                              4.11%               1               5.41%
    3     Clinton Manor Apartments                                                    3.55%               2              14.78%
------------------------------------------------------------------------------------------------------------------------------------
    4     Prosperity Office Park - Buildings B and C                                  3.05%               1               4.02%
    5     Charleston Commons                                                          2.92%               1               3.84%
    6     Gateway Center Marshalls                                                    2.57%               1               3.38%
    7     La Frontera Village - II                                                    2.38%               1               3.13%
    8     Woodbury Centre                                                             2.20%               1               2.89%
------------------------------------------------------------------------------------------------------------------------------------
    9     Wiener Portfolio II (10)                                                    1.94%               2               8.08%
   9a     Wiener Portfolio II - 87-50 Kingston Place                                  0.64%               2               2.65%
   9b     Wiener Portfolio II - 63-70 Austin Street                                   0.42%               2               1.76%
   9c     Wiener Portfolio II - 4360 Baychester Avenue                                0.34%               2               1.42%
   9d     Wiener Portfolio II - 241 West 13th Street                                  0.31%               2               1.31%
------------------------------------------------------------------------------------------------------------------------------------
   9e     Wiener Portfolio II - 2340 Valentine Avenue                                 0.23%               2               0.95%
   10     Wellbridge Portfolio (10)                                                   1.93%               1               2.54%
   10a    Wellbridge Portfolio - Flagship Athletic Club                               0.34%               1               0.45%
   10b    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park               0.33%               1               0.44%
   10c    Wellbridge Portfolio - Northwest Athletic Club-Crosstown                    0.27%               1               0.36%
------------------------------------------------------------------------------------------------------------------------------------
   10d    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake                   0.19%               1               0.24%
   10e    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown                 0.11%               1               0.14%
   10f    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint               0.10%               1               0.13%
   10g    Wellbridge Portfolio - Newton Athletic Club                                 0.10%               1               0.13%
   10h    Wellbridge Portfolio - Athletic Club Boca Raton                             0.10%               1               0.13%
------------------------------------------------------------------------------------------------------------------------------------
   10i    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint              0.09%               1               0.12%
   10j    Wellbridge Portfolio - Northwest Athletic Club-Normandale                   0.07%               1               0.10%
   10k    Wellbridge Portfolio - Northwest Athletic Club-Burnsville                   0.07%               1               0.09%
   10l    Wellbridge Portfolio - Northwest Athletic Club-98th Street                  0.07%               1               0.09%
   10m    Wellbridge Portfolio - Harbour Island Athletic Club                         0.05%               1               0.07%
------------------------------------------------------------------------------------------------------------------------------------
   10n    Wellbridge Portfolio - Northwest Athletic Club-Highway 100                  0.03%               1               0.04%
   10o    Wellbridge Portfolio - Northwest Athletic Club-Oakdale                      0.00%               1               0.00%
   11     Fair Lakes II                                                               1.89%               1               2.48%
   12     Lawrence Shopping Center                                                    1.83%               1               2.41%
   13     Whippletree Village MHP                                                     1.81%               1               2.38%
------------------------------------------------------------------------------------------------------------------------------------
   14     Raines Distribution Center                                                  1.60%               1               2.11%
   15     Timberlake Apartments                                                       1.57%               2               6.53%
   16     Raymour & Flanigan Plaza - CT                                               1.45%               1               1.91%
   17     Des Moines Portfolio A - Summary (10)                                       1.40%               1               1.84%
   17a    Des Moines Portfolio A - Edgewater Office Building                          0.70%               1               0.93%
------------------------------------------------------------------------------------------------------------------------------------
   17b    Des Moines Portfolio A - Highland Office Building                           0.49%               1               0.64%
   17c    Des Moines Portfolio A - Crestwood Office Building                          0.21%               1               0.27%
   18     Fair Lakes I                                                                1.38%               1               1.82%
   19     Everett Mall Plaza                                                          1.29%               1               1.70%
   20     Renaissance Square                                                          1.27%               1               1.66%
------------------------------------------------------------------------------------------------------------------------------------
   21     Culver East                                                                 1.27%               1               1.66%
   22     Riverview West Marketplace                                                  1.18%               1               1.55%
   23     Riverside Business Center                                                   1.13%               1               1.49%
   24     Preston del Norte                                                           1.06%               2               4.40%
   25     Lowry Village Apartments                                                    1.05%               2               4.39%
------------------------------------------------------------------------------------------------------------------------------------
   26     Saf Keep Redwood City                                                       1.05%               1               1.38%
   27     Borough Park Portfolio (10)                                                 1.02%               2               4.26%
   27a    Borough Park Portfolio - 4711 12th Avenue                                   0.34%               2               1.40%
   27b    Borough Park Portfolio - 1215 47th Street                                   0.24%               2               1.01%
   27c    Borough Park Portfolio - 4520 12th Avenue                                   0.24%               2               0.98%
------------------------------------------------------------------------------------------------------------------------------------
   27d    Borough Park Portfolio - 1314 46th Street                                   0.21%               2               0.87%
   28     Las Palmas Apartments                                                       0.93%               2               3.87%
   29     Security Square Shopping Center                                             0.89%               1               1.17%
   30     CLK - Forest Hills Apartments                                               0.86%               2               3.58%
   31     Ambergate Apartments                                                        0.85%               2               3.52%
------------------------------------------------------------------------------------------------------------------------------------
   32     Canton Crossing II                                                          0.85%               1               1.11%
   33     Corporate Tech Center I & II                                                0.82%               1               1.07%
          Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)      0.80%               1               1.06%
   34     Forest Central Self Storage                                                 0.32%               1               0.42%
   35     Frame Street Self Storage                                                   0.13%               1               0.17%
------------------------------------------------------------------------------------------------------------------------------------
   36     Carrollton Self Storage (10)                                                0.36%               1               0.47%
   36a    Carrollton Self Storage - Self Storage                                      0.32%               1               0.42%
   36b    Carrollton Self Storage - Office Building                                   0.04%               1               0.05%
   37     Southcoast Plaza                                                            0.78%               1               1.03%
   38     Green Meadows Apartments                                                    0.78%               2               3.25%
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      MORTGAGE
                                                                                     # OF               LOAN             ORIGINAL
   ID                                 PROPERTY NAME                               PROPERTIES         SELLER (1)           BALANCE
------------------------------------------------------------------------------------------------------------------------------------
    1     DDR Portfolio (10)                                                           7                GACC             74,500,000
   1a     DDR Portfolio - Hilltop Plaza                                                                 GACC             17,338,182
   1b     DDR Portfolio - Highland Grove Shopping Center                                                GACC             14,493,636
   1c     DDR Portfolio - Springfield Commons                                                           GACC             12,529,545
   1d     DDR Portfolio - Apple Blossom Corners                                                         GACC             10,633,182
------------------------------------------------------------------------------------------------------------------------------------
   1e     DDR Portfolio - Oviedo Park Crossing                                                          GACC             8,804,545
   1f     DDR Portfolio - Derby Square                                                                  GACC             5,553,636
   1g     DDR Portfolio - North Pointe Plaza                                                            GACC             5,147,273
    2     Boulevard Mall                                                               1                GACC             48,728,500
    3     Clinton Manor Apartments                                                     1                GECC             42,000,000
------------------------------------------------------------------------------------------------------------------------------------
    4     Prosperity Office Park - Buildings B and C                                   1                BOFA             36,240,000
    5     Charleston Commons                                                           1                GECC             34,592,000
    6     Gateway Center Marshalls                                                     1                GACC             30,500,000
    7     La Frontera Village - II                                                     1                GACC             28,100,000
    8     Woodbury Centre                                                              1                GECC             26,000,000
------------------------------------------------------------------------------------------------------------------------------------
    9     Wiener Portfolio II (10)                                                     5                GACC             22,960,000
   9a     Wiener Portfolio II - 87-50 Kingston Place                                                    GACC             7,521,379
   9b     Wiener Portfolio II - 63-70 Austin Street                                                     GACC             4,987,862
   9c     Wiener Portfolio II - 4360 Baychester Avenue                                                  GACC             4,037,793
   9d     Wiener Portfolio II - 241 West 13th Street                                                    GACC             3,721,103
------------------------------------------------------------------------------------------------------------------------------------
   9e     Wiener Portfolio II - 2340 Valentine Avenue                                                   GACC             2,691,862
   10     Wellbridge Portfolio (10)                                                   15                BOFA             22,900,000
   10a    Wellbridge Portfolio - Flagship Athletic Club                                                 BOFA             4,082,184
   10b    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park                                 BOFA             3,930,761
   10c    Wellbridge Portfolio - Northwest Athletic Club-Crosstown                                      BOFA             3,243,339
------------------------------------------------------------------------------------------------------------------------------------
   10d    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake                                     BOFA             2,206,647
   10e    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown                                   BOFA             1,302,056
   10f    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint                                 BOFA             1,210,623
   10g    Wellbridge Portfolio - Newton Athletic Club                                                   BOFA             1,203,536
   10h    Wellbridge Portfolio - Athletic Club Boca Raton                                               BOFA             1,141,078
------------------------------------------------------------------------------------------------------------------------------------
   10i    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint                                BOFA             1,057,626
   10j    Wellbridge Portfolio - Northwest Athletic Club-Normandale                                     BOFA              873,624
   10k    Wellbridge Portfolio - Northwest Athletic Club-Burnsville                                     BOFA              818,930
   10l    Wellbridge Portfolio - Northwest Athletic Club-98th Street                                    BOFA              807,746
   10m    Wellbridge Portfolio - Harbour Island Athletic Club                                           BOFA              649,277
------------------------------------------------------------------------------------------------------------------------------------
   10n    Wellbridge Portfolio - Northwest Athletic Club-Highway 100                                    BOFA              327,812
   10o    Wellbridge Portfolio - Northwest Athletic Club-Oakdale                                        BOFA               44,761
   11     Fair Lakes II                                                                1                BOFA             22,500,000
   12     Lawrence Shopping Center                                                     1                GACC             21,700,000
   13     Whippletree Village MHP                                                      1                BOFA             21,500,000
------------------------------------------------------------------------------------------------------------------------------------
   14     Raines Distribution Center                                                   1                BOFA             19,000,000
   15     Timberlake Apartments                                                        1                BOFA             18,550,000
   16     Raymour & Flanigan Plaza - CT                                                1                GECC             17,200,000
   17     Des Moines Portfolio A - Summary (10)                                        3                BOFA             16,682,100
   17a    Des Moines Portfolio A - Edgewater Office Building                                            BOFA             8,395,096
------------------------------------------------------------------------------------------------------------------------------------
   17b    Des Moines Portfolio A - Highland Office Building                                             BOFA             5,800,903
   17c    Des Moines Portfolio A - Crestwood Office Building                                            BOFA             2,486,101
   18     Fair Lakes I                                                                 1                BOFA             16,500,000
   19     Everett Mall Plaza                                                           1                BOFA             15,400,000
   20     Renaissance Square                                                           1                GECC             15,000,000
------------------------------------------------------------------------------------------------------------------------------------
   21     Culver East                                                                  1                GECC             15,000,000
   22     Riverview West Marketplace                                                   1                GECC             13,970,000
   23     Riverside Business Center                                                    1                BOFA             13,500,000
   24     Preston del Norte                                                            1                GECC             12,500,000
   25     Lowry Village Apartments                                                     1                GECC             12,500,000
------------------------------------------------------------------------------------------------------------------------------------
   26     Saf Keep Redwood City                                                        1                GECC             12,500,000
   27     Borough Park Portfolio (10)                                                  4                GACC             12,120,000
   27a    Borough Park Portfolio - 4711 12th Avenue                                                     GACC             3,986,842
   27b    Borough Park Portfolio - 1215 47th Street                                                     GACC             2,870,526
   27c    Borough Park Portfolio - 4520 12th Avenue                                                     GACC             2,790,789
------------------------------------------------------------------------------------------------------------------------------------
   27d    Borough Park Portfolio - 1314 46th Street                                                     GACC             2,471,842
   28     Las Palmas Apartments                                                        1                GECC             11,000,000
   29     Security Square Shopping Center                                              1                BOFA             10,700,000
   30     CLK - Forest Hills Apartments                                                1                BOFA             10,173,281
   31     Ambergate Apartments                                                         1                BOFA             10,000,000
------------------------------------------------------------------------------------------------------------------------------------
   32     Canton Crossing II                                                           1                GACC             10,000,000
   33     Corporate Tech Center I & II                                                 1                GECC             9,710,000
          Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)       4                GECC             9,500,000
   34     Forest Central Self Storage                                                  1                GECC             3,770,000
   35     Frame Street Self Storage                                                    1                GECC             1,526,000
------------------------------------------------------------------------------------------------------------------------------------
   36     Carrollton Self Storage (10)                                                 2                GECC             4,204,000
   36a    Carrollton Self Storage - Self Storage                                                        GECC             3,768,493
   36b    Carrollton Self Storage - Office Building                                                     GECC              435,507
   37     Southcoast Plaza                                                             1                GECC             9,285,000
   38     Green Meadows Apartments                                                     1                GECC             9,235,000
------------------------------------------------------------------------------------------------------------------------------------


                                                                                       CUT-OFF             GENERAL
                                                                                         DATE              PROPERTY
   ID                                 PROPERTY NAME                                    BALANCE             TYPE
------------------------------------------------------------------------------------------------------------------------------------
    1     DDR Portfolio (10)                                                          74,500,000           Retail
   1a     DDR Portfolio - Hilltop Plaza                                               17,338,182           Retail
   1b     DDR Portfolio - Highland Grove Shopping Center                              14,493,636           Retail
   1c     DDR Portfolio - Springfield Commons                                         12,529,545           Retail
   1d     DDR Portfolio - Apple Blossom Corners                                       10,633,182           Retail
------------------------------------------------------------------------------------------------------------------------------------
   1e     DDR Portfolio - Oviedo Park Crossing                                         8,804,545           Retail
   1f     DDR Portfolio - Derby Square                                                 5,553,636           Retail
   1g     DDR Portfolio - North Pointe Plaza                                           5,147,273           Retail
    2     Boulevard Mall                                                              48,667,436           Retail
    3     Clinton Manor Apartments                                                    41,955,473           Multifamily
------------------------------------------------------------------------------------------------------------------------------------
    4     Prosperity Office Park - Buildings B and C                                  36,128,113           Office
    5     Charleston Commons                                                          34,556,525           Retail
    6     Gateway Center Marshalls                                                    30,436,790           Retail
    7     La Frontera Village - II                                                    28,100,000           Retail
    8     Woodbury Centre                                                             25,977,007           Retail
------------------------------------------------------------------------------------------------------------------------------------
    9     Wiener Portfolio II (10)                                                    22,934,965           Multifamily
   9a     Wiener Portfolio II - 87-50 Kingston Place                                   7,513,178           Multifamily
   9b     Wiener Portfolio II - 63-70 Austin Street                                    4,982,424           Multifamily
   9c     Wiener Portfolio II - 4360 Baychester Avenue                                 4,033,390           Multifamily
   9d     Wiener Portfolio II - 241 West 13th Street                                   3,717,046           Multifamily
------------------------------------------------------------------------------------------------------------------------------------
   9e     Wiener Portfolio II - 2340 Valentine Avenue                                  2,688,927           Multifamily
   10     Wellbridge Portfolio (10)                                                   22,826,130           Other
   10a    Wellbridge Portfolio - Flagship Athletic Club                                4,069,015           Other
   10b    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park                3,918,081           Other
   10c    Wellbridge Portfolio - Northwest Athletic Club-Crosstown                     3,232,877           Other
------------------------------------------------------------------------------------------------------------------------------------
   10d    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake                    2,199,529           Other
   10e    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown                  1,297,855           Other
   10f    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint                1,206,718           Other
   10g    Wellbridge Portfolio - Newton Athletic Club                                  1,199,654           Other
   10h    Wellbridge Portfolio - Athletic Club Boca Raton                              1,137,397           Other
------------------------------------------------------------------------------------------------------------------------------------
   10i    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint               1,054,214           Other
   10j    Wellbridge Portfolio - Northwest Athletic Club-Normandale                      870,806           Other
   10k    Wellbridge Portfolio - Northwest Athletic Club-Burnsville                      816,289           Other
   10l    Wellbridge Portfolio - Northwest Athletic Club-98th Street                     805,140           Other
   10m    Wellbridge Portfolio - Harbour Island Athletic Club                            647,182           Other
------------------------------------------------------------------------------------------------------------------------------------
   10n    Wellbridge Portfolio - Northwest Athletic Club-Highway 100                     326,755           Other
   10o    Wellbridge Portfolio - Northwest Athletic Club-Oakdale                          44,617           Other
   11     Fair Lakes II                                                               22,341,333           Office
   12     Lawrence Shopping Center                                                    21,678,274           Retail
   13     Whippletree Village MHP                                                     21,423,412           Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
   14     Raines Distribution Center                                                  18,962,939           Industrial
   15     Timberlake Apartments                                                       18,550,000           Multifamily
   16     Raymour & Flanigan Plaza - CT                                               17,200,000           Retail
   17     Des Moines Portfolio A - Summary (10)                                       16,534,012           Office
   17a    Des Moines Portfolio A - Edgewater Office Building                           8,320,572           Office
------------------------------------------------------------------------------------------------------------------------------------
   17b    Des Moines Portfolio A - Highland Office Building                            5,749,408           Office
   17c    Des Moines Portfolio A - Crestwood Office Building                           2,464,032           Office
   18     Fair Lakes I                                                                16,383,644           Office
   19     Everett Mall Plaza                                                          15,268,393           Retail
   20     Renaissance Square                                                          14,970,549           Retail
------------------------------------------------------------------------------------------------------------------------------------
   21     Culver East                                                                 14,968,713           Retail
   22     Riverview West Marketplace                                                  13,929,782           Retail
   23     Riverside Business Center                                                   13,406,918           Office
   24     Preston del Norte                                                           12,487,963           Multifamily
   25     Lowry Village Apartments                                                    12,464,993           Multifamily
------------------------------------------------------------------------------------------------------------------------------------
   26     Saf Keep Redwood City                                                       12,447,392           Self Storage
   27     Borough Park Portfolio (10)                                                 12,105,652           Multifamily
   27a    Borough Park Portfolio - 4711 12th Avenue                                    3,982,122           Multifamily
   27b    Borough Park Portfolio - 1215 47th Street                                    2,867,128           Multifamily
   27c    Borough Park Portfolio - 4520 12th Avenue                                    2,787,486           Multifamily
------------------------------------------------------------------------------------------------------------------------------------
   27d    Borough Park Portfolio - 1314 46th Street                                    2,468,916           Multifamily
   28     Las Palmas Apartments                                                       11,000,000           Multifamily
   29     Security Square Shopping Center                                             10,549,870           Retail
   30     CLK - Forest Hills Apartments                                               10,173,281           Multifamily
   31     Ambergate Apartments                                                        10,000,000           Multifamily
------------------------------------------------------------------------------------------------------------------------------------
   32     Canton Crossing II                                                          10,000,000           Office
   33     Corporate Tech Center I & II                                                 9,646,420           Industrial
          Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)       9,500,000           Various
   34     Forest Central Self Storage                                                  3,770,000           Self Storage
   35     Frame Street Self Storage                                                    1,526,000           Self Storage
------------------------------------------------------------------------------------------------------------------------------------
   36     Carrollton Self Storage (10)                                                 4,204,000           Self Storage
   36a    Carrollton Self Storage - Self Storage                                       3,768,493           Self Storage
   36b    Carrollton Self Storage - Office Building                                      435,507           Office
   37     Southcoast Plaza                                                             9,259,236           Retail
   38     Green Meadows Apartments                                                     9,235,000           Multifamily
------------------------------------------------------------------------------------------------------------------------------------


                                                                                     DETAILED
                                                                                     PROPERTY                            INTEREST
   ID                                 PROPERTY NAME                                  TYPE                                RATE (8)
------------------------------------------------------------------------------------------------------------------------------------
    1     DDR Portfolio (10)                                                         Anchored                           4.1290000%
   1a     DDR Portfolio - Hilltop Plaza                                              Anchored
   1b     DDR Portfolio - Highland Grove Shopping Center                             Anchored
   1c     DDR Portfolio - Springfield Commons                                        Anchored
   1d     DDR Portfolio - Apple Blossom Corners                                      Anchored
------------------------------------------------------------------------------------------------------------------------------------
   1e     DDR Portfolio - Oviedo Park Crossing                                       Anchored
   1f     DDR Portfolio - Derby Square                                               Anchored
   1g     DDR Portfolio - North Pointe Plaza                                         Anchored
    2     Boulevard Mall                                                             Anchored                           4.2737500%
    3     Clinton Manor Apartments                                                   Conventional                       5.0100000%
------------------------------------------------------------------------------------------------------------------------------------
    4     Prosperity Office Park - Buildings B and C                                 Medical                            5.3600000%
    5     Charleston Commons                                                         Anchored                           5.1500000%
    6     Gateway Center Marshalls                                                   Anchored                           5.4300000%
    7     La Frontera Village - II                                                   Anchored                           5.2000000%
    8     Woodbury Centre                                                            Anchored                           5.7500000%
------------------------------------------------------------------------------------------------------------------------------------
    9     Wiener Portfolio II (10)                                                   Conventional                       4.8900000%
   9a     Wiener Portfolio II - 87-50 Kingston Place                                 Conventional
   9b     Wiener Portfolio II - 63-70 Austin Street                                  Conventional
   9c     Wiener Portfolio II - 4360 Baychester Avenue                               Conventional
   9d     Wiener Portfolio II - 241 West 13th Street                                 Conventional
------------------------------------------------------------------------------------------------------------------------------------
   9e     Wiener Portfolio II - 2340 Valentine Avenue                                Conventional
   10     Wellbridge Portfolio (10)                                                  Health Club                        7.4760319%
   10a    Wellbridge Portfolio - Flagship Athletic Club                              Health Club
   10b    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park              Health Club
   10c    Wellbridge Portfolio - Northwest Athletic Club-Crosstown                   Health Club
------------------------------------------------------------------------------------------------------------------------------------
   10d    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake                  Health Club
   10e    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown                Health Club
   10f    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint              Health Club
   10g    Wellbridge Portfolio - Newton Athletic Club                                Health Club
   10h    Wellbridge Portfolio - Athletic Club Boca Raton                            Health Club
------------------------------------------------------------------------------------------------------------------------------------
   10i    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint             Health Club
   10j    Wellbridge Portfolio - Northwest Athletic Club-Normandale                  Health Club
   10k    Wellbridge Portfolio - Northwest Athletic Club-Burnsville                  Health Club
   10l    Wellbridge Portfolio - Northwest Athletic Club-98th Street                 Health Club
   10m    Wellbridge Portfolio - Harbour Island Athletic Club                        Health Club
------------------------------------------------------------------------------------------------------------------------------------
   10n    Wellbridge Portfolio - Northwest Athletic Club-Highway 100                 Health Club
   10o    Wellbridge Portfolio - Northwest Athletic Club-Oakdale                     Health Club
   11     Fair Lakes II                                                              Suburban                           5.7800000%
   12     Lawrence Shopping Center                                                   Anchored                           5.2500000%
   13     Whippletree Village MHP                                                    Manufactured Housing               4.7000000%
------------------------------------------------------------------------------------------------------------------------------------
   14     Raines Distribution Center                                                 Industrial                         5.7100000%
   15     Timberlake Apartments                                                      Conventional                       4.6700000%
   16     Raymour & Flanigan Plaza - CT                                              Anchored                           5.4100000%
   17     Des Moines Portfolio A - Summary (10)                                      Suburban                           6.8000000%
   17a    Des Moines Portfolio A - Edgewater Office Building                         Suburban
------------------------------------------------------------------------------------------------------------------------------------
   17b    Des Moines Portfolio A - Highland Office Building                          Suburban
   17c    Des Moines Portfolio A - Crestwood Office Building                         Suburban
   18     Fair Lakes I                                                               Suburban                           5.7800000%
   19     Everett Mall Plaza                                                         Anchored                           6.0500000%
   20     Renaissance Square                                                         Unanchored                         5.6800000%
------------------------------------------------------------------------------------------------------------------------------------
   21     Culver East                                                                Anchored                           5.4000000%
   22     Riverview West Marketplace                                                 Anchored                           5.6700000%
   23     Riverside Business Center                                                  Office/Industrial/Retail           5.8900000%
   24     Preston del Norte                                                          Conventional                       5.4100000%
   25     Lowry Village Apartments                                                   Conventional                       5.7900000%
------------------------------------------------------------------------------------------------------------------------------------
   26     Saf Keep Redwood City                                                      Self Storage                       5.3800000%
   27     Borough Park Portfolio (10)                                                Conventional                       4.5300000%
   27a    Borough Park Portfolio - 4711 12th Avenue                                  Conventional
   27b    Borough Park Portfolio - 1215 47th Street                                  Conventional
   27c    Borough Park Portfolio - 4520 12th Avenue                                  Conventional
------------------------------------------------------------------------------------------------------------------------------------
   27d    Borough Park Portfolio - 1314 46th Street                                  Conventional
   28     Las Palmas Apartments                                                      Conventional                       4.7300000%
   29     Security Square Shopping Center                                            Anchored                           7.0900000%
   30     CLK - Forest Hills Apartments                                              Conventional                       5.1000000%
   31     Ambergate Apartments                                                       Conventional                       5.2600000%
------------------------------------------------------------------------------------------------------------------------------------
   32     Canton Crossing II                                                         CBD                                5.5800000%
   33     Corporate Tech Center I & II                                               Office/Warehouse                   6.1400000%
          Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)     Various                            5.8800000%
   34     Forest Central Self Storage                                                Self Storage                       5.8800000%
   35     Frame Street Self Storage                                                  Self Storage                       5.8800000%
------------------------------------------------------------------------------------------------------------------------------------
   36     Carrollton Self Storage (10)                                               Self Storage/Office                5.8800000%
   36a    Carrollton Self Storage - Self Storage                                     Self Storage
   36b    Carrollton Self Storage - Office Building                                  Suburban
   37     Southcoast Plaza                                                           Anchored                           5.8300000%
   38     Green Meadows Apartments                                                   Conventional                       4.2900000%
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      INTEREST         ORIGINAL
                                                                                ADMINISTRATIVE        ACCRUAL      TERM TO MATURITY
   ID                                 PROPERTY NAME                               COST RATE            BASIS        OR APD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
    1     DDR Portfolio (10)                                                       0.03200%            30/360             60
   1a     DDR Portfolio - Hilltop Plaza
   1b     DDR Portfolio - Highland Grove Shopping Center
   1c     DDR Portfolio - Springfield Commons
   1d     DDR Portfolio - Apple Blossom Corners
------------------------------------------------------------------------------------------------------------------------------------
   1e     DDR Portfolio - Oviedo Park Crossing
   1f     DDR Portfolio - Derby Square
   1g     DDR Portfolio - North Pointe Plaza
    2     Boulevard Mall                                                           0.05200%          Actual/360          120
    3     Clinton Manor Apartments                                                 0.03200%          Actual/360          120
------------------------------------------------------------------------------------------------------------------------------------
    4     Prosperity Office Park - Buildings B and C                               0.14200%          Actual/360          120
    5     Charleston Commons                                                       0.03200%          Actual/360          120
    6     Gateway Center Marshalls                                                 0.03200%          Actual/360          120
    7     La Frontera Village - II                                                 0.03200%          Actual/360          120
    8     Woodbury Centre                                                          0.03200%          Actual/360          120
------------------------------------------------------------------------------------------------------------------------------------
    9     Wiener Portfolio II (10)                                                 0.03200%          Actual/360           60
   9a     Wiener Portfolio II - 87-50 Kingston Place
   9b     Wiener Portfolio II - 63-70 Austin Street
   9c     Wiener Portfolio II - 4360 Baychester Avenue
   9d     Wiener Portfolio II - 241 West 13th Street
------------------------------------------------------------------------------------------------------------------------------------
   9e     Wiener Portfolio II - 2340 Valentine Avenue
   10     Wellbridge Portfolio (10)                                                0.14200%          Actual/360          120
   10a    Wellbridge Portfolio - Flagship Athletic Club
   10b    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
   10c    Wellbridge Portfolio - Northwest Athletic Club-Crosstown
------------------------------------------------------------------------------------------------------------------------------------
   10d    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
   10e    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
   10f    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
   10g    Wellbridge Portfolio - Newton Athletic Club
   10h    Wellbridge Portfolio - Athletic Club Boca Raton
------------------------------------------------------------------------------------------------------------------------------------
   10i    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
   10j    Wellbridge Portfolio - Northwest Athletic Club-Normandale
   10k    Wellbridge Portfolio - Northwest Athletic Club-Burnsville
   10l    Wellbridge Portfolio - Northwest Athletic Club-98th Street
   10m    Wellbridge Portfolio - Harbour Island Athletic Club
------------------------------------------------------------------------------------------------------------------------------------
   10n    Wellbridge Portfolio - Northwest Athletic Club-Highway 100
   10o    Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   11     Fair Lakes II                                                            0.14200%          Actual/360          120
   12     Lawrence Shopping Center                                                 0.03200%          Actual/360          120
   13     Whippletree Village MHP                                                  0.14200%          Actual/360           60
------------------------------------------------------------------------------------------------------------------------------------
   14     Raines Distribution Center                                               0.14200%          Actual/360          120
   15     Timberlake Apartments                                                    0.14200%          Actual/360           60
   16     Raymour & Flanigan Plaza - CT                                            0.03200%          Actual/360          120
   17     Des Moines Portfolio A - Summary (10)                                    0.14200%          Actual/360          120
   17a    Des Moines Portfolio A - Edgewater Office Building
------------------------------------------------------------------------------------------------------------------------------------
   17b    Des Moines Portfolio A - Highland Office Building
   17c    Des Moines Portfolio A - Crestwood Office Building
   18     Fair Lakes I                                                             0.14200%          Actual/360          120
   19     Everett Mall Plaza                                                       0.14200%          Actual/360          120
   20     Renaissance Square                                                       0.03200%          Actual/360          120
------------------------------------------------------------------------------------------------------------------------------------
   21     Culver East                                                              0.03200%          Actual/360          105
   22     Riverview West Marketplace                                               0.03200%          Actual/360          120
   23     Riverside Business Center                                                0.14200%          Actual/360          120
   24     Preston del Norte                                                        0.03200%          Actual/360          120
   25     Lowry Village Apartments                                                 0.03200%          Actual/360          120
------------------------------------------------------------------------------------------------------------------------------------
   26     Saf Keep Redwood City                                                    0.03200%          Actual/360          120
   27     Borough Park Portfolio (10)                                              0.06200%          Actual/360           60
   27a    Borough Park Portfolio - 4711 12th Avenue
   27b    Borough Park Portfolio - 1215 47th Street
   27c    Borough Park Portfolio - 4520 12th Avenue
------------------------------------------------------------------------------------------------------------------------------------
   27d    Borough Park Portfolio - 1314 46th Street
   28     Las Palmas Apartments                                                    0.03200%          Actual/360          120
   29     Security Square Shopping Center                                          0.14200%          Actual/360          120
   30     CLK - Forest Hills Apartments                                            0.14200%          Actual/360           84
   31     Ambergate Apartments                                                     0.14200%          Actual/360          120
------------------------------------------------------------------------------------------------------------------------------------
   32     Canton Crossing II                                                       0.03200%          Actual/360          120
   33     Corporate Tech Center I & II                                             0.03200%          Actual/360          120
          Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)   0.03200%          Actual/360           84
   34     Forest Central Self Storage                                              0.03200%          Actual/360           84
   35     Frame Street Self Storage                                                0.03200%          Actual/360           84
------------------------------------------------------------------------------------------------------------------------------------
   36     Carrollton Self Storage (10)                                             0.03200%          Actual/360           84
   36a    Carrollton Self Storage - Self Storage
   36b    Carrollton Self Storage - Office Building
   37     Southcoast Plaza                                                         0.03200%          Actual/360          120
   38     Green Meadows Apartments                                                 0.03200%          Actual/360           60
------------------------------------------------------------------------------------------------------------------------------------


                                                                                STATED REMAINING       ORIGINAL        REMAINING
                                                                                TERM TO MATURITY     AMORTIZATION     AMORTIZATION
   ID                                 PROPERTY NAME                               OR APD (MOS.)      TERM (MOS.)      TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
    1     DDR Portfolio (10)                                                           58                 0                0
   1a     DDR Portfolio - Hilltop Plaza
   1b     DDR Portfolio - Highland Grove Shopping Center
   1c     DDR Portfolio - Springfield Commons
   1d     DDR Portfolio - Apple Blossom Corners
------------------------------------------------------------------------------------------------------------------------------------
   1e     DDR Portfolio - Oviedo Park Crossing
   1f     DDR Portfolio - Derby Square
   1g     DDR Portfolio - North Pointe Plaza
    2     Boulevard Mall                                                               119               360              359
    3     Clinton Manor Apartments                                                     119               360              359
------------------------------------------------------------------------------------------------------------------------------------
    4     Prosperity Office Park - Buildings B and C                                   117               360              357
    5     Charleston Commons                                                           119               360              359
    6     Gateway Center Marshalls                                                     118               360              358
    7     La Frontera Village - II                                                     120               360              360
    8     Woodbury Centre                                                              116               360              359
------------------------------------------------------------------------------------------------------------------------------------
    9     Wiener Portfolio II (10)                                                     59                360              359
   9a     Wiener Portfolio II - 87-50 Kingston Place
   9b     Wiener Portfolio II - 63-70 Austin Street
   9c     Wiener Portfolio II - 4360 Baychester Avenue
   9d     Wiener Portfolio II - 241 West 13th Street
------------------------------------------------------------------------------------------------------------------------------------
   9e     Wiener Portfolio II - 2340 Valentine Avenue
   10     Wellbridge Portfolio (10)                                                    115               360              356
   10a    Wellbridge Portfolio - Flagship Athletic Club
   10b    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
   10c    Wellbridge Portfolio - Northwest Athletic Club-Crosstown
------------------------------------------------------------------------------------------------------------------------------------
   10d    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
   10e    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
   10f    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
   10g    Wellbridge Portfolio - Newton Athletic Club
   10h    Wellbridge Portfolio - Athletic Club Boca Raton
------------------------------------------------------------------------------------------------------------------------------------
   10i    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
   10j    Wellbridge Portfolio - Northwest Athletic Club-Normandale
   10k    Wellbridge Portfolio - Northwest Athletic Club-Burnsville
   10l    Wellbridge Portfolio - Northwest Athletic Club-98th Street
   10m    Wellbridge Portfolio - Harbour Island Athletic Club
------------------------------------------------------------------------------------------------------------------------------------
   10n    Wellbridge Portfolio - Northwest Athletic Club-Highway 100
   10o    Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   11     Fair Lakes II                                                                113               360              353
   12     Lawrence Shopping Center                                                     119               360              359
   13     Whippletree Village MHP                                                      57                360              357
------------------------------------------------------------------------------------------------------------------------------------
   14     Raines Distribution Center                                                   118               360              358
   15     Timberlake Apartments                                                        59                360              360
   16     Raymour & Flanigan Plaza - CT                                                120               360              360
   17     Des Moines Portfolio A - Summary (10)                                        109               360              349
   17a    Des Moines Portfolio A - Edgewater Office Building
------------------------------------------------------------------------------------------------------------------------------------
   17b    Des Moines Portfolio A - Highland Office Building
   17c    Des Moines Portfolio A - Crestwood Office Building
   18     Fair Lakes I                                                                 113               360              353
   19     Everett Mall Plaza                                                           111               360              351
   20     Renaissance Square                                                           118               360              358
------------------------------------------------------------------------------------------------------------------------------------
   21     Culver East                                                                  103               360              358
   22     Riverview West Marketplace                                                   117               360              357
   23     Riverside Business Center                                                    113               360              353
   24     Preston del Norte                                                            119               360              359
   25     Lowry Village Apartments                                                     117               360              357
------------------------------------------------------------------------------------------------------------------------------------
   26     Saf Keep Redwood City                                                        116               360              356
   27     Borough Park Portfolio (10)                                                  59                360              359
   27a    Borough Park Portfolio - 4711 12th Avenue
   27b    Borough Park Portfolio - 1215 47th Street
   27c    Borough Park Portfolio - 4520 12th Avenue
------------------------------------------------------------------------------------------------------------------------------------
   27d    Borough Park Portfolio - 1314 46th Street
   28     Las Palmas Apartments                                                        120               360              360
   29     Security Square Shopping Center                                              102               360              342
   30     CLK - Forest Hills Apartments                                                80                360              360
   31     Ambergate Apartments                                                         117                0                0
------------------------------------------------------------------------------------------------------------------------------------
   32     Canton Crossing II                                                           120               360              360
   33     Corporate Tech Center I & II                                                 113               360              353
          Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)       80                 0                0
   34     Forest Central Self Storage                                                  80                 0                0
   35     Frame Street Self Storage                                                    80                 0                0
------------------------------------------------------------------------------------------------------------------------------------
   36     Carrollton Self Storage (10)                                                 80                 0                0
   36a    Carrollton Self Storage - Self Storage
   36b    Carrollton Self Storage - Office Building
   37     Southcoast Plaza                                                             117               360              357
   38     Green Meadows Apartments                                                     59                 0                0
------------------------------------------------------------------------------------------------------------------------------------



                                                                                   FIRST         MATURITY         ANNUAL
                                                                                  PAYMENT          DATE            DEBT
   ID                                 PROPERTY NAME                                DATE           OR APD      SERVICE (2)(11)
--------------------------------------------------------------------------------------------------------------------------------
    1     DDR Portfolio (10)                                                     7/1/2003        6/1/2008            3,076,105
   1a     DDR Portfolio - Hilltop Plaza
   1b     DDR Portfolio - Highland Grove Shopping Center
   1c     DDR Portfolio - Springfield Commons
   1d     DDR Portfolio - Apple Blossom Corners
--------------------------------------------------------------------------------------------------------------------------------
   1e     DDR Portfolio - Oviedo Park Crossing
   1f     DDR Portfolio - Derby Square
   1g     DDR Portfolio - North Pointe Plaza
    2     Boulevard Mall                                                         8/1/2003        7/1/2013            2,884,715
    3     Clinton Manor Apartments                                               8/1/2003        7/1/2013            2,708,662
--------------------------------------------------------------------------------------------------------------------------------
    4     Prosperity Office Park - Buildings B and C                             6/1/2003        5/1/2013            2,431,138
    5     Charleston Commons                                                     8/1/2003        7/1/2013            2,266,577
    6     Gateway Center Marshalls                                               7/1/2003        6/1/2013            2,062,062
    7     La Frontera Village - II                                               9/1/2003        8/1/2013            1,851,602
    8     Woodbury Centre                                                        5/1/2003        4/1/2013            1,820,747
--------------------------------------------------------------------------------------------------------------------------------
    9     Wiener Portfolio II (10)                                               8/1/2003        7/1/2008            1,460,584
   9a     Wiener Portfolio II - 87-50 Kingston Place
   9b     Wiener Portfolio II - 63-70 Austin Street
   9c     Wiener Portfolio II - 4360 Baychester Avenue
   9d     Wiener Portfolio II - 241 West 13th Street
--------------------------------------------------------------------------------------------------------------------------------
   9e     Wiener Portfolio II - 2340 Valentine Avenue
   10     Wellbridge Portfolio (10)                                              4/1/2003        3/1/2013            1,916,933
   10a    Wellbridge Portfolio - Flagship Athletic Club
   10b    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
   10c    Wellbridge Portfolio - Northwest Athletic Club-Crosstown
--------------------------------------------------------------------------------------------------------------------------------
   10d    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
   10e    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
   10f    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
   10g    Wellbridge Portfolio - Newton Athletic Club
   10h    Wellbridge Portfolio - Athletic Club Boca Raton
--------------------------------------------------------------------------------------------------------------------------------
   10i    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
   10j    Wellbridge Portfolio - Northwest Athletic Club-Normandale
   10k    Wellbridge Portfolio - Northwest Athletic Club-Burnsville
   10l    Wellbridge Portfolio - Northwest Athletic Club-98th Street
   10m    Wellbridge Portfolio - Harbour Island Athletic Club
--------------------------------------------------------------------------------------------------------------------------------
   10n    Wellbridge Portfolio - Northwest Athletic Club-Highway 100
   10o    Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   11     Fair Lakes II                                                          2/1/2003        1/1/2013            1,580,796
   12     Lawrence Shopping Center                                               8/1/2003        7/1/2013            1,437,938
   13     Whippletree Village MHP                                                6/1/2003        5/1/2008            1,338,086
--------------------------------------------------------------------------------------------------------------------------------
   14     Raines Distribution Center                                             7/1/2003        6/1/2013            1,324,758
   15     Timberlake Apartments                                                  8/1/2003        7/1/2008            1,150,477
   16     Raymour & Flanigan Plaza - CT                                          9/1/2003        8/1/2013            1,160,288
   17     Des Moines Portfolio A - Summary (10)                                  10/1/2002       9/1/2012            1,305,058
   17a    Des Moines Portfolio A - Edgewater Office Building
--------------------------------------------------------------------------------------------------------------------------------
   17b    Des Moines Portfolio A - Highland Office Building
   17c    Des Moines Portfolio A - Crestwood Office Building
   18     Fair Lakes I                                                           2/1/2003        1/1/2013            1,159,251
   19     Everett Mall Plaza                                                     12/1/2002      11/1/2012            1,113,917
   20     Renaissance Square                                                     7/1/2003        6/1/2013            1,042,441
--------------------------------------------------------------------------------------------------------------------------------
   21     Culver East                                                            7/1/2003        3/1/2012            1,010,755
   22     Riverview West Marketplace                                             6/1/2003        5/1/2013              969,799
   23     Riverside Business Center                                              2/1/2003        1/1/2013              959,845
   24     Preston del Norte                                                      8/1/2003        7/1/2013              843,233
   25     Lowry Village Apartments                                               6/1/2003        5/1/2013              879,175
--------------------------------------------------------------------------------------------------------------------------------
   26     Saf Keep Redwood City                                                  5/1/2003        4/1/2013              840,424
   27     Borough Park Portfolio (10)                                            8/1/2003        7/1/2008              739,518
   27a    Borough Park Portfolio - 4711 12th Avenue
   27b    Borough Park Portfolio - 1215 47th Street
   27c    Borough Park Portfolio - 4520 12th Avenue
--------------------------------------------------------------------------------------------------------------------------------
   27d    Borough Park Portfolio - 1314 46th Street
   28     Las Palmas Apartments                                                  9/1/2003        8/1/2013              686,984
   29     Security Square Shopping Center                                        3/1/2002        2/1/2012              862,023
   30     CLK - Forest Hills Apartments                                          5/1/2003        4/1/2010              662,830
   31     Ambergate Apartments                                                   6/1/2003        5/1/2013              534,767
--------------------------------------------------------------------------------------------------------------------------------
   32     Canton Crossing II                                                     9/1/2003        8/1/2013              687,382
   33     Corporate Tech Center I & II                                           2/1/2003        1/1/2013              709,118
          Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup) 5/1/2003        4/1/2010              567,910
   34     Forest Central Self Storage                                            5/1/2003        4/1/2010              225,371
   35     Frame Street Self Storage                                              5/1/2003        4/1/2010               91,224
--------------------------------------------------------------------------------------------------------------------------------
   36     Carrollton Self Storage (10)                                           5/1/2003        4/1/2010              251,315
   36a    Carrollton Self Storage - Self Storage
   36b    Carrollton Self Storage - Office Building
   37     Southcoast Plaza                                                       6/1/2003        5/1/2013              655,890
   38     Green Meadows Apartments                                               8/1/2003        7/1/2008              402,785
--------------------------------------------------------------------------------------------------------------------------------


                                                                                      MONTHLY               REMAINING
                                                                                        DEBT               INTEREST ONLY
   ID                                 PROPERTY NAME                               SERVICE (2)(11)          PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------------------
    1     DDR Portfolio (10)                                                                256,342         58
   1a     DDR Portfolio - Hilltop Plaza
   1b     DDR Portfolio - Highland Grove Shopping Center
   1c     DDR Portfolio - Springfield Commons
   1d     DDR Portfolio - Apple Blossom Corners
------------------------------------------------------------------------------------------------------------------------
   1e     DDR Portfolio - Oviedo Park Crossing
   1f     DDR Portfolio - Derby Square
   1g     DDR Portfolio - North Pointe Plaza
    2     Boulevard Mall                                                                    240,393          -
    3     Clinton Manor Apartments                                                          225,722          -
------------------------------------------------------------------------------------------------------------------------
    4     Prosperity Office Park - Buildings B and C                                        202,595          -
    5     Charleston Commons                                                                188,881          -
    6     Gateway Center Marshalls                                                          171,838          -
    7     La Frontera Village - II                                                          154,300          -
    8     Woodbury Centre                                                                   151,729          -
------------------------------------------------------------------------------------------------------------------------
    9     Wiener Portfolio II (10)                                                          121,715          -
   9a     Wiener Portfolio II - 87-50 Kingston Place
   9b     Wiener Portfolio II - 63-70 Austin Street
   9c     Wiener Portfolio II - 4360 Baychester Avenue
   9d     Wiener Portfolio II - 241 West 13th Street
------------------------------------------------------------------------------------------------------------------------
   9e     Wiener Portfolio II - 2340 Valentine Avenue
   10     Wellbridge Portfolio (10)                                                         159,744          -
   10a    Wellbridge Portfolio - Flagship Athletic Club
   10b    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
   10c    Wellbridge Portfolio - Northwest Athletic Club-Crosstown
------------------------------------------------------------------------------------------------------------------------
   10d    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
   10e    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
   10f    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
   10g    Wellbridge Portfolio - Newton Athletic Club
   10h    Wellbridge Portfolio - Athletic Club Boca Raton
------------------------------------------------------------------------------------------------------------------------
   10i    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
   10j    Wellbridge Portfolio - Northwest Athletic Club-Normandale
   10k    Wellbridge Portfolio - Northwest Athletic Club-Burnsville
   10l    Wellbridge Portfolio - Northwest Athletic Club-98th Street
   10m    Wellbridge Portfolio - Harbour Island Athletic Club
------------------------------------------------------------------------------------------------------------------------
   10n    Wellbridge Portfolio - Northwest Athletic Club-Highway 100
   10o    Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   11     Fair Lakes II                                                                     131,733          -
   12     Lawrence Shopping Center                                                          119,828          -
   13     Whippletree Village MHP                                                           111,507          -
------------------------------------------------------------------------------------------------------------------------
   14     Raines Distribution Center                                                        110,397          -
   15     Timberlake Apartments                                                              95,873         11
   16     Raymour & Flanigan Plaza - CT                                                      96,691          -
   17     Des Moines Portfolio A - Summary (10)                                             108,755          -
   17a    Des Moines Portfolio A - Edgewater Office Building
------------------------------------------------------------------------------------------------------------------------
   17b    Des Moines Portfolio A - Highland Office Building
   17c    Des Moines Portfolio A - Crestwood Office Building
   18     Fair Lakes I                                                                       96,604          -
   19     Everett Mall Plaza                                                                 92,826          -
   20     Renaissance Square                                                                 86,870          -
------------------------------------------------------------------------------------------------------------------------
   21     Culver East                                                                        84,230          -
   22     Riverview West Marketplace                                                         80,817          -
   23     Riverside Business Center                                                          79,987          -
   24     Preston del Norte                                                                  70,269          -
   25     Lowry Village Apartments                                                           73,265          -
------------------------------------------------------------------------------------------------------------------------
   26     Saf Keep Redwood City                                                              70,035          -
   27     Borough Park Portfolio (10)                                                        61,626          -
   27a    Borough Park Portfolio - 4711 12th Avenue
   27b    Borough Park Portfolio - 1215 47th Street
   27c    Borough Park Portfolio - 4520 12th Avenue
------------------------------------------------------------------------------------------------------------------------
   27d    Borough Park Portfolio - 1314 46th Street
   28     Las Palmas Apartments                                                              57,249          -
   29     Security Square Shopping Center                                                    71,835          -
   30     CLK - Forest Hills Apartments                                                      55,236          2
   31     Ambergate Apartments                                                               44,564        117
-----------------------------------------------------------------------------------------------------------------------
   32     Canton Crossing II                                                                 57,282          -
   33     Corporate Tech Center I & II                                                       59,093          -
          Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)             47,326         80
   34     Forest Central Self Storage                                                        18,781         80
   35     Frame Street Self Storage                                                           7,602         80
------------------------------------------------------------------------------------------------------------------------
   36     Carrollton Self Storage (10)                                                       20,943         80
   36a    Carrollton Self Storage - Self Storage
   36b    Carrollton Self Storage - Office Building
   37     Southcoast Plaza                                                                   54,658          -
   38     Green Meadows Apartments                                                           33,565         59
------------------------------------------------------------------------------------------------------------------------




   ID                                 PROPERTY NAME                                                LOCKBOX (3)
---------------------------------------------------------------------------------------------------------------------------
    1     DDR Portfolio (10)                                                          Hard
   1a     DDR Portfolio - Hilltop Plaza
   1b     DDR Portfolio - Highland Grove Shopping Center
   1c     DDR Portfolio - Springfield Commons
   1d     DDR Portfolio - Apple Blossom Corners
---------------------------------------------------------------------------------------------------------------------------
   1e     DDR Portfolio - Oviedo Park Crossing
   1f     DDR Portfolio - Derby Square
   1g     DDR Portfolio - North Pointe Plaza
    2     Boulevard Mall                                                              Hard
    3     Clinton Manor Apartments                                                    Soft at Closing, Springing Hard
---------------------------------------------------------------------------------------------------------------------------
    4     Prosperity Office Park - Buildings B and C                                  Hard
    5     Charleston Commons                                                          Hard
    6     Gateway Center Marshalls                                                    Hard
    7     La Frontera Village - II                                                    Soft at Closing, Springing Hard
    8     Woodbury Centre                                                             No
---------------------------------------------------------------------------------------------------------------------------
    9     Wiener Portfolio II (10)                                                    No
   9a     Wiener Portfolio II - 87-50 Kingston Place
   9b     Wiener Portfolio II - 63-70 Austin Street
   9c     Wiener Portfolio II - 4360 Baychester Avenue
   9d     Wiener Portfolio II - 241 West 13th Street
---------------------------------------------------------------------------------------------------------------------------
   9e     Wiener Portfolio II - 2340 Valentine Avenue
   10     Wellbridge Portfolio (10)                                                   Hard
   10a    Wellbridge Portfolio - Flagship Athletic Club
   10b    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
   10c    Wellbridge Portfolio - Northwest Athletic Club-Crosstown
---------------------------------------------------------------------------------------------------------------------------
   10d    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
   10e    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
   10f    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
   10g    Wellbridge Portfolio - Newton Athletic Club
   10h    Wellbridge Portfolio - Athletic Club Boca Raton
---------------------------------------------------------------------------------------------------------------------------
   10i    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
   10j    Wellbridge Portfolio - Northwest Athletic Club-Normandale
   10k    Wellbridge Portfolio - Northwest Athletic Club-Burnsville
   10l    Wellbridge Portfolio - Northwest Athletic Club-98th Street
   10m    Wellbridge Portfolio - Harbour Island Athletic Club
---------------------------------------------------------------------------------------------------------------------------
   10n    Wellbridge Portfolio - Northwest Athletic Club-Highway 100
   10o    Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   11     Fair Lakes II                                                               Hard
   12     Lawrence Shopping Center                                                    Soft at Closing, Springing Hard
   13     Whippletree Village MHP                                                     No
---------------------------------------------------------------------------------------------------------------------------
   14     Raines Distribution Center                                                  Hard
   15     Timberlake Apartments                                                       No
   16     Raymour & Flanigan Plaza - CT                                               No
   17     Des Moines Portfolio A - Summary (10)                                       Springing Hard
   17a    Des Moines Portfolio A - Edgewater Office Building
---------------------------------------------------------------------------------------------------------------------------
   17b    Des Moines Portfolio A - Highland Office Building
   17c    Des Moines Portfolio A - Crestwood Office Building
   18     Fair Lakes I                                                                No
   19     Everett Mall Plaza                                                          Springing Hard
   20     Renaissance Square                                                          No
---------------------------------------------------------------------------------------------------------------------------
   21     Culver East                                                                 No
   22     Riverview West Marketplace                                                  No
   23     Riverside Business Center                                                   No
   24     Preston del Norte                                                           No
   25     Lowry Village Apartments                                                    No
---------------------------------------------------------------------------------------------------------------------------
   26     Saf Keep Redwood City                                                       No
   27     Borough Park Portfolio (10)                                                 No
   27a    Borough Park Portfolio - 4711 12th Avenue
   27b    Borough Park Portfolio - 1215 47th Street
   27c    Borough Park Portfolio - 4520 12th Avenue
---------------------------------------------------------------------------------------------------------------------------
   27d    Borough Park Portfolio - 1314 46th Street
   28     Las Palmas Apartments                                                       No
   29     Security Square Shopping Center                                             No
   30     CLK - Forest Hills Apartments                                               No
   31     Ambergate Apartments                                                        No
---------------------------------------------------------------------------------------------------------------------------
   32     Canton Crossing II                                                          Springing Hard
   33     Corporate Tech Center I & II                                                No
          Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)      No
   34     Forest Central Self Storage                                                 No
   35     Frame Street Self Storage                                                   No
---------------------------------------------------------------------------------------------------------------------------
   36     Carrollton Self Storage (10)                                                No
   36a    Carrollton Self Storage - Self Storage
   36b    Carrollton Self Storage - Office Building
   37     Southcoast Plaza                                                            No
   38     Green Meadows Apartments                                                    No
---------------------------------------------------------------------------------------------------------------------------


                                                                                                  CROSSED
                                                                                     APD           WITH
   ID                                 PROPERTY NAME                                (YES/NO)     OTHER LOANS       DSCR (2)(4)(7)(9)
------------------------------------------------------------------------------------------------------------------------------------
    1     DDR Portfolio (10)                                                         Yes            No                   4.53
   1a     DDR Portfolio - Hilltop Plaza
   1b     DDR Portfolio - Highland Grove Shopping Center
   1c     DDR Portfolio - Springfield Commons
   1d     DDR Portfolio - Apple Blossom Corners
------------------------------------------------------------------------------------------------------------------------------------
   1e     DDR Portfolio - Oviedo Park Crossing
   1f     DDR Portfolio - Derby Square
   1g     DDR Portfolio - North Pointe Plaza
    2     Boulevard Mall                                                              No            No                   2.78
    3     Clinton Manor Apartments                                                    No            No                   1.52
------------------------------------------------------------------------------------------------------------------------------------
    4     Prosperity Office Park - Buildings B and C                                  No            No                   1.53
    5     Charleston Commons                                                          No            No                   1.38
    6     Gateway Center Marshalls                                                    No            No                   1.38
    7     La Frontera Village - II                                                    No            No                   1.48
    8     Woodbury Centre                                                             No            No                   1.43
------------------------------------------------------------------------------------------------------------------------------------
    9     Wiener Portfolio II (10)                                                    No            No                   1.24
   9a     Wiener Portfolio II - 87-50 Kingston Place
   9b     Wiener Portfolio II - 63-70 Austin Street
   9c     Wiener Portfolio II - 4360 Baychester Avenue
   9d     Wiener Portfolio II - 241 West 13th Street
------------------------------------------------------------------------------------------------------------------------------------
   9e     Wiener Portfolio II - 2340 Valentine Avenue
   10     Wellbridge Portfolio (10)                                                   No            No                   4.13
   10a    Wellbridge Portfolio - Flagship Athletic Club
   10b    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
   10c    Wellbridge Portfolio - Northwest Athletic Club-Crosstown
------------------------------------------------------------------------------------------------------------------------------------
   10d    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
   10e    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
   10f    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
   10g    Wellbridge Portfolio - Newton Athletic Club
   10h    Wellbridge Portfolio - Athletic Club Boca Raton
------------------------------------------------------------------------------------------------------------------------------------
   10i    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
   10j    Wellbridge Portfolio - Northwest Athletic Club-Normandale
   10k    Wellbridge Portfolio - Northwest Athletic Club-Burnsville
   10l    Wellbridge Portfolio - Northwest Athletic Club-98th Street
   10m    Wellbridge Portfolio - Harbour Island Athletic Club
------------------------------------------------------------------------------------------------------------------------------------
   10n    Wellbridge Portfolio - Northwest Athletic Club-Highway 100
   10o    Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   11     Fair Lakes II                                                               No            No                   1.38
   12     Lawrence Shopping Center                                                    No            No                   1.35
   13     Whippletree Village MHP                                                     No            No                   1.48
------------------------------------------------------------------------------------------------------------------------------------
   14     Raines Distribution Center                                                  No            No                   1.33
   15     Timberlake Apartments                                                       No            No                   1.42
   16     Raymour & Flanigan Plaza - CT                                               No            No                   1.58
   17     Des Moines Portfolio A - Summary (10)                                       No            No                   1.30
   17a    Des Moines Portfolio A - Edgewater Office Building
------------------------------------------------------------------------------------------------------------------------------------
   17b    Des Moines Portfolio A - Highland Office Building
   17c    Des Moines Portfolio A - Crestwood Office Building
   18     Fair Lakes I                                                                No            No                   1.42
   19     Everett Mall Plaza                                                          No            No                   1.47
   20     Renaissance Square                                                          No            No                   1.48
------------------------------------------------------------------------------------------------------------------------------------
   21     Culver East                                                                 No            No                   1.62
   22     Riverview West Marketplace                                                  No            No                   1.46
   23     Riverside Business Center                                                   No            No                   1.47
   24     Preston del Norte                                                           No            No                   1.47
   25     Lowry Village Apartments                                                    No            No                   1.43
------------------------------------------------------------------------------------------------------------------------------------
   26     Saf Keep Redwood City                                                       No            No                   2.18
   27     Borough Park Portfolio (10)                                                 No            No                   1.47
   27a    Borough Park Portfolio - 4711 12th Avenue
   27b    Borough Park Portfolio - 1215 47th Street
   27c    Borough Park Portfolio - 4520 12th Avenue
------------------------------------------------------------------------------------------------------------------------------------
   27d    Borough Park Portfolio - 1314 46th Street
   28     Las Palmas Apartments                                                       No            No                   1.48
   29     Security Square Shopping Center                                             No            No                   1.44
   30     CLK - Forest Hills Apartments                                               No            No                   1.40
   31     Ambergate Apartments                                                        No            No                   1.52
------------------------------------------------------------------------------------------------------------------------------------
   32     Canton Crossing II                                                          No            No                   1.28
   33     Corporate Tech Center I & II                                                No            No                   1.39
          Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)      No           Yes-A                 1.86
   34     Forest Central Self Storage                                                 No           Yes-A                 1.86
   35     Frame Street Self Storage                                                   No           Yes-A                 1.86
------------------------------------------------------------------------------------------------------------------------------------
   36     Carrollton Self Storage (10)                                                No           Yes-A                 1.86
   36a    Carrollton Self Storage - Self Storage
   36b    Carrollton Self Storage - Office Building
   37     Southcoast Plaza                                                            No            No                   1.45
   38     Green Meadows Apartments                                                    No            No                   2.17
------------------------------------------------------------------------------------------------------------------------------------



                                                                                GRACE         PAYMENT       APPRAISED
   ID                                 PROPERTY NAME                             PERIOD         DATE           VALUE
---------------------------------------------------------------------------------------------------------------------------
    1     DDR Portfolio (10)                                                      0              1            170,550,000
   1a     DDR Portfolio - Hilltop Plaza                                                                        38,500,000
   1b     DDR Portfolio - Highland Grove Shopping Center                                                       34,000,000
   1c     DDR Portfolio - Springfield Commons                                                                  28,000,000
   1d     DDR Portfolio - Apple Blossom Corners                                                                25,500,000
---------------------------------------------------------------------------------------------------------------------------
   1e     DDR Portfolio - Oviedo Park Crossing                                                                 19,700,000
   1f     DDR Portfolio - Derby Square                                                                         12,400,000
   1g     DDR Portfolio - North Pointe Plaza                                                                   12,450,000
    2     Boulevard Mall                                                          5              1            185,000,000
    3     Clinton Manor Apartments                                                5              1             61,000,000
---------------------------------------------------------------------------------------------------------------------------
    4     Prosperity Office Park - Buildings B and C                              3              1             50,100,000
    5     Charleston Commons                                                      5              1             44,360,000
    6     Gateway Center Marshalls                                                5              1             38,125,000
    7     La Frontera Village - II                                                5              1             36,500,000
    8     Woodbury Centre                                                         5              1             32,500,000
---------------------------------------------------------------------------------------------------------------------------
    9     Wiener Portfolio II (10)                                                5              1             29,000,000
   9a     Wiener Portfolio II - 87-50 Kingston Place                                                            9,500,000
   9b     Wiener Portfolio II - 63-70 Austin Street                                                             6,300,000
   9c     Wiener Portfolio II - 4360 Baychester Avenue                                                          5,100,000
   9d     Wiener Portfolio II - 241 West 13th Street                                                            4,700,000
---------------------------------------------------------------------------------------------------------------------------
   9e     Wiener Portfolio II - 2340 Valentine Avenue                                                           3,400,000
   10     Wellbridge Portfolio (10)                                               0              1            176,800,000
   10a    Wellbridge Portfolio - Flagship Athletic Club                                                        31,700,000
   10b    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park                                        26,600,000
   10c    Wellbridge Portfolio - Northwest Athletic Club-Crosstown                                             21,900,000
---------------------------------------------------------------------------------------------------------------------------
   10d    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake                                            15,200,000
   10e    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown                                           9,100,000
   10f    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint                                         8,900,000
   10g    Wellbridge Portfolio - Newton Athletic Club                                                          12,000,000
   10h    Wellbridge Portfolio - Athletic Club Boca Raton                                                      14,000,000
---------------------------------------------------------------------------------------------------------------------------
   10i    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint                                        9,700,000
   10j    Wellbridge Portfolio - Northwest Athletic Club-Normandale                                             5,900,000
   10k    Wellbridge Portfolio - Northwest Athletic Club-Burnsville                                             5,800,000
   10l    Wellbridge Portfolio - Northwest Athletic Club-98th Street                                            4,900,000
   10m    Wellbridge Portfolio - Harbour Island Athletic Club                                                   8,300,000
---------------------------------------------------------------------------------------------------------------------------
   10n    Wellbridge Portfolio - Northwest Athletic Club-Highway 100                                            2,000,000
   10o    Wellbridge Portfolio - Northwest Athletic Club-Oakdale                                                  800,000
   11     Fair Lakes II                                                           10             1             33,800,000
   12     Lawrence Shopping Center                                                5              1             31,700,000
   13     Whippletree Village MHP                                                 10             1             28,500,000
---------------------------------------------------------------------------------------------------------------------------
   14     Raines Distribution Center                                              10             1             24,000,000
   15     Timberlake Apartments                                                   10             1             24,000,000
   16     Raymour & Flanigan Plaza - CT                                           5              1             23,000,000
   17     Des Moines Portfolio A - Summary (10)                                   10             1             23,150,000
   17a    Des Moines Portfolio A - Edgewater Office Building                                                   11,650,000
---------------------------------------------------------------------------------------------------------------------------
   17b    Des Moines Portfolio A - Highland Office Building                                                     8,050,000
   17c    Des Moines Portfolio A - Crestwood Office Building                                                    3,450,000
   18     Fair Lakes I                                                            10             1             24,000,000
   19     Everett Mall Plaza                                                      10             1             20,570,000
   20     Renaissance Square                                                      5              1             18,800,000
---------------------------------------------------------------------------------------------------------------------------
   21     Culver East                                                             5              1             21,000,000
   22     Riverview West Marketplace                                              5              1             20,000,000
   23     Riverside Business Center                                               10             1             19,100,000
   24     Preston del Norte                                                       5              1             17,850,000
   25     Lowry Village Apartments                                                5              1             17,900,000
---------------------------------------------------------------------------------------------------------------------------
   26     Saf Keep Redwood City                                                   5              1             21,280,000
   27     Borough Park Portfolio (10)                                             5              1             15,200,000
   27a    Borough Park Portfolio - 4711 12th Avenue                                                             5,000,000
   27b    Borough Park Portfolio - 1215 47th Street                                                             3,600,000
   27c    Borough Park Portfolio - 4520 12th Avenue                                                             3,500,000
---------------------------------------------------------------------------------------------------------------------------
   27d    Borough Park Portfolio - 1314 46th Street                                                             3,100,000
   28     Las Palmas Apartments                                                   5              1             14,400,000
   29     Security Square Shopping Center                                         10             1             14,500,000
   30     CLK - Forest Hills Apartments                                           10             1             12,000,000
   31     Ambergate Apartments                                                    10             1             16,690,000
---------------------------------------------------------------------------------------------------------------------------
   32     Canton Crossing II                                                      5              1             13,100,000
   33     Corporate Tech Center I & II                                            5              1             12,800,000
          Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)  5              1             14,280,000
   34     Forest Central Self Storage                                             5              1              6,270,000
   35     Frame Street Self Storage                                               5              1              2,170,000
---------------------------------------------------------------------------------------------------------------------------
   36     Carrollton Self Storage (10)                                            5              1              5,840,000
   36a    Carrollton Self Storage - Self Storage                                                                5,235,014
   36b    Carrollton Self Storage - Office Building                                                               604,986
   37     Southcoast Plaza                                                        5              1             12,000,000
   38     Green Meadows Apartments                                                5              1             11,550,000
---------------------------------------------------------------------------------------------------------------------------


                                                                                      CUT-OFF                 LTV
                                                                                     DATE LTV              RATIO AT
   ID                                 PROPERTY NAME                               RATIO (4)(7)(9)     MATURITY/APD (4)(7)
-------------------------------------------------------------------------------------------------------------------------------
    1     DDR Portfolio (10)                                                                43.68%                    43.68%
   1a     DDR Portfolio - Hilltop Plaza
   1b     DDR Portfolio - Highland Grove Shopping Center
   1c     DDR Portfolio - Springfield Commons
   1d     DDR Portfolio - Apple Blossom Corners
-------------------------------------------------------------------------------------------------------------------------------
   1e     DDR Portfolio - Oviedo Park Crossing
   1f     DDR Portfolio - Derby Square
   1g     DDR Portfolio - North Pointe Plaza
    2     Boulevard Mall                                                                    52.61%                    42.26%
    3     Clinton Manor Apartments                                                          68.78%                    56.64%
-------------------------------------------------------------------------------------------------------------------------------
    4     Prosperity Office Park - Buildings B and C                                        72.11%                    60.18%
    5     Charleston Commons                                                                77.90%                    64.44%
    6     Gateway Center Marshalls                                                          79.83%                    66.70%
    7     La Frontera Village - II                                                          76.99%                    63.72%
    8     Woodbury Centre                                                                   79.93%                    67.78%
-------------------------------------------------------------------------------------------------------------------------------
    9     Wiener Portfolio II (10)                                                          79.09%                    72.91%
   9a     Wiener Portfolio II - 87-50 Kingston Place
   9b     Wiener Portfolio II - 63-70 Austin Street
   9c     Wiener Portfolio II - 4360 Baychester Avenue
   9d     Wiener Portfolio II - 241 West 13th Street
-------------------------------------------------------------------------------------------------------------------------------
   9e     Wiener Portfolio II - 2340 Valentine Avenue
   10     Wellbridge Portfolio (10)                                                         32.93%                    28.53%
   10a    Wellbridge Portfolio - Flagship Athletic Club
   10b    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
   10c    Wellbridge Portfolio - Northwest Athletic Club-Crosstown
-------------------------------------------------------------------------------------------------------------------------------
   10d    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
   10e    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
   10f    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
   10g    Wellbridge Portfolio - Newton Athletic Club
   10h    Wellbridge Portfolio - Athletic Club Boca Raton
-------------------------------------------------------------------------------------------------------------------------------
   10i    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
   10j    Wellbridge Portfolio - Northwest Athletic Club-Normandale
   10k    Wellbridge Portfolio - Northwest Athletic Club-Burnsville
   10l    Wellbridge Portfolio - Northwest Athletic Club-98th Street
   10m    Wellbridge Portfolio - Harbour Island Athletic Club
-------------------------------------------------------------------------------------------------------------------------------
   10n    Wellbridge Portfolio - Northwest Athletic Club-Highway 100
   10o    Wellbridge Portfolio - Northwest Athletic Club-Oakdale
   11     Fair Lakes II                                                                     66.10%                    56.09%
   12     Lawrence Shopping Center                                                          67.28%                    55.65%
   13     Whippletree Village MHP                                                           75.17%                    69.26%
-------------------------------------------------------------------------------------------------------------------------------
   14     Raines Distribution Center                                                        79.01%                    66.57%
   15     Timberlake Apartments                                                             74.17%                    69.20%
   16     Raymour & Flanigan Plaza - CT                                                     74.78%                    62.31%
   17     Des Moines Portfolio A - Summary (10)                                             71.42%                    62.51%
   17a    Des Moines Portfolio A - Edgewater Office Building
-------------------------------------------------------------------------------------------------------------------------------
   17b    Des Moines Portfolio A - Highland Office Building
   17c    Des Moines Portfolio A - Crestwood Office Building
   18     Fair Lakes I                                                                      68.27%                    57.92%
   19     Everett Mall Plaza                                                                74.23%                    63.59%
   20     Renaissance Square                                                                79.63%                    67.03%
-------------------------------------------------------------------------------------------------------------------------------
   21     Culver East                                                                       71.28%                    61.36%
   22     Riverview West Marketplace                                                        69.65%                    58.67%
   23     Riverside Business Center                                                         70.19%                    59.75%
   24     Preston del Norte                                                                 69.96%                    58.35%
   25     Lowry Village Apartments                                                          69.64%                    58.87%
-------------------------------------------------------------------------------------------------------------------------------
   26     Saf Keep Redwood City                                                             58.49%                    48.90%
   27     Borough Park Portfolio (10)                                                       79.64%                    73.01%
   27a    Borough Park Portfolio - 4711 12th Avenue
   27b    Borough Park Portfolio - 1215 47th Street
   27c    Borough Park Portfolio - 4520 12th Avenue
-------------------------------------------------------------------------------------------------------------------------------
   27d    Borough Park Portfolio - 1314 46th Street
   28     Las Palmas Apartments                                                             76.39%                    62.25%
   29     Security Square Shopping Center                                                   72.76%                    64.48%
   30     CLK - Forest Hills Apartments                                                     80.00%                    71.24%
   31     Ambergate Apartments                                                              59.92%                    59.92%
-------------------------------------------------------------------------------------------------------------------------------
   32     Canton Crossing II                                                                76.34%                    63.94%
   33     Corporate Tech Center I & II                                                      75.36%                    64.60%
          Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)            66.53%                    66.53%
   34     Forest Central Self Storage                                                       66.53%                    66.53%
   35     Frame Street Self Storage                                                         66.53%                    66.53%
-------------------------------------------------------------------------------------------------------------------------------
   36     Carrollton Self Storage (10)                                                      66.53%                    66.53%
   36a    Carrollton Self Storage - Self Storage
   36b    Carrollton Self Storage - Office Building
   37     Southcoast Plaza                                                                  77.16%                    65.31%
   38     Green Meadows Apartments                                                          79.96%                    79.96%
-------------------------------------------------------------------------------------------------------------------------------




   ID                                 PROPERTY NAME                                                                     ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
    1     DDR Portfolio (10)                                                    Various
   1a     DDR Portfolio - Hilltop Plaza                                         3300 Blume Drive
   1b     DDR Portfolio - Highland Grove Shopping Center                        10353 Indianapolis Boulevard
   1c     DDR Portfolio - Springfield Commons                                   1258-1354 South Holland Sylvania Road
   1d     DDR Portfolio - Apple Blossom Corners                                 2190 South Pleasant Valley Road
------------------------------------------------------------------------------------------------------------------------------------
   1e     DDR Portfolio - Oviedo Park Crossing                                  1115 Vidina Place
   1f     DDR Portfolio - Derby Square                                          2161-2261 Stringtown Road
   1g     DDR Portfolio - North Pointe Plaza                                    15001 North Dale Mabry Highway
    2     Boulevard Mall                                                        3528 South Maryland Parkway
    3     Clinton Manor Apartments                                              535 West 51st Street and 540 West 52nd Street
------------------------------------------------------------------------------------------------------------------------------------
    4     Prosperity Office Park - Buildings B and C                            8501-8503 Arlington Boulevard
    5     Charleston Commons                                                    15-201 North Nellis Boulevard
    6     Gateway Center Marshalls                                              351, 369 and 395 Gateway Drive
    7     La Frontera Village - II                                              100-220 Sundance Parkway
    8     Woodbury Centre                                                       2236 Route 17
------------------------------------------------------------------------------------------------------------------------------------
    9     Wiener Portfolio II (10)                                              Various
   9a     Wiener Portfolio II - 87-50 Kingston Place                            87-50 Kingston Place
   9b     Wiener Portfolio II - 63-70 Austin Street                             63-70 Austin Street
   9c     Wiener Portfolio II - 4360 Baychester Avenue                          4360 Baychester Avenue
   9d     Wiener Portfolio II - 241 West 13th Street                            241 West 13th Street
------------------------------------------------------------------------------------------------------------------------------------
   9e     Wiener Portfolio II - 2340 Valentine Avenue                           2340 Valentine Avenue
   10     Wellbridge Portfolio (10)                                             Various
   10a    Wellbridge Portfolio - Flagship Athletic Club                         755 Prairie Center Drive
   10b    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park         5525 Cedar Lake Road
   10c    Wellbridge Portfolio - Northwest Athletic Club-Crosstown              6233 Baker Road
------------------------------------------------------------------------------------------------------------------------------------
   10d    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake             1200 Northeast Moore Lake Drive
   10e    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown           4100 Prospect Avenue Northeast
   10f    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint         4300 Landau Street Northeast
   10g    Wellbridge Portfolio - Newton Athletic Club                           135 Wells Avenue
   10h    Wellbridge Portfolio - Athletic Club Boca Raton                       1499 Yamato Road
------------------------------------------------------------------------------------------------------------------------------------
   10i    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint        9190 Coors Boulevard Northwesr
   10j    Wellbridge Portfolio - Northwest Athletic Club-Normandale             6701 West 78th Street
   10k    Wellbridge Portfolio - Northwest Athletic Club-Burnsville             14600 Burnhaven Drive
   10l    Wellbridge Portfolio - Northwest Athletic Club-98th Street            1001 West 98th Street
   10m    Wellbridge Portfolio - Harbour Island Athletic Club                   900 South Harbour Island Boulevard
------------------------------------------------------------------------------------------------------------------------------------
   10n    Wellbridge Portfolio - Northwest Athletic Club-Highway 100            4001 Lake Breeze Avenue
   10o    Wellbridge Portfolio - Northwest Athletic Club-Oakdale                1201 South Ford Road
   11     Fair Lakes II                                                         12450 Fair Lakes Circle
   12     Lawrence Shopping Center                                              2495 Brunswick Pike
   13     Whippletree Village MHP                                               525 North McHenry Road
------------------------------------------------------------------------------------------------------------------------------------
   14     Raines Distribution Center                                            5000 East Raines Road
   15     Timberlake Apartments                                                 2330 Timberview Road
   16     Raymour & Flanigan Plaza - CT                                         538 Boston Post Road
   17     Des Moines Portfolio A - Summary (10)                                 Various
   17a    Des Moines Portfolio A - Edgewater Office Building                    4200 University Avenue
------------------------------------------------------------------------------------------------------------------------------------
   17b    Des Moines Portfolio A - Highland Office Building                     4201 Westown Parkway
   17c    Des Moines Portfolio A - Crestwood Office Building                    4200 Corporate Drive
   18     Fair Lakes I                                                          12500 Fair Lakes Circle
   19     Everett Mall Plaza                                                    1201-1505 Southeast Everett Mall Way
   20     Renaissance Square                                                    1401 South I-35
------------------------------------------------------------------------------------------------------------------------------------
   21     Culver East                                                           3815-3895 Overland Avenue and 10705 Washington Boule
   22     Riverview West Marketplace                                            3700 West McFadden Avenue
   23     Riverside Business Center                                             11728-11840 Magnolia Avenue, 3741-3751 Merced Drive,
   24     Preston del Norte                                                     5811 Beltline Road
   25     Lowry Village Apartments                                              9913 East 1st Avenue
------------------------------------------------------------------------------------------------------------------------------------
   26     Saf Keep Redwood City                                                 2480 Middlefield Road
   27     Borough Park Portfolio (10)                                           Various
   27a    Borough Park Portfolio - 4711 12th Avenue                             4711 12th Avenue
   27b    Borough Park Portfolio - 1215 47th Street                             1215 47th Street
   27c    Borough Park Portfolio - 4520 12th Avenue                             4520 12th Avenue
------------------------------------------------------------------------------------------------------------------------------------
   27d    Borough Park Portfolio - 1314 46th Street                             1314 46th Street
   28     Las Palmas Apartments                                                 11399 Northwest 7th Street
   29     Security Square Shopping Center                                       7005 Security Boulevard
   30     CLK - Forest Hills Apartments                                         5515 Pleasant Hill Circle
   31     Ambergate Apartments                                                  7600 Ambergate Place
------------------------------------------------------------------------------------------------------------------------------------
   32     Canton Crossing II                                                    3301 Boston Street
   33     Corporate Tech Center I & II                                          1800 Lakeway & 1801 Lakepointe Drive
          Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)Various
   34     Forest Central Self Storage                                           11550 Forest Central Drive
   35     Frame Street Self Storage                                             816 Frame Street
------------------------------------------------------------------------------------------------------------------------------------
   36     Carrollton Self Storage (10)                                          Various
   36a    Carrollton Self Storage - Self Storage                                2422 Marsh Lane
   36b    Carrollton Self Storage - Office Building                             2418 Marsh Lane
   37     Southcoast Plaza                                                      1620 South Padre Island Drive
   38     Green Meadows Apartments                                              17310 Kieth Harrow Boulevard
------------------------------------------------------------------------------------------------------------------------------------




   ID                                 PROPERTY NAME                              CITY                                    COUNTY
------------------------------------------------------------------------------------------------------------------------------------
    1     DDR Portfolio (10)                                                     Various                       Various
   1a     DDR Portfolio - Hilltop Plaza                                          Richmond                      Contra Costa
   1b     DDR Portfolio - Highland Grove Shopping Center                         Highland                      Lake
   1c     DDR Portfolio - Springfield Commons                                    Holland                       Lucas
   1d     DDR Portfolio - Apple Blossom Corners                                  Winchester                    Winchester City
------------------------------------------------------------------------------------------------------------------------------------
   1e     DDR Portfolio - Oviedo Park Crossing                                   Oviedo                        Seminole
   1f     DDR Portfolio - Derby Square                                           Grove City                    Franklin
   1g     DDR Portfolio - North Pointe Plaza                                     Tampa                         Hillsborough
    2     Boulevard Mall                                                         Las Vegas                     Clark
    3     Clinton Manor Apartments                                               New York                      New York
------------------------------------------------------------------------------------------------------------------------------------
    4     Prosperity Office Park - Buildings B and C                             Fairfax                       Fairfax
    5     Charleston Commons                                                     Las Vegas                     Clark
    6     Gateway Center Marshalls                                               Brooklyn                      Kings
    7     La Frontera Village - II                                               Round Rock                    Williamson
    8     Woodbury Centre                                                        Central Valley                Orange
------------------------------------------------------------------------------------------------------------------------------------
    9     Wiener Portfolio II (10)                                               Various                       Various
   9a     Wiener Portfolio II - 87-50 Kingston Place                             Jamaica                       Queens
   9b     Wiener Portfolio II - 63-70 Austin Street                              Rego Park                     Queens
   9c     Wiener Portfolio II - 4360 Baychester Avenue                           Bronx                         Bronx
   9d     Wiener Portfolio II - 241 West 13th Street                             New York                      Manhattan
------------------------------------------------------------------------------------------------------------------------------------
   9e     Wiener Portfolio II - 2340 Valentine Avenue                            Bronx                         Bronx
   10     Wellbridge Portfolio (10)                                              Various                       Various
   10a    Wellbridge Portfolio - Flagship Athletic Club                          Eden Prairie                  Hennepin
   10b    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park          St. Louis Park                Hennepin
   10c    Wellbridge Portfolio - Northwest Athletic Club-Crosstown               Eden Prairie                  Hennepin
------------------------------------------------------------------------------------------------------------------------------------
   10d    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake              Fridley                       Anoka
   10e    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown            Albuquerque                   Bernalillo
   10f    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint          Albuquerque                   Bernalillo
   10g    Wellbridge Portfolio - Newton Athletic Club                            Newton                        Middlesex
   10h    Wellbridge Portfolio - Athletic Club Boca Raton                        Boca Raton                    Palm Beach
------------------------------------------------------------------------------------------------------------------------------------
   10i    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint         Albuquerque                   Bernalillo
   10j    Wellbridge Portfolio - Northwest Athletic Club-Normandale              Bloomington                   Hennepin
   10k    Wellbridge Portfolio - Northwest Athletic Club-Burnsville              Burnsville                    Dakota
   10l    Wellbridge Portfolio - Northwest Athletic Club-98th Street             Bloomington                   Hennepin
   10m    Wellbridge Portfolio - Harbour Island Athletic Club                    Tampa                         Hillsborough
------------------------------------------------------------------------------------------------------------------------------------
   10n    Wellbridge Portfolio - Northwest Athletic Club-Highway 100             Brooklyn Center               Hennepin
   10o    Wellbridge Portfolio - Northwest Athletic Club-Oakdale                 Minnetonka                    Hennepin
   11     Fair Lakes II                                                          Fairfax                       Fairfax
   12     Lawrence Shopping Center                                               Lawrenceville                 Mercer
   13     Whippletree Village MHP                                                Wheeling                      Cook
------------------------------------------------------------------------------------------------------------------------------------
   14     Raines Distribution Center                                             Memphis                       Shelby
   15     Timberlake Apartments                                                  Kirkwood                      St. Louis
   16     Raymour & Flanigan Plaza - CT                                          Orange                        New Haven
   17     Des Moines Portfolio A - Summary (10)                                  West Des Moines               Polk
   17a    Des Moines Portfolio A - Edgewater Office Building                     West Des Moines               Polk
------------------------------------------------------------------------------------------------------------------------------------
   17b    Des Moines Portfolio A - Highland Office Building                      West Des Moines               Polk
   17c    Des Moines Portfolio A - Crestwood Office Building                     West Des Moines               Polk
   18     Fair Lakes I                                                           Fairfax                       Fairfax
   19     Everett Mall Plaza                                                     Everett                       Snohomish
   20     Renaissance Square                                                     Round Rock                    Williamson
------------------------------------------------------------------------------------------------------------------------------------
   21     Culver East                                                            Culver City                   Los Angeles
   22     Riverview West Marketplace                                             Santa Ana                     Orange
   23     Riverside Business Center                                              Riverside                     Riverside
   24     Preston del Norte                                                      Dallas                        Dallas
   25     Lowry Village Apartments                                               Aurora                        Arapahoe
------------------------------------------------------------------------------------------------------------------------------------
   26     Saf Keep Redwood City                                                  Redwood City                  San Mateo
   27     Borough Park Portfolio (10)                                            Brooklyn                      Kings
   27a    Borough Park Portfolio - 4711 12th Avenue                              Brooklyn                      Kings
   27b    Borough Park Portfolio - 1215 47th Street                              Brooklyn                      Kings
   27c    Borough Park Portfolio - 4520 12th Avenue                              Brooklyn                      Kings
------------------------------------------------------------------------------------------------------------------------------------
   27d    Borough Park Portfolio - 1314 46th Street                              Brooklyn                      Kings
   28     Las Palmas Apartments                                                  Miami                         Miami-Dade
   29     Security Square Shopping Center                                        Baltimore                     Baltimore
   30     CLK - Forest Hills Apartments                                          Indianapolis                  Marion
   31     Ambergate Apartments                                                   Riverside                     Riverside
------------------------------------------------------------------------------------------------------------------------------------
   32     Canton Crossing II                                                     Baltimore                     Baltimore City
   33     Corporate Tech Center I & II                                           Lewisville                    Denton
          Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup) Various                       Various
   34     Forest Central Self Storage                                            Dallas                        Dallas
   35     Frame Street Self Storage                                              Denton                        Denton
------------------------------------------------------------------------------------------------------------------------------------
   36     Carrollton Self Storage (10)                                           Carrollton                    Dallas
   36a    Carrollton Self Storage - Self Storage                                 Carrollton                    Dallas
   36b    Carrollton Self Storage - Office Building                              Carrollton                    Dallas
   37     Southcoast Plaza                                                       Corpus Christi                Nueces
   38     Green Meadows Apartments                                               Houston                       Harris
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                             YEAR           YEAR
   ID                                 PROPERTY NAME                                STATE       ZIP CODE      BUILT        RENOVATED
------------------------------------------------------------------------------------------------------------------------------------
    1     DDR Portfolio (10)                                                      Various      Various      Various        Various
   1a     DDR Portfolio - Hilltop Plaza                                              CA         94806         1996           2001
   1b     DDR Portfolio - Highland Grove Shopping Center                             IN         46322         1996
   1c     DDR Portfolio - Springfield Commons                                        OH         43528         1999
   1d     DDR Portfolio - Apple Blossom Corners                                      VA         22601         1990           2001
------------------------------------------------------------------------------------------------------------------------------------
   1e     DDR Portfolio - Oviedo Park Crossing                                       FL         32765         1999           2000
   1f     DDR Portfolio - Derby Square                                               OH         43123         1989           1994
   1g     DDR Portfolio - North Pointe Plaza                                         FL         33618         1990
    2     Boulevard Mall                                                             NV         89109         1968           1992
    3     Clinton Manor Apartments                                                   NY         10019         1981           2002
------------------------------------------------------------------------------------------------------------------------------------
    4     Prosperity Office Park - Buildings B and C                                 VA         22031         2000
    5     Charleston Commons                                                         NV         89110         1991
    6     Gateway Center Marshalls                                                   NY         11239         2002
    7     La Frontera Village - II                                                   TX         78681         2000
    8     Woodbury Centre                                                            NY         10917         2002
------------------------------------------------------------------------------------------------------------------------------------
    9     Wiener Portfolio II (10)                                                   NY        Various      Various        Various
   9a     Wiener Portfolio II - 87-50 Kingston Place                                 NY         11432         1955           1986
   9b     Wiener Portfolio II - 63-70 Austin Street                                  NY         11374         1955           2001
   9c     Wiener Portfolio II - 4360 Baychester Avenue                               NY         10466         1967           1998
   9d     Wiener Portfolio II - 241 West 13th Street                                 NY         10011         1904           2001
------------------------------------------------------------------------------------------------------------------------------------
   9e     Wiener Portfolio II - 2340 Valentine Avenue                                NY         10458         1930           1998
   10     Wellbridge Portfolio (10)                                               Various      Various      Various        Various
   10a    Wellbridge Portfolio - Flagship Athletic Club                              MN         55344         1985
   10b    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park              MN         55416         1972
   10c    Wellbridge Portfolio - Northwest Athletic Club-Crosstown                   MN         55346         1987
------------------------------------------------------------------------------------------------------------------------------------
   10d    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake                  MN         55432         1990
   10e    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown                NM         87110         1977
   10f    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint              NM         87111         1974
   10g    Wellbridge Portfolio - Newton Athletic Club                                MA         02459         1971           1992
   10h    Wellbridge Portfolio - Athletic Club Boca Raton                            FL         33431         1991
------------------------------------------------------------------------------------------------------------------------------------
   10i    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint             NM         87120         1983
   10j    Wellbridge Portfolio - Northwest Athletic Club-Normandale                  MN         55439         1968
   10k    Wellbridge Portfolio - Northwest Athletic Club-Burnsville                  MN         55306         1980           1985
   10l    Wellbridge Portfolio - Northwest Athletic Club-98th Street                 MN         55431         1978           1992
   10m    Wellbridge Portfolio - Harbour Island Athletic Club                        FL         33602         1986
------------------------------------------------------------------------------------------------------------------------------------
   10n    Wellbridge Portfolio - Northwest Athletic Club-Highway 100                 MN         55429         1985
   10o    Wellbridge Portfolio - Northwest Athletic Club-Oakdale                     MN         55343         1971           1979
   11     Fair Lakes II                                                              VA         22033         1987
   12     Lawrence Shopping Center                                                   NJ         08648         1960           2000
   13     Whippletree Village MHP                                                    IL         60090         1971
------------------------------------------------------------------------------------------------------------------------------------
   14     Raines Distribution Center                                                 TN         38118         1968           2000
   15     Timberlake Apartments                                                      MO         63122         1969
   16     Raymour & Flanigan Plaza - CT                                              CT         06477         1974           2002
   17     Des Moines Portfolio A - Summary (10)                                      IA         50266       Various
   17a    Des Moines Portfolio A - Edgewater Office Building                         IA         50266         1988
------------------------------------------------------------------------------------------------------------------------------------
   17b    Des Moines Portfolio A - Highland Office Building                          IA         50266         1986
   17c    Des Moines Portfolio A - Crestwood Office Building                         IA         50266         1987
   18     Fair Lakes I                                                               VA         22033         1986
   19     Everett Mall Plaza                                                         WA         98208         1985
   20     Renaissance Square                                                         TX         78664         1980           1991
------------------------------------------------------------------------------------------------------------------------------------
   21     Culver East                                                                CA         90232         1949           2002
   22     Riverview West Marketplace                                                 CA         92703         1997
   23     Riverside Business Center                                                  CA         92503         1985
   24     Preston del Norte                                                          TX         75254         1973           1997
   25     Lowry Village Apartments                                                   CO         80010         1971           2000
------------------------------------------------------------------------------------------------------------------------------------
   26     Saf Keep Redwood City                                                      CA         94063         1985           1999
   27     Borough Park Portfolio (10)                                                NY         11219       Various        Various
   27a    Borough Park Portfolio - 4711 12th Avenue                                  NY         11219         1930           1993
   27b    Borough Park Portfolio - 1215 47th Street                                  NY         11219         1937           2000
   27c    Borough Park Portfolio - 4520 12th Avenue                                  NY         11219         1940           2000
------------------------------------------------------------------------------------------------------------------------------------
   27d    Borough Park Portfolio - 1314 46th Street                                  NY         11219         1935           1991
   28     Las Palmas Apartments                                                      FL         33172         1987
   29     Security Square Shopping Center                                            MD         21244         1985           2000
   30     CLK - Forest Hills Apartments                                              IN         46224         1974
   31     Ambergate Apartments                                                       CA         92504         1987
------------------------------------------------------------------------------------------------------------------------------------
   32     Canton Crossing II                                                         MD         21224         1982           2002
   33     Corporate Tech Center I & II                                               TX         75057         2000
          Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)     TX        Various      Various        Various
   34     Forest Central Self Storage                                                TX         75343         1997
   35     Frame Street Self Storage                                                  TX         76209         1986
------------------------------------------------------------------------------------------------------------------------------------
   36     Carrollton Self Storage (10)                                               TX         75006       Various        Various
   36a    Carrollton Self Storage - Self Storage                                     TX         75006         1995           1998
   36b    Carrollton Self Storage - Office Building                                  TX         75006         2001
   37     Southcoast Plaza                                                           TX         78416         1980           2000
   38     Green Meadows Apartments                                                   TX         77084         1983           1997
------------------------------------------------------------------------------------------------------------------------------------


                                                                                    NET                  UNITS
                                                                                  RENTABLE                OF
   ID                                 PROPERTY NAME                              AREA SF/UNITS (5)      MEASURE
----------------------------------------------------------------------------------------------------------------------
    1     DDR Portfolio (10)                                                               1,492,051    Sq. Ft.
   1a     DDR Portfolio - Hilltop Plaza                                                      248,474    Sq. Ft.
   1b     DDR Portfolio - Highland Grove Shopping Center                                     312,393    Sq. Ft.
   1c     DDR Portfolio - Springfield Commons                                                271,729    Sq. Ft.
   1d     DDR Portfolio - Apple Blossom Corners                                              240,560    Sq. Ft.
----------------------------------------------------------------------------------------------------------------------
   1e     DDR Portfolio - Oviedo Park Crossing                                               186,212    Sq. Ft.
   1f     DDR Portfolio - Derby Square                                                       128,210    Sq. Ft.
   1g     DDR Portfolio - North Pointe Plaza                                                 104,473    Sq. Ft.
    2     Boulevard Mall                                                                     587,170    Sq. Ft.
    3     Clinton Manor Apartments                                                               240     Units
----------------------------------------------------------------------------------------------------------------------
    4     Prosperity Office Park - Buildings B and C                                         179,951    Sq. Ft.
    5     Charleston Commons                                                                 329,489    Sq. Ft.
    6     Gateway Center Marshalls                                                           103,608    Sq. Ft.
    7     La Frontera Village - II                                                           217,716    Sq. Ft.
    8     Woodbury Centre                                                                    228,000    Sq. Ft.
----------------------------------------------------------------------------------------------------------------------
    9     Wiener Portfolio II (10)                                                               311     Units
   9a     Wiener Portfolio II - 87-50 Kingston Place                                              77     Units
   9b     Wiener Portfolio II - 63-70 Austin Street                                               85     Units
   9c     Wiener Portfolio II - 4360 Baychester Avenue                                            71     Units
   9d     Wiener Portfolio II - 241 West 13th Street                                              30     Units
----------------------------------------------------------------------------------------------------------------------
   9e     Wiener Portfolio II - 2340 Valentine Avenue                                             48     Units
   10     Wellbridge Portfolio (10)                                                        1,649,751    Sq. Ft.
   10a    Wellbridge Portfolio - Flagship Athletic Club                                      186,000    Sq. Ft.
   10b    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park                      225,222    Sq. Ft.
   10c    Wellbridge Portfolio - Northwest Athletic Club-Crosstown                           169,719    Sq. Ft.
----------------------------------------------------------------------------------------------------------------------
   10d    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake                          216,454    Sq. Ft.
   10e    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown                         41,300    Sq. Ft.
   10f    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint                       31,400    Sq. Ft.
   10g    Wellbridge Portfolio - Newton Athletic Club                                         68,000    Sq. Ft.
   10h    Wellbridge Portfolio - Athletic Club Boca Raton                                     79,636    Sq. Ft.
----------------------------------------------------------------------------------------------------------------------
   10i    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint                      54,500    Sq. Ft.
   10j    Wellbridge Portfolio - Northwest Athletic Club-Normandale                          105,300    Sq. Ft.
   10k    Wellbridge Portfolio - Northwest Athletic Club-Burnsville                          174,551    Sq. Ft.
   10l    Wellbridge Portfolio - Northwest Athletic Club-98th Street                          97,400    Sq. Ft.
   10m    Wellbridge Portfolio - Harbour Island Athletic Club                                 38,500    Sq. Ft.
----------------------------------------------------------------------------------------------------------------------
   10n    Wellbridge Portfolio - Northwest Athletic Club-Highway 100                         107,958    Sq. Ft.
   10o    Wellbridge Portfolio - Northwest Athletic Club-Oakdale                              53,811    Sq. Ft.
   11     Fair Lakes II                                                                      183,181    Sq. Ft.
   12     Lawrence Shopping Center                                                           371,944    Sq. Ft.
   13     Whippletree Village MHP                                                                407      Pads
----------------------------------------------------------------------------------------------------------------------
   14     Raines Distribution Center                                                       1,124,432    Sq. Ft.
   15     Timberlake Apartments                                                                  412     Units
   16     Raymour & Flanigan Plaza - CT                                                      160,845    Sq. Ft.
   17     Des Moines Portfolio A - Summary (10)                                              205,235    Sq. Ft.
   17a    Des Moines Portfolio A - Edgewater Office Building                                 102,570    Sq. Ft.
----------------------------------------------------------------------------------------------------------------------
   17b    Des Moines Portfolio A - Highland Office Building                                   72,416    Sq. Ft.
   17c    Des Moines Portfolio A - Crestwood Office Building                                  30,249    Sq. Ft.
   18     Fair Lakes I                                                                       128,109    Sq. Ft.
   19     Everett Mall Plaza                                                                 123,939    Sq. Ft.
   20     Renaissance Square                                                                 183,251    Sq. Ft.
----------------------------------------------------------------------------------------------------------------------
   21     Culver East                                                                         80,438    Sq. Ft.
   22     Riverview West Marketplace                                                         132,837    Sq. Ft.
   23     Riverside Business Center                                                          280,052    Sq. Ft.
   24     Preston del Norte                                                                      342     Units
   25     Lowry Village Apartments                                                               450     Units
----------------------------------------------------------------------------------------------------------------------
   26     Saf Keep Redwood City                                                              161,231    Sq. Ft.
   27     Borough Park Portfolio (10)                                                            197     Units
   27a    Borough Park Portfolio - 4711 12th Avenue                                               64     Units
   27b    Borough Park Portfolio - 1215 47th Street                                               51     Units
   27c    Borough Park Portfolio - 4520 12th Avenue                                               47     Units
----------------------------------------------------------------------------------------------------------------------
   27d    Borough Park Portfolio - 1314 46th Street                                               35     Units
   28     Las Palmas Apartments                                                                  200     Units
   29     Security Square Shopping Center                                                     79,187    Sq. Ft.
   30     CLK - Forest Hills Apartments                                                          420     Units
   31     Ambergate Apartments                                                                   215     Units
----------------------------------------------------------------------------------------------------------------------
   32     Canton Crossing II                                                                  79,035    Sq. Ft.
   33     Corporate Tech Center I & II                                                       110,166    Sq. Ft.
          Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)             223,311    Sq. Ft.
   34     Forest Central Self Storage                                                         74,683    Sq. Ft.
   35     Frame Street Self Storage                                                           58,825    Sq. Ft.
----------------------------------------------------------------------------------------------------------------------
   36     Carrollton Self Storage (10)                                                        89,803    Sq. Ft.
   36a    Carrollton Self Storage - Self Storage                                              80,500    Sq. Ft.
   36b    Carrollton Self Storage - Office Building                                            9,303    Sq. Ft.
   37     Southcoast Plaza                                                                   100,594    Sq. Ft.
   38     Green Meadows Apartments                                                               240     Units
----------------------------------------------------------------------------------------------------------------------


                                                                                   LOAN PER NET                 PREPAYMENT
                                                                                  RENTABLE AREA                 PROVISIONS
   ID                                 PROPERTY NAME                                SF/UNITS (5)             (# OF PAYMENTS) (6)
----------------------------------------------------------------------------------------------------------------------------------
    1     DDR Portfolio (10)                                                                 49.93        L(26),D(27),YM(3),O(4)
   1a     DDR Portfolio - Hilltop Plaza                                                      69.78
   1b     DDR Portfolio - Highland Grove Shopping Center                                     46.40
   1c     DDR Portfolio - Springfield Commons                                                46.11
   1d     DDR Portfolio - Apple Blossom Corners                                              44.20
----------------------------------------------------------------------------------------------------------------------------------
   1e     DDR Portfolio - Oviedo Park Crossing                                               47.28
   1f     DDR Portfolio - Derby Square                                                       43.32
   1g     DDR Portfolio - North Pointe Plaza                                                 49.27
    2     Boulevard Mall                                                                    165.77        L(25),D(91),O(4)
    3     Clinton Manor Apartments                                                      174,814.47        L(25),D(92),O(3)
----------------------------------------------------------------------------------------------------------------------------------
    4     Prosperity Office Park - Buildings B and C                                        200.77        L(27),D(87),O(6)
    5     Charleston Commons                                                                104.88        L(25),D(92),O(3)
    6     Gateway Center Marshalls                                                          293.77        L(26),D(90),O(4)
    7     La Frontera Village - II                                                          129.07        L(24),D(92),O(4)
    8     Woodbury Centre                                                                   113.93        L(28),D(89),O(3)
----------------------------------------------------------------------------------------------------------------------------------
    9     Wiener Portfolio II (10)                                                       73,745.87        L(25),D(31),O(4)
   9a     Wiener Portfolio II - 87-50 Kingston Place                                     97,573.74
   9b     Wiener Portfolio II - 63-70 Austin Street                                      58,616.75
   9c     Wiener Portfolio II - 4360 Baychester Avenue                                   56,808.32
   9d     Wiener Portfolio II - 241 West 13th Street                                    123,901.54
----------------------------------------------------------------------------------------------------------------------------------
   9e     Wiener Portfolio II - 2340 Valentine Avenue                                    56,019.31
   10     Wellbridge Portfolio (10)                                                          35.29        L(29),D(88),O(3)
   10a    Wellbridge Portfolio - Flagship Athletic Club                                      55.79
   10b    Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park                      44.36
   10c    Wellbridge Portfolio - Northwest Athletic Club-Crosstown                           48.58
----------------------------------------------------------------------------------------------------------------------------------
   10d    Wellbridge Portfolio - Northwest Athletic Club-Moore Lake                          25.91
   10e    Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown                        80.14
   10f    Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint                      98.01
   10g    Wellbridge Portfolio - Newton Athletic Club                                        44.99
   10h    Wellbridge Portfolio - Athletic Club Boca Raton                                    36.42
----------------------------------------------------------------------------------------------------------------------------------
   10i    Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint                     49.33
   10j    Wellbridge Portfolio - Northwest Athletic Club-Normandale                          21.09
   10k    Wellbridge Portfolio - Northwest Athletic Club-Burnsville                          11.93
   10l    Wellbridge Portfolio - Northwest Athletic Club-98th Street                         21.08
   10m    Wellbridge Portfolio - Harbour Island Athletic Club                                42.87
----------------------------------------------------------------------------------------------------------------------------------
   10n    Wellbridge Portfolio - Northwest Athletic Club-Highway 100                          7.72
   10o    Wellbridge Portfolio - Northwest Athletic Club-Oakdale                              2.11
   11     Fair Lakes II                                                                     121.96        L(31),D(86),O(3)
   12     Lawrence Shopping Center                                                           58.28        L(25),D(91),O(4)
   13     Whippletree Village MHP                                                        52,637.37        L(27),D(31),O(2)
----------------------------------------------------------------------------------------------------------------------------------
   14     Raines Distribution Center                                                         16.86        L(26),D(92),O(2)
   15     Timberlake Apartments                                                          45,024.27        L(25),D(33),O(2)
   16     Raymour & Flanigan Plaza - CT                                                     106.94        L(24),D(93),O(3)
   17     Des Moines Portfolio A - Summary (10)                                              80.56        L(35),D(82),O(3)
   17a    Des Moines Portfolio A - Edgewater Office Building                                 81.12
----------------------------------------------------------------------------------------------------------------------------------
   17b    Des Moines Portfolio A - Highland Office Building                                  79.39
   17c    Des Moines Portfolio A - Crestwood Office Building                                 81.46
   18     Fair Lakes I                                                                      127.89        L(31),D(86),O(3)
   19     Everett Mall Plaza                                                                123.19        L(33),D(85),O(2)
   20     Renaissance Square                                                                 81.69        L(26),D(91),O(3)
----------------------------------------------------------------------------------------------------------------------------------
   21     Culver East                                                                       186.09        L(26),D(77),O(2)
   22     Riverview West Marketplace                                                        104.86        L(27),D(90),O(3)
   23     Riverside Business Center                                                          47.87        L(31),D(87),O(2)
   24     Preston del Norte                                                              36,514.51        L(25),D(92),O(3)
   25     Lowry Village Apartments                                                       27,699.98        L(27),D(90),O(3)
----------------------------------------------------------------------------------------------------------------------------------
   26     Saf Keep Redwood City                                                              77.20        L(28),D(89),O(3)
   27     Borough Park Portfolio (10)                                                    61,450.01        L(25),D(31),O(4)
   27a    Borough Park Portfolio - 4711 12th Avenue                                      62,220.66
   27b    Borough Park Portfolio - 1215 47th Street                                      56,218.20
   27c    Borough Park Portfolio - 4520 12th Avenue                                      59,308.20
----------------------------------------------------------------------------------------------------------------------------------
   27d    Borough Park Portfolio - 1314 46th Street                                      70,540.45
   28     Las Palmas Apartments                                                          55,000.00        L(24),D(93),O(3)
   29     Security Square Shopping Center                                                   133.23        L(42),D(76),O(2)
   30     CLK - Forest Hills Apartments                                                  24,222.10        L(28),D(53),O(3)
   31     Ambergate Apartments                                                           46,511.63        L(27),D(90),O(3)
----------------------------------------------------------------------------------------------------------------------------------
   32     Canton Crossing II                                                                126.53        L(24),D(92),O(4)
   33     Corporate Tech Center I & II                                                       87.56        L(31),D(86),O(3)
          Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)             42.54        L(28),D(53),O(3)
   34     Forest Central Self Storage                                                        50.48        L(28),D(53),O(3)
   35     Frame Street Self Storage                                                          25.94        L(28),D(53),O(3)
----------------------------------------------------------------------------------------------------------------------------------
   36     Carrollton Self Storage (10)                                                       46.81        L(28),D(53),O(3)
   36a    Carrollton Self Storage - Self Storage                                             46.81
   36b    Carrollton Self Storage - Office Building                                          46.81
   37     Southcoast Plaza                                                                   92.05        L(27),D(90),O(3)
   38     Green Meadows Apartments                                                       38,479.17        L(25),D(32),O(3)
----------------------------------------------------------------------------------------------------------------------------------


                                                                                         THIRD                 THIRD MOST
                                                                                      MOST RECENT              RECENT NOI
    ID                                       PROPERTY NAME                                NOI                     DATE
------------------------------------------------------------------------------------------------------------------------------------
     1      DDR Portfolio (10)
    1a      DDR Portfolio - Hilltop Plaza
    1b      DDR Portfolio - Highland Grove Shopping Center
    1c      DDR Portfolio - Springfield Commons
    1d      DDR Portfolio - Apple Blossom Corners
------------------------------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing
    1f      DDR Portfolio - Derby Square
    1g      DDR Portfolio - North Pointe Plaza
     2      Boulevard Mall                                                                  14,805,144         12/31/2001
     3      Clinton Manor Apartments
------------------------------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                                       2,999,638         12/31/2001
     5      Charleston Commons                                                               3,161,137         12/31/2001
     6      Gateway Center Marshalls
     7      La Frontera Village - II
     8      Woodbury Centre
------------------------------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)                                                         1,810,126         12/31/2001
    9a      Wiener Portfolio II - 87-50 Kingston Place                                         575,705         12/31/2001
    9b      Wiener Portfolio II - 63-70 Austin Street                                          422,500         12/31/2001
    9c      Wiener Portfolio II - 4360 Baychester Avenue                                       420,048         12/31/2001
    9d      Wiener Portfolio II - 241 West 13th Street                                         185,447         12/31/2001
------------------------------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue                                        206,426         12/31/2001
    10      Wellbridge Portfolio (10)                                                       26,633,939         12/31/2001
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
------------------------------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
------------------------------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
------------------------------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                                    3,093,745         12/31/2001
    12      Lawrence Shopping Center                                                         2,110,850         12/31/2001
    13      Whippletree Village MHP                                                          1,936,603         12/31/2001
------------------------------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center
    15      Timberlake Apartments                                                            1,173,053         12/31/2001
    16      Raymour & Flanigan Plaza - CT
    17      Des Moines Portfolio A - Summary (10)                                            2,010,777         12/31/2001
    17a     Des Moines Portfolio A - Edgewater Office Building
------------------------------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building
    17c     Des Moines Portfolio A - Crestwood Office Building
    18      Fair Lakes I                                                                     2,172,857         12/31/2001
    19      Everett Mall Plaza                                                               1,681,770         12/31/2001
    20      Renaissance Square                                                                 722,211         12/31/2001
------------------------------------------------------------------------------------------------------------------------------------
    21      Culver East                                                                        482,008         12/31/2001
    22      Riverview West Marketplace                                                       1,648,306         12/31/2001
    23      Riverside Business Center                                                        1,594,494         12/31/2001
    24      Preston del Norte                                                                1,494,750         12/31/2001
    25      Lowry Village Apartments                                                         1,391,558         12/31/2001
------------------------------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City                                                            2,103,512         12/31/2001
    27      Borough Park Portfolio (10)                                                      1,233,905         12/31/2001
    27a     Borough Park Portfolio - 4711 12th Avenue                                          443,139         12/31/2001
    27b     Borough Park Portfolio - 1215 47th Street                                          283,449         12/31/2001
    27c     Borough Park Portfolio - 4520 12th Avenue                                          286,047         12/31/2001
------------------------------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street                                          221,270         12/31/2001
    28      Las Palmas Apartments                                                            1,007,226         12/31/2001
    29      Security Square Shopping Center                                                  1,190,611         12/31/2001
    30      CLK - Forest Hills Apartments                                                      935,775         12/31/2001
    31      Ambergate Apartments                                                             1,138,897         12/31/2001
------------------------------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II
    33      Corporate Tech Center I & II
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)             945,243         12/31/2001
    34      Forest Central Self Storage                                                        396,706         12/31/2001
    35      Frame Street Self Storage                                                          170,885         12/31/2001
------------------------------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)                                                       377,652         12/31/2001
    36a     Carrollton Self Storage - Self Storage
    36b     Carrollton Self Storage - Office Building
    37      Southcoast Plaza                                                                   576,434         12/31/2001
    38      Green Meadows Apartments                                                           926,815         12/31/2001
------------------------------------------------------------------------------------------------------------------------------------


                                                                                        SECOND                SECOND MOST
                                                                                     MOST RECENT              RECENT NOI
    ID                                       PROPERTY NAME                               NOI                     DATE
------------------------------------------------------------------------------------------------------------------------------------
     1      DDR Portfolio (10)                                                            15,079,923          12/31/2002
    1a      DDR Portfolio - Hilltop Plaza                                                  3,054,393          12/31/2002
    1b      DDR Portfolio - Highland Grove Shopping Center                                 2,856,577          12/31/2002
    1c      DDR Portfolio - Springfield Commons                                            2,722,716          12/31/2002
    1d      DDR Portfolio - Apple Blossom Corners                                          2,141,325          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing                                           1,961,811          12/31/2002
    1f      DDR Portfolio - Derby Square                                                   1,253,390          12/31/2002
    1g      DDR Portfolio - North Pointe Plaza                                             1,089,711          12/31/2002
     2      Boulevard Mall                                                                15,520,161          12/31/2002
     3      Clinton Manor Apartments                                                       4,925,069          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                                     3,818,351          12/31/2002
     5      Charleston Commons                                                             3,259,040          12/31/2002
     6      Gateway Center Marshalls                                                       2,467,090   Ann. 9/1/2002-12/31/2002
     7      La Frontera Village - II
     8      Woodbury Centre
------------------------------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)                                                       2,050,501          12/31/2002
    9a      Wiener Portfolio II - 87-50 Kingston Place                                       639,291          12/31/2002
    9b      Wiener Portfolio II - 63-70 Austin Street                                        437,418          12/31/2002
    9c      Wiener Portfolio II - 4360 Baychester Avenue                                     466,687          12/31/2002
    9d      Wiener Portfolio II - 241 West 13th Street                                       262,630          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue                                      244,475          12/31/2002
    10      Wellbridge Portfolio (10)                                                     30,555,115        Ann. 10/31/2002
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
------------------------------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
------------------------------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
------------------------------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                                  3,197,041        Ann. 10/31/2002
    12      Lawrence Shopping Center                                                       2,046,044          12/31/2002
    13      Whippletree Village MHP                                                        2,000,832          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                                     2,512,332          12/31/2002
    15      Timberlake Apartments                                                          1,739,676          12/31/2002
    16      Raymour & Flanigan Plaza - CT                                                    783,128          12/31/2002
    17      Des Moines Portfolio A - Summary (10)                                          2,161,091          12/31/2002
    17a     Des Moines Portfolio A - Edgewater Office Building
------------------------------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building
    17c     Des Moines Portfolio A - Crestwood Office Building
    18      Fair Lakes I                                                                   2,445,796        Ann. 10/15/2002
    19      Everett Mall Plaza                                                             1,765,041  Ann. 4/1/2002 - 12/31/2002
    20      Renaissance Square                                                             1,116,887          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    21      Culver East                                                                    1,121,912          12/31/2002
    22      Riverview West Marketplace                                                     1,626,807          12/31/2002
    23      Riverside Business Center                                                      1,670,829          12/31/2002
    24      Preston del Norte                                                              1,233,741          12/31/2002
    25      Lowry Village Apartments                                                       1,318,421          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City                                                          2,084,456          12/31/2002
    27      Borough Park Portfolio (10)                                                    1,197,602          12/31/2002
    27a     Borough Park Portfolio - 4711 12th Avenue                                        426,153          12/31/2002
    27b     Borough Park Portfolio - 1215 47th Street                                        262,282          12/31/2002
    27c     Borough Park Portfolio - 4520 12th Avenue                                        289,134          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street                                        220,033          12/31/2002
    28      Las Palmas Apartments                                                          1,098,695          12/31/2002
    29      Security Square Shopping Center                                                1,443,956          12/31/2002
    30      CLK - Forest Hills Apartments                                                  1,049,342          12/31/2002
    31      Ambergate Apartments                                                           1,208,623          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II
    33      Corporate Tech Center I & II                                                     545,996          12/31/2002
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)         1,104,332          12/31/2002
    34      Forest Central Self Storage                                                      429,209          12/31/2002
    35      Frame Street Self Storage                                                        178,003          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)                                                     497,120          12/31/2002
    36a     Carrollton Self Storage - Self Storage
    36b     Carrollton Self Storage - Office Building
    37      Southcoast Plaza                                                                 764,284          12/31/2002
    38      Green Meadows Apartments                                                         931,490          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                            MOST RECENT
                                                                                    MOST RECENT                 NOI
    ID                                       PROPERTY NAME                              NOI                     DATE
------------------------------------------------------------------------------------------------------------------------------------
     1      DDR Portfolio (10)                                                           15,700,478        T-12 3/31/2003
    1a      DDR Portfolio - Hilltop Plaza                                                 3,671,302        T-12 3/31/2003
    1b      DDR Portfolio - Highland Grove Shopping Center                                2,872,030        T-12 3/31/2003
    1c      DDR Portfolio - Springfield Commons                                           2,640,551        T-12 3/31/2003
    1d      DDR Portfolio - Apple Blossom Corners                                         2,159,279        T-12 3/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing                                          1,927,490        T-12 3/31/2003
    1f      DDR Portfolio - Derby Square                                                  1,281,860        T-12 3/31/2003
    1g      DDR Portfolio - North Pointe Plaza                                            1,147,966        T-12 3/31/2003
     2      Boulevard Mall                                                               15,533,556        T-12 4/30/2003
     3      Clinton Manor Apartments                                                      4,929,490        T-12 3/31/2003
------------------------------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                                    3,990,690        Ann. 4/30/2003
     5      Charleston Commons                                                            3,319,253        T-12 2/28/2003
     6      Gateway Center Marshalls
     7      La Frontera Village - II                                                      3,371,390   Ann. 1/16/2003-6/16/2003
     8      Woodbury Centre
------------------------------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)                                                      1,924,084        T-12 4/30/2003
    9a      Wiener Portfolio II - 87-50 Kingston Place                                      615,991        T-12 4/30/2003
    9b      Wiener Portfolio II - 63-70 Austin Street                                       400,555        T-12 4/30/2003
    9c      Wiener Portfolio II - 4360 Baychester Avenue                                    428,233        T-12 4/30/2003
    9d      Wiener Portfolio II - 241 West 13th Street                                      256,087        T-12 4/30/2003
------------------------------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue                                     223,218        T-12 4/30/2003
    10      Wellbridge Portfolio (10)
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
------------------------------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
------------------------------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
------------------------------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                                 2,686,172        Ann. 3/31/2003
    12      Lawrence Shopping Center                                                      2,106,024        T-12 3/31/2003
    13      Whippletree Village MHP                                                       2,182,868        Ann. 3/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                                    2,068,344        Ann. 3/31/2003
    15      Timberlake Apartments                                                         1,866,267        Ann. 4/30/2003
    16      Raymour & Flanigan Plaza - CT                                                 1,204,115        T-12 3/31/2003
    17      Des Moines Portfolio A - Summary (10)                                         2,296,800        Ann. 3/31/2003
    17a     Des Moines Portfolio A - Edgewater Office Building
------------------------------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building
    17c     Des Moines Portfolio A - Crestwood Office Building
    18      Fair Lakes I                                                                  1,918,124        Ann. 3/31/2003
    19      Everett Mall Plaza                                                            1,704,788        Ann. 3/31/2003
    20      Renaissance Square                                                            1,259,487        T-12 2/28/2003
------------------------------------------------------------------------------------------------------------------------------------
    21      Culver East                                                                   1,123,755        T-12 1/31/2003
    22      Riverview West Marketplace
    23      Riverside Business Center                                                     1,852,032        Ann. 3/31/2003
    24      Preston del Norte                                                             1,284,871        T-12 3/31/2003
    25      Lowry Village Apartments                                                      1,342,681        T-12 2/28/2003
------------------------------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City
    27      Borough Park Portfolio (10)                                                   1,255,191        T-12 5/31/2003
    27a     Borough Park Portfolio - 4711 12th Avenue                                       454,548        T-12 5/31/2003
    27b     Borough Park Portfolio - 1215 47th Street                                       268,870        T-12 5/31/2003
    27c     Borough Park Portfolio - 4520 12th Avenue                                       294,853        T-12 5/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street                                       236,920        T-12 5/31/2003
    28      Las Palmas Apartments                                                         1,180,881        T-12 3/31/2003
    29      Security Square Shopping Center                                               1,457,756        Ann. 3/31/2003
    30      CLK - Forest Hills Apartments                                                 1,111,520        Ann. 3/31/2003
    31      Ambergate Apartments                                                          1,217,774        Ann. 5/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II                                                            1,272,045    Ann. 9/4/2002-6/4/2003
    33      Corporate Tech Center I & II
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)
    34      Forest Central Self Storage
    35      Frame Street Self Storage
------------------------------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)
    36a     Carrollton Self Storage - Self Storage
    36b     Carrollton Self Storage - Office Building
    37      Southcoast Plaza
    38      Green Meadows Apartments                                                        931,713        T-12 3/31/2003
------------------------------------------------------------------------------------------------------------------------------------



                                                                                   UNDERWRITTEN        UNDERWRITTEN
    ID                                       PROPERTY NAME                             NOI               REVENUE
---------------------------------------------------------------------------------------------------------------------------
     1      DDR Portfolio (10)                                                          14,921,152           15,561,165
    1a      DDR Portfolio - Hilltop Plaza                                                3,336,516            3,443,594
    1b      DDR Portfolio - Highland Grove Shopping Center                               2,900,644            3,188,458
    1c      DDR Portfolio - Springfield Commons                                          2,554,890            2,535,702
    1d      DDR Portfolio - Apple Blossom Corners                                        2,047,481            2,221,959
---------------------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing                                         1,780,672            1,787,351
    1f      DDR Portfolio - Derby Square                                                 1,186,178            1,231,331
    1g      DDR Portfolio - North Pointe Plaza                                           1,114,771            1,152,770
     2      Boulevard Mall                                                              16,508,301           12,461,298
     3      Clinton Manor Apartments                                                     4,176,594            7,230,000
---------------------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                                   4,038,734            4,900,844
     5      Charleston Commons                                                           3,323,231            3,410,835
     6      Gateway Center Marshalls                                                     2,949,047            2,980,227
     7      La Frontera Village - II                                                     2,935,538            3,107,670
     8      Woodbury Centre                                                              2,712,131            2,895,772
---------------------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)                                                     1,882,153            2,988,475
    9a      Wiener Portfolio II - 87-50 Kingston Place                                     597,278              675,391
    9b      Wiener Portfolio II - 63-70 Austin Street                                      407,658              746,768
    9c      Wiener Portfolio II - 4360 Baychester Avenue                                   334,067              646,896
    9d      Wiener Portfolio II - 241 West 13th Street                                     295,140              476,397
---------------------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue                                    248,008              443,023
    10      Wellbridge Portfolio (10)                                                   25,558,687           54,367,506
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
---------------------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
---------------------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
---------------------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                                2,457,518            3,847,595
    12      Lawrence Shopping Center                                                     2,152,012            2,508,483
    13      Whippletree Village MHP                                                      1,999,163            2,831,570
---------------------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                                   1,946,075            2,042,181
    15      Timberlake Apartments                                                        1,692,728            3,074,727
    16      Raymour & Flanigan Plaza - CT                                                1,931,416            1,998,045
    17      Des Moines Portfolio A - Summary (10)                                        1,974,045            1,980,021
    17a     Des Moines Portfolio A - Edgewater Office Building
---------------------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building
    17c     Des Moines Portfolio A - Crestwood Office Building
    18      Fair Lakes I                                                                 1,817,084            2,848,865
    19      Everett Mall Plaza                                                           1,742,277            1,838,719
    20      Renaissance Square                                                           1,738,635            1,827,120
---------------------------------------------------------------------------------------------------------------------------
    21      Culver East                                                                  1,708,432            1,874,569
    22      Riverview West Marketplace                                                   1,544,100            1,721,966
    23      Riverside Business Center                                                    1,657,695            1,993,048
    24      Preston del Norte                                                            1,322,325            2,600,000
    25      Lowry Village Apartments                                                     1,344,286            2,641,591
---------------------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City                                                        1,855,190            2,709,608
    27      Borough Park Portfolio (10)                                                  1,140,626            1,804,909
    27a     Borough Park Portfolio - 4711 12th Avenue                                      404,178              618,690
    27b     Borough Park Portfolio - 1215 47th Street                                      251,743              409,887
    27c     Borough Park Portfolio - 4520 12th Avenue                                      257,299              424,079
---------------------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street                                      227,406              352,253
    28      Las Palmas Apartments                                                        1,068,398            2,044,693
    29      Security Square Shopping Center                                              1,301,036            1,398,677
    30      CLK - Forest Hills Apartments                                                  982,339            2,087,580
    31      Ambergate Apartments                                                         1,120,289            1,920,085
---------------------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II                                                           1,013,601            1,204,913
    33      Corporate Tech Center I & II                                                 1,096,247            1,137,946
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)       1,093,604            1,679,192
    34      Forest Central Self Storage                                                    431,096              710,479
    35      Frame Street Self Storage                                                      177,379              311,253
---------------------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)                                                   485,128              657,460
    36a     Carrollton Self Storage - Self Storage
    36b     Carrollton Self Storage - Office Building
    37      Southcoast Plaza                                                             1,024,041            1,083,818
    38      Green Meadows Apartments                                                       934,930            1,719,252
---------------------------------------------------------------------------------------------------------------------------



                                                                                     UNDERWRITTEN         UNDERWRITTEN
    ID                                       PROPERTY NAME                                EGI               EXPENSES
------------------------------------------------------------------------------------------------------------------------------
     1      DDR Portfolio (10)                                                             20,807,351            5,886,199
    1a      DDR Portfolio - Hilltop Plaza                                                   4,840,742            1,504,226
    1b      DDR Portfolio - Highland Grove Shopping Center                                  4,180,499            1,279,855
    1c      DDR Portfolio - Springfield Commons                                             3,488,676              933,786
    1d      DDR Portfolio - Apple Blossom Corners                                           2,604,743              557,262
------------------------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing                                            2,380,324              599,652
    1f      DDR Portfolio - Derby Square                                                    1,761,208              575,030
    1g      DDR Portfolio - North Pointe Plaza                                              1,551,159              436,388
     2      Boulevard Mall                                                                 22,003,059            5,494,758
     3      Clinton Manor Apartments                                                        7,273,200            3,096,606
------------------------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                                      5,695,914            1,657,180
     5      Charleston Commons                                                              4,164,823              841,592
     6      Gateway Center Marshalls                                                        3,789,724              840,677
     7      La Frontera Village - II                                                        4,381,964            1,446,426
     8      Woodbury Centre                                                                 3,975,136            1,263,005
------------------------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)                                                        3,418,957            1,536,804
    9a      Wiener Portfolio II - 87-50 Kingston Place                                      1,004,715              407,437
    9b      Wiener Portfolio II - 63-70 Austin Street                                         795,880              388,221
    9c      Wiener Portfolio II - 4360 Baychester Avenue                                      697,742              363,675
    9d      Wiener Portfolio II - 241 West 13th Street                                        477,597              182,457
------------------------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue                                       443,023              195,015
    10      Wellbridge Portfolio (10)                                                      76,435,073           50,876,386
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
------------------------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
------------------------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
------------------------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                                   4,010,113            1,552,595
    12      Lawrence Shopping Center                                                        3,329,438            1,177,426
    13      Whippletree Village MHP                                                         2,846,970              847,807
------------------------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                                      3,090,903            1,144,828
    15      Timberlake Apartments                                                           3,262,727            1,569,999
    16      Raymour & Flanigan Plaza - CT                                                   2,563,267              631,851
    17      Des Moines Portfolio A - Summary (10)                                           3,660,178            1,686,133
    17a     Des Moines Portfolio A - Edgewater Office Building
------------------------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building
    17c     Des Moines Portfolio A - Crestwood Office Building
    18      Fair Lakes I                                                                    2,886,408            1,069,324
    19      Everett Mall Plaza                                                              2,243,465              501,188
    20      Renaissance Square                                                              2,412,120              673,485
------------------------------------------------------------------------------------------------------------------------------
    21      Culver East                                                                     2,291,075              582,643
    22      Riverview West Marketplace                                                      2,209,966              665,866
    23      Riverside Business Center                                                       2,328,522              670,827
    24      Preston del Norte                                                               2,921,000            1,598,675
    25      Lowry Village Apartments                                                        2,904,591            1,560,306
------------------------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City                                                           2,756,608              901,418
    27      Borough Park Portfolio (10)                                                     1,885,672              745,046
    27a     Borough Park Portfolio - 4711 12th Avenue                                         649,728              245,550
    27b     Borough Park Portfolio - 1215 47th Street                                         430,662              178,919
    27c     Borough Park Portfolio - 4520 12th Avenue                                         438,879              181,580
------------------------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street                                         366,403              138,997
    28      Las Palmas Apartments                                                           2,122,693            1,054,294
    29      Security Square Shopping Center                                                 1,544,445              243,409
    30      CLK - Forest Hills Apartments                                                   2,183,223            1,200,884
    31      Ambergate Apartments                                                            1,972,425              852,136
------------------------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II                                                              1,625,802              612,201
    33      Corporate Tech Center I & II                                                    1,509,413              413,166
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)          1,812,785              719,182
    34      Forest Central Self Storage                                                       715,579              284,483
    35      Frame Street Self Storage                                                         313,953              136,573
------------------------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)                                                      783,253              298,126
    36a     Carrollton Self Storage - Self Storage
    36b     Carrollton Self Storage - Office Building
    37      Southcoast Plaza                                                                1,486,918              462,877
    38      Green Meadows Apartments                                                        1,784,252              849,322
------------------------------------------------------------------------------------------------------------------------------



                                                                                    UNDERWRITTEN        UNDERWRITTEN
    ID                                       PROPERTY NAME                            RESERVES              TI/LC
------------------------------------------------------------------------------------------------------------------------------
     1      DDR Portfolio (10)                                                              369,949               610,793
    1a      DDR Portfolio - Hilltop Plaza                                                    61,457                86,173
    1b      DDR Portfolio - Highland Grove Shopping Center                                   78,098               166,919
    1c      DDR Portfolio - Springfield Commons                                              67,933               139,269
    1d      DDR Portfolio - Apple Blossom Corners                                            57,736                54,180
------------------------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing                                             46,554                 8,720
    1f      DDR Portfolio - Derby Square                                                     32,053                75,841
    1g      DDR Portfolio - North Pointe Plaza                                               26,118                79,691
     2      Boulevard Mall                                                                   76,482               412,260
     3      Clinton Manor Apartments                                                         60,000                     -
------------------------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                                       26,422               280,976
     5      Charleston Commons                                                               49,423               151,387
     6      Gateway Center Marshalls                                                         20,713                86,219
     7      La Frontera Village - II                                                         32,657               154,414
     8      Woodbury Centre                                                                  21,192                94,432
------------------------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)                                                         77,750                     -
    9a      Wiener Portfolio II - 87-50 Kingston Place                                       19,250                     -
    9b      Wiener Portfolio II - 63-70 Austin Street                                        21,250                     -
    9c      Wiener Portfolio II - 4360 Baychester Avenue                                     17,750                     -
    9d      Wiener Portfolio II - 241 West 13th Street                                        7,500                     -
------------------------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue                                      12,000                     -
    10      Wellbridge Portfolio (10)                                                     5,350,455                     -
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
------------------------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
------------------------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
------------------------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                                    46,428               230,612
    12      Lawrence Shopping Center                                                         74,389               164,677
    13      Whippletree Village MHP                                                          20,350                     -
------------------------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                                      112,443                75,942
    15      Timberlake Apartments                                                           127,720                     -
    16      Raymour & Flanigan Plaza - CT                                                    36,994                66,496
    17      Des Moines Portfolio A - Summary (10)                                            41,047               235,582
    17a     Des Moines Portfolio A - Edgewater Office Building
------------------------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building
    17c     Des Moines Portfolio A - Crestwood Office Building
    18      Fair Lakes I                                                                     29,696               143,358
    19      Everett Mall Plaza                                                               34,083                73,370
    20      Renaissance Square                                                               45,808               149,827
------------------------------------------------------------------------------------------------------------------------------
    21      Culver East                                                                      12,186                57,910
    22      Riverview West Marketplace                                                       19,926               103,733
    23      Riverside Business Center                                                        56,035               187,285
    24      Preston del Norte                                                                85,500                     -
    25      Lowry Village Apartments                                                         89,800                     -
------------------------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City                                                            26,407                     -
    27      Borough Park Portfolio (10)                                                      49,955                     -
    27a     Borough Park Portfolio - 4711 12th Avenue                                        16,000                     -
    27b     Borough Park Portfolio - 1215 47th Street                                        12,750                     -
    27c     Borough Park Portfolio - 4520 12th Avenue                                        12,000                     -
------------------------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street                                         9,205                     -
    28      Las Palmas Apartments                                                            50,000                     -
    29      Security Square Shopping Center                                                  11,878                45,160
    30      CLK - Forest Hills Apartments                                                   105,000                     -
    31      Ambergate Apartments                                                            101,426                     -
------------------------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II                                                               15,807               114,952
    33      Corporate Tech Center I & II                                                     16,525                92,939
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)           34,124                 4,140
    34      Forest Central Self Storage                                                      11,365                     -
    35      Frame Street Self Storage                                                         8,824                     -
------------------------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)                                                     13,935                 4,140
    36a     Carrollton Self Storage - Self Storage
    36b     Carrollton Self Storage - Office Building
    37      Southcoast Plaza                                                                 15,089                58,761
    38      Green Meadows Apartments                                                         60,000                     -
------------------------------------------------------------------------------------------------------------------------------



                                                                                     UNDERWRITTEN
    ID                                       PROPERTY NAME                          NET CASH FLOW
---------------------------------------------------------------------------------------------------------
     1      DDR Portfolio (10)                                                              13,940,410
    1a      DDR Portfolio - Hilltop Plaza                                                    3,188,886
    1b      DDR Portfolio - Highland Grove Shopping Center                                   2,655,627
    1c      DDR Portfolio - Springfield Commons                                              2,347,688
    1d      DDR Portfolio - Apple Blossom Corners                                            1,935,565
---------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing                                             1,725,398
    1f      DDR Portfolio - Derby Square                                                     1,078,284
    1g      DDR Portfolio - North Pointe Plaza                                               1,008,962
     2      Boulevard Mall                                                                  16,019,559
     3      Clinton Manor Apartments                                                         4,116,594
---------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                                       3,731,336
     5      Charleston Commons                                                               3,122,421
     6      Gateway Center Marshalls                                                         2,842,115
     7      La Frontera Village - II                                                         2,748,467
     8      Woodbury Centre                                                                  2,596,507
---------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)                                                         1,804,403
    9a      Wiener Portfolio II - 87-50 Kingston Place                                         578,028
    9b      Wiener Portfolio II - 63-70 Austin Street                                          386,408
    9c      Wiener Portfolio II - 4360 Baychester Avenue                                       316,317
    9d      Wiener Portfolio II - 241 West 13th Street                                         287,640
---------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue                                        236,008
    10      Wellbridge Portfolio (10)                                                       20,208,232
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
---------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
---------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
---------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                                    2,180,478
    12      Lawrence Shopping Center                                                         1,912,946
    13      Whippletree Village MHP                                                          1,978,813
---------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                                       1,757,690
    15      Timberlake Apartments                                                            1,565,008
    16      Raymour & Flanigan Plaza - CT                                                    1,827,926
    17      Des Moines Portfolio A - Summary (10)                                            1,697,416
    17a     Des Moines Portfolio A - Edgewater Office Building
---------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building
    17c     Des Moines Portfolio A - Crestwood Office Building
    18      Fair Lakes I                                                                     1,644,030
    19      Everett Mall Plaza                                                               1,634,824
    20      Renaissance Square                                                               1,543,000
---------------------------------------------------------------------------------------------------------
    21      Culver East                                                                      1,638,337
    22      Riverview West Marketplace                                                       1,420,442
    23      Riverside Business Center                                                        1,414,375
    24      Preston del Norte                                                                1,236,825
    25      Lowry Village Apartments                                                         1,254,486
---------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City                                                            1,828,783
    27      Borough Park Portfolio (10)                                                      1,090,671
    27a     Borough Park Portfolio - 4711 12th Avenue                                          388,178
    27b     Borough Park Portfolio - 1215 47th Street                                          238,993
    27c     Borough Park Portfolio - 4520 12th Avenue                                          245,299
---------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street                                          218,201
    28      Las Palmas Apartments                                                            1,018,398
    29      Security Square Shopping Center                                                  1,243,998
    30      CLK - Forest Hills Apartments                                                      877,339
    31      Ambergate Apartments                                                             1,018,863
---------------------------------------------------------------------------------------------------------
    32      Canton Crossing II                                                                 882,842
    33      Corporate Tech Center I & II                                                       986,783
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)           1,055,340
    34      Forest Central Self Storage                                                        419,731
    35      Frame Street Self Storage                                                          168,556
---------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)                                                       467,053
    36a     Carrollton Self Storage - Self Storage
    36b     Carrollton Self Storage - Office Building
    37      Southcoast Plaza                                                                   950,191
    38      Green Meadows Apartments                                                           874,930
---------------------------------------------------------------------------------------------------------




    ID                                       PROPERTY NAME                                                        LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
     1      DDR Portfolio (10)
    1a      DDR Portfolio - Hilltop Plaza                                            Century 16 Theater
    1b      DDR Portfolio - Highland Grove Shopping Center                           Kohl's
    1c      DDR Portfolio - Springfield Commons                                      Kohl's
    1d      DDR Portfolio - Apple Blossom Corners                                    Kohl's
------------------------------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing                                     Linens 'N Things
    1f      DDR Portfolio - Derby Square                                             Big Bear Foods
    1g      DDR Portfolio - North Pointe Plaza                                       Publix Super Markets
     2      Boulevard Mall                                                           JC Penney
     3      Clinton Manor Apartments
------------------------------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                               Commonwealth Orthopedic
     5      Charleston Commons                                                       Wal-Mart
     6      Gateway Center Marshalls                                                 Babies "R" Us
     7      La Frontera Village - II                                                 Bed Bath & Beyond
     8      Woodbury Centre                                                          Kohl's (Ground Lease)
------------------------------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)
    9a      Wiener Portfolio II - 87-50 Kingston Place
    9b      Wiener Portfolio II - 63-70 Austin Street
    9c      Wiener Portfolio II - 4360 Baychester Avenue
    9d      Wiener Portfolio II - 241 West 13th Street
------------------------------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue
    10      Wellbridge Portfolio (10)
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
------------------------------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
------------------------------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
------------------------------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                            DSR
    12      Lawrence Shopping Center                                                 Burlington Coat Factory
    13      Whippletree Village MHP
------------------------------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                               Protein Tech Intl, Inc.
    15      Timberlake Apartments
    16      Raymour & Flanigan Plaza - CT                                            Raymour & Flanigan
    17      Des Moines Portfolio A - Summary (10)
    17a     Des Moines Portfolio A - Edgewater Office Building                       Inter-State Assurance Company
------------------------------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building                        SGN, LLC
    17c     Des Moines Portfolio A - Crestwood Office Building                       Raymond James & Associates
    18      Fair Lakes I                                                             The Peterson Companies, LC
    19      Everett Mall Plaza                                                       Michael's Stores, Inc.
    20      Renaissance Square                                                       Antiqueland
------------------------------------------------------------------------------------------------------------------------------------
    21      Culver East                                                              Bally's Total Fitness
    22      Riverview West Marketplace                                               Crawford's Market
    23      Riverside Business Center                                                M2 Collision Centers
    24      Preston del Norte
    25      Lowry Village Apartments
------------------------------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City
    27      Borough Park Portfolio (10)
    27a     Borough Park Portfolio - 4711 12th Avenue
    27b     Borough Park Portfolio - 1215 47th Street
    27c     Borough Park Portfolio - 4520 12th Avenue
------------------------------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street
    28      Las Palmas Apartments
    29      Security Square Shopping Center                                          Super Fresh
    30      CLK - Forest Hills Apartments
    31      Ambergate Apartments
------------------------------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II                                                       First Mariner Bank
    33      Corporate Tech Center I & II                                             First American Title Ins. Co.
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)
    34      Forest Central Self Storage
    35      Frame Street Self Storage
------------------------------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)
    36a     Carrollton Self Storage - Self Storage
    36b     Carrollton Self Storage - Office Building                                J and L Partners
    37      Southcoast Plaza                                                         Big Lots
    38      Green Meadows Apartments
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                   LEASE
    ID                                       PROPERTY NAME                          SF           EXPIRATION
---------------------------------------------------------------------------------------------------------------
     1      DDR Portfolio (10)
    1a      DDR Portfolio - Hilltop Plaza                                            51,840      9/27/2016
    1b      DDR Portfolio - Highland Grove Shopping Center                           97,884      1/31/2016
    1c      DDR Portfolio - Springfield Commons                                      86,584       2/2/2019
    1d      DDR Portfolio - Apple Blossom Corners                                    84,000      1/31/2018
---------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing                                     30,700      1/31/2011
    1f      DDR Portfolio - Derby Square                                             70,000      8/28/2012
    1g      DDR Portfolio - North Pointe Plaza                                       48,890      8/21/2010
     2      Boulevard Mall                                                          192,520      12/31/2006
     3      Clinton Manor Apartments
---------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                               24,566      7/31/2010
     5      Charleston Commons                                                      116,792      10/26/2010
     6      Gateway Center Marshalls                                                 36,908      10/31/2012
     7      La Frontera Village - II                                                 30,619      1/31/2011
     8      Woodbury Centre                                                          86,584      1/31/2023
---------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)
    9a      Wiener Portfolio II - 87-50 Kingston Place
    9b      Wiener Portfolio II - 63-70 Austin Street
    9c      Wiener Portfolio II - 4360 Baychester Avenue
    9d      Wiener Portfolio II - 241 West 13th Street
---------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue
    10      Wellbridge Portfolio (10)
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
---------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
---------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
---------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                           117,884      8/31/2005
    12      Lawrence Shopping Center                                                 75,000      1/31/2005
    13      Whippletree Village MHP
---------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                              629,507      5/31/2010
    15      Timberlake Apartments
    16      Raymour & Flanigan Plaza - CT                                            75,449      8/31/2012
    17      Des Moines Portfolio A - Summary (10)
    17a     Des Moines Portfolio A - Edgewater Office Building                       48,713      9/30/2014
---------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building                        12,756      1/31/2005
    17c     Des Moines Portfolio A - Crestwood Office Building                        9,070      3/31/2005
    18      Fair Lakes I                                                             35,611      1/31/2015
    19      Everett Mall Plaza                                                       21,859      2/28/2008
    20      Renaissance Square                                                       32,400      4/30/2008
---------------------------------------------------------------------------------------------------------------
    21      Culver East                                                              45,000      8/31/2017
    22      Riverview West Marketplace                                               37,960      10/15/2023
    23      Riverside Business Center                                                23,038      3/31/2010
    24      Preston del Norte
    25      Lowry Village Apartments
---------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City
    27      Borough Park Portfolio (10)
    27a     Borough Park Portfolio - 4711 12th Avenue
    27b     Borough Park Portfolio - 1215 47th Street
    27c     Borough Park Portfolio - 4520 12th Avenue
---------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street
    28      Las Palmas Apartments
    29      Security Square Shopping Center                                          58,187      2/28/2021
    30      CLK - Forest Hills Apartments
    31      Ambergate Apartments
---------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II                                                       57,816      10/31/2013
    33      Corporate Tech Center I & II                                             35,291      1/31/2008
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)
    34      Forest Central Self Storage
    35      Frame Street Self Storage
---------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)
    36a     Carrollton Self Storage - Self Storage
    36b     Carrollton Self Storage - Office Building                                 2,052      11/30/2006
    37      Southcoast Plaza                                                         23,000      1/31/2005
    38      Green Meadows Apartments
---------------------------------------------------------------------------------------------------------------




    ID                                       PROPERTY NAME                                                 2ND LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
     1      DDR Portfolio (10)
    1a      DDR Portfolio - Hilltop Plaza                                             Circuit City
    1b      DDR Portfolio - Highland Grove Shopping Center                            Marshalls
    1c      DDR Portfolio - Springfield Commons                                       Bed Bath & Beyond
    1d      DDR Portfolio - Apple Blossom Corners                                     Martin's Food Store
------------------------------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing                                      T.J. Maxx
    1f      DDR Portfolio - Derby Square                                              Once Upon A Child
    1g      DDR Portfolio - North Pointe Plaza                                        Fashion Bug
     2      Boulevard Mall                                                            Marshalls
     3      Clinton Manor Apartments
------------------------------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                                Fairfax Prince William
     5      Charleston Commons                                                        Office Max
     6      Gateway Center Marshalls                                                  Marshalls
     7      La Frontera Village - II                                                  Marshalls
     8      Woodbury Centre                                                           Linens 'N Things
------------------------------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)
    9a      Wiener Portfolio II - 87-50 Kingston Place
    9b      Wiener Portfolio II - 63-70 Austin Street
    9c      Wiener Portfolio II - 4360 Baychester Avenue
    9d      Wiener Portfolio II - 241 West 13th Street
------------------------------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue
    10      Wellbridge Portfolio (10)
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
------------------------------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
------------------------------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
------------------------------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                             Edelman Financial Services Inc
    12      Lawrence Shopping Center                                                  Acme Grocery
    13      Whippletree Village MHP
------------------------------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                                Centrepot, Inc.
    15      Timberlake Apartments
    16      Raymour & Flanigan Plaza - CT                                             TJ Maxx
    17      Des Moines Portfolio A - Summary (10)
    17a     Des Moines Portfolio A - Edgewater Office Building                        Freedom Group, The
------------------------------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building                         Wasker, Dorr, Wimmer & Macro
    17c     Des Moines Portfolio A - Crestwood Office Building                        Ford Motor Credit
    18      Fair Lakes I                                                              Edison Mission Energy
    19      Everett Mall Plaza                                                        Petco
    20      Renaissance Square                                                        Conn's Appliances
------------------------------------------------------------------------------------------------------------------------------------
    21      Culver East                                                               Sit 'N Sleep
    22      Riverview West Marketplace                                                Ross Stores, Inc.
    23      Riverside Business Center                                                 Sora Power
    24      Preston del Norte
    25      Lowry Village Apartments
------------------------------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City
    27      Borough Park Portfolio (10)
    27a     Borough Park Portfolio - 4711 12th Avenue
    27b     Borough Park Portfolio - 1215 47th Street
    27c     Borough Park Portfolio - 4520 12th Avenue
------------------------------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street
    28      Las Palmas Apartments
    29      Security Square Shopping Center                                           Chadwick Liquors, INC.
    30      CLK - Forest Hills Apartments
    31      Ambergate Apartments
------------------------------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II                                                        Kenilworth Title
    33      Corporate Tech Center I & II                                              Centex Homes
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)
    34      Forest Central Self Storage
    35      Frame Street Self Storage
------------------------------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)
    36a     Carrollton Self Storage - Self Storage
    36b     Carrollton Self Storage - Office Building                                 American Mortgage
    37      Southcoast Plaza                                                          Quest Education Corporation
    38      Green Meadows Apartments
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                   LEASE
    ID                                       PROPERTY NAME                           SF          EXPIRATION
--------------------------------------------------------------------------------------------------------------
     1      DDR Portfolio (10)
    1a      DDR Portfolio - Hilltop Plaza                                               38,983   1/31/2017
    1b      DDR Portfolio - Highland Grove Shopping Center                              30,337   1/31/2011
    1c      DDR Portfolio - Springfield Commons                                         35,000   1/31/2010
    1d      DDR Portfolio - Apple Blossom Corners                                       67,656   5/31/2040
--------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing                                        30,000   11/30/2010
    1f      DDR Portfolio - Derby Square                                                 6,400   5/31/2008
    1g      DDR Portfolio - North Pointe Plaza                                           8,000   1/31/2011
     2      Boulevard Mall                                                              26,099    2/1/2004
     3      Clinton Manor Apartments
--------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                                  23,594   8/31/2011
     5      Charleston Commons                                                          30,000   12/31/2005
     6      Gateway Center Marshalls                                                    35,021   9/30/2017
     7      La Frontera Village - II                                                    30,000   8/31/2010
     8      Woodbury Centre                                                             31,002   1/31/2013
--------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)
    9a      Wiener Portfolio II - 87-50 Kingston Place
    9b      Wiener Portfolio II - 63-70 Austin Street
    9c      Wiener Portfolio II - 4360 Baychester Avenue
    9d      Wiener Portfolio II - 241 West 13th Street
--------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue
    10      Wellbridge Portfolio (10)
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
--------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
--------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
--------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                               26,662   1/31/2005
    12      Lawrence Shopping Center                                                    40,282   6/30/2004
    13      Whippletree Village MHP
--------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                                 294,925   1/31/2011
    15      Timberlake Apartments
    16      Raymour & Flanigan Plaza - CT                                               28,448   1/31/2014
    17      Des Moines Portfolio A - Summary (10)
    17a     Des Moines Portfolio A - Edgewater Office Building                          28,566   11/30/2005
--------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building                           10,192   10/31/2012
    17c     Des Moines Portfolio A - Crestwood Office Building                           5,201   10/31/2003
    18      Fair Lakes I                                                                15,796   9/30/2005
    19      Everett Mall Plaza                                                          10,343   8/31/2003
    20      Renaissance Square                                                          30,000   8/30/2012
--------------------------------------------------------------------------------------------------------------
    21      Culver East                                                                 13,200   10/31/2010
    22      Riverview West Marketplace                                                  27,500   1/31/2009
    23      Riverside Business Center                                                   20,487   10/31/2005
    24      Preston del Norte
    25      Lowry Village Apartments
--------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City
    27      Borough Park Portfolio (10)
    27a     Borough Park Portfolio - 4711 12th Avenue
    27b     Borough Park Portfolio - 1215 47th Street
    27c     Borough Park Portfolio - 4520 12th Avenue
--------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street
    28      Las Palmas Apartments
    29      Security Square Shopping Center                                              4,800   4/30/2006
    30      CLK - Forest Hills Apartments
    31      Ambergate Apartments
--------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II                                                           5,985   11/30/2007
    33      Corporate Tech Center I & II                                                33,083   7/31/2007
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)
    34      Forest Central Self Storage
    35      Frame Street Self Storage
--------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)
    36a     Carrollton Self Storage - Self Storage
    36b     Carrollton Self Storage - Office Building                                    1,863   11/30/2006
    37      Southcoast Plaza                                                            10,212   11/30/2012
    38      Green Meadows Apartments
--------------------------------------------------------------------------------------------------------------




    ID                                       PROPERTY NAME                                                3RD LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
    1a      DDR Portfolio - Hilltop Plaza                                                   Ross Stores, Inc.
    1b      DDR Portfolio - Highland Grove Shopping Center                                  Circuit City
    1c      DDR Portfolio - Springfield Commons                                             Gander Mountain
    1d      DDR Portfolio - Apple Blossom Corners                                           Office Max
------------------------------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing                                            Ross Stores, Inc.
    1f      DDR Portfolio - Derby Square                                                    Play It Again Sports
    1g      DDR Portfolio - North Pointe Plaza                                              S & K Famous Brands
     2      Boulevard Mall                                                                  Foot Locker
     3      Clinton Manor Apartments
------------------------------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                                      Children's Hospital
     5      Charleston Commons                                                              99 Cent Only Store
     6      Gateway Center Marshalls                                                        Circuit City
     7      La Frontera Village - II                                                        Old Navy
     8      Woodbury Centre                                                                 Staples
------------------------------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)
    9a      Wiener Portfolio II - 87-50 Kingston Place
    9b      Wiener Portfolio II - 63-70 Austin Street
    9c      Wiener Portfolio II - 4360 Baychester Avenue
    9d      Wiener Portfolio II - 241 West 13th Street
------------------------------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue
    10      Wellbridge Portfolio (10)
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
------------------------------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
------------------------------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
------------------------------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                                   C.C. Pace Systems, Inc.
    12      Lawrence Shopping Center                                                        Good's
    13      Whippletree Village MHP
------------------------------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                                      Caterpillar Inc.
    15      Timberlake Apartments
    16      Raymour & Flanigan Plaza - CT                                                   DSW Shoe
    17      Des Moines Portfolio A - Summary (10)
    17a     Des Moines Portfolio A - Edgewater Office Building                              Apollo Group, INC.
------------------------------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building                               John Deere Health Care, Inc.
    17c     Des Moines Portfolio A - Crestwood Office Building                              Syverson, Strege, Sandager & CO
    18      Fair Lakes I                                                                    LG&E Power Inc.
    19      Everett Mall Plaza                                                              Big 5 Sporting Goods
    20      Renaissance Square                                                              Boot Town
------------------------------------------------------------------------------------------------------------------------------------
    21      Culver East                                                                     AT&T Wireless
    22      Riverview West Marketplace                                                      U.S. Dollar Store
    23      Riverside Business Center                                                       Westview Vocational
    24      Preston del Norte
    25      Lowry Village Apartments
------------------------------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City
    27      Borough Park Portfolio (10)
    27a     Borough Park Portfolio - 4711 12th Avenue
    27b     Borough Park Portfolio - 1215 47th Street
    27c     Borough Park Portfolio - 4520 12th Avenue
------------------------------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street
    28      Las Palmas Apartments
    29      Security Square Shopping Center                                                 Catherine's Plus Sizes
    30      CLK - Forest Hills Apartments
    31      Ambergate Apartments
------------------------------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II                                                              Brennan Response
    33      Corporate Tech Center I & II                                                    Moore North American, Inc.
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)
    34      Forest Central Self Storage
    35      Frame Street Self Storage
------------------------------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)
    36a     Carrollton Self Storage - Self Storage
    36b     Carrollton Self Storage - Office Building                                       Dexter Management
    37      Southcoast Plaza                                                                99 Cent Plus
    38      Green Meadows Apartments
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                   LEASE         OCCUPANCY
    ID                                       PROPERTY NAME                             SF       EXPIRATION          RATE
------------------------------------------------------------------------------------------------------------------------------------
    1a      DDR Portfolio - Hilltop Plaza                                              27,577    1/31/2008              98.91%
    1b      DDR Portfolio - Highland Grove Shopping Center                             28,010    1/31/2016              99.32%
    1c      DDR Portfolio - Springfield Commons                                        31,145    8/31/2014              98.34%
    1d      DDR Portfolio - Apple Blossom Corners                                      23,350    4/30/2012              99.00%
------------------------------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing                                       29,997    1/31/2010             100.00%
    1f      DDR Portfolio - Derby Square                                                4,050    7/31/2006             100.00%
    1g      DDR Portfolio - North Pointe Plaza                                          5,040    1/31/2006              98.47%
     2      Boulevard Mall                                                             17,802    1/31/2007              92.64%
     3      Clinton Manor Apartments                                                                                    97.50%
------------------------------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                                 19,194    6/30/2012             100.00%
     5      Charleston Commons                                                         29,849    1/31/2007              96.53%
     6      Gateway Center Marshalls                                                   31,679    1/31/2023             100.00%
     7      La Frontera Village - II                                                   25,000    8/31/2005              98.85%
     8      Woodbury Centre                                                            24,106   12/31/2012              96.88%
------------------------------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)                                                                                    98.71%
    9a      Wiener Portfolio II - 87-50 Kingston Place                                                                 100.00%
    9b      Wiener Portfolio II - 63-70 Austin Street                                                                   98.82%
    9c      Wiener Portfolio II - 4360 Baychester Avenue                                                               100.00%
    9d      Wiener Portfolio II - 241 West 13th Street                                                                  93.33%
------------------------------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue                                                                 97.92%
    10      Wellbridge Portfolio (10)
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
------------------------------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
------------------------------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
------------------------------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                              15,336    8/31/2003             100.00%
    12      Lawrence Shopping Center                                                   38,000   10/31/2006              86.87%
    13      Whippletree Village MHP                                                                                     97.79%
------------------------------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                                200,000    1/31/2005             100.00%
    15      Timberlake Apartments                                                                                       83.98%
    16      Raymour & Flanigan Plaza - CT                                              25,000    8/31/2012             100.00%
    17      Des Moines Portfolio A - Summary (10)                                                                       97.95%
    17a     Des Moines Portfolio A - Edgewater Office Building                         15,214    8/31/2009             100.00%
------------------------------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building                           8,817    4/30/2006              94.20%
    17c     Des Moines Portfolio A - Crestwood Office Building                          4,695   10/30/2004             100.00%
    18      Fair Lakes I                                                               11,658    3/31/2006              92.00%
    19      Everett Mall Plaza                                                         10,005    1/31/2006              95.50%
    20      Renaissance Square                                                         20,000   12/31/2010             100.00%
------------------------------------------------------------------------------------------------------------------------------------
    21      Culver East                                                                 4,309    3/15/2007              92.61%
    22      Riverview West Marketplace                                                 13,427    3/1/2013              100.00%
    23      Riverside Business Center                                                   9,300    8/31/2004              95.30%
    24      Preston del Norte                                                                                           88.89%
    25      Lowry Village Apartments                                                                                    91.33%
------------------------------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City                                                                                       87.47%
    27      Borough Park Portfolio (10)                                                                                100.00%
    27a     Borough Park Portfolio - 4711 12th Avenue                                                                  100.00%
    27b     Borough Park Portfolio - 1215 47th Street                                                                  100.00%
    27c     Borough Park Portfolio - 4520 12th Avenue                                                                  100.00%
------------------------------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street                                                                  100.00%
    28      Las Palmas Apartments                                                                                       98.00%
    29      Security Square Shopping Center                                             4,000    2/28/2006             100.00%
    30      CLK - Forest Hills Apartments                                                                               96.90%
    31      Ambergate Apartments                                                                                        99.50%
------------------------------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II                                                          4,503    8/18/2007              91.65%
    33      Corporate Tech Center I & II                                               22,000    1/31/2006             100.00%
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)                                      86.83%
    34      Forest Central Self Storage                                                                                 85.10%
    35      Frame Street Self Storage                                                                                   88.02%
------------------------------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)                                                                                87.48%
    36a     Carrollton Self Storage - Self Storage                                                                      86.03%
    36b     Carrollton Self Storage - Office Building                                   1,690   11/30/2006             100.00%
    37      Southcoast Plaza                                                            8,200    3/31/2005              93.87%
    38      Green Meadows Apartments                                                                                    92.50%
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                               UPFRONT
                                                                                     OCCUPANCY            ACTUAL REPLACEMENT
    ID                                       PROPERTY NAME                           AS-OF DATE                RESERVES
------------------------------------------------------------------------------------------------------------------------------------
    1a      DDR Portfolio - Hilltop Plaza                                            4/10/2003
    1b      DDR Portfolio - Highland Grove Shopping Center                           4/10/2003
    1c      DDR Portfolio - Springfield Commons                                      4/10/2003
    1d      DDR Portfolio - Apple Blossom Corners                                    4/10/2003
------------------------------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing                                     4/10/2003
    1f      DDR Portfolio - Derby Square                                             4/10/2003
    1g      DDR Portfolio - North Pointe Plaza                                       4/10/2003
     2      Boulevard Mall                                                           6/11/2003                         -
     3      Clinton Manor Apartments                                                  5/6/2003                   700,000
------------------------------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                               4/21/2003                         -
     5      Charleston Commons                                                        2/1/2003                         -
     6      Gateway Center Marshalls                                                 4/23/2003                         -
     7      La Frontera Village - II                                                 6/24/2003                         -
     8      Woodbury Centre                                                          2/20/2003                         -
------------------------------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)                                                 3/28/2003                         -
    9a      Wiener Portfolio II - 87-50 Kingston Place                               3/28/2003
    9b      Wiener Portfolio II - 63-70 Austin Street                                3/28/2003
    9c      Wiener Portfolio II - 4360 Baychester Avenue                             3/28/2003
    9d      Wiener Portfolio II - 241 West 13th Street                               3/28/2003
------------------------------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue                              3/28/2003
    10      Wellbridge Portfolio (10)                                                                                  -
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
------------------------------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
------------------------------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
------------------------------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                             5/1/2003                         -
    12      Lawrence Shopping Center                                                  5/1/2003                         -
    13      Whippletree Village MHP                                                   4/1/2003                         -
------------------------------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                               4/29/2003                         -
    15      Timberlake Apartments                                                    5/21/2003                         -
    16      Raymour & Flanigan Plaza - CT                                            4/25/2003                         -
    17      Des Moines Portfolio A - Summary (10)                                     5/1/2003                         -
    17a     Des Moines Portfolio A - Edgewater Office Building                        5/1/2003
------------------------------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building                         5/1/2003
    17c     Des Moines Portfolio A - Crestwood Office Building                        5/1/2003
    18      Fair Lakes I                                                              5/1/2003                         -
    19      Everett Mall Plaza                                                        5/2/2003                         -
    20      Renaissance Square                                                        5/5/2003                    91,616
------------------------------------------------------------------------------------------------------------------------------------
    21      Culver East                                                               5/5/2003                         -
    22      Riverview West Marketplace                                               12/31/2002                        -
    23      Riverside Business Center                                                4/30/2003                    25,000
    24      Preston del Norte                                                        3/23/2003                         -
    25      Lowry Village Apartments                                                  3/3/2003                         -
------------------------------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City                                                     1/8/2003                         -
    27      Borough Park Portfolio (10)                                              5/16/2003                         -
    27a     Borough Park Portfolio - 4711 12th Avenue                                5/16/2003
    27b     Borough Park Portfolio - 1215 47th Street                                5/16/2003
    27c     Borough Park Portfolio - 4520 12th Avenue                                5/16/2003
------------------------------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street                                5/16/2003
    28      Las Palmas Apartments                                                    4/21/2003                         -
    29      Security Square Shopping Center                                          3/31/2003                         -
    30      CLK - Forest Hills Apartments                                            3/28/2003                         -
    31      Ambergate Apartments                                                     5/30/2003                         -
------------------------------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II                                                        7/1/2003                         -
    33      Corporate Tech Center I & II                                             6/25/2003                         -
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)    Various                          -
    34      Forest Central Self Storage                                              11/30/2002                        -
    35      Frame Street Self Storage                                                11/30/2002                        -
------------------------------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)                                             3/14/2003                         -
    36a     Carrollton Self Storage - Self Storage                                   3/14/2003
    36b     Carrollton Self Storage - Office Building                                3/14/2003
    37      Southcoast Plaza                                                          4/8/2003                         -
    38      Green Meadows Apartments                                                 2/25/2003                         -
------------------------------------------------------------------------------------------------------------------------------------


                                                                                           ONGOING
                                                                                      ACTUAL REPLACEMENT             UPFRONT
    ID                                       PROPERTY NAME                                 RESERVES                   TI/LC
------------------------------------------------------------------------------------------------------------------------------------
    1a      DDR Portfolio - Hilltop Plaza
    1b      DDR Portfolio - Highland Grove Shopping Center
    1c      DDR Portfolio - Springfield Commons
    1d      DDR Portfolio - Apple Blossom Corners
------------------------------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing
    1f      DDR Portfolio - Derby Square
    1g      DDR Portfolio - North Pointe Plaza
     2      Boulevard Mall                                                                           -                  -
     3      Clinton Manor Apartments                                                             5,000                  -
------------------------------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                                           1,802                  -
     5      Charleston Commons                                                                   4,220                  -
     6      Gateway Center Marshalls                                                               834                  -
     7      La Frontera Village - II                                                             1,089                  -
     8      Woodbury Centre                                                                      1,765                  -
------------------------------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)                                                             6,480                  -
    9a      Wiener Portfolio II - 87-50 Kingston Place
    9b      Wiener Portfolio II - 63-70 Austin Street
    9c      Wiener Portfolio II - 4360 Baychester Avenue
    9d      Wiener Portfolio II - 241 West 13th Street
------------------------------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue
    10      Wellbridge Portfolio (10)                                                          451,595                  -
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
------------------------------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
------------------------------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
------------------------------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                                        2,160                  -
    12      Lawrence Shopping Center                                                             6,200                  -
    13      Whippletree Village MHP                                                                882                  -
------------------------------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                                           6,747                  -
    15      Timberlake Apartments                                                               10,643                  -
    16      Raymour & Flanigan Plaza - CT                                                        3,080                  -
    17      Des Moines Portfolio A - Summary (10)                                                1,197                  -
    17a     Des Moines Portfolio A - Edgewater Office Building
------------------------------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building
    17c     Des Moines Portfolio A - Crestwood Office Building
    18      Fair Lakes I                                                                         2,152                  -
    19      Everett Mall Plaza                                                                   6,817                  -
    20      Renaissance Square                                                                       -            400,000
------------------------------------------------------------------------------------------------------------------------------------
    21      Culver East                                                                          1,015                  -
    22      Riverview West Marketplace                                                           1,660            300,047
    23      Riverside Business Center                                                            4,670            100,000
    24      Preston del Norte                                                                    7,125                  -
    25      Lowry Village Apartments                                                             7,500                  -
------------------------------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City                                                                2,200                  -
    27      Borough Park Portfolio (10)                                                          4,086                  -
    27a     Borough Park Portfolio - 4711 12th Avenue
    27b     Borough Park Portfolio - 1215 47th Street
    27c     Borough Park Portfolio - 4520 12th Avenue
------------------------------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street
    28      Las Palmas Apartments                                                                4,165                  -
    29      Security Square Shopping Center                                                          -                  -
    30      CLK - Forest Hills Apartments                                                        8,750                  -
    31      Ambergate Apartments                                                                     -                  -
------------------------------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II                                                                   1,317                  -
    33      Corporate Tech Center I & II                                                         1,380            336,000
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)               2,695                  -
    34      Forest Central Self Storage                                                            950                  -
    35      Frame Street Self Storage                                                              735                  -
------------------------------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)                                                         1,010                  -
    36a     Carrollton Self Storage - Self Storage
    36b     Carrollton Self Storage - Office Building
    37      Southcoast Plaza                                                                     1,260                  -
    38      Green Meadows Apartments                                                             5,000                  -
------------------------------------------------------------------------------------------------------------------------------------



                                                                                     MONTHLY             MONTHLY TAX
    ID                                       PROPERTY NAME                            TI/LC                ESCROW
-----------------------------------------------------------------------------------------------------------------------------------
    1a      DDR Portfolio - Hilltop Plaza
    1b      DDR Portfolio - Highland Grove Shopping Center
    1c      DDR Portfolio - Springfield Commons
    1d      DDR Portfolio - Apple Blossom Corners
-----------------------------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing
    1f      DDR Portfolio - Derby Square
    1g      DDR Portfolio - North Pointe Plaza
     2      Boulevard Mall                                                                    -            47,686
     3      Clinton Manor Apartments                                                          -            71,441
-----------------------------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                                        -            37,151
     5      Charleston Commons                                                           12,750            14,522
     6      Gateway Center Marshalls                                                          -             2,714
     7      La Frontera Village - II                                                          -                 -
     8      Woodbury Centre                                                               7,869            11,834
-----------------------------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)                                                          -            47,505
    9a      Wiener Portfolio II - 87-50 Kingston Place
    9b      Wiener Portfolio II - 63-70 Austin Street
    9c      Wiener Portfolio II - 4360 Baychester Avenue
    9d      Wiener Portfolio II - 241 West 13th Street
-----------------------------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue
    10      Wellbridge Portfolio (10)                                                         -           258,030
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
-----------------------------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
-----------------------------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
-----------------------------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                                30,000            30,197
    12      Lawrence Shopping Center                                                     13,950            43,645
    13      Whippletree Village MHP                                                           -            44,842
-----------------------------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                                        -            34,216
    15      Timberlake Apartments                                                             -            16,839
    16      Raymour & Flanigan Plaza - CT                                                 8,235            19,732
    17      Des Moines Portfolio A - Summary (10)                                             -            50,745
    17a     Des Moines Portfolio A - Edgewater Office Building
-----------------------------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building
    17c     Des Moines Portfolio A - Crestwood Office Building
    18      Fair Lakes I                                                                      -            22,279
    19      Everett Mall Plaza                                                                -            14,729
    20      Renaissance Square                                                            2,500                 -
-----------------------------------------------------------------------------------------------------------------------------------
    21      Culver East                                                                   6,150            11,581
    22      Riverview West Marketplace                                                    9,580            17,481
    23      Riverside Business Center                                                         -            11,552
    24      Preston del Norte                                                                 -            21,000
    25      Lowry Village Apartments                                                          -             9,179
-----------------------------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City                                                             -             7,624
    27      Borough Park Portfolio (10)                                                       -            27,497
    27a     Borough Park Portfolio - 4711 12th Avenue
    27b     Borough Park Portfolio - 1215 47th Street
    27c     Borough Park Portfolio - 4520 12th Avenue
-----------------------------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street
    28      Las Palmas Apartments                                                             -            18,671
    29      Security Square Shopping Center                                                   -             7,301
    30      CLK - Forest Hills Apartments                                                     -            25,028
    31      Ambergate Apartments                                                              -                 -
-----------------------------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II                                                            9,897             2,078
    33      Corporate Tech Center I & II                                                      -            14,460
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)            -            19,319
    34      Forest Central Self Storage                                                       -             8,062
    35      Frame Street Self Storage                                                         -             2,412
-----------------------------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)                                                      -             8,845
    36a     Carrollton Self Storage - Self Storage
    36b     Carrollton Self Storage - Office Building
    37      Southcoast Plaza                                                              4,850            10,497
    38      Green Meadows Apartments                                                          -            19,579
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                                                   UPFRONT
                                                                                     MONTHLY INSURANCE           ENGINEERING
    ID                                       PROPERTY NAME                                 ESCROW                  RESERVE
------------------------------------------------------------------------------------------------------------------------------------
    1a      DDR Portfolio - Hilltop Plaza
    1b      DDR Portfolio - Highland Grove Shopping Center
    1c      DDR Portfolio - Springfield Commons
    1d      DDR Portfolio - Apple Blossom Corners
------------------------------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing
    1f      DDR Portfolio - Derby Square
    1g      DDR Portfolio - North Pointe Plaza
     2      Boulevard Mall                                                                           -                 -
     3      Clinton Manor Apartments                                                             5,053            36,000
------------------------------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                                               -                 -
     5      Charleston Commons                                                                   7,851            66,575
     6      Gateway Center Marshalls                                                             1,072                 -
     7      La Frontera Village - II                                                                 -            98,750
     8      Woodbury Centre                                                                      8,200                 -
------------------------------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)                                                             8,009            16,000
    9a      Wiener Portfolio II - 87-50 Kingston Place
    9b      Wiener Portfolio II - 63-70 Austin Street
    9c      Wiener Portfolio II - 4360 Baychester Avenue
    9d      Wiener Portfolio II - 241 West 13th Street
------------------------------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue
    10      Wellbridge Portfolio (10)                                                                -           772,500
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
------------------------------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
------------------------------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
------------------------------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                                            -                 -
    12      Lawrence Shopping Center                                                            18,960            12,500
    13      Whippletree Village MHP                                                              2,696            16,675
------------------------------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                                          11,310                 -
    15      Timberlake Apartments                                                                9,809            82,500
    16      Raymour & Flanigan Plaza - CT                                                        2,949             8,485
    17      Des Moines Portfolio A - Summary (10)                                                    -                 -
    17a     Des Moines Portfolio A - Edgewater Office Building
------------------------------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building
    17c     Des Moines Portfolio A - Crestwood Office Building
    18      Fair Lakes I                                                                             -                 -
    19      Everett Mall Plaza                                                                   1,401            27,500
    20      Renaissance Square                                                                   2,678            15,625
------------------------------------------------------------------------------------------------------------------------------------
    21      Culver East                                                                              -                 -
    22      Riverview West Marketplace                                                           3,017                 -
    23      Riverside Business Center                                                            3,564                 -
    24      Preston del Norte                                                                    9,086            51,475
    25      Lowry Village Apartments                                                             6,075            19,813
------------------------------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City                                                                1,641                 -
    27      Borough Park Portfolio (10)                                                          5,000            35,625
    27a     Borough Park Portfolio - 4711 12th Avenue
    27b     Borough Park Portfolio - 1215 47th Street
    27c     Borough Park Portfolio - 4520 12th Avenue
------------------------------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street
    28      Las Palmas Apartments                                                               15,833                 -
    29      Security Square Shopping Center                                                          -                 -
    30      CLK - Forest Hills Apartments                                                            -           289,654
    31      Ambergate Apartments                                                                     -                 -
------------------------------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II                                                                   1,654                 -
    33      Corporate Tech Center I & II                                                         1,841            14,500
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)               2,678             2,426
    34      Forest Central Self Storage                                                          1,005               738
    35      Frame Street Self Storage                                                              390             1,688
------------------------------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)                                                         1,283                 -
    36a     Carrollton Self Storage - Self Storage
    36b     Carrollton Self Storage - Office Building
    37      Southcoast Plaza                                                                     3,520             6,875
    38      Green Meadows Apartments                                                             4,968            12,375
------------------------------------------------------------------------------------------------------------------------------------


                                                                                       ENVIRONMENTAL
                                                                                          REPORT          ENGINEERING     APPRAISAL
    ID                                       PROPERTY NAME                                 DATE           REPORT DATE     AS-OF DATE
------------------------------------------------------------------------------------------------------------------------------------
    1a      DDR Portfolio - Hilltop Plaza                                               4/15/2003           4/14/2003       2/8/2003
    1b      DDR Portfolio - Highland Grove Shopping Center                              4/18/2003            5/1/2003      2/21/2003
    1c      DDR Portfolio - Springfield Commons                                         4/18/2003            5/1/2003      2/19/2003
    1d      DDR Portfolio - Apple Blossom Corners                                       4/17/2003           4/11/2003      2/13/2003
------------------------------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing                                        4/18/2003            5/8/2003      2/19/2003
    1f      DDR Portfolio - Derby Square                                                4/11/2003            5/1/2003      2/26/2003
    1g      DDR Portfolio - North Pointe Plaza                                          4/18/2003            5/8/2003      2/14/2003
     2      Boulevard Mall                                                              6/7/2003             6/9/2003      5/20/2003
     3      Clinton Manor Apartments                                                    5/13/2003           5/13/2003       5/1/2003
------------------------------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                                  3/17/2003           3/29/2003      3/21/2003
     5      Charleston Commons                                                          3/27/2003           3/26/2003      3/19/2003
     6      Gateway Center Marshalls                                                    1/24/2003           1/21/2003      1/27/2003
     7      La Frontera Village - II                                                    5/28/2003           4/21/2003      5/21/2003
     8      Woodbury Centre                                                            11/14/2002           12/13/2002     4/30/2003
------------------------------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)                                                    5/2/2003             5/2/2003       4/2/2003
    9a      Wiener Portfolio II - 87-50 Kingston Place                                  5/2/2003             5/2/2003       4/2/2003
    9b      Wiener Portfolio II - 63-70 Austin Street                                   5/2/2003             5/2/2003       4/2/2003
    9c      Wiener Portfolio II - 4360 Baychester Avenue                                5/2/2003             5/2/2003       4/2/2003
    9d      Wiener Portfolio II - 241 West 13th Street                                  5/2/2003             5/2/2003       4/2/2003
------------------------------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue                                 5/2/2003             5/2/2003       4/2/2003
    10      Wellbridge Portfolio (10)                                                  12/16/2002            Various        Various
    10a     Wellbridge Portfolio - Flagship Athletic Club                              12/16/2002           12/16/2002     12/5/2002
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park              12/16/2002           12/23/2002     12/5/2002
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown                   12/16/2002           12/16/2002     12/2/2002
------------------------------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake                  12/16/2002           12/23/2002     12/4/2002
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown                12/16/2002           12/16/2002     12/3/2002
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint              12/16/2002           12/16/2002     12/3/2002
    10g     Wellbridge Portfolio - Newton Athletic Club                                12/16/2002           12/16/2002     12/3/2002
    10h     Wellbridge Portfolio - Athletic Club Boca Raton                            12/16/2002           12/16/2002     12/3/2002
------------------------------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint             12/16/2002           12/16/2002     12/3/2002
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale                  12/16/2002           12/16/2002     12/3/2002
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville                  12/16/2002           12/16/2002     12/3/2002
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street                 12/16/2002           12/16/2002     12/4/2002
    10m     Wellbridge Portfolio - Harbour Island Athletic Club                        12/16/2002           12/16/2002     12/4/2002
------------------------------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100                 12/16/2002           12/23/2002     12/3/2002
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale                     12/16/2002           12/16/2002     12/4/2002
    11      Fair Lakes II                                                              12/16/2002           12/12/2002     12/3/2002
    12      Lawrence Shopping Center                                                    4/28/2003           4/28/2003      5/12/2003
    13      Whippletree Village MHP                                                     4/8/2003             4/8/2003       4/8/2003
------------------------------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                                  2/25/2003            3/7/2003      3/10/2003
    15      Timberlake Apartments                                                       4/28/2003           4/28/2003      4/23/2003
    16      Raymour & Flanigan Plaza - CT                                               5/13/2003           5/13/2003       5/7/2003
    17      Des Moines Portfolio A - Summary (10)                                        Various             Various        5/1/2002
    17a     Des Moines Portfolio A - Edgewater Office Building                          5/10/2002            5/6/2002       5/1/2002
------------------------------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building                           5/7/2002             5/8/2002       5/1/2002
    17c     Des Moines Portfolio A - Crestwood Office Building                          5/7/2002             5/9/2002       5/1/2002
    18      Fair Lakes I                                                               12/16/2002           12/12/2002     12/3/2002
    19      Everett Mall Plaza                                                          10/7/2002           10/2/2002      9/23/2002
    20      Renaissance Square                                                          3/19/2003           3/19/2003       4/1/2003
------------------------------------------------------------------------------------------------------------------------------------
    21      Culver East                                                                 3/13/2003           3/13/2003      3/21/2003
    22      Riverview West Marketplace                                                  2/26/2003           2/26/2003      2/17/2003
    23      Riverside Business Center                                                  11/11/2002           11/11/2002     11/7/2002
    24      Preston del Norte                                                           4/22/2003           4/22/2003      4/23/2003
    25      Lowry Village Apartments                                                    3/17/2003           3/18/2003      3/13/2003
------------------------------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City                                                       1/30/2002           1/30/2003      1/27/2003
    27      Borough Park Portfolio (10)                                                 4/21/2003            Various       4/25/2003
    27a     Borough Park Portfolio - 4711 12th Avenue                                   4/21/2003           4/21/2003      4/25/2003
    27b     Borough Park Portfolio - 1215 47th Street                                   4/21/2003           4/21/2003      4/25/2003
    27c     Borough Park Portfolio - 4520 12th Avenue                                   4/21/2003           4/21/2003      4/25/2003
------------------------------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street                                   4/21/2003           4/18/2003      4/25/2003
    28      Las Palmas Apartments                                                       5/9/2003            5/13/2003      5/19/2003
    29      Security Square Shopping Center                                             8/24/2001           12/17/2001      9/5/2001
    30      CLK - Forest Hills Apartments                                              11/25/2002           12/17/2002     11/7/2002
    31      Ambergate Apartments                                                        4/8/2003             4/8/2003       4/9/2003
------------------------------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II                                                          5/12/2003           5/12/2003      5/22/2003
    33      Corporate Tech Center I & II                                               10/23/2002           10/22/2002     10/29/200
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)      1/24/2003           1/27/2003      1/24/2003
    34      Forest Central Self Storage                                                 1/24/2003           1/27/2003      1/24/2003
    35      Frame Street Self Storage                                                   1/24/2003           1/27/2003      1/24/2003
------------------------------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)                                                1/24/2003           1/27/2003      1/24/2003
    36a     Carrollton Self Storage - Self Storage                                      1/24/2003           1/27/2003
    36b     Carrollton Self Storage - Office Building                                   1/24/2003           1/27/2003
    37      Southcoast Plaza                                                            1/27/2003           1/27/2003      1/17/2003
    38      Green Meadows Apartments                                                    3/28/2003           3/27/2003      3/28/2003
------------------------------------------------------------------------------------------------------------------------------------




    ID                                       PROPERTY NAME                        SPONSOR
------------------------------------------------------------------------------------------------------------------------------------
    1a      DDR Portfolio - Hilltop Plaza
    1b      DDR Portfolio - Highland Grove Shopping Center
    1c      DDR Portfolio - Springfield Commons
    1d      DDR Portfolio - Apple Blossom Corners
------------------------------------------------------------------------------------------------------------------------------------
    1e      DDR Portfolio - Oviedo Park Crossing
    1f      DDR Portfolio - Derby Square
    1g      DDR Portfolio - North Pointe Plaza
     2      Boulevard Mall                                                        General Growth Properties Inc.
     3      Clinton Manor Apartments                                              Joseph Kazronovsky
------------------------------------------------------------------------------------------------------------------------------------
     4      Prosperity Office Park - Buildings B and C                            Atlantic Realty Companies, Inc., ARC Management,
                                                                                      L.L.C., Atlantic Realty Consultants, Inc.,
                                                                                      Atlantic Realty Associates, Inc.
     5      Charleston Commons                                                    Sheldon E. Stunkel
     6      Gateway Center Marshalls                                              The Related Companies, L.P., Blackacre Capital
                                                                                      Management LLC
     7      La Frontera Village - II                                              Thomas R. Green
     8      Woodbury Centre                                                       Eric Hadar, Richard Hadar
------------------------------------------------------------------------------------------------------------------------------------
     9      Wiener Portfolio II (10)                                              Joel Wiener
    9a      Wiener Portfolio II - 87-50 Kingston Place
    9b      Wiener Portfolio II - 63-70 Austin Street
    9c      Wiener Portfolio II - 4360 Baychester Avenue
    9d      Wiener Portfolio II - 241 West 13th Street
------------------------------------------------------------------------------------------------------------------------------------
    9e      Wiener Portfolio II - 2340 Valentine Avenue
    10      Wellbridge Portfolio (10)                                             Corporate Property Associates 15, Inc., Corporate
                                                                                     Property Associates 14, Inc., Corporate
                                                                                     Property Associates 12, Inc., CIP
    10a     Wellbridge Portfolio - Flagship Athletic Club
    10b     Wellbridge Portfolio - Northwest Athletic Club-St. Louis Park
    10c     Wellbridge Portfolio - Northwest Athletic Club-Crosstown
------------------------------------------------------------------------------------------------------------------------------------
    10d     Wellbridge Portfolio - Northwest Athletic Club-Moore Lake
    10e     Wellbridge Portfolio - New Mexico Sports & Wellness-Midtown
    10f     Wellbridge Portfolio - New Mexico Sports & Wellness-Highpoint
    10g     Wellbridge Portfolio - Newton Athletic Club
    10h     Wellbridge Portfolio - Athletic Club Boca Raton
------------------------------------------------------------------------------------------------------------------------------------
    10i     Wellbridge Portfolio - New Mexico Sports & Wellness-Riverpoint
    10j     Wellbridge Portfolio - Northwest Athletic Club-Normandale
    10k     Wellbridge Portfolio - Northwest Athletic Club-Burnsville
    10l     Wellbridge Portfolio - Northwest Athletic Club-98th Street
    10m     Wellbridge Portfolio - Harbour Island Athletic Club
------------------------------------------------------------------------------------------------------------------------------------
    10n     Wellbridge Portfolio - Northwest Athletic Club-Highway 100
    10o     Wellbridge Portfolio - Northwest Athletic Club-Oakdale
    11      Fair Lakes II                                                         Milton V. Peterson
    12      Lawrence Shopping Center                                              Allan Plapinger, Wallace Plapinger, Scott
                                                                                     Plapinger, Keith Plapinger, Mervyn Platt
    13      Whippletree Village MHP                                               Richard J. Klarchek
------------------------------------------------------------------------------------------------------------------------------------
    14      Raines Distribution Center                                            Miriam Moussaieff, Eyal Ben-Yosef
    15      Timberlake Apartments                                                 O. Bruce Mills
    16      Raymour & Flanigan Plaza - CT                                         Neil Goldberg, Steven Goldberg,
                                                                                     Michael Goldberg
    17      Des Moines Portfolio A - Summary (10)                                 Highwoods Realty Limited Partnership,
                                                                                     R and R Realty Group, Ltd.
    17a     Des Moines Portfolio A - Edgewater Office Building
------------------------------------------------------------------------------------------------------------------------------------
    17b     Des Moines Portfolio A - Highland Office Building
    17c     Des Moines Portfolio A - Crestwood Office Building
    18      Fair Lakes I                                                          Milton V. Peterson
    19      Everett Mall Plaza                                                    Alan C. Fox
    20      Renaissance Square                                                    David Salomon, Anthony Ruggeri
------------------------------------------------------------------------------------------------------------------------------------
    21      Culver East                                                           Frederick M. Nicholas
    22      Riverview West Marketplace                                            Richard Kelter
    23      Riverside Business Center                                             Eric M. Rinestone, Michael D. Wilson
    24      Preston del Norte                                                     Kato Krauss, Nordel Associates, Rondel Associates,
                                                                                     Delhome Associates
    25      Lowry Village Apartments                                              Wiener Acquisition Company LLC, Wiener West
                                                                                     Group Inc, Eric R Wiener, Frederick K Mehlman
------------------------------------------------------------------------------------------------------------------------------------
    26      Saf Keep Redwood City                                                 Edward G. Roach, Justin M. Roach, III,
                                                                                     Barbara Roach
    27      Borough Park Portfolio (10)                                           Miriam Kohn, Bernardo Kohn
    27a     Borough Park Portfolio - 4711 12th Avenue
    27b     Borough Park Portfolio - 1215 47th Street
    27c     Borough Park Portfolio - 4520 12th Avenue
------------------------------------------------------------------------------------------------------------------------------------
    27d     Borough Park Portfolio - 1314 46th Street
    28      Las Palmas Apartments                                                 Allen Cousin
    29      Security Square Shopping Center                                       Mid-Atlantic Realty Trust
    30      CLK - Forest Hills Apartments                                         Howard Parnes, Craig Koenigsberg
    31      Ambergate Apartments                                                  None
------------------------------------------------------------------------------------------------------------------------------------
    32      Canton Crossing II                                                    Edwin Hale
    33      Corporate Tech Center I & II                                          Eric Brauss, Ursula Ritter
            Forest Central, Frame Street, Carrollton Self Storage (Crossed Rollup)Robert O'Neal Gray
    34      Forest Central Self Storage                                           Robert O'Neal Gray
    35      Frame Street Self Storage                                             Robert O'Neal Gray
------------------------------------------------------------------------------------------------------------------------------------
    36      Carrollton Self Storage (10)                                          Robert O'Neal Gray
    36a     Carrollton Self Storage - Self Storage
    36b     Carrollton Self Storage - Office Building
    37      Southcoast Plaza                                                      Fred Rizk, David Cottrell III
    38      Green Meadows Apartments                                              David M. Mincberg, John O'Quinn
------------------------------------------------------------------------------------------------------------------------------------

                                                                                      % OF                           % OF APPLICABLE
                                                                                  INITIAL POOL       LOAN GROUP        LOAN GROUP
   ID                                 PROPERTY NAME                                  BALANCE         ONE OR TWO          BALANCE
------------------------------------------------------------------------------------------------------------------------------------
   39     Aequus Medical Office Building                                              0.76%               1               1.00%
   40     3502 Woodview Trace                                                         0.76%               1               1.00%
   41     Brunswick Business Park (10)                                                0.76%               1               1.00%
   41a    Brunswick Business Park A                                                   0.55%               1               0.73%
   41b    Brunswick Business Park B                                                   0.21%               1               0.27%
------------------------------------------------------------------------------------------------------------------------------------
   42     Las Palmas de la Quinta MHC                                                 0.72%               1               0.95%
   43     Van Dorn Plaza                                                              0.72%               1               0.94%
   44     Sable Ridge                                                                 0.68%               2               2.82%
   45     UDR Portfolio - Grand Cypress Apartments                                    0.68%               2               2.82%
   46     UDR Portfolio - Southern Oaks Apartments                                    0.68%               2               2.82%
------------------------------------------------------------------------------------------------------------------------------------
   47     600 Meadowlands Parkway                                                     0.64%               1               0.85%
   48     Rosedale Plaza                                                              0.63%               1               0.83%
   49     Southcenter Place Office Building                                           0.63%               1               0.83%
   50     Cliff Park Village Apartments                                               0.63%               2               2.62%
   51     336 East 86th Street Apartments                                             0.61%               1               0.80%
------------------------------------------------------------------------------------------------------------------------------------
   52     Copper Mill Apartments                                                      0.61%               2               2.53%
   53     Linton Boulevard Self Storage                                               0.59%               1               0.77%
   54     Paychex Office Building                                                     0.59%               1               0.77%
   55     Centreville Park Center-II                                                  0.58%               1               0.76%
   56     Park Center I                                                               0.57%               1               0.76%
------------------------------------------------------------------------------------------------------------------------------------
   57     Willow Pointe Apartments                                                    0.57%               2               2.37%
   58     Milano Apartments                                                           0.56%               2               2.35%
   59     Publix - SC                                                                 0.53%               1               0.70%
   60     Bell Towne Center                                                           0.52%               1               0.69%
   61     UDR Portfolio - Audubon Apartments                                          0.52%               2               2.18%
------------------------------------------------------------------------------------------------------------------------------------
   62     GTE/Verizon                                                                 0.52%               1               0.68%
   63     Holiday Inn - Fayetteville                                                  0.52%               1               0.68%
   64     25 North Cascade Avenue                                                     0.52%               1               0.68%
   65     Genesee Point Office                                                        0.51%               1               0.67%
   66     Five Points Shopping Center                                                 0.50%               1               0.66%
------------------------------------------------------------------------------------------------------------------------------------
   67     Grove Plaza Shopping Center                                                 0.49%               1               0.65%
   68     North Ridge Shopping Center                                                 0.49%               1               0.64%
   69     Bank of America Building - Valencia, CA                                     0.47%               1               0.62%
   70     Pipeline Village Shopping Center 2                                          0.47%               1               0.62%
   71     1 Rewe Street                                                               0.46%               1               0.61%
------------------------------------------------------------------------------------------------------------------------------------
   72     Eastland Towne Center                                                       0.46%               1               0.61%
   73     Walgreens - Brentwood                                                       0.46%               1               0.61%
   74     Taylor Mill                                                                 0.45%               1               0.59%
   75     Pipeline Village Shopping Center 1                                          0.43%               1               0.56%
   76     Westpark Walk Shopping Center                                               0.42%               1               0.55%
------------------------------------------------------------------------------------------------------------------------------------
   77     Security Self Storage Portfolio (10)                                        0.42%               1               0.55%
   77a    Security Self Storage Rock Road                                             0.18%               1               0.23%
   77b    Security Self Storage Seneca                                                0.13%               1               0.17%
   77c    Security Self Storage Southwest                                             0.11%               1               0.15%
   78     Columbia Terrace and Tim-Wa MHC's (10)                                      0.42%               1               0.55%
------------------------------------------------------------------------------------------------------------------------------------
   78a    Columbia Terrace MHC                                                        0.22%               1               0.29%
   78b    Tim-Wa MHC                                                                  0.19%               1               0.26%
   79     Devon Self Storage                                                          0.41%               1               0.54%
   80     Crossings at Roswell                                                        0.40%               1               0.53%
   81     Thunderbird MHP                                                             0.40%               2               1.65%
------------------------------------------------------------------------------------------------------------------------------------
   82     College Park Plaza                                                          0.39%               1               0.51%
   83     Greenfield Medical Center II                                                0.38%               1               0.50%
   84     Aerotech Office Park                                                        0.36%               1               0.48%
   85     Lakeshore Apartments - Brookside                                            0.36%               2               1.50%
   86     Copans Road Self-Storage                                                    0.36%               1               0.47%
------------------------------------------------------------------------------------------------------------------------------------
   87     24 Hour Self Storage                                                        0.35%               1               0.47%
   88     Barrington Place Apartments                                                 0.35%               2               1.48%
   89     Creston Park Center                                                         0.35%               1               0.47%
   90     Brightwood Manor MHC                                                        0.35%               2               1.47%
   91     200 Central Park Avenue                                                     0.34%               1               0.44%
------------------------------------------------------------------------------------------------------------------------------------
   92     Casa de Flores MHC                                                          0.34%               2               1.41%
   93     Westbridge Plaza                                                            0.33%               1               0.44%
   94     White Birch and Lanewood MHCs (10)                                          0.33%               1               0.44%
   94a    White Birch MHC                                                             0.31%               1               0.41%
   94b    Lanewood MHC                                                                0.02%               1               0.02%
------------------------------------------------------------------------------------------------------------------------------------
   95     National Self Storage Center                                                0.33%               1               0.43%
   96     525 1st Avenue West                                                         0.32%               2               1.34%
   97     Central Self Storage Hollywood, FL                                          0.32%               1               0.42%
   98     Security Self Storage New Orleans                                           0.32%               1               0.42%
   99     Trail Riders MHC                                                            0.31%               2               1.30%
------------------------------------------------------------------------------------------------------------------------------------
   100    Storage Depot Portfolio (10)                                                0.31%               1               0.40%
  100a    Storage Depot - Mission                                                     0.14%               1               0.18%
  100b    Storage Depot - Regal Row                                                   0.11%               1               0.14%
  100c    Storage Depot - Sunshine                                                    0.06%               1               0.07%
   101    Pioneer MHC                                                                 0.30%               2               1.23%
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                    MORTGAGE
                                                                                   # OF               LOAN             ORIGINAL
   ID                                 PROPERTY NAME                             PROPERTIES         SELLER (1)           BALANCE
------------------------------------------------------------------------------------------------------------------------------------
   39     Aequus Medical Office Building                                             1                GECC             9,000,000
   40     3502 Woodview Trace                                                        1                GECC             9,000,000
   41     Brunswick Business Park (10)                                               2                GECC             9,000,000
   41a    Brunswick Business Park A                                                                   GECC             6,552,632
   41b    Brunswick Business Park B                                                                   GECC             2,447,368
------------------------------------------------------------------------------------------------------------------------------------
   42     Las Palmas de la Quinta MHC                                                1                GECC             8,500,000
   43     Van Dorn Plaza                                                             1                GECC             8,500,000
   44     Sable Ridge                                                                1                GECC             8,020,000
   45     UDR Portfolio - Grand Cypress Apartments                                   1                BOFA             8,000,000
   46     UDR Portfolio - Southern Oaks Apartments                                   1                BOFA             8,000,000
------------------------------------------------------------------------------------------------------------------------------------
   47     600 Meadowlands Parkway                                                    1                GECC             7,625,000
   48     Rosedale Plaza                                                             1                BOFA             7,560,000
   49     Southcenter Place Office Building                                          1                GACC             7,500,000
   50     Cliff Park Village Apartments                                              1                GECC             7,500,000
   51     336 East 86th Street Apartments                                            1                BOFA             7,250,000
------------------------------------------------------------------------------------------------------------------------------------
   52     Copper Mill Apartments                                                     1                GECC             7,180,000
   53     Linton Boulevard Self Storage                                              1                BOFA             6,935,000
   54     Paychex Office Building                                                    1                BOFA             7,000,000
   55     Centreville Park Center-II                                                 1                GECC             6,843,000
   56     Park Center I                                                              1                GECC             6,800,000
------------------------------------------------------------------------------------------------------------------------------------
   57     Willow Pointe Apartments                                                   1                GECC             6,750,000
   58     Milano Apartments                                                          1                BOFA             6,700,000
   59     Publix - SC                                                                1                GECC             6,284,000
   60     Bell Towne Center                                                          1                BOFA             6,243,000
   61     UDR Portfolio - Audubon Apartments                                         1                BOFA             6,199,622
------------------------------------------------------------------------------------------------------------------------------------
   62     GTE/Verizon                                                                1                GECC             6,200,000
   63     Holiday Inn - Fayetteville                                                 1                GACC             6,100,000
   64     25 North Cascade Avenue                                                    1                GECC             6,100,000
   65     Genesee Point Office                                                       1                GECC             6,000,000
   66     Five Points Shopping Center                                                1                BOFA             6,000,000
------------------------------------------------------------------------------------------------------------------------------------
   67     Grove Plaza Shopping Center                                                1                GACC             5,800,000
   68     North Ridge Shopping Center                                                1                GECC             5,750,000
   69     Bank of America Building - Valencia, CA                                    1                BOFA             5,645,000
   70     Pipeline Village Shopping Center 2                                         1                GECC             5,600,000
   71     1 Rewe Street                                                              1                GECC             5,500,000
------------------------------------------------------------------------------------------------------------------------------------
   72     Eastland Towne Center                                                      1                GECC             5,500,000
   73     Walgreens - Brentwood                                                      1                BOFA             5,520,000
   74     Taylor Mill                                                                1                BOFA             5,290,000
   75     Pipeline Village Shopping Center 1                                         1                GECC             5,082,000
   76     Westpark Walk Shopping Center                                              1                GECC             5,000,000
------------------------------------------------------------------------------------------------------------------------------------
   77     Security Self Storage Portfolio (10)                                       3                GECC             4,950,000
   77a    Security Self Storage Rock Road                                                             GECC             2,100,000
   77b    Security Self Storage Seneca                                                                GECC             1,500,000
   77c    Security Self Storage Southwest                                                             GECC             1,350,000
   78     Columbia Terrace and Tim-Wa MHC's (10)                                     2                GECC             4,936,000
------------------------------------------------------------------------------------------------------------------------------------
   78a    Columbia Terrace MHC                                                                        GECC             2,627,799
   78b    Tim-Wa MHC                                                                                  GECC             2,308,201
   79     Devon Self Storage                                                         1                GECC             4,900,000
   80     Crossings at Roswell                                                       1                GACC             4,800,000
   81     Thunderbird MHP                                                            1                GECC             4,700,000
------------------------------------------------------------------------------------------------------------------------------------
   82     College Park Plaza                                                         1                GECC             4,600,000
   83     Greenfield Medical Center II                                               1                GACC             4,500,000
   84     Aerotech Office Park                                                       1                BOFA             4,375,000
   85     Lakeshore Apartments - Brookside                                           1                BOFA             4,280,000
   86     Copans Road Self-Storage                                                   1                BOFA             4,219,000
------------------------------------------------------------------------------------------------------------------------------------
   87     24 Hour Self Storage                                                       1                GECC             4,200,000
   88     Barrington Place Apartments                                                1                BOFA             4,200,000
   89     Creston Park Center                                                        1                BOFA             4,250,000
   90     Brightwood Manor MHC                                                       1                BOFA             4,175,000
   91     200 Central Park Avenue                                                    1                GACC             4,000,000
------------------------------------------------------------------------------------------------------------------------------------
   92     Casa de Flores MHC                                                         1                GECC             4,000,000
   93     Westbridge Plaza                                                           1                GECC             3,965,000
   94     White Birch and Lanewood MHCs (10)                                         2                GECC             3,925,000
   94a    White Birch MHC                                                                             GECC             3,714,620
   94b    Lanewood MHC                                                                                GECC              210,380
------------------------------------------------------------------------------------------------------------------------------------
   95     National Self Storage Center                                               1                GECC             3,920,000
   96     525 1st Avenue West                                                        1                GACC             3,800,000
   97     Central Self Storage Hollywood, FL                                         1                GECC             3,800,000
   98     Security Self Storage New Orleans                                          1                GECC             3,775,000
   99     Trail Riders MHC                                                           1                BOFA             3,700,000
------------------------------------------------------------------------------------------------------------------------------------
   100    Storage Depot Portfolio (10)                                               3                BOFA             3,635,000
  100a    Storage Depot - Mission                                                                     BOFA             1,669,133
  100b    Storage Depot - Regal Row                                                                   BOFA             1,298,214
  100c    Storage Depot - Sunshine                                                                    BOFA              667,653
   101    Pioneer MHC                                                                1                GECC             3,500,000
------------------------------------------------------------------------------------------------------------------------------------


                                                                                CUT-OFF             GENERAL
                                                                                  DATE              PROPERTY
   ID                                 PROPERTY NAME                             BALANCE             TYPE
------------------------------------------------------------------------------------------------------------------------------------
   39     Aequus Medical Office Building                                        8,992,041           Office
   40     3502 Woodview Trace                                                   8,982,977           Office
   41     Brunswick Business Park (10)                                          8,981,228           Industrial
   41a    Brunswick Business Park A                                             6,538,964           Industrial
   41b    Brunswick Business Park B                                             2,442,264           Industrial
------------------------------------------------------------------------------------------------------------------------------------
   42     Las Palmas de la Quinta MHC                                           8,500,000           Manufactured Housing
   43     Van Dorn Plaza                                                        8,473,990           Retail
   44     Sable Ridge                                                           8,020,000           Multifamily
   45     UDR Portfolio - Grand Cypress Apartments                              8,000,000           Multifamily
   46     UDR Portfolio - Southern Oaks Apartments                              8,000,000           Multifamily
------------------------------------------------------------------------------------------------------------------------------------
   47     600 Meadowlands Parkway                                               7,625,000           Industrial
   48     Rosedale Plaza                                                        7,503,760           Retail
   49     Southcenter Place Office Building                                     7,492,400           Office
   50     Cliff Park Village Apartments                                         7,438,434           Multifamily
   51     336 East 86th Street Apartments                                       7,234,222           Multifamily
------------------------------------------------------------------------------------------------------------------------------------
   52     Copper Mill Apartments                                                7,180,000           Multifamily
   53     Linton Boulevard Self Storage                                         6,935,000           Self Storage
   54     Paychex Office Building                                               6,929,280           Office
   55     Centreville Park Center-II                                            6,816,175           Retail
   56     Park Center I                                                         6,800,000           Office
------------------------------------------------------------------------------------------------------------------------------------
   57     Willow Pointe Apartments                                              6,718,418           Multifamily
   58     Milano Apartments                                                     6,684,251           Multifamily
   59     Publix - SC                                                           6,275,172           Retail
   60     Bell Towne Center                                                     6,204,037           Office
   61     UDR Portfolio - Audubon Apartments                                    6,199,622           Multifamily
------------------------------------------------------------------------------------------------------------------------------------
   62     GTE/Verizon                                                           6,136,432           Office
   63     Holiday Inn - Fayetteville                                            6,100,000           Hotel
   64     25 North Cascade Avenue                                               6,093,966           Office
   65     Genesee Point Office                                                  5,982,727           Office
   66     Five Points Shopping Center                                           5,953,626           Retail
------------------------------------------------------------------------------------------------------------------------------------
   67     Grove Plaza Shopping Center                                           5,800,000           Retail
   68     North Ridge Shopping Center                                           5,744,585           Retail
   69     Bank of America Building - Valencia, CA                               5,606,158           Office
   70     Pipeline Village Shopping Center 2                                    5,583,989           Retail
   71     1 Rewe Street                                                         5,500,000           Industrial
------------------------------------------------------------------------------------------------------------------------------------
   72     Eastland Towne Center                                                 5,483,912           Retail
   73     Walgreens - Brentwood                                                 5,479,111           Retail
   74     Taylor Mill                                                           5,268,762           Retail
   75     Pipeline Village Shopping Center 1                                    5,076,912           Retail
   76     Westpark Walk Shopping Center                                         4,980,142           Retail
------------------------------------------------------------------------------------------------------------------------------------
   77     Security Self Storage Portfolio (10)                                  4,950,000           Self Storage
   77a    Security Self Storage Rock Road                                       2,100,000           Self Storage
   77b    Security Self Storage Seneca                                          1,500,000           Self Storage
   77c    Security Self Storage Southwest                                       1,350,000           Self Storage
   78     Columbia Terrace and Tim-Wa MHC's (10)                                4,924,084           Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
   78a    Columbia Terrace MHC                                                  2,621,455           Manufactured Housing
   78b    Tim-Wa MHC                                                            2,302,629           Manufactured Housing
   79     Devon Self Storage                                                    4,893,398           Self Storage
   80     Crossings at Roswell                                                  4,791,433           Retail
   81     Thunderbird MHP                                                       4,684,229           Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
   82     College Park Plaza                                                    4,600,000           Retail
   83     Greenfield Medical Center II                                          4,500,000           Office
   84     Aerotech Office Park                                                  4,298,708           Office
   85     Lakeshore Apartments - Brookside                                      4,270,783           Multifamily
   86     Copans Road Self-Storage                                              4,219,000           Self Storage
------------------------------------------------------------------------------------------------------------------------------------
   87     24 Hour Self Storage                                                  4,193,647           Self Storage
   88     Barrington Place Apartments                                           4,191,444           Multifamily
   89     Creston Park Center                                                   4,189,019           Retail
   90     Brightwood Manor MHC                                                  4,166,522           Manufactured Housing
   91     200 Central Park Avenue                                               3,991,922           Office
------------------------------------------------------------------------------------------------------------------------------------
   92     Casa de Flores MHC                                                    3,991,147           Manufactured Housing
   93     Westbridge Plaza                                                      3,950,353           Retail
   94     White Birch and Lanewood MHCs (10)                                    3,925,000           Manufactured Housing
   94a    White Birch MHC                                                       3,714,620           Manufactured Housing
   94b    Lanewood MHC                                                            210,380           Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
   95     National Self Storage Center                                          3,904,733           Self Storage
   96     525 1st Avenue West                                                   3,800,000           Multifamily
   97     Central Self Storage Hollywood, FL                                    3,794,860           Self Storage
   98     Security Self Storage New Orleans                                     3,775,000           Self Storage
   99     Trail Riders MHC                                                      3,692,446           Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
   100    Storage Depot Portfolio (10)                                          3,620,351           Self Storage
  100a    Storage Depot - Mission                                               1,662,406           Self Storage
  100b    Storage Depot - Regal Row                                             1,292,983           Self Storage
  100c    Storage Depot - Sunshine                                                664,962           Self Storage
   101    Pioneer MHC                                                           3,500,000           Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------


                                                                                  DETAILED
                                                                                  PROPERTY                            INTEREST
   ID                                 PROPERTY NAME                               TYPE                                RATE (8)
------------------------------------------------------------------------------------------------------------------------------------
   39     Aequus Medical Office Building                                          Medical                            5.7500000%
   40     3502 Woodview Trace                                                     Suburban                           5.8500000%
   41     Brunswick Business Park (10)                                            Office/Warehouse                   5.4000000%
   41a    Brunswick Business Park A                                               Office/Warehouse
   41b    Brunswick Business Park B                                               Office/Warehouse
------------------------------------------------------------------------------------------------------------------------------------
   42     Las Palmas de la Quinta MHC                                             Manufactured Housing               4.9500000%
   43     Van Dorn Plaza                                                          Anchored                           5.4000000%
   44     Sable Ridge                                                             Conventional                       4.2900000%
   45     UDR Portfolio - Grand Cypress Apartments                                Conventional                       6.1500000%
   46     UDR Portfolio - Southern Oaks Apartments                                Conventional                       6.1500000%
------------------------------------------------------------------------------------------------------------------------------------
   47     600 Meadowlands Parkway                                                 Office/Warehouse                   5.2600000%
   48     Rosedale Plaza                                                          Anchored                           6.1000000%
   49     Southcenter Place Office Building                                       Suburban                           5.2000000%
   50     Cliff Park Village Apartments                                           Conventional                       4.8800000%
   51     336 East 86th Street Apartments                                         Conventional                       5.2000000%
------------------------------------------------------------------------------------------------------------------------------------
   52     Copper Mill Apartments                                                  Conventional                       4.2900000%
   53     Linton Boulevard Self Storage                                           Self Storage                       5.8200000%
   54     Paychex Office Building                                                 Suburban                           6.5650000%
   55     Centreville Park Center-II                                              Anchored                           5.7100000%
   56     Park Center I                                                           Suburban                           5.5400000%
------------------------------------------------------------------------------------------------------------------------------------
   57     Willow Pointe Apartments                                                Conventional                       5.1000000%
   58     Milano Apartments                                                       Conventional                       4.8300000%
   59     Publix - SC                                                             Anchored                           5.5000000%
   60     Bell Towne Center                                                       Office/Retail                      6.9000000%
   61     UDR Portfolio - Audubon Apartments                                      Conventional                       6.1500000%
------------------------------------------------------------------------------------------------------------------------------------
   62     GTE/Verizon                                                             Suburban                           6.5500000%
   63     Holiday Inn - Fayetteville                                              Full Service                       6.4500000%
   64     25 North Cascade Avenue                                                 CBD                                5.3000000%
   65     Genesee Point Office                                                    Suburban                           5.6700000%
   66     Five Points Shopping Center                                             Anchored                           5.9200000%
------------------------------------------------------------------------------------------------------------------------------------
   67     Grove Plaza Shopping Center                                             Shadow Anchored                    5.5000000%
   68     North Ridge Shopping Center                                             Shadow Anchored                    5.5000000%
   69     Bank of America Building - Valencia, CA                                 Suburban                           5.9000000%
   70     Pipeline Village Shopping Center 2                                      Shadow Anchored                    5.7000000%
   71     1 Rewe Street                                                           Office/Warehouse                   5.5700000%
------------------------------------------------------------------------------------------------------------------------------------
   72     Eastland Towne Center                                                   Anchored                           5.6000000%
   73     Walgreens - Brentwood                                                   Anchored                           6.1200000%
   74     Taylor Mill                                                             Anchored                           5.6000000%
   75     Pipeline Village Shopping Center 1                                      Shadow Anchored                    5.2500000%
   76     Westpark Walk Shopping Center                                           Unanchored                         5.6500000%
------------------------------------------------------------------------------------------------------------------------------------
   77     Security Self Storage Portfolio (10)                                    Self Storage                       5.1400000%
   77a    Security Self Storage Rock Road                                         Self Storage
   77b    Security Self Storage Seneca                                            Self Storage
   77c    Security Self Storage Southwest                                         Self Storage
   78     Columbia Terrace and Tim-Wa MHC's (10)                                  Manufactured Housing               4.7000000%
------------------------------------------------------------------------------------------------------------------------------------
   78a    Columbia Terrace MHC                                                    Manufactured Housing
   78b    Tim-Wa MHC                                                              Manufactured Housing
   79     Devon Self Storage                                                      Self Storage/Retail                5.7200000%
   80     Crossings at Roswell                                                    Unanchored                         6.1100000%
   81     Thunderbird MHP                                                         Manufactured Housing               4.9800000%
------------------------------------------------------------------------------------------------------------------------------------
   82     College Park Plaza                                                      Anchored                           5.5100000%
   83     Greenfield Medical Center II                                            Medical                            5.3500000%
   84     Aerotech Office Park                                                    Suburban                           7.7300000%
   85     Lakeshore Apartments - Brookside                                        Conventional                       5.2500000%
   86     Copans Road Self-Storage                                                Self Storage                       5.8200000%
------------------------------------------------------------------------------------------------------------------------------------
   87     24 Hour Self Storage                                                    Self Storage                       5.1000000%
   88     Barrington Place Apartments                                             Conventional                       5.5100000%
   89     Creston Park Center                                                     Anchored                           6.9800000%
   90     Brightwood Manor MHC                                                    Manufactured Housing               5.5250000%
   91     200 Central Park Avenue                                                 Suburban                           5.5500000%
------------------------------------------------------------------------------------------------------------------------------------
   92     Casa de Flores MHC                                                      Manufactured Housing               5.1200000%
   93     Westbridge Plaza                                                        Shadow Anchored                    5.9800000%
   94     White Birch and Lanewood MHCs (10)                                      Manufactured Housing               4.6000000%
   94a    White Birch MHC                                                         Manufactured Housing
   94b    Lanewood MHC                                                            Manufactured Housing
------------------------------------------------------------------------------------------------------------------------------------
   95     National Self Storage Center                                            Self Storage                       6.1700000%
   96     525 1st Avenue West                                                     Conventional                       5.5000000%
   97     Central Self Storage Hollywood, FL                                      Self Storage                       5.7000000%
   98     Security Self Storage New Orleans                                       Self Storage                       5.1400000%
   99     Trail Riders MHC                                                        Manufactured Housing               5.5000000%
------------------------------------------------------------------------------------------------------------------------------------
   100    Storage Depot Portfolio (10)                                            Self Storage                       5.9810000%
  100a    Storage Depot - Mission                                                 Self Storage
  100b    Storage Depot - Regal Row                                               Self Storage
  100c    Storage Depot - Sunshine                                                Self Storage
   101    Pioneer MHC                                                             Manufactured Housing               5.0400000%
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                     INTEREST          ORIGINAL
                                                                               ADMINISTRATIVE        ACCRUAL       TERM TO MATURITY
   ID                                 PROPERTY NAME                              COST RATE            BASIS         OR APD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
   39     Aequus Medical Office Building                                          0.03200%          Actual/360           120
   40     3502 Woodview Trace                                                     0.03200%          Actual/360           120
   41     Brunswick Business Park (10)                                            0.03200%          Actual/360           120
   41a    Brunswick Business Park A
   41b    Brunswick Business Park B
------------------------------------------------------------------------------------------------------------------------------------
   42     Las Palmas de la Quinta MHC                                             0.03200%          Actual/360            84
   43     Van Dorn Plaza                                                          0.03200%          Actual/360           120
   44     Sable Ridge                                                             0.03200%          Actual/360            60
   45     UDR Portfolio - Grand Cypress Apartments                                0.14200%          Actual/360           120
   46     UDR Portfolio - Southern Oaks Apartments                                0.14200%          Actual/360           120
------------------------------------------------------------------------------------------------------------------------------------
   47     600 Meadowlands Parkway                                                 0.03200%          Actual/360           120
   48     Rosedale Plaza                                                          0.14200%          Actual/360           144
   49     Southcenter Place Office Building                                       0.03200%          Actual/360           120
   50     Cliff Park Village Apartments                                           0.03200%          Actual/360            60
   51     336 East 86th Street Apartments                                         0.14200%          Actual/360           120
------------------------------------------------------------------------------------------------------------------------------------
   52     Copper Mill Apartments                                                  0.03200%          Actual/360            60
   53     Linton Boulevard Self Storage                                           0.14200%          Actual/360           120
   54     Paychex Office Building                                                 0.10200%          Actual/360           120
   55     Centreville Park Center-II                                              0.03200%          Actual/360           120
   56     Park Center I                                                           0.03200%          Actual/360           120
------------------------------------------------------------------------------------------------------------------------------------
   57     Willow Pointe Apartments                                                0.03200%          Actual/360           120
   58     Milano Apartments                                                       0.14200%          Actual/360           120
   59     Publix - SC                                                             0.03200%          Actual/360           120
   60     Bell Towne Center                                                       0.09200%          Actual/360           120
   61     UDR Portfolio - Audubon Apartments                                      0.14200%          Actual/360           120
------------------------------------------------------------------------------------------------------------------------------------
   62     GTE/Verizon                                                             0.03200%          Actual/360            60
   63     Holiday Inn - Fayetteville                                              0.03200%          Actual/360           120
   64     25 North Cascade Avenue                                                 0.03200%          Actual/360           120
   65     Genesee Point Office                                                    0.03200%          Actual/360           120
   66     Five Points Shopping Center                                             0.14200%          Actual/360           120
------------------------------------------------------------------------------------------------------------------------------------
   67     Grove Plaza Shopping Center                                             0.03200%          Actual/360           120
   68     North Ridge Shopping Center                                             0.03200%          Actual/360           120
   69     Bank of America Building - Valencia, CA                                 0.14200%          Actual/360            60
   70     Pipeline Village Shopping Center 2                                      0.03200%          Actual/360           120
   71     1 Rewe Street                                                           0.03200%          Actual/360           120
------------------------------------------------------------------------------------------------------------------------------------
   72     Eastland Towne Center                                                   0.03200%          Actual/360            84
   73     Walgreens - Brentwood                                                   0.14200%          Actual/360           120
   74     Taylor Mill                                                             0.10200%          Actual/360           120
   75     Pipeline Village Shopping Center 1                                      0.03200%          Actual/360           120
   76     Westpark Walk Shopping Center                                           0.03200%          Actual/360           120
------------------------------------------------------------------------------------------------------------------------------------
   77     Security Self Storage Portfolio (10)                                    0.03200%          Actual/360           120
   77a    Security Self Storage Rock Road
   77b    Security Self Storage Seneca
   77c    Security Self Storage Southwest
   78     Columbia Terrace and Tim-Wa MHC's (10)                                  0.03200%          Actual/360            60
------------------------------------------------------------------------------------------------------------------------------------
   78a    Columbia Terrace MHC
   78b    Tim-Wa MHC
   79     Devon Self Storage                                                      0.03200%          Actual/360           120
   80     Crossings at Roswell                                                    0.03200%          Actual/360           180
   81     Thunderbird MHP                                                         0.03200%          Actual/360            60
------------------------------------------------------------------------------------------------------------------------------------
   82     College Park Plaza                                                      0.03200%          Actual/360           120
   83     Greenfield Medical Center II                                            0.08200%          Actual/360           120
   84     Aerotech Office Park                                                    0.14200%          Actual/360           120
   85     Lakeshore Apartments - Brookside                                        0.14200%          Actual/360           120
   86     Copans Road Self-Storage                                                0.14200%          Actual/360           120
------------------------------------------------------------------------------------------------------------------------------------
   87     24 Hour Self Storage                                                    0.03200%          Actual/360            84
   88     Barrington Place Apartments                                             0.14200%          Actual/360           120
   89     Creston Park Center                                                     0.10200%          Actual/360           120
   90     Brightwood Manor MHC                                                    0.10200%          Actual/360           120
   91     200 Central Park Avenue                                                 0.06200%          Actual/360           120
------------------------------------------------------------------------------------------------------------------------------------
   92     Casa de Flores MHC                                                      0.03200%          Actual/360           120
   93     Westbridge Plaza                                                        0.03200%          Actual/360           120
   94     White Birch and Lanewood MHCs (10)                                      0.03200%          Actual/360            60
   94a    White Birch MHC
   94b    Lanewood MHC
------------------------------------------------------------------------------------------------------------------------------------
   95     National Self Storage Center                                            0.03200%          Actual/360           120
   96     525 1st Avenue West                                                     0.03200%          Actual/360           120
   97     Central Self Storage Hollywood, FL                                      0.03200%          Actual/360           120
   98     Security Self Storage New Orleans                                       0.03200%          Actual/360           120
   99     Trail Riders MHC                                                        0.13200%          Actual/360           120
------------------------------------------------------------------------------------------------------------------------------------
   100    Storage Depot Portfolio (10)                                            0.09200%          Actual/360           120
  100a    Storage Depot - Mission
  100b    Storage Depot - Regal Row
  100c    Storage Depot - Sunshine
   101    Pioneer MHC                                                             0.03200%          Actual/360           120
------------------------------------------------------------------------------------------------------------------------------------


                                                                               STATED REMAINING      ORIGINAL         REMAINING
                                                                               TERM TO MATURITY    AMORTIZATION      AMORTIZATION
   ID                                 PROPERTY NAME                              OR APD (MOS.)     TERM (MOS.)       TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
   39     Aequus Medical Office Building                                              119              360               359
   40     3502 Woodview Trace                                                         118              360               358
   41     Brunswick Business Park (10)                                                118              360               358
   41a    Brunswick Business Park A
   41b    Brunswick Business Park B
------------------------------------------------------------------------------------------------------------------------------------
   42     Las Palmas de la Quinta MHC                                                 84               360               360
   43     Van Dorn Plaza                                                              117              360               357
   44     Sable Ridge                                                                 59                0                 0
   45     UDR Portfolio - Grand Cypress Apartments                                    110              318               318
   46     UDR Portfolio - Southern Oaks Apartments                                    110              318               318
------------------------------------------------------------------------------------------------------------------------------------
   47     600 Meadowlands Parkway                                                     119              330               330
   48     Rosedale Plaza                                                              136              360               352
   49     Southcenter Place Office Building                                           119              360               359
   50     Cliff Park Village Apartments                                               55               300               295
   51     336 East 86th Street Apartments                                             118              360               358
------------------------------------------------------------------------------------------------------------------------------------
   52     Copper Mill Apartments                                                      59                0                 0
   53     Linton Boulevard Self Storage                                               115              312               312
   54     Paychex Office Building                                                     108              360               348
   55     Centreville Park Center-II                                                  116              360               356
   56     Park Center I                                                               120              300               300
------------------------------------------------------------------------------------------------------------------------------------
   57     Willow Pointe Apartments                                                    118              240               238
   58     Milano Apartments                                                           118              360               358
   59     Publix - SC                                                                 119              300               299
   60     Bell Towne Center                                                           112              360               352
   61     UDR Portfolio - Audubon Apartments                                          110              318               318
------------------------------------------------------------------------------------------------------------------------------------
   62     GTE/Verizon                                                                 52               300               292
   63     Holiday Inn - Fayetteville                                                  120              300               300
   64     25 North Cascade Avenue                                                     119              360               359
   65     Genesee Point Office                                                        117              360               357
   66     Five Points Shopping Center                                                 112              360               352
------------------------------------------------------------------------------------------------------------------------------------
   67     Grove Plaza Shopping Center                                                 120              360               360
   68     North Ridge Shopping Center                                                 119              360               359
   69     Bank of America Building - Valencia, CA                                     53               360               353
   70     Pipeline Village Shopping Center 2                                          117              360               357
   71     1 Rewe Street                                                               120              360               360
------------------------------------------------------------------------------------------------------------------------------------
   72     Eastland Towne Center                                                       81               360               357
   73     Walgreens - Brentwood                                                       112              360               352
   74     Taylor Mill                                                                 116              360               356
   75     Pipeline Village Shopping Center 1                                          119              360               359
   76     Westpark Walk Shopping Center                                               116              360               356
------------------------------------------------------------------------------------------------------------------------------------
   77     Security Self Storage Portfolio (10)                                        120              300               300
   77a    Security Self Storage Rock Road
   77b    Security Self Storage Seneca
   77c    Security Self Storage Southwest
   78     Columbia Terrace and Tim-Wa MHC's (10)                                      58               360               358
------------------------------------------------------------------------------------------------------------------------------------
   78a    Columbia Terrace MHC
   78b    Tim-Wa MHC
   79     Devon Self Storage                                                          119              300               299
   80     Crossings at Roswell                                                        178              360               358
   81     Thunderbird MHP                                                             57               360               357
------------------------------------------------------------------------------------------------------------------------------------
   82     College Park Plaza                                                          120              360               360
   83     Greenfield Medical Center II                                                120              360               360
   84     Aerotech Office Park                                                        94               360               334
   85     Lakeshore Apartments - Brookside                                            118              360               358
   86     Copans Road Self-Storage                                                    115              300               300
------------------------------------------------------------------------------------------------------------------------------------
   87     24 Hour Self Storage                                                        83               300               299
   88     Barrington Place Apartments                                                 118              360               358
   89     Creston Park Center                                                         108              300               288
   90     Brightwood Manor MHC                                                        118              360               358
   91     200 Central Park Avenue                                                     118              360               358
------------------------------------------------------------------------------------------------------------------------------------
   92     Casa de Flores MHC                                                          118              360               358
   93     Westbridge Plaza                                                            116              360               356
   94     White Birch and Lanewood MHCs (10)                                          60               360               360
   94a    White Birch MHC
   94b    Lanewood MHC
------------------------------------------------------------------------------------------------------------------------------------
   95     National Self Storage Center                                                117              300               297
   96     525 1st Avenue West                                                         119              360               360
   97     Central Self Storage Hollywood, FL                                          119              300               299
   98     Security Self Storage New Orleans                                           120              300               300
   99     Trail Riders MHC                                                            118              360               358
------------------------------------------------------------------------------------------------------------------------------------
   100    Storage Depot Portfolio (10)                                                117              300               297
  100a    Storage Depot - Mission
  100b    Storage Depot - Regal Row
  100c    Storage Depot - Sunshine
   101    Pioneer MHC                                                                 120              360               360
------------------------------------------------------------------------------------------------------------------------------------


                                                                                  FIRST         MATURITY         ANNUAL
                                                                                 PAYMENT          DATE            DEBT
   ID                                 PROPERTY NAME                               DATE           OR APD      SERVICE (2)(11)
-------------------------------------------------------------------------------------------------------------------------------
   39     Aequus Medical Office Building                                        8/1/2003        7/1/2013              630,259
   40     3502 Woodview Trace                                                   7/1/2003        6/1/2013              637,136
   41     Brunswick Business Park (10)                                          7/1/2003        6/1/2013              606,453
   41a    Brunswick Business Park A
   41b    Brunswick Business Park B
-------------------------------------------------------------------------------------------------------------------------------
   42     Las Palmas de la Quinta MHC                                           9/1/2003        8/1/2010              544,445
   43     Van Dorn Plaza                                                        6/1/2003        5/1/2013              572,761
   44     Sable Ridge                                                           8/1/2003        7/1/2008              349,792
   45     UDR Portfolio - Grand Cypress Apartments                              11/1/2002      10/1/2012              612,547
   46     UDR Portfolio - Southern Oaks Apartments                              11/1/2002      10/1/2012              612,547
-------------------------------------------------------------------------------------------------------------------------------
   47     600 Meadowlands Parkway                                               8/1/2003        7/1/2013              525,062
   48     Rosedale Plaza                                                        1/1/2003       12/1/2014              549,759
   49     Southcenter Place Office Building                                     8/1/2003        7/1/2013              494,200
   50     Cliff Park Village Apartments                                         4/1/2003        3/1/2008              519,858
   51     336 East 86th Street Apartments                                       7/1/2003        6/1/2013              477,726
-------------------------------------------------------------------------------------------------------------------------------
   52     Copper Mill Apartments                                                8/1/2003        7/1/2008              313,156
   53     Linton Boulevard Self Storage                                         4/1/2003        3/1/2013              518,129
   54     Paychex Office Building                                               9/1/2002        8/1/2012              534,533
   55     Centreville Park Center-II                                            5/1/2003        4/1/2013              477,122
   56     Park Center I                                                         9/1/2003        8/1/2013              503,046
-------------------------------------------------------------------------------------------------------------------------------
   57     Willow Pointe Apartments                                              7/1/2003        6/1/2013              539,049
   58     Milano Apartments                                                     7/1/2003        6/1/2013              423,290
   59     Publix - SC                                                           8/1/2003        7/1/2013              463,071
   60     Bell Towne Center                                                     1/1/2003       12/1/2012              493,397
   61     UDR Portfolio - Audubon Apartments                                    11/1/2002      10/1/2012              474,695
-------------------------------------------------------------------------------------------------------------------------------
   62     GTE/Verizon                                                           1/1/2003       12/1/2007              504,681
   63     Holiday Inn - Fayetteville                                            9/1/2003        8/1/2013              491,967
   64     25 North Cascade Avenue                                               8/1/2003        7/1/2013              406,483
   65     Genesee Point Office                                                  6/1/2003        5/1/2013              416,521
   66     Five Points Shopping Center                                           1/1/2003       12/1/2012              427,980
-------------------------------------------------------------------------------------------------------------------------------
   67     Grove Plaza Shopping Center                                           9/1/2003        8/1/2013              395,181
   68     North Ridge Shopping Center                                           8/1/2003        7/1/2013              391,774
   69     Bank of America Building - Valencia, CA                               2/1/2003        1/1/2008              401,791
   70     Pipeline Village Shopping Center 2                                    6/1/2003        5/1/2013              390,029
   71     1 Rewe Street                                                         9/1/2003        8/1/2013              377,645
-------------------------------------------------------------------------------------------------------------------------------
   72     Eastland Towne Center                                                 6/1/2003        5/1/2010              378,892
   73     Walgreens - Brentwood                                                 1/1/2003       12/1/2012              402,267
   74     Taylor Mill                                                           5/1/2003        4/1/2013              364,425
   75     Pipeline Village Shopping Center 1                                    8/1/2003        7/1/2013              336,756
   76     Westpark Walk Shopping Center                                         5/1/2003        4/1/2013              346,341
-------------------------------------------------------------------------------------------------------------------------------
   77     Security Self Storage Portfolio (10)                                  9/1/2003        8/1/2013              352,109
   77a    Security Self Storage Rock Road
   77b    Security Self Storage Seneca
   77c    Security Self Storage Southwest
   78     Columbia Terrace and Tim-Wa MHC's (10)                                7/1/2003        6/1/2008              307,200
-------------------------------------------------------------------------------------------------------------------------------
   78a    Columbia Terrace MHC
   78b    Tim-Wa MHC
   79     Devon Self Storage                                                    8/1/2003        7/1/2013              368,849
   80     Crossings at Roswell                                                  7/1/2003        6/1/2018              349,425
   81     Thunderbird MHP                                                       6/1/2003        5/1/2008              302,078
-------------------------------------------------------------------------------------------------------------------------------
   82     College Park Plaza                                                    9/1/2003        8/1/2013              313,766
   83     Greenfield Medical Center II                                          9/1/2003        8/1/2013              301,543
   84     Aerotech Office Park                                                  7/1/2001        6/1/2011              375,391
   85     Lakeshore Apartments - Brookside                                      7/1/2003        6/1/2013              283,612
   86     Copans Road Self-Storage                                              4/1/2003        3/1/2013              320,649
-------------------------------------------------------------------------------------------------------------------------------
   87     24 Hour Self Storage                                                  8/1/2003        7/1/2010              297,577
   88     Barrington Place Apartments                                           7/1/2003        6/1/2013              286,482
   89     Creston Park Center                                                   9/1/2002        8/1/2012              359,807
   90     Brightwood Manor MHC                                                  7/1/2003        6/1/2013              285,249
   91     200 Central Park Avenue                                               7/1/2003        6/1/2013              274,046
-------------------------------------------------------------------------------------------------------------------------------
   92     Casa de Flores MHC                                                    7/1/2003        6/1/2013              261,206
   93     Westbridge Plaza                                                      5/1/2003        4/1/2013              284,655
   94     White Birch and Lanewood MHCs (10)                                    9/1/2003        8/1/2008              241,455
   94a    White Birch MHC
   94b    Lanewood MHC
-------------------------------------------------------------------------------------------------------------------------------
   95     National Self Storage Center                                          6/1/2003        5/1/2013              307,986
   96     525 1st Avenue West                                                   8/1/2003        7/1/2013              258,912
   97     Central Self Storage Hollywood, FL                                    8/1/2003        7/1/2013              285,496
   98     Security Self Storage New Orleans                                     9/1/2003        8/1/2013              268,527
   99     Trail Riders MHC                                                      7/1/2003        6/1/2013              252,098
-------------------------------------------------------------------------------------------------------------------------------
   100    Storage Depot Portfolio (10)                                          6/1/2003        5/1/2013              280,538
  100a    Storage Depot - Mission
  100b    Storage Depot - Regal Row
  100c    Storage Depot - Sunshine
   101    Pioneer MHC                                                           9/1/2003        8/1/2013              226,493
-------------------------------------------------------------------------------------------------------------------------------


                                                                                    MONTHLY               REMAINING
                                                                                      DEBT               INTEREST ONLY
   ID                                 PROPERTY NAME                             SERVICE (2)(11)          PERIOD (MOS.)
----------------------------------------------------------------------------------------------------------------------
   39     Aequus Medical Office Building                                                   52,522               -
   40     3502 Woodview Trace                                                              53,095               -
   41     Brunswick Business Park (10)                                                     50,538               -
   41a    Brunswick Business Park A
   41b    Brunswick Business Park B
----------------------------------------------------------------------------------------------------------------------
   42     Las Palmas de la Quinta MHC                                                      45,370               -
   43     Van Dorn Plaza                                                                   47,730               -
   44     Sable Ridge                                                                      29,149              59
   45     UDR Portfolio - Grand Cypress Apartments                                         51,046              14
   46     UDR Portfolio - Southern Oaks Apartments                                         51,046              14
----------------------------------------------------------------------------------------------------------------------
   47     600 Meadowlands Parkway                                                          43,755              23
   48     Rosedale Plaza                                                                   45,813               -
   49     Southcenter Place Office Building                                                41,183               -
   50     Cliff Park Village Apartments                                                    43,321               -
   51     336 East 86th Street Apartments                                                  39,811               -
----------------------------------------------------------------------------------------------------------------------
   52     Copper Mill Apartments                                                           26,096              59
   53     Linton Boulevard Self Storage                                                    43,177              19
   54     Paychex Office Building                                                          44,544               -
   55     Centreville Park Center-II                                                       39,760               -
   56     Park Center I                                                                    41,921               -
----------------------------------------------------------------------------------------------------------------------
   57     Willow Pointe Apartments                                                         44,921               -
   58     Milano Apartments                                                                35,274               -
   59     Publix - SC                                                                      38,589               -
   60     Bell Towne Center                                                                41,116               -
   61     UDR Portfolio - Audubon Apartments                                               39,558              14
----------------------------------------------------------------------------------------------------------------------
   62     GTE/Verizon                                                                      42,057               -
   63     Holiday Inn - Fayetteville                                                       40,997               -
   64     25 North Cascade Avenue                                                          33,874               -
   65     Genesee Point Office                                                             34,710               -
   66     Five Points Shopping Center                                                      35,665               -
----------------------------------------------------------------------------------------------------------------------
   67     Grove Plaza Shopping Center                                                      32,932               -
   68     North Ridge Shopping Center                                                      32,648               -
   69     Bank of America Building - Valencia, CA                                          33,483               -
   70     Pipeline Village Shopping Center 2                                               32,502               -
   71     1 Rewe Street                                                                    31,470               -
----------------------------------------------------------------------------------------------------------------------
   72     Eastland Towne Center                                                            31,574               -
   73     Walgreens - Brentwood                                                            33,522               -
   74     Taylor Mill                                                                      30,369               -
   75     Pipeline Village Shopping Center 1                                               28,063               -
   76     Westpark Walk Shopping Center                                                    28,862               -
----------------------------------------------------------------------------------------------------------------------
   77     Security Self Storage Portfolio (10)                                             29,342               -
   77a    Security Self Storage Rock Road
   77b    Security Self Storage Seneca
   77c    Security Self Storage Southwest
   78     Columbia Terrace and Tim-Wa MHC's (10)                                           25,600               -
----------------------------------------------------------------------------------------------------------------------
   78a    Columbia Terrace MHC
   78b    Tim-Wa MHC
   79     Devon Self Storage                                                               30,737               -
   80     Crossings at Roswell                                                             29,119               -
   81     Thunderbird MHP                                                                  25,173               -
----------------------------------------------------------------------------------------------------------------------
   82     College Park Plaza                                                               26,147               -
   83     Greenfield Medical Center II                                                     25,129               -
   84     Aerotech Office Park                                                             31,283               -
   85     Lakeshore Apartments - Brookside                                                 23,634               -
   86     Copans Road Self-Storage                                                         26,721              19
----------------------------------------------------------------------------------------------------------------------
   87     24 Hour Self Storage                                                             24,798               -
   88     Barrington Place Apartments                                                      23,874               -
   89     Creston Park Center                                                              29,984               -
   90     Brightwood Manor MHC                                                             23,771               -
   91     200 Central Park Avenue                                                          22,837               -
----------------------------------------------------------------------------------------------------------------------
   92     Casa de Flores MHC                                                               21,767               -
   93     Westbridge Plaza                                                                 23,721               -
   94     White Birch and Lanewood MHCs (10)                                               20,121               -
   94a    White Birch MHC
   94b    Lanewood MHC
----------------------------------------------------------------------------------------------------------------------
   95     National Self Storage Center                                                     25,666               -
   96     525 1st Avenue West                                                              21,576              11
   97     Central Self Storage Hollywood, FL                                               23,791               -
   98     Security Self Storage New Orleans                                                22,377               -
   99     Trail Riders MHC                                                                 21,008               -
----------------------------------------------------------------------------------------------------------------------
   100    Storage Depot Portfolio (10)                                                     23,378               -
  100a    Storage Depot - Mission
  100b    Storage Depot - Regal Row
  100c    Storage Depot - Sunshine
   101    Pioneer MHC                                                                      18,874               -
----------------------------------------------------------------------------------------------------------------------




   ID                                 PROPERTY NAME                                         LOCKBOX (3)
---------------------------------------------------------------------------------------------------------------------
   39     Aequus Medical Office Building                                        No
   40     3502 Woodview Trace                                                   No
   41     Brunswick Business Park (10)                                          Hard
   41a    Brunswick Business Park A
   41b    Brunswick Business Park B
---------------------------------------------------------------------------------------------------------------------
   42     Las Palmas de la Quinta MHC                                           No
   43     Van Dorn Plaza                                                        No
   44     Sable Ridge                                                           No
   45     UDR Portfolio - Grand Cypress Apartments                              Soft
   46     UDR Portfolio - Southern Oaks Apartments                              Soft
---------------------------------------------------------------------------------------------------------------------
   47     600 Meadowlands Parkway                                               No
   48     Rosedale Plaza                                                        No
   49     Southcenter Place Office Building                                     No
   50     Cliff Park Village Apartments                                         No
   51     336 East 86th Street Apartments                                       No
---------------------------------------------------------------------------------------------------------------------
   52     Copper Mill Apartments                                                No
   53     Linton Boulevard Self Storage                                         No
   54     Paychex Office Building                                               No
   55     Centreville Park Center-II                                            No
   56     Park Center I                                                         No
---------------------------------------------------------------------------------------------------------------------
   57     Willow Pointe Apartments                                              No
   58     Milano Apartments                                                     No
   59     Publix - SC                                                           No
   60     Bell Towne Center                                                     No
   61     UDR Portfolio - Audubon Apartments                                    Soft
---------------------------------------------------------------------------------------------------------------------
   62     GTE/Verizon                                                           No
   63     Holiday Inn - Fayetteville                                            No
   64     25 North Cascade Avenue                                               No
   65     Genesee Point Office                                                  No
   66     Five Points Shopping Center                                           No
---------------------------------------------------------------------------------------------------------------------
   67     Grove Plaza Shopping Center                                           Soft at Closing, Springing Hard
   68     North Ridge Shopping Center                                           No
   69     Bank of America Building - Valencia, CA                               No
   70     Pipeline Village Shopping Center 2                                    No
   71     1 Rewe Street                                                         Hard
---------------------------------------------------------------------------------------------------------------------
   72     Eastland Towne Center                                                 No
   73     Walgreens - Brentwood                                                 No
   74     Taylor Mill                                                           No
   75     Pipeline Village Shopping Center 1                                    No
   76     Westpark Walk Shopping Center                                         No
---------------------------------------------------------------------------------------------------------------------
   77     Security Self Storage Portfolio (10)                                  No
   77a    Security Self Storage Rock Road
   77b    Security Self Storage Seneca
   77c    Security Self Storage Southwest
   78     Columbia Terrace and Tim-Wa MHC's (10)                                No
---------------------------------------------------------------------------------------------------------------------
   78a    Columbia Terrace MHC
   78b    Tim-Wa MHC
   79     Devon Self Storage                                                    No
   80     Crossings at Roswell                                                  Springing Hard
   81     Thunderbird MHP                                                       No
---------------------------------------------------------------------------------------------------------------------
   82     College Park Plaza                                                    No
   83     Greenfield Medical Center II                                          Springing Hard
   84     Aerotech Office Park                                                  No
   85     Lakeshore Apartments - Brookside                                      No
   86     Copans Road Self-Storage                                              No
---------------------------------------------------------------------------------------------------------------------
   87     24 Hour Self Storage                                                  No
   88     Barrington Place Apartments                                           No
   89     Creston Park Center                                                   Springing Hard
   90     Brightwood Manor MHC                                                  No
   91     200 Central Park Avenue                                               No
---------------------------------------------------------------------------------------------------------------------
   92     Casa de Flores MHC                                                    No
   93     Westbridge Plaza                                                      No
   94     White Birch and Lanewood MHCs (10)                                    No
   94a    White Birch MHC
   94b    Lanewood MHC
---------------------------------------------------------------------------------------------------------------------
   95     National Self Storage Center                                          No
   96     525 1st Avenue West                                                   No
   97     Central Self Storage Hollywood, FL                                    No
   98     Security Self Storage New Orleans                                     No
   99     Trail Riders MHC                                                      No
---------------------------------------------------------------------------------------------------------------------
   100    Storage Depot Portfolio (10)                                          No
  100a    Storage Depot - Mission
  100b    Storage Depot - Regal Row
  100c    Storage Depot - Sunshine
   101    Pioneer MHC                                                           No
---------------------------------------------------------------------------------------------------------------------


                                                                                                   CROSSED
                                                                                   APD              WITH
   ID                                 PROPERTY NAME                              (YES/NO)        OTHER LOANS       DSCR (2)(4)(7)(9)
------------------------------------------------------------------------------------------------------------------------------------
   39     Aequus Medical Office Building                                            No               No                   1.42
   40     3502 Woodview Trace                                                       No               No                   1.62
   41     Brunswick Business Park (10)                                              No               No                   1.46
   41a    Brunswick Business Park A
   41b    Brunswick Business Park B
------------------------------------------------------------------------------------------------------------------------------------
   42     Las Palmas de la Quinta MHC                                               No               No                   1.46
   43     Van Dorn Plaza                                                            No               No                   1.79
   44     Sable Ridge                                                               No               No                   2.31
   45     UDR Portfolio - Grand Cypress Apartments                                  No               No                   1.27
   46     UDR Portfolio - Southern Oaks Apartments                                  No               No                   1.36
------------------------------------------------------------------------------------------------------------------------------------
   47     600 Meadowlands Parkway                                                   No               No                   1.63
   48     Rosedale Plaza                                                            No               No                   1.55
   49     Southcenter Place Office Building                                         No               No                   1.47
   50     Cliff Park Village Apartments                                             No               No                   1.56
   51     336 East 86th Street Apartments                                           No               No                   1.42
------------------------------------------------------------------------------------------------------------------------------------
   52     Copper Mill Apartments                                                    No               No                   2.22
   53     Linton Boulevard Self Storage                                             No               No                   1.22
   54     Paychex Office Building                                                   No               No                   1.27
   55     Centreville Park Center-II                                                No               No                   1.49
   56     Park Center I                                                             No               No                   1.39
------------------------------------------------------------------------------------------------------------------------------------
   57     Willow Pointe Apartments                                                  No               No                   1.50
   58     Milano Apartments                                                         No               No                   1.48
   59     Publix - SC                                                               No               No                   1.31
   60     Bell Towne Center                                                         No               No                   1.33
   61     UDR Portfolio - Audubon Apartments                                        No               No                   1.20
------------------------------------------------------------------------------------------------------------------------------------
   62     GTE/Verizon                                                               No               No                   1.30
   63     Holiday Inn - Fayetteville                                                No               No                   1.51
   64     25 North Cascade Avenue                                                   No               No                   1.56
   65     Genesee Point Office                                                      No               No                   1.48
   66     Five Points Shopping Center                                               No               No                   1.46
------------------------------------------------------------------------------------------------------------------------------------
   67     Grove Plaza Shopping Center                                               No               No                   1.41
   68     North Ridge Shopping Center                                               No               No                   1.50
   69     Bank of America Building - Valencia, CA                                   No               No                   1.43
   70     Pipeline Village Shopping Center 2                                        No               No                   1.47
   71     1 Rewe Street                                                             No               No                   1.75
------------------------------------------------------------------------------------------------------------------------------------
   72     Eastland Towne Center                                                     No               No                   1.57
   73     Walgreens - Brentwood                                                     No               No                   1.34
   74     Taylor Mill                                                               No               No                   1.71
   75     Pipeline Village Shopping Center 1                                        No               No                   1.59
   76     Westpark Walk Shopping Center                                             No               No                   2.12
------------------------------------------------------------------------------------------------------------------------------------
   77     Security Self Storage Portfolio (10)                                      No               No                   1.63
   77a    Security Self Storage Rock Road
   77b    Security Self Storage Seneca
   77c    Security Self Storage Southwest
   78     Columbia Terrace and Tim-Wa MHC's (10)                                    No               No                   1.56
------------------------------------------------------------------------------------------------------------------------------------
   78a    Columbia Terrace MHC
   78b    Tim-Wa MHC
   79     Devon Self Storage                                                        No               No                   1.56
   80     Crossings at Roswell                                                     Yes               No                   1.40
   81     Thunderbird MHP                                                           No               No                   1.55
------------------------------------------------------------------------------------------------------------------------------------
   82     College Park Plaza                                                        No               No                   1.61
   83     Greenfield Medical Center II                                              No               No                   1.45
   84     Aerotech Office Park                                                      No               No                   1.25
   85     Lakeshore Apartments - Brookside                                          No               No                   1.47
   86     Copans Road Self-Storage                                                  No               No                   1.22
------------------------------------------------------------------------------------------------------------------------------------
   87     24 Hour Self Storage                                                      No               No                   1.71
   88     Barrington Place Apartments                                               No               No                   1.38
   89     Creston Park Center                                                       No               No                   1.28
   90     Brightwood Manor MHC                                                      No               No                   1.56
   91     200 Central Park Avenue                                                   No               No                   1.27
------------------------------------------------------------------------------------------------------------------------------------
   92     Casa de Flores MHC                                                        No               No                   1.75
   93     Westbridge Plaza                                                          No               No                   1.62
   94     White Birch and Lanewood MHCs (10)                                        No               No                   1.63
   94a    White Birch MHC
   94b    Lanewood MHC
------------------------------------------------------------------------------------------------------------------------------------
   95     National Self Storage Center                                              No               No                   1.52
   96     525 1st Avenue West                                                       No               No                   1.30
   97     Central Self Storage Hollywood, FL                                        No               No                   1.76
   98     Security Self Storage New Orleans                                         No               No                   1.62
   99     Trail Riders MHC                                                          No               No                   1.78
------------------------------------------------------------------------------------------------------------------------------------
   100    Storage Depot Portfolio (10)                                              No               No                   1.44
  100a    Storage Depot - Mission
  100b    Storage Depot - Regal Row
  100c    Storage Depot - Sunshine
   101    Pioneer MHC                                                               No               No                   1.54
------------------------------------------------------------------------------------------------------------------------------------



                                                                                GRACE         PAYMENT       APPRAISED
   ID                                 PROPERTY NAME                             PERIOD         DATE           VALUE
---------------------------------------------------------------------------------------------------------------------------
   39     Aequus Medical Office Building                                          5              1             11,500,000
   40     3502 Woodview Trace                                                     5              1             12,500,000
   41     Brunswick Business Park (10)                                            5              1             11,400,000
   41a    Brunswick Business Park A                                                                             8,300,000
   41b    Brunswick Business Park B                                                                             3,100,000
---------------------------------------------------------------------------------------------------------------------------
   42     Las Palmas de la Quinta MHC                                             5              1             11,860,000
   43     Van Dorn Plaza                                                          5              1             12,700,000
   44     Sable Ridge                                                             5              1             12,275,000
   45     UDR Portfolio - Grand Cypress Apartments                                10             1             10,000,000
   46     UDR Portfolio - Southern Oaks Apartments                                10             1             10,000,000
---------------------------------------------------------------------------------------------------------------------------
   47     600 Meadowlands Parkway                                                 5              1             12,000,000
   48     Rosedale Plaza                                                          10             1             10,700,000
   49     Southcenter Place Office Building                                       5              1             10,200,000
   50     Cliff Park Village Apartments                                           5              1             10,500,000
   51     336 East 86th Street Apartments                                         10             1             14,000,000
---------------------------------------------------------------------------------------------------------------------------
   52     Copper Mill Apartments                                                  5              1             10,075,000
   53     Linton Boulevard Self Storage                                           10             1              9,200,000
   54     Paychex Office Building                                                 10             1              9,550,000
   55     Centreville Park Center-II                                              5              1              8,600,000
   56     Park Center I                                                           7              1              9,400,000
---------------------------------------------------------------------------------------------------------------------------
   57     Willow Pointe Apartments                                                5              1              9,600,000
   58     Milano Apartments                                                       10             1              9,700,000
   59     Publix - SC                                                             5              1              8,000,000
   60     Bell Towne Center                                                       10             1              8,325,000
   61     UDR Portfolio - Audubon Apartments                                      10             1              8,800,000
---------------------------------------------------------------------------------------------------------------------------
   62     GTE/Verizon                                                             5              1              9,400,000
   63     Holiday Inn - Fayetteville                                              5              1              9,100,000
   64     25 North Cascade Avenue                                                 5              1              8,100,000
   65     Genesee Point Office                                                    5              1              8,500,000
   66     Five Points Shopping Center                                             10             1              8,700,000
---------------------------------------------------------------------------------------------------------------------------
   67     Grove Plaza Shopping Center                                             5              1              7,850,000
   68     North Ridge Shopping Center                                             5              1              7,500,000
   69     Bank of America Building - Valencia, CA                                 10             1              7,500,000
   70     Pipeline Village Shopping Center 2                                      5              1              7,400,000
   71     1 Rewe Street                                                           5              1              8,500,000
---------------------------------------------------------------------------------------------------------------------------
   72     Eastland Towne Center                                                   5              1              7,200,000
   73     Walgreens - Brentwood                                                   10             1              7,000,000
   74     Taylor Mill                                                             5              1              7,060,000
   75     Pipeline Village Shopping Center 1                                      5              1              6,900,000
   76     Westpark Walk Shopping Center                                           5              1              8,525,000
---------------------------------------------------------------------------------------------------------------------------
   77     Security Self Storage Portfolio (10)                                    5              1              6,600,000
   77a    Security Self Storage Rock Road                                                                       2,800,000
   77b    Security Self Storage Seneca                                                                          2,000,000
   77c    Security Self Storage Southwest                                                                       1,800,000
   78     Columbia Terrace and Tim-Wa MHC's (10)                                  5              1              6,950,000
---------------------------------------------------------------------------------------------------------------------------
   78a    Columbia Terrace MHC                                                                                  3,700,000
   78b    Tim-Wa MHC                                                                                            3,250,000
   79     Devon Self Storage                                                      5              1              6,940,000
   80     Crossings at Roswell                                                    5              1              6,000,000
   81     Thunderbird MHP                                                         5              1              6,690,000
---------------------------------------------------------------------------------------------------------------------------
   82     College Park Plaza                                                      5              1              6,250,000
   83     Greenfield Medical Center II                                            5              1              5,750,000
   84     Aerotech Office Park                                                    10             1              6,350,000
   85     Lakeshore Apartments - Brookside                                        10             1              5,350,000
   86     Copans Road Self-Storage                                                10             1              5,650,000
---------------------------------------------------------------------------------------------------------------------------
   87     24 Hour Self Storage                                                    5              1              5,600,000
   88     Barrington Place Apartments                                             10             1              5,500,000
   89     Creston Park Center                                                     10             1              5,700,000
   90     Brightwood Manor MHC                                                    5              1              5,230,000
   91     200 Central Park Avenue                                                 5              1              5,400,000
---------------------------------------------------------------------------------------------------------------------------
   92     Casa de Flores MHC                                                      5              1              6,580,000
   93     Westbridge Plaza                                                        5              1              5,150,000
   94     White Birch and Lanewood MHCs (10)                                      5              1              5,000,000
   94a    White Birch MHC                                                                                       4,732,000
   94b    Lanewood MHC                                                                                            268,000
---------------------------------------------------------------------------------------------------------------------------
   95     National Self Storage Center                                            5              1              5,300,000
   96     525 1st Avenue West                                                     5              1              6,600,000
   97     Central Self Storage Hollywood, FL                                      5              1              6,000,000
   98     Security Self Storage New Orleans                                       5              1              5,050,000
   99     Trail Riders MHC                                                        5              1              5,595,000
---------------------------------------------------------------------------------------------------------------------------
   100    Storage Depot Portfolio (10)                                            5              1              4,900,000
  100a    Storage Depot - Mission                                                                               2,250,000
  100b    Storage Depot - Regal Row                                                                             1,750,000
  100c    Storage Depot - Sunshine                                                                                900,000
   101    Pioneer MHC                                                             5              1              4,430,000
---------------------------------------------------------------------------------------------------------------------------


                                                                                    CUT-OFF                 LTV
                                                                                   DATE LTV              RATIO AT
   ID                                 PROPERTY NAME                             RATIO (4)(7)(9)     MATURITY/APD (4)(7)
----------------------------------------------------------------------------------------------------------------------------
   39     Aequus Medical Office Building                                                  78.19%                    65.90%
   40     3502 Woodview Trace                                                             71.86%                    60.80%
   41     Brunswick Business Park (10)                                                    78.78%                    65.76%
   41a    Brunswick Business Park A
   41b    Brunswick Business Park B
----------------------------------------------------------------------------------------------------------------------------
   42     Las Palmas de la Quinta MHC                                                     71.67%                    63.38%
   43     Van Dorn Plaza                                                                  66.72%                    55.75%
   44     Sable Ridge                                                                     65.34%                    65.34%
   45     UDR Portfolio - Grand Cypress Apartments                                        80.00%                    68.27%
   46     UDR Portfolio - Southern Oaks Apartments                                        80.00%                    68.27%
----------------------------------------------------------------------------------------------------------------------------
   47     600 Meadowlands Parkway                                                         63.54%                    53.75%
   48     Rosedale Plaza                                                                  70.13%                    57.08%
   49     Southcenter Place Office Building                                               73.45%                    60.86%
   50     Cliff Park Village Apartments                                                   70.84%                    63.43%
   51     336 East 86th Street Apartments                                                 51.67%                    42.86%
----------------------------------------------------------------------------------------------------------------------------
   52     Copper Mill Apartments                                                          71.27%                    71.27%
   53     Linton Boulevard Self Storage                                                   75.38%                    63.35%
   54     Paychex Office Building                                                         72.56%                    63.18%
   55     Centreville Park Center-II                                                      79.26%                    66.91%
   56     Park Center I                                                                   72.34%                    55.15%
----------------------------------------------------------------------------------------------------------------------------
   57     Willow Pointe Apartments                                                        69.98%                    44.50%
   58     Milano Apartments                                                               68.91%                    56.48%
   59     Publix - SC                                                                     78.44%                    59.81%
   60     Bell Towne Center                                                               74.52%                    65.23%
   61     UDR Portfolio - Audubon Apartments                                              70.45%                    60.12%
----------------------------------------------------------------------------------------------------------------------------
   62     GTE/Verizon                                                                     65.28%                    60.13%
   63     Holiday Inn - Fayetteville                                                      67.03%                    52.70%
   64     25 North Cascade Avenue                                                         75.23%                    62.53%
   65     Genesee Point Office                                                            70.38%                    59.29%
   66     Five Points Shopping Center                                                     68.43%                    58.35%
----------------------------------------------------------------------------------------------------------------------------
   67     Grove Plaza Shopping Center                                                     73.89%                    61.73%
   68     North Ridge Shopping Center                                                     76.59%                    64.06%
   69     Bank of America Building - Valencia, CA                                         74.75%                    70.31%
   70     Pipeline Village Shopping Center 2                                              75.46%                    63.62%
   71     1 Rewe Street                                                                   64.71%                    54.18%
----------------------------------------------------------------------------------------------------------------------------
   72     Eastland Towne Center                                                           76.17%                    68.49%
   73     Walgreens - Brentwood                                                           78.27%                    67.12%
   74     Taylor Mill                                                                     74.63%                    62.80%
   75     Pipeline Village Shopping Center 1                                              73.58%                    61.06%
   76     Westpark Walk Shopping Center                                                   58.42%                    49.23%
----------------------------------------------------------------------------------------------------------------------------
   77     Security Self Storage Portfolio (10)                                            75.00%                    56.37%
   77a    Security Self Storage Rock Road
   77b    Security Self Storage Seneca
   77c    Security Self Storage Southwest
   78     Columbia Terrace and Tim-Wa MHC's (10)                                          70.85%                    65.21%
----------------------------------------------------------------------------------------------------------------------------
   78a    Columbia Terrace MHC
   78b    Tim-Wa MHC
   79     Devon Self Storage                                                              70.51%                    54.17%
   80     Crossings at Roswell                                                            79.86%                    58.71%
   81     Thunderbird MHP                                                                 70.02%                    64.78%
----------------------------------------------------------------------------------------------------------------------------
   82     College Park Plaza                                                              73.60%                    61.51%
   83     Greenfield Medical Center II                                                    78.26%                    65.08%
   84     Aerotech Office Park                                                            67.70%                    61.21%
   85     Lakeshore Apartments - Brookside                                                79.83%                    66.32%
   86     Copans Road Self-Storage                                                        74.67%                    61.78%
----------------------------------------------------------------------------------------------------------------------------
   87     24 Hour Self Storage                                                            74.89%                    62.95%
   88     Barrington Place Apartments                                                     76.21%                    63.82%
   89     Creston Park Center                                                             73.49%                    59.62%
   90     Brightwood Manor MHC                                                            79.67%                    66.75%
   91     200 Central Park Avenue                                                         73.92%                    61.99%
----------------------------------------------------------------------------------------------------------------------------
   92     Casa de Flores MHC                                                              60.66%                    50.18%
   93     Westbridge Plaza                                                                76.71%                    65.27%
   94     White Birch and Lanewood MHCs (10)                                              78.50%                    71.96%
   94a    White Birch MHC
   94b    Lanewood MHC
----------------------------------------------------------------------------------------------------------------------------
   95     National Self Storage Center                                                    73.67%                    57.62%
   96     525 1st Avenue West                                                             57.58%                    49.30%
   97     Central Self Storage Hollywood, FL                                              63.25%                    48.56%
   98     Security Self Storage New Orleans                                               74.75%                    56.19%
   99     Trail Riders MHC                                                                66.00%                    55.25%
----------------------------------------------------------------------------------------------------------------------------
   100    Storage Depot Portfolio (10)                                                    73.88%                    57.43%
  100a    Storage Depot - Mission
  100b    Storage Depot - Regal Row
  100c    Storage Depot - Sunshine
   101    Pioneer MHC                                                                     79.01%                    65.05%
----------------------------------------------------------------------------------------------------------------------------




   ID                                 PROPERTY NAME                                                                       ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   39     Aequus Medical Office Building                                          10700 Charter Drive
   40     3502 Woodview Trace                                                     3502 Woodview Trace
   41     Brunswick Business Park (10)                                            Various
   41a    Brunswick Business Park A                                               2031-2033 US Route 130
   41b    Brunswick Business Park B                                               141-147 Ethel Road West
------------------------------------------------------------------------------------------------------------------------------------
   42     Las Palmas de la Quinta MHC                                             80-000 Avenue 48
   43     Van Dorn Plaza                                                          2600 South 48th Street
   44     Sable Ridge                                                             330 Kitty Hawk Road
   45     UDR Portfolio - Grand Cypress Apartments                                453 Elliott Knox Boulevard
   46     UDR Portfolio - Southern Oaks Apartments                                5500 S. Hulen Street
------------------------------------------------------------------------------------------------------------------------------------
   47     600 Meadowlands Parkway                                                 600 Meadowland Parkway
   48     Rosedale Plaza                                                          1715 Chesaco Avenue
   49     Southcenter Place Office Building                                       16400 Southcenter Parkway
   50     Cliff Park Village Apartments                                           120 & 220 East Overton
   51     336 East 86th Street Apartments                                         336 East 86th Street
------------------------------------------------------------------------------------------------------------------------------------
   52     Copper Mill Apartments                                                  15910 FM 529
   53     Linton Boulevard Self Storage                                           189 Linton Boulevard
   54     Paychex Office Building                                                 8520 Tech Way
   55     Centreville Park Center-II                                              2478 Centreville Road
   56     Park Center I                                                           803 Sycolin Road Southeast
------------------------------------------------------------------------------------------------------------------------------------
   57     Willow Pointe Apartments                                                1701 Salem Road
   58     Milano Apartments                                                       12224 Northeast Eighth Street
   59     Publix - SC                                                             2700 Woodruff Road
   60     Bell Towne Center                                                       4200 6th Avenue Southeast
   61     UDR Portfolio - Audubon Apartments                                      10631 Nacogdoches Road
------------------------------------------------------------------------------------------------------------------------------------
   62     GTE/Verizon                                                             2143 North Stemmons Freeway & 2094 McGee Lane
   63     Holiday Inn - Fayetteville                                              1944 Cedar Creek Road
   64     25 North Cascade Avenue                                                 25 North Cascade Avenue
   65     Genesee Point Office                                                    523 Park Point Drive
   66     Five Points Shopping Center                                             5100 Arden Way
------------------------------------------------------------------------------------------------------------------------------------
   67     Grove Plaza Shopping Center                                             2404-2540 Grove Avenue and 1151-1161 Walnut Avenue
   68     North Ridge Shopping Center                                             3830 Newton Street
   69     Bank of America Building - Valencia, CA                                 23929 Valencia Boulevard
   70     Pipeline Village Shopping Center 2                                      1319-1341 West Pipeline Road
   71     1 Rewe Street                                                           1 Rewe Street
------------------------------------------------------------------------------------------------------------------------------------
   72     Eastland Towne Center                                                   1546-1608 Marion Road
   73     Walgreens - Brentwood                                                   101 Franklin Road
   74     Taylor Mill                                                             5016-5068 Old Taylor Mill Road
   75     Pipeline Village Shopping Center 1                                      1301-1313 West Pipeline Road
   76     Westpark Walk Shopping Center                                           100 Commerce Drive
------------------------------------------------------------------------------------------------------------------------------------
   77     Security Self Storage Portfolio (10)                                    Various
   77a    Security Self Storage Rock Road                                         1701 North Rock Road
   77b    Security Self Storage Seneca                                            2010 South Seneca Street
   77c    Security Self Storage Southwest                                         2748 Southwest Boulevard
   78     Columbia Terrace and Tim-Wa MHC's (10)                                  Various
------------------------------------------------------------------------------------------------------------------------------------
   78a    Columbia Terrace MHC                                                    5400 Meeker Drive
   78b    Tim-Wa MHC                                                              1965 Westside Highway
   79     Devon Self Storage                                                      13340 FM 1960 Road West
   80     Crossings at Roswell                                                    688-690 Holcomb Bridge Road
   81     Thunderbird MHP                                                         13102 Partridge Street
------------------------------------------------------------------------------------------------------------------------------------
   82     College Park Plaza                                                      901 West 7th Street
   83     Greenfield Medical Center II                                            875 North Greenfield Road
   84     Aerotech Office Park                                                    1100 Hercules Avenue
   85     Lakeshore Apartments - Brookside                                        5600 Lake Resort Terrace
   86     Copans Road Self-Storage                                                2320 Northeast 5th Avenue
------------------------------------------------------------------------------------------------------------------------------------
   87     24 Hour Self Storage                                                    8633 West Airport Boulevard
   88     Barrington Place Apartments                                             537 South Third Street
   89     Creston Park Center                                                     1319-1407 Creston Park Drive
   90     Brightwood Manor MHC                                                    838 Kelly Park Road
   91     200 Central Park Avenue                                                 200 Central Park Avenue
------------------------------------------------------------------------------------------------------------------------------------
   92     Casa de Flores MHC                                                      7465 French Road
   93     Westbridge Plaza                                                        9201-9211 West Road
   94     White Birch and Lanewood MHCs (10)                                      Various
   94a    White Birch MHC                                                         343 Reynolds Road
   94b    Lanewood MHC                                                            441 Saratoga Road
------------------------------------------------------------------------------------------------------------------------------------
   95     National Self Storage Center                                            7450 & 7500 Conde Lane
   96     525 1st Avenue West                                                     525 1st Avenue West
   97     Central Self Storage Hollywood, FL                                      851 Knights Road
   98     Security Self Storage New Orleans                                       6600 I-10 Service Road
   99     Trail Riders MHC                                                        2460 & 2512 East Main Street
------------------------------------------------------------------------------------------------------------------------------------
   100    Storage Depot Portfolio (10)                                            Various
  100a    Storage Depot - Mission                                                 304 West Griffin Parkway
  100b    Storage Depot - Regal Row                                               448 Regal Row
  100c    Storage Depot - Sunshine                                                216 North 77 Sunshine Strip
   101    Pioneer MHC                                                             2901 West 63rd Avenue
------------------------------------------------------------------------------------------------------------------------------------




   ID                                 PROPERTY NAME                              CITY                                    COUNTY
------------------------------------------------------------------------------------------------------------------------------------
   39     Aequus Medical Office Building                                         Columbia                      Howard
   40     3502 Woodview Trace                                                    Indianapolis                  Marion
   41     Brunswick Business Park (10)                                           Various                       Middlesex
   41a    Brunswick Business Park A                                              South Brunswick               Middlesex
   41b    Brunswick Business Park B                                              Piscataway                    Middlesex
------------------------------------------------------------------------------------------------------------------------------------
   42     Las Palmas de la Quinta MHC                                            Indio                         Riverside
   43     Van Dorn Plaza                                                         Lincoln                       Lancaster
   44     Sable Ridge                                                            Universal City                Bexar
   45     UDR Portfolio - Grand Cypress Apartments                               New Braunfels                 Comal
   46     UDR Portfolio - Southern Oaks Apartments                               Fort Worth                    Tarrant
------------------------------------------------------------------------------------------------------------------------------------
   47     600 Meadowlands Parkway                                                Secaucus                      Hudson
   48     Rosedale Plaza                                                         Baltimore                     Baltimore
   49     Southcenter Place Office Building                                      Tukwila                       King
   50     Cliff Park Village Apartments                                          Dallas                        Dallas
   51     336 East 86th Street Apartments                                        New York                      New York
------------------------------------------------------------------------------------------------------------------------------------
   52     Copper Mill Apartments                                                 Houston                       Harris
   53     Linton Boulevard Self Storage                                          Delray Beach                  Palm Beach
   54     Paychex Office Building                                                San Diego                     San Diego
   55     Centreville Park Center-II                                             Centreville                   Queen Anne's
   56     Park Center I                                                          Leesburg                      Loudoun
------------------------------------------------------------------------------------------------------------------------------------
   57     Willow Pointe Apartments                                               Burlington                    Burlington
   58     Milano Apartments                                                      Bellevue                      King
   59     Publix - SC                                                            Simpsonville                  Greenville
   60     Bell Towne Center                                                      Lacey                         Thurston
   61     UDR Portfolio - Audubon Apartments                                     San Antonio                   Bexar
------------------------------------------------------------------------------------------------------------------------------------
   62     GTE/Verizon                                                            Lewisville                    Denton
   63     Holiday Inn - Fayetteville                                             Fayetteville                  Cumberland
   64     25 North Cascade Avenue                                                Colorado Springs              El Paso
   65     Genesee Point Office                                                   Golden                        Jefferson
   66     Five Points Shopping Center                                            Carmichael                    Sacramento
------------------------------------------------------------------------------------------------------------------------------------
   67     Grove Plaza Shopping Center                                            Ontario                       San Bernardino
   68     North Ridge Shopping Center                                            Jasper                        Dubois
   69     Bank of America Building - Valencia, CA                                Santa Clarita                 Los Angeles
   70     Pipeline Village Shopping Center 2                                     Hurst                         Tarrant
   71     1 Rewe Street                                                          Brooklyn                      Kings
------------------------------------------------------------------------------------------------------------------------------------
   72     Eastland Towne Center                                                  Marion                        Marion
   73     Walgreens - Brentwood                                                  Brentwood                     Williamson
   74     Taylor Mill                                                            Taylor Mill                   Kenton
   75     Pipeline Village Shopping Center 1                                     Hurst                         Tarrant
   76     Westpark Walk Shopping Center                                          Peachtree City                Fayette
------------------------------------------------------------------------------------------------------------------------------------
   77     Security Self Storage Portfolio (10)                                   Wichita                       Various
   77a    Security Self Storage Rock Road                                        Wichita                       Sedgwick
   77b    Security Self Storage Seneca                                           Wichita                       Sedgwick
   77c    Security Self Storage Southwest                                        Wichita                       Jackson
   78     Columbia Terrace and Tim-Wa MHC's (10)                                 Various                       Cowlitz
------------------------------------------------------------------------------------------------------------------------------------
   78a    Columbia Terrace MHC                                                   Kalama                        Cowlitz
   78b    Tim-Wa MHC                                                             Kelso                         Cowlitz
   79     Devon Self Storage                                                     Houston                       Harris
   80     Crossings at Roswell                                                   Roswell                       Fulton
   81     Thunderbird MHP                                                        Garden Grove                  Orange
------------------------------------------------------------------------------------------------------------------------------------
   82     College Park Plaza                                                     Frederick                     Frederick
   83     Greenfield Medical Center II                                           Gilbert                       Maricopa
   84     Aerotech Office Park                                                   Houston                       Harris
   85     Lakeshore Apartments - Brookside                                       Chattanooga                   Hamilton
   86     Copans Road Self-Storage                                               Pompano Beach                 Broward
------------------------------------------------------------------------------------------------------------------------------------
   87     24 Hour Self Storage                                                   Houston                       Harris
   88     Barrington Place Apartments                                            Louisville                    Jefferson
   89     Creston Park Center                                                    Janesville                    Rock
   90     Brightwood Manor MHC                                                   Apopka                        Orange
   91     200 Central Park Avenue                                                Hartsdale                     Westchester
------------------------------------------------------------------------------------------------------------------------------------
   92     Casa de Flores MHC                                                     Sacramento                    Sacramento
   93     Westbridge Plaza                                                       Houston                       Harris
   94     White Birch and Lanewood MHCs (10)                                     Fort Edward                   Saratoga
   94a    White Birch MHC                                                        Fort Edward                   Saratoga
   94b    Lanewood MHC                                                           Fort Edward                   Saratoga
------------------------------------------------------------------------------------------------------------------------------------
   95     National Self Storage Center                                           Windsor                       Sonoma
   96     525 1st Avenue West                                                    Seattle                       King
   97     Central Self Storage Hollywood, FL                                     Hollywood                     Broward
   98     Security Self Storage New Orleans                                      New Orleans                   Orleans
   99     Trail Riders MHC                                                       Mesa                          Maricopa
------------------------------------------------------------------------------------------------------------------------------------
   100    Storage Depot Portfolio (10)                                           Various                       Various
  100a    Storage Depot - Mission                                                Mission                       Hidalgo
  100b    Storage Depot - Regal Row                                              Brownsville                   Cameron
  100c    Storage Depot - Sunshine                                               Harlingen                     Cameron
   101    Pioneer MHC                                                            Denver                        Adams
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                             YEAR           YEAR
   ID                                 PROPERTY NAME                               STATE       ZIP CODE      BUILT        RENOVATED
------------------------------------------------------------------------------------------------------------------------------------
   39     Aequus Medical Office Building                                            MD         21044         2001
   40     3502 Woodview Trace                                                       IN         46268         1980           2001
   41     Brunswick Business Park (10)                                              NJ        Various      Various        Various
   41a    Brunswick Business Park A                                                 NJ         08852         1989           2001
   41b    Brunswick Business Park B                                                 NJ         08854         1982
------------------------------------------------------------------------------------------------------------------------------------
   42     Las Palmas de la Quinta MHC                                               CA         92201         1972           1999
   43     Van Dorn Plaza                                                            NE         68506         1974           2001
   44     Sable Ridge                                                               TX         78148         1974           1997
   45     UDR Portfolio - Grand Cypress Apartments                                  TX         78130         1995
   46     UDR Portfolio - Southern Oaks Apartments                                  TX         76132         1984
------------------------------------------------------------------------------------------------------------------------------------
   47     600 Meadowlands Parkway                                                   NJ         07094         1982
   48     Rosedale Plaza                                                            MD         21237         1974           2000
   49     Southcenter Place Office Building                                         WA         98188         1980           2002
   50     Cliff Park Village Apartments                                             TX         75216         1984           1985
   51     336 East 86th Street Apartments                                           NY         10028         1960           2002
------------------------------------------------------------------------------------------------------------------------------------
   52     Copper Mill Apartments                                                    TX         77095         1982           1995
   53     Linton Boulevard Self Storage                                             FL         33444         1980
   54     Paychex Office Building                                                   CA         92123         2001
   55     Centreville Park Center-II                                                MD         21617         2001
   56     Park Center I                                                             VA         20175         2001
------------------------------------------------------------------------------------------------------------------------------------
   57     Willow Pointe Apartments                                                  NJ         08016         1969           1998
   58     Milano Apartments                                                         WA         98005         2001
   59     Publix - SC                                                               SC         29681         2002
   60     Bell Towne Center                                                         WA         98503         2002
   61     UDR Portfolio - Audubon Apartments                                        TX         78217         1984
------------------------------------------------------------------------------------------------------------------------------------
   62     GTE/Verizon                                                               TX         75077         1985           2000
   63     Holiday Inn - Fayetteville                                                NC         28301         1984           2002
   64     25 North Cascade Avenue                                                   CO         80903         1963           1983
   65     Genesee Point Office                                                      CO         80401         2000
   66     Five Points Shopping Center                                               CA         95608         1960           2000
------------------------------------------------------------------------------------------------------------------------------------
   67     Grove Plaza Shopping Center                                               CA         91761         1981           1986
   68     North Ridge Shopping Center                                               IN         47546         1999
   69     Bank of America Building - Valencia, CA                                   CA         91355         1980           1992
   70     Pipeline Village Shopping Center 2                                        TX         76053         1999           2001
   71     1 Rewe Street                                                             NY         11211         1957           2002
------------------------------------------------------------------------------------------------------------------------------------
   72     Eastland Towne Center                                                     OH         43302         1991
   73     Walgreens - Brentwood                                                     TN         37027         2001
   74     Taylor Mill                                                               KY         41015         1990
   75     Pipeline Village Shopping Center 1                                        TX         76053         1973           1999
   76     Westpark Walk Shopping Center                                             GA         30269         1986
------------------------------------------------------------------------------------------------------------------------------------
   77     Security Self Storage Portfolio (10)                                      KS        Various      Various        Various
   77a    Security Self Storage Rock Road                                           KS         67206         1984           2001
   77b    Security Self Storage Seneca                                              KS         67213         1984
   77c    Security Self Storage Southwest                                           KS         64108         1991
   78     Columbia Terrace and Tim-Wa MHC's (10)                                    WA        Various      Various          1993
------------------------------------------------------------------------------------------------------------------------------------
   78a    Columbia Terrace MHC                                                      WA         98625         1975           1993
   78b    Tim-Wa MHC                                                                WA         98626         1963           1993
   79     Devon Self Storage                                                        TX         77065         1983           1997
   80     Crossings at Roswell                                                      GA         30076         1984
   81     Thunderbird MHP                                                           CA         92843         1960           2002
------------------------------------------------------------------------------------------------------------------------------------
   82     College Park Plaza                                                        MD         21701         1987           2000
   83     Greenfield Medical Center II                                              AZ         85234         2001
   84     Aerotech Office Park                                                      TX         77058         1985
   85     Lakeshore Apartments - Brookside                                          TN         37415         1970
   86     Copans Road Self-Storage                                                  FL         33064         1980
------------------------------------------------------------------------------------------------------------------------------------
   87     24 Hour Self Storage                                                      TX         77071         2001           2002
   88     Barrington Place Apartments                                               KY         40202         1962           2000
   89     Creston Park Center                                                       WI         53545         1958           2000
   90     Brightwood Manor MHC                                                      FL         32712         1971
   91     200 Central Park Avenue                                                   NY         10530         1938           1985
------------------------------------------------------------------------------------------------------------------------------------
   92     Casa de Flores MHC                                                        CA         95828         1978
   93     Westbridge Plaza                                                          TX         77064         2000
   94     White Birch and Lanewood MHCs (10)                                        NY         12828         1969           1985
   94a    White Birch MHC                                                           NY         12828         1969           1985
   94b    Lanewood MHC                                                              NY         12828         1969           1985
------------------------------------------------------------------------------------------------------------------------------------
   95     National Self Storage Center                                              CA         95492         1999
   96     525 1st Avenue West                                                       WA         98119         2002
   97     Central Self Storage Hollywood, FL                                        FL         33021         1971           1987
   98     Security Self Storage New Orleans                                         LA         70126         1998           2002
   99     Trail Riders MHC                                                          AZ         85213         1946           2001
------------------------------------------------------------------------------------------------------------------------------------
   100    Storage Depot Portfolio (10)                                              TX        Various      Various
  100a    Storage Depot - Mission                                                   TX         78572         2001
  100b    Storage Depot - Regal Row                                                 TX         78521         1992
  100c    Storage Depot - Sunshine                                                  TX         78550         1993
   101    Pioneer MHC                                                               CO         80221         1950           1996
------------------------------------------------------------------------------------------------------------------------------------


                                                                                        NET               UNITS
                                                                                      RENTABLE             OF
   ID                                 PROPERTY NAME                               AREA SF/UNITS (5)      MEASURE
-----------------------------------------------------------------------------------------------------------------------
   39     Aequus Medical Office Building                                                       56,346    Sq. Ft.
   40     3502 Woodview Trace                                                                 109,245    Sq. Ft.
   41     Brunswick Business Park (10)                                                        190,861    Sq. Ft.
   41a    Brunswick Business Park A                                                           125,708    Sq. Ft.
   41b    Brunswick Business Park B                                                            65,153    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------
   42     Las Palmas de la Quinta MHC                                                             303      Pads
   43     Van Dorn Plaza                                                                      167,846    Sq. Ft.
   44     Sable Ridge                                                                             333     Units
   45     UDR Portfolio - Grand Cypress Apartments                                                164     Units
   46     UDR Portfolio - Southern Oaks Apartments                                                248     Units
-----------------------------------------------------------------------------------------------------------------------
   47     600 Meadowlands Parkway                                                             131,691    Sq. Ft.
   48     Rosedale Plaza                                                                       90,622    Sq. Ft.
   49     Southcenter Place Office Building                                                    63,602    Sq. Ft.
   50     Cliff Park Village Apartments                                                           359     Units
   51     336 East 86th Street Apartments                                                          63     Units
-----------------------------------------------------------------------------------------------------------------------
   52     Copper Mill Apartments                                                                  234     Units
   53     Linton Boulevard Self Storage                                                           849      Pads
   54     Paychex Office Building                                                              44,107    Sq. Ft.
   55     Centreville Park Center-II                                                           84,305    Sq. Ft.
   56     Park Center I                                                                        69,213    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------
   57     Willow Pointe Apartments                                                                276     Units
   58     Milano Apartments                                                                        42     Units
   59     Publix - SC                                                                          61,271    Sq. Ft.
   60     Bell Towne Center                                                                    43,584    Sq. Ft.
   61     UDR Portfolio - Audubon Apartments                                                      216     Units
-----------------------------------------------------------------------------------------------------------------------
   62     GTE/Verizon                                                                         111,713    Sq. Ft.
   63     Holiday Inn - Fayetteville                                                              198     Rooms
   64     25 North Cascade Avenue                                                              54,453    Sq. Ft.
   65     Genesee Point Office                                                                 59,773    Sq. Ft.
   66     Five Points Shopping Center                                                          50,440    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------
   67     Grove Plaza Shopping Center                                                          38,340    Sq. Ft.
   68     North Ridge Shopping Center                                                          72,109    Sq. Ft.
   69     Bank of America Building - Valencia, CA                                              42,073    Sq. Ft.
   70     Pipeline Village Shopping Center 2                                                   76,400    Sq. Ft.
   71     1 Rewe Street                                                                        89,000    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------
   72     Eastland Towne Center                                                                77,480    Sq. Ft.
   73     Walgreens - Brentwood                                                                15,120    Sq. Ft.
   74     Taylor Mill                                                                          69,386    Sq. Ft.
   75     Pipeline Village Shopping Center 1                                                   55,790    Sq. Ft.
   76     Westpark Walk Shopping Center                                                        72,437    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------
   77     Security Self Storage Portfolio (10)                                                144,370    Sq. Ft.
   77a    Security Self Storage Rock Road                                                      62,390    Sq. Ft.
   77b    Security Self Storage Seneca                                                         47,380    Sq. Ft.
   77c    Security Self Storage Southwest                                                      34,600    Sq. Ft.
   78     Columbia Terrace and Tim-Wa MHC's (10)                                                  245      Pads
-----------------------------------------------------------------------------------------------------------------------
   78a    Columbia Terrace MHC                                                                    130      Pads
   78b    Tim-Wa MHC                                                                              115      Pads
   79     Devon Self Storage                                                                  122,148    Sq. Ft.
   80     Crossings at Roswell                                                                 40,301    Sq. Ft.
   81     Thunderbird MHP                                                                         103      Pads
-----------------------------------------------------------------------------------------------------------------------
   82     College Park Plaza                                                                   41,878    Sq. Ft.
   83     Greenfield Medical Center II                                                         28,488    Sq. Ft.
   84     Aerotech Office Park                                                                 76,705    Sq. Ft.
   85     Lakeshore Apartments - Brookside                                                        121     Units
   86     Copans Road Self-Storage                                                                870      Pads
-----------------------------------------------------------------------------------------------------------------------
   87     24 Hour Self Storage                                                                 95,890    Sq. Ft.
   88     Barrington Place Apartments                                                             218     Units
   89     Creston Park Center                                                                  73,477    Sq. Ft.
   90     Brightwood Manor MHC                                                                    214      Pads
   91     200 Central Park Avenue                                                              45,155    Sq. Ft.
-----------------------------------------------------------------------------------------------------------------------
   92     Casa de Flores MHC                                                                      171      Pads
   93     Westbridge Plaza                                                                     34,248    Sq. Ft.
   94     White Birch and Lanewood MHCs (10)                                                      205      Pads
   94a    White Birch MHC                                                                         194      Pads
   94b    Lanewood MHC                                                                             11      Pads
-----------------------------------------------------------------------------------------------------------------------
   95     National Self Storage Center                                                         66,340    Sq. Ft.
   96     525 1st Avenue West                                                                      41     Units
   97     Central Self Storage Hollywood, FL                                                   84,856    Sq. Ft.
   98     Security Self Storage New Orleans                                                    60,090    Sq. Ft.
   99     Trail Riders MHC                                                                        165      Pads
-----------------------------------------------------------------------------------------------------------------------
   100    Storage Depot Portfolio (10)                                                        108,275    Sq. Ft.
  100a    Storage Depot - Mission                                                              43,775    Sq. Ft.
  100b    Storage Depot - Regal Row                                                            40,750    Sq. Ft.
  100c    Storage Depot - Sunshine                                                             23,750    Sq. Ft.
   101    Pioneer MHC                                                                             112      Pads
-----------------------------------------------------------------------------------------------------------------------


                                                                                LOAN PER NET                 PREPAYMENT
                                                                                RENTABLE AREA                 PROVISIONS
   ID                                 PROPERTY NAME                              SF/UNITS (5)             (# OF PAYMENTS) (6)
--------------------------------------------------------------------------------------------------------------------------------
   39     Aequus Medical Office Building                                                  159.59        L(25),D(92),O(3)
   40     3502 Woodview Trace                                                              82.23        L(60),YM1(57),O(3)
   41     Brunswick Business Park (10)                                                     47.06        L(26),D(91),O(3)
   41a    Brunswick Business Park A                                                        52.02
   41b    Brunswick Business Park B                                                        37.49
--------------------------------------------------------------------------------------------------------------------------------
   42     Las Palmas de la Quinta MHC                                                  28,052.81        L(24),D(57),O(3)
   43     Van Dorn Plaza                                                                   50.49        L(48),YM1(69),O(3)
   44     Sable Ridge                                                                  24,084.08        L(25),D(32),O(3)
   45     UDR Portfolio - Grand Cypress Apartments                                     48,780.49        L(34),D(83),O(3)
   46     UDR Portfolio - Southern Oaks Apartments                                     32,258.06        L(34),D(83),O(3)
--------------------------------------------------------------------------------------------------------------------------------
   47     600 Meadowlands Parkway                                                          57.90        L(25),D(92),O(3)
   48     Rosedale Plaza                                                                   82.80        L(32),D(109),O(3)
   49     Southcenter Place Office Building                                               117.80        L(25),D(91),O(4)
   50     Cliff Park Village Apartments                                                20,719.87        L(29),D(28),O(3)
   51     336 East 86th Street Apartments                                             114,828.92        L(26),D(92),O(2)
--------------------------------------------------------------------------------------------------------------------------------
   52     Copper Mill Apartments                                                       30,683.76        L(25),D(32),O(3)
   53     Linton Boulevard Self Storage                                                 8,168.43        L(29),D(89),O(2)
   54     Paychex Office Building                                                         157.10        L(36),D(81),O(3)
   55     Centreville Park Center-II                                                       80.85        L(28),D(89),O(3)
   56     Park Center I                                                                    98.25        L(24),D(93),O(3)
--------------------------------------------------------------------------------------------------------------------------------
   57     Willow Pointe Apartments                                                     24,342.10        L(26),D(91),O(3)
   58     Milano Apartments                                                           159,148.83        L(26),D(92),O(2)
   59     Publix - SC                                                                     102.42        L(25),D(92),O(3)
   60     Bell Towne Center                                                               142.35        L(35),D(81),O(4)
   61     UDR Portfolio - Audubon Apartments                                           28,701.95        L(34),D(83),O(3)
--------------------------------------------------------------------------------------------------------------------------------
   62     GTE/Verizon                                                                      54.93        L(32),D(27),O(1)
   63     Holiday Inn - Fayetteville                                                   30,808.08        L(24),D(92),O(4)
   64     25 North Cascade Avenue                                                         111.91        L(25),D(92),O(3)
   65     Genesee Point Office                                                            100.09        L(27),D(90),O(3)
   66     Five Points Shopping Center                                                     118.03        L(32),D(85),O(3)
--------------------------------------------------------------------------------------------------------------------------------
   67     Grove Plaza Shopping Center                                                     151.28        L(24),D(92),O(4)
   68     North Ridge Shopping Center                                                      79.67        L(25),D(92),O(3)
   69     Bank of America Building - Valencia, CA                                         133.25        L(31),D(26),O(3)
   70     Pipeline Village Shopping Center 2                                               73.09        L(27),D(89),O(4)
   71     1 Rewe Street                                                                    61.80        L(24),D(93),O(3)
--------------------------------------------------------------------------------------------------------------------------------
   72     Eastland Towne Center                                                            70.78        L(27),D(54),O(3)
   73     Walgreens - Brentwood                                                           362.38        L(32),D(85),O(3)
   74     Taylor Mill                                                                      75.93        L(35),D(81),O(4)
   75     Pipeline Village Shopping Center 1                                               91.00        L(25),D(91),O(4)
   76     Westpark Walk Shopping Center                                                    68.75        L(28),D(68),O(24)
--------------------------------------------------------------------------------------------------------------------------------
   77     Security Self Storage Portfolio (10)                                             34.29        L(24),D(93),O(3)
   77a    Security Self Storage Rock Road                                                  33.66
   77b    Security Self Storage Seneca                                                     31.66
   77c    Security Self Storage Southwest                                                  39.02
   78     Columbia Terrace and Tim-Wa MHC's (10)                                       20,098.30        L(26),D(31),O(3)
--------------------------------------------------------------------------------------------------------------------------------
   78a    Columbia Terrace MHC                                                         20,165.04
   78b    Tim-Wa MHC                                                                   20,022.86
   79     Devon Self Storage                                                               40.06        L(25),D(92),O(3)
   80     Crossings at Roswell                                                            118.89        L(26),D(147),O(7)
   81     Thunderbird MHP                                                              45,477.95        L(27),D(30),O(3)
--------------------------------------------------------------------------------------------------------------------------------
   82     College Park Plaza                                                              109.84        L(24),D(92),O(4)
   83     Greenfield Medical Center II                                                    157.96        L(24),D(92),O(4)
   84     Aerotech Office Park                                                             56.04        L(50),D(68),O(2)
   85     Lakeshore Apartments - Brookside                                             35,295.73        L(26),D(91),O(3)
   86     Copans Road Self-Storage                                                      4,849.43        L(29),D(89),O(2)
--------------------------------------------------------------------------------------------------------------------------------
   87     24 Hour Self Storage                                                             43.73        L(81),YM1(1),O(2)
   88     Barrington Place Apartments                                                  19,226.81        L(26),D(92),O(2)
   89     Creston Park Center                                                              57.01        L(36),D(82),O(2)
   90     Brightwood Manor MHC                                                         19,469.73        L(35),D(81),O(4)
   91     200 Central Park Avenue                                                          88.40        L(26),D(90),O(4)
--------------------------------------------------------------------------------------------------------------------------------
   92     Casa de Flores MHC                                                           23,340.04        L(26),D(91),O(3)
   93     Westbridge Plaza                                                                115.35        L(28),D(89),O(3)
   94     White Birch and Lanewood MHCs (10)                                           19,146.34        L(24),D(33),O(3)
   94a    White Birch MHC                                                              19,147.53
   94b    Lanewood MHC                                                                 19,125.45
--------------------------------------------------------------------------------------------------------------------------------
   95     National Self Storage Center                                                     58.86        L(27),D(90),O(3)
   96     525 1st Avenue West                                                          92,682.93        L(25),D(91),O(4)
   97     Central Self Storage Hollywood, FL                                               44.72        L(25),D(91),O(4)
   98     Security Self Storage New Orleans                                                62.82        L(24),D(93),O(3)
   99     Trail Riders MHC                                                             22,378.46        L(35),D(81),O(4)
--------------------------------------------------------------------------------------------------------------------------------
   100    Storage Depot Portfolio (10)                                                     33.44        L(35),D(81),O(4)
  100a    Storage Depot - Mission                                                          37.98
  100b    Storage Depot - Regal Row                                                        31.73
  100c    Storage Depot - Sunshine                                                         28.00
   101    Pioneer MHC                                                                  31,250.00        L(24),D(93),O(3)
--------------------------------------------------------------------------------------------------------------------------------


                                                                                      THIRD                 THIRD MOST
                                                                                   MOST RECENT              RECENT NOI
    ID                                       PROPERTY NAME                             NOI                     DATE
--------------------------------------------------------------------------------------------------------------------------------
    39      Aequus Medical Office Building
    40      3502 Woodview Trace                                                             678,333         12/31/2001
    41      Brunswick Business Park (10)                                                    607,024         12/31/2001
    41a     Brunswick Business Park A
    41b     Brunswick Business Park B
--------------------------------------------------------------------------------------------------------------------------------
    42      Las Palmas de la Quinta MHC                                                     763,617         12/31/2001
    43      Van Dorn Plaza                                                                1,354,005         12/31/2001
    44      Sable Ridge                                                                     863,224         12/31/2001
    45      UDR Portfolio - Grand Cypress Apartments                                        911,669         12/31/2001
    46      UDR Portfolio - Southern Oaks Apartments                                        991,900         12/31/2001
--------------------------------------------------------------------------------------------------------------------------------
    47      600 Meadowlands Parkway                                                         850,033         12/31/2001
    48      Rosedale Plaza                                                                1,014,488         12/31/2001
    49      Southcenter Place Office Building                                               862,166         12/31/2001
    50      Cliff Park Village Apartments                                                 1,001,732         12/31/2001
    51      336 East 86th Street Apartments                                               1,314,535         12/31/2001
--------------------------------------------------------------------------------------------------------------------------------
    52      Copper Mill Apartments                                                          789,696         12/31/2001
    53      Linton Boulevard Self Storage                                                   776,530         12/31/2001
    54      Paychex Office Building
    55      Centreville Park Center-II                                                      422,824         12/31/2001
    56      Park Center I
--------------------------------------------------------------------------------------------------------------------------------
    57      Willow Pointe Apartments                                                        862,082         12/31/2001
    58      Milano Apartments
    59      Publix - SC
    60      Bell Towne Center
    61      UDR Portfolio - Audubon Apartments                                              829,613         12/31/2001
--------------------------------------------------------------------------------------------------------------------------------
    62      GTE/Verizon
    63      Holiday Inn - Fayetteville                                                      709,765  Ann. 7/1/2001-12/31/2001
    64      25 North Cascade Avenue                                                         519,783         12/31/2001
    65      Genesee Point Office                                                            631,956         12/31/2001
    66      Five Points Shopping Center                                                     657,859         12/31/2001
--------------------------------------------------------------------------------------------------------------------------------
    67      Grove Plaza Shopping Center                                                     586,656         12/31/2001
    68      North Ridge Shopping Center                                                     695,173         12/31/2001
    69      Bank of America Building - Valencia, CA
    70      Pipeline Village Shopping Center 2                                              366,929         12/31/2001
    71      1 Rewe Street                                                                   411,642       T-12 11/30/2001
--------------------------------------------------------------------------------------------------------------------------------
    72      Eastland Towne Center                                                           621,066         12/31/2001
    73      Walgreens - Brentwood
    74      Taylor Mill                                                                     673,059         12/31/2001
    75      Pipeline Village Shopping Center 1                                              174,411         12/31/2001
    76      Westpark Walk Shopping Center                                                   686,743         12/31/2001
--------------------------------------------------------------------------------------------------------------------------------
    77      Security Self Storage Portfolio (10)                                            648,781         12/31/2001
    77a     Security Self Storage Rock Road
    77b     Security Self Storage Seneca
    77c     Security Self Storage Southwest
    78      Columbia Terrace and Tim-Wa MHC's (10)                                          453,826         12/31/2001
--------------------------------------------------------------------------------------------------------------------------------
    78a     Columbia Terrace MHC
    78b     Tim-Wa MHC
    79      Devon Self Storage                                                              471,353         12/31/2001
    80      Crossings at Roswell                                                            544,078         12/31/2001
    81      Thunderbird MHP                                                                 439,510         12/31/2001
--------------------------------------------------------------------------------------------------------------------------------
    82      College Park Plaza                                                              571,026         12/31/2001
    83      Greenfield Medical Center II
    84      Aerotech Office Park                                                            503,496         12/31/2001
    85      Lakeshore Apartments - Brookside                                                522,046         12/31/2001
    86      Copans Road Self-Storage                                                        548,424         12/31/2001
--------------------------------------------------------------------------------------------------------------------------------
    87      24 Hour Self Storage
    88      Barrington Place Apartments
    89      Creston Park Center                                                             632,057         12/31/2001
    90      Brightwood Manor MHC                                                            372,829         12/31/2001
    91      200 Central Park Avenue                                                         369,204         12/31/2001
--------------------------------------------------------------------------------------------------------------------------------
    92      Casa de Flores MHC                                                              553,072         12/31/2001
    93      Westbridge Plaza                                                                134,297         12/31/2001
    94      White Birch and Lanewood MHCs (10)                                              378,701         12/31/2001
    94a     White Birch MHC
    94b     Lanewood MHC
--------------------------------------------------------------------------------------------------------------------------------
    95      National Self Storage Center                                                    494,775         12/31/2001
    96      525 1st Avenue West
    97      Central Self Storage Hollywood, FL                                              556,944         12/31/2001
    98      Security Self Storage New Orleans                                               316,459         12/31/2001
    99      Trail Riders MHC                                                                461,563         12/31/2001
--------------------------------------------------------------------------------------------------------------------------------
    100     Storage Depot Portfolio (10)                                                    300,660         12/31/2001
   100a     Storage Depot - Mission                                                          44,382         12/31/2001
   100b     Storage Depot - Regal Row                                                       172,302         12/31/2001
   100c     Storage Depot - Sunshine                                                         83,976         12/31/2001
    101     Pioneer MHC                                                                     368,747         12/31/2001
--------------------------------------------------------------------------------------------------------------------------------


                                                                                        SECOND                SECOND MOST
                                                                                     MOST RECENT              RECENT NOI
    ID                                       PROPERTY NAME                               NOI                     DATE
------------------------------------------------------------------------------------------------------------------------------------
    39      Aequus Medical Office Building
    40      3502 Woodview Trace                                                            1,182,954          12/31/2002
    41      Brunswick Business Park (10)                                                     512,879          12/31/2002
    41a     Brunswick Business Park A
    41b     Brunswick Business Park B
------------------------------------------------------------------------------------------------------------------------------------
    42      Las Palmas de la Quinta MHC                                                      810,518          12/31/2002
    43      Van Dorn Plaza                                                                 1,296,729          12/31/2002
    44      Sable Ridge                                                                      831,697          12/31/2002
    45      UDR Portfolio - Grand Cypress Apartments                                         659,733   Ann. 9/12/2002-12/31/2002
    46      UDR Portfolio - Southern Oaks Apartments                                         817,317        Ann. 12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    47      600 Meadowlands Parkway                                                        1,095,525          12/31/2002
    48      Rosedale Plaza                                                                   999,678          12/31/2002
    49      Southcenter Place Office Building                                                820,048          12/31/2002
    50      Cliff Park Village Apartments                                                    994,880        T-12 9/30/2002
    51      336 East 86th Street Apartments                                                1,307,831          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    52      Copper Mill Apartments                                                           784,979          12/31/2002
    53      Linton Boulevard Self Storage                                                    849,442          12/31/2002
    54      Paychex Office Building                                                          846,891        Ann. 5/31/2002
    55      Centreville Park Center-II                                                       719,789          12/31/2002
    56      Park Center I
------------------------------------------------------------------------------------------------------------------------------------
    57      Willow Pointe Apartments                                                         912,013        T-12 11/30/2002
    58      Milano Apartments                                                                732,347          12/31/2002
    59      Publix - SC
    60      Bell Towne Center                                                                467,874          12/31/2002
    61      UDR Portfolio - Audubon Apartments                                               482,257   Ann. 9/12/2002-12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    62      GTE/Verizon
    63      Holiday Inn - Fayetteville                                                       880,048          12/31/2002
    64      25 North Cascade Avenue                                                          652,842          12/31/2002
    65      Genesee Point Office                                                             783,297          12/31/2002
    66      Five Points Shopping Center                                                      469,390   Ann. 11/8/2002-12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    67      Grove Plaza Shopping Center                                                      569,355          12/31/2002
    68      North Ridge Shopping Center                                                      668,854          12/31/2002
    69      Bank of America Building - Valencia, CA                                          745,649          12/31/2002
    70      Pipeline Village Shopping Center 2                                               511,918          12/31/2002
    71      1 Rewe Street
------------------------------------------------------------------------------------------------------------------------------------
    72      Eastland Towne Center                                                            715,640          12/31/2002
    73      Walgreens - Brentwood                                                            540,353        Ann. 12/31/2002
    74      Taylor Mill                                                                      729,406          12/31/2002
    75      Pipeline Village Shopping Center 1                                               366,138          12/31/2002
    76      Westpark Walk Shopping Center                                                    854,771          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    77      Security Self Storage Portfolio (10)                                             688,442          12/31/2002
    77a     Security Self Storage Rock Road
    77b     Security Self Storage Seneca
    77c     Security Self Storage Southwest
    78      Columbia Terrace and Tim-Wa MHC's (10)                                           491,421          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    78a     Columbia Terrace MHC
    78b     Tim-Wa MHC
    79      Devon Self Storage                                                               655,637          12/31/2002
    80      Crossings at Roswell                                                             542,708          12/31/2002
    81      Thunderbird MHP                                                                  551,995          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    82      College Park Plaza                                                               574,040          12/31/2002
    83      Greenfield Medical Center II                                                     534,229          12/31/2002
    84      Aerotech Office Park                                                             486,309          12/31/2002
    85      Lakeshore Apartments - Brookside                                                 503,690          12/31/2002
    86      Copans Road Self-Storage                                                         573,852          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    87      24 Hour Self Storage                                                             338,366          12/31/2002
    88      Barrington Place Apartments                                                      129,428          12/31/2002
    89      Creston Park Center                                                              526,783  Ann. 8/1/2002 - 12/31/2002
    90      Brightwood Manor MHC                                                             418,076          12/31/2002
    91      200 Central Park Avenue                                                          513,734          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    92      Casa de Flores MHC                                                               556,479          12/31/2002
    93      Westbridge Plaza                                                                 402,853          12/31/2002
    94      White Birch and Lanewood MHCs (10)                                               392,718          12/31/2002
    94a     White Birch MHC
    94b     Lanewood MHC
------------------------------------------------------------------------------------------------------------------------------------
    95      National Self Storage Center                                                     507,488          12/31/2002
    96      525 1st Avenue West                                                              269,004   Ann. 9/1/2002-12/31/2002
    97      Central Self Storage Hollywood, FL                                               550,277          12/31/2002
    98      Security Self Storage New Orleans                                                389,953          12/31/2002
    99      Trail Riders MHC                                                                 427,331          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    100     Storage Depot Portfolio (10)                                                     394,245          12/31/2002
   100a     Storage Depot - Mission                                                          144,280          12/31/2002
   100b     Storage Depot - Regal Row                                                        161,935          12/31/2002
   100c     Storage Depot - Sunshine                                                          88,030          12/31/2002
    101     Pioneer MHC                                                                      376,872          12/31/2002
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                       MOST RECENT
                                                                               MOST RECENT                 NOI
    ID                                       PROPERTY NAME                         NOI                     DATE
------------------------------------------------------------------------------------------------------------------------------
    39      Aequus Medical Office Building                                             587,349        T-12 4/30/2003
    40      3502 Woodview Trace                                                      1,187,867        T-12 1/1/2003
    41      Brunswick Business Park (10)                                               575,735        T-12 2/28/2003
    41a     Brunswick Business Park A
    41b     Brunswick Business Park B
------------------------------------------------------------------------------------------------------------------------------
    42      Las Palmas de la Quinta MHC                                                822,151        T-12 4/30/2003
    43      Van Dorn Plaza
    44      Sable Ridge                                                                879,607        T12 3/31/2003
    45      UDR Portfolio - Grand Cypress Apartments                                   735,502        Ann. 5/31/2003
    46      UDR Portfolio - Southern Oaks Apartments                                   796,771        Ann. 5/31/2003
------------------------------------------------------------------------------------------------------------------------------
    47      600 Meadowlands Parkway                                                    960,339        T-12 3/31/2003
    48      Rosedale Plaza                                                           1,012,220        Ann. 3/31/2003
    49      Southcenter Place Office Building                                          805,656        T-12 3/31/2003
    50      Cliff Park Village Apartments
    51      336 East 86th Street Apartments                                          1,184,636        Ann. 3/31/2003
------------------------------------------------------------------------------------------------------------------------------
    52      Copper Mill Apartments                                                     753,224        T12 3/31/2003
    53      Linton Boulevard Self Storage                                              974,680        Ann. 3/31/2003
    54      Paychex Office Building                                                    998,116        Ann. 3/31/2003
    55      Centreville Park Center-II
    56      Park Center I
------------------------------------------------------------------------------------------------------------------------------
    57      Willow Pointe Apartments
    58      Milano Apartments                                                          814,872        Ann. 3/31/2003
    59      Publix - SC
    60      Bell Towne Center                                                          708,714        Ann. 3/31/2003
    61      UDR Portfolio - Audubon Apartments                                         685,099        Ann. 5/31/2003
------------------------------------------------------------------------------------------------------------------------------
    62      GTE/Verizon
    63      Holiday Inn - Fayetteville                                               1,016,449        T-12 4/30/2003
    64      25 North Cascade Avenue                                                    641,796        T-12 4/30/2003
    65      Genesee Point Office                                                       790,681        T-12 1/31/2003
    66      Five Points Shopping Center                                                771,596        Ann. 3/31/2003
------------------------------------------------------------------------------------------------------------------------------
    67      Grove Plaza Shopping Center                                                616,556        T-12 4/30/2003
    68      North Ridge Shopping Center
    69      Bank of America Building - Valencia, CA                                    619,252        Ann. 3/31/2003
    70      Pipeline Village Shopping Center 2
    71      1 Rewe Street
------------------------------------------------------------------------------------------------------------------------------
    72      Eastland Towne Center
    73      Walgreens - Brentwood                                                      530,530        Ann. 3/31/2003
    74      Taylor Mill                                                                653,517        Ann. 2/28/2003
    75      Pipeline Village Shopping Center 1
    76      Westpark Walk Shopping Center
------------------------------------------------------------------------------------------------------------------------------
    77      Security Self Storage Portfolio (10)                                       684,081        T-12 3/31/2003
    77a     Security Self Storage Rock Road
    77b     Security Self Storage Seneca
    77c     Security Self Storage Southwest
    78      Columbia Terrace and Tim-Wa MHC's (10)                                     498,111        T-12 2/28/2003
------------------------------------------------------------------------------------------------------------------------------
    78a     Columbia Terrace MHC
    78b     Tim-Wa MHC
    79      Devon Self Storage                                                         621,878        T-12 4/30/2003
    80      Crossings at Roswell                                                       656,585   Ann. 1/1/2003-4/30/2003
    81      Thunderbird MHP                                                            554,029        T-12 1/31/2003
------------------------------------------------------------------------------------------------------------------------------
    82      College Park Plaza                                                         584,310        T-12 3/31/2003
    83      Greenfield Medical Center II                                               531,491        T-12 2/28/2003
    84      Aerotech Office Park                                                       522,508        Ann. 3/31/2003
    85      Lakeshore Apartments - Brookside                                           544,616        Ann. 3/31/2003
    86      Copans Road Self-Storage                                                   875,170        Ann. 3/31/2003
------------------------------------------------------------------------------------------------------------------------------
    87      24 Hour Self Storage                                                       461,655        T-12 3/30/2003
    88      Barrington Place Apartments                                                553,028        Ann. 3/31/2003
    89      Creston Park Center
    90      Brightwood Manor MHC                                                       516,594        Ann. 3/31/2003
    91      200 Central Park Avenue                                                    685,993        T-12 3/31/2003
------------------------------------------------------------------------------------------------------------------------------
    92      Casa de Flores MHC                                                         537,254        T-12 2/28/2003
    93      Westbridge Plaza
    94      White Birch and Lanewood MHCs (10)                                         412,189        T-12 3/31/2003
    94a     White Birch MHC
    94b     Lanewood MHC
------------------------------------------------------------------------------------------------------------------------------
    95      National Self Storage Center                                               520,362        T-12 2/28/2003
    96      525 1st Avenue West                                                        399,450   Ann. 1/1/2003-6/20/2003
    97      Central Self Storage Hollywood, FL
    98      Security Self Storage New Orleans                                          431,047        T-12 3/31/2003
    99      Trail Riders MHC                                                           475,115        Ann. 4/30/2003
------------------------------------------------------------------------------------------------------------------------------
    100     Storage Depot Portfolio (10)
   100a     Storage Depot - Mission
   100b     Storage Depot - Regal Row
   100c     Storage Depot - Sunshine
    101     Pioneer MHC                                                                365,570        T-12 3/31/2003
------------------------------------------------------------------------------------------------------------------------------



                                                                                UNDERWRITTEN        UNDERWRITTEN        UNDERWRITTEN
    ID                                       PROPERTY NAME                          NOI               REVENUE                EGI
------------------------------------------------------------------------------------------------------------------------------------
    39      Aequus Medical Office Building                                          974,296            1,323,203           1,443,203
    40      3502 Woodview Trace                                                   1,105,806            1,762,270           1,817,710
    41      Brunswick Business Park (10)                                            993,488            1,056,965           1,512,332
    41a     Brunswick Business Park A
    41b     Brunswick Business Park B
------------------------------------------------------------------------------------------------------------------------------------
    42      Las Palmas de la Quinta MHC                                             806,003            1,243,816           1,267,816
    43      Van Dorn Plaza                                                        1,139,749            1,102,087           1,617,051
    44      Sable Ridge                                                             892,253            1,860,000           1,949,000
    45      UDR Portfolio - Grand Cypress Apartments                                816,049            1,335,005           1,426,538
    46      UDR Portfolio - Southern Oaks Apartments                                894,859            1,694,920           1,751,771
------------------------------------------------------------------------------------------------------------------------------------
    47      600 Meadowlands Parkway                                                 996,011            1,377,899           1,529,699
    48      Rosedale Plaza                                                          903,568              965,141           1,190,688
    49      Southcenter Place Office Building                                       805,640            1,145,491           1,282,059
    50      Cliff Park Village Apartments                                           908,780            2,212,543           2,265,543
    51      336 East 86th Street Apartments                                         693,529            1,044,981           1,770,387
------------------------------------------------------------------------------------------------------------------------------------
    52      Copper Mill Apartments                                                  753,425            1,517,185           1,582,185
    53      Linton Boulevard Self Storage                                           668,768            1,040,676           1,068,344
    54      Paychex Office Building                                                 727,693            1,024,618           1,080,363
    55      Centreville Park Center-II                                              741,729              773,904             970,404
    56      Park Center I                                                           816,089            1,202,459           1,239,359
------------------------------------------------------------------------------------------------------------------------------------
    57      Willow Pointe Apartments                                                893,338            1,835,000           1,947,000
    58      Milano Apartments                                                       640,252              857,165             927,851
    59      Publix - SC                                                             629,922              678,273             799,773
    60      Bell Towne Center                                                       728,081              761,331           1,030,031
    61      UDR Portfolio - Audubon Apartments                                      634,434            1,373,526           1,443,550
------------------------------------------------------------------------------------------------------------------------------------
    62      GTE/Verizon                                                             723,924              839,907           1,044,407
    63      Holiday Inn - Fayetteville                                              950,026            2,892,282           4,162,542
    64      25 North Cascade Avenue                                                 693,204              595,431           1,053,931
    65      Genesee Point Office                                                    665,872              728,835           1,071,635
    66      Five Points Shopping Center                                             661,778              697,060           1,011,469
------------------------------------------------------------------------------------------------------------------------------------
    67      Grove Plaza Shopping Center                                             598,141              630,487             882,046
    68      North Ridge Shopping Center                                             646,695              688,158             812,703
    69      Bank of America Building - Valencia, CA                                 659,230              689,745           1,041,341
    70      Pipeline Village Shopping Center 2                                      609,080              653,721             845,221
    71      1 Rewe Street                                                           705,294              754,244             854,435
------------------------------------------------------------------------------------------------------------------------------------
    72      Eastland Towne Center                                                   637,285              671,242             793,724
    73      Walgreens - Brentwood                                                   540,839              552,031             552,031
    74      Taylor Mill                                                             673,287              700,795             831,545
    75      Pipeline Village Shopping Center 1                                      568,482              602,106             737,106
    76      Westpark Walk Shopping Center                                           818,521              904,298           1,146,127
------------------------------------------------------------------------------------------------------------------------------------
    77      Security Self Storage Portfolio (10)                                    603,380            1,004,350           1,061,675
    77a     Security Self Storage Rock Road
    77b     Security Self Storage Seneca
    77c     Security Self Storage Southwest
    78      Columbia Terrace and Tim-Wa MHC's (10)                                  489,186              688,902             840,402
------------------------------------------------------------------------------------------------------------------------------------
    78a     Columbia Terrace MHC
    78b     Tim-Wa MHC
    79      Devon Self Storage                                                      608,550              864,095           1,084,095
    80      Crossings at Roswell                                                    538,906              578,868             701,609
    81      Thunderbird MHP                                                         473,842              680,489             762,489
------------------------------------------------------------------------------------------------------------------------------------
    82      College Park Plaza                                                      545,226              595,739             735,739
    83      Greenfield Medical Center II                                            477,912              474,304             644,710
    84      Aerotech Office Park                                                    551,878              865,062             920,290
    85      Lakeshore Apartments - Brookside                                        456,619              890,626             905,870
    86      Copans Road Self-Storage                                                419,724              744,347             775,475
------------------------------------------------------------------------------------------------------------------------------------
    87      24 Hour Self Storage                                                    522,922              800,000             845,000
    88      Barrington Place Apartments                                             455,598            1,078,383           1,115,103
    89      Creston Park Center                                                     509,182              540,575             775,309
    90      Brightwood Manor MHC                                                    456,453              635,174             639,454
    91      200 Central Park Avenue                                                 404,877              815,495             962,261
------------------------------------------------------------------------------------------------------------------------------------
    92      Casa de Flores MHC                                                      463,344              756,010             764,010
    93      Westbridge Plaza                                                        497,853              510,096             662,096
    94      White Birch and Lanewood MHCs (10)                                      405,284              681,650             696,650
    94a     White Birch MHC
    94b     Lanewood MHC
------------------------------------------------------------------------------------------------------------------------------------
    95      National Self Storage Center                                            477,091              705,000             732,000
    96      525 1st Avenue West                                                     347,916              426,739             497,363
    97      Central Self Storage Hollywood, FL                                      515,612              824,119             869,119
    98      Security Self Storage New Orleans                                       443,665              675,313             690,313
    99      Trail Riders MHC                                                        457,598              587,251             840,251
------------------------------------------------------------------------------------------------------------------------------------
    100     Storage Depot Portfolio (10)                                            419,690              621,896             649,496
   100a     Storage Depot - Mission                                                 175,007              260,672             264,472
   100b     Storage Depot - Regal Row                                               165,427              225,068             240,768
   100c     Storage Depot - Sunshine                                                 79,256              136,156             144,256
    101     Pioneer MHC                                                             353,309              560,000             576,000
------------------------------------------------------------------------------------------------------------------------------------



                                                                                 UNDERWRITTEN        UNDERWRITTEN       UNDERWRITTEN
    ID                                       PROPERTY NAME                         EXPENSES            RESERVES             TI/LC
------------------------------------------------------------------------------------------------------------------------------------
    39      Aequus Medical Office Building                                            468,906             11,262             66,063
    40      3502 Woodview Trace                                                       711,904             21,563             54,574
    41      Brunswick Business Park (10)                                              518,845             32,131             76,383
    41a     Brunswick Business Park A
    41b     Brunswick Business Park B
------------------------------------------------------------------------------------------------------------------------------------
    42      Las Palmas de la Quinta MHC                                               461,813             12,120                  -
    43      Van Dorn Plaza                                                            477,302             26,000             90,979
    44      Sable Ridge                                                             1,056,747             83,250                  -
    45      UDR Portfolio - Grand Cypress Apartments                                  610,489             41,000                  -
    46      UDR Portfolio - Southern Oaks Apartments                                  856,912             62,000                  -
------------------------------------------------------------------------------------------------------------------------------------
    47      600 Meadowlands Parkway                                                   533,688             22,684            118,566
    48      Rosedale Plaza                                                            287,120             13,593             38,651
    49      Southcenter Place Office Building                                         476,418             12,720             65,794
    50      Cliff Park Village Apartments                                           1,356,763             95,400                  -
    51      336 East 86th Street Apartments                                         1,076,858             15,750                  -
------------------------------------------------------------------------------------------------------------------------------------
    52      Copper Mill Apartments                                                    828,760             58,750                  -
    53      Linton Boulevard Self Storage                                             399,576             36,355                  -
    54      Paychex Office Building                                                   352,670              3,970             43,749
    55      Centreville Park Center-II                                                228,675             12,651             19,091
    56      Park Center I                                                             423,269             10,382            105,651
------------------------------------------------------------------------------------------------------------------------------------
    57      Willow Pointe Apartments                                                1,053,662             82,800                  -
    58      Milano Apartments                                                         287,599             12,810                  -
    59      Publix - SC                                                               169,851              9,191             12,600
    60      Bell Towne Center                                                         301,950              6,538             65,955
    61      UDR Portfolio - Audubon Apartments                                        809,116             64,800                  -
------------------------------------------------------------------------------------------------------------------------------------
    62      GTE/Verizon                                                               320,484             22,343             43,248
    63      Holiday Inn - Fayetteville                                              3,212,516            208,127                  -
    64      25 North Cascade Avenue                                                   360,727             10,720             46,752
    65      Genesee Point Office                                                      405,763             11,955             36,600
    66      Five Points Shopping Center                                               349,691              7,566             28,251
------------------------------------------------------------------------------------------------------------------------------------
    67      Grove Plaza Shopping Center                                               283,905              7,668             34,517
    68      North Ridge Shopping Center                                               166,008             10,816             46,388
    69      Bank of America Building - Valencia, CA                                   382,111             11,780             71,402
    70      Pipeline Village Shopping Center 2                                        236,141             11,460             26,009
    71      1 Rewe Street                                                             149,141             13,350             31,050
------------------------------------------------------------------------------------------------------------------------------------
    72      Eastland Towne Center                                                     156,439             11,622             30,258
    73      Walgreens - Brentwood                                                      11,192                  -                  -
    74      Taylor Mill                                                               158,258             11,796             37,601
    75      Pipeline Village Shopping Center 1                                        168,624              8,400             24,640
    76      Westpark Walk Shopping Center                                             327,605             20,282             64,219
------------------------------------------------------------------------------------------------------------------------------------
    77      Security Self Storage Portfolio (10)                                      458,295             28,473                  -
    77a     Security Self Storage Rock Road
    77b     Security Self Storage Seneca
    77c     Security Self Storage Southwest
    78      Columbia Terrace and Tim-Wa MHC's (10)                                    351,216              9,680                  -
------------------------------------------------------------------------------------------------------------------------------------
    78a     Columbia Terrace MHC
    78b     Tim-Wa MHC
    79      Devon Self Storage                                                        475,545             22,274             12,525
    80      Crossings at Roswell                                                      162,703              8,463             41,377
    81      Thunderbird MHP                                                           288,647              5,150                  -
------------------------------------------------------------------------------------------------------------------------------------
    82      College Park Plaza                                                        190,514              7,069             33,473
    83      Greenfield Medical Center II                                              166,798              5,698             33,509
    84      Aerotech Office Park                                                      368,412             19,176             62,972
    85      Lakeshore Apartments - Brookside                                          449,251             39,325                  -
    86      Copans Road Self-Storage                                                  355,751             28,660                  -
------------------------------------------------------------------------------------------------------------------------------------
    87      24 Hour Self Storage                                                      322,079             14,384                  -
    88      Barrington Place Apartments                                               659,505             58,860                  -
    89      Creston Park Center                                                       266,127             14,633             34,539
    90      Brightwood Manor MHC                                                      183,001             10,700                  -
    91      200 Central Park Avenue                                                   557,384              9,483             46,134
------------------------------------------------------------------------------------------------------------------------------------
    92      Casa de Flores MHC                                                        300,665              6,840                  -
    93      Westbridge Plaza                                                          164,243              4,530             31,563
    94      White Birch and Lanewood MHCs (10)                                        291,366             11,549                  -
    94a     White Birch MHC
    94b     Lanewood MHC
------------------------------------------------------------------------------------------------------------------------------------
    95      National Self Storage Center                                              254,909              9,959                  -
    96      525 1st Avenue West                                                       149,447             10,250                  -
    97      Central Self Storage Hollywood, FL                                        353,507                  -                  -
    98      Security Self Storage New Orleans                                         246,648              9,014                  -
    99      Trail Riders MHC                                                          382,653              8,910                  -
------------------------------------------------------------------------------------------------------------------------------------
    100     Storage Depot Portfolio (10)                                              229,806             16,240                  -
   100a     Storage Depot - Mission                                                    89,465              6,566                  -
   100b     Storage Depot - Regal Row                                                  75,341              6,112                  -
   100c     Storage Depot - Sunshine                                                   65,000              3,562                  -
    101     Pioneer MHC                                                               222,691              4,574                  -
------------------------------------------------------------------------------------------------------------------------------------



                                                                                 UNDERWRITTEN
    ID                                       PROPERTY NAME                      NET CASH FLOW                      LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
    39      Aequus Medical Office Building                                             896,971     Potomac Valley Orthapedic Group
    40      3502 Woodview Trace                                                      1,029,669     Klipsch
    41      Brunswick Business Park (10)                                               884,973
    41a     Brunswick Business Park A                                                              Acess Bio
    41b     Brunswick Business Park B                                                              ASI - New Jersey
------------------------------------------------------------------------------------------------------------------------------------
    42      Las Palmas de la Quinta MHC                                                793,883
    43      Van Dorn Plaza                                                           1,022,770     Hobby Lobby
    44      Sable Ridge                                                                809,003
    45      UDR Portfolio - Grand Cypress Apartments                                   775,049
    46      UDR Portfolio - Southern Oaks Apartments                                   832,859
------------------------------------------------------------------------------------------------------------------------------------
    47      600 Meadowlands Parkway                                                    854,761     Day & Zimmerman
    48      Rosedale Plaza                                                             851,324     Super Fresh / A&P
    49      Southcenter Place Office Building                                          727,127     Equity Properties
    50      Cliff Park Village Apartments                                              813,380
    51      336 East 86th Street Apartments                                            677,779
------------------------------------------------------------------------------------------------------------------------------------
    52      Copper Mill Apartments                                                     694,675
    53      Linton Boulevard Self Storage                                              632,413
    54      Paychex Office Building                                                    679,974     Paychex, Inc.
    55      Centreville Park Center-II                                                 709,987     Food Lion
    56      Park Center I                                                              700,056     Draper & Goldberg
------------------------------------------------------------------------------------------------------------------------------------
    57      Willow Pointe Apartments                                                   810,538
    58      Milano Apartments                                                          627,442
    59      Publix - SC                                                                608,131     Publix Super Markets
    60      Bell Towne Center                                                          655,588     Powerhouse Gym
    61      UDR Portfolio - Audubon Apartments                                         569,634
------------------------------------------------------------------------------------------------------------------------------------
    62      GTE/Verizon                                                                658,333     GTE Southwest Incorporated
    63      Holiday Inn - Fayetteville                                                 741,899
    64      25 North Cascade Avenue                                                    635,733     G.E. Johnson Construction Co
    65      Genesee Point Office                                                       617,317     Healthetech, Inc.
    66      Five Points Shopping Center                                                625,961     Longs Drug Store
------------------------------------------------------------------------------------------------------------------------------------
    67      Grove Plaza Shopping Center                                                555,956     Kragen Auto Parts
    68      North Ridge Shopping Center                                                589,491     Staples
    69      Bank of America Building - Valencia, CA                                    576,048     Bank of America, NA
    70      Pipeline Village Shopping Center 2                                         571,611     Toys R Us
    71      1 Rewe Street                                                              660,894     Foto Electric Supply, Co. Inc.
------------------------------------------------------------------------------------------------------------------------------------
    72      Eastland Towne Center                                                      595,405     Kroger
    73      Walgreens - Brentwood                                                      540,839     Walgreens
    74      Taylor Mill                                                                623,890     Remke's Markets
    75      Pipeline Village Shopping Center 1                                         535,442     Ultimate Electronics
    76      Westpark Walk Shopping Center                                              734,020     Tuesday Morning
------------------------------------------------------------------------------------------------------------------------------------
    77      Security Self Storage Portfolio (10)                                       574,907
    77a     Security Self Storage Rock Road
    77b     Security Self Storage Seneca
    77c     Security Self Storage Southwest
    78      Columbia Terrace and Tim-Wa MHC's (10)                                     479,506
------------------------------------------------------------------------------------------------------------------------------------
    78a     Columbia Terrace MHC
    78b     Tim-Wa MHC
    79      Devon Self Storage                                                         573,751
    80      Crossings at Roswell                                                       489,066     Talbot's Clothing Store
    81      Thunderbird MHP                                                            468,692
------------------------------------------------------------------------------------------------------------------------------------
    82      College Park Plaza                                                         504,684     Peoples Drug Store dba CVS
    83      Greenfield Medical Center II                                               438,706     MedQuest
    84      Aerotech Office Park                                                       469,730     Wyle Laboratories
    85      Lakeshore Apartments - Brookside                                           417,294
    86      Copans Road Self-Storage                                                   391,064
------------------------------------------------------------------------------------------------------------------------------------
    87      24 Hour Self Storage                                                       508,538
    88      Barrington Place Apartments                                                396,738
    89      Creston Park Center                                                        460,010     Office Max
    90      Brightwood Manor MHC                                                       445,753
    91      200 Central Park Avenue                                                    349,260     Sternberg, Kozera
------------------------------------------------------------------------------------------------------------------------------------
    92      Casa de Flores MHC                                                         456,504
    93      Westbridge Plaza                                                           461,760     McDonald's (Ground Lease)
    94      White Birch and Lanewood MHCs (10)                                         393,735
    94a     White Birch MHC
    94b     Lanewood MHC
------------------------------------------------------------------------------------------------------------------------------------
    95      National Self Storage Center                                               467,132
    96      525 1st Avenue West                                                        337,666
    97      Central Self Storage Hollywood, FL                                         503,398
    98      Security Self Storage New Orleans                                          434,651
    99      Trail Riders MHC                                                           448,688
------------------------------------------------------------------------------------------------------------------------------------
    100     Storage Depot Portfolio (10)                                               403,450
   100a     Storage Depot - Mission                                                    168,441
   100b     Storage Depot - Regal Row                                                  159,315
   100c     Storage Depot - Sunshine                                                    75,694
    101     Pioneer MHC                                                                348,735
------------------------------------------------------------------------------------------------------------------------------------



                                                                                               LEASE
    ID                                       PROPERTY NAME                      SF           EXPIRATION
------------------------------------------------------------------------------------------------------------
    39      Aequus Medical Office Building                                       12,468      1/31/2012
    40      3502 Woodview Trace                                                  54,324      5/14/2012
    41      Brunswick Business Park (10)
    41a     Brunswick Business Park A                                            14,154         TBD
    41b     Brunswick Business Park B                                            32,443      12/31/2005
------------------------------------------------------------------------------------------------------------
    42      Las Palmas de la Quinta MHC
    43      Van Dorn Plaza                                                       65,037      6/30/2010
    44      Sable Ridge
    45      UDR Portfolio - Grand Cypress Apartments
    46      UDR Portfolio - Southern Oaks Apartments
------------------------------------------------------------------------------------------------------------
    47      600 Meadowlands Parkway                                              21,164      2/28/2004
    48      Rosedale Plaza                                                       50,510      8/31/2020
    49      Southcenter Place Office Building                                     6,747      6/30/2008
    50      Cliff Park Village Apartments
    51      336 East 86th Street Apartments
------------------------------------------------------------------------------------------------------------
    52      Copper Mill Apartments
    53      Linton Boulevard Self Storage
    54      Paychex Office Building                                              36,465      9/30/2011
    55      Centreville Park Center-II                                           33,930      8/31/2021
    56      Park Center I                                                        35,834      8/31/2007
------------------------------------------------------------------------------------------------------------
    57      Willow Pointe Apartments
    58      Milano Apartments
    59      Publix - SC                                                          44,271      11/30/2022
    60      Bell Towne Center                                                    12,000      7/31/2012
    61      UDR Portfolio - Audubon Apartments
------------------------------------------------------------------------------------------------------------
    62      GTE/Verizon                                                          68,676       9/4/2012
    63      Holiday Inn - Fayetteville
    64      25 North Cascade Avenue                                              23,513      4/30/2013
    65      Genesee Point Office                                                 28,417      4/30/2008
    66      Five Points Shopping Center                                          12,610      2/28/2021
------------------------------------------------------------------------------------------------------------
    67      Grove Plaza Shopping Center                                           5,400      9/30/2006
    68      North Ridge Shopping Center                                          24,049      9/30/2014
    69      Bank of America Building - Valencia, CA                              17,092      1/31/2006
    70      Pipeline Village Shopping Center 2                                   49,210      1/31/2010
    71      1 Rewe Street                                                        67,000      6/30/2017
------------------------------------------------------------------------------------------------------------
    72      Eastland Towne Center                                                45,464      8/31/2018
    73      Walgreens - Brentwood                                                15,120      12/31/2076
    74      Taylor Mill                                                          38,766      2/28/2011
    75      Pipeline Village Shopping Center 1                                   30,790      2/28/2018
    76      Westpark Walk Shopping Center                                         9,912      1/15/2011
------------------------------------------------------------------------------------------------------------
    77      Security Self Storage Portfolio (10)
    77a     Security Self Storage Rock Road
    77b     Security Self Storage Seneca
    77c     Security Self Storage Southwest
    78      Columbia Terrace and Tim-Wa MHC's (10)
------------------------------------------------------------------------------------------------------------
    78a     Columbia Terrace MHC
    78b     Tim-Wa MHC
    79      Devon Self Storage
    80      Crossings at Roswell                                                 10,595      1/31/2006
    81      Thunderbird MHP
------------------------------------------------------------------------------------------------------------
    82      College Park Plaza                                                   11,354      4/30/2007
    83      Greenfield Medical Center II                                         10,858      10/31/2011
    84      Aerotech Office Park                                                 35,238      4/30/2003
    85      Lakeshore Apartments - Brookside
    86      Copans Road Self-Storage
------------------------------------------------------------------------------------------------------------
    87      24 Hour Self Storage
    88      Barrington Place Apartments
    89      Creston Park Center                                                  23,500      10/31/2012
    90      Brightwood Manor MHC
    91      200 Central Park Avenue                                              10,651      6/30/2004
------------------------------------------------------------------------------------------------------------
    92      Casa de Flores MHC
    93      Westbridge Plaza                                                      4,048      2/13/2021
    94      White Birch and Lanewood MHCs (10)
    94a     White Birch MHC
    94b     Lanewood MHC
------------------------------------------------------------------------------------------------------------
    95      National Self Storage Center
    96      525 1st Avenue West
    97      Central Self Storage Hollywood, FL
    98      Security Self Storage New Orleans
    99      Trail Riders MHC
------------------------------------------------------------------------------------------------------------
    100     Storage Depot Portfolio (10)
   100a     Storage Depot - Mission
   100b     Storage Depot - Regal Row
   100c     Storage Depot - Sunshine
    101     Pioneer MHC
------------------------------------------------------------------------------------------------------------




    ID                                       PROPERTY NAME                                           2ND LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
    39      Aequus Medical Office Building                                      Howard County General Hospital
    40      3502 Woodview Trace                                                 Klipsch
    41      Brunswick Business Park (10)
    41a     Brunswick Business Park A                                           Norwell International
    41b     Brunswick Business Park B                                           Advanced Telecom
------------------------------------------------------------------------------------------------------------------------------------
    42      Las Palmas de la Quinta MHC
    43      Van Dorn Plaza                                                      SunMart
    44      Sable Ridge
    45      UDR Portfolio - Grand Cypress Apartments
    46      UDR Portfolio - Southern Oaks Apartments
------------------------------------------------------------------------------------------------------------------------------------
    47      600 Meadowlands Parkway                                             United Energy
    48      Rosedale Plaza                                                      Rite Aid
    49      Southcenter Place Office Building                                   CB Richard Ellis
    50      Cliff Park Village Apartments
    51      336 East 86th Street Apartments
------------------------------------------------------------------------------------------------------------------------------------
    52      Copper Mill Apartments
    53      Linton Boulevard Self Storage
    54      Paychex Office Building                                             San Diego Regional Energy Office
    55      Centreville Park Center-II                                          True Value Hardware
    56      Park Center I                                                       American Forest and Paper Association
------------------------------------------------------------------------------------------------------------------------------------
    57      Willow Pointe Apartments
    58      Milano Apartments
    59      Publix - SC                                                         Frodos Pizza
    60      Bell Towne Center                                                   SCA Consulting
    61      UDR Portfolio - Audubon Apartments
------------------------------------------------------------------------------------------------------------------------------------
    62      GTE/Verizon
    63      Holiday Inn - Fayetteville
    64      25 North Cascade Avenue                                             World Gym
    65      Genesee Point Office                                                Aramark Educational Resources, Inc.
    66      Five Points Shopping Center                                         Wild Oats Market
------------------------------------------------------------------------------------------------------------------------------------
    67      Grove Plaza Shopping Center                                         American Gold Mortgage
    68      North Ridge Shopping Center                                         Goody's
    69      Bank of America Building - Valencia, CA                             William R. Lively & Assoc
    70      Pipeline Village Shopping Center 2                                  Party City
    71      1 Rewe Street                                                       Etronics, Inc.
------------------------------------------------------------------------------------------------------------------------------------
    72      Eastland Towne Center                                               Fashion Bug
    73      Walgreens - Brentwood
    74      Taylor Mill                                                         Pets Plus
    75      Pipeline Village Shopping Center 1                                  K & G Men's Company
    76      Westpark Walk Shopping Center                                       Guaranty Residential Lending
------------------------------------------------------------------------------------------------------------------------------------
    77      Security Self Storage Portfolio (10)
    77a     Security Self Storage Rock Road
    77b     Security Self Storage Seneca
    77c     Security Self Storage Southwest
    78      Columbia Terrace and Tim-Wa MHC's (10)
------------------------------------------------------------------------------------------------------------------------------------
    78a     Columbia Terrace MHC
    78b     Tim-Wa MHC
    79      Devon Self Storage
    80      Crossings at Roswell                                                Wolf Camera
    81      Thunderbird MHP
------------------------------------------------------------------------------------------------------------------------------------
    82      College Park Plaza                                                  Navigant Int'l Northeast Inc
    83      Greenfield Medical Center II                                        Associates Internal Medicine
    84      Aerotech Office Park                                                USA Today
    85      Lakeshore Apartments - Brookside
    86      Copans Road Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
    87      24 Hour Self Storage
    88      Barrington Place Apartments
    89      Creston Park Center                                                 Jo-Ann Fabrics
    90      Brightwood Manor MHC
    91      200 Central Park Avenue                                             Planning Concepts Corp.
------------------------------------------------------------------------------------------------------------------------------------
    92      Casa de Flores MHC
    93      Westbridge Plaza                                                    Los Arcos Restaurant
    94      White Birch and Lanewood MHCs (10)
    94a     White Birch MHC
    94b     Lanewood MHC
------------------------------------------------------------------------------------------------------------------------------------
    95      National Self Storage Center
    96      525 1st Avenue West
    97      Central Self Storage Hollywood, FL
    98      Security Self Storage New Orleans
    99      Trail Riders MHC
------------------------------------------------------------------------------------------------------------------------------------
    100     Storage Depot Portfolio (10)
   100a     Storage Depot - Mission
   100b     Storage Depot - Regal Row
   100c     Storage Depot - Sunshine
    101     Pioneer MHC
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                        LEASE
    ID                                       PROPERTY NAME                       SF                   EXPIRATION
--------------------------------------------------------------------------------------------------------------------
    39      Aequus Medical Office Building                                         9,670              6/30/2012
    40      3502 Woodview Trace                                                    8,500              4/30/2018
    41      Brunswick Business Park (10)
    41a     Brunswick Business Park A                                             11,701              2/28/2008
    41b     Brunswick Business Park B                                             20,300              11/30/2005
--------------------------------------------------------------------------------------------------------------------
    42      Las Palmas de la Quinta MHC
    43      Van Dorn Plaza                                                        32,811              12/11/2004
    44      Sable Ridge
    45      UDR Portfolio - Grand Cypress Apartments
    46      UDR Portfolio - Southern Oaks Apartments
--------------------------------------------------------------------------------------------------------------------
    47      600 Meadowlands Parkway                                                9,600              6/30/2004
    48      Rosedale Plaza                                                        10,185              11/30/2007
    49      Southcenter Place Office Building                                      4,971              12/31/2007
    50      Cliff Park Village Apartments
    51      336 East 86th Street Apartments
--------------------------------------------------------------------------------------------------------------------
    52      Copper Mill Apartments
    53      Linton Boulevard Self Storage
    54      Paychex Office Building                                                5,411              8/31/2007
    55      Centreville Park Center-II                                            15,000              11/30/2008
    56      Park Center I                                                          3,434              5/31/2009
--------------------------------------------------------------------------------------------------------------------
    57      Willow Pointe Apartments
    58      Milano Apartments
    59      Publix - SC                                                            3,000              2/28/2006
    60      Bell Towne Center                                                      6,700              8/30/2017
    61      UDR Portfolio - Audubon Apartments
--------------------------------------------------------------------------------------------------------------------
    62      GTE/Verizon
    63      Holiday Inn - Fayetteville
    64      25 North Cascade Avenue                                               10,475              3/31/2011
    65      Genesee Point Office                                                  26,781              8/31/2010
    66      Five Points Shopping Center                                           12,320              6/30/2009
--------------------------------------------------------------------------------------------------------------------
    67      Grove Plaza Shopping Center                                            3,100              3/31/2004
    68      North Ridge Shopping Center                                           22,560              8/31/2014
    69      Bank of America Building - Valencia, CA                                4,103              1/31/2005
    70      Pipeline Village Shopping Center 2                                    13,200              1/31/2012
    71      1 Rewe Street                                                         22,000              6/30/2017
--------------------------------------------------------------------------------------------------------------------
    72      Eastland Towne Center                                                  9,000              1/31/2007
    73      Walgreens - Brentwood
    74      Taylor Mill                                                            3,902              11/30/2007
    75      Pipeline Village Shopping Center 1                                    20,000              4/30/2005
    76      Westpark Walk Shopping Center                                          4,355              10/31/2005
--------------------------------------------------------------------------------------------------------------------
    77      Security Self Storage Portfolio (10)
    77a     Security Self Storage Rock Road
    77b     Security Self Storage Seneca
    77c     Security Self Storage Southwest
    78      Columbia Terrace and Tim-Wa MHC's (10)
--------------------------------------------------------------------------------------------------------------------
    78a     Columbia Terrace MHC
    78b     Tim-Wa MHC
    79      Devon Self Storage
    80      Crossings at Roswell                                                   5,100              1/31/2010
    81      Thunderbird MHP
--------------------------------------------------------------------------------------------------------------------
    82      College Park Plaza                                                     3,958              10/31/2004
    83      Greenfield Medical Center II                                           2,994              8/31/2008
    84      Aerotech Office Park                                                   8,672              9/30/2003
    85      Lakeshore Apartments - Brookside
    86      Copans Road Self-Storage
--------------------------------------------------------------------------------------------------------------------
    87      24 Hour Self Storage
    88      Barrington Place Apartments
    89      Creston Park Center                                                   18,200              1/31/2008
    90      Brightwood Manor MHC
    91      200 Central Park Avenue                                                7,800              3/31/2006
--------------------------------------------------------------------------------------------------------------------
    92      Casa de Flores MHC
    93      Westbridge Plaza                                                       4,000              3/31/2007
    94      White Birch and Lanewood MHCs (10)
    94a     White Birch MHC
    94b     Lanewood MHC
--------------------------------------------------------------------------------------------------------------------
    95      National Self Storage Center
    96      525 1st Avenue West
    97      Central Self Storage Hollywood, FL
    98      Security Self Storage New Orleans
    99      Trail Riders MHC
--------------------------------------------------------------------------------------------------------------------
    100     Storage Depot Portfolio (10)
   100a     Storage Depot - Mission
   100b     Storage Depot - Regal Row
   100c     Storage Depot - Sunshine
    101     Pioneer MHC
--------------------------------------------------------------------------------------------------------------------




    ID                                       PROPERTY NAME                                                3RD LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
    39      Aequus Medical Office Building                                                  Columbia Physicians Realty, LLC
    40      3502 Woodview Trace                                                             Bell Industries
    41      Brunswick Business Park (10)
    41a     Brunswick Business Park A                                                       Au'Some Candies, Inc.
    41b     Brunswick Business Park B                                                       BCC (USA) Inc.
------------------------------------------------------------------------------------------------------------------------------------
    42      Las Palmas de la Quinta MHC
    43      Van Dorn Plaza                                                                  Westlake Hardware
    44      Sable Ridge
    45      UDR Portfolio - Grand Cypress Apartments
    46      UDR Portfolio - Southern Oaks Apartments
------------------------------------------------------------------------------------------------------------------------------------
    47      600 Meadowlands Parkway                                                         Prato Outlets
    48      Rosedale Plaza                                                                  Dollar Tree
    49      Southcenter Place Office Building                                               United Asset Management Corp
    50      Cliff Park Village Apartments
    51      336 East 86th Street Apartments
------------------------------------------------------------------------------------------------------------------------------------
    52      Copper Mill Apartments
    53      Linton Boulevard Self Storage
    54      Paychex Office Building                                                         Lennar Partners of Calif.,Inc.
    55      Centreville Park Center-II                                                      Happy Harry's
    56      Park Center I                                                                   TTW Inc.
------------------------------------------------------------------------------------------------------------------------------------
    57      Willow Pointe Apartments
    58      Milano Apartments
    59      Publix - SC                                                                     Thach Ngoc Nguyen
    60      Bell Towne Center                                                               First American Title & Escrow
    61      UDR Portfolio - Audubon Apartments
------------------------------------------------------------------------------------------------------------------------------------
    62      GTE/Verizon
    63      Holiday Inn - Fayetteville
    64      25 North Cascade Avenue                                                         Intermountain Mortgage
    65      Genesee Point Office                                                            Davis & Associates, LLC
    66      Five Points Shopping Center                                                     Hollywood Video
------------------------------------------------------------------------------------------------------------------------------------
    67      Grove Plaza Shopping Center                                                     Cingular Wireless
    68      North Ridge Shopping Center                                                     Shoe Show
    69      Bank of America Building - Valencia, CA                                         Thomson & King
    70      Pipeline Village Shopping Center 2                                              Men's Wearhouse
    71      1 Rewe Street
------------------------------------------------------------------------------------------------------------------------------------
    72      Eastland Towne Center                                                           Verizon
    73      Walgreens - Brentwood
    74      Taylor Mill                                                                     Oriental Wok Restaurant
    75      Pipeline Village Shopping Center 1                                              Wheels & Fitness in Motion
    76      Westpark Walk Shopping Center                                                   Ranchero Mexican Grill
------------------------------------------------------------------------------------------------------------------------------------
    77      Security Self Storage Portfolio (10)
    77a     Security Self Storage Rock Road
    77b     Security Self Storage Seneca
    77c     Security Self Storage Southwest
    78      Columbia Terrace and Tim-Wa MHC's (10)
------------------------------------------------------------------------------------------------------------------------------------
    78a     Columbia Terrace MHC
    78b     Tim-Wa MHC
    79      Devon Self Storage
    80      Crossings at Roswell                                                            Meme's Flowers
    81      Thunderbird MHP
------------------------------------------------------------------------------------------------------------------------------------
    82      College Park Plaza                                                              Studio One Professional Hair Design
    83      Greenfield Medical Center II                                                    Southwest Urology Spec
    84      Aerotech Office Park                                                            GHG Corporation
    85      Lakeshore Apartments - Brookside
    86      Copans Road Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
    87      24 Hour Self Storage
    88      Barrington Place Apartments
    89      Creston Park Center                                                             Osco Drugs/Albertsons
    90      Brightwood Manor MHC
    91      200 Central Park Avenue                                                         Empire State College
------------------------------------------------------------------------------------------------------------------------------------
    92      Casa de Flores MHC
    93      Westbridge Plaza                                                                Toy's Plus
    94      White Birch and Lanewood MHCs (10)
    94a     White Birch MHC
    94b     Lanewood MHC
------------------------------------------------------------------------------------------------------------------------------------
    95      National Self Storage Center
    96      525 1st Avenue West
    97      Central Self Storage Hollywood, FL
    98      Security Self Storage New Orleans
    99      Trail Riders MHC
------------------------------------------------------------------------------------------------------------------------------------
    100     Storage Depot Portfolio (10)
   100a     Storage Depot - Mission
   100b     Storage Depot - Regal Row
   100c     Storage Depot - Sunshine
    101     Pioneer MHC
------------------------------------------------------------------------------------------------------------------------------------



                                                                                             LEASE       OCCUPANCY       OCCUPANCY
    ID                                       PROPERTY NAME                       SF       EXPIRATION        RATE         AS-OF DATE
------------------------------------------------------------------------------------------------------------------------------------
    39      Aequus Medical Office Building                                        9,103    7/31/2012         90.68%      3/10/2003
    40      3502 Woodview Trace                                                  18,418    6/30/2006         93.23%       4/1/2003
    41      Brunswick Business Park (10)                                                                     89.59%      3/19/2003
    41a     Brunswick Business Park A                                            10,500    6/30/2007         84.20%      3/19/2003
    41b     Brunswick Business Park B                                            12,410   12/31/2006        100.00%      3/19/2003
------------------------------------------------------------------------------------------------------------------------------------
    42      Las Palmas de la Quinta MHC                                                                      90.76%       4/2/2003
    43      Van Dorn Plaza                                                       27,779    9/30/2008        100.00%      2/28/2003
    44      Sable Ridge                                                                                      91.59%      2/24/2003
    45      UDR Portfolio - Grand Cypress Apartments                                                         98.80%      5/31/2003
    46      UDR Portfolio - Southern Oaks Apartments                                                         93.10%      5/22/2003
------------------------------------------------------------------------------------------------------------------------------------
    47      600 Meadowlands Parkway                                               9,600    4/30/2008         98.87%       4/1/2003
    48      Rosedale Plaza                                                        5,119    9/30/2006         96.76%      3/31/2003
    49      Southcenter Place Office Building                                     3,896    1/31/2006         87.98%      4/29/2003
    50      Cliff Park Village Apartments                                                                    91.92%      9/18/2002
    51      336 East 86th Street Apartments                                                                 100.00%      4/28/2003
------------------------------------------------------------------------------------------------------------------------------------
    52      Copper Mill Apartments                                                                           93.19%      2/24/2003
    53      Linton Boulevard Self Storage                                                                    90.90%      5/28/2003
    54      Paychex Office Building                                               2,231    9/30/2006        100.00%      3/31/2003
    55      Centreville Park Center-II                                           12,000   10/31/2022         96.50%      2/24/2003
    56      Park Center I                                                         2,868    7/31/2007         70.96%       5/7/2003
------------------------------------------------------------------------------------------------------------------------------------
    57      Willow Pointe Apartments                                                                         95.65%      3/31/2003
    58      Milano Apartments                                                                                95.20%       5/8/2003
    59      Publix - SC                                                           1,400    3/31/2008         87.43%       2/7/2003
    60      Bell Towne Center                                                     5,462    5/31/2007         95.82%       2/1/2003
    61      UDR Portfolio - Audubon Apartments                                                               93.50%      5/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    62      GTE/Verizon                                                                                      63.00%      11/1/2002
    63      Holiday Inn - Fayetteville                                                                       66.96%      5/31/2003
    64      25 North Cascade Avenue                                               7,176    3/31/2010         88.47%      4/30/2003
    65      Genesee Point Office                                                  2,662    4/30/2005         96.80%      3/28/2003
    66      Five Points Shopping Center                                           4,644    6/30/2010         95.10%      3/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    67      Grove Plaza Shopping Center                                           3,000    9/12/2007         89.05%       2/1/2003
    68      North Ridge Shopping Center                                           5,000    9/30/2004        100.00%       3/6/2003
    69      Bank of America Building - Valencia, CA                               2,927    2/29/2004         99.90%      6/19/2003
    70      Pipeline Village Shopping Center 2                                    6,000    2/28/2010        100.00%       1/1/2003
    71      1 Rewe Street                                                                                   100.00%      2/28/2003
------------------------------------------------------------------------------------------------------------------------------------
    72      Eastland Towne Center                                                 4,300    7/31/2005        100.00%      12/1/2002
    73      Walgreens - Brentwood                                                                           100.00%       8/1/2003
    74      Taylor Mill                                                           2,800    3/31/2004        100.00%      3/25/2003
    75      Pipeline Village Shopping Center 1                                    5,000   10/31/2004        100.00%       1/1/2003
    76      Westpark Walk Shopping Center                                         3,600    3/31/2005         91.76%      3/26/2003
------------------------------------------------------------------------------------------------------------------------------------
    77      Security Self Storage Portfolio (10)                                                             90.40%      3/31/2003
    77a     Security Self Storage Rock Road                                                                  84.40%      3/31/2003
    77b     Security Self Storage Seneca                                                                     96.73%      3/31/2003
    77c     Security Self Storage Southwest                                                                  92.56%      3/31/2003
    78      Columbia Terrace and Tim-Wa MHC's (10)                                                           95.92%       Various
------------------------------------------------------------------------------------------------------------------------------------
    78a     Columbia Terrace MHC                                                                             94.62%      12/19/2002
    78b     Tim-Wa MHC                                                                                       97.39%      12/20/2002
    79      Devon Self Storage                                                                               77.36%      5/23/2003
    80      Crossings at Roswell                                                  4,801    4/30/2004         84.82%      3/24/2003
    81      Thunderbird MHP                                                                                  97.09%      3/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    82      College Park Plaza                                                    2,604    2/28/2004        100.00%      3/31/2003
    83      Greenfield Medical Center II                                          2,698    8/31/2011        100.00%      3/19/2003
    84      Aerotech Office Park                                                  6,683    8/31/2008         90.35%      3/31/2003
    85      Lakeshore Apartments - Brookside                                                                 91.70%       5/6/2003
    86      Copans Road Self-Storage                                                                         86.60%      5/28/2003
------------------------------------------------------------------------------------------------------------------------------------
    87      24 Hour Self Storage                                                                             99.32%      4/22/2003
    88      Barrington Place Apartments                                                                      93.10%      4/30/2003
    89      Creston Park Center                                                  11,000    7/30/2007         93.00%       4/1/2003
    90      Brightwood Manor MHC                                                                             95.33%      3/25/2003
    91      200 Central Park Avenue                                               7,351    3/31/2006         94.84%      5/21/2003
------------------------------------------------------------------------------------------------------------------------------------
    92      Casa de Flores MHC                                                                              100.00%       3/7/2003
    93      Westbridge Plaza                                                      3,600    4/30/2007         83.18%       1/1/2003
    94      White Birch and Lanewood MHCs (10)                                                               95.61%       4/1/2003
    94a     White Birch MHC                                                                                  95.83%       4/1/2003
    94b     Lanewood MHC                                                                                     90.91%       4/1/2003
------------------------------------------------------------------------------------------------------------------------------------
    95      National Self Storage Center                                                                     95.85%       3/4/2003
    96      525 1st Avenue West                                                                              97.56%      6/20/2003
    97      Central Self Storage Hollywood, FL                                                               96.27%      2/24/2003
    98      Security Self Storage New Orleans                                                                93.57%      3/31/2003
    99      Trail Riders MHC                                                                                 94.55%      5/16/2003
------------------------------------------------------------------------------------------------------------------------------------
    100     Storage Depot Portfolio (10)                                                                     91.64%      3/31/2003
   100a     Storage Depot - Mission                                                                          91.09%      3/31/2003
   100b     Storage Depot - Regal Row                                                                        90.43%      3/31/2003
   100c     Storage Depot - Sunshine                                                                         94.74%      3/31/2003
    101     Pioneer MHC                                                                                      95.54%      3/31/2003
------------------------------------------------------------------------------------------------------------------------------------


                                                                                     UPFRONT                        ONGOING
                                                                                ACTUAL REPLACEMENT             ACTUAL REPLACEMENT
    ID                                       PROPERTY NAME                           RESERVES                       RESERVES
------------------------------------------------------------------------------------------------------------------------------------
    39      Aequus Medical Office Building                                                    -                              940
    40      3502 Woodview Trace                                                               -                            1,800
    41      Brunswick Business Park (10)                                                      -                            2,678
    41a     Brunswick Business Park A
    41b     Brunswick Business Park B
------------------------------------------------------------------------------------------------------------------------------------
    42      Las Palmas de la Quinta MHC                                                       -                            1,000
    43      Van Dorn Plaza                                                                    -                            2,020
    44      Sable Ridge                                                                       -                            6,940
    45      UDR Portfolio - Grand Cypress Apartments                                     30,000                            3,417
    46      UDR Portfolio - Southern Oaks Apartments                                     50,000                            5,167
------------------------------------------------------------------------------------------------------------------------------------
    47      600 Meadowlands Parkway                                                           -                            1,890
    48      Rosedale Plaza                                                                    -                                -
    49      Southcenter Place Office Building                                                 -                            1,061
    50      Cliff Park Village Apartments                                                     -                            8,250
    51      336 East 86th Street Apartments                                                   -                            1,313
------------------------------------------------------------------------------------------------------------------------------------
    52      Copper Mill Apartments                                                            -                            4,895
    53      Linton Boulevard Self Storage                                                     -                            5,851
    54      Paychex Office Building                                                           -                              331
    55      Centreville Park Center-II                                                        -                            1,055
    56      Park Center I                                                                     -                              865
------------------------------------------------------------------------------------------------------------------------------------
    57      Willow Pointe Apartments                                                          -                            6,900
    58      Milano Apartments                                                                 -                            1,068
    59      Publix - SC                                                                       -                              766
    60      Bell Towne Center                                                                 -                              532
    61      UDR Portfolio - Audubon Apartments                                           54,000                            5,580
------------------------------------------------------------------------------------------------------------------------------------
    62      GTE/Verizon                                                                       -                            1,865
    63      Holiday Inn - Fayetteville                                                        -      Greater of 5% GPR or 17,419
    64      25 North Cascade Avenue                                                           -                              895
    65      Genesee Point Office                                                              -                            1,000
    66      Five Points Shopping Center                                                       -                              631
------------------------------------------------------------------------------------------------------------------------------------
    67      Grove Plaza Shopping Center                                                       -                              639
    68      North Ridge Shopping Center                                                       -                              900
    69      Bank of America Building - Valencia, CA                                           -                              982
    70      Pipeline Village Shopping Center 2                                                -                              340
    71      1 Rewe Street                                                                     -                            1,115
------------------------------------------------------------------------------------------------------------------------------------
    72      Eastland Towne Center                                                             -                              970
    73      Walgreens - Brentwood                                                             -                                -
    74      Taylor Mill                                                                  75,000                                -
    75      Pipeline Village Shopping Center 1                                                -                              700
    76      Westpark Walk Shopping Center                                                     -                                -
------------------------------------------------------------------------------------------------------------------------------------
    77      Security Self Storage Portfolio (10)                                              -                                -
    77a     Security Self Storage Rock Road
    77b     Security Self Storage Seneca
    77c     Security Self Storage Southwest
    78      Columbia Terrace and Tim-Wa MHC's (10)                                            -                              810
------------------------------------------------------------------------------------------------------------------------------------
    78a     Columbia Terrace MHC
    78b     Tim-Wa MHC
    79      Devon Self Storage                                                                -                            1,855
    80      Crossings at Roswell                                                              -                              705
    81      Thunderbird MHP                                                                   -                              430
------------------------------------------------------------------------------------------------------------------------------------
    82      College Park Plaza                                                                -                              590
    83      Greenfield Medical Center II                                                      -                              475
    84      Aerotech Office Park                                                              -                            1,598
    85      Lakeshore Apartments - Brookside                                                  -                            2,762
    86      Copans Road Self-Storage                                                          -                            4,012
------------------------------------------------------------------------------------------------------------------------------------
    87      24 Hour Self Storage                                                              -                            1,200
    88      Barrington Place Apartments                                                       -                            4,905
    89      Creston Park Center                                                               -                            1,219
    90      Brightwood Manor MHC                                                              -                              982
    91      200 Central Park Avenue                                                           -                              791
------------------------------------------------------------------------------------------------------------------------------------
    92      Casa de Flores MHC                                                                -                                -
    93      Westbridge Plaza                                                                  -                              380
    94      White Birch and Lanewood MHCs (10)                                                -                              965
    94a     White Birch MHC
    94b     Lanewood MHC
------------------------------------------------------------------------------------------------------------------------------------
    95      National Self Storage Center                                                      -                                -
    96      525 1st Avenue West                                                               -                              855
    97      Central Self Storage Hollywood, FL                                                -                            1,020
    98      Security Self Storage New Orleans                                                 -                              750
    99      Trail Riders MHC                                                                742                              742
------------------------------------------------------------------------------------------------------------------------------------
    100     Storage Depot Portfolio (10)                                                      -                              901
   100a     Storage Depot - Mission
   100b     Storage Depot - Regal Row
   100c     Storage Depot - Sunshine
    101     Pioneer MHC                                                                       -                              380
------------------------------------------------------------------------------------------------------------------------------------



                                                                                     UPFRONT      MONTHLY          MONTHLY TAX
    ID                                       PROPERTY NAME                            TI/LC        TI/LC             ESCROW
------------------------------------------------------------------------------------------------------------------------------------
    39      Aequus Medical Office Building                                               -           5,505             7,517
    40      3502 Woodview Trace                                                          -           3,985             8,655
    41      Brunswick Business Park (10)                                                 -           6,365            21,254
    41a     Brunswick Business Park A
    41b     Brunswick Business Park B
------------------------------------------------------------------------------------------------------------------------------------
    42      Las Palmas de la Quinta MHC                                                  -               -            10,476
    43      Van Dorn Plaza                                                               -               -            12,403
    44      Sable Ridge                                                                  -               -            17,691
    45      UDR Portfolio - Grand Cypress Apartments                                     -               -            14,854
    46      UDR Portfolio - Southern Oaks Apartments                                     -               -            18,205
------------------------------------------------------------------------------------------------------------------------------------
    47      600 Meadowlands Parkway                                                      -               -             7,253
    48      Rosedale Plaza                                                               -               -             6,659
    49      Southcenter Place Office Building                                            -           5,300             7,349
    50      Cliff Park Village Apartments                                                -               -            21,231
    51      336 East 86th Street Apartments                                        250,000               -            33,798
------------------------------------------------------------------------------------------------------------------------------------
    52      Copper Mill Apartments                                                       -               -            17,530
    53      Linton Boulevard Self Storage                                                -               -             9,320
    54      Paychex Office Building                                                      -           2,417             5,573
    55      Centreville Park Center-II                                                   -           1,591             8,897
    56      Park Center I                                                                -           8,363             7,977
------------------------------------------------------------------------------------------------------------------------------------
    57      Willow Pointe Apartments                                                     -               -            16,796
    58      Milano Apartments                                                            -               -             4,078
    59      Publix - SC                                                                  -           1,160             1,771
    60      Bell Towne Center                                                            -               -             5,404
    61      UDR Portfolio - Audubon Apartments                                           -               -            16,484
------------------------------------------------------------------------------------------------------------------------------------
    62      GTE/Verizon                                                                  -           4,145             3,751
    63      Holiday Inn - Fayetteville                                                   -               -             7,772
    64      25 North Cascade Avenue                                                      -           4,185             5,295
    65      Genesee Point Office                                                         -           3,050            14,278
    66      Five Points Shopping Center                                              6,000               -             9,063
------------------------------------------------------------------------------------------------------------------------------------
    67      Grove Plaza Shopping Center                                             75,000           2,881             3,492
    68      North Ridge Shopping Center                                                  -           2,500             5,156
    69      Bank of America Building - Valencia, CA                                100,000           7,895             7,421
    70      Pipeline Village Shopping Center 2                                           -           3,030            13,348
    71      1 Rewe Street                                                                -           3,105             2,023
------------------------------------------------------------------------------------------------------------------------------------
    72      Eastland Towne Center                                                        -           2,982             4,537
    73      Walgreens - Brentwood                                                        -               -                 -
    74      Taylor Mill                                                                  -               -             3,545
    75      Pipeline Village Shopping Center 1                                           -           3,415             8,628
    76      Westpark Walk Shopping Center                                                -               -             5,830
------------------------------------------------------------------------------------------------------------------------------------
    77      Security Self Storage Portfolio (10)                                         -               -            35,625
    77a     Security Self Storage Rock Road
    77b     Security Self Storage Seneca
    77c     Security Self Storage Southwest
    78      Columbia Terrace and Tim-Wa MHC's (10)                                       -               -             5,833
------------------------------------------------------------------------------------------------------------------------------------
    78a     Columbia Terrace MHC
    78b     Tim-Wa MHC
    79      Devon Self Storage                                                           -           1,045                 -
    80      Crossings at Roswell                                                    41,377           3,448             3,815
    81      Thunderbird MHP                                                              -               -             6,083
------------------------------------------------------------------------------------------------------------------------------------
    82      College Park Plaza                                                           -           3,045             5,118
    83      Greenfield Medical Center II                                                 -           2,793             6,240
    84      Aerotech Office Park                                                   160,000               -            11,227
    85      Lakeshore Apartments - Brookside                                             -               -             7,176
    86      Copans Road Self-Storage                                                     -               -             8,546
------------------------------------------------------------------------------------------------------------------------------------
    87      24 Hour Self Storage                                                         -               -             5,777
    88      Barrington Place Apartments                                                  -               -             1,372
    89      Creston Park Center                                                          -           1,119             8,899
    90      Brightwood Manor MHC                                                         -               -             3,862
    91      200 Central Park Avenue                                                 70,000           3,845            12,682
------------------------------------------------------------------------------------------------------------------------------------
    92      Casa de Flores MHC                                                           -               -             6,586
    93      Westbridge Plaza                                                             -           2,631             7,348
    94      White Birch and Lanewood MHCs (10)                                           -               -            11,118
    94a     White Birch MHC
    94b     Lanewood MHC
------------------------------------------------------------------------------------------------------------------------------------
    95      National Self Storage Center                                                 -               -             3,732
    96      525 1st Avenue West                                                          -               -             2,684
    97      Central Self Storage Hollywood, FL                                           -               -             8,160
    98      Security Self Storage New Orleans                                            -               -             4,025
    99      Trail Riders MHC                                                             -               -             2,359
------------------------------------------------------------------------------------------------------------------------------------
    100     Storage Depot Portfolio (10)                                                 -               -             3,123
   100a     Storage Depot - Mission
   100b     Storage Depot - Regal Row
   100c     Storage Depot - Sunshine
    101     Pioneer MHC                                                                  -               -             1,008
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                       UPFRONT         ENVIRONMENTAL
                                                                              MONTHLY INSURANCE      ENGINEERING          REPORT
    ID                                       PROPERTY NAME                          ESCROW             RESERVE             DATE
------------------------------------------------------------------------------------------------------------------------------------
    39      Aequus Medical Office Building                                            1,647                 -            3/14/2003
    40      3502 Woodview Trace                                                       1,766                 -            3/6/2003
    41      Brunswick Business Park (10)                                              2,477             7,438             Various
    41a     Brunswick Business Park A                                                                                    3/28/2003
    41b     Brunswick Business Park B                                                                                    3/26/2003
------------------------------------------------------------------------------------------------------------------------------------
    42      Las Palmas de la Quinta MHC                                                   -                 -            5/1/2003
    43      Van Dorn Plaza                                                            1,958            39,069            2/6/2003
    44      Sable Ridge                                                               7,084            12,688            4/1/2003
    45      UDR Portfolio - Grand Cypress Apartments                                      -            33,688            5/30/2002
    46      UDR Portfolio - Southern Oaks Apartments                                      -                 -            5/30/2002
------------------------------------------------------------------------------------------------------------------------------------
    47      600 Meadowlands Parkway                                                   3,843            66,463            4/15/2003
    48      Rosedale Plaza                                                                -                 -           10/31/2001
    49      Southcenter Place Office Building                                         1,590                 -            4/21/2003
    50      Cliff Park Village Apartments                                            11,124           292,769           10/29/2002
    51      336 East 86th Street Apartments                                           1,750                 -            2/28/2003
------------------------------------------------------------------------------------------------------------------------------------
    52      Copper Mill Apartments                                                    5,356           132,938            3/28/2003
    53      Linton Boulevard Self Storage                                             2,944             3,850            2/4/2003
    54      Paychex Office Building                                                     309                 -            7/8/2002
    55      Centreville Park Center-II                                                1,583                 -           10/21/2002
    56      Park Center I                                                               642             3,125            5/27/2003
------------------------------------------------------------------------------------------------------------------------------------
    57      Willow Pointe Apartments                                                      -            13,688            9/30/2002
    58      Milano Apartments                                                         1,733                 -            4/17/2003
    59      Publix - SC                                                                 399                 -            2/11/2003
    60      Bell Towne Center                                                         1,024                 -            5/22/2002
    61      UDR Portfolio - Audubon Apartments                                            -            51,306            5/30/2002
------------------------------------------------------------------------------------------------------------------------------------
    62      GTE/Verizon                                                               2,292            34,813            9/26/2002
    63      Holiday Inn - Fayetteville                                                3,523             2,063            5/7/2003
    64      25 North Cascade Avenue                                                     737                 -            5/27/2003
    65      Genesee Point Office                                                      1,016                 -            3/31/2003
    66      Five Points Shopping Center                                               1,026                 -           10/14/2002
------------------------------------------------------------------------------------------------------------------------------------
    67      Grove Plaza Shopping Center                                               1,995            93,750            6/6/2003
    68      North Ridge Shopping Center                                               1,620            11,875            2/26/2003
    69      Bank of America Building - Valencia, CA                                     826                 -            9/12/2002
    70      Pipeline Village Shopping Center 2                                          906                 -            2/12/2003
    71      1 Rewe Street                                                             2,295                 -            2/24/2003
------------------------------------------------------------------------------------------------------------------------------------
    72      Eastland Towne Center                                                       708             6,250            3/5/2003
    73      Walgreens - Brentwood                                                         -                 -           10/15/2002
    74      Taylor Mill                                                               1,203             8,750            11/8/2002
    75      Pipeline Village Shopping Center 1                                          892                 -            2/12/2003
    76      Westpark Walk Shopping Center                                             2,697                 -            2/10/2003
------------------------------------------------------------------------------------------------------------------------------------
    77      Security Self Storage Portfolio (10)                                          -            50,294             Various
    77a     Security Self Storage Rock Road                                                                              3/27/2003
    77b     Security Self Storage Seneca                                                                                 3/27/2003
    77c     Security Self Storage Southwest                                                                              3/28/2003
    78      Columbia Terrace and Tim-Wa MHC's (10)                                      750                 -            3/19/2003
------------------------------------------------------------------------------------------------------------------------------------
    78a     Columbia Terrace MHC                                                                                         3/19/2003
    78b     Tim-Wa MHC                                                                                                   3/19/2003
    79      Devon Self Storage                                                            -             7,188            5/12/2003
    80      Crossings at Roswell                                                        972            12,625            4/3/2003
    81      Thunderbird MHP                                                           1,639                 -            2/17/2003
------------------------------------------------------------------------------------------------------------------------------------
    82      College Park Plaza                                                            -            14,170            4/15/2003
    83      Greenfield Medical Center II                                                472                 -            4/4/2003
    84      Aerotech Office Park                                                      2,224            17,875            4/6/2001
    85      Lakeshore Apartments - Brookside                                          1,997            45,125            4/1/2003
    86      Copans Road Self-Storage                                                  3,050             6,270            2/5/2003
------------------------------------------------------------------------------------------------------------------------------------
    87      24 Hour Self Storage                                                      1,182                 -            4/11/2003
    88      Barrington Place Apartments                                               4,675            10,000            4/23/2003
    89      Creston Park Center                                                       1,235                 -            5/29/2002
    90      Brightwood Manor MHC                                                        569               625            3/10/2003
    91      200 Central Park Avenue                                                   2,107            26,282            5/13/2003
------------------------------------------------------------------------------------------------------------------------------------
    92      Casa de Flores MHC                                                        1,302                 -            4/23/2003
    93      Westbridge Plaza                                                            647                 -            2/6/2003
    94      White Birch and Lanewood MHCs (10)                                          536             7,594            4/16/2003
    94a     White Birch MHC                                                                                              4/16/2003
    94b     Lanewood MHC                                                                                                 4/16/2003
------------------------------------------------------------------------------------------------------------------------------------
    95      National Self Storage Center                                                500                 -            3/1/2003
    96      525 1st Avenue West                                                       1,012                 -            5/14/2003
    97      Central Self Storage Hollywood, FL                                        1,372            10,406            2/18/2003
    98      Security Self Storage New Orleans                                             -                 -            3/31/2003
    99      Trail Riders MHC                                                          1,169            26,264            3/27/2003
------------------------------------------------------------------------------------------------------------------------------------
    100     Storage Depot Portfolio (10)                                              1,484                 -             Various
   100a     Storage Depot - Mission                                                                                      1/31/2003
   100b     Storage Depot - Regal Row                                                                                    2/5/2003
   100c     Storage Depot - Sunshine                                                                                     2/6/2003
    101     Pioneer MHC                                                                 867             6,688            4/3/2003
------------------------------------------------------------------------------------------------------------------------------------



                                                                               ENGINEERING            APPRAISAL
    ID                                       PROPERTY NAME                     REPORT DATE            AS-OF DATE
-----------------------------------------------------------------------------------------------------------------------
    39      Aequus Medical Office Building                                      3/14/2003              8/1/2003
    40      3502 Woodview Trace                                                  3/6/2003              3/3/2003
    41      Brunswick Business Park (10)                                        3/27/2003             3/24/2003
    41a     Brunswick Business Park A                                           3/27/2003             3/24/2003
    41b     Brunswick Business Park B                                           3/27/2003             3/24/2003
-----------------------------------------------------------------------------------------------------------------------
    42      Las Palmas de la Quinta MHC                                         4/30/2003              2/6/2003
    43      Van Dorn Plaza                                                      2/10/2003             2/10/2003
    44      Sable Ridge                                                         3/27/2003             3/31/2003
    45      UDR Portfolio - Grand Cypress Apartments                             6/1/2002              5/9/2002
    46      UDR Portfolio - Southern Oaks Apartments                            5/31/2002              5/8/2002
-----------------------------------------------------------------------------------------------------------------------
    47      600 Meadowlands Parkway                                              6/3/2003              4/9/2003
    48      Rosedale Plaza                                                      1/15/2002              9/4/2002
    49      Southcenter Place Office Building                                   4/21/2003             4/11/2003
    50      Cliff Park Village Apartments                                       1/16/2003             10/30/2002
    51      336 East 86th Street Apartments                                     2/28/2003             2/28/2003
-----------------------------------------------------------------------------------------------------------------------
    52      Copper Mill Apartments                                              3/27/2003             3/28/2003
    53      Linton Boulevard Self Storage                                       2/13/2003             1/24/2003
    54      Paychex Office Building                                             7/15/2002             6/24/2002
    55      Centreville Park Center-II                                          10/22/2002            10/26/2002
    56      Park Center I                                                       5/27/2003              6/2/2003
-----------------------------------------------------------------------------------------------------------------------
    57      Willow Pointe Apartments                                            9/27/2002             10/1/2002
    58      Milano Apartments                                                   4/28/2003             3/28/2003
    59      Publix - SC                                                          2/7/2003             2/20/2003
    60      Bell Towne Center                                                   5/23/2002             11/1/2002
    61      UDR Portfolio - Audubon Apartments                                  5/31/2002              5/9/2002
-----------------------------------------------------------------------------------------------------------------------
    62      GTE/Verizon                                                         9/30/2002             9/20/2002
    63      Holiday Inn - Fayetteville                                           5/7/2003             4/29/2003
    64      25 North Cascade Avenue                                              5/8/2003              5/2/2003
    65      Genesee Point Office                                                3/28/2003             3/24/2003
    66      Five Points Shopping Center                                         10/8/2002             9/29/2002
-----------------------------------------------------------------------------------------------------------------------
    67      Grove Plaza Shopping Center                                         6/11/2003             5/13/2003
    68      North Ridge Shopping Center                                         2/26/2003             2/27/2003
    69      Bank of America Building - Valencia, CA                             10/14/2002            9/11/2002
    70      Pipeline Village Shopping Center 2                                  2/11/2003             2/11/2003
    71      1 Rewe Street                                                       2/24/2003             2/21/2003
-----------------------------------------------------------------------------------------------------------------------
    72      Eastland Towne Center                                               12/9/2002             12/16/2002
    73      Walgreens - Brentwood                                               10/9/2002             10/1/2002
    74      Taylor Mill                                                         10/3/2002             10/2/2002
    75      Pipeline Village Shopping Center 1                                  2/11/2003             2/11/2003
    76      Westpark Walk Shopping Center                                        2/4/2003             1/27/2003
-----------------------------------------------------------------------------------------------------------------------
    77      Security Self Storage Portfolio (10)                                3/27/2003              Various
    77a     Security Self Storage Rock Road                                     3/27/2003             3/20/2003
    77b     Security Self Storage Seneca                                        3/27/2003             3/20/2003
    77c     Security Self Storage Southwest                                     3/27/2003             3/18/2003
    78      Columbia Terrace and Tim-Wa MHC's (10)                              3/17/2003             3/12/2003
-----------------------------------------------------------------------------------------------------------------------
    78a     Columbia Terrace MHC                                                3/17/2003             3/12/2003
    78b     Tim-Wa MHC                                                          3/17/2003             3/12/2003
    79      Devon Self Storage                                                   6/3/2003              5/7/2003
    80      Crossings at Roswell                                                 4/3/2003              4/1/2003
    81      Thunderbird MHP                                                     2/20/2003             2/24/2003
-----------------------------------------------------------------------------------------------------------------------
    82      College Park Plaza                                                  4/14/2003             4/10/2003
    83      Greenfield Medical Center II                                         4/4/2003              4/1/2003
    84      Aerotech Office Park                                                4/30/2001              4/2/2001
    85      Lakeshore Apartments - Brookside                                    3/28/2003             3/19/2003
    86      Copans Road Self-Storage                                            2/13/2003             1/23/2003
-----------------------------------------------------------------------------------------------------------------------
    87      24 Hour Self Storage                                                4/10/2003             4/22/2003
    88      Barrington Place Apartments                                         3/24/2003             3/26/2003
    89      Creston Park Center                                                 4/30/2002              5/1/2002
    90      Brightwood Manor MHC                                                3/10/2003             2/24/2003
    91      200 Central Park Avenue                                             5/29/2003              5/5/2003
-----------------------------------------------------------------------------------------------------------------------
    92      Casa de Flores MHC                                                  4/22/2003             4/21/2003
    93      Westbridge Plaza                                                     2/3/2003              2/4/2003
    94      White Birch and Lanewood MHCs (10)                                  4/17/2003             4/11/2003
    94a     White Birch MHC                                                     4/17/2003             4/11/2003
    94b     Lanewood MHC                                                        4/17/2003             4/11/2003
-----------------------------------------------------------------------------------------------------------------------
    95      National Self Storage Center                                         3/6/2003             11/7/2002
    96      525 1st Avenue West                                                  6/4/2003              7/2/2003
    97      Central Self Storage Hollywood, FL                                  2/18/2003             2/10/2003
    98      Security Self Storage New Orleans                                   3/27/2003             3/20/2003
    99      Trail Riders MHC                                                    3/24/2003             3/14/2003
-----------------------------------------------------------------------------------------------------------------------
    100     Storage Depot Portfolio (10)                                         Various              1/28/2003
   100a     Storage Depot - Mission                                             1/31/2003             1/28/2003
   100b     Storage Depot - Regal Row                                           1/30/2003             1/28/2003
   100c     Storage Depot - Sunshine                                            1/31/2003             1/28/2003
    101     Pioneer MHC                                                          4/1/2003             4/14/2003
-----------------------------------------------------------------------------------------------------------------------




    ID                                       PROPERTY NAME                 SPONSOR
------------------------------------------------------------------------------------------------------------------------------------
    39      Aequus Medical Office Building                                 Charles F. Mess, Sheldon R. Mandel, Kevin McMahon,
                                                                                Denis O'Brien
    40      3502 Woodview Trace                                            Frederick S. Klipsch, Charles Lanham, Fred Farrar
    41      Brunswick Business Park (10)                                   Steven Denholtz, Jerold L. Zaro
    41a     Brunswick Business Park A
    41b     Brunswick Business Park B
------------------------------------------------------------------------------------------------------------------------------------
    42      Las Palmas de la Quinta MHC                                    Nancy M. Shurtleff, Thomas E. Morgan, Richard Bessire
    43      Van Dorn Plaza                                                 Bonnie Goler, Francine A. Wixen, Bernie Goler,
                                                                                Benny Wixen
    44      Sable Ridge                                                    David M. Mincberg, John O'Quinn
    45      UDR Portfolio - Grand Cypress Apartments                       Miriam Moussaieff, Eyal Ben-Yosef, Hubert Guez
    46      UDR Portfolio - Southern Oaks Apartments                       Miriam Moussaieff, Eyal Ben-Yosef, Hubert Guez
------------------------------------------------------------------------------------------------------------------------------------
    47      600 Meadowlands Parkway                                        Martin Rappaport, Sondra Rappaport
    48      Rosedale Plaza                                                 Mid-Atlantic Realty Trust
    49      Southcenter Place Office Building                              Firoz H. Lalji
    50      Cliff Park Village Apartments                                  John A Walton, WJ Group, Inc, Chevron USA, Inc
    51      336 East 86th Street Apartments                                Cornelius E. Sigety
------------------------------------------------------------------------------------------------------------------------------------
    52      Copper Mill Apartments                                         David M. Mincberg, John O'Quinn
    53      Linton Boulevard Self Storage                                  Jeffrey S. Pechter
    54      Paychex Office Building                                        MSL Properties LLC, Michael S. Levinson
    55      Centreville Park Center-II                                     Leonard F Iacono, William Q Saienni
    56      Park Center I                                                  Richard E. Ward II, Michael L. Accardi,
                                                                                CarrieWard Accardi
------------------------------------------------------------------------------------------------------------------------------------
    57      Willow Pointe Apartments                                       Robert M. Kaye, W.P.A. Inc.
    58      Milano Apartments                                              Farzin Khorram, Hossein Khorram
    59      Publix - SC                                                    Richard C. Presley
    60      Bell Towne Center                                              Steven L. Chamberlain
    61      UDR Portfolio - Audubon Apartments                             Miriam Moussaieff, Eyal Ben-Yosef, Hubert Guez
------------------------------------------------------------------------------------------------------------------------------------
    62      GTE/Verizon                                                    John L. Cole, Don Wildman, Sheffield Wolk
    63      Holiday Inn - Fayetteville                                     Sanjay Mundra
    64      25 North Cascade Avenue                                        Ray Washburne
    65      Genesee Point Office                                           Thomas E. Wengh, Carlo A. Marzano, Chiara Marzano
    66      Five Points Shopping Center                                    Henry J. Barkett, Edward A. Barkett, Robert J. Rishwain
------------------------------------------------------------------------------------------------------------------------------------
    67      Grove Plaza Shopping Center                                    Calvin T. Phan
    68      North Ridge Shopping Center                                    David M. Carney
    69      Bank of America Building - Valencia, CA                        Joshua F. Fein, Thomas Martin Spear, James R. Hopper
    70      Pipeline Village Shopping Center 2                             Bill Jennings, Walt Jennings, Doug Jennings
    71      1 Rewe Street                                                  Emerich Goldstein, Benjamin Goldstein, David A Goldstein
------------------------------------------------------------------------------------------------------------------------------------
    72      Eastland Towne Center                                          Carl Goudas, Gus Diamantis
    73      Walgreens - Brentwood                                          Ben H. Willingham, III
    74      Taylor Mill                                                    David A. Wolf, Robert M. Blatt
    75      Pipeline Village Shopping Center 1                             Bill Jennings, Walt Jennings, Doug Jennings
    76      Westpark Walk Shopping Center                                  Robert A. Axelrod, Ralph L. Stavins
------------------------------------------------------------------------------------------------------------------------------------
    77      Security Self Storage Portfolio (10)                           Stephen L. Clark, James Harris, Jr., Orlin E. Ard, Jr.
    77a     Security Self Storage Rock Road
    77b     Security Self Storage Seneca
    77c     Security Self Storage Southwest
    78      Columbia Terrace and Tim-Wa MHC's (10)                         Joseph Sherman, Brian L. Fitterer
------------------------------------------------------------------------------------------------------------------------------------
    78a     Columbia Terrace MHC
    78b     Tim-Wa MHC
    79      Devon Self Storage                                             Daniel Braun, Howard Shannon, Jr., Gary Braun,
                                                                                Dean Brunner
    80      Crossings at Roswell                                           Glazer Family
    81      Thunderbird MHP                                                Lee Kort, Michael Scott
------------------------------------------------------------------------------------------------------------------------------------
    82      College Park Plaza                                             Henry A. Bowis
    83      Greenfield Medical Center II                                   Jerry L. Knight, D. Michael Ryan, G. Jean Schaffer,
                                                                                Harold P. Benson, Arlys I. Benson
    84      Aerotech Office Park                                           Harold Schertz
    85      Lakeshore Apartments - Brookside                               William M. Warfield
    86      Copans Road Self-Storage                                       Jeffrey S. Pechter
------------------------------------------------------------------------------------------------------------------------------------
    87      24 Hour Self Storage                                           Kersi Engineer, Nathan Stemmer
    88      Barrington Place Apartments                                    Debra J. Pyzyk, Jon M. Pyzyk
    89      Creston Park Center                                            David Israel
    90      Brightwood Manor MHC                                           James L. Cook, David L. Cook, Terry W. Wolfe
    91      200 Central Park Avenue                                        John R. Shain, Edward M. Casal, Madison Realty Advisors,
                                                                                LLC, Madison Harbor Capital, LLC
------------------------------------------------------------------------------------------------------------------------------------
    92      Casa de Flores MHC                                             Bill Walters, Julian Elliott, Ann Marie Walters,
                                                                                Carolyn Elliott
    93      Westbridge Plaza                                               Eugene Werlin, Jr., Ralph T. Hull
    94      White Birch and Lanewood MHCs (10)                             Julio Jaramillo, Philomelus Ventures
    94a     White Birch MHC
    94b     Lanewood MHC
------------------------------------------------------------------------------------------------------------------------------------
    95      National Self Storage Center                                   Fred Abruzzo, Sara McClish, Ana McClish, Joseph Totah
    96      525 1st Avenue West                                            Daniel Warn
    97      Central Self Storage Hollywood, FL                             Dwight Davis, William Schmicker, Anthony J. Sherman
    98      Security Self Storage New Orleans                              Stephen L. Clark, James Harris, Jr., Orlin E. Ard, Jr.
    99      Trail Riders MHC                                               Michael D. Bifano, George M. Bifano
------------------------------------------------------------------------------------------------------------------------------------
    100     Storage Depot Portfolio (10)                                   John W. Drennan
   100a     Storage Depot - Mission
   100b     Storage Depot - Regal Row
   100c     Storage Depot - Sunshine
    101     Pioneer MHC                                                    Lee Kort, Michael Scott
------------------------------------------------------------------------------------------------------------------------------------

                                                                             % OF                     % OF APPLICABLE
                                                                         INITIAL POOL    LOAN GROUP     LOAN GROUP         # OF
   ID                                 PROPERTY NAME                         BALANCE      ONE OR TWO       BALANCE       PROPERTIES
------------------------------------------------------------------------------------------------------------------------------------
   102    Wesleyan Court Apartments                                          0.29%            2            1.20%             1
   103    Shoppes at Eagles Landing                                          0.28%            1            0.37%             1
   104    Town Center                                                        0.28%            1            0.37%             1
   105    1400 Quail                                                         0.28%            1            0.37%             1
   106    Freestate Self Storage                                             0.28%            1            0.37%             1
------------------------------------------------------------------------------------------------------------------------------------
   107    Pinecrest Office                                                   0.27%            1            0.36%             1
   108    Estrella Villa  MHC and  Wigwam Villa MHC                          0.27%            2            1.12%             1
   109    Cliffs Apartments Phase IV, The                                    0.27%            2            1.11%             1
   110    Villa Seville MHC                                                  0.25%            2            1.05%             1
   111    Hunt Club Apartments                                               0.25%            2            1.05%             1
------------------------------------------------------------------------------------------------------------------------------------
   112    Shops at Riverbend                                                 0.25%            1            0.33%             1
   113    Hunter Oaks Apartments                                             0.25%            2            1.05%             1
   114    Encinal Office                                                     0.25%            1            0.33%             1
   115    Self Storage Plus - Edgewood                                       0.24%            1            0.32%             1
   116    Kierland Village Center Phase II                                   0.24%            1            0.31%             1
------------------------------------------------------------------------------------------------------------------------------------
   117    Chester Crossing Shopping Center                                   0.23%            1            0.30%             1
   118    Times Square Townhomes - Phase III                                 0.22%            1            0.29%             1
   119    Spring Lake Apartments                                             0.22%            2            0.92%             1
   120    Catalina Square Apartments                                         0.21%            2            0.88%             1
   121    Quality Storage - Port Charlotte                                   0.21%            1            0.27%             1
------------------------------------------------------------------------------------------------------------------------------------
   122    Quality Storage - Nokomis                                          0.21%            1            0.27%             1
   123    Highlander Apartments Lynnwood                                     0.20%            2            0.84%             1
   124    Britewood Apartments                                               0.20%            2            0.83%             1
   125    7710-7750 North Union Boulevard                                    0.19%            1            0.25%             1
   126    83rd Avenue & Cactus Retail                                        0.18%            1            0.23%             1
------------------------------------------------------------------------------------------------------------------------------------
   127    Rancho Rialto MHC                                                  0.18%            2            0.74%             1
   128    Russell Road Office                                                0.18%            1            0.23%             1
   129    Morrisville Mini-Storage                                           0.18%            1            0.23%             1
   130    DeSoto Village MHC                                                 0.15%            2            0.64%             1
   131    Mill Creek Millennium Center                                       0.15%            1            0.20%             1
------------------------------------------------------------------------------------------------------------------------------------
   132    Spruce Grove Self Storage                                          0.15%            1            0.20%             1
   133    Dependable Storage - 1101 Annunciation                             0.15%            1            0.19%             1
   134    Quality Storage - Englewood                                        0.15%            1            0.19%             1
   135    Quality Storage - Punta Gorda                                      0.12%            1            0.16%             1
   136    Security Self Storage East Harry                                   0.10%            1            0.13%             1
------------------------------------------------------------------------------------------------------------------------------------
   137    Desert Palms MHC                                                   0.10%            1            0.13%             1
   138    Storage Depot - Alta Mesa                                          0.08%            1            0.10%             1
------------------------------------------------------------------------------------------------------------------------------------


                                                                          MORTGAGE                                    CUT-OFF
                                                                            LOAN             ORIGINAL                   DATE
   ID                                 PROPERTY NAME                      SELLER (1)           BALANCE                 BALANCE
------------------------------------------------------------------------------------------------------------------------------------
   102    Wesleyan Court Apartments                                         GECC             3,400,000                3,400,000
   103    Shoppes at Eagles Landing                                         GECC             3,365,000                3,351,069
   104    Town Center                                                       GECC             3,300,000                3,300,000
   105    1400 Quail                                                        GECC             3,300,000                3,287,537
   106    Freestate Self Storage                                            GECC             3,300,000                3,285,165
------------------------------------------------------------------------------------------------------------------------------------
   107    Pinecrest Office                                                  GACC             3,200,000                3,196,986
   108    Estrella Villa  MHC and  Wigwam Villa MHC                         BOFA             3,200,000                3,193,525
   109    Cliffs Apartments Phase IV, The                                   GECC             3,169,000                3,141,289
   110    Villa Seville MHC                                                 GECC             3,000,000                2,993,332
   111    Hunt Club Apartments                                              GECC             3,000,000                2,991,876
------------------------------------------------------------------------------------------------------------------------------------
   112    Shops at Riverbend                                                GECC             3,000,000                2,991,733
   113    Hunter Oaks Apartments                                            BOFA             2,990,000                2,981,811
   114    Encinal Office                                                    BOFA             3,000,000                2,978,740
   115    Self Storage Plus - Edgewood                                      GECC             2,850,000                2,841,678
   116    Kierland Village Center Phase II                                  GECC             2,800,000                2,789,308
------------------------------------------------------------------------------------------------------------------------------------
   117    Chester Crossing Shopping Center                                  BOFA             2,700,000                2,674,415
   118    Times Square Townhomes - Phase III                                BOFA             2,640,000                2,619,724
   119    Spring Lake Apartments                                            GECC             2,633,000                2,609,976
   120    Catalina Square Apartments                                        BOFA             2,500,000                2,492,576
   121    Quality Storage - Port Charlotte                                  BOFA             2,450,000                2,444,998
------------------------------------------------------------------------------------------------------------------------------------
   122    Quality Storage - Nokomis                                         BOFA             2,445,000                2,440,008
   123    Highlander Apartments Lynnwood                                    BOFA             2,400,000                2,397,826
   124    Britewood Apartments                                              BOFA             2,350,000                2,343,283
   125    7710-7750 North Union Boulevard                                   GECC             2,252,000                2,252,000
   126    83rd Avenue & Cactus Retail                                       GECC             2,100,000                2,100,000
------------------------------------------------------------------------------------------------------------------------------------
   127    Rancho Rialto MHC                                                 GECC             2,100,000                2,095,333
   128    Russell Road Office                                               BOFA             2,100,000                2,094,060
   129    Morrisville Mini-Storage                                          GECC             2,100,000                2,091,182
   130    DeSoto Village MHC                                                BOFA             1,815,000                1,811,318
   131    Mill Creek Millennium Center                                      BOFA             1,775,000                1,768,365
------------------------------------------------------------------------------------------------------------------------------------
   132    Spruce Grove Self Storage                                         GECC             1,770,000                1,762,802
   133    Dependable Storage - 1101 Annunciation                            GECC             1,765,000                1,750,447
   134    Quality Storage - Englewood                                       BOFA             1,750,000                1,746,427
   135    Quality Storage - Punta Gorda                                     BOFA             1,442,000                1,439,056
   136    Security Self Storage East Harry                                  GECC             1,172,000                1,172,000
------------------------------------------------------------------------------------------------------------------------------------
   137    Desert Palms MHC                                                  BOFA             1,155,000                1,151,675
   138    Storage Depot - Alta Mesa                                         BOFA              937,500                   933,856
------------------------------------------------------------------------------------------------------------------------------------


                                                                         GENERAL                         DETAILED
                                                                         PROPERTY                        PROPERTY
   ID                                 PROPERTY NAME                      TYPE                            TYPE
------------------------------------------------------------------------------------------------------------------------------------
   102    Wesleyan Court Apartments                                      Multifamily                     Conventional
   103    Shoppes at Eagles Landing                                      Retail                          Unanchored
   104    Town Center                                                    Retail                          Anchored
   105    1400 Quail                                                     Office                          Suburban
   106    Freestate Self Storage                                         Self Storage                    Self Storage
------------------------------------------------------------------------------------------------------------------------------------
   107    Pinecrest Office                                               Office                          Suburban
   108    Estrella Villa  MHC and  Wigwam Villa MHC                      Manufactured Housing            Manufactured Housing
   109    Cliffs Apartments Phase IV, The                                Multifamily                     Conventional
   110    Villa Seville MHC                                              Manufactured Housing            Manufactured Housing
   111    Hunt Club Apartments                                           Multifamily                     Conventional
------------------------------------------------------------------------------------------------------------------------------------
   112    Shops at Riverbend                                             Retail                          Unanchored
   113    Hunter Oaks Apartments                                         Multifamily                     Conventional
   114    Encinal Office                                                 Office                          Suburban
   115    Self Storage Plus - Edgewood                                   Self Storage                    Self Storage
   116    Kierland Village Center Phase II                               Retail                          Shadow Anchored
------------------------------------------------------------------------------------------------------------------------------------
   117    Chester Crossing Shopping Center                               Retail                          Anchored
   118    Times Square Townhomes - Phase III                             Multifamily                     Conventional
   119    Spring Lake Apartments                                         Multifamily                     Conventional
   120    Catalina Square Apartments                                     Multifamily                     Senior Housing
   121    Quality Storage - Port Charlotte                               Self Storage                    Self Storage
------------------------------------------------------------------------------------------------------------------------------------
   122    Quality Storage - Nokomis                                      Self Storage                    Self Storage
   123    Highlander Apartments Lynnwood                                 Multifamily                     Conventional
   124    Britewood Apartments                                           Multifamily                     Conventional
   125    7710-7750 North Union Boulevard                                Office                          Suburban
   126    83rd Avenue & Cactus Retail                                    Retail                          Shadow Anchored
------------------------------------------------------------------------------------------------------------------------------------
   127    Rancho Rialto MHC                                              Manufactured Housing            Manufactured Housing
   128    Russell Road Office                                            Office                          Suburban
   129    Morrisville Mini-Storage                                       Self Storage                    Self Storage
   130    DeSoto Village MHC                                             Manufactured Housing            Manufactured Housing
   131    Mill Creek Millennium Center                                   Retail                          Shadow Anchored
------------------------------------------------------------------------------------------------------------------------------------
   132    Spruce Grove Self Storage                                      Self Storage                    Self Storage
   133    Dependable Storage - 1101 Annunciation                         Self Storage                    Self Storage
   134    Quality Storage - Englewood                                    Self Storage                    Self Storage
   135    Quality Storage - Punta Gorda                                  Self Storage                    Self Storage
   136    Security Self Storage East Harry                               Self Storage                    Self Storage
------------------------------------------------------------------------------------------------------------------------------------
   137    Desert Palms MHC                                               Manufactured Housing            Manufactured Housing
   138    Storage Depot - Alta Mesa                                      Self Storage                    Self Storage
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                                 INTEREST
                                                                           INTEREST        ADMINISTRATIVE        ACCRUAL
   ID                                 PROPERTY NAME                        RATE (8)          COST RATE            BASIS
---------------------------------------------------------------------------------------------------------------------------------
   102    Wesleyan Court Apartments                                       5.7100000%          0.03200%          Actual/360
   103    Shoppes at Eagles Landing                                       5.8300000%          0.03200%          Actual/360
   104    Town Center                                                     4.9600000%          0.03200%          Actual/360
   105    1400 Quail                                                      5.8800000%          0.03200%          Actual/360
   106    Freestate Self Storage                                          5.3600000%          0.03200%          Actual/360
---------------------------------------------------------------------------------------------------------------------------------
   107    Pinecrest Office                                                5.5000000%          0.03200%          Actual/360
   108    Estrella Villa  MHC and  Wigwam Villa MHC                       5.5410000%          0.11200%          Actual/360
   109    Cliffs Apartments Phase IV, The                                 5.9400000%          0.03200%          Actual/360
   110    Villa Seville MHC                                               5.1000000%          0.03200%          Actual/360
   111    Hunt Club Apartments                                            6.0400000%          0.03200%          Actual/360
---------------------------------------------------------------------------------------------------------------------------------
   112    Shops at Riverbend                                              5.8600000%          0.03200%          Actual/360
   113    Hunter Oaks Apartments                                          5.8860000%          0.14200%          Actual/360
   114    Encinal Office                                                  5.7500000%          0.09200%          Actual/360
   115    Self Storage Plus - Edgewood                                    5.6000000%          0.03200%          Actual/360
   116    Kierland Village Center Phase II                                5.8300000%          0.03200%          Actual/360
---------------------------------------------------------------------------------------------------------------------------------
   117    Chester Crossing Shopping Center                                6.8500000%          0.14200%          Actual/360
   118    Times Square Townhomes - Phase III                              5.9500000%          0.14200%          Actual/360
   119    Spring Lake Apartments                                          5.9400000%          0.03200%          Actual/360
   120    Catalina Square Apartments                                      5.5000000%          0.09200%          Actual/360
   121    Quality Storage - Port Charlotte                                5.5000000%          0.08200%          Actual/360
---------------------------------------------------------------------------------------------------------------------------------
   122    Quality Storage - Nokomis                                       5.5000000%          0.08200%          Actual/360
   123    Highlander Apartments Lynnwood                                  5.6560000%          0.09200%          Actual/360
   124    Britewood Apartments                                            5.7260000%          0.09200%          Actual/360
   125    7710-7750 North Union Boulevard                                 5.6500000%          0.03200%          Actual/360
   126    83rd Avenue & Cactus Retail                                     5.1600000%          0.03200%          Actual/360
---------------------------------------------------------------------------------------------------------------------------------
   127    Rancho Rialto MHC                                               5.1000000%          0.03200%          Actual/360
   128    Russell Road Office                                             5.7470000%          0.14200%          Actual/360
   129    Morrisville Mini-Storage                                        5.7500000%          0.03200%          Actual/360
   130    DeSoto Village MHC                                              5.5290000%          0.11200%          Actual/360
   131    Mill Creek Millennium Center                                    6.3940000%          0.09200%          Actual/360
---------------------------------------------------------------------------------------------------------------------------------
   132    Spruce Grove Self Storage                                       5.9300000%          0.03200%          Actual/360
   133    Dependable Storage - 1101 Annunciation                          6.2700000%          0.03200%          Actual/360
   134    Quality Storage - Englewood                                     5.5000000%          0.08200%          Actual/360
   135    Quality Storage - Punta Gorda                                   5.5000000%          0.08200%          Actual/360
   136    Security Self Storage East Harry                                5.1400000%          0.03200%          Actual/360
---------------------------------------------------------------------------------------------------------------------------------
   137    Desert Palms MHC                                                5.6700000%          0.14200%          Actual/360
   138    Storage Depot - Alta Mesa                                       6.1810000%          0.09200%          Actual/360
---------------------------------------------------------------------------------------------------------------------------------


                                                                              ORIGINAL          STATED REMAINING         ORIGINAL
                                                                          TERM TO MATURITY      TERM TO MATURITY       AMORTIZATION
   ID                                 PROPERTY NAME                        OR APD (MOS.)          OR APD (MOS.)        TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
   102    Wesleyan Court Apartments                                             120                    120                 300
   103    Shoppes at Eagles Landing                                             120                    117                 300
   104    Town Center                                                           120                    120                 360
   105    1400 Quail                                                            120                    116                 360
   106    Freestate Self Storage                                                120                    117                 300
------------------------------------------------------------------------------------------------------------------------------------
   107    Pinecrest Office                                                      120                    119                 360
   108    Estrella Villa  MHC and  Wigwam Villa MHC                             120                    118                 360
   109    Cliffs Apartments Phase IV, The                                       144                    135                 360
   110    Villa Seville MHC                                                     120                    118                 360
   111    Hunt Club Apartments                                                  120                    118                 300
------------------------------------------------------------------------------------------------------------------------------------
   112    Shops at Riverbend                                                    120                    117                 360
   113    Hunter Oaks Apartments                                                120                    117                 360
   114    Encinal Office                                                        114                    109                 300
   115    Self Storage Plus - Edgewood                                          120                    118                 300
   116    Kierland Village Center Phase II                                      107                    103                 360
------------------------------------------------------------------------------------------------------------------------------------
   117    Chester Crossing Shopping Center                                      120                    108                 360
   118    Times Square Townhomes - Phase III                                    120                    112                 360
   119    Spring Lake Apartments                                                144                    135                 360
   120    Catalina Square Apartments                                            120                    118                 300
   121    Quality Storage - Port Charlotte                                      120                    118                 360
------------------------------------------------------------------------------------------------------------------------------------
   122    Quality Storage - Nokomis                                             120                    118                 360
   123    Highlander Apartments Lynnwood                                        120                    119                 360
   124    Britewood Apartments                                                  120                    118                 300
   125    7710-7750 North Union Boulevard                                       120                    120                 360
   126    83rd Avenue & Cactus Retail                                           120                    120                 360
------------------------------------------------------------------------------------------------------------------------------------
   127    Rancho Rialto MHC                                                     120                    118                 360
   128    Russell Road Office                                                   120                    117                 360
   129    Morrisville Mini-Storage                                              120                    117                 300
   130    DeSoto Village MHC                                                    120                    118                 360
   131    Mill Creek Millennium Center                                          120                    117                 300
------------------------------------------------------------------------------------------------------------------------------------
   132    Spruce Grove Self Storage                                             120                    117                 300
   133    Dependable Storage - 1101 Annunciation                                120                    114                 300
   134    Quality Storage - Englewood                                           120                    118                 360
   135    Quality Storage - Punta Gorda                                         120                    118                 360
   136    Security Self Storage East Harry                                      120                    120                 300
------------------------------------------------------------------------------------------------------------------------------------
   137    Desert Palms MHC                                                      120                    117                 360
   138    Storage Depot - Alta Mesa                                             120                    117                 300
------------------------------------------------------------------------------------------------------------------------------------


                                                                             REMAINING            FIRST         MATURITY
                                                                            AMORTIZATION         PAYMENT          DATE
   ID                                 PROPERTY NAME                         TERM (MOS.)           DATE           OR APD
-----------------------------------------------------------------------------------------------------------------------------
   102    Wesleyan Court Apartments                                             300             9/1/2003        8/1/2013
   103    Shoppes at Eagles Landing                                             297             6/1/2003        5/1/2013
   104    Town Center                                                           360             9/1/2003        8/1/2013
   105    1400 Quail                                                            356             5/1/2003        4/1/2013
   106    Freestate Self Storage                                                297             6/1/2003        5/1/2013
-----------------------------------------------------------------------------------------------------------------------------
   107    Pinecrest Office                                                      359             8/1/2003        7/1/2013
   108    Estrella Villa  MHC and  Wigwam Villa MHC                             358             7/1/2003        6/1/2013
   109    Cliffs Apartments Phase IV, The                                       351             12/1/2002      11/1/2014
   110    Villa Seville MHC                                                     358             7/1/2003        6/1/2013
   111    Hunt Club Apartments                                                  298             7/1/2003        6/1/2013
-----------------------------------------------------------------------------------------------------------------------------
   112    Shops at Riverbend                                                    357             6/1/2003        5/1/2013
   113    Hunter Oaks Apartments                                                357             6/1/2003        5/1/2013
   114    Encinal Office                                                        295             4/1/2003        9/1/2012
   115    Self Storage Plus - Edgewood                                          298             7/1/2003        6/1/2013
   116    Kierland Village Center Phase II                                      356             5/1/2003        3/1/2012
-----------------------------------------------------------------------------------------------------------------------------
   117    Chester Crossing Shopping Center                                      348             9/1/2002        8/1/2012
   118    Times Square Townhomes - Phase III                                    352             1/1/2003       12/1/2012
   119    Spring Lake Apartments                                                351             12/1/2002      11/1/2014
   120    Catalina Square Apartments                                            298             7/1/2003        6/1/2013
   121    Quality Storage - Port Charlotte                                      358             7/1/2003        6/1/2013
-----------------------------------------------------------------------------------------------------------------------------
   122    Quality Storage - Nokomis                                             358             7/1/2003        6/1/2013
   123    Highlander Apartments Lynnwood                                        359             8/1/2003        7/1/2013
   124    Britewood Apartments                                                  298             7/1/2003        6/1/2013
   125    7710-7750 North Union Boulevard                                       360             9/1/2003        8/1/2013
   126    83rd Avenue & Cactus Retail                                           360             9/1/2003        8/1/2013
-----------------------------------------------------------------------------------------------------------------------------
   127    Rancho Rialto MHC                                                     358             7/1/2003        6/1/2013
   128    Russell Road Office                                                   357             6/1/2003        5/1/2013
   129    Morrisville Mini-Storage                                              297             6/1/2003        5/1/2013
   130    DeSoto Village MHC                                                    358             7/1/2003        6/1/2013
   131    Mill Creek Millennium Center                                          297             6/1/2003        5/1/2013
-----------------------------------------------------------------------------------------------------------------------------
   132    Spruce Grove Self Storage                                             297             6/1/2003        5/1/2013
   133    Dependable Storage - 1101 Annunciation                                294             3/1/2003        2/1/2013
   134    Quality Storage - Englewood                                           358             7/1/2003        6/1/2013
   135    Quality Storage - Punta Gorda                                         358             7/1/2003        6/1/2013
   136    Security Self Storage East Harry                                      300             9/1/2003        8/1/2013
-----------------------------------------------------------------------------------------------------------------------------
   137    Desert Palms MHC                                                      357             6/1/2003        5/1/2013
   138    Storage Depot - Alta Mesa                                             297             6/1/2003        5/1/2013
-----------------------------------------------------------------------------------------------------------------------------


                                                                                   ANNUAL              MONTHLY
                                                                                    DEBT                 DEBT
   ID                                 PROPERTY NAME                            SERVICE (2)(11)     SERVICE (2)(11)
------------------------------------------------------------------------------------------------------------------------
   102    Wesleyan Court Apartments                                                   255,690             21,308
   103    Shoppes at Eagles Landing                                                   255,989             21,332
   104    Town Center                                                                 211,614             17,635
   105    1400 Quail                                                                  234,376             19,531
   106    Freestate Self Storage                                                      239,879             19,990
------------------------------------------------------------------------------------------------------------------------
   107    Pinecrest Office                                                            218,031             18,169
   108    Estrella Villa  MHC and  Wigwam Villa MHC                                   219,020             18,252
   109    Cliffs Apartments Phase IV, The                                             226,532             18,878
   110    Villa Seville MHC                                                           195,462             16,288
   111    Hunt Club Apartments                                                        232,830             19,402
------------------------------------------------------------------------------------------------------------------------
   112    Shops at Riverbend                                                          212,609             17,717
   113    Hunter Oaks Apartments                                                      212,496             17,708
   114    Encinal Office                                                              226,478             18,873
   115    Self Storage Plus - Edgewood                                                212,065             17,672
   116    Kierland Village Center Phase II                                            197,791             16,483
------------------------------------------------------------------------------------------------------------------------
   117    Chester Crossing Shopping Center                                            212,304             17,692
   118    Times Square Townhomes - Phase III                                          188,920             15,743
   119    Spring Lake Apartments                                                      188,217             15,685
   120    Catalina Square Apartments                                                  184,226             15,352
   121    Quality Storage - Port Charlotte                                            166,930             13,911
------------------------------------------------------------------------------------------------------------------------
   122    Quality Storage - Nokomis                                                   166,589             13,882
   123    Highlander Apartments Lynnwood                                              166,353             13,863
   124    Britewood Apartments                                                        176,999             14,750
   125    7710-7750 North Union Boulevard                                             155,992             12,999
   126    83rd Avenue & Cactus Retail                                                 137,754             11,479
------------------------------------------------------------------------------------------------------------------------
   127    Rancho Rialto MHC                                                           136,823             11,402
   128    Russell Road Office                                                         147,012             12,251
   129    Morrisville Mini-Storage                                                    158,535             13,211
   130    DeSoto Village MHC                                                          124,061             10,338
   131    Mill Creek Millennium Center                                                142,412             11,868
------------------------------------------------------------------------------------------------------------------------
   132    Spruce Grove Self Storage                                                   135,942             11,329
   133    Dependable Storage - 1101 Annunciation                                      139,980             11,665
   134    Quality Storage - Englewood                                                 119,236              9,936
   135    Quality Storage - Punta Gorda                                                98,250              8,188
   136    Security Self Storage East Harry                                             83,368              6,947
------------------------------------------------------------------------------------------------------------------------
   137    Desert Palms MHC                                                             80,180              6,682
   138    Storage Depot - Alta Mesa                                                    73,734              6,144
------------------------------------------------------------------------------------------------------------------------


                                                                                    REMAINING
                                                                                   INTEREST ONLY
   ID                                 PROPERTY NAME                                PERIOD (MOS.)            LOCKBOX (3)
--------------------------------------------------------------------------------------------------------------------------------
   102    Wesleyan Court Apartments                                                          -                     No
   103    Shoppes at Eagles Landing                                                          -                     No
   104    Town Center                                                                        -                     No
   105    1400 Quail                                                                         -                     No
   106    Freestate Self Storage                                                             -                     No
--------------------------------------------------------------------------------------------------------------------------------
   107    Pinecrest Office                                                                   -                     No
   108    Estrella Villa  MHC and  Wigwam Villa MHC                                          -                     No
   109    Cliffs Apartments Phase IV, The                                                    -                     No
   110    Villa Seville MHC                                                                  -                     No
   111    Hunt Club Apartments                                                               -                     No
--------------------------------------------------------------------------------------------------------------------------------
   112    Shops at Riverbend                                                                 -                     No
   113    Hunter Oaks Apartments                                                             -                     No
   114    Encinal Office                                                                     -                     Hard
   115    Self Storage Plus - Edgewood                                                       -                     No
   116    Kierland Village Center Phase II                                                   -                     No
--------------------------------------------------------------------------------------------------------------------------------
   117    Chester Crossing Shopping Center                                                   -                     No
   118    Times Square Townhomes - Phase III                                                 -                     No
   119    Spring Lake Apartments                                                             -                     No
   120    Catalina Square Apartments                                                         -                     No
   121    Quality Storage - Port Charlotte                                                   -                     No
--------------------------------------------------------------------------------------------------------------------------------
   122    Quality Storage - Nokomis                                                          -                     No
   123    Highlander Apartments Lynnwood                                                     -                     No
   124    Britewood Apartments                                                               -                     No
   125    7710-7750 North Union Boulevard                                                    -                     No
   126    83rd Avenue & Cactus Retail                                                        -                     No
--------------------------------------------------------------------------------------------------------------------------------
   127    Rancho Rialto MHC                                                                  -                     No
   128    Russell Road Office                                                                -                     No
   129    Morrisville Mini-Storage                                                           -                     No
   130    DeSoto Village MHC                                                                 -                     No
   131    Mill Creek Millennium Center                                                       -                     No
--------------------------------------------------------------------------------------------------------------------------------
   132    Spruce Grove Self Storage                                                          -                     No
   133    Dependable Storage - 1101 Annunciation                                             -                     No
   134    Quality Storage - Englewood                                                        -                     No
   135    Quality Storage - Punta Gorda                                                      -                     No
   136    Security Self Storage East Harry                                                   -                     No
--------------------------------------------------------------------------------------------------------------------------------
   137    Desert Palms MHC                                                                   -                     No
   138    Storage Depot - Alta Mesa                                                          -                     No
--------------------------------------------------------------------------------------------------------------------------------


                                                                                                 CROSSED
                                                                                     APD          WITH
   ID                                 Property Name                                (Yes/No)    Other Loans       DSCR (2)(4)(7)(9)
------------------------------------------------------------------------------------------------------------------------------------
   102    Wesleyan Court Apartments                                                   No           No                   1.43
   103    Shoppes at Eagles Landing                                                   No           No                   1.43
   104    Town Center                                                                 No           No                   2.26
   105    1400 Quail                                                                  No           No                   1.44
   106    Freestate Self Storage                                                      No           No                   2.16
------------------------------------------------------------------------------------------------------------------------------------
   107    Pinecrest Office                                                            No           No                   1.42
   108    Estrella Villa  MHC and  Wigwam Villa MHC                                   No           No                   1.51
   109    Cliffs Apartments Phase IV, The                                             No           No                   1.21
   110    Villa Seville MHC                                                           No           No                   1.54
   111    Hunt Club Apartments                                                        No           No                   1.41
------------------------------------------------------------------------------------------------------------------------------------
   112    Shops at Riverbend                                                          No           No                   1.65
   113    Hunter Oaks Apartments                                                      No           No                   1.72
   114    Encinal Office                                                              No           No                   2.06
   115    Self Storage Plus - Edgewood                                                No           No                   1.59
   116    Kierland Village Center Phase II                                            No           No                   1.53
------------------------------------------------------------------------------------------------------------------------------------
   117    Chester Crossing Shopping Center                                            No           No                   1.36
   118    Times Square Townhomes - Phase III                                          No           No                   1.36
   119    Spring Lake Apartments                                                      No           No                   1.30
   120    Catalina Square Apartments                                                  No           No                   1.32
   121    Quality Storage - Port Charlotte                                            No           No                   1.86
------------------------------------------------------------------------------------------------------------------------------------
   122    Quality Storage - Nokomis                                                   No           No                   1.63
   123    Highlander Apartments Lynnwood                                              No           No                   1.36
   124    Britewood Apartments                                                        No           No                   1.32
   125    7710-7750 North Union Boulevard                                             No           No                   1.50
   126    83rd Avenue & Cactus Retail                                                 No           No                   1.55
------------------------------------------------------------------------------------------------------------------------------------
   127    Rancho Rialto MHC                                                           No           No                   1.52
   128    Russell Road Office                                                         No           No                   1.64
   129    Morrisville Mini-Storage                                                    No           No                   1.51
   130    DeSoto Village MHC                                                          No           No                   1.58
   131    Mill Creek Millennium Center                                                No           No                   1.32
------------------------------------------------------------------------------------------------------------------------------------
   132    Spruce Grove Self Storage                                                   No           No                   1.73
   133    Dependable Storage - 1101 Annunciation                                      No           No                   1.34
   134    Quality Storage - Englewood                                                 No           No                   2.28
   135    Quality Storage - Punta Gorda                                               No           No                   3.13
   136    Security Self Storage East Harry                                            No           No                   1.65
------------------------------------------------------------------------------------------------------------------------------------
   137    Desert Palms MHC                                                            No           No                   1.46
   138    Storage Depot - Alta Mesa                                                   No           No                   1.37
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                                       CUT-OFF
                                                                               GRACE       PAYMENT    APPRAISED       DATE LTV
   ID                                 Property Name                            Period       Date        Value      Ratio (4)(7)(9)
------------------------------------------------------------------------------------------------------------------------------------
   102    Wesleyan Court Apartments                                              5            1        4,850,000        70.10%
   103    Shoppes at Eagles Landing                                              5            1        4,530,000        73.98%
   104    Town Center                                                            5            1        5,900,000        55.93%
   105    1400 Quail                                                             5            1        4,800,000        68.49%
   106    Freestate Self Storage                                                 5            1        6,100,000        53.86%
------------------------------------------------------------------------------------------------------------------------------------
   107    Pinecrest Office                                                       5            1        4,275,000        74.78%
   108    Estrella Villa  MHC and  Wigwam Villa MHC                              5            1        4,335,000        73.67%
   109    Cliffs Apartments Phase IV, The                                        5            1        4,000,000        78.53%
   110    Villa Seville MHC                                                      5            1        4,270,000        70.10%
   111    Hunt Club Apartments                                                   5            1        4,000,000        74.80%
------------------------------------------------------------------------------------------------------------------------------------
   112    Shops at Riverbend                                                     5            1        4,400,000        67.99%
   113    Hunter Oaks Apartments                                                 5            1        4,600,000        64.82%
   114    Encinal Office                                                         5            1        5,000,000        59.57%
   115    Self Storage Plus - Edgewood                                           5            1        3,900,000        72.86%
   116    Kierland Village Center Phase II                                       5            1        3,800,000        73.40%
------------------------------------------------------------------------------------------------------------------------------------
   117    Chester Crossing Shopping Center                                       10           1        3,250,000        82.29%
   118    Times Square Townhomes - Phase III                                     10           1        3,350,000        78.20%
   119    Spring Lake Apartments                                                 5            1        3,900,000        66.92%
   120    Catalina Square Apartments                                             5            1        3,300,000        75.53%
   121    Quality Storage - Port Charlotte                                       5            1        4,780,000        51.15%
------------------------------------------------------------------------------------------------------------------------------------
   122    Quality Storage - Nokomis                                              5            1        4,270,000        57.14%
   123    Highlander Apartments Lynnwood                                         5            1        3,550,000        67.54%
   124    Britewood Apartments                                                   5            1        3,000,000        78.11%
   125    7710-7750 North Union Boulevard                                        5            1        3,700,000        60.86%
   126    83rd Avenue & Cactus Retail                                            5            1        3,000,000        70.00%
------------------------------------------------------------------------------------------------------------------------------------
   127    Rancho Rialto MHC                                                      5            1        2,840,000        73.78%
   128    Russell Road Office                                                    5            1        3,300,000        63.46%
   129    Morrisville Mini-Storage                                               5            1        3,050,000        68.56%
   130    DeSoto Village MHC                                                     5            1        2,300,000        78.75%
   131    Mill Creek Millennium Center                                           5            1        2,525,000        70.03%
------------------------------------------------------------------------------------------------------------------------------------
   132    Spruce Grove Self Storage                                              5            1        2,800,000        62.96%
   133    Dependable Storage - 1101 Annunciation                                 5            1        2,840,000        61.64%
   134    Quality Storage - Englewood                                            5            1        3,340,000        52.29%
   135    Quality Storage - Punta Gorda                                          5            1        3,730,000        38.58%
   136    Security Self Storage East Harry                                       5            1        1,600,000        73.25%
------------------------------------------------------------------------------------------------------------------------------------
   137    Desert Palms MHC                                                       5            1        1,710,000        67.35%
   138    Storage Depot - Alta Mesa                                              5            1        1,250,000        74.71%
------------------------------------------------------------------------------------------------------------------------------------


                                                                                        LTV
                                                                                     RATIO AT
   ID                                 Property Name                             Maturity/APD (4)(7)
-------------------------------------------------------------------------------------------------------
   102    Wesleyan Court Apartments                                                             53.76%
   103    Shoppes at Eagles Landing                                                             57.21%
   104    Town Center                                                                           45.93%
   105    1400 Quail                                                                            58.11%
   106    Freestate Self Storage                                                                40.99%
-------------------------------------------------------------------------------------------------------
   107    Pinecrest Office                                                                      62.55%
   108    Estrella Villa  MHC and  Wigwam Villa MHC                                             61.75%
   109    Cliffs Apartments Phase IV, The                                                       63.63%
   110    Villa Seville MHC                                                                     57.96%
   111    Hunt Club Apartments                                                                  58.17%
-------------------------------------------------------------------------------------------------------
   112    Shops at Riverbend                                                                    57.60%
   113    Hunter Oaks Apartments                                                                54.96%
   114    Encinal Office                                                                        47.00%
   115    Self Storage Plus - Edgewood                                                          55.83%
   116    Kierland Village Center Phase II                                                      63.78%
-------------------------------------------------------------------------------------------------------
   117    Chester Crossing Shopping Center                                                      72.17%
   118    Times Square Townhomes - Phase III                                                    66.74%
   119    Spring Lake Apartments                                                                54.22%
   120    Catalina Square Apartments                                                            57.68%
   121    Quality Storage - Port Charlotte                                                      42.82%
-------------------------------------------------------------------------------------------------------
   122    Quality Storage - Nokomis                                                             47.84%
   123    Highlander Apartments Lynnwood                                                        56.76%
   124    Britewood Apartments                                                                  60.11%
   125    7710-7750 North Union Boulevard                                                       51.09%
   126    83rd Avenue & Cactus Retail                                                           57.86%
-------------------------------------------------------------------------------------------------------
   127    Rancho Rialto MHC                                                                     61.00%
   128    Russell Road Office                                                                   53.58%
   129    Morrisville Mini-Storage                                                              52.88%
   130    DeSoto Village MHC                                                                    65.99%
   131    Mill Creek Millennium Center                                                          55.18%
-------------------------------------------------------------------------------------------------------
   132    Spruce Grove Self Storage                                                             48.85%
   133    Dependable Storage - 1101 Annunciation                                                48.55%
   134    Quality Storage - Englewood                                                           43.78%
   135    Quality Storage - Punta Gorda                                                         32.30%
   136    Security Self Storage East Harry                                                      55.06%
-------------------------------------------------------------------------------------------------------
   137    Desert Palms MHC                                                                      56.74%
   138    Storage Depot - Alta Mesa                                                             58.45%
-------------------------------------------------------------------------------------------------------




   ID                                 Property Name                                                                      Address
------------------------------------------------------------------------------------------------------------------------------------
   102    Wesleyan Court Apartments                                              609 Winding Way
   103    Shoppes at Eagles Landing                                              900 Eagles Landing Parkway
   104    Town Center                                                            805 East Main Street
   105    1400 Quail                                                             1400 Quail Street
   106    Freestate Self Storage                                                 9515 Lynn Buff Road
------------------------------------------------------------------------------------------------------------------------------------
   107    Pinecrest Office                                                       6601 Little River Turnpike
   108    Estrella Villa  MHC and  Wigwam Villa MHC                              805 North 8th Street & 1221 North Dysart Road
   109    Cliffs Apartments Phase IV, The                                        329-341 Garnett Court
   110    Villa Seville MHC                                                      2295 McGowan Parkway
   111    Hunt Club Apartments                                                   5515 Hunt Club Lane
------------------------------------------------------------------------------------------------------------------------------------
   112    Shops at Riverbend                                                     5350 South Santa Fe Drive
   113    Hunter Oaks Apartments                                                 1401 US Highway 80 East
   114    Encinal Office                                                         320, 324 & 330 Encinal Street
   115    Self Storage Plus - Edgewood                                           1306 Pulaski Highway
   116    Kierland Village Center Phase II                                       6501 East Greenway Parkway, Bldg 5
------------------------------------------------------------------------------------------------------------------------------------
   117    Chester Crossing Shopping Center                                       1841 J.A. Cochran Bypass
   118    Times Square Townhomes - Phase III                                     3049 and 3065 36th Avenue South
   119    Spring Lake Apartments                                                 922 North Sidney Avenue
   120    Catalina Square Apartments                                             3000 Catalina Drive
   121    Quality Storage - Port Charlotte                                       2080 Tamiami Trail
------------------------------------------------------------------------------------------------------------------------------------
   122    Quality Storage - Nokomis                                              225 North Tamiami Trail
   123    Highlander Apartments Lynnwood                                         16104-16310 36th Avenue West
   124    Britewood Apartments                                                   1398 East Cleveland Street
   125    7710-7750 North Union Boulevard                                        7710-7750 North Union Boulevard
   126    83rd Avenue & Cactus Retail                                            8390 West Cactus Road
------------------------------------------------------------------------------------------------------------------------------------
   127    Rancho Rialto MHC                                                      1166 South Riverside Avenue
   128    Russell Road Office                                                    3085 & 3095 East Russell Road
   129    Morrisville Mini-Storage                                               900 & 940 Morrisville Parkway
   130    DeSoto Village MHC                                                     4810 State Road 72 Northwest
   131    Mill Creek Millennium Center                                           1519 132nd Street Southeast
------------------------------------------------------------------------------------------------------------------------------------
   132    Spruce Grove Self Storage                                              11360 Spruce Grove Road
   133    Dependable Storage - 1101 Annunciation                                 1101 Annunciation Street
   134    Quality Storage - Englewood                                            3041 South McCall Road
   135    Quality Storage - Punta Gorda                                          902 Taylor Road
   136    Security Self Storage East Harry                                       9750 East Harry Street
------------------------------------------------------------------------------------------------------------------------------------
   137    Desert Palms MHC                                                       500 West 28th Street
   138    Storage Depot - Alta Mesa                                              3351 Alta Mesa Boulevard
------------------------------------------------------------------------------------------------------------------------------------




   ID                                 Property Name                              City                                    County
------------------------------------------------------------------------------------------------------------------------------------
   102    Wesleyan Court Apartments                                              Virginia Beach                Virginia Beach City
   103    Shoppes at Eagles Landing                                              Stockbridge                   Henry
   104    Town Center                                                            Middletown                    Frederick
   105    1400 Quail                                                             Newport Beach                 Orange
   106    Freestate Self Storage                                                 Laurel                        Howard
------------------------------------------------------------------------------------------------------------------------------------
   107    Pinecrest Office                                                       Annandale                     Fairfax
   108    Estrella Villa  MHC and  Wigwam Villa MHC                              Avondale                      Maricopa
   109    Cliffs Apartments Phase IV, The                                        Fayetteville                  Washington
   110    Villa Seville MHC                                                      Marysville                    Yuba
   111    Hunt Club Apartments                                                   Louisville                    Jefferson
------------------------------------------------------------------------------------------------------------------------------------
   112    Shops at Riverbend                                                     Littleton                     Arapahoe
   113    Hunter Oaks Apartments                                                 Clinton                       Hinds
   114    Encinal Office                                                         Santa Cruz                    Santa Cruz
   115    Self Storage Plus - Edgewood                                           Edgewood                      Harford
   116    Kierland Village Center Phase II                                       Scottsdale                    Maricopa
------------------------------------------------------------------------------------------------------------------------------------
   117    Chester Crossing Shopping Center                                       Chester                       Chester
   118    Times Square Townhomes - Phase III                                     Grand Forks                   Grand Forks
   119    Spring Lake Apartments                                                 Russellville                  Pope
   120    Catalina Square Apartments                                             Yuma                          Yuma
   121    Quality Storage - Port Charlotte                                       Port Charlotte                Charlotte
------------------------------------------------------------------------------------------------------------------------------------
   122    Quality Storage - Nokomis                                              Nokomis                       Sarasota
   123    Highlander Apartments Lynnwood                                         Lynnwood                      Snohomish
   124    Britewood Apartments                                                   Woodburn                      Marion
   125    7710-7750 North Union Boulevard                                        Colorado Springs              El Paso
   126    83rd Avenue & Cactus Retail                                            Peoria                        Maricopa
------------------------------------------------------------------------------------------------------------------------------------
   127    Rancho Rialto MHC                                                      Rialto                        San Bernardino
   128    Russell Road Office                                                    Las Vegas                     Clark
   129    Morrisville Mini-Storage                                               Morrisville                   Wake
   130    DeSoto Village MHC                                                     Arcadia                       DeSoto
   131    Mill Creek Millennium Center                                           Everett                       Snohomish
------------------------------------------------------------------------------------------------------------------------------------
   132    Spruce Grove Self Storage                                              Lower Lake                    Lake
   133    Dependable Storage - 1101 Annunciation                                 New Orleans                   Orleans
   134    Quality Storage - Englewood                                            Englewood                     Charlotte
   135    Quality Storage - Punta Gorda                                          Punta Gorda                   Charlotte
   136    Security Self Storage East Harry                                       Wichita                       Sedgwick
------------------------------------------------------------------------------------------------------------------------------------
   137    Desert Palms MHC                                                       Yuma                          Yuma
   138    Storage Depot - Alta Mesa                                              Fort Worth                    Tarrant
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                             YEAR           YEAR
   ID                                 Property Name                               State       Zip Code      Built        Renovated
------------------------------------------------------------------------------------------------------------------------------------
   102    Wesleyan Court Apartments                                                 VA         23462         1974           1993
   103    Shoppes at Eagles Landing                                                 GA         30281         2001
   104    Town Center                                                               MD         21769         1985           1999
   105    1400 Quail                                                                CA         92660         1973           2000
   106    Freestate Self Storage                                                    MD         20723         1998           2000
------------------------------------------------------------------------------------------------------------------------------------
   107    Pinecrest Office                                                          VA         22003         1977
   108    Estrella Villa  MHC and  Wigwam Villa MHC                                 AZ         85323         1971           1988
   109    Cliffs Apartments Phase IV, The                                           AR         72701         2002
   110    Villa Seville MHC                                                         CA         95901         1972
   111    Hunt Club Apartments                                                      KY         40214         1969           2002
------------------------------------------------------------------------------------------------------------------------------------
   112    Shops at Riverbend                                                        CO         80120         2002
   113    Hunter Oaks Apartments                                                    MS         39056         1973
   114    Encinal Office                                                            CA         95060         1986
   115    Self Storage Plus - Edgewood                                              MD         21040         1998
   116    Kierland Village Center Phase II                                          AZ         85254         2002
------------------------------------------------------------------------------------------------------------------------------------
   117    Chester Crossing Shopping Center                                          SC         29706         1990
   118    Times Square Townhomes - Phase III                                        ND         58201         2001
   119    Spring Lake Apartments                                                    AR         72801         2002
   120    Catalina Square Apartments                                                AZ         85364         1980           2001
   121    Quality Storage - Port Charlotte                                          FL         33948         1999           2003
------------------------------------------------------------------------------------------------------------------------------------
   122    Quality Storage - Nokomis                                                 FL         34275         1999
   123    Highlander Apartments Lynnwood                                            WA         98037         1979           1998
   124    Britewood Apartments                                                      OR         97071         1980
   125    7710-7750 North Union Boulevard                                           CO         80920         1982           1993
   126    83rd Avenue & Cactus Retail                                               AZ         85381         2003
------------------------------------------------------------------------------------------------------------------------------------
   127    Rancho Rialto MHC                                                         CA         92376         1969
   128    Russell Road Office                                                       NV         89120         2002
   129    Morrisville Mini-Storage                                                  NC         27560         1996           1999
   130    DeSoto Village MHC                                                        FL         34266         1986
   131    Mill Creek Millennium Center                                              WA         98208         2001
------------------------------------------------------------------------------------------------------------------------------------
   132    Spruce Grove Self Storage                                                 CA         95457         1985           1999
   133    Dependable Storage - 1101 Annunciation                                    LA         70130         1900           2001
   134    Quality Storage - Englewood                                               FL         34224         1999
   135    Quality Storage - Punta Gorda                                             FL         33950         1975           1998
   136    Security Self Storage East Harry                                          KS         67207         1998
------------------------------------------------------------------------------------------------------------------------------------
   137    Desert Palms MHC                                                          AZ         85364         1966           1971
   138    Storage Depot - Alta Mesa                                                 TX         76133         2000
------------------------------------------------------------------------------------------------------------------------------------


                                                                                        NET              UNITS      LOAN PER NET
                                                                                     RENTABLE              OF      RENTABLE AREA
   ID                                 Property Name                              Area SF/Units (5)      Measure     SF/Units (5)
------------------------------------------------------------------------------------------------------------------------------------
   102    Wesleyan Court Apartments                                                              112     Units            30,357.14
   103    Shoppes at Eagles Landing                                                           31,600    Sq. Ft.              106.05
   104    Town Center                                                                         58,023    Sq. Ft.               56.87
   105    1400 Quail                                                                          27,102    Sq. Ft.              121.30
   106    Freestate Self Storage                                                              74,470    Sq. Ft.               44.11
------------------------------------------------------------------------------------------------------------------------------------
   107    Pinecrest Office                                                                    30,870    Sq. Ft.              103.56
   108    Estrella Villa  MHC and  Wigwam Villa MHC                                              198      Pads            16,128.91
   109    Cliffs Apartments Phase IV, The                                                         60     Units            52,354.81
   110    Villa Seville MHC                                                                      177      Pads            16,911.48
   111    Hunt Club Apartments                                                                   106     Units            28,225.25
------------------------------------------------------------------------------------------------------------------------------------
   112    Shops at Riverbend                                                                  16,068    Sq. Ft.              186.19
   113    Hunter Oaks Apartments                                                                 144     Units            20,707.02
   114    Encinal Office                                                                      38,343    Sq. Ft.               77.69
   115    Self Storage Plus - Edgewood                                                        58,300    Sq. Ft.               48.74
   116    Kierland Village Center Phase II                                                    13,381    Sq. Ft.              208.45
------------------------------------------------------------------------------------------------------------------------------------
   117    Chester Crossing Shopping Center                                                    54,621    Sq. Ft.               48.96
   118    Times Square Townhomes - Phase III                                                      32     Units            81,866.39
   119    Spring Lake Apartments                                                                  84     Units            31,071.14
   120    Catalina Square Apartments                                                             100     Units            24,925.76
   121    Quality Storage - Port Charlotte                                                    71,275    Sq. Ft.               34.30
------------------------------------------------------------------------------------------------------------------------------------
   122    Quality Storage - Nokomis                                                           55,725    Sq. Ft.               43.79
   123    Highlander Apartments Lynnwood                                                          64     Units            37,466.04
   124    Britewood Apartments                                                                    53     Units            44,212.89
   125    7710-7750 North Union Boulevard                                                     37,796    Sq. Ft.               59.58
   126    83rd Avenue & Cactus Retail                                                         13,115    Sq. Ft.              160.12
------------------------------------------------------------------------------------------------------------------------------------
   127    Rancho Rialto MHC                                                                       84      Pads            24,944.44
   128    Russell Road Office                                                                 19,678    Sq. Ft.              106.42
   129    Morrisville Mini-Storage                                                            56,727    Sq. Ft.               36.86
   130    DeSoto Village MHC                                                                     135      Pads            13,417.17
   131    Mill Creek Millennium Center                                                         9,879    Sq. Ft.              179.00
------------------------------------------------------------------------------------------------------------------------------------
   132    Spruce Grove Self Storage                                                           60,485    Sq. Ft.               29.14
   133    Dependable Storage - 1101 Annunciation                                              45,189    Sq. Ft.               38.74
   134    Quality Storage - Englewood                                                         48,644    Sq. Ft.               35.90
   135    Quality Storage - Punta Gorda                                                       51,790    Sq. Ft.               27.79
   136    Security Self Storage East Harry                                                    35,150    Sq. Ft.               33.34
------------------------------------------------------------------------------------------------------------------------------------
   137    Desert Palms MHC                                                                        84      Pads            13,710.42
   138    Storage Depot - Alta Mesa                                                           30,350    Sq. Ft.               30.77
------------------------------------------------------------------------------------------------------------------------------------




                                                                                             PREPAYMENT
                                                                                             PROVISIONS
   ID                                 Property Name                                      (# of payments) (6)
---------------------------------------------------------------------------------------------------------------
   102    Wesleyan Court Apartments                                                    L(24),D(93),O(3)
   103    Shoppes at Eagles Landing                                                    L(27),D(90),O(3)
   104    Town Center                                                                  L(24),D(92),O(4)
   105    1400 Quail                                                                   L(28),D(89),O(3)
   106    Freestate Self Storage                                                       L(27),D(90),O(3)
---------------------------------------------------------------------------------------------------------------
   107    Pinecrest Office                                                             L(25),D(91),O(4)
   108    Estrella Villa  MHC and  Wigwam Villa MHC                                    L(35),D(81),O(4)
   109    Cliffs Apartments Phase IV, The                                              L(33),D(108),O(3)
   110    Villa Seville MHC                                                            L(26),D(91),O(3)
   111    Hunt Club Apartments                                                         L(26),D(91),O(3)
---------------------------------------------------------------------------------------------------------------
   112    Shops at Riverbend                                                           L(27),D(90),O(3)
   113    Hunter Oaks Apartments                                                       L(35),D(81),O(4)
   114    Encinal Office                                                               L(35),D(75),O(4)
   115    Self Storage Plus - Edgewood                                                 L(26),D(91),O(3)
   116    Kierland Village Center Phase II                                             L(28),D(75),O(4)
---------------------------------------------------------------------------------------------------------------
   117    Chester Crossing Shopping Center                                             L(36),D(81),O(3)
   118    Times Square Townhomes - Phase III                                           L(32),D(86),O(2)
   119    Spring Lake Apartments                                                       L(33),D(108),O(3)
   120    Catalina Square Apartments                                                   L(35),D(81),O(4)
   121    Quality Storage - Port Charlotte                                             L(35),D(78),O(7)
---------------------------------------------------------------------------------------------------------------
   122    Quality Storage - Nokomis                                                    L(35),D(78),O(7)
   123    Highlander Apartments Lynnwood                                               L(35),D(81),O(4)
   124    Britewood Apartments                                                         L(35),D(81),O(4)
   125    7710-7750 North Union Boulevard                                              L(24),D(93),O(3)
   126    83rd Avenue & Cactus Retail                                                  L(24),D(93),O(3)
---------------------------------------------------------------------------------------------------------------
   127    Rancho Rialto MHC                                                            L(26),D(91),O(3)
   128    Russell Road Office                                                          L(35),D(81),O(4)
   129    Morrisville Mini-Storage                                                     L(27),D(90),O(3)
   130    DeSoto Village MHC                                                           L(35),D(81),O(4)
   131    Mill Creek Millennium Center                                                 L(35),D(81),O(4)
---------------------------------------------------------------------------------------------------------------
   132    Spruce Grove Self Storage                                                    L(27),D(90),O(3)
   133    Dependable Storage - 1101 Annunciation                                       L(30),D(87),O(3)
   134    Quality Storage - Englewood                                                  L(35),D(78),O(7)
   135    Quality Storage - Punta Gorda                                                L(35),D(78),O(7)
   136    Security Self Storage East Harry                                             L(24),D(93),O(3)
---------------------------------------------------------------------------------------------------------------
   137    Desert Palms MHC                                                             L(35),YM1(81),O(4)
   138    Storage Depot - Alta Mesa                                                    L(35),D(81),O(4)
---------------------------------------------------------------------------------------------------------------

                                                                                    THIRD            THIRD MOST        SECOND
                                                                                 MOST RECENT         RECENT NOI     MOST RECENT
    ID                                       PROPERTY NAME                           NOI                DATE            NOI
------------------------------------------------------------------------------------------------------------------------------------

    102     Wesleyan Court Apartments                                                425,064         12/31/2001        415,010
    103     Shoppes at Eagles Landing                                                                                  201,389
    104     Town Center                                                              592,927         12/31/2001        599,728
    105     1400 Quail                                                               317,523         12/31/2001        361,503
    106     Freestate Self Storage                                                   387,732         12/31/2001        503,332
------------------------------------------------------------------------------------------------------------------------------------
    107     Pinecrest Office                                                         377,469         12/25/2001        343,570
    108     Estrella Villa  MHC and  Wigwam Villa MHC                                379,366         12/31/2001        373,307
    109     Cliffs Apartments Phase IV, The
    110     Villa Seville MHC                                                        293,747         12/31/2001        323,096
    111     Hunt Club Apartments                                                     115,359         12/31/2001        209,775
------------------------------------------------------------------------------------------------------------------------------------
    112     Shops at Riverbend                                                                                         145,821
    113     Hunter Oaks Apartments                                                   327,956         12/31/2001        380,214
    114     Encinal Office                                                           677,338         12/31/2001        658,732
    115     Self Storage Plus - Edgewood                                             303,408         12/31/2001        366,076
    116     Kierland Village Center Phase II
------------------------------------------------------------------------------------------------------------------------------------
    117     Chester Crossing Shopping Center                                         317,922         12/31/2001        321,043
    118     Times Square Townhomes - Phase III                                        48,864         12/31/2001        254,504
    119     Spring Lake Apartments
    120     Catalina Square Apartments                                               408,044         12/31/2001        352,153
    121     Quality Storage - Port Charlotte                                         214,711         12/31/2001        249,946
------------------------------------------------------------------------------------------------------------------------------------
    122     Quality Storage - Nokomis                                                200,836         12/31/2001        240,890
    123     Highlander Apartments Lynnwood                                           318,023         12/31/2001        260,767
    124     Britewood Apartments                                                     282,096         12/31/2001        282,905
    125     7710-7750 North Union Boulevard                                          312,371         12/31/2001        316,447
    126     83rd Avenue & Cactus Retail
------------------------------------------------------------------------------------------------------------------------------------
    127     Rancho Rialto MHC                                                        194,958         12/31/2001        213,816
    128     Russell Road Office                                                                                         83,697
    129     Morrisville Mini-Storage                                                 236,407         12/31/2001        243,639
    130     DeSoto Village MHC                                                       218,667         12/31/2001        219,803
    131     Mill Creek Millennium Center                                              66,940         12/31/2001        151,929
------------------------------------------------------------------------------------------------------------------------------------
    132     Spruce Grove Self Storage                                                263,375         12/31/2001        288,901
    133     Dependable Storage - 1101 Annunciation                                    55,209         12/31/2001        240,190
    134     Quality Storage - Englewood                                              227,199         12/31/2001        261,507
    135     Quality Storage - Punta Gorda                                            308,202         12/31/2001        341,582
    136     Security Self Storage East Harry                                         127,964         12/31/2001        137,977
------------------------------------------------------------------------------------------------------------------------------------
    137     Desert Palms MHC                                                         153,980         12/31/2001        148,512
    138     Storage Depot - Alta Mesa                                                 75,944         12/31/2001        110,592
------------------------------------------------------------------------------------------------------------------------------------


                                                                                  SECOND MOST                         MOST RECENT
                                                                                  RECENT NOI       MOST RECENT            NOI
    ID                                       PROPERTY NAME                           DATE              NOI                DATE
------------------------------------------------------------------------------------------------------------------------------------

    102     Wesleyan Court Apartments                                              12/31/2002         421,652        T-12 4/30/2003
    103     Shoppes at Eagles Landing                                              12/31/2002
    104     Town Center                                                            12/31/2002         602,584        T-12 3/31/2003
    105     1400 Quail                                                             12/31/2002
    106     Freestate Self Storage                                               T-12 11/30/2002
------------------------------------------------------------------------------------------------------------------------------------
    107     Pinecrest Office                                                       12/31/2002         317,592        T-12 5/31/2003
    108     Estrella Villa  MHC and  Wigwam Villa MHC                              12/31/2002
    109     Cliffs Apartments Phase IV, The                                                           175,381        T-12 4/30/2003
    110     Villa Seville MHC                                                      12/31/2002         338,862        T-12 3/31/2003
    111     Hunt Club Apartments                                                   12/31/2002         401,501        T-12 2/28/2003
------------------------------------------------------------------------------------------------------------------------------------
    112     Shops at Riverbend                                                     12/31/2002
    113     Hunter Oaks Apartments                                                 12/31/2002         449,452        Ann. 3/31/2003
    114     Encinal Office                                                         12/31/2002
    115     Self Storage Plus - Edgewood                                           12/31/2002         368,108        T-12 2/28/2003
    116     Kierland Village Center Phase II                                                           60,515        T-12 2/28/2003
------------------------------------------------------------------------------------------------------------------------------------
    117     Chester Crossing Shopping Center                                       12/31/2002         337,896        Ann. 3/31/2003
    118     Times Square Townhomes - Phase III                                     12/31/2002         314,888        Ann. 3/31/2003
    119     Spring Lake Apartments                                                                    176,247        T-12 3/31/2003
    120     Catalina Square Apartments                                             12/31/2002         300,576        Ann. 3/31/2003
    121     Quality Storage - Port Charlotte                                       12/31/2002         374,197        Ann. 3/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    122     Quality Storage - Nokomis                                              12/31/2002         323,876        Ann. 3/31/2003
    123     Highlander Apartments Lynnwood                                         12/31/2002         245,312        Ann. 4/30/2003
    124     Britewood Apartments                                                   12/31/2002         269,339        Ann. 3/31/2003
    125     7710-7750 North Union Boulevard                                        12/31/2002         281,076        T-12 3/31/2003
    126     83rd Avenue & Cactus Retail                                                                23,039        T-12 4/30/2003
------------------------------------------------------------------------------------------------------------------------------------
    127     Rancho Rialto MHC                                                      12/31/2002         219,678        T-12 2/28/2003
    128     Russell Road Office                                                  Ann. 12/31/2002      243,522        Ann. 3/31/2003
    129     Morrisville Mini-Storage                                               12/31/2002
    130     DeSoto Village MHC                                                     12/31/2002         292,255        Ann. 2/28/2003
    131     Mill Creek Millennium Center                                           12/31/2002         242,219        Ann. 3/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    132     Spruce Grove Self Storage                                              12/31/2002
    133     Dependable Storage - 1101 Annunciation                               T-12 11/30/2002
    134     Quality Storage - Englewood                                            12/31/2002         316,267        Ann. 3/31/2003
    135     Quality Storage - Punta Gorda                                          12/31/2002         354,957        Ann. 3/31/2003
    136     Security Self Storage East Harry                                       12/31/2002         145,273        T-12 3/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    137     Desert Palms MHC                                                       12/31/2002         177,966        Ann. 2/28/2003
    138     Storage Depot - Alta Mesa                                              12/31/2002
------------------------------------------------------------------------------------------------------------------------------------



                                                                                UNDERWRITTEN        UNDERWRITTEN        UNDERWRITTEN
    ID                                       PROPERTY NAME                          NOI               REVENUE                EGI
------------------------------------------------------------------------------------------------------------------------------------

    102     Wesleyan Court Apartments                                               402,872              767,510             792,510
    103     Shoppes at Eagles Landing                                               392,027              430,879             537,597
    104     Town Center                                                             521,296              507,041             682,041
    105     1400 Quail                                                              376,819              544,315             548,529
    106     Freestate Self Storage                                                  529,705              819,056             840,556
------------------------------------------------------------------------------------------------------------------------------------
    107     Pinecrest Office                                                        349,516              558,807             564,956
    108     Estrella Villa  MHC and  Wigwam Villa MHC                               341,666              456,740             585,480
    109     Cliffs Apartments Phase IV, The                                         285,364              369,800             376,594
    110     Villa Seville MHC                                                       309,533              522,372             578,772
    111     Hunt Club Apartments                                                    354,122              691,858             711,358
------------------------------------------------------------------------------------------------------------------------------------
    112     Shops at Riverbend                                                      366,361              378,002             471,002
    113     Hunter Oaks Apartments                                                  405,376              829,613             858,551
    114     Encinal Office                                                          506,432              533,565             600,547
    115     Self Storage Plus - Edgewood                                            345,930              540,000             566,000
    116     Kierland Village Center Phase II                                        316,370              338,337             423,337
------------------------------------------------------------------------------------------------------------------------------------
    117     Chester Crossing Shopping Center                                        323,608              371,358             434,473
    118     Times Square Townhomes - Phase III                                      264,632              400,867             400,867
    119     Spring Lake Apartments                                                  261,200              380,000             392,000
    120     Catalina Square Apartments                                              268,781              609,594             615,714
    121     Quality Storage - Port Charlotte                                        321,539              521,052             546,127
------------------------------------------------------------------------------------------------------------------------------------
    122     Quality Storage - Nokomis                                               279,818              455,835             466,535
    123     Highlander Apartments Lynnwood                                          245,839              426,859             438,859
    124     Britewood Apartments                                                    249,573              412,718             429,718
    125     7710-7750 North Union Boulevard                                         275,958              328,962             453,662
    126     83rd Avenue & Cactus Retail                                             224,818              230,584             298,695
------------------------------------------------------------------------------------------------------------------------------------
    127     Rancho Rialto MHC                                                       212,683              290,666             395,666
    128     Russell Road Office                                                     263,816              308,608             347,469
    129     Morrisville Mini-Storage                                                247,770              410,372             421,272
    130     DeSoto Village MHC                                                      202,787              312,380             313,433
    131     Mill Creek Millennium Center                                            196,976              202,653             250,043
------------------------------------------------------------------------------------------------------------------------------------
    132     Spruce Grove Self Storage                                               244,725              353,711             373,711
    133     Dependable Storage - 1101 Annunciation                                  194,745              520,406             541,906
    134     Quality Storage - Englewood                                             278,928              478,975             500,675
    135     Quality Storage - Punta Gorda                                           315,269              525,064             542,439
    136     Security Self Storage East Harry                                        143,068              258,674             267,474
------------------------------------------------------------------------------------------------------------------------------------
    137     Desert Palms MHC                                                        121,230              219,290             238,442
    138     Storage Depot - Alta Mesa                                               105,622              205,053             209,053
------------------------------------------------------------------------------------------------------------------------------------



                                                                                UNDERWRITTEN        UNDERWRITTEN     UNDERWRITTEN
    ID                                       PROPERTY NAME                        EXPENSES            RESERVES           TI/LC
------------------------------------------------------------------------------------------------------------------------------------

    102     Wesleyan Court Apartments                                                389,638             37,400                  -
    103     Shoppes at Eagles Landing                                                145,571              4,740             22,234
    104     Town Center                                                              160,745             12,185             31,311
    105     1400 Quail                                                               171,710              5,420             33,336
    106     Freestate Self Storage                                                   310,851             11,178                  -
------------------------------------------------------------------------------------------------------------------------------------
    107     Pinecrest Office                                                         215,440              6,174             33,256
    108     Estrella Villa  MHC and  Wigwam Villa MHC                                243,814              9,900                  -
    109     Cliffs Apartments Phase IV, The                                           91,230             12,000                  -
    110     Villa Seville MHC                                                        269,239              8,850                  -
    111     Hunt Club Apartments                                                     357,236             26,750                  -
------------------------------------------------------------------------------------------------------------------------------------
    112     Shops at Riverbend                                                       104,641              2,410             13,615
    113     Hunter Oaks Apartments                                                   453,175             39,600                  -
    114     Encinal Office                                                            94,115              7,669             31,985
    115     Self Storage Plus - Edgewood                                             220,070              8,745                  -
    116     Kierland Village Center Phase II                                         106,967              2,007             12,505
------------------------------------------------------------------------------------------------------------------------------------
    117     Chester Crossing Shopping Center                                         110,865              8,193             27,209
    118     Times Square Townhomes - Phase III                                       136,235              8,000                  -
    119     Spring Lake Apartments                                                   130,800             16,800                  -
    120     Catalina Square Apartments                                               346,933             25,000                  -
    121     Quality Storage - Port Charlotte                                         224,588             10,704                  -
------------------------------------------------------------------------------------------------------------------------------------
    122     Quality Storage - Nokomis                                                186,717              8,359                  -
    123     Highlander Apartments Lynnwood                                           193,020             19,200                  -
    124     Britewood Apartments                                                     180,145             15,900                  -
    125     7710-7750 North Union Boulevard                                          177,704             10,926             30,434
    126     83rd Avenue & Cactus Retail                                               73,877              1,967              9,108
------------------------------------------------------------------------------------------------------------------------------------
    127     Rancho Rialto MHC                                                        182,983              4,200                  -
    128     Russell Road Office                                                       83,653              2,952             19,883
    129     Morrisville Mini-Storage                                                 173,502              8,617                  -
    130     DeSoto Village MHC                                                       110,646              6,750                  -
    131     Mill Creek Millennium Center                                              53,067                988              8,547
------------------------------------------------------------------------------------------------------------------------------------
    132     Spruce Grove Self Storage                                                128,986              9,927                  -
    133     Dependable Storage - 1101 Annunciation                                   347,160              6,838                  -
    134     Quality Storage - Englewood                                              221,747              7,296                  -
    135     Quality Storage - Punta Gorda                                            227,170              7,776                  -
    136     Security Self Storage East Harry                                         124,406              5,273                  -
------------------------------------------------------------------------------------------------------------------------------------
    137     Desert Palms MHC                                                         117,212              4,200                  -
    138     Storage Depot - Alta Mesa                                                103,431              4,552                  -
------------------------------------------------------------------------------------------------------------------------------------



                                                                                  UNDERWRITTEN
    ID                                       PROPERTY NAME                       NET CASH FLOW                       LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------

    102     Wesleyan Court Apartments                                                   365,472
    103     Shoppes at Eagles Landing                                                   365,053     The Italian Oven
    104     Town Center                                                                 477,799     Safeway Stores, Inc.
    105     1400 Quail                                                                  338,063     Davenport Partners
    106     Freestate Self Storage                                                      518,527
------------------------------------------------------------------------------------------------------------------------------------
    107     Pinecrest Office                                                            310,086     Lifecare Management Partners
    108     Estrella Villa  MHC and  Wigwam Villa MHC                                   331,766
    109     Cliffs Apartments Phase IV, The                                             273,364
    110     Villa Seville MHC                                                           300,683
    111     Hunt Club Apartments                                                        327,372
------------------------------------------------------------------------------------------------------------------------------------
    112     Shops at Riverbend                                                          350,336     Il Vicino Restaurant
    113     Hunter Oaks Apartments                                                      365,776
    114     Encinal Office                                                              466,778     County of Santa Cruz
    115     Self Storage Plus - Edgewood                                                337,185
    116     Kierland Village Center Phase II                                            301,858     Einstein's Bagels
------------------------------------------------------------------------------------------------------------------------------------
    117     Chester Crossing Shopping Center                                            288,206     Food Lion
    118     Times Square Townhomes - Phase III                                          256,632
    119     Spring Lake Apartments                                                      244,400
    120     Catalina Square Apartments                                                  243,781
    121     Quality Storage - Port Charlotte                                            310,835
------------------------------------------------------------------------------------------------------------------------------------
    122     Quality Storage - Nokomis                                                   271,459
    123     Highlander Apartments Lynnwood                                              226,639
    124     Britewood Apartments                                                        233,673
    125     7710-7750 North Union Boulevard                                             234,598     O'Conner, Jiang, Schiller
    126     83rd Avenue & Cactus Retail                                                 213,743     Barro's
------------------------------------------------------------------------------------------------------------------------------------
    127     Rancho Rialto MHC                                                           208,483
    128     Russell Road Office                                                         240,981     IGS
    129     Morrisville Mini-Storage                                                    239,153
    130     DeSoto Village MHC                                                          196,037
    131     Mill Creek Millennium Center                                                187,441     Physical Therapy
------------------------------------------------------------------------------------------------------------------------------------
    132     Spruce Grove Self Storage                                                   234,798
    133     Dependable Storage - 1101 Annunciation                                      187,907
    134     Quality Storage - Englewood                                                 271,632
    135     Quality Storage - Punta Gorda                                               307,493
    136     Security Self Storage East Harry                                            137,795
------------------------------------------------------------------------------------------------------------------------------------
    137     Desert Palms MHC                                                            117,030
    138     Storage Depot - Alta Mesa                                                   101,070
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                   LEASE
    ID                                       PROPERTY NAME                        SF           EXPIRATION
------------------------------------------------------------------------------------------------------------

    102     Wesleyan Court Apartments
    103     Shoppes at Eagles Landing                                             4,800      10/31/2011
    104     Town Center                                                          38,658      8/31/2005
    105     1400 Quail                                                            3,025      1/31/2009
    106     Freestate Self Storage
------------------------------------------------------------------------------------------------------------
    107     Pinecrest Office                                                      3,929      10/31/2003
    108     Estrella Villa  MHC and  Wigwam Villa MHC
    109     Cliffs Apartments Phase IV, The
    110     Villa Seville MHC
    111     Hunt Club Apartments
------------------------------------------------------------------------------------------------------------
    112     Shops at Riverbend                                                    3,379       4/1/2008
    113     Hunter Oaks Apartments
    114     Encinal Office                                                       38,343      8/31/2012
    115     Self Storage Plus - Edgewood
    116     Kierland Village Center Phase II                                      2,214      12/31/2009
------------------------------------------------------------------------------------------------------------
    117     Chester Crossing Shopping Center                                     26,171       2/6/2016
    118     Times Square Townhomes - Phase III
    119     Spring Lake Apartments
    120     Catalina Square Apartments
    121     Quality Storage - Port Charlotte
------------------------------------------------------------------------------------------------------------
    122     Quality Storage - Nokomis
    123     Highlander Apartments Lynnwood
    124     Britewood Apartments
    125     7710-7750 North Union Boulevard                                       4,024      10/31/2007
    126     83rd Avenue & Cactus Retail                                           3,554      3/21/2018
------------------------------------------------------------------------------------------------------------
    127     Rancho Rialto MHC
    128     Russell Road Office                                                   4,895      12/31/2008
    129     Morrisville Mini-Storage
    130     DeSoto Village MHC
    131     Mill Creek Millennium Center                                          3,600       5/1/2006
------------------------------------------------------------------------------------------------------------
    132     Spruce Grove Self Storage
    133     Dependable Storage - 1101 Annunciation
    134     Quality Storage - Englewood
    135     Quality Storage - Punta Gorda
    136     Security Self Storage East Harry
------------------------------------------------------------------------------------------------------------
    137     Desert Palms MHC
    138     Storage Depot - Alta Mesa
------------------------------------------------------------------------------------------------------------




    ID                                       PROPERTY NAME                                             2ND LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------

    102     Wesleyan Court Apartments
    103     Shoppes at Eagles Landing                                           JR Crickets
    104     Town Center                                                         Peoples Drug Store dba CVS
    105     1400 Quail                                                          Nature Conservancy
    106     Freestate Self Storage
------------------------------------------------------------------------------------------------------------------------------------
    107     Pinecrest Office                                                    National Technologies Association
    108     Estrella Villa  MHC and  Wigwam Villa MHC
    109     Cliffs Apartments Phase IV, The
    110     Villa Seville MHC
    111     Hunt Club Apartments
------------------------------------------------------------------------------------------------------------------------------------
    112     Shops at Riverbend                                                  Baja Fresh Mexican Grill
    113     Hunter Oaks Apartments
    114     Encinal Office
    115     Self Storage Plus - Edgewood
    116     Kierland Village Center Phase II                                    Water Mart
------------------------------------------------------------------------------------------------------------------------------------
    117     Chester Crossing Shopping Center                                    CVS
    118     Times Square Townhomes - Phase III
    119     Spring Lake Apartments
    120     Catalina Square Apartments
    121     Quality Storage - Port Charlotte
------------------------------------------------------------------------------------------------------------------------------------
    122     Quality Storage - Nokomis
    123     Highlander Apartments Lynnwood
    124     Britewood Apartments
    125     7710-7750 North Union Boulevard                                     Abundance Mortgage
    126     83rd Avenue & Cactus Retail                                         Quizno's Subs
------------------------------------------------------------------------------------------------------------------------------------
    127     Rancho Rialto MHC
    128     Russell Road Office                                                 Friedman Diagnostic Clinic
    129     Morrisville Mini-Storage
    130     DeSoto Village MHC
    131     Mill Creek Millennium Center                                        Radio Shack
------------------------------------------------------------------------------------------------------------------------------------
    132     Spruce Grove Self Storage
    133     Dependable Storage - 1101 Annunciation
    134     Quality Storage - Englewood
    135     Quality Storage - Punta Gorda
    136     Security Self Storage East Harry
------------------------------------------------------------------------------------------------------------------------------------
    137     Desert Palms MHC
    138     Storage Depot - Alta Mesa
------------------------------------------------------------------------------------------------------------------------------------



                                                                                                    LEASE
    ID                                       PROPERTY NAME                          SF          EXPIRATION
-----------------------------------------------------------------------------------------------------------

    102     Wesleyan Court Apartments
    103     Shoppes at Eagles Landing                                                 3,200   9/22/2012
    104     Town Center                                                              11,165   7/31/2005
    105     1400 Quail                                                                2,474   1/31/2008
    106     Freestate Self Storage
-----------------------------------------------------------------------------------------------------------
    107     Pinecrest Office                                                          3,266   3/31/2007
    108     Estrella Villa  MHC and  Wigwam Villa MHC
    109     Cliffs Apartments Phase IV, The
    110     Villa Seville MHC
    111     Hunt Club Apartments
-----------------------------------------------------------------------------------------------------------
    112     Shops at Riverbend                                                        2,858   2/25/2012
    113     Hunter Oaks Apartments
    114     Encinal Office
    115     Self Storage Plus - Edgewood
    116     Kierland Village Center Phase II                                          2,198   1/31/2010
-----------------------------------------------------------------------------------------------------------
    117     Chester Crossing Shopping Center                                          8,450   10/31/2005
    118     Times Square Townhomes - Phase III
    119     Spring Lake Apartments
    120     Catalina Square Apartments
    121     Quality Storage - Port Charlotte
-----------------------------------------------------------------------------------------------------------
    122     Quality Storage - Nokomis
    123     Highlander Apartments Lynnwood
    124     Britewood Apartments
    125     7710-7750 North Union Boulevard                                           3,145   4/30/2005
    126     83rd Avenue & Cactus Retail                                               1,464   5/15/2013
-----------------------------------------------------------------------------------------------------------
    127     Rancho Rialto MHC
    128     Russell Road Office                                                       3,808   1/31/2006
    129     Morrisville Mini-Storage
    130     DeSoto Village MHC
    131     Mill Creek Millennium Center                                              2,689   5/11/2006
-----------------------------------------------------------------------------------------------------------
    132     Spruce Grove Self Storage
    133     Dependable Storage - 1101 Annunciation
    134     Quality Storage - Englewood
    135     Quality Storage - Punta Gorda
    136     Security Self Storage East Harry
-----------------------------------------------------------------------------------------------------------
    137     Desert Palms MHC
    138     Storage Depot - Alta Mesa
-----------------------------------------------------------------------------------------------------------



    ID                                       PROPERTY NAME                                     3RD LARGEST TENANT         SF
----------------------------------------------------------------------------------------------------------------------------------
    102     Wesleyan Court Apartments
    103     Shoppes at Eagles Landing                                            Because He Lives                          2,400
    104     Town Center                                                          Rudman & Kane PA                          2,067
    105     1400 Quail                                                           Burst Communications                      1,706
    106     Freestate Self Storage
----------------------------------------------------------------------------------------------------------------------------------
    107     Pinecrest Office                                                     Korean Broadcasting Network               2,956
    108     Estrella Villa  MHC and  Wigwam Villa MHC
    109     Cliffs Apartments Phase IV, The
    110     Villa Seville MHC
    111     Hunt Club Apartments
----------------------------------------------------------------------------------------------------------------------------------
    112     Shops at Riverbend                                                   Panda Express                             2,241
    113     Hunter Oaks Apartments
    114     Encinal Office
    115     Self Storage Plus - Edgewood
    116     Kierland Village Center Phase II                                     Quizno's Subs                             1,463
----------------------------------------------------------------------------------------------------------------------------------
    117     Chester Crossing Shopping Center                                     Cato                                      4,800
    118     Times Square Townhomes - Phase III
    119     Spring Lake Apartments
    120     Catalina Square Apartments
    121     Quality Storage - Port Charlotte
----------------------------------------------------------------------------------------------------------------------------------
    122     Quality Storage - Nokomis
    123     Highlander Apartments Lynnwood
    124     Britewood Apartments
    125     7710-7750 North Union Boulevard                                      Dr. Hebba                                 2,901
    126     83rd Avenue & Cactus Retail                                          Supercuts                                 1,200
----------------------------------------------------------------------------------------------------------------------------------
    127     Rancho Rialto MHC
    128     Russell Road Office                                                  Rockport Construction                     2,458
    129     Morrisville Mini-Storage
    130     DeSoto Village MHC
    131     Mill Creek Millennium Center                                         Classic Keepsakes                         1,400
----------------------------------------------------------------------------------------------------------------------------------
    132     Spruce Grove Self Storage
    133     Dependable Storage - 1101 Annunciation
    134     Quality Storage - Englewood
    135     Quality Storage - Punta Gorda
    136     Security Self Storage East Harry
----------------------------------------------------------------------------------------------------------------------------------
    137     Desert Palms MHC
    138     Storage Depot - Alta Mesa
----------------------------------------------------------------------------------------------------------------------------------


                                                                                    LEASE         OCCUPANCY          OCCUPANCY
    ID                                       PROPERTY NAME                       EXPIRATION          RATE            AS-OF DATE
------------------------------------------------------------------------------------------------------------------------------------
    102     Wesleyan Court Apartments                                                                    99.11%      4/22/2003
    103     Shoppes at Eagles Landing                                            12/31/2004              79.75%      2/20/2003
    104     Town Center                                                           8/31/2005             100.00%      3/31/2003
    105     1400 Quail                                                            3/31/2003              89.99%      3/17/2003
    106     Freestate Self Storage                                                                       84.93%      12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    107     Pinecrest Office                                                     12/31/2007             100.00%       4/1/2003
    108     Estrella Villa  MHC and  Wigwam Villa MHC                                                    97.47%       3/1/2003
    109     Cliffs Apartments Phase IV, The                                                              91.67%      10/1/2002
    110     Villa Seville MHC                                                                            95.48%      4/30/2003
    111     Hunt Club Apartments                                                                         97.20%      12/31/2002
------------------------------------------------------------------------------------------------------------------------------------
    112     Shops at Riverbend                                                    1/30/2012             100.00%       2/3/2003
    113     Hunter Oaks Apartments                                                                       93.75%      3/20/2003
    114     Encinal Office                                                                              100.00%       8/1/2003
    115     Self Storage Plus - Edgewood                                                                 80.53%      4/14/2003
    116     Kierland Village Center Phase II                                     12/31/2012              90.73%      2/13/2003
------------------------------------------------------------------------------------------------------------------------------------
    117     Chester Crossing Shopping Center                                      1/31/2007              98.60%      3/31/2003
    118     Times Square Townhomes - Phase III                                                          100.00%       5/2/2003
    119     Spring Lake Apartments                                                                       92.86%      4/30/2003
    120     Catalina Square Apartments                                                                   98.00%       3/5/2003
    121     Quality Storage - Port Charlotte                                                             90.72%      5/14/2003
------------------------------------------------------------------------------------------------------------------------------------
    122     Quality Storage - Nokomis                                                                    82.36%      5/14/2003
    123     Highlander Apartments Lynnwood                                                               92.19%      4/21/2003
    124     Britewood Apartments                                                                        100.00%      5/13/2003
    125     7710-7750 North Union Boulevard                                      12/31/2006              79.10%       5/1/2003
    126     83rd Avenue & Cactus Retail                                           1/31/2008              86.56%      4/30/2003
------------------------------------------------------------------------------------------------------------------------------------
    127     Rancho Rialto MHC                                                                           100.00%      4/28/2003
    128     Russell Road Office                                                   5/31/2007             100.00%       5/1/2003
    129     Morrisville Mini-Storage                                                                     76.73%      2/18/2003
    130     DeSoto Village MHC                                                                          100.00%      3/25/2003
    131     Mill Creek Millennium Center                                          5/1/2005              100.00%       4/3/2003
------------------------------------------------------------------------------------------------------------------------------------
    132     Spruce Grove Self Storage                                                                    96.78%       2/1/2003
    133     Dependable Storage - 1101 Annunciation                                                       92.10%      1/22/2003
    134     Quality Storage - Englewood                                                                  95.72%      5/14/2003
    135     Quality Storage - Punta Gorda                                                                97.84%      5/13/2003
    136     Security Self Storage East Harry                                                             99.15%      3/31/2003
------------------------------------------------------------------------------------------------------------------------------------
    137     Desert Palms MHC                                                                             98.81%      3/15/2003
    138     Storage Depot - Alta Mesa                                                                    85.01%      4/22/2003
------------------------------------------------------------------------------------------------------------------------------------


                                                                                   UPFRONT                ONGOING
                                                                            ACTUAL REPLACEMENT      ACTUAL REPLACEMENT    UPFRONT
    ID                                       PROPERTY NAME                       RESERVES                RESERVES          TI/LC
------------------------------------------------------------------------------------------------------------------------------------
    102     Wesleyan Court Apartments                                                 -                     3,120              -
    103     Shoppes at Eagles Landing                                                 -                       395              -
    104     Town Center                                                               -                     1,015              -
    105     1400 Quail                                                                -                       455         25,000
    106     Freestate Self Storage                                                    -                         -              -
------------------------------------------------------------------------------------------------------------------------------------
    107     Pinecrest Office                                                          -                       515              -
    108     Estrella Villa  MHC and  Wigwam Villa MHC                               825                       825              -
    109     Cliffs Apartments Phase IV, The                                           -                     1,000              -
    110     Villa Seville MHC                                                         -                       740              -
    111     Hunt Club Apartments                                                      -                     2,230              -
------------------------------------------------------------------------------------------------------------------------------------
    112     Shops at Riverbend                                                        -                       200              -
    113     Hunter Oaks Apartments                                                6,500                     3,300              -
    114     Encinal Office                                                            -                         -              -
    115     Self Storage Plus - Edgewood                                              -                       875              -
    116     Kierland Village Center Phase II                                          -                       167              -
------------------------------------------------------------------------------------------------------------------------------------
    117     Chester Crossing Shopping Center                                          -                       455              -
    118     Times Square Townhomes - Phase III                                        -                       667              -
    119     Spring Lake Apartments                                                    -                     1,400              -
    120     Catalina Square Apartments                                                -                     2,084              -
    121     Quality Storage - Port Charlotte                                        892                       892              -
------------------------------------------------------------------------------------------------------------------------------------
    122     Quality Storage - Nokomis                                               697                       697              -
    123     Highlander Apartments Lynnwood                                            -                     1,333              -
    124     Britewood Apartments                                                      -                     1,325              -
    125     7710-7750 North Union Boulevard                                           -                       910              -
    126     83rd Avenue & Cactus Retail                                               -                       165              -
------------------------------------------------------------------------------------------------------------------------------------
    127     Rancho Rialto MHC                                                         -                       350              -
    128     Russell Road Office                                                     246                       246          1,657
    129     Morrisville Mini-Storage                                                  -                       720              -
    130     DeSoto Village MHC                                                        -                       563              -
    131     Mill Creek Millennium Center                                              -                        82              -
------------------------------------------------------------------------------------------------------------------------------------
    132     Spruce Grove Self Storage                                                 -                       830              -
    133     Dependable Storage - 1101 Annunciation                                    -                       570              -
    134     Quality Storage - Englewood                                             608                       608              -
    135     Quality Storage - Punta Gorda                                           648                       648              -
    136     Security Self Storage East Harry                                          -                       440              -
------------------------------------------------------------------------------------------------------------------------------------
    137     Desert Palms MHC                                                          -                         -              -
    138     Storage Depot - Alta Mesa                                                 -                       253              -
------------------------------------------------------------------------------------------------------------------------------------



                                                                                   MONTHLY       MONTHLY TAX     MONTHLY INSURANCE
    ID                                       PROPERTY NAME                          TI/LC          ESCROW              ESCROW
------------------------------------------------------------------------------------------------------------------------------------
    102     Wesleyan Court Apartments                                                   -             4,048               1,697
    103     Shoppes at Eagles Landing                                               1,667             4,146                 522
    104     Town Center                                                             3,049             4,855                   -
    105     1400 Quail                                                              2,780             4,232                 583
    106     Freestate Self Storage                                                      -             3,681                 661
------------------------------------------------------------------------------------------------------------------------------------
    107     Pinecrest Office                                                        2,780             2,691                 319
    108     Estrella Villa  MHC and  Wigwam Villa MHC                                   -             1,595                 470
    109     Cliffs Apartments Phase IV, The                                             -               257                 800
    110     Villa Seville MHC                                                           -             2,875                 458
    111     Hunt Club Apartments                                                        -             1,386               1,780
------------------------------------------------------------------------------------------------------------------------------------
    112     Shops at Riverbend                                                      1,275             1,908                 589
    113     Hunter Oaks Apartments                                                      -             3,221               3,716
    114     Encinal Office                                                              -             2,745                 751
    115     Self Storage Plus - Edgewood                                                -               582                 354
    116     Kierland Village Center Phase II                                        1,065             5,380                 122
------------------------------------------------------------------------------------------------------------------------------------
    117     Chester Crossing Shopping Center                                            -             3,795                 753
    118     Times Square Townhomes - Phase III                                          -             2,911               1,116
    119     Spring Lake Apartments                                                      -                64                 800
    120     Catalina Square Apartments                                                  -             4,025               1,417
    121     Quality Storage - Port Charlotte                                            -             4,376                 531
------------------------------------------------------------------------------------------------------------------------------------
    122     Quality Storage - Nokomis                                                   -             2,141                 464
    123     Highlander Apartments Lynnwood                                              -             3,155               1,200
    124     Britewood Apartments                                                        -             2,364               1,216
    125     7710-7750 North Union Boulevard                                         2,900             4,150               1,400
    126     83rd Avenue & Cactus Retail                                             1,250             2,552                 335
------------------------------------------------------------------------------------------------------------------------------------
    127     Rancho Rialto MHC                                                           -             2,125                 267
    128     Russell Road Office                                                     1,657             1,019                 505
    129     Morrisville Mini-Storage                                                    -             2,176                 321
    130     DeSoto Village MHC                                                          -             3,276                 459
    131     Mill Creek Millennium Center                                              712             1,200                 324
------------------------------------------------------------------------------------------------------------------------------------
    132     Spruce Grove Self Storage                                                   -             2,250                 525
    133     Dependable Storage - 1101 Annunciation                                      -             5,679                 733
    134     Quality Storage - Englewood                                                 -             3,603                 548
    135     Quality Storage - Punta Gorda                                               -             3,193                 619
    136     Security Self Storage East Harry                                            -             2,375                   -
------------------------------------------------------------------------------------------------------------------------------------
    137     Desert Palms MHC                                                            -             1,063                 458
    138     Storage Depot - Alta Mesa                                                   -             2,979                 336
------------------------------------------------------------------------------------------------------------------------------------


                                                                                 UPFRONT          ENVIRONMENTAL
                                                                                ENGINEERING           REPORT          ENGINEERING
    ID                                       PROPERTY NAME                        RESERVE              DATE           REPORT DATE
------------------------------------------------------------------------------------------------------------------------------------
    102     Wesleyan Court Apartments                                             26,425             4/24/2003         4/24/2003
    103     Shoppes at Eagles Landing                                                  -             3/17/2003         3/12/2003
    104     Town Center                                                           25,533             4/15/2003         4/14/2003
    105     1400 Quail                                                            16,750             2/10/2003         2/21/2003
    106     Freestate Self Storage                                                 3,500             1/14/2003         1/14/2003
------------------------------------------------------------------------------------------------------------------------------------
    107     Pinecrest Office                                                       2,500             5/9/2003           5/9/2003
    108     Estrella Villa  MHC and  Wigwam Villa MHC                                625             3/10/2003         3/12/2003
    109     Cliffs Apartments Phase IV, The                                            -             9/9/2002          8/30/2002
    110     Villa Seville MHC                                                      4,376             4/4/2003           4/2/2003
    111     Hunt Club Apartments                                                   8,990             2/10/2003          2/3/2003
------------------------------------------------------------------------------------------------------------------------------------
    112     Shops at Riverbend                                                         -             1/30/2003         1/30/2003
    113     Hunter Oaks Apartments                                                66,646             2/17/2003         2/17/2003
    114     Encinal Office                                                         5,625            12/19/2002         12/16/2002
    115     Self Storage Plus - Edgewood                                               -             3/31/2003          4/1/2003
    116     Kierland Village Center Phase II                                           -             2/7/2003           2/6/2003
------------------------------------------------------------------------------------------------------------------------------------
    117     Chester Crossing Shopping Center                                      31,250             5/23/2002         5/23/2002
    118     Times Square Townhomes - Phase III                                         -             8/26/2002         8/26/2002
    119     Spring Lake Apartments                                                     -             9/9/2002          8/30/2002
    120     Catalina Square Apartments                                                 -             3/7/2003           3/7/2003
    121     Quality Storage - Port Charlotte                                         188             3/26/2003         3/26/2003
------------------------------------------------------------------------------------------------------------------------------------
    122     Quality Storage - Nokomis                                                  -             3/28/2003         3/28/2003
    123     Highlander Apartments Lynnwood                                         2,400             4/4/2003          4/10/2003
    124     Britewood Apartments                                                   1,562             3/17/2003         3/17/2003
    125     7710-7750 North Union Boulevard                                          625             5/9/2003           5/9/2003
    126     83rd Avenue & Cactus Retail                                                -             4/15/2003         4/15/2003
------------------------------------------------------------------------------------------------------------------------------------
    127     Rancho Rialto MHC                                                          -             4/3/2003           4/2/2003
    128     Russell Road Office                                                        -             3/7/2003          3/14/2003
    129     Morrisville Mini-Storage                                                   -             2/26/2003         2/26/2003
    130     DeSoto Village MHC                                                     5,750             3/10/2003         3/10/2003
    131     Mill Creek Millennium Center                                               -             2/14/2003         2/18/2003
------------------------------------------------------------------------------------------------------------------------------------
    132     Spruce Grove Self Storage                                                  -             1/23/2003         1/23/2003
    133     Dependable Storage - 1101 Annunciation                                 3,750            12/16/2002         12/16/2002
    134     Quality Storage - Englewood                                              625             3/28/2003         3/28/2003
    135     Quality Storage - Punta Gorda                                          1,875             3/27/2003         3/28/2003
    136     Security Self Storage East Harry                                           -             3/27/2003         3/27/2003
------------------------------------------------------------------------------------------------------------------------------------
    137     Desert Palms MHC                                                           -             2/7/2003           2/6/2003
    138     Storage Depot - Alta Mesa                                                  -             1/29/2003         1/31/2003
------------------------------------------------------------------------------------------------------------------------------------



                                                                                APPRAISAL
    ID                                       PROPERTY NAME                      AS-OF DATE
----------------------------------------------------------------------------------------------
    102     Wesleyan Court Apartments                                            5/8/2003
    103     Shoppes at Eagles Landing                                            3/5/2003
    104     Town Center                                                         4/10/2003
    105     1400 Quail                                                          12/12/2002
    106     Freestate Self Storage                                               1/6/2003
----------------------------------------------------------------------------------------------
    107     Pinecrest Office                                                    4/29/2003
    108     Estrella Villa  MHC and  Wigwam Villa MHC                           2/28/2003
    109     Cliffs Apartments Phase IV, The                                     8/29/2002
    110     Villa Seville MHC                                                   3/14/2003
    111     Hunt Club Apartments                                                 4/1/2003
----------------------------------------------------------------------------------------------
    112     Shops at Riverbend                                                   4/2/2003
    113     Hunter Oaks Apartments                                              2/19/2003
    114     Encinal Office                                                      1/10/2003
    115     Self Storage Plus - Edgewood                                        3/24/2003
    116     Kierland Village Center Phase II                                    1/31/2003
----------------------------------------------------------------------------------------------
    117     Chester Crossing Shopping Center                                     5/8/2002
    118     Times Square Townhomes - Phase III                                   9/4/2002
    119     Spring Lake Apartments                                              9/10/2003
    120     Catalina Square Apartments                                           3/3/2003
    121     Quality Storage - Port Charlotte                                    3/31/2003
----------------------------------------------------------------------------------------------
    122     Quality Storage - Nokomis                                           3/31/2003
    123     Highlander Apartments Lynnwood                                      4/23/2003
    124     Britewood Apartments                                                 3/3/2003
    125     7710-7750 North Union Boulevard                                     5/13/2003
    126     83rd Avenue & Cactus Retail                                         4/11/2003
----------------------------------------------------------------------------------------------
    127     Rancho Rialto MHC                                                   2/10/2003
    128     Russell Road Office                                                 3/10/2003
    129     Morrisville Mini-Storage                                            2/26/2003
    130     DeSoto Village MHC                                                   3/3/2003
    131     Mill Creek Millennium Center                                         2/1/2003
----------------------------------------------------------------------------------------------
    132     Spruce Grove Self Storage                                           2/12/2003
    133     Dependable Storage - 1101 Annunciation                              12/18/2002
    134     Quality Storage - Englewood                                         3/31/2003
    135     Quality Storage - Punta Gorda                                       3/31/2003
    136     Security Self Storage East Harry                                    3/20/2003
----------------------------------------------------------------------------------------------
    137     Desert Palms MHC                                                    2/12/2003
    138     Storage Depot - Alta Mesa                                            2/3/2003
----------------------------------------------------------------------------------------------






    ID                                       PROPERTY NAME                      SPONSOR
------------------------------------------------------------------------------------------------------------------------------------
    102     Wesleyan Court Apartments                                           Wilbur G. Dove
    103     Shoppes at Eagles Landing                                           James Dornan, Howard Greenfield
    104     Town Center                                                         Bowis Investment Realty Corporation, Maryland
                                                                                     Centers Limited Partnership, Henry A. Bowis
    105     1400 Quail                                                          John G. Davenport, Mitchell J. Ritschel
    106     Freestate Self Storage                                              Daniel S Adler, Shawn Adler
------------------------------------------------------------------------------------------------------------------------------------
    107     Pinecrest Office                                                    Allen Kronstadt
    108     Estrella Villa  MHC and  Wigwam Villa MHC                           Cornelis B. Vanderhout, The Vanderhout Family
                                                                                     Limited Partnership
    109     Cliffs Apartments Phase IV, The                                     Underwood Family Cliffs LP #1, J.E. Lindsey
                                                                                     Family LP, Roy E. Stanley Family LP
    110     Villa Seville MHC                                                   John E. Morgan, Nancy M. Shurtleff
    111     Hunt Club Apartments                                                Lori Reese
------------------------------------------------------------------------------------------------------------------------------------
    112     Shops at Riverbend                                                  Richard R. Landon, Blake Landon
    113     Hunter Oaks Apartments                                              Chester J. Stefan, Disposition & Management, Inc.
    114     Encinal Office                                                      David R. Pinn, Alan Pinn
    115     Self Storage Plus - Edgewood                                        Joseph Wolinsky, James Locke, Scott Cooper &
                                                                                     Barabara Cooper, Susan Locke
    116     Kierland Village Center Phase II                                    Joseph C. Cattaneo, Sarah M. Cattaneo Trust,
                                                                                     Michelle L. Cattaneo Trust
------------------------------------------------------------------------------------------------------------------------------------
    117     Chester Crossing Shopping Center                                    Yale Chester Associates, LLC
    118     Times Square Townhomes - Phase III                                  Lynn Stauss, Dan Stauss
    119     Spring Lake Apartments                                              James E. Lindsey, J.E. Lindsey Family LP,
                                                                                     Roy E. Stanley
    120     Catalina Square Apartments                                          Ruth Emeline Hudspeth, Ruth Emeline Hudspeth as
                                                                                     Co-Trustee of the Ruth Hudspeth's Survivor
                                                                                     Trust Dated August 30, 1988, Andrew Dodson,
                                                                                     Angela Dodson
    121     Quality Storage - Port Charlotte                                    J.B. Baldwin
------------------------------------------------------------------------------------------------------------------------------------
    122     Quality Storage - Nokomis                                           J.B. Baldwin
    123     Highlander Apartments Lynnwood                                      Sami H. Abulhosn, Afaf S. Abulhosn
    124     Britewood Apartments                                                Wells Fargo Bank, as Trustee of the John R. Hand and
                                                                                     Vera Louise Hand Trust dated 1/7/84, as amended
                                                                                     on 9/1/89
    125     7710-7750 North Union Boulevard                                     Sheila M. Venezia, C. Lewis Christensen,
                                                                                     Edward L. Robinson
    126     83rd Avenue & Cactus Retail                                         Frank B. Weiss
------------------------------------------------------------------------------------------------------------------------------------
    127     Rancho Rialto MHC                                                   John E. Morgan, Nancy M. Shurtleff,
                                                                                     Thomas E. Morgan, III
    128     Russell Road Office                                                 Robert A. Paquin, James Snead, Park Property, LLC
    129     Morrisville Mini-Storage                                            Anthony Dilweg, L Bruce Stankavage
    130     DeSoto Village MHC                                                  James L. Cook, David L. Cook, Terry W. Wolfe
    131     Mill Creek Millennium Center                                        Altaf Jiwani, James F. Hamm, Jane M. Nelson
------------------------------------------------------------------------------------------------------------------------------------
    132     Spruce Grove Self Storage                                           Ronald Sann
    133     Dependable Storage - 1101 Annunciation                              Peter D. Coleman
    134     Quality Storage - Englewood                                         J.B. Baldwin
    135     Quality Storage - Punta Gorda                                       J.B. Baldwin
    136     Security Self Storage East Harry                                    Stephen L. Clark, Donna H. Ard
------------------------------------------------------------------------------------------------------------------------------------
    137     Desert Palms MHC                                                    Dennis L. Walker, Daniel R. David
    138     Storage Depot - Alta Mesa                                           John W. Drennan
------------------------------------------------------------------------------------------------------------------------------------

FOOTNOTES FOR THE ANNEX A

1 GECC - General Electric Capital Corporation, BOFA - Bank of America, N.A., GACC - German American Capital Corporation

2 Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest-only period. Annual Debt Service, Monthly Debt Service and DSCR for loans which pay interest only for the entirety of their respective loan terms are calculated using the average interest payment for the first 12 interest payment periods on such mortgage loans. Annual Debt Service, Monthly Debt Service and DSCR for the Wellbridge Portfolio Mortgage Loan are based on an assumed interest rate for such loan, the original principal balance and original amortization term of the related loan. A complete amortization schedule for the Wellbridge Mortgage Loan is on Annex A-3.

3 "Hard" means each tenant transfers its rent directly to the Lock Box Account; "Soft" means each tenant transfers its rent to the related borrower or property manager who then is required to transfer the funds into the Lock Box Account; "Soft at Closing, Springing Hard" means that a Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account; "Springing Hard" means that a Lock Box is not in use at closing, but upon occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account.

4 For purposes of calculating Cut-off Date LTV Ratio, LTV Ratio at Maturity/APD, and DSCR, the loan amount used for the Boulevard Mall Loan is the combined balance of the A-1 and A-2 notes. For purposes of calculating the Cut-off Date LTV Ratio, LTV Ratio at Maturity/APD and DSCR, the loan amount used for the DDR Portfolio Loan is the principal balance of the mortgage loan included in the trust. With respect to the Wellbridge Portfolio Mortgage Loan, the loan amount used for purposes of calculating the Cut-off Date LTV Ratio, LTV Ratio at Maturity/APD and DSCR is the aggregate principal balance of the Wellbridge Senior Notes. The loan amount used for purposes of weighting the Cut-off Date LTV Ratio, LTV Ratio at Maturity/APD and DSCR is the principal balance of the Wellbridge Portfolio Mortgage Loan. With respect to the Wellbridge Portfolio Mortgage Loan, had the DSCR been calculated based only on the loan payments due under the master lease for the Wellbridge Portfolio Mortgage Loan, the DSCR would be 3.74x.

5  Net Rentable Area SF/Units includes square footage for ground lease tenants.


6 The DDR Portfolio Whole Loan permits defeasance for a specified period of time after the expiration of the Lock-out Period and permits voluntary prepayment of the mortgage loan subject to a Yield Maintenance Charge for a related Yield Maintenance Period of three monthly payment dates.

7 For purposes of calculating DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity/APD, the Cut-off Date Balance and Maturity/APD Balance is calculated after netting out letters of credit and/or holdback amounts for the Lawrence Shopping Center Mortgage Loan ($350,000 Holdback), the CLK - Forest Hills Apartments Mortgage Loan ($573,281 LOC) and the Timberlake Apartments Mortgage Loan ($750,000 Holdback).

8  The Wellbridge Portfolio Mortgage Loan interest rate is 7.476031879267470%.

9 The Charleston Commons DSCR would be 1.47x and the Cut-off Date LTV Ratio would be 72.99% if calculated after netting out a $2,180,000 cash holdback reserve.

10 One loan secured by multiple properties.

11 The Woodbury Centre Loan was originated on March 14, 2003 with an initial loan balance of $24,000,000. The loan is interest only through and including the July 1, 2003 payment date. A $2,000,000 earnout funding was advanced on July 15, 2003, which increased the loan balance to $26,000,000. The August 1, 2003 Monthly Debt Service payment will be $147,256.72, which will be allocated as $124,263.89 interest and $22,992.83 principal. The $151,728.94 Monthly Debt Service payment shown in Annex A will commence on the September 1, 2003 payment date.

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
















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
















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


GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2003-C2

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED
            HOUSING LOANS

                                                            % OF                     % OF APPLICABLE              MORTGAGE
                                                        INITIAL POOL    LOAN GROUP     LOAN GROUP       # OF        LOAN
  ID                    PROPERTY NAME                      BALANCE     (ONE OR TWO)     BALANCE      PROPERTIES  SELLER (1)
-----------------------------------------------------------------------------------------------------------------------------
  3    Clinton Manor Apartments                             3.55%           2            14.78%          1          GECC
  9    Wiener Portfolio II (2)                              1.94%           2            8.08%           5          GACC
  9a   Wiener Portfolio II - 87-50 Kingston Place           0.64%           2            2.65%                      GACC
  9b   Wiener Portfolio II - 63-70 Austin Street            0.42%           2            1.76%                      GACC
  9c   Wiener Portfolio II - 4360 Baychester Avenue         0.34%           2            1.42%                      GACC
-----------------------------------------------------------------------------------------------------------------------------
  9d   Wiener Portfolio II - 241 West 13th Street           0.31%           2            1.31%                      GACC
  9e   Wiener Portfolio II - 2340 Valentine Avenue          0.23%           2            0.95%                      GACC
  13   Whippletree Village MHP                              1.81%           1            2.38%           1          BOFA
  15   Timberlake Apartments                                1.57%           2            6.53%           1          BOFA
  24   Preston del Norte                                    1.06%           2            4.40%           1          GECC
-----------------------------------------------------------------------------------------------------------------------------
  25   Lowry Village Apartments                             1.05%           2            4.39%           1          GECC
  27   Borough Park Portfolio (2)                           1.02%           2            4.26%           4          GACC
 27a   Borough Park Portfolio - 4711 12th Avenue            0.34%           2            1.40%                      GACC
 27b   Borough Park Portfolio - 1215 47th Street            0.24%           2            1.01%                      GACC
 27c   Borough Park Portfolio - 4520 12th Avenue            0.24%           2            0.98%                      GACC
-----------------------------------------------------------------------------------------------------------------------------
 27d   Borough Park Portfolio - 1314 46th Street            0.21%           2            0.87%                      GACC
  28   Las Palmas Apartments                                0.93%           2            3.87%           1          GECC
  30   CLK - Forest Hills Apartments                        0.86%           2            3.58%           1          BOFA
  31   Ambergate Apartments                                 0.85%           2            3.52%           1          BOFA
  38   Green Meadows Apartments                             0.78%           2            3.25%           1          GECC
-----------------------------------------------------------------------------------------------------------------------------
  42   Las Palmas de la Quinta MHC                          0.72%           1            0.95%           1          GECC
  44   Sable Ridge                                          0.68%           2            2.82%           1          GECC
  45   UDR Portfolio - Grand Cypress Apartments             0.68%           2            2.82%           1          BOFA
  46   UDR Portfolio - Southern Oaks Apartments             0.68%           2            2.82%           1          BOFA
  50   Cliff Park Village Apartments                        0.63%           2            2.62%           1          GECC
-----------------------------------------------------------------------------------------------------------------------------
  51   336 East 86th Street Apartments                      0.61%           1            0.80%           1          BOFA
  52   Copper Mill Apartments                               0.61%           2            2.53%           1          GECC
  57   Willow Pointe Apartments                             0.57%           2            2.37%           1          GECC
  58   Milano Apartments                                    0.56%           2            2.35%           1          BOFA
  61   UDR Portfolio - Audubon Apartments                   0.52%           2            2.18%           1          BOFA
-----------------------------------------------------------------------------------------------------------------------------
  78   Columbia Terrace and Tim-Wa MHC's (2)                0.42%           1            0.55%           2          GECC
 78a   Columbia Terrace MHC                                 0.22%           1            0.29%                      GECC
 78b   Tim-Wa MHC                                           0.19%           1            0.26%                      GECC
  81   Thunderbird MHP                                      0.40%           2            1.65%           1          GECC
  85   Lakeshore Apartments - Brookside                     0.36%           2            1.50%           1          BOFA
-----------------------------------------------------------------------------------------------------------------------------
  88   Barrington Place Apartments                          0.35%           2            1.48%           1          BOFA
  90   Brightwood Manor MHC                                 0.35%           2            1.47%           1          BOFA
  92   Casa de Flores MHC                                   0.34%           2            1.41%           1          GECC
  94   White Birch and Lanewood MHCs (2)                    0.33%           1            0.44%           2          GECC
 94a   White Birch MHC                                      0.31%           1            0.41%                      GECC
-----------------------------------------------------------------------------------------------------------------------------
 94b   Lanewood MHC                                         0.02%           1            0.02%                      GECC
  96   525 1st Avenue West                                  0.32%           2            1.34%           1          GACC
  99   Trail Riders MHC                                     0.31%           2            1.30%           1          BOFA
 101   Pioneer MHC                                          0.30%           2            1.23%           1          GECC
 102   Wesleyan Court Apartments                            0.29%           2            1.20%           1          GECC
-----------------------------------------------------------------------------------------------------------------------------
 108   Estrella Villa  MHC and  Wigwam Villa MHC            0.27%           2            1.12%           1          BOFA
 109   Cliffs Apartments Phase IV, The                      0.27%           2            1.11%           1          GECC
 110   Villa Seville MHC                                    0.25%           2            1.05%           1          GECC
 111   Hunt Club Apartments                                 0.25%           2            1.05%           1          GECC
 113   Hunter Oaks Apartments                               0.25%           2            1.05%           1          BOFA
-----------------------------------------------------------------------------------------------------------------------------
 118   Times Square Townhomes - Phase III                   0.22%           1            0.29%           1          BOFA
 119   Spring Lake Apartments                               0.22%           2            0.92%           1          GECC
 120   Catalina Square Apartments                           0.21%           2            0.88%           1          BOFA
 123   Highlander Apartments Lynnwood                       0.20%           2            0.84%           1          BOFA
 124   Britewood Apartments                                 0.20%           2            0.83%           1          BOFA
-----------------------------------------------------------------------------------------------------------------------------
 127   Rancho Rialto MHC                                    0.18%           2            0.74%           1          GECC
 130   DeSoto Village MHC                                   0.15%           2            0.64%           1          BOFA
 137   Desert Palms MHC                                     0.10%           1            0.13%           1          BOFA
-----------------------------------------------------------------------------------------------------------------------------


                                                         CUT-OFF   GENERAL               DETAILED
                                                           DATE    PROPERTY              PROPERTY
  ID                    PROPERTY NAME                    BALANCE   TYPE                  TYPE
--------------------------------------------------------------------------------------------------------------
  3    Clinton Manor Apartments                         41,955,473 Multifamily           Conventional
  9    Wiener Portfolio II (2)                          22,934,965 Multifamily           Conventional
  9a   Wiener Portfolio II - 87-50 Kingston Place        7,513,178 Multifamily           Conventional
  9b   Wiener Portfolio II - 63-70 Austin Street         4,982,424 Multifamily           Conventional
  9c   Wiener Portfolio II - 4360 Baychester Avenue      4,033,390 Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------
  9d   Wiener Portfolio II - 241 West 13th Street        3,717,046 Multifamily           Conventional
  9e   Wiener Portfolio II - 2340 Valentine Avenue       2,688,927 Multifamily           Conventional
  13   Whippletree Village MHP                          21,423,412 Manufactured Housing  Manufactured Housing
  15   Timberlake Apartments                            18,550,000 Multifamily           Conventional
  24   Preston del Norte                                12,487,963 Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------
  25   Lowry Village Apartments                         12,464,993 Multifamily           Conventional
  27   Borough Park Portfolio (2)                       12,105,652 Multifamily           Conventional
 27a   Borough Park Portfolio - 4711 12th Avenue         3,982,122 Multifamily           Conventional
 27b   Borough Park Portfolio - 1215 47th Street         2,867,128 Multifamily           Conventional
 27c   Borough Park Portfolio - 4520 12th Avenue         2,787,486 Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------
 27d   Borough Park Portfolio - 1314 46th Street         2,468,916 Multifamily           Conventional
  28   Las Palmas Apartments                            11,000,000 Multifamily           Conventional
  30   CLK - Forest Hills Apartments                    10,173,281 Multifamily           Conventional
  31   Ambergate Apartments                             10,000,000 Multifamily           Conventional
  38   Green Meadows Apartments                          9,235,000 Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------
  42   Las Palmas de la Quinta MHC                       8,500,000 Manufactured Housing  Manufactured Housing
  44   Sable Ridge                                       8,020,000 Multifamily           Conventional
  45   UDR Portfolio - Grand Cypress Apartments          8,000,000 Multifamily           Conventional
  46   UDR Portfolio - Southern Oaks Apartments          8,000,000 Multifamily           Conventional
  50   Cliff Park Village Apartments                     7,438,434 Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------
  51   336 East 86th Street Apartments                   7,234,222 Multifamily           Conventional
  52   Copper Mill Apartments                            7,180,000 Multifamily           Conventional
  57   Willow Pointe Apartments                          6,718,418 Multifamily           Conventional
  58   Milano Apartments                                 6,684,251 Multifamily           Conventional
  61   UDR Portfolio - Audubon Apartments                6,199,622 Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------
  78   Columbia Terrace and Tim-Wa MHC's (2)             4,924,084 Manufactured Housing  Manufactured Housing
 78a   Columbia Terrace MHC                              2,621,455 Manufactured Housing  Manufactured Housing
 78b   Tim-Wa MHC                                        2,302,629 Manufactured Housing  Manufactured Housing
  81   Thunderbird MHP                                   4,684,229 Manufactured Housing  Manufactured Housing
  85   Lakeshore Apartments - Brookside                  4,270,783 Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------
  88   Barrington Place Apartments                       4,191,444 Multifamily           Conventional
  90   Brightwood Manor MHC                              4,166,522 Manufactured Housing  Manufactured Housing
  92   Casa de Flores MHC                                3,991,147 Manufactured Housing  Manufactured Housing
  94   White Birch and Lanewood MHCs (2)                 3,925,000 Manufactured Housing  Manufactured Housing
 94a   White Birch MHC                                   3,714,620 Manufactured Housing  Manufactured Housing
--------------------------------------------------------------------------------------------------------------
 94b   Lanewood MHC                                        210,380 Manufactured Housing  Manufactured Housing
  96   525 1st Avenue West                               3,800,000 Multifamily           Conventional
  99   Trail Riders MHC                                  3,692,446 Manufactured Housing  Manufactured Housing
 101   Pioneer MHC                                       3,500,000 Manufactured Housing  Manufactured Housing
 102   Wesleyan Court Apartments                         3,400,000 Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------
 108   Estrella Villa  MHC and  Wigwam Villa MHC         3,193,525 Manufactured Housing  Manufactured Housing
 109   Cliffs Apartments Phase IV, The                   3,141,289 Multifamily           Conventional
 110   Villa Seville MHC                                 2,993,332 Manufactured Housing  Manufactured Housing
 111   Hunt Club Apartments                              2,991,876 Multifamily           Conventional
 113   Hunter Oaks Apartments                            2,981,811 Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------
 118   Times Square Townhomes - Phase III                2,619,724 Multifamily           Conventional
 119   Spring Lake Apartments                            2,609,976 Multifamily           Conventional
 120   Catalina Square Apartments                        2,492,576 Multifamily           Senior Housing
 123   Highlander Apartments Lynnwood                    2,397,826 Multifamily           Conventional
 124   Britewood Apartments                              2,343,283 Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------
 127   Rancho Rialto MHC                                 2,095,333 Manufactured Housing  Manufactured Housing
 130   DeSoto Village MHC                                1,811,318 Manufactured Housing  Manufactured Housing
 137   Desert Palms MHC                                  1,151,675 Manufactured Housing  Manufactured Housing
--------------------------------------------------------------------------------------------------------------




  ID                    PROPERTY NAME                    ADDRESS                                          CITY
--------------------------------------------------------------------------------------------------------------------------
  3    Clinton Manor Apartments                          535 West 51st Street and 540 West 52nd Street    New York
  9    Wiener Portfolio II (2)                           Various                                          Various
  9a   Wiener Portfolio II - 87-50 Kingston Place        87-50 Kingston Place                             Jamaica
  9b   Wiener Portfolio II - 63-70 Austin Street         63-70 Austin Street                              Rego Park
  9c   Wiener Portfolio II - 4360 Baychester Avenue      4360 Baychester Avenue                           Bronx
--------------------------------------------------------------------------------------------------------------------------
  9d   Wiener Portfolio II - 241 West 13th Street        241 West 13th Street                             New York
  9e   Wiener Portfolio II - 2340 Valentine Avenue       2340 Valentine Avenue                            Bronx
  13   Whippletree Village MHP                           525 North McHenry Road                           Wheeling
  15   Timberlake Apartments                             2330 Timberview Road                             Kirkwood
  24   Preston del Norte                                 5811 Beltline Road                               Dallas
--------------------------------------------------------------------------------------------------------------------------
  25   Lowry Village Apartments                          9913 East 1st Avenue                             Aurora
  27   Borough Park Portfolio (2)                        Various                                          Brooklyn
 27a   Borough Park Portfolio - 4711 12th Avenue         4711 12th Avenue                                 Brooklyn
 27b   Borough Park Portfolio - 1215 47th Street         1215 47th Street                                 Brooklyn
 27c   Borough Park Portfolio - 4520 12th Avenue         4520 12th Avenue                                 Brooklyn
--------------------------------------------------------------------------------------------------------------------------
 27d   Borough Park Portfolio - 1314 46th Street         1314 46th Street                                 Brooklyn
  28   Las Palmas Apartments                             11399 Northwest 7th Street                       Miami
  30   CLK - Forest Hills Apartments                     5515 Pleasant Hill Circle                        Indianapolis
  31   Ambergate Apartments                              7600 Ambergate Place                             Riverside
  38   Green Meadows Apartments                          17310 Kieth Harrow Boulevard                     Houston
--------------------------------------------------------------------------------------------------------------------------
  42   Las Palmas de la Quinta MHC                       80-000 Avenue 48                                 Indio
  44   Sable Ridge                                       330 Kitty Hawk Road                              Universal City
  45   UDR Portfolio - Grand Cypress Apartments          453 Elliott Knox Boulevard                       New Braunfels
  46   UDR Portfolio - Southern Oaks Apartments          5500 S. Hulen Street                             Fort Worth
  50   Cliff Park Village Apartments                     120 & 220 East Overton                           Dallas
--------------------------------------------------------------------------------------------------------------------------
  51   336 East 86th Street Apartments                   336 East 86th Street                             New York
  52   Copper Mill Apartments                            15910 FM 529                                     Houston
  57   Willow Pointe Apartments                          1701 Salem Road                                  Burlington
  58   Milano Apartments                                 12224 Northeast Eighth Street                    Bellevue
  61   UDR Portfolio - Audubon Apartments                10631 Nacogdoches Road                           San Antonio
--------------------------------------------------------------------------------------------------------------------------
  78   Columbia Terrace and Tim-Wa MHC's (2)             Various                                          Various
 78a   Columbia Terrace MHC                              5400 Meeker Drive                                Kalama
 78b   Tim-Wa MHC                                        1965 Westside Highway                            Kelso
  81   Thunderbird MHP                                   13102 Partridge Street                           Garden Grove
  85   Lakeshore Apartments - Brookside                  5600 Lake Resort Terrace                         Chattanooga
--------------------------------------------------------------------------------------------------------------------------
  88   Barrington Place Apartments                       537 South Third Street                           Louisville
  90   Brightwood Manor MHC                              838 Kelly Park Road                              Apopka
  92   Casa de Flores MHC                                7465 French Road                                 Sacramento
  94   White Birch and Lanewood MHCs (2)                 Various                                          Fort Edward
 94a   White Birch MHC                                   343 Reynolds Road                                Fort Edward
--------------------------------------------------------------------------------------------------------------------------
 94b   Lanewood MHC                                      441 Saratoga Road                                Fort Edward
  96   525 1st Avenue West                               525 1st Avenue West                              Seattle
  99   Trail Riders MHC                                  2460 & 2512 East Main Street                     Mesa
 101   Pioneer MHC                                       2901 West 63rd Avenue                            Denver
 102   Wesleyan Court Apartments                         609 Winding Way                                  Virginia Beach
--------------------------------------------------------------------------------------------------------------------------
 108   Estrella Villa  MHC and  Wigwam Villa MHC         805 North 8th Street & 1221 North Dysart Road    Avondale
 109   Cliffs Apartments Phase IV, The                   329-341 Garnett Court                            Fayetteville
 110   Villa Seville MHC                                 2295 McGowan Parkway                             Marysville
 111   Hunt Club Apartments                              5515 Hunt Club Lane                              Louisville
 113   Hunter Oaks Apartments                            1401 US Highway 80 East                          Clinton
--------------------------------------------------------------------------------------------------------------------------
 118   Times Square Townhomes - Phase III                3049 and 3065 36th Avenue South                  Grand Forks
 119   Spring Lake Apartments                            922 North Sidney Avenue                          Russellville
 120   Catalina Square Apartments                        3000 Catalina Drive                              Yuma
 123   Highlander Apartments Lynnwood                    16104-16310 36th Avenue West                     Lynnwood
 124   Britewood Apartments                              1398 East Cleveland Street                       Woodburn
--------------------------------------------------------------------------------------------------------------------------
 127   Rancho Rialto MHC                                 1166 South Riverside Avenue                      Rialto
 130   DeSoto Village MHC                                4810 State Road 72 Northwest                     Arcadia
 137   Desert Palms MHC                                  500 West 28th Street                             Yuma
--------------------------------------------------------------------------------------------------------------------------


                                                                                                                                NET
                                                                                                                           RENTABLE
  ID                    PROPERTY NAME                              COUNTY                 STATE           ZIP CODE       UNITS/PADS
------------------------------------------------------------------------------------------------------------------------------------
  3    Clinton Manor Apartments                             New York                       NY              10019                240
  9    Wiener Portfolio II (2)                              Various                        NY             Various               311
  9a   Wiener Portfolio II - 87-50 Kingston Place           Queens                         NY              11432                 77
  9b   Wiener Portfolio II - 63-70 Austin Street            Queens                         NY              11374                 85
  9c   Wiener Portfolio II - 4360 Baychester Avenue         Bronx                          NY              10466                 71
------------------------------------------------------------------------------------------------------------------------------------
  9d   Wiener Portfolio II - 241 West 13th Street           Manhattan                      NY              10011                 30
  9e   Wiener Portfolio II - 2340 Valentine Avenue          Bronx                          NY              10458                 48
  13   Whippletree Village MHP                              Cook                           IL              60090                407
  15   Timberlake Apartments                                St. Louis                      MO              63122                412
  24   Preston del Norte                                    Dallas                         TX              75254                342
------------------------------------------------------------------------------------------------------------------------------------
  25   Lowry Village Apartments                             Arapahoe                       CO              80010                450
  27   Borough Park Portfolio (2)                           Kings                          NY              11219                197
 27a   Borough Park Portfolio - 4711 12th Avenue            Kings                          NY              11219                 64
 27b   Borough Park Portfolio - 1215 47th Street            Kings                          NY              11219                 51
 27c   Borough Park Portfolio - 4520 12th Avenue            Kings                          NY              11219                 47
------------------------------------------------------------------------------------------------------------------------------------
 27d   Borough Park Portfolio - 1314 46th Street            Kings                          NY              11219                 35
  28   Las Palmas Apartments                                Miami-Dade                     FL              33172                200
  30   CLK - Forest Hills Apartments                        Marion                         IN              46224                420
  31   Ambergate Apartments                                 Riverside                      CA              92504                215
  38   Green Meadows Apartments                             Harris                         TX              77084                240
------------------------------------------------------------------------------------------------------------------------------------
  42   Las Palmas de la Quinta MHC                          Riverside                      CA              92201                303
  44   Sable Ridge                                          Bexar                          TX              78148                333
  45   UDR Portfolio - Grand Cypress Apartments             Comal                          TX              78130                164
  46   UDR Portfolio - Southern Oaks Apartments             Tarrant                        TX              76132                248
  50   Cliff Park Village Apartments                        Dallas                         TX              75216                359
------------------------------------------------------------------------------------------------------------------------------------
  51   336 East 86th Street Apartments                      New York                       NY              10028                 63
  52   Copper Mill Apartments                               Harris                         TX              77095                234
  57   Willow Pointe Apartments                             Burlington                     NJ              08016                276
  58   Milano Apartments                                    King                           WA              98005                 42
  61   UDR Portfolio - Audubon Apartments                   Bexar                          TX              78217                216
------------------------------------------------------------------------------------------------------------------------------------
  78   Columbia Terrace and Tim-Wa MHC's (2)                Cowlitz                        WA             Various               245
 78a   Columbia Terrace MHC                                 Cowlitz                        WA              98625                130
 78b   Tim-Wa MHC                                           Cowlitz                        WA              98626                115
  81   Thunderbird MHP                                      Orange                         CA              92843                103
  85   Lakeshore Apartments - Brookside                     Hamilton                       TN              37415                121
------------------------------------------------------------------------------------------------------------------------------------
  88   Barrington Place Apartments                          Jefferson                      KY              40202                218
  90   Brightwood Manor MHC                                 Orange                         FL              32712                214
  92   Casa de Flores MHC                                   Sacramento                     CA              95828                171
  94   White Birch and Lanewood MHCs (2)                    Saratoga                       NY              12828                205
 94a   White Birch MHC                                      Saratoga                       NY              12828                194
------------------------------------------------------------------------------------------------------------------------------------
 94b   Lanewood MHC                                         Saratoga                       NY              12828                 11
  96   525 1st Avenue West                                  King                           WA              98119                 41
  99   Trail Riders MHC                                     Maricopa                       AZ              85213                165
 101   Pioneer MHC                                          Adams                          CO              80221                112
 102   Wesleyan Court Apartments                            Virginia Beach City            VA              23462                112
------------------------------------------------------------------------------------------------------------------------------------
 108   Estrella Villa  MHC and  Wigwam Villa MHC            Maricopa                       AZ              85323                198
 109   Cliffs Apartments Phase IV, The                      Washington                     AR              72701                 60
 110   Villa Seville MHC                                    Yuba                           CA              95901                177
 111   Hunt Club Apartments                                 Jefferson                      KY              40214                106
 113   Hunter Oaks Apartments                               Hinds                          MS              39056                144
------------------------------------------------------------------------------------------------------------------------------------
 118   Times Square Townhomes - Phase III                   Grand Forks                    ND              58201                 32
 119   Spring Lake Apartments                               Pope                           AR              72801                 84
 120   Catalina Square Apartments                           Yuma                           AZ              85364                100
 123   Highlander Apartments Lynnwood                       Snohomish                      WA              98037                 64
 124   Britewood Apartments                                 Marion                         OR              97071                 53
------------------------------------------------------------------------------------------------------------------------------------
 127   Rancho Rialto MHC                                    San Bernardino                 CA              92376                 84
 130   DeSoto Village MHC                                   DeSoto                         FL              34266                135
 137   Desert Palms MHC                                     Yuma                           AZ              85364                 84
------------------------------------------------------------------------------------------------------------------------------------


                                                               LOAN PER NET
                                                              RENTABLE AREA  OCCUPANCY     OCCUPANCY   ELEVATOR(S)
  ID                    PROPERTY NAME                           UNITS/PADS     RATE        AS-OF DATE    (YES/NO)
------------------------------------------------------------------------------------------------------------------
  3    Clinton Manor Apartments                                  174,814.47       97.50%   5/6/2003       Yes
  9    Wiener Portfolio II (2)                                    73,745.87       98.71%   3/28/2003    Various
  9a   Wiener Portfolio II - 87-50 Kingston Place                 97,573.74      100.00%   3/28/2003      Yes
  9b   Wiener Portfolio II - 63-70 Austin Street                  58,616.75       98.82%   3/28/2003       No
  9c   Wiener Portfolio II - 4360 Baychester Avenue               56,808.32      100.00%   3/28/2003      Yes
------------------------------------------------------------------------------------------------------------------
  9d   Wiener Portfolio II - 241 West 13th Street                123,901.54       93.33%   3/28/2003       No
  9e   Wiener Portfolio II - 2340 Valentine Avenue                56,019.31       97.92%   3/28/2003      Yes
  13   Whippletree Village MHP                                    52,637.37       97.79%   4/1/2003        No
  15   Timberlake Apartments                                      45,024.27       83.98%   5/21/2003       No
  24   Preston del Norte                                          36,514.51       88.89%   3/23/2003       No
------------------------------------------------------------------------------------------------------------------
  25   Lowry Village Apartments                                   27,699.98       91.33%   3/3/2003       Yes
  27   Borough Park Portfolio (2)                                 61,450.01      100.00%   5/16/2003      Yes
 27a   Borough Park Portfolio - 4711 12th Avenue                  62,220.66      100.00%   5/16/2003      Yes
 27b   Borough Park Portfolio - 1215 47th Street                  56,218.20      100.00%   5/16/2003      Yes
 27c   Borough Park Portfolio - 4520 12th Avenue                  59,308.20      100.00%   5/16/2003      Yes
------------------------------------------------------------------------------------------------------------------
 27d   Borough Park Portfolio - 1314 46th Street                  70,540.45      100.00%   5/16/2003      Yes
  28   Las Palmas Apartments                                      55,000.00       98.00%   4/21/2003       No
  30   CLK - Forest Hills Apartments                              24,222.10       96.90%   3/28/2003       No
  31   Ambergate Apartments                                       46,511.63       99.50%   5/30/2003       No
  38   Green Meadows Apartments                                   38,479.17       92.50%   2/25/2003      Yes
------------------------------------------------------------------------------------------------------------------
  42   Las Palmas de la Quinta MHC                                28,052.81       90.76%   4/2/2003        No
  44   Sable Ridge                                                24,084.08       91.59%   2/24/2003       No
  45   UDR Portfolio - Grand Cypress Apartments                   48,780.49       98.80%   5/31/2003       No
  46   UDR Portfolio - Southern Oaks Apartments                   32,258.06       93.10%   5/22/2003       No
  50   Cliff Park Village Apartments                              20,719.87       91.92%   9/18/2002       No
------------------------------------------------------------------------------------------------------------------
  51   336 East 86th Street Apartments                           114,828.92      100.00%   4/28/2003      Yes
  52   Copper Mill Apartments                                     30,683.76       93.19%   2/24/2003       No
  57   Willow Pointe Apartments                                   24,342.10       95.65%   3/31/2003       No
  58   Milano Apartments                                         159,148.83       95.20%   5/8/2003       Yes
  61   UDR Portfolio - Audubon Apartments                         28,701.95       93.50%   5/31/2003       No
------------------------------------------------------------------------------------------------------------------
  78   Columbia Terrace and Tim-Wa MHC's (2)                      20,098.30       95.92%    Various        No
 78a   Columbia Terrace MHC                                       20,165.04       94.62%  12/19/2002       No
 78b   Tim-Wa MHC                                                 20,022.86       97.39%  12/20/2002       No
  81   Thunderbird MHP                                            45,477.95       97.09%   3/31/2003       No
  85   Lakeshore Apartments - Brookside                           35,295.73       91.70%   5/6/2003        No
------------------------------------------------------------------------------------------------------------------
  88   Barrington Place Apartments                                19,226.81       93.10%   4/30/2003      Yes
  90   Brightwood Manor MHC                                       19,469.73       95.33%   3/25/2003       No
  92   Casa de Flores MHC                                         23,340.04      100.00%   3/7/2003        No
  94   White Birch and Lanewood MHCs (2)                          19,146.34       95.61%   4/1/2003        No
 94a   White Birch MHC                                            19,147.53       95.83%   4/1/2003        No
------------------------------------------------------------------------------------------------------------------
 94b   Lanewood MHC                                               19,125.45       90.91%   4/1/2003        No
  96   525 1st Avenue West                                        92,682.93       97.56%   6/20/2003      Yes
  99   Trail Riders MHC                                           22,378.46       94.55%   5/16/2003       No
 101   Pioneer MHC                                                31,250.00       95.54%   3/31/2003       No
 102   Wesleyan Court Apartments                                  30,357.14       99.11%   4/22/2003       No
------------------------------------------------------------------------------------------------------------------
 108   Estrella Villa  MHC and  Wigwam Villa MHC                  16,128.91       97.47%   3/1/2003        No
 109   Cliffs Apartments Phase IV, The                            52,354.81       91.67%   10/1/2002       No
 110   Villa Seville MHC                                          16,911.48       95.48%   4/30/2003       No
 111   Hunt Club Apartments                                       28,225.25       97.20%  12/31/2002       No
 113   Hunter Oaks Apartments                                     20,707.02       93.75%   3/20/2003       No
------------------------------------------------------------------------------------------------------------------
 118   Times Square Townhomes - Phase III                         81,866.39      100.00%   5/2/2003        No
 119   Spring Lake Apartments                                     31,071.14       92.86%   4/30/2003       No
 120   Catalina Square Apartments                                 24,925.76       98.00%   3/5/2003       Yes
 123   Highlander Apartments Lynnwood                             37,466.04       92.19%   4/21/2003       No
 124   Britewood Apartments                                       44,212.89      100.00%   5/13/2003       No
------------------------------------------------------------------------------------------------------------------
 127   Rancho Rialto MHC                                          24,944.44      100.00%   4/28/2003       No
 130   DeSoto Village MHC                                         13,417.17      100.00%   3/25/2003       No
 137   Desert Palms MHC                                           13,710.42       98.81%   3/15/2003       No
------------------------------------------------------------------------------------------------------------------


                                                                                                   STUDIOS / PADS
                                                                                            ---------------------------------
                                                                        UTILITIES             #     AVG RENT PER      MAX
  ID                    PROPERTY NAME                                 PAID BY TENANT        UNITS      MO. ($)     RENT ($)
-----------------------------------------------------------------------------------------------------------------------------
  3    Clinton Manor Apartments                                Electric
  9    Wiener Portfolio II (2)                                 Various                        32         783         2,000
  9a   Wiener Portfolio II - 87-50 Kingston Place              Electric                       22         717         1,070
  9b   Wiener Portfolio II - 63-70 Austin Street               Electric, Gas
  9c   Wiener Portfolio II - 4360 Baychester Avenue            Electric                       6          750         1,001
-----------------------------------------------------------------------------------------------------------------------------
  9d   Wiener Portfolio II - 241 West 13th Street              Electric, Gas                  4         1,195        2,000
  9e   Wiener Portfolio II - 2340 Valentine Avenue             Electric, Gas
  13   Whippletree Village MHP                                 Electric, Water, Sewer
  15   Timberlake Apartments                                   Electric, Gas
  24   Preston del Norte                                       Electric
-----------------------------------------------------------------------------------------------------------------------------
  25   Lowry Village Apartments                                None
  27   Borough Park Portfolio (2)                              Electric                       41         604          864
 27a   Borough Park Portfolio - 4711 12th Avenue               Electric                       11         553          853
 27b   Borough Park Portfolio - 1215 47th Street               Electric                       23         610          864
 27c   Borough Park Portfolio - 4520 12th Avenue               Electric                       7          664          781
-----------------------------------------------------------------------------------------------------------------------------
 27d   Borough Park Portfolio - 1314 46th Street               Electric
  28   Las Palmas Apartments                                   Electric, Gas
  30   CLK - Forest Hills Apartments                           Electric, Gas
  31   Ambergate Apartments                                    Electric, Gas, Water, Sewer
  38   Green Meadows Apartments                                Electric, Water, Sewer
-----------------------------------------------------------------------------------------------------------------------------
  42   Las Palmas de la Quinta MHC                             Electric, Gas, Water, Sewer
  44   Sable Ridge                                             Electric, Water, Sewer         48         397          455
  45   UDR Portfolio - Grand Cypress Apartments                Electric, Water, Sewer
  46   UDR Portfolio - Southern Oaks Apartments                Electric, Gas, Water, Sewer
  50   Cliff Park Village Apartments                           Electric, Gas
-----------------------------------------------------------------------------------------------------------------------------
  51   336 East 86th Street Apartments                         Electric, Gas                  37        1,320        1,950
  52   Copper Mill Apartments                                  Electric, Water, Sewer
  57   Willow Pointe Apartments                                Electric
  58   Milano Apartments                                       Electric, Gas, Water, Sewer
  61   UDR Portfolio - Audubon Apartments                      Electric, Water
-----------------------------------------------------------------------------------------------------------------------------
  78   Columbia Terrace and Tim-Wa MHC's (2)                   Electric, Water, Sewer
 78a   Columbia Terrace MHC                                    Electric, Water, Sewer
 78b   Tim-Wa MHC                                              Electric, Water, Sewer
  81   Thunderbird MHP                                         Electric, Gas, Sewer
  85   Lakeshore Apartments - Brookside                        Electric                       1          460          468
-----------------------------------------------------------------------------------------------------------------------------
  88   Barrington Place Apartments                             None                          146         415          435
  90   Brightwood Manor MHC                                    Electric
  92   Casa de Flores MHC                                      Electric, Gas
  94   White Birch and Lanewood MHCs (2)                       Electric, Gas
 94a   White Birch MHC                                         Electric, Gas
-----------------------------------------------------------------------------------------------------------------------------
 94b   Lanewood MHC                                            Electric, Gas
  96   525 1st Avenue West                                     Electric, Water, Sewer
  99   Trail Riders MHC                                        Electric, Water
 101   Pioneer MHC                                             Electric, Gas
 102   Wesleyan Court Apartments                               Electric
-----------------------------------------------------------------------------------------------------------------------------
 108   Estrella Villa  MHC and  Wigwam Villa MHC               Water, Sewer
 109   Cliffs Apartments Phase IV, The                         Electric, Gas, Water, Sewer
 110   Villa Seville MHC                                       Electric, Gas, Sewer
 111   Hunt Club Apartments                                    Electric
 113   Hunter Oaks Apartments                                  Electric
-----------------------------------------------------------------------------------------------------------------------------
 118   Times Square Townhomes - Phase III                      Electric
 119   Spring Lake Apartments                                  Electric, Gas, Water, Sewer
 120   Catalina Square Apartments                              Electric
 123   Highlander Apartments Lynnwood                          Electric
 124   Britewood Apartments                                    Electric
-----------------------------------------------------------------------------------------------------------------------------
 127   Rancho Rialto MHC                                       Electric, Gas, Water, Sewer
 130   DeSoto Village MHC                                      Electric
 137   Desert Palms MHC                                        Electric, Gas
-----------------------------------------------------------------------------------------------------------------------------


                                                                       1 BEDROOM                           2 BEDROOM
                                                              --------------------------------    -------------------------------
                                                                #     AVG RENT PER     MAX          #    AVG RENT PER     MAX
  ID                    PROPERTY NAME                         UNITS     MO. ($)     RENT ($)      UNITS     MO. ($)    RENT ($)
------------------------------------------------------------------------------------------------------------------------------------
  3    Clinton Manor Apartments                                 30       1,650        1,661        180       2,681       2,699
  9    Wiener Portfolio II (2)                                 178        805         2,750         96        976        2,936
  9a   Wiener Portfolio II - 87-50 Kingston Place               42        818         1,164         13        956        1,452
  9b   Wiener Portfolio II - 63-70 Austin Street                61        768         1,595         24        819        1,577
  9c   Wiener Portfolio II - 4360 Baychester Avenue             41        756         1,229         19        902        1,300
------------------------------------------------------------------------------------------------------------------------------------
  9d   Wiener Portfolio II - 241 West 13th Street               8        1,256        2,750         18       1,483       2,936
  9e   Wiener Portfolio II - 2340 Valentine Avenue              26        812         1,169         22        810        1,151
  13   Whippletree Village MHP
  15   Timberlake Apartments                                   180        667          785         186        775         925
  24   Preston del Norte                                       141        680          730         159        871        1,140
------------------------------------------------------------------------------------------------------------------------------------
  25   Lowry Village Apartments                                342        540          565         108        660         685
  27   Borough Park Portfolio (2)                              107        709          925          39        813        1,075
 27a   Borough Park Portfolio - 4711 12th Avenue                35        692          925          11        866        1,075
 27b   Borough Park Portfolio - 1215 47th Street                21        697          893          7         674         809
 27c   Borough Park Portfolio - 4520 12th Avenue                33        733          925          5         919        1,061
------------------------------------------------------------------------------------------------------------------------------------
 27d   Borough Park Portfolio - 1314 46th Street                18        715          925          16        804        1,033
  28   Las Palmas Apartments                                                                       126        873         910
  30   CLK - Forest Hills Apartments                           114        416          420         264        444         450
  31   Ambergate Apartments                                     65        671          740         150        843         940
  38   Green Meadows Apartments                                 56        520          550         168        692         775
------------------------------------------------------------------------------------------------------------------------------------
  42   Las Palmas de la Quinta MHC
  44   Sable Ridge                                              97        492          560         164        599         670
  45   UDR Portfolio - Grand Cypress Apartments                 80        673          995          84        843        1,045
  46   UDR Portfolio - Southern Oaks Apartments                176        556          650          72        731         785
  50   Cliff Park Village Apartments                            80        439          490         279        597        1,230
------------------------------------------------------------------------------------------------------------------------------------
  51   336 East 86th Street Apartments                          22       1,327        1,550         4        3,408       5,500
  52   Copper Mill Apartments                                  166        567          630          68        728         820
  57   Willow Pointe Apartments                                230        602          650          46        760         800
  58   Milano Apartments                                        3        1,110        1,240         27       1,717       2,000
  61   UDR Portfolio - Audubon Apartments                      128        573          720          88        710         850
------------------------------------------------------------------------------------------------------------------------------------
  78   Columbia Terrace and Tim-Wa MHC's (2)
 78a   Columbia Terrace MHC
 78b   Tim-Wa MHC
  81   Thunderbird MHP
  85   Lakeshore Apartments - Brookside                         41        529          630          60        676         775
------------------------------------------------------------------------------------------------------------------------------------
  88   Barrington Place Apartments                              72        528          550
  90   Brightwood Manor MHC
  92   Casa de Flores MHC
  94   White Birch and Lanewood MHCs (2)
 94a   White Birch MHC
------------------------------------------------------------------------------------------------------------------------------------
 94b   Lanewood MHC
  96   525 1st Avenue West                                      35       1,080        1,300         6        1,440       2,500
  99   Trail Riders MHC
 101   Pioneer MHC
 102   Wesleyan Court Apartments                                28        530          555          56        624         675
------------------------------------------------------------------------------------------------------------------------------------
 108   Estrella Villa  MHC and  Wigwam Villa MHC
 109   Cliffs Apartments Phase IV, The                          20        535          560          40        645         670
 110   Villa Seville MHC
 111   Hunt Club Apartments                                     25        465          470          57        613         620
 113   Hunter Oaks Apartments                                   40        463          515          80        562         610
------------------------------------------------------------------------------------------------------------------------------------
 118   Times Square Townhomes - Phase III                                                           32       1,163       1,225
 119   Spring Lake Apartments                                   28        413          445          56        490         545
 120   Catalina Square Apartments                              100        535          535
 123   Highlander Apartments Lynnwood                           32        580          690          32        720         780
 124   Britewood Apartments                                                                         49        669         675
------------------------------------------------------------------------------------------------------------------------------------
 127   Rancho Rialto MHC
 130   DeSoto Village MHC
 137   Desert Palms MHC
------------------------------------------------------------------------------------------------------------------------------------


                                                                       3 BEDROOM                           4 BEDROOM
                                                               ------------------------------     -------------------------------
                                                                 #    AVG RENT PER    MAX           #    AVG RENT PER     MAX
  ID                    PROPERTY NAME                          UNITS    MO. ($)     RENT ($)      UNITS     MO. ($)    RENT ($)
---------------------------------------------------------------------------------------------------------------------------------
  3    Clinton Manor Apartments                                 30       3,425       3,425
  9    Wiener Portfolio II (2)                                   5       1,008       1,213
  9a   Wiener Portfolio II - 87-50 Kingston Place
  9b   Wiener Portfolio II - 63-70 Austin Street
  9c   Wiener Portfolio II - 4360 Baychester Avenue              5       1,008       1,213
---------------------------------------------------------------------------------------------------------------------------------
  9d   Wiener Portfolio II - 241 West 13th Street
  9e   Wiener Portfolio II - 2340 Valentine Avenue
  13   Whippletree Village MHP
  15   Timberlake Apartments                                    46       1,005       1,250
  24   Preston del Norte                                        42       1,150       1,690
---------------------------------------------------------------------------------------------------------------------------------
  25   Lowry Village Apartments
  27   Borough Park Portfolio (2)                                8        848        1,289          2        3,650       5,000
 27a   Borough Park Portfolio - 4711 12th Avenue                 6        895        1,289          1        5,000       5,000
 27b   Borough Park Portfolio - 1215 47th Street
 27c   Borough Park Portfolio - 4520 12th Avenue                 2        706         750
---------------------------------------------------------------------------------------------------------------------------------
 27d   Borough Park Portfolio - 1314 46th Street                                                    1        2,300       2,300
  28   Las Palmas Apartments                                    74       1,004       1,175
  30   CLK - Forest Hills Apartments                            42        580         590
  31   Ambergate Apartments
  38   Green Meadows Apartments                                 16        888         905
---------------------------------------------------------------------------------------------------------------------------------
  42   Las Palmas de la Quinta MHC
  44   Sable Ridge                                              24        774         799
  45   UDR Portfolio - Grand Cypress Apartments
  46   UDR Portfolio - Southern Oaks Apartments
  50   Cliff Park Village Apartments
---------------------------------------------------------------------------------------------------------------------------------
  51   336 East 86th Street Apartments
  52   Copper Mill Apartments
  57   Willow Pointe Apartments
  58   Milano Apartments                                        12       2,234       2,425
  61   UDR Portfolio - Audubon Apartments
---------------------------------------------------------------------------------------------------------------------------------
  78   Columbia Terrace and Tim-Wa MHC's (2)
 78a   Columbia Terrace MHC
 78b   Tim-Wa MHC
  81   Thunderbird MHP
  85   Lakeshore Apartments - Brookside                         19        902        1,000
---------------------------------------------------------------------------------------------------------------------------------
  88   Barrington Place Apartments
  90   Brightwood Manor MHC
  92   Casa de Flores MHC
  94   White Birch and Lanewood MHCs (2)
 94a   White Birch MHC
---------------------------------------------------------------------------------------------------------------------------------
 94b   Lanewood MHC
  96   525 1st Avenue West
  99   Trail Riders MHC
 101   Pioneer MHC
 102   Wesleyan Court Apartments                                28        730         755
---------------------------------------------------------------------------------------------------------------------------------
 108   Estrella Villa  MHC and  Wigwam Villa MHC
 109   Cliffs Apartments Phase IV, The
 110   Villa Seville MHC
 111   Hunt Club Apartments                                     24        750         750
 113   Hunter Oaks Apartments                                   24        629         670
---------------------------------------------------------------------------------------------------------------------------------
 118   Times Square Townhomes - Phase III
 119   Spring Lake Apartments
 120   Catalina Square Apartments
 123   Highlander Apartments Lynnwood
 124   Britewood Apartments                                      4        771         795
---------------------------------------------------------------------------------------------------------------------------------
 127   Rancho Rialto MHC
 130   DeSoto Village MHC
 137   Desert Palms MHC
---------------------------------------------------------------------------------------------------------------------------------

FOOTNOTES FOR THE ANNEX A-2


1 GECC - General Electric Capital Corporation, BOFA - Bank of America, N.A., GACC - German American Capital Corporation

2  One loan secured by multiple properties.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-3


                              AMORTIZATION SCHEDULE
                         OF THE WELLBRIDGE MORTGAGE LOAN

 PERIOD      DATE          BALANCE        PRINCIPAL
-------- ----------- ------------------ -------------
     0    3/1/2003       22,900,000.00
     1    4/1/2003       22,900,000.00          0.00
     2    5/1/2003       22,879,594.20     20,405.80
     3    6/1/2003       22,863,270.77     16,323.44
     4    7/1/2003       22,842,662.96     20,607.81
     5    8/1/2003       22,826,129.63     16,533.33
     6    9/1/2003       22,809,502.34     16,627.29
     7   10/1/2003       22,788,598.81     20,903.53
     8   11/1/2003       22,771,758.22     16,840.59
     9   12/1/2003       22,750,647.09     21,111.13
    10    1/1/2004       22,733,590.81     17,056.28
    11    2/1/2004       22,716,437.59     17,153.22
    12    3/1/2004       22,690,857.52     25,580.07
    13    4/1/2004       22,673,461.43     17,396.09
    14    5/1/2004       22,651,809.67     21,651.76
    15    6/1/2004       22,634,191.66     17,618.01
    16    7/1/2004       22,612,323.92     21,867.74
    17    8/1/2004       22,594,481.50     17,842.42
    18    9/1/2004       22,576,537.67     17,943.83
    19   10/1/2004       22,554,352.83     22,184.84
    20   11/1/2004       22,536,180.94     18,171.89
    21   12/1/2004       22,513,774.14     22,406.80
    22    1/1/2005       22,495,371.63     18,402.51
    23    2/1/2005       22,476,864.53     18,507.10
    24    3/1/2005       22,445,889.97     30,974.56
    25    4/1/2005       22,427,101.65     18,788.32
    26    5/1/2005       22,404,094.91     23,006.74
    27    6/1/2005       22,385,069.06     19,025.86
    28    7/1/2005       22,361,831.14     23,237.92
    29    8/1/2005       22,342,565.08     19,266.06
    30    9/1/2005       22,323,189.53     19,375.55
    31   10/1/2005       22,299,611.28     23,578.25
    32   11/1/2005       22,279,991.61     19,619.67
    33   12/1/2005       22,256,175.77     23,815.84
    34    1/1/2006       22,236,309.24     19,866.53
    35    2/1/2006       22,216,329.80     19,979.44
    36    3/1/2006       22,184,017.83     32,311.97
    37    4/1/2006       22,163,741.20     20,276.63
    38    5/1/2006       22,139,285.98     24,455.22
    39    6/1/2006       22,118,755.13     20,530.85
    40    7/1/2006       22,094,052.49     24,702.64
    41    8/1/2006       22,073,264.56     20,787.93
    42    9/1/2006       22,052,358.48     20,906.08
    43   10/1/2006       22,027,290.66     25,067.82
    44   11/1/2006       22,006,123.30     21,167.36

 PERIOD      DATE          BALANCE         PRINCIPAL
-------- ----------- ------------------ --------------
  45     12/1/2006       21,980,801.18      25,322.12
  46      1/1/2007       21,959,369.60      21,431.58
  47      2/1/2007       21,937,816.22      21,553.38
  48      3/1/2007       21,904,074.55      33,741.67
  49      4/1/2007       21,882,206.91      21,867.64
  50      5/1/2007       21,856,203.25      26,003.66
  51      6/1/2007       21,834,063.55      22,139.71
  52      7/1/2007       21,807,795.10      26,268.45
  53      8/1/2007       21,785,380.27      22,414.83
  54      9/1/2007       21,762,838.06      22,542.22
  55     10/1/2007       21,736,177.87      26,660.19
  56     11/1/2007       21,713,356.02      22,821.85
  57     12/1/2007       21,686,423.68      26,932.34
  58      1/1/2008       21,663,319.06      23,104.62
  59      2/1/2008       21,640,083.13      23,235.93
  60      3/1/2008       21,608,780.44      31,302.69
  61      4/1/2008       21,585,234.55      23,545.89
  62      5/1/2008       21,557,597.54      27,637.01
  63      6/1/2008       21,533,760.76      23,836.78
  64      7/1/2008       21,505,840.65      27,920.11
  65      8/1/2008       21,481,709.71      24,130.93
  66      9/1/2008       21,457,441.63      24,268.08
  67     10/1/2008       21,429,101.77      28,339.87
  68     11/1/2008       21,404,534.70      24,567.07
  69     12/1/2008       21,375,903.84      28,630.85
  70      1/1/2009       21,351,034.44      24,869.41
  71      2/1/2009       21,326,023.69      25,010.75
  72      3/1/2009       21,289,141.48      36,882.21
  73      4/1/2009       21,263,778.97      25,362.51
  74      5/1/2009       21,234,373.96      29,405.01
  75      6/1/2009       21,208,700.19      25,673.77
  76      7/1/2009       21,178,992.24      29,707.94
  77      8/1/2009       21,153,003.72      25,988.52
  78      9/1/2009       21,126,867.50      26,136.22
  79     10/1/2009       21,096,709.47      30,158.02
  80     11/1/2009       21,070,253.31      26,456.16
  81     12/1/2009       21,039,783.90      30,469.40
  82      1/1/2010       21,013,004.21      26,779.69
  83      2/1/2010       20,986,072.33      26,931.89
  84      3/1/2010       20,947,445.03      38,627.29
  85      4/1/2010       20,920,140.55      27,304.48
  86      5/1/2010       20,888,845.53      31,295.02
  87      6/1/2010       20,861,208.01      27,637.52
  88      7/1/2010       20,829,588.85      31,619.15
  89      8/1/2010       20,801,614.55      27,974.30
  90      9/1/2010       20,773,481.27      28,133.29
  91     10/1/2010       20,741,379.62      32,101.65
  92     11/1/2010       20,712,904.00      28,475.62
  93     12/1/2010       20,680,469.17      32,434.82

 PERIOD      DATE          BALANCE          PRINCIPAL
-------- ----------- ------------------ -----------------
    94    1/1/2011       20,651,647.38         28,821.80
    95    2/1/2011       20,622,661.78         28,985.60
    96    3/1/2011       20,582,168.98         40,492.80
    97    4/1/2011       20,552,788.51         29,380.47
    98    5/1/2011       20,519,473.05         33,315.46
    99    6/1/2011       20,489,736.26         29,736.79
   100    7/1/2011       20,456,074.02         33,662.25
   101    8/1/2011       20,425,976.91         30,097.11
   102    9/1/2011       20,395,708.75         30,268.16
   103   10/1/2011       20,361,529.35         34,179.40
   104   11/1/2011       20,330,894.91         30,634.44
   105   12/1/2011       20,296,359.04         34,535.87
   106    1/1/2012       20,265,354.22         31,004.82
   107    2/1/2012       20,234,173.18         31,181.03
   108    3/1/2012       20,195,395.74         38,777.44
   109    4/1/2012       20,163,817.11         31,578.63
   110    5/1/2012       20,128,362.31         35,454.80
   111    6/1/2012       20,096,402.71         31,959.60
   112    7/1/2012       20,060,577.13         35,825.58
   113    8/1/2012       20,028,232.28         32,344.85
   114    9/1/2012       19,995,703.60         32,528.68
   115   10/1/2012       19,959,324.18         36,379.43
   116   11/1/2012       19,926,403.87         32,920.30
   117   12/1/2012       19,889,643.30         36,760.57
   118    1/1/2013       19,856,326.98         33,316.32
   119    2/1/2013       19,822,821.30         33,505.67
   120    3/1/2013                0.00     19,822,821.30

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX B

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                            ------------------------

                                  $742,425,000
                       (APPROXIMATE OFFERED CERTIFICATES)

                                 $1,183,079,998
                     (APPROXIMATE TOTAL COLLATERAL BALANCE)

                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

                            ------------------------

                      GENERAL ELECTRIC CAPITAL CORPORATION
                              BANK OF AMERICA, N.A.
                       GERMAN AMERICAN CAPITAL CORPORATION
                            AS MORTGAGE LOAN SELLERS

                            ------------------------

                            INITIAL PASS-         EXPECTED                                     PRINCIPAL
          APPROX. SIZE         THROUGH            RATINGS         SUBORDINATION       WAL       WINDOW        ASSUMED FINAL
 CLASS        (FACE)             RATE         (FITCH/MOODY'S)         LEVELS        (YRS.)       (MO.)      DISTRIBUTION DATE
-------   --------------   ---------------   -----------------   ---------------   --------   ----------   ------------------
   A-1     $ 66,719,000          2.782%            AAA/AAA            17.500%         2.79        1-57         MAY 10, 2008
   A-2     $165,053,000          4.170%            AAA/AAA            17.500%         5.41       57-88      DECEMBER 10, 2010
   A-3     $ 54,285,000          4.950%            AAA/AAA            17.500%         8.34       88-108      AUGUST 10, 2012
   A-4     $406,087,000          5.145%            AAA/AAA            17.500%         9.61      108-119       JULY 10, 2013
    B      $ 35,493,000          5.257%             AA/AA2            14.500%         9.91      119-119       JULY 10, 2013
    C      $ 14,788,000          5.296%            AA-/AA3            13.250%         9.91      119-119       JULY 10, 2013

BANC OF AMERICA SECURITIES LLC                        DEUTSCHE   BANK SECURITIES

Co-Lead and Joint Bookrunning Manager      Co-Lead and Joint Bookrunning Manager

CITIGROUP                            JPMORGAN                MERRILL LYNCH & CO.
Co-Manager                           Co-Manager                       Co-Manager

                                                                   July 29, 2003

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

TRANSACTION FEATURES
--------------------

>   Sellers:

                                                  NO. OF      CUT-OFF DATE
                    SELLERS                        LOANS       BALANCE ($)      % OF POOL
      -------------------------------------------------------------------------------------
        General Electric Capital Corporation         71        506,278,330         42.79
        Bank of America, N.A.                        51        388,705,810         32.86
        German American Capital Corporation          16        288,095,858         24.35
      -------------------------------------------------------------------------------------
        TOTAL:                                      138      1,183,079,998        100.00

>   Loan Pool:
    o  Average Cut-off Date Balance: $8,573,043
    o Largest Mortgage Loan or cross-collateralized Loan Group by Cut-off Date Balance: $74,500,000 (Shadow Rated AAA/Aa2 by Fitch and Moody's)
    o  Five largest and ten largest loans or cross-collateralized loan groups:
       19.93% and 30.94% of pool, respectively

>   Credit Statistics:
    o  Weighted average underwritten DSCR of 1.79x
    o Weighted average cut-off date LTV ratio of 69.20%; weighted average balloon LTV ratio of 59.13%

>   Property Types:

[GRAPHIC OMITTED]

Retail         40.15%
Office         17.84%
Multifamily    28.20%
Self Storage    7.08%
Industrial      4.29%
Hotel           0.52%
Other (2)       1.93%



    (1)   Consists of Multifamily (22.28%) and Manufactured Housing (5.92%).
    (2) Consists of 15 health club properties secured by the Wellbridge Mortgage Loan.


>   Call Protection: (as applicable)
    o 91.78% of the pool (cut-off balance) has a lockout period ranging from 24 to 50 payments from origination, then defeasance.
    o 6.30% of the pool (cut-off balance) has a lockout period of 26 payments from origination, then defeasance, then yield maintenance.
    o 1.93% of the pool (cut-off balance) has a lockout period ranging from 35 to 81 payments from origination, then yield maintenance.

> Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

OFFERED CERTIFICATES
--------------------

                                                       EXPECTED                                          ASSUMED FINAL
             INITIAL CERTIFICATE   SUBORDINATION       RATINGS           AVERAGE         PRINCIPAL        DISTRIBUTION
   CLASS          BALANCE(1)           LEVELS      (FITCH/MOODY'S)   LIFE (YRS.)(2)   WINDOW (MO.)(2)       DATE(2)
----------- --------------------- --------------- ----------------- ---------------- ---------------- -------------------
    A-1(4)      $ 66,719,000          17.500%          AAA/Aaa             2.79            1-57          May 10, 2008
    A-2(4)      $165,053,000          17.500%          AAA/Aaa             5.41           57-88       December 10, 2010
    A-3(4)      $ 54,285,000          17.500%          AAA/Aaa             8.34           88-108       August 10, 2012
    A-4(4)      $406,087,000          17.500%          AAA/Aaa             9.61          108-119        July 10, 2013
      B         $ 35,493,000          14.500%           AA/Aa2             9.91          119-119        July 10, 2013
      C         $ 14,788,000          13.250%          AA-/Aa3             9.91          119-119        July 10, 2013



                   INITIAL
                PASS-THROUGH
   CLASS      RATE (APPROX.)(3)
-----------  ------------------
    A-1(4)          2.782%
    A-2(4)          4.170%
    A-3(4)          4.950%
    A-4(4)          5.145%
      B             5.257%
      C             5.296%

PRIVATE CERTIFICATES (5)
------------------------

                                                                                                           ASSUMED FINAL
              INITIAL CERTIFICATE   SUBORDINATION       RATINGS           AVERAGE          PRINCIPAL        DISTRIBUTION
    CLASS          BALANCE(1)           LEVELS      (FITCH/MOODY'S)   LIFE (YRS.)(2)   WINDOW (MO.) (2)       DATE(2)
------------ --------------------- --------------- ----------------- ---------------- ------------------ -----------------
    X-1(6)       $1,183,079,997          N/A            AAA/Aaa            N/A               N/A            June 10, 2018
    X-2(6)       $1,142,026,000          N/A            AAA/Aaa            N/A               N/A           August 10, 2010
    A-1A(4)      $  283,896,000        17.500%          AAA/Aaa            7.58              1-119          July 10, 2013
       D         $   26,620,000        11.000%            A/A2             9.91             119-119         July 10, 2013
       E         $   14,788,000         9.750%           A-/A3             9.92             119-120        August 10, 2013
       F         $   14,789,000         8.500%         BBB+/Baa1           9.99             120-120        August 10, 2013
       G         $   14,788,000         7.250%          BBB/Baa2           9.99             120-120        August 10, 2013
       H         $   14,789,000         6.000%         BBB-/Baa3           9.99             120-120        August 10, 2013
       J         $   19,225,000         4.375%          BB+/Ba1            9.99             120-120        August 10, 2013
       K         $    7,394,000         3.750%           BB/Ba2            9.99             120-120        August 10, 2013
       L         $    8,873,000         3.000%          BB-/Ba3            9.99             120-120        August 10, 2013
       M         $    4,437,000         2.625%           B+/B1             9.99             120-120        August 10, 2013
       N         $    7,394,000         2.000%            B/B2             9.99             120-120        August 10, 2013
       O         $    2,958,000         1.750%           B-/B3             9.99             120-120        August 10, 2013
       P         $   20,703,997         0.000%           NR/NR            11.57             120-178         June 10, 2018
     Total       $1,183,079,997

                     INITIAL
                  PASS-THROUGH
    CLASS       RATE (APPROX.)(3)
------------  --------------------
    X-1(6)             0.051%
    X-2(6)             0.686%
    A-1A(4)            4.747%
       D               5.326%
       E               5.326%
       F               5.507%(WAC)
       G               5.507%(WAC)
       H               5.507%(WAC)
       J               5.112%
       K               5.112%
       L               5.112%
       M               5.112%
       N               5.112%
       O               5.112%
       P               5.112%
     Total

Notes:

(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2) Assuming 0% CPR and based on the other structuring assumptions described in the Prospectus Supplement.

(3) The Class A-1, A-2, A-3 and A-4 Certificates will accrue interest at a fixed rate. The Class A-1A, B, C, D, E, J, K, L, M, N, O and P Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage interest rate. The Class F, G and H Certificates will accrue interest at a rate equal to the weighted average net mortgage interest rate. The aggregate of interest accrued on the Class X-1 and Class X-2 Certificates will generally be equal to interest accrued on the stated principal balance of the mortgage loans at the excess, if any, of (1) the weighted average of the net interest rates on the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted, if necessary, to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months) over (2) the weighted average of the pass-through rates of the other certificates (other than the residual certificates and the Class S-1A, Class S-1B, Class S-2, Class BLVD-1, Class BLVD-2, Class BLVD-3, Class BLVD-4 and Class BLVD-5 Certificates) as described in the Prospectus Supplement.

(4) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 100 mortgage loans, representing approximately 76.00% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 38 mortgage loans, representing approximately 24.00% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately 96.26% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and approximately 43.01% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties.

     Generally, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balance of the Class A-4 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata.

(5)  Certificates to be offered privately pursuant to Rule 144A and Regulation
     S.

(6) Each of the properties referred to herein as Wellbridge Portfolio, DDR Portfolio and Boulevard Mall also secure a subordinate note. The Class X Certificates were structured assuming that such subordinate notes absorb any loss prior to the related senior notes that do back the Offered Certificates. For more information regarding these loans, see "Description of the Mortgage Pool - Split Loan Structures" in the Prospectus Supplement.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

I. ISSUE CHARACTERISTICS
   ---------------------

    ISSUE TYPE:                     Public: Classes A-1, A-2, A-3, A-4, B and C (the "Offered Certificates").
                                    Private (Rule 144A, Regulation S): Classes X-1, X-2, A-1A, D, E, F, G, H,
                                    J, K, L, M, N, O and P.

    SECURITIES OFFERED:             $742,425,000 monthly pay, multi-class, sequential pay commercial mortgage
                                    REMIC Pass-Through Certificates, consisting of six fixed-rate principal and interest classes (Classes A-1, A-2, A-3, A-4, B and C).

    MORTGAGE POOL:                  The Mortgage Pool consists of 138 Mortgage Loans with an aggregate balance as of the Cut-Off Date of $1,183,079,998. The Mortgage Loans are secured by
                                    175 properties located throughout 33 states. The Mortgage Pool will be deemed to consist of 2 loan groups ("Loan Group 1" and "Loan Group 2").
                                    Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by Mortgaged Properties that are multifamily properties and/or manufactured housing properties, (ii) two Mortgage Loans that are secured by Mortgaged Properties that are multifamily properties and (iii) five
                                    Mortgage Loans that are secured by Mortgaged Properties that are manufactured housing properties. Loan Group 1 is expected to consist of 100
                                    Mortgage Loans, with an aggregate balance as of the Cut-Off Date of
                                    $899,183,229. Loan Group 2 will consist of 29 Mortgage Loans that are secured by Mortgaged Properties that are multifamily properties and 9
                                    Mortgage Loans that are secured by Mortgaged Properties that are manufactured housing properties. Loan Group 2 is expected to consist of 38
                                    Mortgage Loans, with an aggregate balance as of the Cut-Off Date of
                                    $283,896,769. (The mortgage pool does not include a $22,543,000 B note with respect to one mortgage loan having a split-loan A/B Structure; such B note is part of the trust fund.)

    SELLERS:                        General Electric Capital Corporation (GECC); Bank of America, N.A. (BofA);
                                    and German American Capital Corporation (GACC)

    CO-LEAD BOOKRUNNING MANAGERS:   Banc of America Securities LLC and Deutsche Bank Securities Inc.

    CO-MANAGERS:                    Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch,
                                    Pierce, Fenner & Smith Incorporated

    MASTER SERVICER:                GEMSA Loan Services, L.P.

    SPECIAL SERVICER:               Midland Loan Services, Inc.

    TRUSTEE:                        LaSalle Bank National Association

    FISCAL AGENT:                   ABN AMRO Bank N.V.

    CUT-OFF DATE:                   August 1, 2003

    EXPECTED CLOSING DATE:          On or about August 12, 2003.

    DISTRIBUTION DATES:             The 10th day of each month or, if such 10th day is not a business day, the business day immediately following such 10th day, beginning on September
                                    10, 2003.

    MINIMUM DENOMINATIONS:          $10,000 for the Offered Certificates and in multiples of $1 thereafter.

    SETTLEMENT TERMS:               DTC, Euroclear and Clearstream, same day funds, with accrued interest.

    ERISA/SMMEA STATUS:             Classes A-1, A-2, A-3, A-4, B and C are expected to be ERISA eligible. No
                                    Class of Certificates is SMMEA eligible.

    RATING AGENCIES:                The Offered Certificates will be rated by Fitch and Moody's.

    RISK FACTORS:                   THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL
                                    INVESTORS. SEE THE "RISK FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND
                                    THE "RISK FACTORS" SECTION OF THE PROSPECTUS.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

II. STRUCTURE CHARACTERISTICS
    -------------------------

The Class A, B, C, D, E, F, G and H Certificates are multi-class, sequential-pay REMIC pass-through certificates, which pay monthly distributions. Among the Class A Certificates, Class A-1, A-2, A-3 and A-4 Certificates generally receive distributions from Loan Group 1 until Class A-1A has been reduced to zero. Class A-1A generally receives distributions from Loan Group 2 until Class A-4 has been reduced to zero. The Class A-1A, B, C, D, E, J, K, L, M, N, O and P Certificates will accrue interest at a fixed rate subject to a cap equal to the weighted average net mortgage interest rate. The Class F, G and H Certificates will accrue interest at a rate equal to the weighted average net mortgage interest rate. The Class X-1 and X-2 Certificates will accrue interest at a variable rate.

[GRAPHIC OMITTED]

                                   Class X-1, X-2(1)
                                  |--------^--------|
Class A-1(2)             AAA/Aaa                        $66.7 MM
                          2.782%

Class A-2(2)             AAA/Aaa                        $165.1 MM
                          4.170%

Class A-3(2)             AAA/Aaa                        $54.3 MM
                          4.950%

Class A-4(2)             AAA/Aaa                        $406.1 MM
                          5.145%

Class A-1A(1)(2)         AAA/Aaa                        $283.9 MM
                          4.747%

Class B                  AA/Aa2                         $35.5 MM
                          5.257%

Class C                  AA-/Aa3                        $14.8 MM
                          5.296%

Class D(1)                A/A2                          $26.6 MM
                          5.326%

Class E(1)                A-/A3                         $14.8 MM
                          5.326%

Class F(1)              BBB+/Baa1                       $14.8 MM
                          5.507%

Class G(1)              BBB/Baa2                        $14.8 MM
                          5.507%

Class H(1)              BBB-/Baa3                       $14.8 MM
                          5.507%

Class J(1)               BB+/Ba1                        $19.2 MM
                          5.112%

Class K(1)               BB/Ba2                         $7.4 MM
                          5.112%

Class L(1)               BB-/Ba3                        $8.9 MM
                          5.112%

Classes M-P(1)          B+/B1 to NR                     $35.5 MM
                          5.112%

                      NR = NOT RATED.

(1)  Offered privately pursuant to Rule 144A and Regulation S.

(2) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 100 mortgage loans, representing approximately 76.00% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 38 mortgage loans, representing approximately 24.00% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately 96.26% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and approximately 43.01% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties.

     Generally, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balance of the Class A-4 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata.

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

III. FULL COLLATERAL CHARACTERISTICS
     -------------------------------

CUT-OFF DATE BALANCE ($)                                             MORTGAGE RATE (%)
----------------------------------------------------------------     -----------------------------------------------------------
                                NO. OF        AGGREGATE                                     NO. OF      AGGREGATE
                              MORTGAGE     CUT-OFF DATE    % OF                            MORTGAGE    CUT-OFF DATE       % OF
                                 LOANS      BALANCE ($)    POOL                              LOANS      BALANCE ($)       POOL
----------------------------------------------------------------     -----------------------------------------------------------
 933,856 -- 999,999               1           933,856       0.08      4.1290 -- 4.9999        17       273,072,463       23.08
 1,000,000 -- 1,999,999           9        14,128,089       1.19      5.0000 -- 5.3999        26       276,106,385       23.34
 2,000,000 -- 3,999,999          40       123,095,244      10.40      5.4000 -- 5.5999        26       175,875,671       14.87
 4,000,000 -- 5,999,999          27       133,536,190      11.29      5.6000 -- 5.7999        25       198,376,696       16.77
 6,000,000 -- 7,999,999          18       122,366,169      10.34      5.8000 -- 5.9999        21        96,968,866        8.20
 8,000,000 -- 9,999,999          11        96,090,892       8.12      6.0000 -- 6.1999        11        72,719,203        6.15
 10,000,000 -- 11,999,999         5        51,723,151       4.37      6.2000 -- 7.7300        12        89,960,714        7.60
 12,000,000 -- 13,999,999         6        76,842,699       6.50     -----------------------------------------------------------
 14,000,000 -- 15,999,999         3        45,207,655       3.82      TOTAL:                 138     1,183,079,998      100.00
 16,000,000 -- 19,999,999         5        87,630,595       7.41     -----------------------------------------------------------
 20,000,000 -- 29,999,999         7       165,281,121      13.97       Min: 4.1290    Max: 7.7300    Wtd Avg: 5.4032
 30,000,000 -- 49,999,999         5       191,744,338      16.21     -----------------------------------------------------------
 50,000,000 -- 74,500,000         1        74,500,000       6.30
----------------------------------------------------------------     ORIGINAL TERM TO STATED MATURITY (MOS)
 TOTAL:                         138     1,183,079,998     100.00     ------------------------------------------------------
----------------------------------------------------------------                       NO. OF      AGGREGATE
  Min: 933,856  Max: 74,500,000  Average: 8,573,043                                   MORTGAGE    CUT-OFF DATE       % OF
----------------------------------------------------------------                        LOANS      BALANCE ($)       POOL
                                                                     ------------------------------------------------------
STATE                                                                 60                 14       206,663,365       17.47
----------------------------------------------------------------      61 -- 84            7        37,850,839        3.20
                        NO. OF        AGGREGATE                       85 -- 120         113       920,519,336       77.81
                       MORTGAGED     CUT-OFF DATE      % OF           121 -- 180          4        18,046,457        1.53
                      PROPERTIES      BALANCE ($)      POOL          ------------------------------------------------------
----------------------------------------------------------------      TOTAL:            138     1,183,079,998      100.00
 Texas                    27        176,724,870       14.94          ------------------------------------------------------
 New York                 17        154,061,031       13.02            Min: 60     Max: 180   Wtd Avg: 109
 California               19        140,577,903       11.88          ------------------------------------------------------
   South                  11         89,207,948        7.54
   North                   8         51,369,954        4.34
 Virginia                  7         98,883,259        8.36
 Nevada                    3         85,318,021        7.21          REMAINING TERM TO STATED MATURITY (MOS)
 Maryland                  9         57,888,689        4.89          -------------------------------------------------------
 Florida                  14         55,733,588        4.71                            NO. OF      AGGREGATE
 Washington                9         48,539,356        4.10                           MORTGAGE    CUT-OFF DATE       % OF
 New Jersey                5         45,002,920        3.80                             LOANS      BALANCE ($)       POOL
 Indiana                   4         39,394,479        3.33          -------------------------------------------------------
 Colorado                  6         33,285,419        2.81           52 -- 60           14       206,663,365       17.47
 Other States(a)          55        247,670,463       20.93           61 -- 84            7        37,850,839        3.20
----------------------------------------------------------------      85 -- 120         113       920,519,336       77.81
 TOTAL:                  175      1,183,079,998      100.00           121 -- 178          4        18,046,457        1.53
----------------------------------------------------------------     -------------------------------------------------------
                                                                      TOTAL:            138     1,183,079,998      100.00
(a) Includes 22 states                                               -------------------------------------------------------
                                                                       Min: 52    Max: 178    Wtd Avg: 106
PROPERTY TYPE                                                        -------------------------------------------------------
--------------------------------------------------------------------
                                NO. OF        AGGREGATE              LOANS WITH RESERVE REQUIREMENTS (A)
                             MORTGAGED     CUT-OFF DATE       % OF   -----------------------------------------------------------
                            PROPERTIES      BALANCE ($)       POOL                      NO. OF        AGGREGATE
--------------------------------------------------------------------                   MORTGAGE     CUT-OFF DATE         % OF
 Retail                         44       475,008,405        40.15                       LOANS        BALANCE ($)         POOL
 Total Multifamily              54       333,674,886        28.20    -----------------------------------------------------------
   Multifamily                  38       263,622,862        22.28     Replacement        125        1,001,138,218        84.62
   Manufactured Housing         16        70,052,024         5.92     Taxes              134        1,065,000,887        90.02
 Office                         27       211,049,496        17.84     Insurance          115          826,535,684        69.86
 Self Storage                   28        83,705,495         7.08     Other(b)            50          462,305,949        39.08
 Industrial                      6        50,715,587         4.29     TI/LC(c)            50          401,746,446        54.56
 Other                          15        22,826,130         1.93    -----------------------------------------------------------
 Hotel                           1         6,100,000         0.52
-------------------------------------------------------------------- (a) Includes upfront or on-going reserves.
 TOTAL:                        175     1,183,079,998       100.00    (b) Generally consists of tenant reserves and holdbacks.
-------------------------------------------------------------------- (c) Based only on portion of pool secured by retail, office and industrial properties.

CUT-OFF DATE LOAN-TO-VALUE RATIO(%)(A)(B)                             DEBT SERVICE COVERAGE RATIOS (X) (A)(B)(C)
--------------------------------------------------------------------  ----------------------------------------------------------
                      NO. OF       AGGREGATE                                                 NO. OF      AGGREGATE
                     MORTGAGE    CUT-OFF DATE      % OF                                     MORTGAGE    CUT-OFF DATE      % OF
                       LOANS      BALANCE ($)      POOL                                       LOANS      BALANCE ($)      POOL
--------------------------------------------------------------------  ----------------------------------------------------------
 32.93 -- 50.00          3        98,765,186       8.35                1.200x -- 1.249x         5        43,429,876       3.67
 50.01 -- 60.00         12       103,324,532       8.73                1.250x -- 1.299x         7        40,018,904       3.38
 60.01 -- 65.00          9        31,752,127       2.68                1.300x -- 1.349x        11        71,746,374       6.06
 65.01 -- 70.00         26       223,449,263      18.89                1.350x -- 1.399x        13       151,068,040      12.77
 70.01 -- 75.00         47       326,243,796      27.58                1.400x -- 1.449x        17       150,838,270      12.75
 75.01 -- 80.00         40       396,870,679      33.55                1.450x -- 1.499x        20       208,609,521      17.63
 80.01 -- 82.29          1         2,674,415       0.23                1.500x -- 1.549x        15       136,969,762      11.58
--------------------------------------------------------------------   1.550x -- 1.599x        12        66,714,453       5.64
 TOTAL:                138     1,183,079,998     100.00                1.600x -- 1.749x        17        79,673,013       6.73
--------------------------------------------------------------------   1.750x -- 1.999x         8        33,406,295       2.82
  Min: 32.93 Max: 82.29   Wtd Avg: 69.20                               2.000x -- 4.532x        13       200,605,489      16.96
--------------------------------------------------------------------  ----------------------------------------------------------
(a) Calculated on loan balances after netting out holdback/LOC amounts TOTAL:                 138     1,183,079,998     100.00
for three loans (4.26% of the pool balance).                          ----------------------------------------------------------
                                                                        Min: 1.200    Max: 4.532    Wtd Avg: 1.794
(b) Calculated on loan balances including all pari passu balances in  ----------------------------------------------------------
split loan structures.                                                (a) Calculated on loan balances after netting out holdback/LOC amount for three loans (4.26% of the pool balance).

                                                                      (b) Calculated on loan balances including all pari passu
LOAN-TO-VALUE RATIO AT MATURITY (%)(A)(B)                             balances in split loan structures.
--------------------------------------------------------------------
                      NO. OF       AGGREGATE                          (c) Calculated based on methodologies as described in the
                     MORTGAGE    CUT-OFF DATE      % OF               Prospectus for the interest only loans.
                       LOANS      BALANCE ($)      POOL
--------------------------------------------------------------------
 28.53 -- 40.00          2        24,265,186       2.05
 40.01 -- 50.00         16       181,851,059      15.37
 50.01 -- 55.00         11        43,538,573       3.68
 55.01 -- 60.00         36       271,718,411      22.97
 60.01 -- 65.00         38       343,073,076      29.00
 65.01 -- 70.00         27       244,799,222      20.69
 70.01 -- 79.96          8        73,834,471       6.24
--------------------------------------------------------------------
 TOTAL:                138     1,183,079,998     100.00
--------------------------------------------------------------------
  Min: 28.53  Max: 79.96  Wtd Avg: 59.13
--------------------------------------------------------------------
(a) Calculated on loan balances after netting out holdback/LOC amounts for three loans (4.26% of the pool balance).

(b) Calculated on loan balances including all pari passu balances in split loan structures.

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

IV. LOAN GROUP 1 CHARACTERISTICS
    ----------------------------

CUT-OFF DATE BALANCE ($)                                           MORTGAGE RATE (%)
-----------------------------------------------------------------  ----------------------------------------------------------
                                NO. OF      AGGREGATE                                      NO. OF    AGGREGATE
                              MORTGAGE   CUT-OFF DATE      % OF                          MORTGAGE  CUT-OFF DATE       % OF
                                 LOANS    BALANCE ($)      POOL                            LOANS    BALANCE ($)       POOL
-----------------------------------------------------------------  ----------------------------------------------------------
 933,856 -- 999,999               1         933,856       0.10      4.1290 -- 4.9999         7     165,239,932       18.38
 1,000,000 -- 1,999,999           8      12,316,772       1.37      5.0000 -- 5.3999        17     190,408,616       21.18
 2,000,000 -- 3,999,999          25      77,470,824       8.62      5.4000 -- 5.5999        18     140,039,877       15.57
 4,000,000 -- 5,999,999          23     116,223,211      12.93      5.6000 -- 5.7999        21     177,770,594       19.77
 6,000,000 -- 7,999,999          13      88,145,444       9.80      5.8000 -- 5.9999        18      88,235,791        9.81
 8,000,000 -- 9,999,999           7      62,835,892       6.99      6.0000 -- 6.1500         7      47,527,705        5.29
 10,000,000 -- 11,999,999         2      20,549,870       2.29      6.2000 -- 7.7300        12      89,960,714       10.00
 12,000,000 -- 15,999,999         3      39,784,092       4.42     ----------------------------------------------------------
 14,000,000 -- 15,999,999         3      45,207,655       5.03      TOTAL:                 100     899,183,229      100.00
 16,000,000 -- 19,999,999         4      69,080,595       7.68     ----------------------------------------------------------
 20,000,000 -- 29,999,999         6     142,346,155      15.83       Min: 4.1290   Max: 7.7300   Wtd Avg: 5.4866
 30,000,000 -- 49,999,999         4     149,788,865      16.66     ----------------------------------------------------------
 50,000,000 -- 74,500,000         1      74,500,000       8.29
-----------------------------------------------------------------  ORIGINAL TERM TO STATED MATURITY (MOS)
 TOTAL:                         100     899,183,229     100.00     -----------------------------------------------------
-----------------------------------------------------------------                    NO. OF     AGGREGATE
 Min: 933,856  Max: 74,500,000  Average: 8,991,832                                  MORTGAGE  CUT-OFF DATE       % OF
-----------------------------------------------------------------                     LOANS    BALANCE ($)       POOL
                                                                   -----------------------------------------------------
STATE                                                               60                  6     116,515,086       12.96
-----------------------------------------------------------------   61 -- 84            6      27,677,558        3.08
                           NO. OF        AGGREGATE                  85 -- 120          86     742,695,393       82.60
                         MORTGAGE     CUT-OFF DATE         % OF     121 -- 180          2      12,295,192        1.37
                       PROPERTIES      BALANCE ($)         POOL    -----------------------------------------------------
-----------------------------------------------------------------   TOTAL:            100     899,183,229      100.00
 California                14        116,813,861         12.99     -----------------------------------------------------
   South                    8         72,428,387          8.05       Min: 60    Max: 180    Wtd Avg: 111
   North                    6         44,385,475          4.94     -----------------------------------------------------
 Texas                     19        110,163,851         12.25
 Virginia                   6         95,483,259         10.62     REMAINING TERM TO STATED MATURITY (MOS)
 Nevada                     3         85,318,021          9.49     -----------------------------------------------------
 New York                   7         77,064,941          8.57                       NO. OF    AGGREGATE
 Maryland                   9         57,888,689          6.44                      MORTGAGE  CUT-OFF DATE       % OF
 Florida                   11         38,755,748          4.31                        LOANS    BALANCE ($)       POOL
 New Jersey                 4         38,284,502          4.26     -----------------------------------------------------
 Washington                 6         35,657,279          3.97      52 -- 60            6     116,515,086       12.96
 Indiana                    3         29,221,198          3.25      61 -- 84            6      27,677,558        3.08
 Tennessee                  2         24,442,050          2.72      85 -- 120          86     742,695,393       82.60
 Other States(a)           46        190,089,831         21.14      121 -- 178          2      12,295,192        1.37
-----------------------------------------------------------------  -----------------------------------------------------
 TOTAL:                   130        899,183,229        100.00      TOTAL:            100     899,183,229      100.00
-----------------------------------------------------------------  -----------------------------------------------------
(a) Includes 18 states.                                              Min: 52     Max: 178     Wtd Avg: 108
                                                                   -----------------------------------------------------
PROPERTY TYPE
--------------------------------------------------------------     LOANS WITH RESERVE REQUIREMENTS (A)
                          NO. OF      AGGREGATE                    ------------------------------------------------------
                         MORTGAGE   CUT-OFF DATE      % OF                         NO. OF        AGGREGATE
                        PROPERTIES    BALANCE ($)      POOL                       MORTGAGE      CUT-OFF DATE      % OF
--------------------------------------------------------------                     LOANS         BALANCE ($)      POOL
 Retail                     44      475,008,405       52.83        ------------------------------------------------------
 Office                     27      211,049,496       23.47         Replacement     89           731,232,597     81.32
 Self Storage               28       83,705,495        9.31         Taxes           97           791,104,118     87.98
 Industrial                  6       50,715,587        5.64         Insurance       83           591,730,237     65.81
 Total Multifamily           9       49,778,117        5.54         Other (b)       38           345,341,133     38.41
   Manufactured              7       39,924,171        4.44         TI/LC (c)       50           401,746,446     54.56
  Housing                                                          ------------------------------------------------------
   Multifamily               2        9,853,946        1.10        (a) Includes upfront or on-going reserves.
 Other                      15       22,826,130        2.54
 Hotel                       1        6,100,000        0.68        (b) Generally consists of tenant reserves and holdbacks.
--------------------------------------------------------------
 TOTAL:                    130      899,183,229      100.00        (c) Based only on portion of pool secured by retail, office and industrial properties.

                                                                   DEBT SERVICE COVERAGE RATIOS (X) (A)(B)(C)
CUT-OFF DATE LOAN-TO-VALUE RATIO(%)(a)(b)                          ---------------------------------------------------------
--------------------------------------------------------                                  NO. OF    AGGREGATE
                      NO. OF    AGGREGATE                                                MORTGAGE  CUT-OFF DATE      % OF
                     MORTGAGE  CUT-OFF DATE       % OF                                     LOANS    BALANCE ($)      POOL
                      LOANS     BALANCE ($)       POOL             ---------------------------------------------------------
--------------------------------------------------------            1.220x -- 1.249x         2      11,154,000       1.24
 32.93 -- 50.00          3      98,765,186       10.98              1.250x -- 1.299x         5      29,408,928       3.27
 50.01 -- 60.00         10      89,524,532        9.96              1.300x -- 1.349x         8      63,110,515       7.02
 60.01 -- 65.00          7      24,779,169        2.76              1.350x -- 1.399x        10     136,478,770      15.18
 65.01 -- 70.00         17     126,417,916       14.06              1.400x -- 1.449x        12     103,258,121      11.48
 70.01 -- 75.00         37     267,517,445       29.75              1.450x -- 1.499x        15     162,060,871      18.02
 75.01 -- 80.00         25     289,504,565       32.20              1.500x -- 1.549x         8      66,513,681       7.40
 80.01 -- 82.29          1       2,674,415        0.30              1.550x -- 1.599x         8      48,613,950       5.41
--------------------------------------------------------            1.600x -- 1.749x        15      72,700,055       8.09
 TOTAL:                100     899,183,229      100.00              1.750x -- 1.999x         7      29,713,849       3.30
--------------------------------------------------------            2.000x -- 4.532x        10     176,170,489      19.59
  Min: 32.93   Max: 82.29   Wtd Avg: 68.10                         ---------------------------------------------------------
--------------------------------------------------------            TOTAL:                 100     899,183,229     100.00
(a) Calculated on loan balances after netting out the              ---------------------------------------------------------
holdback amount for one loan (2.41% of the group balance).           Min: 1.220    Max: 4.532    Wtd Avg: 1.883
                                                                   ---------------------------------------------------------
(b) Calculated on loan balances including all pari passu           (a) Calculated on loan balances after netting out the holdback
balances in split loan structures.                                 amount for one loan (2.41% of the group balance).

                                                                   (b) Calculated on loan balances including all pari passu balances in split loan structures.
LOAN-TO-VALUE RATIO AT MATURITY (%)(a)(b)
--------------------------------------------------------           (c) Calculated based on methodologies as described in the
                      NO. OF    AGGREGATE                          Prospectus for the interest only loans.
                     MORTGAGE  CUT-OFF DATE      % OF
                       LOANS    BALANCE ($)      POOL
--------------------------------------------------------
 28.53 -- 40.00          2      24,265,186       2.70
 40.01 -- 50.00         14     171,332,641      19.05
 50.01 -- 55.00          7      30,555,640       3.40
 55.01 -- 60.00         26     173,557,674      19.30
 60.01 -- 65.00         29     298,785,918      33.23
 65.01 -- 70.00         19     188,480,598      20.96
 70.01 -- 72.17          3      12,205,573       1.36
--------------------------------------------------------
 TOTAL:                100     899,183,229     100.00
--------------------------------------------------------
  Min: 28.53   Max: 72.17   Wtd Avg: 57.87
--------------------------------------------------------
(a) Calculated on loan balances after netting out the holdback amount for one loan (2.41% of the group balance).

(b) Calculated on loan balances including all pari passu balances in split loan structures.

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

V. LOAN GROUP 2 CHARACTERISTICS
   ----------------------------

CUT-OFF DATE BALANCE ($)                                          MORTGAGE RATE (%)
----------------------------------------------------------------  ----------------------------------------------------------------
                               NO. OF    AGGREGATE                                     NO. OF     AGGREGATE
                              MORTGAGE CUT-OFF DATE      % OF                         MORTGAGE   CUT-OFF DATE       % OF
                               LOANS    BALANCE ($)      POOL                           LOANS     BALANCE ($)       POOL
----------------------------------------------------------------  ----------------------------------------------------------------
 1,811,318 -- 1,999,999          1        1,811,318       0.64     4.2900 -- 4.9999       10      107,832,531       37.98
 2,000,000 -- 3,999,999         15       45,624,420      16.07     5.0000 -- 5.3999        9       85,697,768       30.19
 4,000,000 -- 5,999,999          4       17,312,979       6.10     5.4000 -- 5.5999        8       35,835,794       12.62
 6,000,000 -- 7,999,999          5       34,220,725      12.05     5.6000 -- 5.7999        4       20,606,102        7.26
 8,000,000 -- 9,999,999          4       33,255,000      11.71     5.8000 -- 5.9999        3        8,733,075        3.08
 10,000,000 -- 11,999,999        3       31,173,281      10.98     6.0000 -- 6.1500        4       25,191,498        8.87
 12,000,000 -- 15,999,999        3       37,058,607      13.05    ----------------------------------------------------------------
 16,000,000 -- 19,999,999        1       18,550,000       6.53     TOTAL:                 38      283,896,769      100.00
 20,000,000 -- 29,999,999        1       22,934,965       8.08    ----------------------------------------------------------------
 30,000,000 -- 41,955,473        1       41,955,473      14.78      Min: 4.2900    Max: 6.1500    Wtd Avg: 5.1391
----------------------------------------------------------------  ----------------------------------------------------------------
 TOTAL:                         38      283,896,769     100.00
----------------------------------------------------------------  ORIGINAL TERM TO STATED MATURITY (MOS)
  Min: 1,811,318 Max: 41,955,473  Average: 7,470,968              ----------------------------------------------------------------
----------------------------------------------------------------                   NO. OF     AGGREGATE
                                                                                  MORTGAGE  CUT-OFF DATE       % OF
STATE                                                                               LOANS    BALANCE ($)       POOL
----------------------------------------------------------------  ----------------------------------------------------------------
                           NO. OF      AGGREGATE                   60                 8       90,148,280       31.75
                         MORTGAGE   CUT-OFF DATE       % OF        61 -- 84           1       10,173,281        3.58
                       PROPERTIES    BALANCE ($)       POOL        85 -- 120         27      177,823,943       62.64
----------------------------------------------------------------   121 -- 144         2        5,751,265        2.03
 New York           10              76,996,090       27.12        ----------------------------------------------------------------
 Texas               8              66,561,019       23.45         TOTAL:            38      283,896,769      100.00
 California          5              23,764,041        8.37        ----------------------------------------------------------------
   South             3              16,779,562        5.91          Min: 60     Max: 144      Wtd Avg: 100
   North             2               6,984,480        2.46        ----------------------------------------------------------------
 Missouri            1              18,550,000        6.53
 Florida             3              16,977,840        5.98        REMAINING TERM TO STATED MATURITY (MOS)
 Colorado            2              15,964,993        5.62        ----------------------------------------------------------------
 Washington          3              12,882,077        4.54                          NO. OF    AGGREGATE
 Indiana             1              10,173,281        3.58                         MORTGAGE  CUT-OFF DATE      % OF
 Arizona             3               9,378,547        3.30                          LOANS    BALANCE ($)       POOL
 Kentucky            2               7,183,320        2.53        ----------------------------------------------------------------
 New Jersey          1               6,718,418        2.37         55 -- 60           8       90,148,280       31.75
 Other States (a)    6              18,747,142        6.60         61 -- 84           1       10,173,281        3.58
----------------------------------------------------------------   85 -- 120         27      177,823,943       62.64
 TOTAL:              45            283,896,769      100.00         121 -- 135         2        5,751,265        2.03
----------------------------------------------------------------  ----------------------------------------------------------------
(a) Includes 5 states.                                             TOTAL:            38      283,896,769      100.00
                                                                  ----------------------------------------------------------------
PROPERTY TYPE                                                       Min: 55     Max: 135      Wtd Avg:  98
----------------------------------------------------------------  ----------------------------------------------------------------
                      NO. OF          AGGREGATE
                    MORTGAGE        CUT-OFF DATE       % OF       LOANS WITH RESERVE REQUIREMENTS (A)
                   PROPERTIES         BALANCE ($)      POOL       ----------------------------------------------------------------
----------------------------------------------------------------                      NO. OF     AGGREGATE
 Total Multifamily    45            283,896,769       100.00                         MORTGAGE   CUT-OFF DATE         % OF
   Multifamily        36            253,768,916        89.39                          LOANS      BALANCE ($)         POOL
   Manufactured                                                   ----------------------------------------------------------------
  Housing              9             30,127,853        10.61       Replacement         36        269,905,622     95.07
 TOTAL:               45            283,896,769       100.00       Taxes               37        273,896,769     96.48
----------------------------------------------------------------   Insurance           32        234,805,447     82.71
                                                                   Other (b)           12        116,964,816     41.20
                                                                   TI/LC                0                  0     N/A
                                                                  ----------------------------------------------------------------
                                                                  (a) Includes upfront or on-going reserves.

                                                                  (b)  Generally consists of miscellaneous fees, reserves and holdbacks.

CUT-OFF DATE LOAN-TO-VALUE RATIO(%)(a)                            DEBT SERVICE COVERAGE RATIOS (X) (A)(B)
----------------------------------------------------------------  ----------------------------------------------------------------
                        NO. OF        AGGREGATE                                          NO. OF    AGGREGATE
                      MORTGAGE     CUT-OFF DATE        % OF                             MORTGAGE CUT-OFF DATE       % OF
                         LOANS      BALANCE ($)        POOL                              LOANS    BALANCE ($)       POOL
                    ----------   --------------   ---------       ----------------------------------------------------------------
 57.58 -- 60.00          2         13,800,000         4.86         1.200x -- 1.249x        3       32,275,876       11.37
 60.01 -- 65.00          2          6,972,958         2.46         1.250x -- 1.299x        2       10,609,976        3.74
 65.01 -- 70.00          9         97,031,347        34.18         1.300x -- 1.349x        3        8,635,859        3.04
 70.01 -- 75.00         10         58,726,351        20.69         1.350x -- 1.399x        3       14,589,270        5.14
 75.01 -- 80.00         15        107,366,113        37.82         1.400x -- 1.449x        5       47,580,150       16.76
----------------------------------------------------------------   1.450x -- 1.499x        5       46,548,649       16.40
 TOTAL:                 38        283,896,769       100.00         1.500x -- 1.549x        7       70,456,081       24.82
----------------------------------------------------------------   1.550x -- 1.599x        4       18,100,503        6.38
  Min: 57.58   Max: 80.00   Wtd Avg: 72.69                         1.600x -- 1.749x        2        6,972,958        2.46
----------------------------------------------------------------   1.750x -- 1.999x        1        3,692,446        1.30
                                                                   2.000x -- 2.313x        3       24,435,000        8.61
(a) Calculated on loan balances after netting out                 ----------------------------------------------------------------
holdback/LOC amounts for two loans (10.12% of the group            TOTAL:                 38      283,896,769      100.00
balance).                                                         ----------------------------------------------------------------
                                                                    Min: 1.200     Max: 2.313   Wtd Avg: 1.511
                                                                  ----------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY (%)(A)                            (a) Calculated on loan balances after netting out
--------------------------------------------------------------    holdback/LOC amounts for two loans (10.12% of the group
                      NO. OF        AGGREGATE                     balance).
                     MORTGAGE     CUT-OFF DATE      % OF
                      LOANS        BALANCE ($)      POOL          (b) Calculated based on methodologies as described in the
--------------------------------------------------------------    Prospectus for the interest only loans.
 44.50 -- 50.00         2          10,518,418       3.71
 50.01 -- 55.00         4          12,982,934       4.57
 55.01 -- 60.00        10          98,160,737      34.58
 60.01 -- 65.00         9          44,287,158      15.60
 65.01 -- 70.00         8          56,318,624      19.84
 70.01 -- 79.96         5          61,628,898      21.71
--------------------------------------------------------------
 TOTAL:                38         283,896,769     100.00
--------------------------------------------------------------
   Min: 44.50   Max: 79.96
--------------------------------------------------------------

(a) Calculated on loan balances after netting out holdback/LOC amounts for two loans (10.12% of the group balance).


All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

VI. LARGE LOAN DESCRIPTION
    ----------------------


                               TEN LARGEST LOANS
                               -----------------


                                                                                                     CUT-OFF DATE     % OF
   NO.                    PROPERTY NAME                       CITY          STATE    PROPERTY TYPE      BALANCE       POOL
--------- --------------------------------------------- ---------------- ---------- ---------------  ------------- ---------
      1.  DDR Portfolio                                     Various        Various  Retail           $ 74,500,000      6.30%
      2.  Boulevard Mall                                   Las Vegas       Nevada   Retail           $ 48,667,436      4.11%
      3.  Clinton Manor Apartments                         New York       New York  Multifamily      $ 41,955,473      3.55%
      4.  Prosperity Office Park -- Buildings B and C       Fairfax       Virginia  Office           $ 36,128,113      3.05%
      5.  Charleston Commons(3)                            Las Vegas       Nevada   Retail           $ 34,556,525      2.92%
      6.  Gateway Center Marshalls                         Brooklyn       New York  Retail           $ 30,436,790      2.57%
      7.  La Frontera Village -- II                       Round Rock        Texas   Retail           $ 28,100,000      2.38%
      8.  Woodbury Centre                               Central Valley    New York  Retail           $ 25,977,007      2.20%
      9.  Wiener Portfolio II                               Various       New York  Multifamily      $ 22,934,965      1.94%
     10.  Wellbridge Portfolio                              Various        Various  Other            $ 22,826,130      1.93%
          TOTAL/WEIGHTED AVERAGES                                                                    $366,082,440     30.94%

               % OF
            APPLICABLE
               LOAN       UNITS/      LOAN PER                 CUT-OFF DATE      LTV RATIO
   NO.       GROUP(2)       SF       UNIT/SF (1)    DSCR (1)      LTV (1)     AT MATURITY (1)
---------  ----------- ----------- --------------- ---------- -------------- ----------------
      1.       8.29%    1,492,051  $      49.93        4.53x       43.68%          43.68%
      2.       5.41%      587,170  $     165.77        2.78x       52.61%          42.26%
      3.      14.78%          240  $ 174,814.47        1.52x       68.78%          56.64%
      4.       4.02%      179,951  $     200.77        1.53x       72.11%          60.18%
      5.       3.84%      329,489  $     104.88        1.38x       77.90%          64.44%
      6.       3.38%      103,608  $     293.77        1.38x       79.83%          66.70%
      7.       3.13%      217,716  $     129.07        1.48x       76.99%          63.72%
      8.       2.89%      228,000  $     113.93        1.43x       79.93%          67.78%
      9.       8.08%          311  $  73,745.87        1.24x       79.09%          72.91%
     10.       2.54%    1,649,751  $      35.29        4.13x       32.93%          28.53%
                                                       2.41X       63.46%          54.61%

(1) For purposes of calculating Loan per Unit/SF, DSCR, Cut-Off Date LTV Ratio and LTV Ratio at Maturity, the loan amount used for the DDR Portfolio Mortgage Loan, the Boulevard Mall Mortgage Loan and the Wellbridge Portfolio Mortgage Loan are the principal balances of the Mortgage Loans that back the offered certificates and any loans that are pari passu with such mortgage loans.

(2) Loan Nos. 1, 2, 4, 5, 6, 7, 8, and 10 are in Loan Group 1 and Loan Nos. 3 and 9 in Loan Group 2.

(3) The DSCR for loan number 5 would be 1.47x and the LTV would be 72.99% if calculated after netting out a $2,180,000 cash reserve.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $74,500,000
                                                        TMA DSCR:    4.53x
                                 DDR PORTFOLIO          TMA LTV:     43.7%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

              Hilltop Plaza

[GRAPHIC OMITTED]                     [GRAPHIC OMITTED]

    Derby Square                      Apple Blossom Corners


[GRAPHIC OMITTED]                     [GRAPHIC OMITTED]

    Highland Grove Shopping Center    Oviedo Park Crossing

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $74,500,000
                                                        TMA DSCR:    4.53x
                                 DDR PORTFOLIO          TMA LTV:     43.7%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:               GACC

  LOAN PURPOSE:              Acquisition

  SHADOW RATING (F / M):     AAA / Aa2

  ORIGINAL TMA BALANCE:      $74,500,000

  CUT-OFF TMA BALANCE:       $74,500,000

  % BY INITIAL UPB:          6.30%

  TMA INTEREST RATE:         4.129000%(1)

  PAYMENT DATE:              1st of each month

  FIRST PAYMENT DATE:        July 1, 2003

  ANTICIPATED PREPAYMENT
    DATE (APD):              June 1, 2008

  HYPERAMORTIZATION:         After the APD, the interest rate increases to a
                             maximum of 6.129000% and all excess cash flow will be applied to the payment of principal and interest until the Maturity Date.

  MATURITY DATE:             June 1, 2013

  AMORTIZATION:              None prior to the APD(1)

  CALL PROTECTION:           Lockout for 24 months from securitizat date,
                             then defeasance is permitted. Yield maintenance is required for prepayments from December 2007 through February 2008. On and after March 1,
                             2008, prepayment can be made without penalty.

  SPONSORS:                  Developers Diversified Realty Corporation
                             ("DDR"), Kuwait Financial Centre and Bank of
                             Bahrain and Kuwait

  BORROWERS:                 DDR Highland Grove LLC, DDR Hilltop Plaza LLC,
                             DDR Oviedo Park LLC, DDR Springfield LLC, DDR
                             Apple Blossom LLC, DDR North Pointe Plaza LLC and DDR Derby Square LLC

  ADDITIONAL FINANCING:      $35,500,000 B-Note, held outside of the Trust.

  LOCKBOX:                   Hard

  INITIAL RESERVES:          None

  MONTHLY RESERVES:          None(2)

-----------------
(1) The loan is interest only through and including the Anticipated Prepayment Date.

(2) The borrower is not initially required to pay ongoing reserves. However, upon the occurrence of any of the following: (i) DDR is downgraded to below investment-grade, (ii) DDR no longer manages all the Mortgaged Properties, (iii) DDR transfers all or any part of its direct or indirect ownership interests in the Borrower, or (iv) the Loan is not repaid in full on the Anticipated Prepayment Date, the Lender may require ongoing monthly escrows for taxes and insurance and reserves for replacements and TI/LC (and with respect to the TI/LC reserve, funds will be deposited into the TI/LC reserve account until the account has reached a balance of $406,942 at which time the ongoing monthly reserves will commence).

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                 TRUST
                               MORTGAGE        FIRST
                                 ASSET        MORTGAGE
                             ------------   -----------
  LOAN BALANCE / SQ.FT.:     $49.93          $73.72
  APD BALANCE / SQ.FT.:      $49.93          $73.72
  LTV:                       43.7%           64.5%
  APD LTV:                   43.7%           64.5%
  DSCR:                      4.53x           3.07x
  SHADOW RATING (F / M):     AAA / Aa2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:      Portfolio
  PROPERTY TYPE:                 Anchored Retail
  COLLATERAL:                    Fee simple interest in seven
                                 anchored power retail centers.
  LOCATION:                      Various (CA, FL, IN, OH, VA)
  YEARS BUILT / RENOVATED:       1989-1999 / 1994-2001
  COLLATERAL PORTFOLIO AREA:     1,492,051 sq. ft.
  PROPERTY MANAGEMENT:           Developers Diversified Realty
                                 Corp., an affiliate of the Borrower.
  PORTFOLIO LEASED (AS OF
    04/10/03):                   99.1%
  PORTFOLIO UNDERWRITTEN NET
    CASH FLOW:                   $13,940,410
  PORTFOLIO APPRAISED VALUE:     $170,550,000
  APPRAISAL DATES:               Various (February 2003)
--------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $74,500,000
                                                        TMA DSCR:    4.53x
                                 DDR PORTFOLIO          TMA LTV:     43.7%
--------------------------------------------------------------------------------

THE DDR PORTFOLIO LOAN

THE LOAN. The DDR Portfolio Loan is a $110,000,000 first mortgage loan, secured by the borrowers' fee simple interest in seven anchored retail centers containing a total of 1,492,051 sq.ft. of retail shopping space, located in Ohio (26.80% of NRA), Indiana (20.94% of NRA), Florida (19.48% of NRA), California (16.65% of NRA) and Virginia (16.12% of NRA). The first mortgage loan consists of a $74.5 million A-Note and a subordinate $35.5 million B-Note that will be held outside of the trust. The A-Note is shadow rated AAA/Aa2 by Fitch and Moody's, respectively.

THE BORROWERS. The borrower consists of seven newly formed single-purpose, bankruptcy-remote entities, each of which i) delivered a non-consolidation opinion and ii) is sponsored by Developers Diversified Realty Corporation ("DDR") and an investor group managed by Kuwait Financial Centre S.A.K. ("Markaz") and Bank of Bahrain and Kuwait B.S.C. ("BBK"). The sponsor is maintaining approximately $58.1 million of equity in the transaction (as implied by the $168.9MM purchase price for the properties). DDR will retain a 20% ownership interest in the venture while as of the loan closing the investor group had the remaining 80% interest.

Developers Diversified Realty Corporation (rated BBB-, Baa3 and BBB by Fitch, Moody's and Standard and Poor's respectively): DDR, based in Cleveland, Ohio, is a self-administered and managed publicly traded REIT (NYSE: DDR), operating as a fully integrated real estate company which acquires, develops and manages shopping centers. DDR owns or manages approximately 400 shopping centers in 44 states comprising approximately 85 million square feet. DDR typically invests in properties that have nationally affiliated anchor tenants such as Wal-Mart and Kohl's. The company has a total market capitalization of approximately $2.1 billion as of March 31, 2003.

DDR is a repeat sponsor of a Deutsche Bank borrower.

Kuwait Financial Centre: Markaz, established in 1974, is a publicly traded Kuwaiti company with shareholder equity of US$172 million and assets under management of US$871 million as of December 30, 2001. Markaz offers a range of investment management and corporate finance services to institutional and high net worth individuals. Markaz's involvement in the US real estate market began in 1978 with the establishment of its first US real estate project, the Martinvest Fund. Markaz's investments consist of the following: (i) development of distribution warehouses in Dallas, Texas, shipping centers, industrial parks, and suburban office buildings in Southern California; and (ii) ownership of income producing properties composed of distribution warehouses, office buildings, and R&D buildings in San Diego, Orange County (CA), Houston, and Dallas.

Bank of Bahrain and Kuwait ("BBK"; rated Baa3 by Moody's): BBK commenced operations in Bahrain in 1971. BBK is Bahrain's largest commercial bank in terms of assets, and provides a full range of banking services to businesses and individuals through its 21 branch offices in Bahrain. BBK is listed on the Bahrain Stock Exchange. In 1978, BBK established operations in Kuwait, and later in India. BBK is regulated by both the Bahrain Monetary Agency (the Central Bank of Bahrain) and the Bahrain Stock Exchange. BBK's shareholdings are equally split between Bahraini citizens and two quasi-government Bahraini institutions on the one hand, and a group of nine Kuwaiti financial institutions on the other. BBK's single largest shareholder is Bahrain's Pension Fund Commission (18.6% ownership).


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $74,500,000
                                                        TMA DSCR:    4.53x
                                 DDR PORTFOLIO          TMA LTV:     43.7%
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The properties are managed by an affiliate of the sponsor, Developers Diversified Realty Corporation.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. $35,500,000 B-Note held outside of the trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

RELEASE PROVISIONS. From two years after the securitization closing date, Borrower may obtain the release of certain properties from the loan subject to the following conditions: i) Borrower shall pay or defease (as applicable during such applicable periods in the loan term) an amount equal to 115% of the allocated cut-off date loan amount for such property as indicated in the Annex A to the Prospectus Supplement, ii) after such release, the DSCR with respect to the remaining properties is no less than 1.35x (calculated using the trailing twelve month NCF and a loan constant of 9.25%); iii) Borrower provides Lender with rating agency confirmation the certificates will not be downgraded; and iv) in the aggregate over the term of the loan prior to the anticipated prepayment date, Borrower may not release properties which, when combined with prior releases, total more than 50% of the loan amount without rating agency confirmation that the certificates will not be downgraded. In addition, upon 30 days prior notice and subject to the satisfaction of certain conditions set forth in the related loan documents, the borrower may obtain a release of a vacant, non-income producing portion of the Hilltop Plaza parcel.

------------------------------------------------------------------------------------------------------------------------------------
                   COLLATERAL PROPERTY SUMMARIES
                                                   COLLATERAL NRA
            PROPERTY                LOCATION          (SQ. FT.)    OCCUPANCY (%)                    MAJOR TENANTS
------------------------------------------------------------------------------------------------------------------------------------
 HILLTOP PLAZA(1)                 Richmond, CA         248,474        98.91          Ross Stores, Inc., Barnes & Noble, PetsMart,
                                                                                           Circuit City, Century 16 Theater
 HIGHLAND GROVE SHOPPING CENTER   Highland, IN         312,393        99.32          Target(2), Kohl's, Circuit City, OfficeMax,
                                                                                   Marshalls, Jewel/Osco(2), Borders Books & Music
 SPRINGFIELD COMMONS              Holland, OH          271,729        98.34            Kohl's, Bed Bath & Beyond, Babies 'R Us,
                                                                                              Gander Mountain, Old Navy
 APPLE BLOSSOM CORNERS(1)         Winchester, VA       240,560        99.00            Kohl's, Martin's Food Store, OfficeMax,
                                                                                                   Books-A-Million
 OVIEDO PARK CROSSING(1)          Oviedo, FL           186,212       100.00        T.J. Maxx, Ross Stores, Inc., Linens 'N Things,
                                                                                                 Michaels, OfficeMax
 DERBY SQUARE                     Grove City, OH       128,210       100.00                 Big Bear Foods, Heartland Bank

 NORTH POINTE PLAZA               Tampa, FL            104,473        98.47        Wal-Mart(2), Publix Super Markets, Fashion Bug,
                                                                                               Dollar Tree, Radio Shack
------------------------------------------------------------------------------------------------------------------------------------

(1) Three of the seven properties are located in close proximity to regional malls.

(2)   Not part of the collateral.

HILLTOP PLAZA (23.27% OF FIRST MORTGAGE)

THE PROPERTY. Hilltop Plaza is a 248,474 square foot community center (98.91% leased) serving the rapidly growing western Contra Costa County market, just east of San Francisco Bay in Richmond, CA. The center benefits from ample parking, easy access and full visibility from Interstate 80. Hilltop Plaza has recently undergone a renovation in 2001. Major tenants at the property include Ross Stores, Inc., Barnes & Noble, Circuit City and Century 16 Theater. The property is adjacent to Taubman's 1.1 million sq. ft. Hilltop Mall anchored by Macy's, Sears and J.C. Penney.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $74,500,000
                                                        TMA DSCR:    4.53x
                                 DDR PORTFOLIO          TMA LTV:     43.7%
--------------------------------------------------------------------------------

SIGNIFICANT TENANTS.

----------------------------------------------------------------------------------------------------------------------
                                                   MAJOR TENANTS
        TENANT            % OF PROPERTY      RENT PSF      LEASE EXPIRATION      RATING (F/M/S)      2002 SALES PSF
----------------------------------------------------------------------------------------------------------------------
 CENTURY 16 THEATER             20.9%         $14.25          09/27/16                --             $571,459(1)
----------------------------------------------------------------------------------------------------------------------
 CIRCUIT CITY                   15.7%         $12.60          01/31/17                --                 NA
----------------------------------------------------------------------------------------------------------------------
 ROSS STORES, INC.              11.1%         $11.84          01/31/08          -- / -- / BBB            $284(2)
----------------------------------------------------------------------------------------------------------------------
 PETSMART                       10.7%         $14.72          03/31/12          -- / Ba3 / B+            $137
----------------------------------------------------------------------------------------------------------------------
 BARNES & NOBLE                 10.2%         $15.70          04/30/11          -- / Ba2 / BB            $143
----------------------------------------------------------------------------------------------------------------------

(1)   Sales per screen.
(2)   Based on 2001 sales figures. 2002 sales figures are not available.


THE MARKET. The property is located in the City of Richmond and Contra Costa County submarket. Between 1996 and 2001 retail sales have increased 66.6% in the City of Richmond, 50.4% in Contra Costa County, and 42.9% in the State of California. Occupancy levels are generally between 95% -- 100% for comparable properties. Typical asking rental rates and recent leases for retail shop spaces ranged from $15.00 to $30.00 per square foot (triple net). Rental rates for anchor spaces tend to be in the $9.60 to $18.00 per square foot (triple net) range. The subject is occupied by a mix of local, regional, and national tenants, which is typical of a retail center in the region. The appraisal indicated that there is no new competition that will adversely impact the existing retail in the area. CB Richard Ellis's reports market vacancy to be approximately 5%. Within a 3-mile radius of the property as of 12/31/02, the population was 115,953 and the average household income was $71,264.

HIGHLAND GROVE SHOPPING CENTER (19.45% OF FIRST MORTGAGE)

THE PROPERTY. The Highland Grove Shopping Center is a 524,257 square foot (of which 312,393 sq. ft. is included as collateral space; 99.32% occupied) community center that is located at the intersection of Highway 41 (Indianapolis Boulevard) and Main Street in Highland, Indiana, a northwestern Indiana suburb of the Chicago MSA located approximately 30 miles SE of the Chicago CBD. Highland Grove features nationally recognized retailers such as Target (non-collateral space), Kohl's, Jewel/Osco (non-collateral space), Marshalls, Circuit City, OfficeMax, Borders Books & Music (non-collateral space), MC Sports (2002 sales of $170psf), KB Toyworks, Petco (2002 sales of $265psf) and Famous Footwear (2002 sales of $189psf).

SIGNIFICANT TENANTS.

---------------------------------------------------------------------------------------------------------------
                                                MAJOR TENANTS
     TENANT         % OF PROPERTY      RENT PSF      LEASE EXPIRATION      RATING (F/M/S)      2002 SALES PSF
---------------------------------------------------------------------------------------------------------------
 KOHL'S                 31.3%          $  7.69          01/31/16             A / A3 / A-              NA
---------------------------------------------------------------------------------------------------------------
 MARSHALLS               9.7%          $  8.90          01/31/11           -- / A3 / A (1)           $293
---------------------------------------------------------------------------------------------------------------
 CIRCUIT CITY            9.0%          $ 10.00          01/31/16                --                    NA
---------------------------------------------------------------------------------------------------------------
 OFFICEMAX               7.8%          $  9.50          01/31/12                --                    NA
---------------------------------------------------------------------------------------------------------------

(1)   Ratings of Parent company, TJX Companies, Inc. (NYSE: TJX)

THE MARKET. The property is located in the Highland submarket which is located southeast of Chicago in northwestern Indiana. The property has enjoyed a stable occupancy pattern for the past few years, generally performing at 92% or better. Over the past two years, occupancy levels in the overall Highland market have ranged from approximately 88% to 92%, while the local submarket which comprises a local concentration of national retailers has performed slightly higher at 93%. Within a 3-mile radius of the property as of 12/31/02, the population was 66,520 and the average household income was $77,262.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $74,500,000
                                                        TMA DSCR:    4.53x
                                 DDR PORTFOLIO          TMA LTV:     43.7%
--------------------------------------------------------------------------------

SPRINGFIELD COMMONS (16.82% OF FIRST MORTGAGE)

THE PROPERTY. Springfield Commons is a 271,729 square foot community center (98.34% occupied) strategically located in the northwest quadrant of the Airport Highway and US-23 intersection in Holland, OH. The property is located near the intersection of I-80 and I-475. Retailers at Springfield Commons benefit from good visibility and access from the adjacent I-475 interchange. Springfield Commons is anchored by the following national retailers Kohl's, Bed Bath & Beyond and Gander Mountain. Other tenants at the property include Babies 'R Us, Old Navy, Petco and Shoe Carnival (2002 sales of $225psf). The property is adjacent to a Home Depot and a Sam's Club (neither of which is part of the collateral).

SIGNIFICANT TENANTS.

----------------------------------------------------------------------------------------------------------------------------
                                                     MAJOR TENANTS
       TENANT            % OF PROPERTY      RENT PSF      LEASE EXPIRATION         RATING (F/M/S)        2002 SALES PSF
----------------------------------------------------------------------------------------------------------------------------
 KOHL'S                      31.9%          $  8.10         02/02/19                A / A3 / A-                 NA
------------------------------------------------------------------------------------------------------------------------------
 BED BATH & BEYOND           12.9%          $ 10.75         01/31/10                -- / -- / BBB               NA
------------------------------------------------------------------------------------------------------------------------------
 GANDER MOUNTAIN             11.5%          $  8.95         08/31/14                     --                     NA
------------------------------------------------------------------------------------------------------------------------------
 BABIES 'R US                11.3%          $  4.66         01/31/10            BB+ / Baa3 / BBB-(1)            NA
------------------------------------------------------------------------------------------------------------------------------
 OLD NAVY                     9.2%          $ 14.00         10/31/05              BB- / Ba3 / BB+(2)           $562
----------------------------------------------------------------------------------------------------------------------------

(1)   Ratings of parent company, Toys 'R Us (NYSE: TOY).
(2)   Ratings of parent company, The Gap (NYSE: GPS).

THE MARKET. The subject is located in the Toledo market of the Cleveland MSA. According to CB Richard Ellis, from 1997 to 2001, the market has shown a range of overall vacancy rates from 9.85% to 11.11%, with a four-year average of 10.5%. CB Richard Ellis indicates that the 2002 year end market vacancy rate is 10.36%. Within a 5-mile radius of the property as of 12/31/02, the population was 142,602 and the average household income was $64,785.

APPLE BLOSSOM CORNERS (14.27% OF FIRST MORTGAGE)

THE PROPERTY. This 240,560 square foot community center (99.00% occupied) is situated on the Apple Blossom Mall ring road (Pleasant Valley Road), located
1 1/2 miles west of the Interstate 81/50 interchange (Exit 313) in Winchester, a major crossroad and retail hub in this part of Virginia. The property has many national retail tenants such as Kohl's, OfficeMax and Blockbuster (2002 sales of $141psf). Regional tenants at the property include Martin's Food Store (2002 sales of $372psf) and Books-A-Million. The property is located in close proximity to a regional mall (Simon Property Group's Apple Blossom Mall (anchored by Belk, Sears and J.C. Penney)) which creates a draw and an increase in traffic for the property. The property is also adjacent to a Home Depot, Sam's Club, Wal-Mart, Lowe's (none of which is part of the collateral).

SIGNIFICANT TENANTS.

-----------------------------------------------------------------------------------------------------------------------
                                                   MAJOR TENANTS
        TENANT             % OF PROPERTY      RENT PSF      LEASE EXPIRATION      RATING (F/M/S)      2002 SALES PSF
-----------------------------------------------------------------------------------------------------------------------
 KOHL'S                        34.9%           $ 7.05         01/31/18             A / A3 / A-              NA
-----------------------------------------------------------------------------------------------------------------------
 MARTIN'S FOOD STORE           28.1%           $ 9.35         05/31/40                  --                $372
-----------------------------------------------------------------------------------------------------------------------
 OFFICEMAX                      9.7%           $ 9.50         04/30/12                  --                  NA
-----------------------------------------------------------------------------------------------------------------------
 BOOKS-A-MILLION                8.4%           $ 9.00         01/31/08                  --                $155
-----------------------------------------------------------------------------------------------------------------------

THE MARKET. The property is located in the Winchester/Frederick market area.
The current retail supply in the Winchester/Frederick market area is 1,530,757 sq. ft with occupancy levels ranging from 99.0% to 100% and average rents ranging from $12 -- $18psf as of February 2003. Within a 5-mile radius of the property as of 12/31/02, the population was 53,225 and the average household income was $67,449.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $74,500,000
                                                        TMA DSCR:    4.53x
                                 DDR PORTFOLIO          TMA LTV:     43.7%
--------------------------------------------------------------------------------

OVIEDO PARK CROSSING (11.82% OF FIRST MORTGAGE)

THE PROPERTY. Oviedo Park Crossing is located at Red Bug Lake Road and State Route 417 in Oviedo, Florida, a rapidly growing northeastern suburb of Orlando. This 186,212 square foot community center (100.00% occupied) is located directly across from The Rouse Company's 1 million square foot Oviedo Marketplace Mall, a regional shopping center anchored by Dillard's, Burdines, Regal Cinemas, Sears, Bed Bath & Beyond and 335,000 square feet of additional inline retail shops (none of which is part of the collateral). The property has many national and regional tenants such as T.J. Maxx, Linens 'N Things, Ross Stores, Inc., OfficeMax, Michael's and PetsMart. The property has access from both the Central Florida Greenway and via expanded Routes 426 and 434. The area also includes the University of Central Florida, with an enrollment of 25,000 students, and a growing tourist trade. The property is located in close proximity to a regional mall, Marketplace Mall, which creates a draw and an increase in traffic for the property.


SIGNIFICANT TENANTS.

----------------------------------------------------------------------------------------------------------------------
                                                  MAJOR TENANTS
       TENANT            % OF PROPERTY      RENT PSF      LEASE EXPIRATION      RATING (F/M/S)      2002 SALES PSF
----------------------------------------------------------------------------------------------------------------------
 LINENS 'N THINGS              16.5%         $ 10.25          01/31/11                --                   $106
----------------------------------------------------------------------------------------------------------------------
 T.J. MAXX                     16.1%         $  8.25          11/30/10           -- / A3 / A               $169
----------------------------------------------------------------------------------------------------------------------
 ROSS STORES, INC.             16.1%         $  9.50          01/31/10          -- / -- / BBB              $179
----------------------------------------------------------------------------------------------------------------------
 MICHAELS                      12.7%         $  9.00          02/28/09          -- / Ba1 / BB               NA
----------------------------------------------------------------------------------------------------------------------
 OFFICEMAX                     12.6%         $ 11.00          06/30/14                --                    NA
----------------------------------------------------------------------------------------------------------------------

THE MARKET. According to the appraisal, the Orlando area currently has a total inventory of about 52.7 million square feet of retail space in shopping centers over 40,000 square feet. The vacancy conditions in the local retail market have improved over the past few years, declining from 8.9% in 1999 to 7.8% in 2000 and to 4.1% in 2001. Occupancy rates have increased slightly in 2002. The average rent for power centers range from $17 - $22psf. Rental rates vary widely based on the relative strength of the center. For the newest neighborhood and community shopping centers with strong anchor tenants, rental rates generally range from $16 to $20psf (triple net). For older shopping centers, rental rates generally range from $12 to $14psf (triple net). Over the past few years, rents have increased about 5% per year. There are an estimated 17,997 households in a three-mile radius and 53,940 households in a five-mile radius. An additional 7,094 households are expected in the five-mile radius by 2007. The average household income is $87,053 within a 3-mile radius of the subject.


DERBY SQUARE (7.45% OF FIRST MORTGAGE)

THE PROPERTY. This 128,210 square foot grocery anchored shopping center (100.00% occupied) is conveniently located at the intersection of Stringtown Road and Parkmead Drive in the southwestern Columbus suburb of Grove City, Ohio. Anchored by Big Bear Foods, Derby Square offers a solid mix of national, regional and local retailers and service providers such as Bath & Body Works, H&R Block, Bank One, GNC (2002 sales of $362psf) and several restaurants. Sales at the property for Big Bear have been over $339psf for the past four years.


SIGNIFICANT TENANTS.

----------------------------------------------------------------------------------------------------------------------
                                                    MAJOR TENANTS
         TENANT             % OF PROPERTY      RENT PSF      LEASE EXPIRATION      RATING (F/M/S)      2002 SALES PSF
----------------------------------------------------------------------------------------------------------------------
 BIG BEAR FOODS(1)              54.6%          $  7.11            08/28/12                --             $345(2)
----------------------------------------------------------------------------------------------------------------------
 ONCE UPON A CHILD               5.0%          $ 13.00            05/31/08                --             $156
----------------------------------------------------------------------------------------------------------------------
 PLAY IT AGAIN SPORTS            3.2%          $ 12.25            07/31/06                --              NA
----------------------------------------------------------------------------------------------------------------------
 HEARTLAND BANK                  3.1%          $ 14.50            01/31/10                --              NA
----------------------------------------------------------------------------------------------------------------------

(1) The parent company of Big Bear, Penn Traffic Co., filed for Chapter 11 bankruptcy protection in June 2003.
(2)   Based on T-12 months through August 2002.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $74,500,000
                                                        TMA DSCR:    4.53x
                                 DDR PORTFOLIO          TMA LTV:     43.7%
--------------------------------------------------------------------------------

THE MARKET. The property is located in the Columbus retail market. Average asking rental rates for anchor space within the subject's submarket was reported at $7.06 as of 4th Quarter 2002. For non-anchor space, the average asking rent was $10.13 per square foot. The property has had a relatively stable occupancy pattern in recent years, generally performing at 99% or better. The property has historically outperformed the market due to its mix of tenants and locational attributes. Within a 3-mile radius of the property as of 12/31/02, the population was 39,875 and the average household income was $62,087.

NORTH POINTE PLAZA (6.91% OF FIRST MORTGAGE)

THE PROPERTY. The North Pointe Plaza is a 222,401 square foot (of which 104,473 sq. ft. is included as collateral space; 98.47% occupied) grocery-anchored shopping center featuring a strong anchor tenant and a complementary tenant mix. It is located on the heavily traveled North Dale Mabry Highway in the Carrollwood area of Tampa, Florida, where many young families and single professionals reside. North of the property, the Veterans Expressway offers more room for growth and expansion. The property is anchored by Wal-Mart (non-collateral space) and Publix (2002 sales of $509psf) and other prominent tenants include Fashion Bug, Dollar Tree (2002 sales of $264psf), Radio Shack (2002 sales of $238psf) and Wells Fargo.


SIGNIFICANT TENANTS.

--------------------------------------------------------------------------------------------------------------------------
                                                     MAJOR TENANTS
          TENANT              % OF PROPERTY      RENT PSF      LEASE EXPIRATION      RATING (F/M/S)      2002 SALES PSF
--------------------------------------------------------------------------------------------------------------------------
 PUBLIX SUPER MARKETS            46.8%           $  7.50            08/21/10                --                $509
--------------------------------------------------------------------------------------------------------------------------
 FASHION BUG                      7.7%           $ 11.00            01/31/11                --                $108
--------------------------------------------------------------------------------------------------------------------------
 S & K FAMOUS BRANDS              4.8%           $ 15.85            01/31/06                --                $ 97
--------------------------------------------------------------------------------------------------------------------------
 JOHNSTON'S PARTY PLACE           3.8%           $ 17.00            02/28/06                --                $120
--------------------------------------------------------------------------------------------------------------------------

THE MARKET. According to the appraisal, the Tampa-St. Petersburg-Clearwater MSA is one of the fastest growing markets in Florida. Employment and income levels are rising which will create demand for additional goods and services. As of December 2002, the submarket is 95.9% occupied. According to Reis, the average asking rental rate for inline space in the macro market is currently $12.93 per square foot, and for the submarket are $14.02 per square foot. Rental rates within the submarket vary widely based on the relative strength of the center. For the newest shopping centers with strong anchor tenants, rental rates generally range from $16 to $22psf on a triple net basis. For older shopping centers with inferior locations, rental rates generally range from $12 to $16 per square foot, triple net. Overall, rents have increased about 9.7% over the past two years within the subject submarket compared to 4.5% for the macro market. Within a 3-mile radius of the property as of 12/31/02, the population was 78,134 and the average household income was $83,935.


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $74,500,000
                                                        TMA DSCR:    4.53x
                                 DDR PORTFOLIO          TMA LTV:     43.7%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

HILLTOP PLAZA
3300 Blume Drive
Richmond, CA 94806


HIGHLAND GROVE SHOPPING CENTER
10353 Indianapolis Boulevard
Highland, IN 46322

SPRINGFIELD COMMONS
1258-1354 South Holland Sylvania Road
Holland, OH 43528


DERBY SQUARE
2161-2261 Stringtown Road
Grove City, OH 43123

APPLE BLOSSOM CORNERS
2190 South Pleasant Valley Road
Winchester, VA 22601

OVIEDO PARK CROSSING
1115 Vidina Place
Oviedo, FL 32765

NORTH POINTE PLAZA
15001 North Dale Mabry Highway
Tampa, FL 33618


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $74,500,000
                                                        TMA DSCR:    4.53x
                                 DDR PORTFOLIO          TMA LTV:     43.7%
--------------------------------------------------------------------------------


[GRAPHIC OMITTED]

HIGHLAND GROVE SHOPPING CENTER
10353 Indianapolis Boulevard
Highland, IN 46322

DERBY SQUARE
2161-2261 Stringtown Road
Grove City, OH 43123

SPRINGFIELD COMMONS
1258-1354 South Holland Sylvania Road
Holland, OH 43528

HILLTOP PLAZA
3300 Blume Drive
Richmond, CA 94806

APPLE BLOSSOM CORNERS
2190 South Pleasant Valley Road
Winchester, VA 22601

OVIEDO PARK CROSSING
1115 Vidina Place
Oviedo, FL 32765


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $48,667,436
                                                        TMA DSCR(1): 2.78x
                                 BOULEVARD MALL         TMA LTV(1):  52.6%
--------------------------------------------------------------------------------

       [GRAPHIC OMITTED]                              [GRAPHIC OMITTED]


                                [GRAPHIC OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $48,667,436
                                                        TMA DSCR(1): 2.78x
                                 BOULEVARD MALL         TMA LTV(1):  52.6%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:               GACC

  LOAN PURPOSE:              Refinance

  SHADOW RATING (F / M):     AAA / A1

  ORIGINAL TMA BALANCE:      $48,728,500

  CUT-OFF TMA BALANCE:       $48,667,436

  % BY INITIAL UPB:          4.11%

  TMA INTEREST RATE:         4.273750%

  PAYMENT DATE:              1st of each month

  FIRST PAYMENT DATE:        August 1, 2003

  MATURITY DATE:             July 1, 2013

  AMORTIZATION:              360 Months

  CALL PROTECTION:           Lockout for 24 months from securitization date,
                             then defeasance is permitted. On and after April
                             1, 2013, prepayment can be made without penalty.

  SPONSOR:                   General Growth Properties Inc.

  BORROWER:                  Boulevard Associates

  PARI PASSU DEBT:           $48,667,436 A-2 note, shadow rated AAA / A1 (F /
                             M), held outside of trust.

  SUBORDINATE DEBT:          $22,514,750 B-note, shadow rated BBB- / Baa3 (F
                             / M), included in trust.(1)

  LOCKBOX:                   Hard

  INITIAL RESERVES:          Tax:         $95,372

  MONTHLY RESERVES(2):       Tax:         $47,686
--------------------------------------------------------------------------------
--------
(1)   The subject $48,667,436 represents the A-1 note in a $119,849,623 loan.
      An A-2 note (with a cut-off date loan amount of $48,667,436) is pari passu with the A-2 note and a B note (with a cut-off date loan amount of $22,514,750) is subordinate to the A-1 and A-2 notes. The A-2 note is not included in the trust. All Loan/Balloon Balance / sq.ft., LTV, Balloon
      LTV and DSCR calculations are based on the combined A-1 and A-2 notes.
      The B Note is included in the trust but does not back any certificates other than class BLVD.
(2) Following an event of default or if the DSCR falls below 1.15x calculated based on a 8.50% loan constant, lender is permitted to require additional monthly reserves for insurance premiums, TI/LC and replacement reserves.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                    TRUST
                                  MORTGAGE         FIRST
                                  ASSET(1)        MORTGAGE
                                ------------   -------------
  LOAN BALANCE / SQ.FT.:         $165.77        $204.11
  BALLOON BALANCE / SQ.FT.:      $133.16        $163.97
  LTV:                            52.6%          64.8%
  BALLOON LTV:                    42.3%          52.0%
  DSCR:                            2.78x          2.26x
  SHADOW RATING (F / M):        AAA / A1       BBB- / Baa3
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:     Single Asset

  PROPERTY TYPE:                Anchored Retail: Super-Regional
                                Mall

  COLLATERAL:                   Fee simple interest in a
                                super-regional mall.

  LOCATION:                     Intersection of Maryland Parkway
                                and Desert Inn Road, less than two
                                miles fron the "Strip" in Las Vegas,
                                NV.

  YEAR BUILT / RENOVATED:       1968 / 1992

  COLLATERAL AREA / TOTAL
    AREA:                       587,170 sq.ft. / 1,187,953 sq.ft.

  PROPERTY MANAGEMENT:          General Growth Properties Inc., an
                                affiliate of the Borrower

  LEASED (AS OF 06/11/03):
            TOTAL MALL GLA:     96.4%
                 OWNED GLA:     92.6%

  UNDERWRITTEN NET CASH
    FLOW:                       $16,019,559

  APPRAISED VALUE:              $185,000,000

  APPRAISAL DATE:               May 20, 2003
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
                                                AREA                    OWNERSHIP
        TENANT            RATING (F/M/S)     (SQ.FT.)    % OF TOTAL     INTEREST      2002 SALES    2002 SALES PSF
--------------------------------------------------------------------------------------------------------------------
  SEARS               BBB+ / Baa1 / BBB      218,389       18.4%       Anchor Owned  $50,011,081         $229
--------------------------------------------------------------------------------------------------------------------
  DILLARD'S             -- / Ba3 / BB+       198,577       16.7%       Anchor Owned  $29,985,127         $151
--------------------------------------------------------------------------------------------------------------------
  J.C. PENNEY           BB / Ba3 / BB+       192,520       16.2%        Collateral   $26,855,000         $139
--------------------------------------------------------------------------------------------------------------------
  MACY'S            BBB+ / Baa1 / BBB+(1)    178,550       15.0%       Anchor Owned  $23,925,700         $134
--------------------------------------------------------------------------------------------------------------------
  TOTAL/WTD. AVG.                            788,036       66.3%                     $32,694,227         $166
--------------------------------------------------------------------------------------------------------------------

   (1) Ratings of parent, Federated Department Stores, Inc. (NYSE: FD).

--------------------------------------------------------------------------------
                        2002 SALES PSF       OCC. COST PSF AS % OF SALES
--------------------------------------------------------------------------------
  INLINE TENANTS            $351                      13.35%
--------------------------------------------------------------------------------


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $48,667,436
                                                        TMA DSCR(1): 2.78x
                                 BOULEVARD MALL         TMA LTV(1):  52.6%
--------------------------------------------------------------------------------

THE BOULEVARD MALL LOAN

THE LOAN. The Boulevard Mall Loan is secured by a first mortgage on a single-level enclosed super-regional mall containing 1,187,953 sq. ft. (collateral space consists of 587,170 sq. ft.) and located in Las Vegas, Nevada, less than two miles from the "Strip". The first mortgage is evidenced by three notes. One of the notes is the $48,667,436 Trust Mortgage Asset, shadow rated AAA / A1 by Fitch/Moody's, respectively. Outside of the trust, there is $48,667,436 of debt (shadow rated AAA / A1 by Fitch/Moody's, respectively) which is pari passu to the Trust Mortgage Asset. Included in the trust is $22,514,750 of debt (shadow rated BBB- / Baa3 by Fitch/Moody's, respectively) in the form of a B Note which is subordinate to the Trust Mortgage Asset. The B note is included in the Trust but backs only the class BLVD certificate. The entire first mortgage is shadow rated investment grade from both Fitch and Moody's.

THE BORROWER. The borrower, Boulevard Associates, is a single-purpose, bankruptcy-remote entity with an independent director and for which a non-consolidation opinion was obtained. The sponsor of the borrower is General Growth Properties Inc. (NYSE: GGP). Headquartered in Chicago, Illinois, General Growth Properties (GGP) is one of the largest owners and operators of retail centers in the country. As of May 1, 2003, GGP had ownership interests or management responsibility in 160 regional shopping malls, totaling more than 140 million square feet and consisting of over 15,000 retailers nationwide. Based on a trailing 12-month period as of March 31, 2003, GGP's average sales per square foot were $345. GGP's in-line tenant occupancy was 90.4% as of March 31, 2003. As of March 31, 2003, GGP's total capitalization was $12.0 billion while stockholder's equity was approximately $1.21 billion.

General Growth Properties is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. The Boulevard Mall is an enclosed super-regional mall and the 2nd largest mall in Nevada based on square footage. The Boulevard Mall Loan is secured by 587,170 sq. ft. of space (394,650 sq. ft. of inline/outparcel and a 192,520 sq. ft. J.C. Penney). The mall is anchored by Sears, Dillard's, J.C. Penney, and Macy's, totaling 788,036 sq. ft.. The J.C. Penney is the only anchor tenant that is part of the collateral. The center has inline and outparcel space leased to tenants including The Gap, Victoria's Secret, Pacific Sunwear, Torrid, The Bombay Company, Millers Outpost and Lerner New York. The mall is situated in a densely populated, moderate income area in the heart of Las Vegas conveniently located less than two miles from the "Strip".

The complex was originally built in 1968 by the Taubman Company as the Parkway Mall and had four anchors including Sears, J.C. Penney, Broadway Southwest, and Diamonds (Dayton Hudson). In 1984 MEPC American purchased the center and in 1992 the mall was renovated and expanded, substantially upgrading the property and modernizing the interior tenant space and storefronts. The $60 million expansion included a new 24,000 square foot food court, 150,000 square feet of additional retail space, and a three-level parking deck. Also, the expansion included a new Dillard's (replaced Diamonds), a new Macy's (replaced Broadway) and expanded the Sears and J.C. Penney stores. In 1998, GGP purchased the property from MEPC America for approximately $164.9 million; leaving $44.9 million in equity in the property.

SIGNIFICANT TENANTS. The loan collateral is 92.6% leased by more than 120 tenants. Other than J.C. Penney, no other tenant occupies more than 4.5% of the collateral space. The Mall is anchored by Sears, Dillard's, J.C. Penney, and Macy's of which only J.C. Penney is part of the collateral. The three largest collateral tenants are: J.C. Penney, Marshalls and Foot Locker.

J.C. PENNEY COMPANY, INC. (NYSE: JCP) occupies 192,520 sq. ft. (32.8% of collateral area) under a lease with a rent of $0.29psf expiring December 2006. J.C. Penney is a major retailer, operating 1,049 J.C. Penney department stores in 49 states, Puerto Rico and Mexico. The Company markets family apparel, jewelry, shoes, accessories and home furnishings. In addition, it operates a chain of 2,686 drugstores, primarily under the Eckerd name, located throughout the southwest, southeast, Sunbelt, and northeast regions of the United States. The Boulevard Mall's J.C. Penney had 2002 sales of $139psf (2002 occupancy cost of 2.24%). As of 01/25/03, J.C. Penney Company, Inc. had total assets of $17.9 billion and shareholder equity of $6.4 billion.

MARSHALLS occupies 26,099 sq. ft (4.4% of collateral area) under a lease with a rent of $5.50psf expiring in February 2004. Marshalls, a discount "name brands" department store, is a subsidiary of the TJX Companies, Inc. (NYSE: TJX; rated A and

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $48,667,436
                                                        TMA DSCR(1): 2.78x
                                 BOULEVARD MALL         TMA LTV(1):  52.6%
--------------------------------------------------------------------------------

A3 by S&P and Moody's, respectively). Incorporated in 1962 and headquartered in Framingham, Massachusetts, TJX Companies, Inc. has 629 Marshalls stores in 42 states and 14 stores in Puerto Rico. For the 12 months ended 01/25/2003, TJX reported total revenue of $11.98 billion (an increase of 12% from the prior year), net operating income of $578.4 million, and as of that date, had total assets of $3.94 billion, and shareholders' equity of $1.41 billion.

FOOT LOCKER occupies 17,802 sq. ft. (3.0% of collateral area) under a lease with a rent of $2.82psf expiring January 2007. Foot Locker, Inc. (NYSE: FL) is one of the world's leading retailer of athletic footwear and apparel, operating retail stores and selling direct-to-customers through catalogs and the Internet. The Company's approximate 3,600 retail stores comprise complementary formats under the brand names Foot Locker, Lady Foot Locker, Kids Foot Locker and Champs Sports. The stores are primarily mall-based and are located in 14 countries in North America, Europe and Australia. The Company's direct-to-customer operation, Footlocker.com/Eastbay, is a large Internet and catalog retailer of athletic footwear, apparel and equipment in the world. The Boulevard Mall's Foot Locker had 2002 sales of $415psf. As of 01/25/03, Foot Locker, Inc. had total assets of $2.3 billion and shareholder equity of $992 million.

THE MARKET. The Boulevard Mall is the primary retail center within the subject's neighborhood with a Target, Mervyn's and Vons to the West and a Best Buy, Cost Plus and T.J. Maxx to the South. Boulevard Mall is located in a densely populated, moderate income area in the heart of Las Vegas conveniently located less than two miles from the "Strip". Las Vegas continues to be one of the nation's fastest growing cities, with growth rates tripling the national average since 1990 and is one of the World's top tourist destinations.

The trade area for Boulevard Mall is strong, with a population base in 2002 of approximately 910,565 residents in 333,965 households. The population and household growth rates from 2000-2002 were 4.4% and 3.9%, respectively. By the year 2007, the trade area is projected to contain 1,095,413 people and 394,569 households. Retail sales in Clark County have increased by 164% from 1990 through 2001 (compound annual rate of 13%). UNLV is located 3/5 mile south of the property and has a student population of over 24,000 people.

Boulevard Mall serves a densely populated, moderate income area with a high growth rate. Within an 8-mile radius of the property, the 2002 average household income was approximately $65,279 which is slightly above the national average of $64,338. By 2007, household income within an 8-mile radius is projected to be $79,391. The center is also accessible to the higher income areas located to the north, east and south via Route 93 or I-215. In addition, approximately 45% of the trade area resident shoppers are between the ages of 25 and 54, which is an important mall shopper group. Reis reports an overall Las Vegas retail vacancy rate of 5.3% as of March 2003. According to the appraisal, market rents currently average $34.36psf for inline tenants.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $48,667,436
                                                        TMA DSCR(1): 2.78x
                                 BOULEVARD MALL         TMA LTV(1):  52.6%
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                 PROXIMITY TO
                PROPERTY NAME / OWNER              SUBJECT        YEAR BUILT     TOTAL GLA    % OCCUPIED        ANCHOR TENANTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           DILLARDS, J.C. PENNEY,
 SUBJECT PROPERTY: BOULEVARD MALL / GGP               NAP           1968        1,187,953       96%             MACY'S, SEARS
------------------------------------------------------------------------------------------------------------------------------------
 PRIMARY COMPETITORS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Dillards, J.C. Penney,
 The Meadows / General Growth Properties          5.8 miles NW      1978         950,940        90%              Macy's, Sears
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Dillards, J.C. Penney,
 Galleria at Sunset / Forest City Enterprises     7.9 miles SE      1996         89,000         99%         Mervyn's, Robinsons-May
------------------------------------------------------------------------------------------------------------------------------------
 SECONDARY COMPETITORS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Neiman Marcus, Saks Fifth
 The Fashion Show Mall(1)/ The Rouse Company      2.0 miles W       1981        1,669,000       96%       Avenue, Dillards, Macy's,
                                                                                                                Robinsons-May
------------------------------------------------------------------------------------------------------------------------------------
 Grand Canal Shoppes at Venetian(1) / Venetian
  Las Vegas                                       2.0 miles W       1999         404,255        97%              Warner Bros.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Planet Hollywood,
 The Forum Shops at Caesars(1) / Simon Property                                  480,000        100%       Niketown, FAO Schwartz,
  Group                                           2.5 miles SW      1992                                        Virgin Records
------------------------------------------------------------------------------------------------------------------------------------
 The Desert Passage at Aladdin(1) / Trizec
  Properties                                      2.7 miles SW      2000         455,604        86%                     --
------------------------------------------------------------------------------------------------------------------------------------

(1) The Boulevard Mall generally does not compete for inline tenants which are secured by these properties.

PROPERTY MANAGEMENT. The property is managed by an affiliate of the sponsor, General Growth Properties Inc.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Boulevard Mall Whole Loan includes two senior notes that are pari passu in right of payment and one subordinate note having a Cut-off Date Balance of $22,514,750 (shadow rated BBB--/Baa3 by Fitch and Moody's respectively) that is subordinate in the right of payment to the two pari passu senior notes. For more information regarding the subordinate note and the rights of the subordinate noteholder see "Description of the Mortgage Pool--Split Loan Structure--The Boulevard Mall Whole Loan" and "Servicing Under the Pooling and Servicing Agreement--Rights of the Other Noteholders--Rights of the Holders of the Boulevard Mall Whole Loan" in the Prospectus Supplement.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $48,667,436
                                                        TMA DSCR(1): 2.78x
                                 BOULEVARD MALL         TMA LTV(1):  52.6%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

DOWNTOWN CASINOS
1. Main Street Station
2. California
3. The Plaza
4. Binion's Horshoe
5. Golden Nugget
6. Lady Luck
7. Fitgeralds
8. Gold Spike
9. El Cortez


BOULEVARD MALL
3528 South Maryland Parkway
Las Vegas, NV 89109

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $41,955,473
                                                            DSCR:    1.52x
                            CLINTON MANOR APARTMENTS        LTV:     68.8%
--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]




         [GRAPHIC OMITTED]                                 [GRAPHIC OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $41,955,473
                                                            DSCR:    1.52x
                            CLINTON MANOR APARTMENTS        LTV:     68.8%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:            GECC

  LOAN PURPOSE:           Refinance

  ORIGINAL PRINCIPAL
    BALANCE:              $42,000,000

  CUT-OFF PRINCIPAL
    BALANCE:              $41,955,473

  % BY INITIAL UPB:       3.55%

  INTEREST RATE:          5.010000%

  PAYMENT DATE:           1st of each month

  FIRST PAYMENT DATE:     August 1, 2003

  MATURITY DATE:          July 1, 2013

  AMORTIZATION:           360 Months

  CALL PROTECTION:        Lockout for 24 months from securitization
                          closing date, then defeasance is permitted. On and after May 1, 2013, prepayment can be made without penalty.

  SPONSOR:                Joseph Kazronovsky

  BORROWER:               Clinton Hudson Associates LLC

  ADDITIONAL FINANCING:   None

  LOCKBOX:                Soft at Closing, Springing Hard

  INITIAL RESERVES:       Tax:                     $71,441
                          Insurance:               $45,477
                          Engineering:             $36,000
                          Capital Improvements
                          Escrow:                  $950,000(1)
                          HAP Escrow Fund:         $1,250,000(2)

  MONTHLY RESERVES:       Tax:                     $71,441
                          Insurance:               $5,053
                          Replacement:             $5,000
                          DSCR Escrow:             $111,000(3)
--------------------------------------------------------------------------------
--------

(1) Required in connection with various renovation/capital improvements items, including common area upgrades. Borrower has the one-time right, following securitization, to replace $250,000 of the cash escrow with an irrevocable and unconditional letter of credit.

(2) Held by Lender until payment of the loan in full unless the HAP contract is not renewed in 2007. If HAP contract is not renewed, then proceeds will be available to renovate & upgrade all units pursuant to Lender-approved plan and budget.

(3) $111,000 monthly reserve commencing January 1, 2005 (2 years prior to expiration of HAP Contract) to cover 1 year of debt service if HAP contract not renewed.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
  LOAN BALANCE / UNIT:      $174,814
  BALLOON BALANCE / UNIT:   $143,957
  LTV:                         68.8%
  BALLOON LTV:                 56.6%
  DSCR:                        1.52x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:       Single Asset

  PROPERTY TYPE:                  Multifamily

  COLLATERAL:                     240-Units Multifamily property, situated on a
                                  1.25 acre parcel.

  LOCATION:                       Midtown Manhattan, NY

  YEAR BUILT / RENOVATED:         1981 / 2002-2003

  COLLATERAL UNITS:               240

  PROPERTY MANAGEMENT:            Renaissance Management Group, Inc., an
                                  affiliate of the Borrower.

  OCCUPANCY (AS OF 05/06/03):     97.5%

  UNDERWRITTEN NET CASH FLOW:     $4,116,594

  APPRAISED VALUE:                $61,000,000

  APPRAISAL DATE:                 May 1, 2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PROPERTY DESCRIPTION
UNIT TYPE         NO. OF UNITS    SQ. FT. PER UNIT      AVERAGE RENT (PER MONTH)
--------------------------------------------------------------------------------

  1 BEDROOM            30                552                  $1,650
  2 BEDROOM           180                750                  $2,681
  3 BEDROOM            30               1,125                 $3,425
--------------------------------------------------------------------------------
  TOTAL/WTD. AVG.     240                772                  $2,645
--------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $41,955,473
                                                            DSCR:    1.52x
                            CLINTON MANOR APARTMENTS        LTV:     68.8%
--------------------------------------------------------------------------------

THE CLINTON MANOR APARTMENTS LOAN

THE LOAN. The Clinton Manor Apartments Loan is secured by a first mortgage on two, 8-story mid-rise apartment buildings containing 240 units in Midtown Manhattan, New York. Clinton Manor Apartments is currently operated under a Housing Assistance Payments (HAP) contract described below.

THE BORROWER. The borrower is a single-purpose, bankruptcy-remote entity whose manager has an independent director. The sponsor of the borrower is Joseph Kazronovsky, who has extensive multifamily experience and significant net worth. Mr. Kazronovksy currently has ownership interest in 9 properties totaling 2,494 apartment units, all of which are managed by his company, Renaissance Management Group, Inc., and primarily serve middle to lower income tenants.

THE PROPERTY. Clinton Manor Apartments consists of two 8-story buildings. The property was originally constructed in 1981 and renovations to the property began in 2002 that are still in progress. The property consists of a total of 240 units, of which 234 tenants receive assistance under the Section 8 program. The property has maintained high occupancy levels due to the lack of affordable housing in Manhattan, especially in Midtown, as well as due to low vacancy rates in the overall Manhattan apartment market. As apartments become vacant, new tenants are chosen from an established waiting list.

The Property is located in the Clinton section of Midtown Manhattan, an area that is undergoing considerable development. The property is located between 10th Avenue and 11th Avenue, on a thru-block parcel that runs between West 51st Street and West 52nd Street, and is well located with frontages along West 51st Street and West 52nd Street. Due to significant street frontage and low rise surrounding buildings, most apartments have significant light. The property is particularly well situated given that office development has spread westward in the Times Square area. The property has good access to Manhattan's business districts, cultural, religious, and educational institutions, and transportation, with the C and E subway lines located approximately two blocks east of the property.

Property amenities include an on-site laundry room facility, a community room, a playground and an on-site leasing and management office. According to the appraiser, the property improvements are considered to be in good overall condition and typical for the rental apartments in regard to improvement design and layout, as well as interior and exterior amenities. Recent renovations in 2002-03 to the property include the construction of the six market rental units on the first floor and interior renovations for 20 apartment units.

The property is 97.50% leased. The property manager maintains a list of prospective tenants, which are pre-qualified and selected as units become available.

HUD provides rental subsidies to the borrower in an amount equal to the difference between HUD approved rent and the HUD required rental contribution from eligible tenant families. The current HAP contract commenced January 1, 2002 for a five-year term. At such time rents were set at a market rate based on a HUD approved market study. Future rent increases are based on an operating cost adjustment calculation.

The Clinton Manor Apartments Loan is structured with several escrows to ensure the availability of funds to renovate the property and pay debt service if the HAP contract is not renewed in January 2007. A $1,250,000 escrow was funded at closing to be used in the event the HAP contract is not renewed in 2007, for the renovation and upgrade of all units. Commencing January 1, 2005, borrower is also required to remit $111,000 monthly to the HAP Agreement Renewal Escrow Fund (or in such other amounts as determined by Lender to cover one year of Debt Service to be collected monthly over a 24-month period). If and when the HAP Agreement is renewed, such monthly reserve will cease and all funds in the fund will be released to Borrower provided no Event of Default exists.

Additionally, a $2,200,000 escrow is held by Lender pending receipt of an estoppel from HUD approving transfer of the project to the Borrower and the pledge and assignment of the HAP contract to Lender. There have historically been delays at NYC HUD in obtaining estoppels. If the borrower does not deliver the estoppel within 6 months of closing (plus a 60 day extension period if requested), the servicer may hold such funds or apply such funds to the debt with no prepayment premium or yield maintenance.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $41,955,473
                                                            DSCR:    1.52x
                            CLINTON MANOR APARTMENTS        LTV:     68.8%
--------------------------------------------------------------------------------

THE MARKET. The property is located in the Clinton section of Midtown Manhattan. Land use consists of a mix of residential and commercial development, with a concentration of retail uses along the Avenues. Clinton is generally fully built out and new development is limited to demolition of older structures. The neighborhood has undergone gentrification in recent years, which has transformed the area into a desirable residential community that is walking distance to the Midtown Manhattan office district.

The one-mile ring study reported an average household income of $113,101 and a population of 98,440 with projected growth to 101,494 in 2007. The three-mile ring study reported an average household income of $107,953 and a population of 1,116,605 with projected growth to 1,132,244 in 2007.

New York City has one of the nation's largest and most diverse and complex residential markets. The New York State Rent Control and Stabilization statutes create a condition where the forces of supply and demand are not solely responsible for the actions that take place in the market. According to the appraiser, the REIS Report reported the Q1 03' vacancy rate in the overall New York marketplace to be approximately 3.6% and 5.3% for the property's Midtown West Submarket.

According to the Appraisal, the comparable property market rent for one, two and three bedroom apartments range from $27.00 to $57.00psf, $37.32 to $47.32psf and $36.00 to $37.86psf, respectively. Clinton Manor's weighted average rent, inclusive of both the Section 8 subsidized and the market rental apartments, is $35.88psf, $42.91psf and $36.53psf for the one, two, and three bedroom apartments, respectively.

PROPERTY MANAGEMENT. The property is managed by Renaissance Management Group, Inc., an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $41,955,473
                                                            DSCR:    1.52x
                            CLINTON MANOR APARTMENTS        LTV:     68.8%
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]

 CLINTON MANOR APARTMENTS
  533 West 51st Street
 & 540 West 52nd Street
   New York, NY 10019



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                           COLLATERAL TERM SHEET            BALANCE: $36,128,113
                                                            DSCR:    1.53x
                 PROSPERITY OFFICE PARK--BUILDINGS B AND C  LTV:     72.1%
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]



          [GRAPHIC OMITTED]                       [GRAPHIC OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                           COLLATERAL TERM SHEET            BALANCE: $36,128,113
                                                            DSCR:    1.53x
                 PROSPERITY OFFICE PARK--BUILDINGS B AND C  LTV:     72.1%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:            BofA

  LOAN PURPOSE:           Refinance

  ORIGINAL PRINCIPAL
    BALANCE:              $36,240,000

  CUT-OFF PRINCIPAL
    BALANCE:              $36,128,113

  % BY INITIAL UPB:       3.05%

  INTEREST RATE:          5.360000%

  PAYMENT DATE:           1st of each month

  FIRST PAYMENT DATE:     June 1, 2003

  MATURITY DATE:          May 1, 2013

  AMORTIZATION:           360 months

  CALL PROTECTION:        Lockout for 24 months from securitization date,
                          then defeasance permitted. On and after December 1, 2012, prepayment can be made without penalty.

  SPONSORS:               Atlantic Realty Companies, Inc., ARC Management,
                          L.L.C., Atlantic Realty Consultants, Inc.,
                          Atlantic Realty Associates, Inc.

  BORROWER:               8501-8503 Arlington Boulevard, L.L.C., a single
                          purpose, bankruptcy remote entity controlled by Atlantic Realty Companies, Inc.

  ADDITIONAL FINANCING:   None

  LOCKBOX:                Hard

  INITIAL RESERVES:       Tax:               $297,209

  MONTHLY RESERVES:       Tax:               $37,151
                          Replacement:       $1,802
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
  LOAN BALANCE / SQ.FT.:         $200.77
  BALLOON BALANCE / SQ.FT.:      $167.54
  LTV:                            72.1%
  BALLOON LTV:                    60.2%
  DSCR:                            1.53x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:       Single asset including two Medical Office
                                  Buildings

  PROPERTY TYPE:                  Office

  COLLATERAL:                     Two medical office buildings of 4 and 5
                                  stories, in a 3 building complex.

  LOCATION:                       Fairfax, VA

  YEAR BUILT / RENOVATED:         2000 / NAP

  COLLATERAL AREA:                179,951 sq.ft.

  PROPERTY MANAGEMENT:            ARC Management, L.L.C.

  OCCUPANCY (AS OF 04/21/03):     100.0%

  UNDERWRITTEN NET CASH FLOW:     $3,731,336

  APPRAISED VALUE:                $50,100,000

  APPRAISAL DATE:                 March 21, 2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                MAJOR TENANTS
           TENANT              % OF COLLATERAL      RENT PSF    LEASE EXPIRATION
--------------------------------------------------------------------------------
  COMMONWEALTH ORTHOPEDIC           13.7%           $ 29.51        7/31/10
  FAIRFAX PRINCE WILLIAM            13.1%           $ 29.42        8/31/11
  CHILDREN'S HOSPITAL               10.7%           $ 25.46        6/30/12
--------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                           COLLATERAL TERM SHEET            BALANCE: $36,128,113
                                                            DSCR:    1.53x
                 PROSPERITY OFFICE PARK--BUILDINGS B AND C  LTV:     72.1%
--------------------------------------------------------------------------------

THE PROSPERITY OFFICE PARK--BUILDINGS B AND C LOAN

THE LOAN. The Prosperity Office Park--Buildings B and C Loan is secured by a first mortgage on two 100% occupied medical office buildings in Fairfax, Virginia, one of which contains four stories and a lower level, the other of which has five stories.

THE BORROWER. The borrower, 8501-8503 Arlington Boulevard, L.L.C., is a single-purpose, bankruptcy-remote company controlled by Atlantic Realty. Atlantic Realty is a full service commercial real estate company, and is the 11th largest full-service commercial real estate firm in the Washington Metropolitan area. Atlantic owns and manages more than three million square feet of office and retail property throughout the area, with approximately one million square feet under development.

THE PROPERTY. Prosperity Office Park--Buildings B and C are part of a three building complex that contains one parking garage, which was constructed in two phases between 2000 and 2001. These buildings were financed through two separate loans; one loan for Building A and one loan for Buildings B and C. The loan for Buildings B and C also financed the parking structure. The parking structure, which provides parking for 763 vehicles, contains four above-grade levels and one below-grade level. The parking garage is located adjacent to the three buildings.

Building B is an 88,367 square foot building with four stories plus a lower level. Building B was built by the same developer and was the second building constructed in the three-building complex. Completed in March of 2001, this building is 100% occupied by 12 tenants, including major tenants Fairfax Prince William, (23,594 sf, 26.7% of Building B, but 13.1% of B and C combined); Fairfax Radiology (16,479 sf, 18.7% of Building B, but 9.2% of B and C combined); and Inova Healthcare (18,361 sf, 20.8% of Building B, but 10.2% of B and C combined.). Most leases are for terms of ten years with renewal options and include 2.5% to 3% annual rent increases.

Building C is a 91,584 square foot building with five stories. Building C was the first building constructed in the three building complex. Construction on Building C was completed in May of 2000. Building C is 100% occupied by 14 tenants, including Children's Hospital (19,194 sf, 21.0% of building C, but 10.7% of buildings B and C combined) Commonwealth Orthopedic (in two spaces totaling 24,566 sf, 26.8% of building C, but 13.7% of buildings B and C combined) and Davita, Inc. (10,603 sf, 11.6% of building C, but 5.9% of buildings B and C combined). Most leases are ten years with renewal options, and include annual 2.5% to 3% rent increases.

SIGNIFICANT TENANTS. Both properties are 100% leased. Significant tenants include:

COMMONWEALTH ORTHOPEDIC was established in 1990, Commonwealth Orthopedic was created as a privately held company, when two local physician groups combined their network of orthopedic clinics in Northern Virginia. Commonwealth's focus is to provide musculoskeletal and ancillary care to patients in the comprehensive geographic area. Commonwealth's locations span Northern Virginia, and include eight clinics in Alexandra, Fairfax, Loudoun, Leesburg, Reston, Springfield, Franconia and Vienna.

FAIRFAX PRINCE WILLIAM is a subsidiary of US Oncology and their lease is guaranteed by US Oncology. US Oncology is the nation's largest health-care services network devoted exclusively to cancer treatment and research, and has been a pioneer in community-based cancer care since 1993. US Oncology has an Issuer rating of B1 by Moody's. Their 2002 financial statements show Gross Revenue of $1.6 billion, Total Assets of $1.18 billion, including $105 million in Cash and $528 million in Current Assets, and a Market Capitalization of $646 million.

CHILDREN'S HOSPITAL was created in 1870 to provide health care for the large number of children orphaned by the Civil War. One-hundred-and-thirty years later, they are the only health system in the Washington D.C. / Northern Virginia area dedicated exclusively to the health care of children. They provide services ranging from regular check-ups and health education to treating cancer and treating heart problems for children around the world. Children's Hospital treats its patients through their hospital, primary care centers (this location is a primary care center), suburban specialty care centers and research institute. Children's Hospital is a not-for-profit organization.

LOCAL HOSPITAL. Inova Fairfax Hospital (IFH), located within one mile of the property, is part of the Inova Health System, a not-for-profit health care provider. IFH was selected by U.S. News and World Report in 1999 and 2000 as one of the nation's

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                           COLLATERAL TERM SHEET            BALANCE: $36,128,113
                                                            DSCR:    1.53x
                 PROSPERITY OFFICE PARK--BUILDINGS B AND C  LTV:     72.1%
--------------------------------------------------------------------------------

best hospitals for cardiology, gastroenterology, neurology and urology. The hospital has Virginia's only level one trauma center, one of the nation's busiest obstetrics programs and is one of only six community hospitals in the nation offering the full spectrum of organ transplants.

As of 2001, the Inova Health System, including five area hospitals, had 1,378 licensed hospital beds, 2,642 practicing physicians, 246,350 emergency room visits, 40,187 outpatient surgeries, 367,241 outpatient facility visits, 17,656 births and 13,000 employees.

THE MARKET. The property is located in the planning area called Merrifield Suburban Center, an area with excellent regional access. The area is located within the Interstate 495 Corridor between the Tysons Corner area to the north and the major concentration of planned office developments in the Route 50/Interstate 495 area to the south. Gallows Road and Interstate 495 provide transportation links to these two important commercial development centers. The area is also linked to the City of Fairfax and western Fairfax County to the west via Route 50, and to the City of Falls Church and Arlington County to the east via both Routes 29 and 50. Prosperity Avenue (Route 699) provides access to the neighborhood from Little River Turnpike (Route 236) to the South.

The Merrifield medical office submarket includes five buildings with a 94.9% occupancy rate. The appraiser's comparable properties included six medical office buildings in both Merrifield and Rockville, Maryland, with occupancies ranging from 100% to 94.7% with an average occupancy of 98.4%. Medical office vacancies have been stable for several years due to the strength of surrounding hospitals and the tendency for medical office tenants to continuously renew leases. Rental rates for medical office space in the submarket range from $20.00psf to $34.00psf. The subject's rental rates range from $19.97psf to $33.42psf.

PROPERTY MANAGEMENT. The Prosperity Office Park - Buildings B and C are managed by ARC Management, L.L.C. Atlantic Realty's property management division. ARC Management, L.L.C. provides onsite management services for all Atlantic-owned properties as well as a number of third party-owned properties. ARC Management, L.L.C.'s portfolio currently exceeds three million square feet of office, medical, and community retail space. ARC Management, L.L.C. has approximately 50 building engineers who provide day-to-day service to these properties. Finally, Atlantic Realty's headquarters are located within five miles of the property.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS: None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS: Not Allowed.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                           COLLATERAL TERM SHEET            BALANCE: $36,128,113
                                                            DSCR:    1.53x
                 PROSPERITY OFFICE PARK--BUILDINGS B AND C  LTV:     72.1%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]


                             PROSPERITY OFFICE PARK
                                 BUILDINGS B & C
                          8501-8503 Arlington Boulevard
                                Fairfax, VA 22031



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE:  $34,556,525
                                                           DSCR(3):  1.38x
                               CHARLESTON COMMONS          LTV(3):   77.9%
--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]




                               [GRAPHIC OMITTED]




                               [GRAPHIC OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE:  $34,556,525
                                                           DSCR(3):  1.38x
                               CHARLESTON COMMONS          LTV(3):   77.9%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:            GECC

  LOAN PURPOSE:           Refinance

  ORIGINAL PRINCIPAL
    BALANCE:              $34,592,000

  CUT-OFF PRINCIPAL
    BALANCE:              $34,556,525

  % BY INITIAL UPB:       2.92%

  INTEREST RATE:          5.150000%

  PAYMENT DATE:           1st of each month

  FIRST PAYMENT DATE:     August 1, 2003

  MATURITY DATE:          July 1, 2013

  AMORTIZATION:           360 Months

  CALL PROTECTION:        Lockout for 24 months from securitization closing
                          date, then defeasance is permitted. On and after May 1, 2013, prepayment can be made without penalty.

  SPONSOR:                Sheldon E. Stunkel

  BORROWER:               Charleston Commons Associates, LP

  ADDITIONAL FINANCING:   None

  LOCKBOX:                Hard

  INITIAL RESERVES:       Tax:                    $72,610
                          Insurance:              $15,702
                          Engineering:            $66,575
                          Holdback:               $2,200,000(1)

  MONTHLY RESERVES:       Tax:                    $14,522
                          Insurance:              $7,851
                          Rollover Escrow Fund:   $12,750(2)
                          Replacement:            $4,220
--------------------------------------------------------------------------------
--------
(1) A $2,180,000 Holdback and a related $20,000 Holdback were established at closing in connection with the Borrower's construction and leasing of an 8,000 square foot pad building on the property. Upon satisfaction of certain conditions on or before June 30, 2005, including lien-free construction of the pad building and lender approval of related leases, the Borrower has a one-time right to the release of all or part of the Holdback based on the amount that could be borrowed at a 1.20x DSCR, an 8% min. constant and 80% LTV, (which is a 1.47x DSCR assuming the loan's actual coupon) If release conditions are not satisfied, Lender may hold the funds deposited in the Holdback for the life of the loan or apply such funds to the outstanding balance of the loan without payment of a yield maintenance premium.

(2) 25% of proceeds to be reserved and only disbursed for lease rollover costs associated with the Wal-Mart space, if needed.

(3) The DSCR would be 1.47x if the DSCR were calculated based on a loan amount after netting out the Holdback described in Footnote 1. The LTV would be 73.0% assuming the LTV were calculated based on a loan amount after netting out the Holdback described in Footnote 1.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
  LOAN BALANCE / SQ.FT.:          $104.88
  BALLOON BALANCE / SQ.FT.:       $86.76
  LTV:                            77.9%(3)
  BALLOON LTV:                    64.4%
  DSCR:                            1.38x(3)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:       Single Asset

  PROPERTY TYPE:                  Class-A, Anchored
                                  Retail

  COLLATERAL:                     Fee simple interest in a multi-tenant,
                                  anchored shopping center

  LOCATION:                       Las Vegas, Nevada

  YEAR BUILT / RENOVATED:         1991/NAP

  COLLATERAL AREA:                329,489 sq. ft.

  PROPERTY MANAGEMENT:            SES Properties, Inc.

  OCCUPANCY (AS OF 02/01/03):     96.5%

  UNDERWRITTEN NET CASH FLOW:     $ 3,122,421

  APPRAISED VALUE:                $44,360,000

  APPRAISAL DATE:                 March 19, 2003
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                               MAJOR TENANTS
                                     % OF                                                        2002 SALES
               TENANT            COLLATERAL    RENT PSF    LEASE EXPIRATION    RATING (F/M/S)       PSF
-------------------------------------------------------------------------------------------------------------
  WAL-MART                      35.4%        $  5.15         10/26/2010         AA/Aa2/AA          $531
  OFFICEMAX                      9.1%        $ 10.50         12/31/2005             --              NA
  99 CENT ONLY STORE             9.1%        $  8.04         1/31/2007              --              NA
-------------------------------------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc.,
J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith
Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                       37

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE:  $34,556,525
                                                           DSCR(3):  1.38x
                               CHARLESTON COMMONS          LTV(3):   77.9%
--------------------------------------------------------------------------------

THE CHARLESTON COMMONS LOAN

THE LOAN. The Charleston Commons Loan is secured by a first mortgage on Charleston Commons Shopping Center, a 329,489 square foot, Class-A, anchored retail center, constructed in 1991, and located in Las Vegas, Nevada.

THE BORROWER. The borrower is a single-purpose, bankruptcy-remote entity whose corporate general partner is a single-purpose, bankruptcy-remote entity.

The sponsor of the borrower, Sheldon E. Stunkel, is president and founder of SES Properties, Inc. and the developer of Charleston Commons. SES is a retail development company with over two million square feet of retail space developed in Illinois, Indiana, Kentucky, Florida, New Mexico and Nevada, including
Charleston Commons and one other retail center anchored by Wal-Mart in Las
Vegas.

THE PROPERTY. Charleston Commons is located on 28.25 acres adjacent to the northwest corner of E. Charleston Boulevard and North Nellis Boulevard, approximately 1.5 miles east of Interstate Highway 515 (US Highway 93/95) and is considered to be in the eastern portion of the Las Vegas metropolitan area.
The property has excellent visibility with frontage along Charleston Boulevard to the south and North Nellis Boulevard to the east, the two primary thoroughfares within the neighborhood. The appraisal indicates that the travel commute time to the Las Vegas central business district is approximately 15 minutes and access to all portions of the Las Vegas area is good due to the property's proximity to Interstate Highways 515 and 15.

The borrower has plans to construct additional space on an 8,000 sq. ft. vacant pad site which is part of the collateral. Construction is contemplated to begin in mid-July 2003. A holdback totaling $2,200,000 was established at closing in connection with the completion of the building, to be held as additional security for the loan until the related release provisions are met. The underwritten net cash flow, DSCR and previously described financial information, including square footages, do not include the 8,000 sq. ft.
expansion space.

SIGNIFICANT TENANTS. The property is 96.5% occupied by 5 anchor tenants and 23 in-line tenants. The anchor tenants: Wal-Mart, OfficeMax, 99 Cent Only Store,
Petsmart, and Ross Stores are approximately 70% of the GLA and 48% of the property's rental income. Wal-Mart reported sales of $62.0 million for fiscal
2002 or $531 psf, which represented a 2.6% increase over the prior year's reported sales of $59.2 million ($507 psf). PetsMart's sales at Charleston
Commons for fiscal 2002 were reported at $5.123 million of $201 psf, up 1.4% from the prior year's sales of $5.053 million ($199 psf). Ross Stores reported retail sales of $251 psf in 2002.

WAL-MART (NYSE: WMT; rated AA/Aa2/AA by F/M/S) occupies 116,792 sq. ft. (35.4% of total space) under a lease with a rent of $5.15 psf expiring October 26, 2010. Founded by Sam Walton in 1962, Wal-Mart Stores, Inc. is the world's largest retailer, with a reported $245 billion in sales for fiscal year 2002, which was a 12.4% increase over its $218 billion in fiscal year 2001.

OFFICEMAX, INC. (NYSE: OMX) occupies 30,000 sq. ft. (9.1% of total space) under a lease with a rent of $10.50 psf expiring December 31, 2005. OfficeMax, Inc, was founded in 1988 by Michael Feuer, the company Chairman and CEO. As of April
3, 2003, the company owned 968 superstores in 49 states, Puerto Rico, and the U.S. Virgin Islands, and through a majority-owned subsidiary in Mexico.
OfficeMax, Inc. offers office products at high-volume and deep discount in the US and Puerto Rico. The company features CopyMax and FurnitureMax store-within-a-store modules devoted exclusively to print-for-pay and office furniture. Sales in fiscal year 2002 increased 3.2% to $4.776 billion from $4.626 billion in fiscal year 2001.

99 CENT ONLY STORES (NYSE: NDN) occupies 29,849 sq. ft. (9.1% of total space) under a lease with a rent of $8.04 psf expiring January 31, 2007. 99 Cents Only
Stores was founded in 1982 and is a deep-discount retailer of primarily brand-name consumable general merchandise, offering a wide assortment of regularly available consumer goods, as well as a variety of first-quality, close-out merchandise. As of June 30, 2003, the company operated 164 retail stores in California, Nevada, and Arizona. Revenue in fiscal year 2002 increased 23.4% to $713.9 million from $578.3 million in fiscal year 2001.

THE MARKET. Charleston Commons is located in Clark County, in the eastern portion of the Las Vegas metropolitan area in Las Vegas, Nevada. According to the appraisal, the US Census estimates for 2002 population of Clark County was 1,511,714,

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc.,
J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith
Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                       38

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE:  $34,556,525
                                                           DSCR(3):  1.38x
                               CHARLESTON COMMONS          LTV(3):   77.9%
--------------------------------------------------------------------------------

a 9.88% increased from 2000. Similarly, estimates for 2002 population for the Las Vegas MSA was 1,712,856, a 9.57% increase over 2000. The appraiser reported
2002 average household income of $69, 224 and $66,340 for Clark County and the Las Vegas MSA respectively. According to the appraiser, population growth rates of approximately 4% per year are expected for the next five years.

The appraisal reported the overall market occupancy rate is 96.9% and occupancy in the Northeast Las Vegas retail submarket is reported to be 94.8%.
Furthermore, the appraiser reported that power center occupancy in Charleston
Commons' submarket equates to 98.4% and there is no new construction planned for the Northeast submarket.

The appraiser reported rent comparable data for in-line space ranging from $19.80 to $30.00 per sq. ft. with actual terms for in-line space at Charleston
Commons ranging from $16.00 to $27.50 per sq. ft. Pad building space rent comparables range from $21.00 to $33.69 per sq. ft. with actual terms for Charleston Commons ranging from $23.18 to $26.45 per sq. ft. Jr. Anchor space rent comparables range from $12.00 to $20.00 per sq. ft. with quoted terms for Charleston Commons ranging from $13.80 to $20.00 per sq. ft. and anchor space comparables average $6.20 per sq. ft. with Charleston Commons averaging $4.95 per sq. ft.

PROPERTY MANAGEMENT. The property is managed by SES Properties of Nevada, LLC, an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS.  None

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Borrower's partners are permitted to incur mezzanine debt in an amount up to $3,000,000 in the aggregate subject, among other things, to (i) Lender-approved leased areas having increased by 5,100 square feet; (ii) the mezzanine Lender's having been approved by Lender and applicable Rating Agencies; and (iii) Lender's approval of the mezzanine loan documents. Such debt may not be secured by a lien on the property.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc.,
J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith
Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                       39

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE:  $34,556,525
                                                           DSCR(3):  1.38x
                               CHARLESTON COMMONS          LTV(3):   77.9%
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]


DOWNTOWN CASINOS

1. Main Street Station
2. California
3. The Plaza
4. Binion's Horshoe
5. Golden Nugget
6. Lady Luck
7. Fitzgerald
8. Gold Spike
9. El Cortez


  CHARLESTON COMMONS
15-201 North Nellis Blvd
  Las Vegas, NV 89110



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America
Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc.,
J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith
Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the
Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other
Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.
                                       40









                     [THIS PAGE INTENTIONALLY LEFT BLANK.]




                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE:  $30,436,790
                                                           DSCR(3):  1.38x
                            GATEWAY CENTER MARSHALLS       LTV(3):   79.8%
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]




          [GRAPHIC OMITTED]                       [GRAPHIC OMITTED]




          [GRAPHIC OMITTED]                       [GRAPHIC OMITTED]




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE:  $30,436,790
                                                           DSCR(3):  1.38x
                            GATEWAY CENTER MARSHALLS       LTV(3):   79.8%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:                  GACC

  LOAN PURPOSE:                 Refinance

  ORIGINAL PRINCIPAL BALANCE:   $30,500,000

  CUT-OFF PRINCIPAL BALANCE:    $30,436,790

  % BY INITIAL UPB:             2.57%

  INTEREST RATE:                5.430000%

  PAYMENT DATE:                 1st of each month

  FIRST PAYMENT DATE:           July 1, 2003

  MATURITY DATE:                June 1, 2013

  AMORTIZATION:                 360 Months

  CALL PROTECTION:              Lockout for 24 months from securitization date,
                                then defeasance is permitted. On and after March
                                1, 2013, prepayment can be made without penalty.

  SPONSORS:                     The Related Companies, L.P. and
                                Blackacre Capital Management LLC

  BORROWER:                     Gateway Center Properties III, LLC

  ADDITIONAL FINANCING:         None

  LOCKBOX:                      Hard

  INITIAL RESERVES:             Tax:                   $19,001
                                Insurance:             $7,196

  MONTHLY RESERVES:             Tax:                   $2,714
                                Insurance:             $1,072
                                Replacement:           $834
                                TI/LC:                 Springing(1)
--------------------------------------------------------------------------------
--------
(1) If i) the occupancy falls below 90%; ii) the DSCR falls below 1.15x; iii) a tenant becomes subject to bankruptcy proceedings; or iv) a tenant of 10,000 sq. ft. or greater goes dark, reserves for TI/LC in the amount of $86,220/year (or as determined by lender in the case of iii and iv) will begin to be escrowed.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
  LOAN BALANCE / SQ.FT.:         $293.77
  BALLOON BALANCE / SQ.FT.:      $245.42
  LTV:                              79.8%
  BALLOON LTV:                      66.7%
  DSCR:                             1.38x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:         Single Asset

  PROPERTY TYPE:                    Anchored Retail

  COLLATERAL:                       Fee simple interest in an
                                    anchored retail center.

  LOCATION:                         Brooklyn, NY

  YEAR BUILT / RENOVATED:           2002 / NAP

  COLLATERAL AREA / TOTAL AREA:     103,608 sq. ft. / 639,351 sq. ft.

  PROPERTY MANAGEMENT:              The Related Retail Management
                                    Corp., an affiliate of the Borrower.

  OCCUPANCY (AS OF 04/23/03):       100.0%

  UNDERWRITTEN NET CASH FLOW:       $2,842,115

  APPRAISED VALUE:                  $38,125,000

  APPRAISAL DATE:                   January 27, 2003
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
                                      MAJOR TENANTS
       TENANT      % OF COLLATERAL      RENT PSF       LEASE EXPIRATION       RATING (F/M/S)
-------------------------------------------------------------------------------------------------
  BABIES 'R US         35.6%            $ 22.49           10/31/12         BB+ / Baa3 / BBB-(1)
-------------------------------------------------------------------------------------------------
  MARSHALLS            33.8%            $ 30.24           09/30/17            -- / A3 / A(2)
-------------------------------------------------------------------------------------------------
  CIRCUIT CITY         30.6%            $ 35.00           01/31/23                 --
-------------------------------------------------------------------------------------------------

     (1)  Ratings of parent company, Toys 'R Us (NYSE: TOY).
     (2)  Ratings of parent company, TJX Companies, Inc. (NYSE: TJX).

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE:  $30,436,790
                                                           DSCR(3):  1.38x
                            GATEWAY CENTER MARSHALLS       LTV(3):   79.8%
--------------------------------------------------------------------------------

THE GATEWAY CENTER MARSHALLS LOAN

THE LOAN. The Gateway Center Marshalls Loan is secured by a first mortgage on Gateway Center Marshalls, a 103,608 sq.ft. portion of a larger 639,351 sq. ft. power/community center located in Brooklyn, New York, approximately 12 miles east of Manhattan and five miles west of JFK Airport.

THE BORROWER. The Borrower, Gateway Center Properties III, LLC, is a single-purpose, bankruptcy-remote entity with an independent director and for which a non-consolidation opinion was obtained. The loan sponsors are The Related Companies, L.P. and Blackacre Capital Management LLC. Founded in 1972, The Related Companies L.P. is one of the nation's largest diversified real estate organizations specializing in financial services and property development and management. The company oversees approximately $11 billion in real estate comprised of over 1,100 properties located in 47 states. As of September 2002, The Related Companies L.P. had a net worth of $188 million and liquid assets of $61 million. Blackacre Capital Management LLC is a private real estate investment management firm formed in 1994. Blackacre is affiliated with Cerberus Partners LP.

The Related Companies L.P. is a repeat sponsor of a Deutsche Bank borrower. The Blackacre Capital Management LLC is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. Gateway Center Marshalls is a 103,608 square foot portion of Gateway Center, a 100% occupied power/community center located just off the Belt Parkway in Brooklyn, New York. The entire Gateway Center consists of a 47.99-acre parcel of land improved with 639,351sf of "big box" stores, in-line space, and restaurant pad sites. The property is located approximately 12 miles east of Manhattan and five miles west of JFK Airport. Gateway Center is visible from the Belt Parkway (a major 6-lane expressway with an average daily traffic count of approximately 150,000 cars), and is easily accessed via the new Belt Parkway interchange (Exit 15) built by the sponsor. The entire Gateway site is improved with thirteen one-story buildings (ten big box stores and three restaurant pad buildings), all built between 2000 and 2002. Gateway Center has on-site surface parking for 2,797 cars, a ratio of 4.37 spaces per 1,000sf of NRA.

SIGNIFICANT TENANTS. The loan collateral is 100.0% occupied by 3 tenants. The three tenants are: Babies 'R Us, Marshalls and Circuit City. Approximately 69.4% of the center's Total Area is leased to investment grade tenants with long-term leases. The Gateway Center Marshalls is shadow-anchored by other tenants of the Gateway Center including Target, Home Depot, Staples, BJ's and Bed, Bath & Beyond.

BABIES 'R US occupies 36,908 sq. ft (35.6% of collateral area) under a lease with a rent of $22.49psf expiring in October 2012. Babies 'R Us is a subsidiary of Toys 'R Us (NYSE: TOY; rated BBB-, Baa3 and BB+ by S&P, Moody's and Fitch, respectively), one of the largest retailer of toys, children's apparel and baby products. As of February 1, 2003, the company operated 1,595 retail stores (1,051 United States locations and 544 international stores, including licensed and franchised stores). There are approximately 183 Babies 'R Us stores in the United States. For the 12 months ended 05/03/2003, Toys 'R Us reported total sales of $11.38 billion, and, as of that date, the company had total assets of $9.76 billion and shareholders' equity of $4.05 billion.

MARSHALLS occupies 35,021 sq. ft (33.8% of collateral area) under a lease with a rent of $30.24psf expiring in September 2017. Marshalls, a discount "name brands" department store, is a subsidiary of the TJX Companies, Inc. (NYSE:
TJX; rated A and A3 by S&P and Moody's, respectively). Incorporated in 1962 and headquartered in Framingham, Massachusetts, TJX Companies, Inc. has 629 Marshalls stores in 42 states and 14 stores in Puerto Rico. Marshalls stores are generally located in suburban community shopping centers, and their store size averages 31,000 square feet. For the 12 months ended 01/25/2003, TJX reported total revenue of $11.98 billion (an increase of 12% from the prior year), net operating income of $578.4 million, and as of that date, had total assets of $3.94 billion, and shareholders' equity of $1.41 billion.

CIRCUIT CITY (NYSE: CC) occupies 31,679 sq. ft (30.6% of collateral area) under a lease with a rent of $35.00psf expiring in January 2023. Circuit City is a leading national retailer of brand-name consumer electronics, personal computers and entertainment software. Headquartered in Richmond, Virginia, Circuit City operates over 600 superstores throughout the

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE:  $30,436,790
                                                           DSCR(3):  1.38x
                            GATEWAY CENTER MARSHALLS       LTV(3):   79.8%
--------------------------------------------------------------------------------

United States, and employs over 40,000 people. For the 12 months ended 02/28/03, Circuit City reported total revenue of $9.95 billion which reflected an increase in comparable store sales as well as the opening of eight new superstores. As of 02/28/03, the company reported total assets of $3.80 billion, and shareholders' equity of $2.34 billion. As of fiscal year 2002, Circuit City superstores averaged sales of $478psf.

THE MARKET. The property is located within Brooklyn's Community District 5 which includes the neighborhoods of East New York, Starrett City, Spring Creek, New Lots and Highland Park. Gateway Center is located in the Spring Creek neighborhood, a densely populated residential neighborhood. Population within a three-mile radius of the subject (its primary trade area) is estimated at 521,554, and, within a five-mile radius (the secondary trade area), the population is estimated at 1.67 million as of 2002. The property is located in a densely populated area and is the newest center within the New York City metropolitan area.

The appraiser indicated that the retail market in Brooklyn is strong with vacancy rates averaging 5.0%. The appraiser surveyed ten shopping centers in New York City and found that occupancy rates ranged from 97% to 100%. Rents at the subject property range from $22.49psf to $35.00psf and average $29.59psf. The appraiser found that retail rents in Brooklyn range from $27.00psf to $49.00psf.

PROPERTY MANAGEMENT. The Related Retail Management Corp., an affiliate of the Borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Future mezzanine debt is permitted subject, but not limited to, the following requirements: (i) 30 days prior written notice; (ii) security may only consist of a pledge of the non-managing members interests in the Borrower; (iii) the combined DSCR of the aggregate debt may not be less than 1.15x; (iv) the LTV on the aggregate debt may not exceed 85%; (v) mezzanine lender must be approved by lender and must execute a subordination and standstill agreement acceptable to lender; (vi) mezzanine debt cannot be crossed with any other loan or property; (vii) terms, conditions, and structure of mezzanine debt must be approved by lender in its reasonable discretion; and (viii) rating agency confirmation that the additional indebtedness will not cause a downgrade to any of the bonds. In addition, the loan documents permit The Related Companies, L.P. and Blackacre Capital Management LLC to each pledge its respective interest in Retail, LP and Blackacre RBV Gateway, LLC, as collateral in traditional corporate financings with institutional lenders without consent of lender.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET         BALANCE:  $30,436,790
                                                           DSCR(3):  1.38x
                            GATEWAY CENTER MARSHALLS       LTV(3):   79.8%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]


                            GATEWAY CENTER MARSHALLS
                          351, 369 & 395 Gateway Drive
                               Brooklyn, NY 11239

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $28,100,000
                                                            DSCR:    1.48x
                            LA FRONTERA VILLAGE - II        LTV:     77.0%
--------------------------------------------------------------------------------

          [GRAPHIC OMITTED]                     [GRAPHIC OMITTED]


          [GRAPHIC OMITTED]                     [GRAPHIC OMITTED]


          [GRAPHIC OMITTED]                     [GRAPHIC OMITTED]




This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $28,100,000
                                                            DSCR:    1.48x
                            LA FRONTERA VILLAGE - II        LTV:     77.0%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:                  GACC

  LOAN PURPOSE:                 Refinance

  ORIGINAL PRINCIPAL BALANCE:   $28,100,000

  CUT-OFF PRINCIPAL BALANCE:    $28,100,000

  % BY INITIAL UPB:             2.38%

  INTEREST RATE:                5.200000%

  PAYMENT DATE:                 1st of each month

  FIRST PAYMENT DATE:           September 1, 2003

  MATURITY DATE:                August 1, 2013

  AMORTIZATION:                 360 Months

  CALL PROTECTION:              Lockout for 24 months from securitization date,
                                then defeasance is permitted. On and after May 1, 2013, prepayment can be made without penalty.

  SPONSOR:                      Thomas R. Green

  BORROWER:                     Frontier Village, L.P.

  ADDITIONAL FINANCING:         None

  LOCKBOX:                      Soft at Closing, Springing Hard

  INITIAL RESERVES:             Engineering:              $98,750

  MONTHLY RESERVES:             Replacement:              $ 1,089
                                TI/LC:                    Springing(1)
--------------------------------------------------------------------------------
--------
(1) If the occupancy falls below 87.5% or the DSCR falls below 1.15x, reserves for TI/LC in the amount of $153,000/year will begin to be escrowed (capped at $382,500).


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
  LOAN BALANCE / SQ.FT.:         $129.07
  BALLOON BALANCE / SQ.FT.:      $106.82
  LTV:                              77.0%
  BALLOON LTV:                      63.7%
  DSCR:                             1.48x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:         Single Asset

  PROPERTY TYPE:                    Anchored Retail

  COLLATERAL:                       Fee and Leasehold interest in an
                                    anchored retail center.

  LOCATION:                         Round Rock, TX

  YEAR BUILT / RENOVATED:           2000 / NAP

  COLLATERAL AREA / TOTAL AREA:     217,716 sq. ft. / 542,974 sq. ft.

  PROPERTY MANAGEMENT:              Sansone Group, an affiliate of the
                                    Borrower.

  OCCUPANCY (AS OF 06/24/03):       98.9%

  UNDERWRITTEN NET CASH FLOW:       $2,748,467

  APPRAISED VALUE:                  $36,500,000

  APPRAISAL DATE:                   May 21, 2003
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
                                                     MAJOR TENANTS
          TENANT          % OF COLLATERAL      RENT PSF      LEASE EXPIRATION        RATING (F/M/S)       2002 SALES PSF
--------------------------------------------------------------------------------------------------------------------------
  BED BATH & BEYOND            14.1%           $  8.65         01/31/11               -- / -- / BBB             NA
--------------------------------------------------------------------------------------------------------------------------
  MARSHALLS                    13.8%           $  8.25         08/31/10            -- / A3 / A(1)              $184
--------------------------------------------------------------------------------------------------------------------------
  OLD NAVY                     11.5%           $ 10.00         08/31/05            BB- / Ba3 / BB+(2)          $267
--------------------------------------------------------------------------------------------------------------------------

(1) Ratings of parent company, TJX Companies, Inc. (NYSE: TJX).
(2) Ratings of parent company, The Gap, Inc. (NYSE: GPS).

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2


--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $28,100,000
                                                            DSCR:    1.48x
                            LA FRONTERA VILLAGE - II        LTV:     77.0%
--------------------------------------------------------------------------------

THE LA FRONTERA VILLAGE -- II LOAN

THE LOAN. The La Frontera Village -- II Loan is secured by a first mortgage on the fee and leasehold interest in La Frontera Village - II, a 217,716 sq. ft. portion of La Frontera Village, a newly-built (2000) 542,974 sq. ft., community center located in Round Rock, TX.

THE BORROWER. The Borrower, Frontier Village, L.P., is a single-purpose, bankruptcy-remote entity with an independent director and for which a non-consolidation opinion was obtained. The key principal and sponsor of the borrower is Thomas R. Green, who owns and operates the St. Louis-based National Real Estate Management Corporation (NRE). Founded in 1960, NRE manages various family-owned real estate holdings. NRE currently manages approximately 3.0 million sq. ft. of retail space ($300 million estimated market value); 800 apartment units ($30 million estimated market value); three senior housing communities comprising over 1,000 units ($30 million estimated market value), and 200,000 sq. ft. of office ($12.0 million estimated market value). Mr. Green's other business holdings include Royal Banks of Missouri, National States Insurance Co. and a private legal practice. Royal Banks of Missouri, estimated to have $250 million in assets, is a St. Louis-based commercial bank established in 1964, while National States Insurance, also based in St. Louis, generates annual premiums in excess of $100 million. As of 10/2002, Mr. Green's stated net worth was $64.8 million, with liquidity of $25.8 million.

THE PROPERTY. La Frontera Village - II is a 217,716 sq. ft. portion of La Frontera Village, a newly-built 542,974 sq. ft., community shopping center located in suburban Round Rock, Texas, approximately 30 miles northeast of the Austin CBD. The center is located on the northeast corner of the Interstate-35 and Farm-to-Market Road 1325 (FM 1325) interchange. The interchange's daily traffic count is 62,757. Constructed in 2000, La Frontera Village is the largest retail center in the neighborhood and the focal point of the La Frontera mixed-use development. The entire project encompasses approximately 328 acres and includes various Class A multifamily developments, low and mid rise office developments and several recreation centers and parks. In addition to those at La Frontera Village, some of the major retailers located in the immediate area include Target, Home Depot, and Wal-Mart Super Center.

SIGNIFICANT TENANTS. The loan collateral is 98.9% occupied. The three largest tenants are: Bed Bath & Beyond, Marshalls and Old Navy. Approximately 31.3% of the center's collateral space is leased to investment grade tenants with long-term leases. Other tenants located at the property or shadow-anchoring the property but not part of the collateral include: Kohl's (2002 sales of $267psf), Circuit City, Office Depot, Hobby Lobby (2002 sales of $113psf), Sam's Club and Lowe's.

BED, BATH & BEYOND (NASDAQ: BBBY) occupies 30,619 sq. ft (14.1% of collateral area) under a lease with a rent of $8.65psf expiring in January 2011. Bed, Bath & Beyond is a leading operator of stores selling high-end household merchandise and home furnishings. The Company operates 490 stores in 44 states. Total sales for fiscal year 2002 increased 25.2% to $3.7 billion; earnings for the fiscal year totaled $302.2 million, a 37.6% increase from $219.6 million in fiscal year 2001.

MARSHALLS occupies 30,000 sq. ft (13.8% of collateral area) under a lease with a rent of $8.25psf expiring in August 2010. Marshalls, a discount "name brands" department store, is a subsidiary of the TJX Companies, Inc. (NYSE: TJX; rated A and A3 by S&P and Moody's, respectively). Incorporated in 1962 and headquartered in Framingham, Massachusetts, TJX Companies, Inc. has 629 Marshalls stores in 42 states and 14 stores in Puerto Rico. Marshalls stores are generally located in suburban community shopping centers, and their store size averages 31,000 square feet. For the 12 months ended 01/25/2003, TJX reported total revenue of $11.98 billion (an increase of 12% from the prior year), net operating income of $578.4 million, and as of that date, had total assets of $3.94 billion, and shareholders' equity of $1.41 billion.

OLD NAVY occupies 25,000 sq. ft (11.5% of collateral area) under a lease with a rent of $10.00psf expiring in August 2005. Old Navy is a subsidiary of The Gap, Inc. (NYSE: GPS; rated BB+, Ba3 and BB- by S&P, Moody's and Fitch, respectively), a major retailer of affordable casual apparel, with over 840 stores in the U.S. and Canada. The Gap, Inc. operates over 4,200 stores worldwide, selling clothing under the Gap, Banana Republic and Old Navy brand names. For fiscal year 2002, The Gap, Inc. sales grew 4% to $14.5 billion; Old Navy's sales were $5.8 billion, a 13.7% increase compared to $5.1 million in the previous year. Gap net earnings were $477 million, compared with a net loss of $8 million in fiscal 2001.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $28,100,000
                                                            DSCR:    1.48x
                            LA FRONTERA VILLAGE - II        LTV:     77.0%
--------------------------------------------------------------------------------

THE MARKET. La Frontera Village - II is located in Round Rock, Texas within the Austin-San Marcos MSA, approximately 30 miles northeast of the Austin CBD. The Austin metro area contains 26.8 million sq. ft. of retail space with an average vacancy of 6%, according to a 12/02 survey prepared by the Austin-based Capitol Market Research Group ("CMR"). The Round Rock submarket contains 2.7 million sq. ft. of retail space with an average vacancy of 6.3%. Community shopping centers in the submarket exhibited an average vacancy rate of 4.7%, while newer centers (like the subject property) built since 2000 averaged less than 1% vacancy. Overall average rent for the metro area is $16.24psf, while the submarket average rent is $15.09psf. However, with respect to properties constructed after 2000, average rents are $28.86psf for the metro area and $26.00psf for the submarket. The 2002 population within a five-mile radius of the subject was 151,184, representing a 7.2% average annual growth rate since 1990; it is projected to grow to 183,997 in 2007 (an average annual growth rate of 4.0%). The average household income within the five-mile radius was $85,721.

The appraiser identified seven comparable properties with occupancy ranging from 91% to 100% and averaging 96.8% (excluding one property that is in the initial lease-up stage). Comparable rental rates ranged from $5.00psf to $30.00psf. The appraiser concluded market rents to be $11.00psf for anchor space (compared to the subject's average in-place anchor rent of $9.05psf, which is 17.8% lower), $16.00psf for junior anchor space (compared to the subject's average in-place junior anchor rent of $12.43psf, which is 22.3% lower) and $25.00psf for inline space (compared to the subject's average in-place inline rent of $20.13psf, which is 19.5% lower). Overall, the appraiser's blended average market rent was $18.77psf as compared to average in-place rents of $14.87psf at the subject, which are 17.5% lower.

PROPERTY MANAGEMENT. The Sansone Group, an affiliate of the Borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

GROUND LEASE. The loan is secured by a leasehold mortgage on the borrower's interest under a ground lease. All standard covenants, representations and warranties were made in the mortgage and the ground lease with respect to the leased interest. The term of the ground lease is 99 years.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $28,100,000
                                                            DSCR:    1.48x
                            LA FRONTERA VILLAGE - II        LTV:     77.0%
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]



   LA FRONTERA - II
100-220 Sundance Parkway
  Round Rock, TX 78681



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $25,977,007
                                                            DSCR:    1.43x
                               WOODBURY CENTRE              LTV:     79.9%
--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]


          [GRAPHIC OMITTED]                       [GRAPHIC OMITTED]


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $25,977,007
                                                            DSCR:    1.43x
                               WOODBURY CENTRE              LTV:     79.9%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:            GECC

  LOAN PURPOSE:           Refinance

  ORIGINAL PRINCIPAL
    BALANCE:              $26,000,000

  CUT-OFF PRINCIPAL
    BALANCE:              $25,977,007

  % BY INITIAL UPB:       2.20%

  INTEREST RATE:          5.750000%

  PAYMENT DATE:           1st of each month

  FIRST PAYMENT DATE:     May 1, 2003

  MATURITY DATE:          April 1, 2013

  AMORTIZATION:           360 Months

  CALL PROTECTION:        Lockout for 24 months from securitization
                          closing date, then defeasance is permitted.
                          On and after February 1, 2013, prepayment can be made without penalty.

  SPONSOR:                Richard Hadar and Eric Hadar

  BORROWER:               Woodbury Development Associates, LLC

  ADDITIONAL FINANCING:   None

  LOCKBOX:                None

  INITIAL RESERVES:       Tax:               $70,000
                          Insurance:         $58,200

  MONTHLY RESERVES:       Tax:               $11,834
                          Insurance:         $8,200
                          TI/LC:             $7,869(1)
                          Replacement:       $1,765
--------------------------------------------------------------------------------

--------
(1)   Capped at $472,160.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
  LOAN BALANCE / SQ.FT.:           $113.93
  BALLOON BALANCE / SQ.FT.:        $ 96.61
  LTV:                              79.9%
  BALLOON LTV:                      67.8%
  DSCR:                              1.43x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:       Single Asset

  PROPERTY TYPE:                  Anchored Retail

  COLLATERAL:                     Fee simple interest in a multi-tenant,
                                  anchored shopping center.

  LOCATION:                       Central Valley, NY

  YEAR BUILT / RENOVATED:         2002 / NAP

  COLLATERAL AREA:                228,000 sq. ft.

  PROPERTY MANAGEMENT:            The Dagar Group Ltd.

  OCCUPANCY (AS OF 02/20/03):     96.9%

  UNDERWRITTEN NET CASH FLOW:     $2,596,507

  APPRAISED VALUE:                $32,500,000

  APPRAISAL DATE:                 April 30, 2003
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                        MAJOR TENANTS
            TENANT          % OF COLLATERAL    RENT PSF    LEASE EXPIRATION    RATING (S/M/F)
-----------------------------------------------------------------------------------------------
  KOHL'S (GROUND LEASE)         38.0%         $  4.50         1/31/2023           A-/A3/A
  LINENS 'N THINGS              13.6%         $ 20.00         1/31/2013              --
  STAPLES                       10.6%         $ 14.00         12/31/2012       BBB-/Baa2/BBB
-----------------------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $25,977,007
                                                            DSCR:    1.43x
                               WOODBURY CENTRE              LTV:     79.9%
--------------------------------------------------------------------------------

THE WOODBURY CENTRE LOAN

THE LOAN. The Woodbury Centre Loan is secured by a first mortgage on Woodbury Centre, a 228,000 square foot anchored retail center, constructed in 2002, and located within Central Valley in the Town of Woodbury, New York.

THE BORROWER. The borrower, Woodbury Development Associates, LLC, is a single-purpose, bankruptcy-remote entity whose managing member is a single-purpose, bankruptcy-remote entity. The sponsors are Eric Hadar and Richard Hadar who have extensive real estate experience and significant net worth.

Eric Hadar is co-founder and President of Allied Partners Inc., a privately held real estate investment company that was formed in 1993. Since its formation, Allied has accumulated a diverse portfolio of New York real estate culminating in the 2001 acquisition of the 1.6 million square foot Citigroup Center in partnership with Boston Properties.

Richard Hadar, chairman of Allied Partners, Inc. is in charge of Allied's non-real estate related activities. Richard founded American Direct Industries, a direct marketing company which grew to become the largest direct marketer of costume jewelry in the US. The company was later sold in the mid-1980's with Richard continuing his involvement as an advisory board member of the Buyer.

THE PROPERTY. The Woodbury Centre Loan is secured by a recently developed 228,000 square foot anchored retail center located in Central Valley, within the Town of Woodbury, Orange County, New York, approximately 40 miles north of New York City. More specifically, Woodbury Centre is located immediately adjacent to Exit 16 off Interstate 87 (also known as New York State Thruway, "Thruway") and adjacent to Route 17's Exit 131. Woodbury Centre is in close proximity to Woodbury Commons Premium Outlets, which is a significant draw, and has excellent visibility and state highway and interstate access to get to all parts of the Newburgh MSA and its surrounding areas.

SIGNIFICANT TENANTS. The property is 96.9% occupied by 12 tenants, the largest tenants are: Kohl's, Linens 'N Things, Staples, Michael's and Modell's. Approximately 49% of the center's Total Area is leased to investment grade tenants and approximately 81.2% of the GLA is leased to anchor tenants.

KOHL'S (NYSE: KSS; rated A-/A3/A by S/M/F) occupies 86,584 sq. ft. (38.0% of total space) under a ground lease with a rent of $4.50 psf expiring January 31, 2023. Kohl's was founded by the Kohl family in Milwaukee, Wisconsin in 1962 and is now one of the fastest growing retailers in the US, with 485 stores in 34 states as of April 1, 2003. In Fiscal 2002, Kohl's reported Net Sales of over $9.1 billion, net income of $643.4 million, assets of $6.3 billion, and shareholders' equity over $3.5 billion. Kohl's 2002 fiscal net income increased $147.7 million (29.8%) from $495.7 million in fiscal 2001 and $123.6 million (33.2%) in fiscal 2001 and $114.0 million (44.2%) in fiscal 2000.

LINENS 'N THINGS (NYSE: LIN) occupies 31,002 sq.ft. (13.6% of total space) under a lease with a rent of $20.00 psf expiring January 31, 2013. Linens 'N Things is one of the leading, national large-format retailers of home textiles, selling housewares and home accessories. As of April 5, 2003 Linens 'N Things operates 400 stores in 45 states and four provinces across the US and Canada. Net sales for fiscal 2002 (53 weeks) were $2.2 billion, an increase of 19.8% over fiscal 2001 (52 weeks sales of $1.8 billion, primarily as a result of new store openings as well as comparable store net sales increases). Net income for fiscal 2002 was $69.2 million ($1.63 per share on a fully diluted basis).

STAPLES (NASDAQ: SPLS; BBB-/Baa2/BBB by S/M/F) occupies 24,106 sq. ft. (10.6% of total space) under a lease with a rent of $14.00 psf expiring December 31, 2012. Since its launch date in 1986, Staples has grown into an $11.6 billion retailer of office supplies, business services, furniture and technology to consumers and business from home-based business to Fortune 500 companies in North America and throughout Europe. Worldwide, Staples has more than 1,500 office superstores and operates in the US, Canada, and Europe. Sales increased 7.9% in fiscal 2002, to $11.60 billion, versus sales of $10.74 billion in fiscal 2001. Staples North American retail segment, consisting of 1,300 stores throughout the US and Canada at the end of fiscal 2002, generated the majority of Staples sales and profits during fiscal 2002.

MICHAEL'S (NYSE: MIK; BB/Ba1 by S/M) occupies 23,965 sq. ft. (10.5% of total space) under a lease with a rent of $15.00 psf expiring February 29, 2012. Michaels Stores, Inc. owns and operates a chain of retail specialty stores featuring a variety of

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $25,977,007
                                                            DSCR:    1.43x
                               WOODBURY CENTRE              LTV:     79.9%
--------------------------------------------------------------------------------

home decorations and arts and crafts items. The Company operates Michaels and Aaron Brothers stores in the US and Canada. As of February 1, 2003, there were 752 stores in operation in 48 states and Canada. Net sales increased 12.9% in fiscal 2002, to $2.9 billion, versus sales of $2.5 billion in fiscal 2001.

THE MARKET. Woodbury Centre is located in Central Valley, the Town of Woodbury, Orange County, New York and is considered part of the Newburgh MSA.

Both Orange County and the Newburgh MSA have experienced significant population increases during the past decade. The Appraiser reported the estimated 2001 population of the Newburgh MSA and Orange County at 396,339 and 348,314, respectively. Furthermore, the appraiser reported projected growth ranging from 3.2% for Central Valley to 8.2% for the Newburgh MSA from 2001 to 2006. The appraiser defined the primary trade area for Woodbury Centre to be an 8-mile radius; with the secondary trade area being a 10-mile radius. According to the 8-mile and 10-mile ring studies, the 2000 Census population were 67,030 and 125,072 respectively for Woodbury Centre's primary and secondary trade areas. The 2001 estimated median household income for the 8 and 10-mile radius were reported to be $73,655 and $74,004 respectively.

The overall surrounding neighborhood is an "exurban" residential area which has undergone transformation over the past 15 years to retail use as a result of the good highway access and visibility. The most significant development and competition in the area is Woodbury Common Premium Outlets, originally constructed in 1985 and later expanded in 1998. This center is a 841,000 sq. ft. factory outlet containing 216 stores on 90 acres (100% occupied). However, this center is also a retail draw for Woodbury Centre and is not direct competition given its outlet focus. Harriman Commons, anchored by Wal-Mart and Home Depot (on ground leases) and BJ's Wholesale Club, is a 459,456 sq. ft. center located within a mile west of Woodbury Centre. Harriman Commons' location is an inferior retail location due to poor visibility and its greater distance from Route 32 and the NY State Thruway. The overall occupancy for the market, as of November 2002, was 96%, with rents ranging from $4 - $15.00 for anchor tenants, $20 - $25.00 for in-line and $20 - $25.00 or outpads.

PROPERTY MANAGEMENT. The property is managed by The Dagar Group Ltd., which was established in 1988 and is the exclusive leasing and managing agent for over 2,000,000 sq. ft. of commercial property. The Dagar Group Ltd. leases and manages enclosed malls, shopping centers, and retail and office complexes throughout the Northeast and in particular Dutchess, Orange, Westchester, Ulster and Putnam Counties.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $25,977,007
                                                            DSCR:    1.43x
                               WOODBURY CENTRE              LTV:     79.9%
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

   WOODBURY CENTRE
    2236 Route 17
Central Valley, NY 10917



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $22,934,965
                                                            DSCR:    1.24x
                              WIENER PORTFOLIO II           LTV:     79.1%
--------------------------------------------------------------------------------



          [GRAPHIC OMITTED]                     [GRAPHIC OMITTED]


       4360 Baychester Avenue                 87-50 Kingston Place




          [GRAPHIC OMITTED]                     [GRAPHIC OMITTED]


       2340 Valentine Avenue                  241 West 13th Street



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2


--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $22,934,965
                                                            DSCR:    1.24x
                              WIENER PORTFOLIO II           LTV:     79.1%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:            GACC

  LOAN PURPOSE:           Refinance

  ORIGINAL PRINCIPAL
    BALANCE:              $22,960,000

  CUT-OFF PRINCIPAL
    BALANCE:              $22,934,965

  % BY INITIAL UPB:       1.94%

  INTEREST RATE:          4.890000%

  PAYMENT DATE:           1st of each month

  FIRST PAYMENT DATE:     August 1, 2003

  MATURITY DATE:          July 1, 2008

  AMORTIZATION:           360 Months

  CALL PROTECTION:        Lockout for 24 months from securitization date,
                          then defeasance is permitted. On and after April 1, 2008, prepayment can be made without penalty.

  SPONSOR:                Joel Wiener

  BORROWER:               Kingston Place Realty Co., LLC, 2340
                          Valentine Avenue Realty Co., LLC, 241 Realty
                          Co., LLC, 63-94 Austin Realty, LLC and 43-60
                          Baychester, LLC

  ADDITIONAL FINANCING:   None

  LOCKBOX:                None

  INITIAL RESERVES:       Tax:             $359,818
                          Insurance:       $96,102
                          Engineering:     $16,000

  MONTHLY RESERVES:       Tax:             $47,505
                          Insurance:       $8,009
                          Replacement:     $6,480
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
  LOAN BALANCE / UNIT:        $73,746
  BALLOON BALANCE / UNIT:     $67,985
  LTV:                          79.1%
  BALLOON LTV:                  72.9%
  DSCR:                         1.24x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:       Portfolio

  PROPERTY TYPE:                  Multifamily

  COLLATERAL:                     Fee simple interest in five
                                  multifamily properties containing
                                  a total of 311 units located
                                  around New York City, New York.

  LOCATION:                       Various (New York)

  YEAR BUILT / RENOVATED:         1904 - 1967 / 1986 - 2001

  COLLATERAL PORTFOLIO UNITS:     311

  PROPERTY MANAGEMENT:            Pinnacle Managing Co. LLC, an
                                  affiliate of the Borrower.

  PORTFOLIO OCCUPANCY (AS OF
    03/28/03):                    98.7%

  PORTFOLIO UNDERWRITTEN NET      $1,804,403
    CASH FLOW:

  PORTFOLIO APPRAISED VALUE:      $29,000,000

  APPRAISAL DATE:                 April 2, 2003
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
                                         DESCRIPTION OF PROPERTY
        UNIT TYPE       NUMBER OF UNITS    AVERAGE SQUARE FEET/UNIT    PORTFOLIO AVERAGE RENT (PER MONTH)
-------------------------------------------------------------------------------------------------------------
  Studio                     32                     520                             $  783
-------------------------------------------------------------------------------------------------------------
  One Bedroom                178                    723                             $  805
-------------------------------------------------------------------------------------------------------------
  Two Bedroom                96                     839                             $  976
-------------------------------------------------------------------------------------------------------------
  Three Bedroom               5                    1,050                            $1,008
-------------------------------------------------------------------------------------------------------------
  TOTAL / WTD. AVG.          311                    743                             $  859
-------------------------------------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $22,934,965
                                                            DSCR:    1.24x
                              WIENER PORTFOLIO II           LTV:     79.1%
--------------------------------------------------------------------------------

THE WIENER PORTFOLIO II LOAN

THE LOAN. The Wiener Portfolio II Loan is secured by a first mortgage on five multifamily properties containing a total of 311 units located in various boroughs in New York City, New York.

THE BORROWERS. The Borrower consists of five single-purpose, bankruptcy-remote entities with an independent director and for which a non-consolidation opinion was obtained. The loan sponsor is Joel Wiener, a successful owner/manager of over 9,000 apartment units located primarily in four of the five New York City boroughs of Manhattan, Queens, Brooklyn and the Bronx. Mr. Wiener has been in the real estate business for over 40 years. Mr. Wiener, who has owned the subject properties since at least 1998, had a net worth of $124 million including cash and marketable securities of over $15.15 million as of December 31, 2001.

THE PROPERTIES. Collateral for the loan consists of five brick apartment buildings ranging from three to seven stories in height and containing between 30 and 85 residential units. There are 32 studio units, 178 one-bedroom units, 96 two-bedroom units, and 5 three-bedroom units. In addition to residential apartment units, one of the subject buildings features 16 office units. All of the properties are located in heavily populated residential areas with convenient supporting retail establishments. In addition, all of the properties enjoy convenient access to major highways and various forms of public transportation, allowing for an easy commute to local employment centers as well as to Long Island, New Jersey and the other Boroughs of New York City.

THE MARKET. All of the five properties are located in densely populated residential areas with high multifamily market occupancy rates (exceeding 95% occupied). Eight units are rent controlled, and 290 are rent stabilized. Rents at all of the portfolio properties are approximately 34% below market. The below market rents represent upside potential as the landlord is able to increase rents (subject to rent control guidelines) as units are vacated. Average monthly rents for studio units at the 5 subject properties range from $717 to $1,195, average monthly rents for one-bedroom units range from $756 to $1,256, average monthly rents for two-bedroom units range from $810 to $1,483, only one of the subject properties features three-bedroom units and the average monthly rent is $1,008. One of the subject properties contains 16 office tenants on the ground floor with rent ranging from $10.00psf to $26.35psf and averaging $18.59psf. Comparable office properties have rents ranging from $16.36psf to $29.00psf while office rents within the subject's market area range from $18.00psf to $30.00psf. Office space rental rates at the subject are either below or within the market range.

PROPERTY MANAGEMENT. The properties are managed by Pinnacle Managing Co. LLC, a company founded by Mr. Wiener. The Pinnacle Group was founded in 1959 and currently manages nearly 100 properties totaling over 9,000 residential units in the New York area (primarily in the four boroughs excluding Staten Island). Joel Wiener has been involved in real estate for over 40 years and has built a strong organization that employs approximately 300 people who manage and maintain his portfolio of properties. The Pinnacle Group only manages properties owned by Mr. Wiener.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $22,934,965
                                                            DSCR:    1.24x
                              WIENER PORTFOLIO II           LTV:     79.1%
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

2340 VALENTINE AVENUE
Bronx, NY 10458

4360 BAYCHESTER AVENUE
Bronx, NY 10466

241 WEST 13TH STREET
New York, NY 10011

87-50 KINGSTON PLACE
Jamaica, NY 11432

63-70 AUSTIN STREET
Rego Park, NY 11374


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2


--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET     TMA BALANCE:  $22,826,130
                                                       TMA DSCR(1):  4.13x
                              WELLBRIDGE PORTFOLIO     TMA LTV(1):   32.9%
--------------------------------------------------------------------------------




            [GRAPHIC OMITTED]                       [GRAPHIC OMITTED]




                                [GRAPHIC OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2


--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET     TMA BALANCE:  $22,826,130
                                                       TMA DSCR(1):  4.13x
                              WELLBRIDGE PORTFOLIO     TMA LTV(1):   32.9%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:             BofA

  LOAN PURPOSE:            Refinance

  SHADOW RATING (F/M):     AAA/Aa3

  ORIGINAL TMA
    BALANCE:               $22,900,000

  CUT-OFF TMA BALANCE:     $22,826,130

  % BY INITIAL UPB:        1.93%

  TMA INTEREST RATE:       7.476032%(2)

  PAYMENT DATE:            1st of each month

  FIRST PAYMENT DATE:      April 1, 2003

  MATURITY DATE:           March 1, 2013

  AMORTIZATION:            360 months

  CALL PROTECTION:         Lockout for 24 months from
                           securitization date, then defeasance
                           permitted. On and after January 1, 2013, prepayment can be made without penalty.

  SPONSORS:                Corporate Property Associates 15, Inc.,
                           Corporate Property Associates 14, Inc.,
                           Corporate Property Associates 12, Inc., CIP

  BORROWER:                WELL-PROP (MULTI), LLC, a single purpose,
                           bankruptcy remote entity

  PARI PASSU DEBT:         $25,417,743 A-1 note and $9,967,742 A-2
                           note, shadow rated AAA/Aa3 (F/M), both held outside of trust.

  SUBORDINATE DEBT:        $29,741,652 B-note held outside of trust.

  CURRENT MEZZANINE
    DEBT:                  $19,553,359

  LOCKBOX:                 Hard

  INITIAL RESERVES:        Tax:                           $1,370,938
                           Insurance:                     $1,000,000
                           Engineering:                   $772,500

  MONTHLY RESERVES:        Tax:                           $258,030
                           Replacement:                   $451,595
                           Ground Rent (Boca Raton):      $5,215
--------------------------------------------------------------------------------

-----------------
(1) The subject $22,826,130 represents the A-3 note in a loan with a cut-off balance of $87,953,267. An A-1 note (with a cut-off date loan amount of $25,417,743) and an A-2 note (with a cut-off date loan amount of $9,967,742) are pari passu with such A-3 note, and a B note (with a cut-off date loan balance of $29,741,652) is subordinate to the A-1, A-2 and A-3 notes. Only the A-3 note is included in the trust fund. All Loan/Balloon Balance/ sq.ft., LTV, Balloon LTV and DSCR calculations are based on the combined A-1, A-2 and A-3 notes.

(2) The TMA interest rate for the senior portion of the loan is 7.47603187926747%.

(3) Had the Underwritten DSCR been calculated based only on the loan payments due under the master lease for the Wellbridge Mortgage Loan, the Underwritten DSCR would be 3.74x.


--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                               TRUST
                               MORTGAGE
                               ASSET(1)           FIRST MORTGAGE
                               --------           ------------------
  LOAN BALANCE / SQ.FT.:        $35.29            $53.31
  BALLON BALANCE / SQ.FT.:      $30.57            $46.19
  LTV:                          32.9%             49.7%
  BALLOON LTV:                  28.5%             43.1%
  DSCR:                         4.13x(3)          2.99x
  SHADOW RATING (F / M):        AAA/Aa3
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:      Portfolio of fifteen Health Clubs

  PROPERTY TYPE:                 Other

  COLLATERAL:                    Fifteen health clubs in 4 states.

  LOCATION:                      Various (FL,MA,MN,NM)

  YEARS BUILT / RENOVATED:       1968-1991 / 1979-1992

  COLLATERAL PORTFOLIO AREA:     1,649,751 sq.ft.

  PROPERTY MANAGEMENT:           Wellbridge Club Management,Inc.

  PORTFOLIO UNDERWRITTEN NET
   CASH FLOW:                    $20,208,232

  PORTFOLIO APPRAISED VALUE:     $176,800,000

  APPRAISAL DATES:               Various (December 2002)
--------------------------------------------------------------------------------


This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET     TMA BALANCE:  $22,826,130
                                                       TMA DSCR(1):  4.13x
                              WELLBRIDGE PORTFOLIO     TMA LTV(1):   32.9%
--------------------------------------------------------------------------------


THE WELLBRIDGE PORTFOLIO LOAN


THE LOAN. The Wellbridge Whole Loan is secured primarily by a first priority mortgage on the fee and leasehold interests in the land and improvements known as Flagship Athletic Club located in Eden Prairie, Minnesota; Northwest Athletic Club -- St. Louis Park located in St. Louis Park, Minnesota; Northwest Athletic Club -- Crosstown located in Eden Prairie, Minnesota; Athletic Club Boca Raton located in Boca Raton, Florida; Northwest Athletic Club -- Moore Lake located in Fridley, Minnesota; Newton Athletic Club located in Newton, Massachusetts; New Mexico Sports & Wellness -- Riverpoint located in Albuquerque, New Mexico; New Mexico Sports & Wellness -- Highpoint located in Albuquerque, New Mexico; New Mexico Sports & Wellness -- Midtown located in Albuquerque, New Mexico; Northwest Athletic Club -- Normandale located in Bloomington, Minnesota; Harbour Island Athletic Club located in Tampa, Florida; Northwest Athletic Club -- Burnsville located in Burnsville, Minnesota; Northwest Athletic Club -- 98th Street located in Bloomington, Minnesota; Northwest Athletic Club -- Highway 100 located in Brooklyn Center, Minnesota and Northwest Athletic Club -- Oakdale located in Minnetonka, Minnesota. The Wellbridge Whole Loan is represented by three senior notes that are pari passu in right of payment and one subordinate note, as further described in the Prospectus Supplement in "Description of the Mortgage Pool -- Split Loan Structure -- The Wellbridge Whole Loan".

THE BORROWER. The borrower, WELL-PROP (MULTI) LLC is a special purpose entity that is restricted by its organizational documents to owning and operating the Wellbridge Mortgaged Property and has two independent directors and a non-consolidation opinion. The Wellbridge Borrower is wholly owned by WELL-MEZ (MULTI) LLC.

W. P. Carey & CO. (WPC), the borrower's parent company and a real estate investment firm headquartered in New York City, is a leading provider of corporate real estate financing solutions. WPC currently controls over 550 commercial and industrial properties throughout the United States and Europe comprised of approximately 75,000,000 square feet of space (55% industrial/distribution, 30% office/research, 10% retail, and 5% hotel). As part of its management business, WPC provides asset management services to Carey Institutional Properties ("CIP") and the Corporate Property Associates ("CPA") series of publicly held non-traded REIT's that make up the $5 billion W.P. Carey Group.

THE PROPERTIES. The Wellbridge Portfolio consists of fifteen health and fitness clubs, with nine located in the Minneapolis-St. Paul MSA, three located in the Albuquerque MSA, two health and fitness clubs located in either the Tampa-St. Petersburg-Clearwater MSA or the Palm Beach MSA, and one health and fitness club in the Boston MSA. The average club size is 109,983 square feet (1,649,751 total portfolio) and the total acreage is 125.8 acres. Memberships at the fifteen clubs have been stable at approximately 55,000 members. The properties have been in operation for an average of 23 years and have 1980 as the average construction year.

The property amenities include indoor swimming pools, tennis courts, fitness floors for cardiovascular and circuit training, exercise studios, Pilates studios, personal training studios, indoor running tracks, massage rooms, tennis lounges, computer stations, vending areas, and men's and women's locker rooms with showers and steam rooms.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET     TMA BALANCE:  $22,826,130
                                                       TMA DSCR(1):  4.13x
                              WELLBRIDGE PORTFOLIO     TMA LTV(1):   32.9%
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------

                            COLLATERAL PROPERTY SUMMARIES
              PROPERTY                           ADDRESS                     CITY           STATE             MSA
------------------------------------------------------------------------------------------------------------------------
 ATHLETIC CLUB BOCA RATON       1499 Yamato Road                         Boca Raton          FL          Palm Beach

                                                                                                   Tampa-St. Petersburg-
 HARBOUR ISLAND ATHLETIC CLUB   900 South Harbour Island Boulevard         Tampa             FL          Clearwater

 NEWTON ATHLETIC CLUB           135 Wells Avenue                           Newton            MA            Boston

 FLAGSHIP ATHLETIC CLUB         755 Prairie Center Drive                Eden Prairie         MN     Minneapolis-St. Paul

 NORTHWEST ATHLETIC CLUB-

 ST. LOUIS PARK                 5525 Cedar Lake Road                   St. Louis Park        MN     Minneapolis-St. Paul

 NORTHWEST ATHLETIC CLUB-

 CROSSTOWN                      6233 Baker Road                         Eden Prairie         MN     Minneapolis-St. Paul

 NORTHWEST ATHLETIC CLUB-

 MOORE LAKE                     1200 Northeast Moore Lake Drive           Fridley            MN     Minneapolis-St. Paul

 NORTHWEST ATHLETIC CLUB-

 NORMANDALE                     6701 West 78th Street                   Bloomington          MN     Minneapolis-St. Paul

 NORTHWEST ATHLETIC CLUB-

 BURNSVILLE                     14600 Burnhaven Drive                    Burnsville          MN     Minneapolis-St. Paul

 NORTHWEST ATHLETIC CLUB-

 98TH STREET                    1001 West 98th Street                   Bloomington          MN     Minneapolis-St. Paul

 NORTHWEST ATHLETIC CLUB-

 HIGHWAY 100                    4001 Lake Breeze Avenue               Brooklyn Center        MN     Minneapolis-St. Paul

 NORTHWEST ATHLETIC CLUB-

 OAKDALE                        1201 South Ford Road                     Minnetonka          MN     Minneapolis-St. Paul

 NEW MEXICO SPORTS &

 WELLNESS-MIDTOWN               4100 Prospect Avenue Northeast          Albuquerque          NM          Albuquerque

 NEW MEXICO SPORTS &

 WELLNESS-HIGHPOINT             4300 Landau Street Northeast            Albuquerque          NM          Albuquerque

 NEW MEXICO SPORTS &

 WELLNESS-RIVERPOINT            9190 Coors Boulevard Northwest          Albuquerque          NM          Albuquerque
------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------
                                      YEAR
                                 BUILT/ YEAR    APPRAISAL    DATE OF
              PROPERTY            RENOVATED     VALUE ($)   VALUATION
----------------------------------------------------------------------------
 ATHLETIC CLUB BOCA RATON           1991      14,000,000   12/3/2002


 HARBOUR ISLAND ATHLETIC CLUB       1986       8,300,000   12/4/2002

 NEWTON ATHLETIC CLUB           1971 / 1992   12,000,000   12/3/2002

 FLAGSHIP ATHLETIC CLUB             1985      31,700,000   12/5/2002

 NORTHWEST ATHLETIC CLUB-

 ST. LOUIS PARK                     1972      26,600,000   12/5/2002

 NORTHWEST ATHLETIC CLUB-

 CROSSTOWN                          1987      21,900,000   12/2/2002

 NORTHWEST ATHLETIC CLUB-

 MOORE LAKE                         1990      15,200,000   12/4/2002

 NORTHWEST ATHLETIC CLUB-

 NORMANDALE                         1968       5,900,000   12/3/2002

 NORTHWEST ATHLETIC CLUB-

 BURNSVILLE                     1980 / 1985    5,800,000   12/3/2002

 NORTHWEST ATHLETIC CLUB-

 98TH STREET                    1978 / 1992    4,900,000   12/4/2002

 NORTHWEST ATHLETIC CLUB-

 HIGHWAY 100                        1985       2,000,000   12/3/2002

 NORTHWEST ATHLETIC CLUB-

 OAKDALE                        1971 / 1979     800,000    12/4/2002

 NEW MEXICO SPORTS &

 WELLNESS-MIDTOWN                   1977       9,100,000   12/3/2002

 NEW MEXICO SPORTS &

 WELLNESS-HIGHPOINT                 1974       8,900,000   12/3/2002

 NEW MEXICO SPORTS &

 WELLNESS-RIVERPOINT                1983       9,700,000   12/3/2002
----------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET     TMA BALANCE:  $22,826,130
                                                       TMA DSCR(1):  4.13x
                              WELLBRIDGE PORTFOLIO     TMA LTV(1):   32.9%
--------------------------------------------------------------------------------

THE MARKET. The properties are located in large metropolitan areas with a customer base generated from the surrounding suburban markets. Overall, each property's immediate area is inclusive of existing commercial and residential development which supports the athletic club facilities.

LESSEE/PROPERTY MANAGEMENT. The Wellbridge Portfolio property management company, Wellbridge Club Management, Inc. ("Wellbridge"), (seller/lessee and club operator/ property manager) originally known as Club Sports International, was founded in 1983 in Denver, Colorado. Wellbridge is the fourth largest national operator of athletic clubs, spas and fitness/wellness centers, with 45 properties in 16 markets, 5,000 employees and over 250,000 individual members. Wellbridge is a market leader in the preventative segment of the healthcare industry with its high-end clubs focusing on serving the needs and desires of an active but aging demographic population (ages 35+ and "baby boomers") and families versus the traditional industry niche of fitness-only facilities and a low price-point appeal to the 18-30 segment. Today, as a result of several years of acquisitions and development, Wellbridge owns, leases or manages a portfolio of more than 3.3 million square feet of club facilities ranging in size from 10,000 to 200,000 square feet. This portfolio includes mega clubs, full service spas, fitness centers, athletic clubs and hotel gyms.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS: The Wellbridge Whole Loan includes three senior notes that are pari passu in right of payment and one subordinate note having a Cut-off Date Balance of $29,741,652 that is subordinate in the right of payment to the three pari passu senior notes. For more information regarding the subordinate note and the rights of the subordinate noteholder see "Description of the Mortgage Pool--Split Loan Structure--The Wellbridge Whole Loan" and "Servicing Under the Pooling and Servicing Agreement--Rights of the Other Noteholders--Rights of the Holders of the Wellbridge Whole Loan" in the Prospectus Supplement. There is a mezzanine loan, having a Cut-off Date Balance of $19,553,359, that was made by iStar Finance Sub V LLC to WELL-MEZ (MULTI) LLC, which is the sole member of the borrower, WELL-PROP (MULTI) LLC.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS: Not Allowed.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET     TMA BALANCE:  $22,826,130
                                                       TMA DSCR(1):  4.13x
                              WELLBRIDGE PORTFOLIO     TMA LTV(1):   32.9%
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

WELLBRIDGE PROPERTY PORTFOLIO

 1. NORTHWEST ATHLETIC CLUB - MOORE LAKE, Fridley, MN
 2. NORTHWEST ATHLETIC CLUB - HIGHWAY 100, Brooklyn Center, MN
 3. NORTHWEST ATHLETIC CLUB - ST. LOUIS PARK, St. Louis Park, MN
 4. NORTHWEST ATHLETIC CLUB - OAKDALE, Minnetonka, MN
 5. NORTHWEST ATHLETIC CLUB - 98TH ST., Bloomington, MN
 6. NORTHWEST ATHLETIC CLUB - NORMANDALE, Bloomington, MN
 7. NORTHWEST ATHLETIC CLUB - BURNSVILLE, Burnsville, MN
 8. FLAGSHIP ATHLETIC CLUB - Eden Prairie, MN
 9. NORTHWEST ATHLETIC CLUB - CROSSTOWN, Eden Prairie, MN
10. NEW MEXICO SPORTS & WELLNESS - RIVERPOINT, Albuquerque, NM
11. NEW MEXICO SPORTS & WELLNESS - HIGHPOINT, Albuquerque, NM
12. NEW MEXICO SPORTS & WELLNESS - MIDTOWN, Albuquerque, NM
13. NEWTON ATHLETIC CLUB - Newton, MA
14. HARBOUR ISLAND ATHLETIC CLUB - Tampa, FL
15. ATHLETIC CLUB - Boca Raon, Boca Raton, FL

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $742,425,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2003-C2

                      STATEMENT REGARDING ASSUMPTIONS AS TO
               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The Information is provided solely by Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P.Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and prospectus supplement (the "Offering Documents") and the then current version of the Information. The Offering Documents contain data that is current as of their publication date and after publication may no longer be complete or current. Contact your registered representative for the Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the information.

Any pricing estimates an Underwriter has supplied at your request (a) represent its view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value such Underwriter assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that the Underwriters believe are reliable, but the Underwriters do not guarantee the accuracy of the underlying data or computations based thereon. The Underwriters and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. Each Underwriter acts as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. An Underwriter shall not be a fiduciary or advisor unless it has agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from your registered representative.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

PROSPECTUS


                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)


                       GE COMMERCIAL MORTGAGE CORPORATION
                                  (DEPOSITOR)

                               ----------------


GE Commercial Mortgage Corporation from time to time will offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust fund consisting primarily of a segregated pool of various types of multifamily or commercial mortgage loans, mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of mortgage loans and mortgage-backed securities.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

No series of certificates will represent an obligation of or interest in GE Commercial Mortgage Corporation, the Mortgage Asset Seller, the Underwriter or any of their affiliates. Neither the certificates of any series nor the assets in any trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related prospectus supplement. The assets in each trust fund will be held in trust for the benefit of the holders of the related series of certificates, as more fully described in this prospectus.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series, or, if it does develop, that it will continue.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                               ----------------


The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer certain of the certificates of any series through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under "Method of Distribution" and in the related prospectus supplement. We may retain or hold for sale one or more classes of a series of certificates. Offerings of certain classes of the certificates, if so specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Those offerings are not being made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the certificates of any series unless accompanied by the prospectus supplement for that series.


                  The date of this Prospectus is July 21, 2003

                               TABLE OF CONTENTS



Important Notice About Information Presented in this Prospectus and Each Accompanying
 Prospectus Supplement ...................................................................     5
SUMMARY OF PROSPECTUS ....................................................................     6
RISK FACTORS .............................................................................    14
 Limited Liquidity of Your Certificates ..................................................    14
 Limited Assets of Each Trust Fund .......................................................    14
 Prepayment Considerations; Variability in Average Life of Offered Certificates; Special
   Yield Considerations ..................................................................    15
 Limited Nature of Ratings ...............................................................    16
 Risks Associated with Certain Mortgage Loans and Mortgaged Properties ...................    17
 Borrowers May Be Unable to Make Balloon Payments ........................................    19
 Credit Support Limitations ..............................................................    19
 Leases and Rents ........................................................................    20
 Environmental Risks .....................................................................    20
 Special Hazard Losses ...................................................................    21
 Some Certificates May Not Be Appropriate for ERISA Plans ................................    21
 Certain Federal Tax Considerations Regarding Residual Certificates ......................    21
 Certain Federal Tax Considerations Regarding Original Issue Discount ....................    22
 Bankruptcy Proceedings Entail Certain Risks .............................................    22
 Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment ..........    23
 Delinquent and Non-Performing Mortgage Loans ............................................    23
DESCRIPTION OF THE TRUST FUNDS ...........................................................    24
 General .................................................................................    24
 Mortgage Loans ..........................................................................    24
 MBS .....................................................................................    28
 Certificate Accounts ....................................................................    29
 Credit Support ..........................................................................    29
 Cash Flow Agreements ....................................................................    29
YIELD AND MATURITY CONSIDERATIONS ........................................................    30
 General .................................................................................    30
 Pass-Through Rate .......................................................................    30
 Payment Delays ..........................................................................    30
 Certain Shortfalls on Collections of Interest ...........................................    30
 Yield and Prepayment Considerations .....................................................    31
 Weighted Average Life and Maturity ......................................................    32
 Controlled Amortization Classes and Companion Classes ...................................    33
 Other Factors Affecting Yield, Weighted Average Life and Maturity .......................    34
THE DEPOSITOR ............................................................................    36
USE OF PROCEEDS ..........................................................................    36
DESCRIPTION OF THE CERTIFICATES ..........................................................    37
 General .................................................................................    37
 Distributions ...........................................................................    37
 Distributions of Interest on the Certificates ...........................................    38
 Distributions of Principal on the Certificates ..........................................    39
 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
   Equity Participations .................................................................    40
 Allocation of Losses and Shortfalls .....................................................    40
 Advances in Respect of Delinquencies ....................................................    40
 Reports to Certificateholders ...........................................................    41

 Voting Rights ...........................................................   42
 Termination .............................................................   42
 Book-Entry Registration and Definitive Certificates .....................   43
DESCRIPTION OF THE POOLING AGREEMENTS ....................................   45
 General .................................................................   45
 Assignment of Mortgage Loans; Repurchases ...............................   45
 Representations and Warranties; Repurchases .............................   46
 Collection and Other Servicing Procedures ...............................   47
 Sub-Servicers ...........................................................   47
 Special Servicers .......................................................   48
 Certificate Account .....................................................   48
 Modifications, Waivers and Amendments of Mortgage Loans .................   51
 Realization Upon Defaulted Mortgage Loans ...............................   51
 Hazard Insurance Policies ...............................................   53
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................   54
 Servicing Compensation and Payment of Expenses ..........................   54
 Evidence as to Compliance ...............................................   55
 Certain Matters Regarding the Master Servicer and the Depositor .........   55
 Events of Default .......................................................   56
 Rights Upon Event of Default ............................................   57
 Amendment ...............................................................   57
 List of Certificateholders ..............................................   58
 The Trustee .............................................................   58
 Duties of the Trustee ...................................................   58
 Certain Matters Regarding the Trustee ...................................   59
 Resignation and Removal of the Trustee ..................................   59
DESCRIPTION OF CREDIT SUPPORT ............................................   60
 General .................................................................   60
 Subordinate Certificates ................................................   60
 Cross-Support Provisions ................................................   61
 Insurance or Guarantees with Respect to Mortgage Loans ..................   61
 Letter of Credit ........................................................   61
 Certificate Insurance and Surety Bonds ..................................   61
 Reserve Funds ...........................................................   61
 Credit Support with Respect to MBS ......................................   62
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ..................................   63
 General .................................................................   63
 Types of Mortgage Instruments ...........................................   63
 Leases and Rents ........................................................   63
 Personalty ..............................................................   64
 Foreclosure .............................................................   64
 Bankruptcy Laws .........................................................   67
 Environmental Risks .....................................................   70
 Due-on-Sale and Due-on-Encumbrance ......................................   72
 Subordinate Financing ...................................................   72
 Default Interest and Limitations on Prepayments .........................   72
 Applicability of Usury Laws .............................................   73
 Soldiers' and Sailors' Civil Relief Act of 1940 .........................   73
 Type of Mortgaged Property ..............................................   73
 Americans with Disabilities Act .........................................   74

 Forfeitures In Drug, RICO and Money Laundering Violations .......................     74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..........................................     75
 Federal Income Tax Consequences for REMIC Certificates ..........................     75
 Taxation of Regular Certificates ................................................     78
 Taxation of Residual Certificates ...............................................     85
 Taxes That May Be Imposed on the REMIC Pool .....................................     92
 Liquidation of the REMIC Pool ...................................................     93
 Administrative Matters ..........................................................     93
 Limitations on Deduction of Certain Expenses ....................................     93
 Taxation of Certain Foreign Investors ...........................................     94
 Backup Withholding ..............................................................     95
 Reporting Requirements ..........................................................     95
 Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is
   Made ..........................................................................     97
 Standard Certificates ...........................................................     97
 Stripped Certificates ...........................................................    100
 Reporting Requirements and Backup Withholding ...................................    103
 Taxation of Certain Foreign Investors ...........................................    103
STATE AND OTHER TAX CONSIDERATIONS ...............................................    104
CERTAIN ERISA CONSIDERATIONS .....................................................    105
 General .........................................................................    105
 Plan Asset Regulations ..........................................................    105
 Administrative Exemptions .......................................................    106
 Insurance Company General Accounts ..............................................    106
 Unrelated Business Taxable Income; Residual Certificates ........................    106
LEGAL INVESTMENT .................................................................    107
METHOD OF DISTRIBUTION ...........................................................    109
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ................................    110
LEGAL MATTERS ....................................................................    111
FINANCIAL INFORMATION ............................................................    111
RATING ...........................................................................    111
INDEX OF PRINCIPAL DEFINITIONS ...................................................    112

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.


     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.


     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 112 in this prospectus.


     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to GE Commercial Mortgage Corporation.
                               ----------------


     If you require additional information, the mailing address of our principal executive offices is GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, and telephone number is (203) 357-4000.

                             SUMMARY OF PROSPECTUS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS WELL AS THE TERMS AND PROVISIONS OF THE RELATED POOLING AND SERVICING AGREEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES. AN INDEX OF PRINCIPAL DEFINITIONS IS INCLUDED AT THE END OF THIS PROSPECTUS.

TITLE OF CERTIFICATES.........   Mortgage pass-through certificates, issuable
                                 in series.

DEPOSITOR.....................   GE Capital Commercial Mortgage Corporation is
                                 a wholly-owned subsidiary of General Electric
                                 Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services,
                                 Inc., the common stock of which is in turn wholly owned directly or indirectly by the General Electric Company.

MASTER SERVICER...............   The master servicer, if any, for a series of
                                 certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the Depositor or a special servicer.

SPECIAL SERVICER..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer.

TRUSTEE.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

THE TRUST ASSETS..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. MORTGAGE ASSETS............   The mortgage assets with respect to each
                                 series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                  o residential properties consisting of five
                                    or more rental or cooperatively-owned
                                    dwelling units or by shares allocable to a number of those units and the related leases; or

                                  o office buildings, shopping centers, retail
                                    stores and establishments, hotels or
                                    motels, nursing homes, hospitals or other health-care related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                                 Mortgage loans may be secured by properties backed by credit lease obligations of a tenant or net lease obligations guaranteed by another entity. Either the tenant or the guarantor will have a credit rating form a rating agency as described in the prospectus supplement. If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                  o may provide for no accrual of interest or
                                    for accrual of interest at a mortgage
                                    interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                  o may provide for level payments to maturity
                                    or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                                  o may be fully amortizing or partially
                                    amortizing or non-amortizing, with a
                                    balloon payment due on its stated maturity date;

                                  o may prohibit prepayments over its term or
                                    for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

                                  o may permit defeasance with non-callable
                                    U.S. Treasury securities or securities
                                    issued by government agencies; and

                                  o may provide for payments of principal,
                                    interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                                 Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                                  o private mortgage participations, mortgage
                                    pass-through certificates or other
                                    mortgage-backed securities, or

                                  o certificates insured or guaranteed by any
                                    of the Federal Home Loan Mortgage
                                    Corporation, the Federal National Mortgage
                                    Association, the Governmental National
                                    Mortgage Association or the Federal
                                    Agricultural Mortgage Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. CERTIFICATE ACCOUNT........   Each trust fund will include one or more
                                 certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this prospectus.

C. CREDIT SUPPORT.............   If so provided in the related prospectus
                                 supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                                 Factors--Credit Support Limitations",
                                 "Description of the

                                 Trust Funds--Credit Support" and "Description of Credit Support" in this prospectus.

D. CASH FLOW AGREEMENTS.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

DESCRIPTION OF CERTIFICATES...   We will offer certificates in one or more
                                 classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                  o are senior or subordinate to one or more
                                    other classes of certificates in
                                    entitlement to certain distributions on the certificates;

                                  o are principal-only certificates entitled to
                                    distributions of principal, with
                                    disproportionately small, nominal or no
                                    distributions of interest;

                                  o are interest-only certificates entitled to
                                    distributions of interest, with
                                    disproportionately small, nominal or no
                                    distributions of principal;

                                  o provide for distributions of interest on,
                                    or principal of, the certificates that
                                    begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                  o provide for distributions of principal of
                                    the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                  o provide for controlled distributions of
                                    principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                  o provide for distributions based on
                                    collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                 The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--Limited Assets of Each Trust Fund" and "Description of the Certificates" in this prospectus.


DISTRIBUTIONS OF INTEREST ON THE
 CERTIFICATES.................   Interest on each class of offered
                                 certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See
                                 "Risk Factors-- Prepayment Considerations;
                                 Variability in Average Life of Offered
                                 Certificates; Special Yield Considerations",
                                 "Yield and Maturity Considerations" and
                                 "Description of the Certificates--
                                 Distributions of Interest on the
                                 Certificates" in this prospectus.


DISTRIBUTIONS OF PRINCIPAL OF THE
 CERTIFICATES.................   Each class of certificates of each series,
                                 other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                 Distributions of principal with respect to one or more classes of certificates may:

                                  o be made at a rate that is faster, and, in
                                    some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                  o or may be made at a rate that is slower,
                                    and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                  o not commence until the occurrence of
                                    certain events, such as the retirement of one or more other classes of certificates of the same series;

                                  o be made, subject to certain limitations,
                                    based on a specified principal payment
                                    schedule resulting in a controlled
                                    amortization class of certificates; or

                                  o be contingent on the specified principal
                                    payment schedule for a controlled
                                    amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                                 Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates-- Distributions of Principal on the Certificates" in this prospectus.

ADVANCES......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

TERMINATION...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement.
                                 See "Description of the Certificates--
                                 Termination" in this prospectus.

REGISTRATION OF BOOK-ENTRY
 CERTIFICATES.................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES.................   The federal income tax consequences to
                                 certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this prospectus.

CERTAIN ERISA CONSIDERATIONS...  If you are a fiduciary of any employee benefit plans or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code or materially similar provisions of applicable federal, state or local law, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under ERISA, the Internal Revenue Code or applicable similar law. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

LEGAL INVESTMENT..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus and in the related prospectus supplement.

RATING........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

LIMITED LIQUIDITY OF YOUR CERTIFICATES

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates-- Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

    o The perceived liquidity of the certificates;

    o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

    o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

    o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

LIMITED ASSETS OF EACH TRUST FUND

     Unless otherwise specified in the related prospectus supplement,

    o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

    o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

    o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

    o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

LIMITED NATURE OF RATINGS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability:

    o that principal prepayments on the related mortgage loans will be made;

    o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

    o of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

    o Changes in general or local economic conditions and/or specific industry segments;

    o Declines in real estate values;

    o Declines in rental or occupancy rates;

    o Increases in interest rates, real estate tax rates and other operating expenses;

    o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

    o Acts of God; and

    o Other factors beyond the control of a master servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

    o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

    o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

    o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

    o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o Construction of competing hotels or resorts;

    o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

    o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.


BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

    o The value of the related mortgaged property;

    o The level of available mortgage interest rates at the time of sale or refinancing;

    o The borrower's equity in the related mortgaged property;

    o The financial condition and operating history of the borrower and the related mortgaged property;

    o Tax laws, rent control laws, with respect to certain residential properties;

    o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

    o Prevailing general economic conditions; and

    o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the Depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.


CREDIT SUPPORT LIMITATIONS

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support" in this prospectus.


LEASES AND RENTS

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.


ENVIRONMENTAL RISKS

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed. Two methods to attempt to reduce the trust's potential exposure to cleanup costs are to establish reserves for cleanup costs when they can be anticipated and estimated, or to designate the trust as the named insured in specialized environmental insurance that is designed for secured lenders. However, there can be no assurance that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.


SPECIAL HAZARD LOSSES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

    o fire;

    o lightning;

    o explosion;

    o smoke;

    o windstorm and hail; and

    o riot, strike and civil commotion.

     Each policy is subject to the conditions and exclusions specified in that policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.


SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

    o generally, will not be subject to offset by losses from other activities;

    o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

    o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

    o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

    o reduce monthly payments due under a mortgage loan;

    o change the rate of interest due on a mortgage loan; or

    o otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT


     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

    o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

    o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

    o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

    o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of (1) various types of multifamily or commercial mortgage loans, (2) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS. GE Commercial Mortgage Corporation (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor, the Mortgage Asset Seller, the Underwriters or any of their affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of:

    o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

    o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period or an annualized rent roll to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

    o non-cash items such as depreciation and amortization,

    o capital expenditures, and

    o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

    o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

    o the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal or market study obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

    o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

    o the cost replacement method which calculates the cost of replacing the property at that date,

    o the income capitalization method which projects value based upon the property's projected net cash flow, or

    o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan

    o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

    o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

    o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

    o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

    o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.


     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.


     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

    o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

    o the type or types of property that provide security for repayment of the mortgage loans,

    o the earliest and latest origination date and maturity date of the mortgage loans,

    o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

    o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

    o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

    o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

    o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

    o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

    o the geographic distribution of the Mortgaged Properties on a state-by-state basis.


     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

    o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

    o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

    o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

    o the original and remaining term to stated maturity of the MBS, if applicable,

    o the pass-through or bond rate of the MBS or the formula for determining the rates,

    o the payment characteristics of the MBS,

    o the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

    o a description of the credit support, if any,

    o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

    o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

    o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

    o the characteristics of any cash flow agreements that relate to the MBS.


     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the Depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support" in this prospectus.


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


CERTAIN SHORTFALLS ON COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation SW#for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

    o the availability of mortgage credit,

    o the relative economic vitality of the area in which the Mortgaged Properties are located,

    o the quality of management of the Mortgaged Properties,

    o the servicing of the mortgage loans,

    o possible changes in tax laws and other opportunities for investment,

    o the existence of Lock-out Periods,

    o requirements that principal prepayments be accompanied by Prepayment Premiums, and

    o by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled


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

amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar", that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that


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

schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

(2) Excess Funds or (3) any other amounts described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.


                                 THE DEPOSITOR

     GE Commercial Mortgage Corporation, the Depositor, is a Delaware corporation organized on January 17, 2003. The Depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company. The Depositor maintains its principal office at 292 Long Ridge Road, Stamford, Connecticut 06927. Its telephone number is (203) 357-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

    o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

    o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

    o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

    o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

    o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

    o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

    o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

    o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity of Your Certificates" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either (1) based on the principal balances of some or all of the mortgage assets in the related trust fund, (2) equal to the principal balances of one or more other classes of certificates of the same series or (3) an amount or amounts specified in the applicable prospective supplement. Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" and "Yield and Maturity Considerations" in this prospectus.


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

    o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

    o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

    o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

    o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

    o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

    o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

    o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

    o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

    o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

    o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

    o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

    o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

    o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

    o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to

Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

    o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor, or

    o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.


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

                     DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, Attention:
President.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

    o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

    o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

    o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

    o the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with (1) the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund, (2) applicable law and (3) the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party.

     A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

   1. all payments on account of principal, including principal prepayments, on the mortgage loans;

   2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

   3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

   4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

   5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

   6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

   7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates-- Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

   8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

   9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

  10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

  11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

  12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.


     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

   1. to make distributions to the certificateholders on each distribution date;

   2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

   3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

   4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

   5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

   6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

   7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus;

   8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

   9. if described in the related prospectus supplement, to pay the fees of the trustee;

  10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

  11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

  12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

   13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

   14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

   15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

   16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

   17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

   18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

   19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan, (2) will not, in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on them and (3) will not adversely affect the coverage under any applicable instrument of credit support. Unless otherwise provided in the related prospectus supplement, a master servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable, (2) the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and (3) the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.


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

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     A Pooling Agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest on the certificates, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, a servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the applicable Servicing Standard, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will require that the servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any certificateholder) that constitutes a fair price for that defaulted mortgage loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the master servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if that action is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that Mortgaged Property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

   1. the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking those actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions; and

   2. there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which that action could be required, taking those actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.



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

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a trust fund as to which one or more REMIC elections have been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond that period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the servicer will generally be required to solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property. If the trust fund acquires title to any Mortgaged Property, the servicer, on behalf of the trust fund, generally must retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage that Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on the mortgage loan plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of that shortfall. The servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of those Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any Mortgaged Property suffers damage so that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect that restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (2) that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.


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

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.


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

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity serving as master servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling Agreement will permit the master servicer to resign from its obligations under the Pooling Agreement only upon (a) the appointment of, and the acceptance of that appointment by, a successor master servicer and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by that rating agency to any class of certificates of that series or (b) a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. This resignation will not become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related prospectus supplement, the master servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, neither the master servicer nor the Depositor will be protected against any breach of a representation, warranty or covenant made in the Pooling Agreement, or against any expense or liability that they are specifically required to bear pursuant to the terms of the Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their obligations or duties or by reason of reckless disregard of those obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that the master servicer, the

Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. However, the indemnification will not extend to any loss, liability or expense

    o that one or both of them are specifically required to bear pursuant to the terms of the Pooling Agreement, or is incidental to the performance of their obligations and duties and is not otherwise reimbursable pursuant to the Pooling Agreement;

    o incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement;

    o incurred by reason of misfeasance, bad faith or negligence in the performance of their obligations or duties under that the Pooling Agreement, or by reason of negligent disregard of those obligations or duties; or

    o incurred in connection with any violation of any state or federal securities law.

     In addition, each Pooling Agreement will provide that neither the master servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of that action, and any liability resulting from that action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer or the Depositor, as the case may be, will be entitled to charge the related certificate account for those legal costs and expenses. Any person into which the master servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the Depositor is a party, or any person succeeding to the business of the master servicer or the Depositor, will be the successor of the master servicer or the Depositor, as the case may be, under the related Pooling Agreement.


EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, "Events of Default" under the related Pooling Agreement will include

    o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of the failure has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series;

    o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series; and

    o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.


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

     Material variations to the foregoing Events of Default (other than to add to them or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer under a Pooling Agreement, then, in each and every case, so long as the Event of Default remains unremedied, the Depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement. Upon termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Pooling Agreement (except that if the master servicer is required to make advances regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer under the Pooling Agreement. Pending that appointment, the trustee will be obligated to act in that capacity.

     No certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders of the same series entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series shall have made written request upon the trustee to institute that proceeding in its own name as trustee and shall have offered to the trustee reasonable indemnity, and the trustee for sixty days (or other period specified in the related prospectus supplement) shall have neglected or refused to institute that proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that action.

AMENDMENT

     Each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates,

   1. to cure any ambiguity,

   2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

   3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

   4. to comply with any requirements imposed by the Code, or

   5. for any other purpose;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the


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

trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate, (2) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class or (3) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series. Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.


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

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

    o the nature and amount of coverage under the credit support,

    o any conditions to payment under the credit support not otherwise described in this prospectus,

    o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

    o the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

    o a brief description of its principal business activities;

    o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

    o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

    o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support Limitations" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.


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

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the


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

amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.


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

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.


GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan


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security, the borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws" below.


PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are


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

suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration", which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of


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bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a


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corresponding partial reduction of the amount of lender's security interest)
pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the


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lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be



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construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response and Liability Act of 1980, as amended (also known as CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

    o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

    o may result in a release or threatened release of any hazardous material, or

    o may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the


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laws of some states and under CERCLA, a lender may become liable as an "owner"
or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemptionsecured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in this prospectus.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's


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repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


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APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing


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homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

   1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

   2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.


AMERICANS WITH DISABILITIES ACT


     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA "), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.


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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.


FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES


General

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (1) the making of an election,
(2) compliance with the Pooling Agreement and (3) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.


Status of REMIC Certificates

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and


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

income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860(G)(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (1) the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (2) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes

    o a mortgage in default or as to which default is reasonably foreseeable,


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

    o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

    o a mortgage that was fraudulently procured by the mortgagor, and

    o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue


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

regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES


General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.


Original Issue Discount

     Accrual certificates and principal-only and interest-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first


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distribution date. The stated redemption price at maturity of a Regular
Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

   1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the


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      Regular Certificate during the accrual period that are included in the
      Regular Certificate's stated redemption price at maturity, over

   2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on (1) the yield to maturity of the Regular Certificate at the issue date, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period and (3) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.


Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.


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

Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.


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

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.


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

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code
Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.


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

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

   1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

   2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

   3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect


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

losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES


Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (2) all bad loans will be deductible as business bad debts and (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular


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

Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income". The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.


Basis and Losses

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest, and you should consult your own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and


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

Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular
Certificates-- Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium", a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion", is


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

equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of
(1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on that Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of that Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     The Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes, (1) "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
Section 511, (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder


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who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. The Pooling Agreement with respect to each series of certificates will require upon transfer of a Residual Certificate: (1) a letter from the transferor that it conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) an affidavit from the transferee that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) an affidavit from the transferee that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. The transferor must have no actual knowledge or reason to know that those statements are false.


     In addition to the transferor's investigation of the transferee's financial condition and the transferee's two representations in the affidavit above, under the REMIC Regulations, an additional requirement must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer: Either


     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of:


       (i) the present value of any consideration given to the transferee to acquire the interest;


       (ii) the present value of the expected future distributions on the interest; and


       (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.


     For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or


   (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);


       (ii) the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and


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

       (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, or their political subdivisions, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to


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dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

     The IRS has issued regulations, the "Mark to Market Regulations", under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

   1. the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation,

   2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

   3. the receipt of compensation for services or

   4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Certificateholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call and (5) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate


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investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to


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

them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person. The IRS has issued final regulations which provide new procedures for satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.


Residual Certificates

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the



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conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of

Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.


                                       96
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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES


General

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees", below.


Tax Status

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

   1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.


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

   2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
      Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).


   3. Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860L(c).


Premium and Discount


     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.


     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.


     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.


     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.


     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.


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

Recharacterization of Servicing Fees

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.


Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code

Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Standard Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


STRIPPED CERTIFICATES


General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if (1) we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (2) the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above) and (3) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates


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

arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.


Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.


Taxation of Stripped Certificates

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.


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

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase. Holders that recognize a loss on a sale or exchange of a Stripped Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

   1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

   2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

   3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding tax at a rate of 28% (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations are proposed to be effective beginning January 1, 2004.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate and attributable to such mortgage loans also will be subject to federal income tax withholding at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.


                      STATE AND OTHER TAX CONSIDERATIONS


     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


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                         CERTAIN ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, any of these plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.


PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If that exemption might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.


INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code certain transactions in connection with the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of the Exemptions solely because they (1) are subordinated to other classes of certificates issued by the trust fund and/or (2) have not received the rating at the time of the acquisition from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings for application of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing that class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued regulations ("401(c) Regulations") to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. The 401(c) Regulations became effective on July 5, 2001. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA and the 401(c) Regulations.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of

Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators as specified in SMMEA, will qualify as "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

   1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

   3. through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     All or part of any class of offered certificates may be acquired by the Depositor or by an affiliate of the Depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 292 Long Ridge Road, Stamford, Connecticut 06927, Attention: President, or by telephone at (203) 357-4000. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange

Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                 LEGAL MATTERS


     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.


                             FINANCIAL INFORMATION


     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                    RATING


     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS




                                           PAGE
                                          -----
1998 Policy Statement .................    108
401(c) Regulations ....................    106
Accrual Certificates ..................     38
ADA ...................................     74
ARM Loans .............................     27
Bankruptcy Code .......................     65
Cash Flow Agreement ...................     29
Certificate Owner .....................     43
Code ..................................     42
Cooperatives ..........................     24
CPR ...................................     33
Definitive Certificates ...............     37
Depositor .............................     24
Determination Date ....................     30
Disqualified Organization .............    107
disqualified organizations ............     76
Distribution Date Statement ...........     41
DOL ...................................    105
DTC ...................................     37
Due Dates .............................     26
EDGAR .................................    110
Equity Participation ..................     27
Exemptions ............................    106
FAMC ..................................     28
FHLMC .................................     28
FNMA ..................................     28
Garn Act ..............................     72
GNMA ..................................     28
Indirect Participants .................     43
Insurance and Condemnation
Proceeds ..............................     49
L/C Bank ..............................     61
Liquidation Proceeds ..................     49
Mark to Market Regulations ............     92
MBS ...................................     24
MBS Agreement .........................     28
MBS Issuer ............................     28
MBS Servicer ..........................     28
MBS Trustee ...........................     28
Mortgage Asset Seller .................     24
Mortgage Notes ........................     24
Mortgaged Properties ..................     24
Mortgages .............................     24
NCUA ..................................    108
Net Leases ............................     25


                                           PAGE
                                          -----
Nonrecoverable Advance ................     40
Non-SMMEA Certificates ................    107
Non-U.S. Person .......................     94
OCC ...................................    108
OID Regulations .......................     78
Participants ..........................     43
Parties in Interest ...................    105
Pass-Through Entity ...................     89
Permitted Investments .................     48
Plans .................................    105
Pooling Agreement .....................     45
Prepayment Assumption .................     79
Prepayment Interest Shortfall .........     30
Prepayment Premium ....................     27
PTCE 95-60 ............................    106
Random Lot Certificates ...............     78
Record Date ...........................     38
Reform Act ............................     78
Registration Statement ................    110
Regular Certificates ..................     75
Related Proceeds ......................     40
Relief Act ............................     73
REMIC .................................     13
REMIC Certificates ....................     75
REMIC Pool ............................     75
REMIC Regulations .....................     75
REO Property ..........................     47
Residual Certificateholders ...........     85
Securities Act ........................    109
Senior Certificates ...................     37
Servicing Standard ....................     47
SMMEA .................................    107
SPA ...................................     33
Standard Certificates .................     97
Startup Day ...........................     76
Stripped Certificateholder ............    101
Stripped Certificates .................     97
Subordinate Certificates ..............     37
Sub-Servicing Agreement ...............     47
Title V ...............................     73
Treasury ..............................     75
Type IV securities ....................    108
U.S. Person ...........................     91
Warranting Party ......................     46

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













                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "GECMC2003-C2". The spreadsheet file "GECMC2003-C2" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.


NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.


----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                 --------------------------------------------

                               TABLE OF CONTENTS



PROSPECTUS SUPPLEMENT                             PAGE
Summary of Certificates ......................      S-7
Summary of Terms .............................      S-9
Risk Factors .................................     S-41
Description of the Mortgage Pool .............     S-72
Description of the Certificates ..............    S-132
Servicing Under the Pooling and Servicing
   Agreement .................................    S-165
Yield and Maturity Considerations ............    S-198
Certain Federal Income Tax Consequences ......    S-204
Method of Distribution .......................    S-206
Legal Matters  ...............................    S-207
Ratings ......................................    S-207
Legal Investment .............................    S-208
ERISA Considerations .........................    S-208
Index of Principal Definitions ...............    S-211
PROSPECTUS
Summary of Prospectus ........................        6
Risk Factors .................................       14
Description of the Trust Funds ...............       24
Yield and Maturity Considerations ............       30
The Depositor ................................       36
Use of Proceeds ..............................       36
Description of the Certificates ..............       37
Description of the Pooling Agreements ........       45
Description of Credit Support ................       60
Certain Legal Aspects of Mortgage Loans ......       63
Certain Federal Income Tax Consequences ......       75
State and Other Tax Considerations ...........      104
Certain ERISA Considerations .................      105
Legal Investment .............................      107
Method of Distribution .......................      109
Incorporation of Certain Information By
   Reference .................................      110
Legal Matters ................................      111
Financial Information ........................      111
Rating .......................................      111
Index of Principal Definitions ...............      112

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL NOVEMBER 10, 2003.

                           $742,425,000 (APPROXIMATE)



                                 GE COMMERCIAL
                              MORTGAGE CORPORATION
                                  (DEPOSITOR)


                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2003-C2







CLASS A-1 CERTIFICATES .........   $ 66,719,000
CLASS A-2 CERTIFICATES .........   $165,053,000
CLASS A-3 CERTIFICATES .........   $ 54,285,000
CLASS A-4 CERTIFICATES .........   $406,087,000
CLASS B CERTIFICATES ...........   $ 35,493,000
CLASS C CERTIFICATES ...........   $ 14,788,000

      ------------------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
      ------------------------------------------------------------------


                         BANC OF AMERICA SECURITIES LLC


                            DEUTSCHE BANK SECURITIES


                                   CITIGROUP


                                    JPMORGAN


                              MERRILL LYNCH & CO.





                                 JULY 29, 2003

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